                                                    FILED PURSUANT TO RULE 424B5
                                                 REGISTRATION NO.: 333-104283-24

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED FEBRUARY 7, 2005)

                          $1,426,446,000 (APPROXIMATE)
                     MORGAN STANLEY CAPITAL I TRUST 2005-IQ9
                                    AS ISSUER

                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR

                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                          IXIS REAL ESTATE CAPITAL INC.
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                   MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
                                    NCB, FSB
                      UNION CENTRAL MORTGAGE FUNDING, INC.
              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
                           WASHINGTON MUTUAL BANK, FA
                            AS MORTGAGE LOAN SELLERS

                                 ---------------

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-IQ9

                                 ---------------

     Morgan Stanley Capital I Inc. is offering selected classes of its Series
2005-IQ9 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be
241 seasoned and newly originated mortgage loans secured by first mortgage liens on commercial and multifamily properties. The Series 2005-IQ9 Certificates are not obligations of Morgan Stanley Capital I Inc., the sellers of the mortgage loans or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

     "IQ" is a service mark of Morgan Stanley representing financial investment in the field of commercial mortgage-backed securities collateralized by
"institutional quality" whole loans.

                                 ---------------

     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE S-34 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE
PROSPECTUS.

                                 ---------------

     Characteristics of the certificates offered to you include:

                APPROXIMATE INITIAL          INITIAL            PASS-THROUGH         RATINGS
    CLASS       CERTIFICATE BALANCE     PASS-THROUGH RATE     RATE DESCRIPTION     (S&P/FITCH)
------------   ---------------------   -------------------   ------------------   ------------

Class A-1           $ 62,100,000               3.99%                Fixed            AAA/AAA
Class A-2           $112,600,000               4.30%                Fixed            AAA/AAA
Class A-3           $194,700,000               4.54%                Fixed            AAA/AAA
Class A-4           $ 94,400,000               4.66%                Fixed            AAA/AAA
Class A-AB          $ 43,800,000               4.51%                Fixed            AAA/AAA
Class A-5           $446,242,000               4.70%                Fixed            AAA/AAA
Class A-1A          $271,561,000               4.66%                Fixed            AAA/AAA
Class A-J           $130,199,000               4.77%                Fixed            AAA/AAA
Class B             $ 32,550,000               4.86%                Fixed             AA/AA
Class C             $ 11,488,000               4.91%                Fixed            AA-/AA-
Class D             $ 26,806,000               5.00%                Fixed              A/A

                                 ---------------

     The certificate balances are approximate and may vary by up to 5%.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 ---------------

     Morgan Stanley & Co. Incorporated will act as sole lead manager and sole bookrunner and Greenwich Capital Markets, Inc. and IXIS Securities North America
Inc. will act as co-managers with respect to the offered certificates. Morgan
Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and IXIS Securities
North America Inc., the underwriters, will purchase the certificates offered to you from Morgan Stanley Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about February 24, 2005. Morgan
Stanley Capital I Inc. expects to receive from this offering approximately
$1,432,685,431, plus accrued interest from the cut-off date, before deducting expenses payable by Morgan Stanley Capital I Inc.

                                 ---------------

                                 MORGAN STANLEY

RBS GREENWICH CAPITAL                              IXIS SECURITIES NORTH AMERICA

                                February 15, 2005

                         MORGAN STANLEY CAPITAL I INC.

         Commercial Mortgage Pass-Through Certificates, Series 2005-IQ9
                      Geographic Overview of Mortgage Pool

WASHINGTON
2 properties
$7,235,030
0.5% of total

UTAH
8 properties
$17,306,788
1.1% of total

NEVADA
3 properties
$14,873,995
1.0% of total

NORTHERN CALIFORNIA
6 properties
$39,025,950
2.5% of total

SOUTHERN CALIFORNIA
15 properties
$165,096,589
10.8% of total

ARIZONA
7 properties
$51,904,329
3.4% of total

COLORADO
2 properties
$2,264,732
0.1% of total

NEW MEXICO
3 properties
$6,214,659
0.4% of total

KANSAS
1 property
$2,338,846
0.2% of total

TEXAS
23 properties
$294,371,426
19.2% of total

OKLAHOMA
3 properties
$47,561,169
3.1% of total

MISSISSIPPI
2 properties
$5,441,970
0.4% of total

ALABAMA
2 properties
$5,172,838
0.3% of total

KENTUCKY
1 property
$12,980,585
0.8% of total

TENNESSEE
2 properties
$7,348,662
0.5% of total

MONTANA
1 property
$2,219,709
0.1% of total

NORTH DAKOTA
1 property
$1,200,000
0.1% of total

IOWA
2 properties
$2,052,501
0.1% of total

MINNESOTA
5 properties
$12,169,414
0.8% of total

ILLINOIS
2 properties
$15,990,777
1.0% of total

WISCONSIN
3 properties
$14,819,296
1.0% of total

INDIANA
2 properties
$2,744,634
0.2% of total

MICHIGAN
4 properties
$13,863,484
0.9% of total

PENNSYLVANIA
4 properties
$21,262,814
1.4% of total

OHIO
7 properties
$19,323,170
1.3% of total

NEW YORK
70 properties
$454,235,611
29.7% of total

NEW HAMPSHIRE
1 property
$3,317,284
0.2% of total

MASSACHUSETTS
1 property
$24,050,000
1.6% of total

CONNECTICUT
1 property
$1,993,824
0.1% of total

NEW JERSEY
6 properties
$18,483,734
1.2% of total

DISTRICT OF COLUMBIA
2 properties
$16,409,533
1.1% of total

WEST VIRGINIA
2 properties
$5,109,371
0.3% of total

MARYLAND
6 properties
$31,810,155
2.1% of total

VIRGINIA
9 properties
$30,273,187
2.0% of total

NORTH CAROLINA
5 properties
$15,074,719
1.0% of total

SOUTH CAROLINA
3 properties
$13,622,617
0.9% of total

GEORGIA
12 properties
$46,680,399
3.0% of total

FLORIDA
17 properties
$80,524,871
5.3% of total

ALASKA
1 property
$5,385,748
0.4% of total

[ ] < 1.0% of Cut-Off Date Balance

[ ] 1.0% - 5.0% of Cut-Off Date Balance

[ ] 5.1% - 10.0% of Cut-Off Date Balance

[ ] > 10.0% of Cut-Off Date Balance

[PICTURE OMITTED]                       [PICTURE OMITTED]

125 PARK AVENUE, New York, NY           225 WEST BROADWAY, San Diego, CA

                                        [PICTURE OMITTED]

                                        CENTRAL MALL PORTFOLIO-CENTRAL MALL-PORT
                                        ARTHUR, Port Arthur, TX

[PICTURE OMITTED]                       [PICTURE OMITTED]

540 MADISON AVENUE, New York, NY        HULEN MALL, Fort Worth, TX

[PICTURE OMITTED]                       [PICTURE OMITTED]

                                        FESTIVAL AT HYANNIS, Hyannis, MA

                                        [PICTURE OMITTED]

                                        ELLIOT CORPORATE CENTER, Tempe, AZ

     [PICTURE OMITTED]                  [PICTURE OMITTED]

     400 MADISON AVENUE, NEW YORK, NY   PHOENIX APARTMENTS, Fresno, CA

[PICTURE OMITTED]

CORAM PLAZA, Coram, NY

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the certificates offered to you is contained in 2 separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                                   ----------

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     The Series 2005-IQ9 Certificates are not obligations of Morgan Stanley
Capital I Inc., the sellers or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

     In this prospectus supplement, the terms "depositor," "we" and "us" refer to Morgan Stanley Capital I Inc.

                                   ----------

     Morgan Stanley Capital I Inc. will not list the certificates offered to you on any national securities exchange or any automated quotation system of any registered securities association such as NASDAQ.

                                   ----------

     Until 90 days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                   ----------

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000
("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and,
as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within
Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial
Promotion) Order 2001 (all such persons together being referred to as "FPO
Persons"), and (B) if made by a person who is an authorized person under the
FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Market Act 2000 (Promotion of
Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

                                      S-3

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                      S-4

         Distributions of Prepayment Premiums and Yield Maintenance

     The Trustee, Fiscal Agent, Paying Agent, Certificate Registrar and
            Authenticating Agent ..........................................S-100
         The Trustee, Paying Agent, Certificate Registrar and

                                      S-5

SCHEDULE A - RATES USED IN DETERMINATION OF CLASS X-1 AND CLASS X-2 PASS

APPENDIX I - MORTGAGE POOL INFORMATION TOTAL POOL, LOAN GROUP 1 AND
   LOAN GROUP 2 .............................................................I-1
APPENDIX II - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS ................II-1
APPENDIX III - CERTAIN CHARACTERISTICS OF LOAN GROUP 2 ....................III-1

                                      S-6

                                EXECUTIVE SUMMARY

     This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING
AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                              CERTIFICATE STRUCTURE

---------------------------------------------------------------------------------------------------------------------
                                 APPROXIMATE     APPROXIMATE                   APPROXIMATE
                                   INITIAL         INITIAL                      PERCENT OF    WEIGHTED    PRINCIPAL
  APPROXIMATE                    CERTIFICATE    PASS-THROUGH      RATINGS         TOTAL        AVERAGE      WINDOW
CREDIT SUPPORT      CLASS          BALANCE          RATE        (S&P/FITCH)    CERTIFICATES  LIFE (YRS.)   (MONTHS)
---------------------------------------------------------------------------------------------------------------------

   20.000%        Class A-1      $62,100,000       3.99%          AAA/AAA           4.05%       2.62         1-58
---------------------------------------------------------------------------------------------------------------------
   20.000%        Class A-2     $112,600,000       4.30%          AAA/AAA           7.35%       4.95        58-60
---------------------------------------------------------------------------------------------------------------------
   20.000%        Class A-3     $194,700,000       4.54%          AAA/AAA          12.71%       6.81        80-89
---------------------------------------------------------------------------------------------------------------------
   20.000%        Class A-4      $94,400,000       4.66%          AAA/AAA           6.16%       8.36        92-102
---------------------------------------------------------------------------------------------------------------------
   20.000%        Class A-AB     $43,800,000       4.51%          AAA/AAA           2.86%       6.70        60-109
---------------------------------------------------------------------------------------------------------------------
   20.000%        Class A-5     $446,242,000       4.70%          AAA/AAA          29.13%       9.62       109-118
---------------------------------------------------------------------------------------------------------------------
   20.000%        Class A-1A    $271,561,000       4.66%          AAA/AAA          17.73%       8.83        1-119
---------------------------------------------------------------------------------------------------------------------
   11.500%        Class A-J     $130,199,000       4.77%          AAA/AAA           8.50%       9.93       119-128
---------------------------------------------------------------------------------------------------------------------
    9.375%         Class B       $32,550,000       4.86%           AA/AA            2.13%       11.33      128-143
---------------------------------------------------------------------------------------------------------------------
    8.625%         Class C       $11,488,000       4.91%          AA-/AA-           0.75%       11.97      143-145
---------------------------------------------------------------------------------------------------------------------
    6.875%         Class D       $26,806,000       5.00%            A/A             1.75%       12.32      145-149
---------------------------------------------------------------------------------------------------------------------
    5.875%         Class E       $15,317,000       5.11%           A-/A-            1.00%       12.50      149-152
---------------------------------------------------------------------------------------------------------------------
    4.875%         Class F       $15,318,000       5.34%         BBB+/BBB+          1.00%       12.77      152-156
---------------------------------------------------------------------------------------------------------------------
    4.125%         Class G       $11,488,000       5.51%          BBB/BBB           0.75%       13.26      156-161
---------------------------------------------------------------------------------------------------------------------
    3.000%         Class H       $17,232,000       5.44%         BBB-/BBB-          1.12%       13.77      161-172
---------------------------------------------------------------------------------------------------------------------
    ----          Class J-P      $45,953,421        ----           ----            ----         ----         ----
---------------------------------------------------------------------------------------------------------------------
    ----          Class X-1             ----        ----          AAA/AAA          ----         ----         ----
---------------------------------------------------------------------------------------------------------------------
    ----          Class X-2             ----        ----          AAA/AAA          ----         ----         ----
---------------------------------------------------------------------------------------------------------------------
    ----          Class X-Y             ----        ----          AAA/AAA          ----         ----         ----
---------------------------------------------------------------------------------------------------------------------

     o    The notional amount of the Class X-1 Certificates initially will be
          $1,531,754,421, the notional amount of the Class X-2 Certificates initially will be $1,491,944,000 and the notional amount of the Class
          X-Y Certificates initially will be $168,257,608.

     o    The percentages indicated under the column "Approximate Credit
          Support" with respect to the Class A-1, Class A-2, Class A-3, Class
          A-4, Class A-AB, Class A-5 and Class A-1A Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-3,
          Class A-4, Class A-AB, Class A-5 and Class A-1A Certificates in the
          aggregate.

     o    The initial certificate balance may vary by up to 5%.

     o    The Class X-1, Class X-2 and Class X-Y Certificates (together, the
          "Class X Certificates) and the Class E, Class F, Class G, Class H,
          Class J, Class K, Class L, Class M, Class N, Class O and Class P
          Certificates are not offered pursuant to this prospectus supplement.

     o    The pass-through rates for the Class A-1, Class A-2, Class A-3, Class
          A-4, Class A-AB, Class A-5, Class A-1A, Class A-J, Class B, Class C
          and Class D Certificates will be fixed at their respective per annum rates set forth above.

     o    For purposes of making distributions to the Class A-1, Class A-2,
          Class A-3, Class A-4, Class A-AB, Class A-5 and Class A-1A
          Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2.

     o    Loan group 1 will consist of 168 mortgage loans, representing approximately 82.3% of the initial outstanding pool balance. Loan group 2 will consist of 73 mortgage loans, representing approximately

                                      S-7

          17.7% of the initial outstanding pool balance, and approximately 62.4%
          of the principal balance of all the mortgage loans secured by multifamily properties.

     o    So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class
          A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class
          A-1A, Class X-1, Class X-2 and Class X-Y Certificates, interest distributions on the Class A-1, Class A-2, Class A-3, Class A-4, Class
          A-AB and Class A-5 Certificates will be based upon amounts available relating to mortgage loans in loan group 1, interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2 and interest distributions on the Class X-1, Class X-2 and Class X-Y Certificates will be based upon amounts available relating to all the mortgage loans in the mortgage pool. However, if on any distribution date, funds are insufficient to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-4,
          Class A-AB, Class A-5, Class A-1A, Class X-1, Class X-2 and Class X-Y
          Certificates, available funds will be allocated among all these classes pro rata in accordance with their interest entitlements for such distribution date, without regard to loan group.

     o    Generally, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB
          and Class A-5 Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate principal balance of the Class A-1A Certificates has been reduced to zero, and the Class
          A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balance of the Class A-5
          Certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the
          Class A-J through Class P Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class
          A-2, Class A-3, Class A-4, Class A-AB, Class A-5 and Class A-1A
          Certificates, pro rata.

     o    The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence.
          The weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans, (ii) no extensions of the maturity dates of the underlying mortgage loans that do not have anticipated repayment dates, (iii) payment in full on the "anticipated repayment date" or stated maturity date of each underlying mortgage loan, and
          (iv) a 0% CPR. See the assumptions set forth under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

     o    The Class EI Certificates represent beneficial ownership of certain excess interest in respect of mortgage loans having a
          hyper-amortization feature. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

     o    The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

    --------
             Offered certificates.
    --------
    --------
             Certificates not offered pursuant to this prospectus supplement.
    --------

                                      S-8

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING
OF THE OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE
ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

GENERAL...................................  Your certificates (along with the privately offered certificates) will
                                            represent beneficial interests in a
                                            trust created by Morgan Stanley
                                            Capital I Inc. on the closing date.
                                            All payments to you will come only
                                            from the amounts received in
                                            connection with the assets of the
                                            trust. The trust's assets will
                                            primarily be 241 mortgage loans
                                            secured by first mortgage liens on
                                            247 commercial and multifamily
                                            properties.

TITLE OF CERTIFICATES.....................  Commercial Mortgage Pass-Through
                                            Certificates, Series 2005-IQ9.

MORTGAGE POOL.............................  The mortgage pool consists of 241 mortgage loans with an aggregate
                                            principal balance of all mortgage
                                            loans as of February 1, 2005, of
                                            approximately $1,531,754,421, which
                                            may vary by up to 5%. Each mortgage
                                            loan requires scheduled payments of
                                            principal and/or interest to be made
                                            monthly. For purposes of those
                                            mortgage loans that have a due date
                                            on a date other than the first of
                                            the month, we have assumed that
                                            those mortgage loans are due on the
                                            first of the month for purposes of
                                            determining their cut-off dates and
                                            cut-off date balances.

                                            As of February 1, 2005, the balances
                                            of the mortgage loans in the
                                            mortgage pool ranged from
                                            approximately $174,710 to
                                            approximately $146,250,000 and the
                                            mortgage loans had an approximate
                                            average balance of $6,355,827.

                                            For purposes of calculating
                                            distributions on certain classes of
                                            certificates, the mortgage loans in
                                            the pool of mortgage loans backing
                                            the offered certificates will be
                                            divided into a loan group 1 and a
                                            loan group 2.

                                            Loan group 1 will consist of all of
                                            the mortgage loans that are secured
                                            by property types other than
                                            multifamily, together with 55
                                            mortgage loans secured by
                                            multifamily properties. Loan group 1
                                            will consist of 168 mortgage loans,
                                            with an initial outstanding loan
                                            group 1 balance of $1,260,193,084,
                                            which may vary up to 5%. Loan group
                                            1 represents approximately 82.3% of
                                            the initial outstanding pool
                                            balance.

                                            Loan group 2 will consist of 73 of
                                            the mortgage loans that are secured
                                            by multifamily properties and have
                                            an initial outstanding loan group 2
                                            balance of $271,561,337. Loan group
                                            2 represents approximately 17.7% of
                                            the initial outstanding pool balance
                                            and approximately 62.4% of the
                                            principal balance of all the
                                            mortgage loans secured by
                                            multifamily properties.

                                            As of February 1, 2005, the balances
                                            of the mortgage loans in loan group
                                            1 ranged from approximately $249,676
                                            to approximately $146,250,000 and
                                            the mortgage loans in loan group 1
                                            had an approximate average balance
                                            of $7,501,149. As of February 1,
                                            2005, the balances of the mortgage
                                            loans in loan group 2 ranged from
                                            approximately $174,710 to
                                            approximately $14,831,705 and the

                                      S-9

                                            mortgage loans in loan group 2 had
                                            an approximate average balance of
                                            $3,720,018.

                           RELEVANT PARTIES AND DATES

ISSUER....................................  Morgan Stanley Capital I Trust
                                            2005-IQ9.

DEPOSITOR.................................  Morgan Stanley Capital I Inc.

MASTER SERVICERS..........................  Wells Fargo Bank, National
                                            Association will act as general
                                            master servicer with respect to all
                                            of the mortgage loans in the trust
                                            other than the mortgage loans sold
                                            to us by NCB, FSB (the "NCB Mortgage
                                            Loans"). NCB, FSB will act as master
                                            servicer with respect to the NCB
                                            Mortgage Loans.

SPECIAL SERVICERS.........................  Midland Loan Services, Inc. will act as general special servicer with
                                            respect to all of the mortgage loans
                                            in the trust other than the
                                            residential cooperative mortgage
                                            loans. National Consumer Cooperative
                                            Bank will act as special servicer
                                            with respect to the residential
                                            cooperative mortgage loans.

PRIMARY SERVICERS.........................  Principal Global Investors, LLC with respect to those mortgage loans sold
                                            to us by Principal Commercial
                                            Funding, LLC, Babson Capital
                                            Management LLC, with respect to
                                            those mortgage loans sold to us by
                                            Massachusetts Mutual Life Insurance
                                            Company, Union Central Mortgage
                                            Funding, Inc. with respect to those
                                            mortgage loans sold to us by Union
                                            Central Mortgage Funding, Inc. and
                                            Washington Mutual Bank, FA, with
                                            respect to those mortgage loans sold
                                            to us by Washington Mutual Bank, FA.

TRUSTEE...................................  LaSalle Bank National Association.

FISCAL AGENT..............................  ABN AMRO Bank, N.V., a Netherlands
                                            banking corporation and indirect
                                            corporate parent of the Trustee.

PAYING AGENT..............................  LaSalle Bank National Association,
                                            which will also act as the
                                            certificate registrar. See
                                            "Description of the Offered
                                            Certificates--The Trustee, Fiscal
                                            Agent, Paying Agent, Certificate
                                            Registrar and Authenticating Agent"
                                            in this prospectus supplement.

OPERATING ADVISER.........................  The holders of certificates representing more than 50% of the
                                            aggregate certificate balance of the
                                            most subordinate class of
                                            certificates outstanding at any time
                                            of determination, or, if the
                                            certificate balance of that class of
                                            certificates is less than 25% of the
                                            initial certificate balance of that
                                            class, the next most subordinate
                                            class of certificates, may appoint a
                                            representative to act as operating
                                            adviser for the purposes described
                                            in this prospectus supplement. The
                                            initial operating adviser will be
                                            Citigroup Alternative Investments
                                            LLC.

SELLERS...................................  Morgan Stanley Mortgage Capital
                                            Inc., as to 6 mortgage loans (which
                                            include 6 mortgage loans in loan
                                            group 1), representing 23.4% of the
                                            initial outstanding pool balance
                                            (and representing 28.5% of the
                                            initial outstanding loan group 1
                                            balance).

                                            IXIS Real Estate Capital Inc., as to
                                            21 mortgage loans (which include 21
                                            mortgage loans in loan group 1),
                                            representing 18.2% of the initial
                                            outstanding pool balance (and
                                            representing 22.1% of the initial
                                            outstanding loan group 1 balance).

                                      S-10

                                            Principal Commercial Funding, LLC,
                                            as to 12 mortgage loans (which
                                            include 12 mortgage loans in loan
                                            group 1), representing 15.7% of the
                                            initial outstanding pool balance
                                            (and representing 19.1% of the
                                            initial outstanding loan group 1
                                            balance).

                                            Massachusetts Mutual Life Insurance
                                            Company, as to 49 mortgage loans
                                            (which include 1 mortgage loan in
                                            loan group 1 and 48 mortgage loans
                                            in loan group 2), representing 12.5%
                                            of the initial outstanding pool
                                            balance (and representing 0.3% of
                                            the initial outstanding loan group 1
                                            balance and 69.5% of the initial
                                            outstanding loan group 2 balance).

                                            NCB, FSB, as to 73 mortgage loans
                                            (which include 53 mortgage loans in
                                            loan group 1 and 20 mortgage loans
                                            in loan group 2), representing 12.2%
                                            of the initial outstanding pool
                                            balance (and representing 9.9% of
                                            the initial outstanding loan group 1
                                            balance and 22.6% of the initial
                                            outstanding loan group 2 balance).

                                            Union Central Mortgage Funding,
                                            Inc., as to 54 mortgage loans (which
                                            include 52 mortgage loans in loan
                                            group 1 and 2 mortgage loans in loan
                                            group 2), representing 6.7% of the
                                            initial outstanding pool balance
                                            (and representing 8.0% of the
                                            initial outstanding loan group 1
                                            balance and 1.0% of the initial
                                            outstanding loan group 2 balance).

                                            Teachers Insurance and Annuity
                                            Association of America, as to 6
                                            mortgage loans (which include 5
                                            mortgage loans in loan group 1 and 1
                                            mortgage loan in loan group 2),
                                            representing 6.1% of the initial
                                            outstanding pool balance (and
                                            representing 6.2% of the initial
                                            outstanding loan group 1 balance and
                                            5.5% of the initial outstanding loan
                                            group 2 balance).

                                            Washington Mutual Bank, FA, as to 20
                                            mortgage loans (which include 18
                                            mortgage loans in loan group 1 and 2
                                            mortgage loans in loan group 2),
                                            representing 5.2% of the initial
                                            outstanding pool balance (and
                                            representing 6.0% of the initial
                                            outstanding loan group 1 balance and
                                            1.4% of the initial outstanding loan
                                            group 2 balance).

UNDERWRITERS..............................  Morgan Stanley & Co. Incorporated,
                                            Greenwich Capital Markets, Inc. and
                                            IXIS Securities North America Inc.

CUT-OFF DATE..............................  February 1, 2005. For purposes of the information contained in this
                                            prospectus supplement (including the
                                            appendices hereto), scheduled
                                            payments due in February 2005 with
                                            respect to mortgage loans not having
                                            payment dates on the first of each
                                            month have been deemed received on
                                            February 1, 2005, not the actual day
                                            on which such scheduled payments are
                                            due.

CLOSING DATE..............................  On or about February 24, 2005.

DISTRIBUTION DATE.........................  The 15th of each month, commencing in March 2005 (or if the 15th is not
                                            a business day, the next succeeding
                                            business day).

RECORD DATE...............................  With respect to each distribution date, the close of business on the
                                            last business day of the preceding
                                            calendar month.

                                      S-11

EXPECTED FINAL DISTRIBUTION DATES.........   Class A-1      December 15, 2009
                                             Class A-2      February 15, 2010
                                             Class A-3        July 15, 2012
                                             Class A-4       August 15, 2013
                                             Class A-AB      March 15, 2014
                                             Class A-5      December 15, 2014
                                             Class A-1A     January 15, 2015
                                             Class A-J      October 15, 2015
                                              Class B       January 15, 2017
                                              Class C        March 15, 2017
                                              Class D         July 15, 2017

                                            The Expected Final Distribution Date
                                            for each class of certificates is
                                            the date on which such class is
                                            expected to be paid in full,
                                            assuming no delinquencies, losses,
                                            modifications, extensions of
                                            maturity dates, repurchases or
                                            prepayments of the mortgage loans
                                            after the initial issuance of the
                                            certificates and according to the
                                            Structuring Assumptions. Mortgage
                                            loans with anticipated repayment
                                            dates are assumed to repay in full
                                            on such dates.

RATED FINAL DISTRIBUTION DATE.............  As to each class of offered certificates, the distribution date
                                            in July 2056.

                              OFFERED CERTIFICATES

GENERAL...................................  Morgan Stanley Capital I Inc. is
                                            offering the following 11 classes of
                                            its Series 2005-IQ9 Commercial
                                            Mortgage Pass-Through Certificates:

                                            o   Class A-l

                                            o   Class A-2

                                            o   Class A-3

                                            o   Class A-4

                                            o   Class A-AB

                                            o   Class A-5

                                            o   Class A-1A

                                            o   Class A-J

                                            o   Class B

                                            o   Class C

                                            o   Class D

                                            The entire series will consist of a
                                            total of 29 classes, the following
                                            18 of which are not being offered by
                                            this prospectus supplement and the
                                            accompanying prospectus: Class X-1,
                                            Class X-2, Class X-Y, Class E, Class
                                            F, Class G, Class H, Class J, Class
                                            K, Class L, Class M, Class N, Class
                                            O, Class P, Class EI, Class R-I,
                                            Class R-II and Class R-III.

                                      S-12

CERTIFICATE BALANCE.......................  Your certificates will have the approximate aggregate initial
                                            certificate balance presented in the
                                            chart below and this balance below
                                            may vary by up to 5%:

                                                Class A-1          $62,100,000
                                                Class A-2         $112,600,000
                                                Class A-3         $194,700,000
                                                Class A-4          $94,400,000
                                               Class A-AB          $43,800,000
                                                Class A-5         $446,242,000
                                               Class A-1A         $271,561,000
                                                Class A-J         $130,199,000
                                                 Class B           $32,550,000
                                                 Class C           $11,488,000
                                                 Class D           $26,806,000

                                            The certificate balance at any time
                                            is the maximum amount of principal
                                            distributable to a class and is
                                            subject to adjustment on each
                                            distribution date to reflect any
                                            reductions resulting from
                                            distributions of principal to that
                                            class or any allocations of losses
                                            to that class.

                                            The Class X Certificates, which are
                                            private certificates, will not have
                                            certificate balances; each such
                                            class of certificates will instead
                                            represent the right to receive
                                            distributions of interest accrued as
                                            described herein on a notional
                                            amount. The notional amount of the
                                            Class X-1 Certificates will be equal
                                            to the aggregate of the certificate
                                            balances of the classes of
                                            certificates (other than the Class
                                            X-1, Class X-2, Class X-Y, Class EI,
                                            Class R-I, Class R-II and Class
                                            R-III Certificates) outstanding from
                                            time to time.

                                            The notional amount of the Class X-2
                                            Certificates at any time on or
                                            before the distribution date
                                            occurring in February 2012 will be
                                            an amount equal to the then
                                            outstanding aggregate balances of
                                            the Class A-1, Class A-2, Class A-3,
                                            Class A-4, Class A-AB, Class A-5,
                                            Class A-J, Class A-1A, Class B,
                                            Class C, Class D, Class E, Class F,
                                            Class G, Class H, Class J, Class K
                                            and Class L components. After the
                                            distribution date occurring in
                                            February 2012, the notional amount
                                            of the Class X-2 Certificates will
                                            be equal to zero.

                                            The notional amount of the Class X-Y
                                            Certificates, as of any date of
                                            determination, will be equal to the
                                            then total principal balance of the
                                            residential cooperative mortgage
                                            loans.

                                            As of any distribution date, the
                                            balances of the Class A-1, Class
                                            A-2, Class A-3, Class A-4, Class
                                            A-AB, Class A-5, Class A-J, Class
                                            A-1A, Class B, Class C, Class D,
                                            Class E, Class F, Class G, Class H,
                                            Class J, Class K and Class L
                                            components used to determine the
                                            notional amount of the Class X-2
                                            Certificates will generally be equal
                                            to the lesser of (i) the certificate
                                            balance of the corresponding class
                                            of certificates as of such date
                                            (taking into account any
                                            distributions of principal made on,
                                            and any realized losses allocated
                                            to, such classes of certificates)
                                            and (ii) the amount specified for
                                            such component and such distribution
                                            date on Schedule B to this
                                            prospectus supplement.

                                            The notional amount of the Class X-1
                                            Certificates will be reduced on each
                                            distribution date by any
                                            distributions of principal actually
                                            made on, and any losses actually
                                            allocated to any class of
                                            certificates (other than the Class
                                            X-1, Class X-2, Class X-Y, Class EI,
                                            Class R-I, Class

                                      S-13

                                            R-II and Class R-III Certificates)
                                            outstanding from time to time. The
                                            notional amount of the Class X-2
                                            Certificates will be reduced on each
                                            distribution date by any
                                            distributions of principal actually
                                            made on, and any losses actually
                                            allocated to, any component and any
                                            class of certificates included in
                                            the calculation of the notional
                                            amount for the Class X-2
                                            Certificates on such distribution
                                            date, as described above, to the
                                            extent that such distribution or
                                            allocation of losses reduces the
                                            principal balance of the related
                                            class of certificates to a balance
                                            that is lower than the amount shown
                                            on Schedule B to this prospectus
                                            supplement. Holders of the Class X-2
                                            Certificates will not be entitled to
                                            distributions of interest at any
                                            time following the distribution date
                                            occurring in February 2012.

                                            The notional amount of the Class X-Y
                                            Certificates will be reduced on each
                                            distribution date by collections and
                                            advances of principal on the
                                            residential cooperative mortgage
                                            loans previously distributed to the
                                            Certificateholders and losses on the
                                            residential cooperative mortgage
                                            loans previously allocated to the
                                            Certificateholders.

                                            Upon initial issuance, the aggregate
                                            notional amount of the Class X-1
                                            Certificates will be $1,531,754,421,
                                            the aggregate notional amount of the
                                            Class X-2 Certificates will be
                                            $1,491,944,000 and the aggregate
                                            notional amount of the Class X-Y
                                            Certificates will be $168,257,608,
                                            in each case, subject to a permitted
                                            variance of plus or minus 5%. The
                                            notional amount of each Class X
                                            Certificate is used solely for the
                                            purpose of determining the amount of
                                            interest to be distributed on such
                                            certificate and does not represent
                                            the right to receive any
                                            distributions of principal.

PASS-THROUGH RATES........................  Your certificates will accrue interest at an annual rate called a
                                            pass-through rate. The following
                                            table lists the initial pass-through
                                            rates for each class of offered
                                            certificates:

                                                 Class A-1        3.99% (Fixed)
                                                 Class A-2        4.30% (Fixed)
                                                 Class A-3        4.54% (Fixed)
                                                 Class A-4        4.66% (Fixed)
                                                Class A-AB        4.51% (Fixed)
                                                 Class A-5        4.70% (Fixed)
                                                Class A-1A        4.66% (Fixed)
                                                 Class A-J        4.77% (Fixed)
                                                  Class B         4.86% (Fixed)
                                                  Class C         4.91% (Fixed)
                                                  Class D         5.00% (Fixed)

                                            Interest on your certificates will
                                            be calculated on the basis of a
                                            360-day year consisting of twelve
                                            30-day months, also referred to in
                                            this prospectus supplement as a
                                            30/360 basis.

                                            The pass-through rates for the Class
                                            A-1, Class A-2, Class A-3, Class
                                            A-4, Class A-AB, Class A-5, Class
                                            A-1A, Class A-J, Class B, Class C
                                            and Class D Certificates will be
                                            fixed at their respective per annum
                                            rates set forth above.

                                            The pass-through rate applicable to
                                            the Class X-1 Certificates for the
                                            initial distribution date will equal
                                            approximately 0.06% per annum.

                                      S-14

                                            The pass-through rate applicable to
                                            the Class X-1 Certificates for each
                                            distribution date subsequent to the
                                            initial distribution date will equal
                                            the weighted average of the
                                            respective Class X-1 Strip Rates at
                                            which interest accrues from time to
                                            time on the respective components of
                                            the total notional amount of the
                                            Class X-1 Certificates outstanding
                                            immediately prior to the related
                                            distribution date (weighted on the
                                            basis of the respective balances of
                                            such components outstanding
                                            immediately prior to such
                                            distribution date). Each of those
                                            components will be comprised of all
                                            or a designated portion of the
                                            certificate balance of one of the
                                            classes of the Principal Balance
                                            Certificates. In general, the
                                            certificate balance of each class of
                                            Principal Balance Certificates will
                                            constitute a separate component of
                                            the total notional amount of the
                                            Class X-1 Certificates; provided
                                            that, if a portion, but not all, of
                                            the certificate balance of any
                                            particular class of Principal
                                            Balance Certificates is identified
                                            on Schedule B to this prospectus
                                            supplement as being part of the
                                            total notional amount of the Class
                                            X-2 Certificates immediately prior
                                            to any distribution date, then that
                                            identified portion of such
                                            certificate balance will also
                                            represent one or more separate
                                            components of the total notional
                                            amount of the Class X-1 Certificates
                                            for purposes of calculating the
                                            accrual of interest for the related
                                            distribution date, and the remaining
                                            portion of such certificate balance
                                            will represent one or more other
                                            separate components of the Class X-1
                                            Certificates for purposes of
                                            calculating the accrual of interest
                                            for the related distribution date.
                                            For any distribution date occurring
                                            in or before February 2012, and any
                                            particular component of the total
                                            notional amount of the Class X-1
                                            Certificates immediately prior to
                                            the related distribution date, the
                                            applicable "Class X-1 Strip Rate"
                                            will be calculated as follows:

                                            o   if such particular component
                                                consists of the entire
                                                certificate balance of any class
                                                of Principal Balance
                                                Certificates, and if such
                                                certificate balance also
                                                constitutes, in its entirety, a
                                                component of the total notional
                                                amount of the Class X-2
                                                Certificates immediately prior
                                                to the related distribution
                                                date, then the applicable Class
                                                X-1 Strip Rate will equal the
                                                excess, if any, of (a) the
                                                Weighted Average Net Mortgage
                                                Rate for such distribution date,
                                                over (b) the greater of (i) the
                                                rate per annum corresponding to
                                                such distribution date as set
                                                forth on Schedule A to this
                                                prospectus supplement and (ii)
                                                the pass-through rate for such
                                                distribution date for such class
                                                of Principal Balance
                                                Certificates;

                                            o   if such particular component
                                                consists of a designated portion
                                                (but not all) of the certificate
                                                balance of any class of
                                                Principal Balance Certificates,
                                                and if such designated portion
                                                of such certificate balance also
                                                constitutes a component of the
                                                total notional amount of the
                                                Class X-2 Certificates
                                                immediately prior to the related
                                                distribution date, then the
                                                applicable Class X-1 Strip Rate
                                                will equal the excess, if any,
                                                of (a) the Weighted Average Net
                                                Mortgage Rate for such
                                                distribution date, over (b) the
                                                greater of (i) the rate per
                                                annum corresponding to such
                                                distribution date as set forth
                                                on Schedule A to this prospectus
                                                supplement and (ii) the
                                                pass-through rate for such
                                                distribution date for such class
                                                of Principal Balance
                                                Certificates;

                                            o   if such particular component
                                                consists of the entire
                                                certificate balance of any class
                                                of Principal Balance
                                                Certificates, and if such
                                                certificate balance does not, in
                                                whole or in part, also
                                                constitute a

                                      S-15

                                                component of the total notional
                                                amount of the Class X-2
                                                Certificates immediately prior
                                                to the related distribution
                                                date, then the applicable Class
                                                X-1 Strip Rate will equal the
                                                excess, if any, of (a) the
                                                Weighted Average Net Mortgage
                                                Rate for such distribution date,
                                                over (b) the pass-through rate
                                                for such distribution date for
                                                such class of Principal Balance
                                                Certificates; and

                                            o   if such particular component
                                                consists of a designated portion
                                                (but not all) of the certificate
                                                balance of any class of
                                                Principal Balance Certificates,
                                                and if such designated portion
                                                of such certificate balance does
                                                not also constitute a component
                                                of the total notional amount of
                                                the Class X-2 Certificates
                                                immediately prior to the related
                                                distribution date, then the
                                                applicable Class X-1 Strip Rate
                                                will equal the excess, if any,
                                                of (a) the Weighted Average Net
                                                Mortgage Rate for such
                                                distribution date, over (b) the
                                                pass-through rate for such
                                                distribution date for such class
                                                of Principal Balance
                                                Certificates.

                                            For any distribution date occurring
                                            after February 2012, the certificate
                                            balance of each class of Principal
                                            Balance Certificates will constitute
                                            a separate component of the total
                                            notional amount of the Class X-1
                                            Certificates, and the applicable
                                            Class X-1 Strip Rate with respect to
                                            each such component for each such
                                            distribution date will equal the
                                            excess, if any, of (a) the Weighted
                                            Average Net Mortgage Rate for such
                                            distribution date, over (b) the
                                            pass-through rate for such
                                            distribution date for such class of
                                            Principal Balance Certificates.
                                            Under no circumstances will the
                                            Class X-1 Strip Rate be less than
                                            zero.

                                            The pass-through rate applicable to
                                            the Class X-2 Certificates for the
                                            initial distribution date will equal
                                            approximately 0.84% per annum. The
                                            pass-through rate applicable to the
                                            Class X-2 Certificates for each
                                            distribution date subsequent to the
                                            initial distribution date and on or
                                            before the distribution date in
                                            February 2012 will equal the
                                            weighted average of the respective
                                            Class X-2 Strip Rates at which
                                            interest accrues from time to time
                                            on the respective components of the
                                            total notional amount of the Class
                                            X-2 Certificates outstanding
                                            immediately prior to the related
                                            distribution date (weighted on the
                                            basis of the respective balances of
                                            such components outstanding
                                            immediately prior to such
                                            distribution date). Each of those
                                            components will be comprised of all
                                            or a designated portion of the
                                            certificate balance of a specified
                                            class of Principal Balance
                                            Certificates. If all or a designated
                                            portion of the certificate balance
                                            of any class of Principal Balance
                                            Certificates is identified on
                                            Schedule B to this prospectus
                                            supplement as being part of the
                                            total notional amount of the Class
                                            X-2 Certificates immediately prior
                                            to any distribution date, then that
                                            certificate balance (or designated
                                            portion thereof) will represent one
                                            or more separate components of the
                                            total notional amount of the Class
                                            X-2 Certificates for purposes of
                                            calculating the accrual of interest
                                            for the related distribution date.
                                            For any distribution date occurring
                                            in or before February 2012, and any
                                            particular component of the total
                                            notional amount of the Class X-2
                                            Certificates immediately prior to
                                            the related distribution date, the
                                            applicable "Class X-2 Strip Rate"
                                            will equal the excess, if any, of:

                                            o   the lesser of (a) the rate per
                                                annum corresponding to such
                                                distribution date as set forth
                                                on Schedule A to this prospectus
                                                supplement and (b) the Weighted
                                                Average Net Mortgage Rate for
                                                such distribution date, over

                                      S-16

                                            o   the pass-through rate for such
                                                distribution date for the class
                                                of Principal Balance
                                                Certificates whose certificate
                                                balance, or a designated portion
                                                thereof, comprises such
                                                component.

                                            Under no circumstances will the
                                            Class X-2 Strip Rate be less than
                                            zero.

                                            The pass-through rate for the Class
                                            X-Y Certificates for each
                                            distribution date will be a variable
                                            rate equal to the weighted average
                                            from time to time of various Class
                                            X-Y Strip Rates attributable to each
                                            of the residential cooperative
                                            mortgage loans. The "Class X-Y Strip
                                            Rate" for each residential
                                            cooperative mortgage loan will equal
                                            0.15% per annum; provided that, if
                                            the subject residential cooperative
                                            mortgage loan accrues interest on
                                            the basis of the actual number of
                                            days elapsed during each 1-month
                                            interest accrual period in a year
                                            assumed to consist of 360 days, then
                                            the foregoing 0.15% will be
                                            multiplied by a fraction, expressed
                                            as a percentage, the numerator of
                                            which is the number of days in the
                                            subject interest accrual period, and
                                            the denominator of which is 30.

                                            The pass-through rates for the Class
                                            E, Class F and Class G Certificates
                                            will be equal to a fixed rate
                                            subject to a cap at the Weighted
                                            Average Net Mortgage Rate. The
                                            pass-through rate for the Class H
                                            Certificates will be equal to the
                                            Weighted Average Net Mortgage Rate
                                            less 0.08%. The pass-through rates
                                            applicable to each of the Class J,
                                            Class K, Class L, Class M, Class N,
                                            Class O and Class P Certificates
                                            will, at all times, be equal to the
                                            lesser of 4.61% per annum and the
                                            Weighted Average Net Mortgage Rate.

                                            The "Weighted Average Net Mortgage
                                            Rate" for a particular distribution
                                            date is a weighted average of the
                                            interest rates on the mortgage loans
                                            (which interest rates, with respect
                                            to the residential cooperative
                                            mortgage loans, are reduced by the
                                            Class X-Y Strip Rate) minus a
                                            weighted average annual
                                            administrative cost rate, which
                                            includes the master servicing fee
                                            rate, any excess servicing fee rate,
                                            the primary servicing fee rate and
                                            the trustee fee rate related to such
                                            mortgage loans. The relevant
                                            weighting is based upon the
                                            respective scheduled principal
                                            balances of the mortgage loans as in
                                            effect immediately prior to the
                                            relevant distribution date. For
                                            purposes of calculating the Weighted
                                            Average Net Mortgage Rate, the
                                            mortgage loan interest rates of such
                                            mortgage loans will not reflect any
                                            default interest rate. The mortgage
                                            loan interest rates of such mortgage
                                            loans will also be determined
                                            without regard to any loan term
                                            modifications agreed to by the
                                            applicable special servicer or
                                            resulting from any borrower's
                                            bankruptcy or insolvency. In
                                            addition, for purposes of
                                            calculating the Weighted Average Net
                                            Mortgage Rate, if a mortgage loan
                                            does not accrue interest on a 30/360
                                            basis, its interest rate for any
                                            month will, in general, be deemed to
                                            be the rate per annum that, when
                                            calculated on a 30/360 basis, will
                                            produce the amount of interest that
                                            actually accrues on that mortgage
                                            loan in that month and as further
                                            adjusted as described in this
                                            prospectus supplement.

DISTRIBUTIONS

A.   AMOUNT AND ORDER OF
     DISTRIBUTIONS........................  On each distribution date, funds available for distribution from the
                                            mortgage loans, net of specified
                                            trust expenses, including all
                                            servicing fees, trustee fees and
                                            related compensation, will be
                                            distributed in the following amounts
                                            and priority:

                                      S-17

                                            Step l/Class A Senior and Class X:
                                            To interest, concurrently,

                                            o   on Classes A-1, A-2, A-3, A-4,
                                                A-AB and A-5 from the portion of
                                                the available distribution
                                                amount for such distribution
                                                date that is attributable to the
                                                mortgage loans in loan group 1,
                                                pro rata, in accordance with
                                                their interest entitlements,

                                            o   on Class A-1A, from the portion
                                                of the available distribution
                                                amount for such distribution
                                                date that is attributable to the
                                                mortgage loans in loan group 2,
                                                and

                                            o   on Class X-1, Class X-2 and
                                                Class X-Y, pro rata, from the
                                                available distribution amount,
                                                in each case in accordance with
                                                their interest entitlements.

                                            However, if on any distribution
                                            date, the available distribution
                                            amount (or applicable portion
                                            thereof) is insufficient to pay in
                                            full the total amount of interest to
                                            be paid to any of the Class A Senior
                                            or Class X Certificates on such
                                            distribution date as described
                                            above, the available distribution
                                            amount will be allocated among all
                                            these classes pro rata in accordance
                                            with their interest entitlements for
                                            such distribution date, without
                                            regard to loan group.

                                            Step 2/Class A Senior: To the extent
                                            of amounts then required to be
                                            distributed as principal,
                                            concurrently,

                                            (a) to Class A-AB, Class A-1, Class
                                            A-2, Class A-3, Class A-4 and Class
                                            A-5,

                                            o    first, to the Class A-AB
                                                 Certificates, from the portion
                                                 of such amounts attributable to
                                                 loan group 1 and, after the
                                                 principal balance of the Class
                                                 A-1A certificates have been
                                                 reduced to zero, the portion of
                                                 such amounts attributable to
                                                 loan group 2 remaining after
                                                 payments to the Class A-1A
                                                 certificates have been made on
                                                 such distribution date, until
                                                 such Certificates are reduced
                                                 to their Planned Principal
                                                 Balance,

                                            o   second, to the Class A-1
                                                Certificates, from the portion
                                                of such amounts attributable to
                                                loan group 1 and, after the
                                                principal balance of the Class
                                                A-1A certificates have been
                                                reduced to zero, the portion of
                                                such amounts attributable to
                                                loan group 2 remaining after
                                                payments to the Class A-1A and
                                                Class A-AB (in respect of its
                                                Planned Principal Balance)
                                                certificates have been made on
                                                such distribution date, until
                                                the Class A-1 Certificates are
                                                reduced to zero,

                                            o   third, to the Class A-2
                                                Certificates, from the portion
                                                of such amounts attributable to
                                                loan group 1 and, after the
                                                principal balance of the Class
                                                A-1A certificates have been
                                                reduced to zero, the portion of
                                                such amounts attributable to
                                                loan group 2 remaining after
                                                payments to the Class A-1A,
                                                Class A-AB (in respect of its
                                                Planned Principal Balance) and
                                                Class A-1 certificates have been
                                                made on such distribution date,
                                                until the Class A-2 Certificates
                                                are reduced to zero,

                                            o   fourth, to the Class A-3
                                                Certificates, from the portion
                                                of such amounts attributable to
                                                loan group 1 and, after the
                                                principal balance of the Class
                                                A-1A certificates have been
                                                reduced to zero,

                                      S-18

                                                the portion of such amounts
                                                attributable to loan group 2
                                                remaining after payments to the
                                                Class A-1A, Class A-AB (in
                                                respect of its Planned Principal
                                                Balance), Class A-1 and Class
                                                A-2 certificates have been made
                                                on such distribution date, until
                                                the Class A-3 Certificates are
                                                reduced to zero,

                                            o   fifth, to the Class A-4
                                                Certificates, from the portion
                                                of such amounts attributable to
                                                loan group 1 and, after the
                                                principal balance of the Class
                                                A-1A certificates have been
                                                reduced to zero, the portion of
                                                such amounts attributable to
                                                loan group 2 remaining after
                                                payments to the Class A-1A,
                                                Class A-AB (in respect of its
                                                Planned Principal Balance),
                                                Class A-1, Class A-2 and Class
                                                A-3 certificates have been made
                                                on such distribution date, until
                                                the Class A-4 Certificates are
                                                reduced to zero,

                                            o   sixth, to the Class A-AB
                                                Certificates, from the portion
                                                of such amounts attributable to
                                                loan group 1 and, after the
                                                principal balance of the Class
                                                A-1A certificates have been
                                                reduced to zero, the portion of
                                                such amounts attributable to
                                                loan group 2 remaining after
                                                payments to the Class A-1A,
                                                Class A-AB (in respect of its
                                                Planned Principal Balance),
                                                Class A-1, Class A-2, Class A-3
                                                and Class A-4 certificates have
                                                been made on such distribution
                                                date, until the Class A-AB
                                                Certificates are reduced to
                                                zero, and

                                            o   seventh, to the Class A-5
                                                Certificates, from the portion
                                                of such amounts attributable to
                                                loan group 1 and, after the
                                                principal balance of the Class
                                                A-1A certificates have been
                                                reduced to zero, the portion of
                                                such amounts attributable to
                                                loan group 2 remaining after
                                                payments to the Class A-1A,
                                                Class A-AB, Class A-1, Class
                                                A-2, Class A-3 and Class A-4
                                                certificates have been made on
                                                such distribution date, until
                                                the Class A-5 Certificates are
                                                reduced to zero.

                                            (b) to Class A-1A, from the portion
                                            of such amounts attributable to loan
                                            group 2 and, after the principal
                                            balance of the Class A-5
                                            certificates have been reduced to
                                            zero, the portion of such amounts
                                            attributable to loan group 1
                                            remaining after payments to the
                                            Class A-AB, Class A-1, Class A-2,
                                            Class A-3, Class A-4 and Class A-5
                                            certificates have been made on such
                                            distribution date, until its
                                            principal balance is reduced to
                                            zero.

                                            If the principal amount of each
                                            class of principal balance
                                            certificates other than Classes A-1,
                                            A-2, A-3, A-4, A-AB, A-5 and A-1A
                                            has been reduced to zero as a result
                                            of losses on the mortgage loans or
                                            an appraisal reduction, principal
                                            will be distributed to Classes A-1,
                                            A-2, A-3, A-4, A-AB, A-5 and A-1A,
                                            pro rata, in accordance with their
                                            principal balances.

                                            Step 3/Class A Senior and Class X:
                                            To reimburse Classes A-1, A-2, A-3,
                                            A-4, A-AB, A-5 and A-1A and, with
                                            respect to interest only, Class X-1,
                                            Class X-2 and Class X-Y, pro rata,
                                            for any previously unreimbursed
                                            losses on the mortgage loans that
                                            were previously borne by those
                                            classes, together with interest at
                                            the applicable pass-through rate.

                                            Step 4/Class A-J: To Class A-J as
                                            follows: (a) to interest on Class
                                            A-J in the amount of its interest
                                            entitlement; (b) to the extent of
                                            amounts required to be distributed
                                            as principal, to principal on Class
                                            A-J in the

                                      S-19

                                            amount of its principal entitlement
                                            until its principal balance is
                                            reduced to zero; and (c) to
                                            reimburse Class A-J for any
                                            previously unreimbursed losses on
                                            the mortgage loans that were
                                            previously borne by that class,
                                            together with interest at the
                                            applicable pass-through rate.

                                            Step 5/Class B: To Class B in a
                                            manner analogous to the Class A-J
                                            allocations of Step 4.

                                            Step 6/Class C: To Class C in a
                                            manner analogous to the Class A-J
                                            allocations of Step 4.

                                            Step 7/Class D: To Class D in a
                                            manner analogous to the Class A-J
                                            allocations of Step 4.

                                            Step 8/Subordinate Private
                                            Certificates: In the amounts and
                                            order of priority described in the
                                            pooling and servicing agreement.

                                            Each Certificateholder will receive
                                            its share of distributions on its
                                            class of certificates on a pro rata
                                            basis with all other holders of
                                            certificates of the same class. See
                                            "Description of the Offered
                                            Certificates--Distributions" in this
                                            prospectus supplement.

B.   INTEREST AND PRINCIPAL
     ENTITLEMENTS.........................  A description of the interest entitlement payable to each class
                                            can be found in "Description of the
                                            Offered Certificates--Distributions"
                                            in this prospectus supplement. As
                                            described in that section, there are
                                            circumstances relating to the timing
                                            of prepayments in which your
                                            interest entitlement for a
                                            distribution date could be less than
                                            1 full month's interest at the
                                            pass-through rate on your
                                            certificate's principal balance. In
                                            addition, the right of each master
                                            servicer, each special servicer, the
                                            trustee and the fiscal agent to
                                            reimbursement for payment of
                                            non-recoverable advances, payment of
                                            compensation and reimbursement of
                                            certain costs and expenses will be
                                            prior to your right to receive
                                            distributions of principal or
                                            interest.

                                            The Class X Certificates will not be
                                            entitled to principal distributions.
                                            The amount of principal required to
                                            be distributed on the classes
                                            entitled to principal on a
                                            particular distribution date will,
                                            in general, be equal to the sum of:

                                            o   the principal portion of all
                                                scheduled payments, other than
                                                balloon payments, to the extent
                                                received or advanced by the
                                                master servicer or other party
                                                (in accordance with the Pooling
                                                and Servicing Agreement) during
                                                the related collection period;

                                            o   all principal prepayments and
                                                the principal portion of balloon
                                                payments received during the
                                                related collection period;

                                            o   the principal portion of other
                                                collections on the mortgage
                                                loans received during the
                                                related collection period, such
                                                as liquidation proceeds,
                                                condemnation proceeds, insurance
                                                proceeds and income on "real
                                                estate owned"; and

                                            o   the principal portion of
                                                proceeds of mortgage loan
                                                repurchases received during the
                                                related collection period;

                                      S-20

                                            subject, however, to the adjustments
                                            described in this prospectus
                                            supplement. See the definition of
                                            "Principal Distribution Amount" in
                                            the "Glossary of Terms."

C.   PREPAYMENT PREMIUMS/YIELD
     MAINTENANCE CHARGES..................  The manner in which any prepayment premiums and yield maintenance
                                            charges received during a particular
                                            collection period will be allocated
                                            to the Class X-1, Class X-2 and
                                            Class X-Y Certificates, on the one
                                            hand, and the classes of
                                            certificates entitled to principal,
                                            on the other hand, is described in
                                            "Description of the Offered
                                            Certificates--Distributions" in this
                                            prospectus supplement.

SUBORDINATION

A.   GENERAL..............................  The chart below describes the manner in which the rights of various
                                            classes will be senior to the rights
                                            of other classes. Entitlement to
                                            receive principal and interest
                                            (other than certain excess interest
                                            in connection with hyperamortizing
                                            loans) on any distribution date is
                                            depicted in descending order. The
                                            manner in which mortgage loan losses
                                            (including interest other than
                                            certain excess interest (over the
                                            amount of interest that would have
                                            accrued if the interest rate did not
                                            increase) in connection with
                                            hyperamortizing loans) are allocated
                                            is depicted in ascending order.

                                        ----------------------------------------
                                        Class A-1, Class A-2, Class A-3, Class
                                           A-4, Class A-AB, Class A-5, Class
                                          A-1A*, Class X-1**, Class X-2** and
                                                      Class X-Y**
                                        ----------------------------------------

                                        ----------------------------------------
                                                       Class A-J
                                        ----------------------------------------

                                        ----------------------------------------
                                                        Class B
                                        ----------------------------------------

                                        ----------------------------------------
                                                        Class C
                                        ----------------------------------------

                                        ----------------------------------------
                                                        Class D
                                        ----------------------------------------

                                        ----------------------------------------
                                                      Classes E-P
                                        ----------------------------------------

                                            NO OTHER FORM OF CREDIT ENHANCEMENT
                                            WILL BE AVAILABLE TO YOU AS A HOLDER
                                            OF OFFERED CERTIFICATES.

                                            * The Class A-1A certificates have a
                                            priority entitlement to principal
                                            payments received in respect of
                                            mortgage loans included in loan
                                            group 2. The Class A-1, Class A-2,
                                            Class A-3, Class A-4, Class A-AB and
                                            Class A-5 certificates have a
                                            priority entitlement to principal
                                            payments received in respect of
                                            mortgage loans included in loan
                                            group 1. See "Description of the
                                            Offered Certificates--Distributions"
                                            in this prospectus supplement

                                      S-21

                                            ** Interest only certificates. No
                                            principal payments or realized loan
                                            losses of principal will be
                                            allocated to the Class X-1, Class
                                            X-2 or Class X-Y Certificates.
                                            However, any mortgage loan losses
                                            allocated to any class of principal
                                            balance certificates will reduce the
                                            notional amount of the Class X-1
                                            Certificates, any mortgage loan
                                            losses allocated to any component
                                            included in the calculation of the
                                            notional amount of the Class X-2
                                            Certificates in that period will
                                            reduce the notional amount of the
                                            Class X-2 Certificates and any
                                            realized loan losses of principal
                                            with respect to the residential
                                            cooperative mortgage loans in that
                                            period will reduce the notional
                                            amount of the Class X-Y
                                            Certificates.

                                            The Class A-AB Certificates have
                                            priority with respect to receiving
                                            distributions of principal in
                                            respect of reducing such
                                            Certificates to their Planned
                                            Principal Balance, as described in
                                            the prospectus supplement.

B.   SHORTFALLS IN AVAILABLE FUNDS........  The following types of shortfalls in available funds will reduce amounts
                                            available for distribution and will
                                            be allocated in the same manner as
                                            mortgage loan losses:

                                            o   shortfalls resulting from
                                                compensation which each special
                                                servicer is entitled to receive;

                                            o   shortfalls resulting from
                                                interest on advances made by
                                                each master servicer, each
                                                special servicer, the trustee or
                                                the fiscal agent, to the extent
                                                not covered by default interest
                                                and late payment charges paid by
                                                the borrower; and

                                            o   shortfalls resulting from a
                                                reduction of a mortgage loan's
                                                interest rate by a bankruptcy
                                                court or other modification or
                                                from other unanticipated,
                                                extraordinary or default-related
                                                expenses of the trust.

                                            Shortfalls in mortgage loan interest
                                            as a result of the timing of
                                            voluntary and involuntary
                                            prepayments (net of certain amounts
                                            required to be used by each master
                                            servicer to offset such shortfalls)
                                            will be allocated to each class of
                                            certificates, pro rata, in
                                            accordance with their respective
                                            interest entitlements.

                       INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

A.   GENERAL..............................  All numerical information in this prospectus supplement concerning the
                                            mortgage loans is approximate. All
                                            weighted average information
                                            regarding the mortgage loans
                                            reflects the weighting of the
                                            mortgage loans based upon their
                                            outstanding principal balances as of
                                            the cut-off date. With respect to
                                            mortgage loans not having due dates
                                            on the first day of each month,
                                            scheduled payments due in February
                                            2005 have been deemed received on
                                            February 1, 2005.

B.   PRINCIPAL BALANCES...................  The trust's primary assets will be
                                            241 mortgage loans (which include
                                            168 mortgage loans in loan group 1
                                            and 73 mortgage loans in loan group
                                            2) with an aggregate principal
                                            balance as of February 1, 2005 of
                                            approximately $1,531,754,421 (which
                                            includes $1,260,193,084 in loan
                                            group 1 and $271,561,337 in loan
                                            group 2). It is possible that the
                                            aggregate mortgage loan balance, the
                                            initial outstanding loan group 1

                                      S-22

                                            balance and the initial outstanding
                                            loan group 2 balance will vary by up
                                            to 5%. As of February 1, 2005, the
                                            principal balance of the mortgage
                                            loans in the mortgage pool ranged
                                            from approximately $174,710 to
                                            approximately $146,250,000 (and the
                                            balances of the mortgage loans
                                            ranged from approximately $249,676
                                            to approximately $146,250,000 and
                                            from approximately $174,710 to
                                            approximately $14,831,705 in loan
                                            group 1 and loan group 2,
                                            respectively) and the mortgage loans
                                            had an approximate average balance
                                            of $6,355,827 (and an approximate
                                            average balance of $7,501,149 in
                                            loan group 1 and $3,720,018 in loan
                                            group 2, respectively).

C.   FEE SIMPLE/LEASEHOLD.................  239 mortgaged properties, securing mortgage loans representing 89.6% of
                                            the initial outstanding pool balance
                                            (which include 166 mortgage
                                            properties in loan group 1,
                                            representing 87.4% of the initial
                                            outstanding loan group 1 balance,
                                            and 73 mortgage properties in loan
                                            group 2, representing 100.0% of the
                                            initial outstanding loan group 2
                                            balance), are subject to a mortgage,
                                            deed of trust or similar security
                                            instrument that creates a first
                                            mortgage lien on a fee simple estate
                                            in such mortgaged properties. 5
                                            mortgaged properties, securing
                                            mortgage loans representing 7.3% of
                                            the initial outstanding pool balance
                                            (and representing 8.9% of the
                                            initial outstanding loan group 1
                                            balance), are subject to a mortgage,
                                            deed of trust or similar security
                                            instrument that creates a first
                                            mortgage lien on a leasehold
                                            interest in such mortgaged
                                            properties. 3 mortgaged properties,
                                            securing mortgage loans representing
                                            3.1% of the initial outstanding pool
                                            balance (and representing 3.7% of
                                            the initial outstanding loan group 1
                                            balance), are subject to a mortgage,
                                            deed of trust or similar security
                                            instrument that creates a first
                                            mortgage lien on a fee/leasehold
                                            interest in such mortgaged
                                            properties.

D. PROPERTY TYPES.........................  The following table shows how the mortgage loans are secured by
                                            collateral which is distributed
                                            among different types of properties.

                             PERCENTAGE OF INITIAL    NUMBER OF MORTGAGED
                                OUTSTANDING POOL       PROPERTIES IN THE
 PROPERTY TYPE                      BALANCE              MORTGAGE POOL
 -------------                      -------              -------------
 Office..................            34.3%                    36
 Multifamily(1)..........            28.4%                   128
 Retail..................            27.1%                    44
 Industrial..............             6.6%                    29
 Hospitality.............             2.0%                     4
 Assisted Living Facility             1.0%                     1
 Self Storage............             0.4%                     2
 Mixed Use...............             0.3%                     3

                                            ----------
                                            (1)  Includes 67 residential
                                                 cooperative properties,
                                                 representing 11.0% of the
                                                 initial outstanding pool
                                                 balance.

                                            For information regarding the types
                                            of properties securing the mortgage
                                            loans included in loan group 1 or
                                            loan group 2, see Appendix I to this
                                            prospectus supplement.

                                      S-23

E.   PROPERTY LOCATION....................  The number of mortgaged properties, and the approximate percentage of
                                            the aggregate principal balance of
                                            the mortgage loans secured by
                                            mortgaged properties located in the
                                            4 states with the highest
                                            concentrations of mortgaged
                                            properties, are as described in the
                                            table below:

                                 PROPERTY LOCATION

                                PERCENTAGE OF INITIAL    NUMBER OF MORTGAGED
                                   OUTSTANDING POOL       PROPERTIES IN THE
    STATE                              BALANCE              MORTGAGE POOL
    -----                              -------              -------------
    New York................            29.7%                    70
    Texas...................            19.2%                    23
    California..............            13.3%                    21
    Florida.................             5.3%                    17

                                            The remaining mortgaged properties
                                            are located throughout 33 states and
                                            the District of Columbia. None of
                                            these states has a concentration of
                                            mortgaged properties that represents
                                            security for more than 5.0% of the
                                            initial outstanding pool balance.

                                            For information regarding the
                                            location of properties securing the
                                            mortgage loans included in loan
                                            group 1 or loan group 2, see
                                            Appendix I to this prospectus
                                            supplement

F.   OTHER MORTGAGE LOAN
     FEATURES.............................  As of February 1, 2005, the mortgage loans had the following
                                            characteristics:

                                            o   The most recent scheduled
                                                payment of principal and
                                                interest on any mortgage loan
                                                was not 30 days or more past
                                                due, and no mortgage loan has
                                                been 30 days or more past due in
                                                the past year.

                                            o   19 groups of mortgage loans are
                                                made to the same borrower or
                                                borrowers related through common
                                                ownership and where, in general,
                                                the related mortgaged properties
                                                are commonly managed (which
                                                include 9 groups of mortgage
                                                loans in loan group 1 and 10
                                                groups of mortgage loans in loan
                                                group 2). The 3 largest groups
                                                represent 9.2%, 2.6% and 2.3%,
                                                respectively, of the initial
                                                outstanding pool balance (or
                                                11.1%, 3.2% and 2.0% of the
                                                initial outstanding loan group 1
                                                balance or 12.8%, 7.6% and 5.5%
                                                of the initial outstanding loan
                                                group 2 balance). See Appendix
                                                II attached hereto.

                                            o   24 of the mortgaged properties
                                                securing mortgage loans,
                                                representing 4.7% of the initial
                                                outstanding pool balance (and
                                                representing 5.7% of the initial
                                                outstanding loan group 1
                                                balance), are each leased to a
                                                single tenant.

                                            o   All of the mortgage loans bear
                                                interest at fixed rates.

                                            o   No mortgage loan permits
                                                negative amortization or the
                                                deferral of accrued interest
                                                (except excess interest that
                                                would accrue in the case of
                                                hyperamortizing loans after the
                                                applicable anticipated repayment
                                                date for such loans).

                                      S-24

G.   BALLOON LOANS/ARD LOANS..............  As of February 1, 2005, the mortgage loans had the following additional
                                            characteristics:

                                            o   201 of the mortgage loans,
                                                representing 95.3% of the
                                                initial outstanding pool balance
                                                (which include 132 mortgage
                                                loans in loan group 1,
                                                representing 94.7% of the
                                                initial outstanding loan group 1
                                                balance, and 69 mortgage loans
                                                in loan group 2, representing
                                                97.7% of the initial outstanding
                                                loan group 2 balance), are
                                                "balloon loans" (including the
                                                hyperamortizing loans). For
                                                purposes of this prospectus
                                                supplement, we consider a
                                                mortgage loan to be a "balloon
                                                loan" if its principal balance
                                                is not scheduled to be fully or
                                                substantially amortized by the
                                                loan's maturity date or
                                                anticipated repayment date, as
                                                applicable. Of these 201
                                                mortgage loans:

                                            o   2 of the mortgage loans,
                                                representing 5.9% of the initial
                                                outstanding pool balance (and
                                                representing 7.2% of the initial
                                                outstanding loan group 1
                                                balance), are hyperamortizing
                                                loans which provides for an
                                                increase in the mortgage rate
                                                and/or principal amortization at
                                                a specified date prior to stated
                                                maturity. These loans are
                                                structured this way to encourage
                                                the borrower to repay the loan
                                                in full by the specified date
                                                (which is prior to the loan's
                                                stated maturity date) upon which
                                                these increases occur.

                                            o   The remaining 40 mortgage loans,
                                                representing 4.7% of the initial
                                                outstanding pool balance (which
                                                include 36 mortgage loans in
                                                loan group 1, representing 5.3%
                                                of the initial outstanding loan
                                                group 1 balance, and 4 mortgage
                                                loans in loan group 2,
                                                representing 2.3% of the initial
                                                outstanding loan group 2
                                                balance), are fully amortizing
                                                and are expected to have less
                                                than 5% of the original
                                                principal balance outstanding as
                                                of their related stated maturity
                                                dates.

H.   INTEREST ONLY LOANS..................  As of February 1, 2005, the mortgage loans had the following additional
                                            characteristics:

                                            o   12 mortgage loans, representing
                                                16.0% of the initial outstanding
                                                pool balance (and representing
                                                19.5% of the initial outstanding
                                                loan group 1 balance), provides
                                                for monthly payments of interest
                                                only for a portion of its term
                                                and then provides for the
                                                monthly payment of principal and
                                                interest over its remaining
                                                term.

                                            o   14 mortgage loans, representing
                                                26.7% of the initial outstanding
                                                pool balance (which include 13
                                                mortgage loans in loan group 1,
                                                representing 32.2% of the
                                                initial outstanding loan group 1
                                                balance, and 1 mortgage loan in
                                                loan group 2, representing 0.9%
                                                of the initial outstanding loan
                                                group 2 balance), provide for
                                                monthly payments of interest
                                                only for their entire term.

I.   PREPAYMENT/DEFEASANCE
     PROVISIONS...........................  As of February 1, 2005, each of the mortgage loans restricted voluntary
                                            principal prepayments in one of the
                                            following ways:

                                            o   59 mortgage loans, representing
                                                63.8% of the initial outstanding
                                                pool balance (which include 53
                                                mortgage loans in loan group 1,
                                                representing 75.0% of the
                                                initial outstanding loan group 1
                                                balance, and 6 mortgage loans in
                                                loan group 2, representing 11.8%
                                                of the initial outstanding loan
                                                group 2 balance), prohibit
                                                voluntary

                                      S-25

                                                principal prepayments for a
                                                period ending on a date
                                                specified in the related
                                                mortgage note, which period is
                                                referred to in this prospectus
                                                supplement as a lockout period,
                                                but permit the related borrower,
                                                after an initial period of at
                                                least 2 years following the date
                                                of issuance of the certificates,
                                                to defease the mortgage loan by
                                                pledging to the trust
                                                "government securities" as
                                                defined in the Investment
                                                Company Act of 1940, subject to
                                                rating agency approval, and
                                                obtaining the release of the
                                                mortgaged property from the lien
                                                of the mortgage.

                                            o   60 mortgage loans, representing
                                                17.1% of the initial outstanding
                                                pool balance (which include 13
                                                mortgage loans in loan group 1,
                                                representing 5.6% of the initial
                                                outstanding loan group 1
                                                balance, and 47 mortgage loans
                                                in loan group 2, representing
                                                70.8% of the initial outstanding
                                                loan group 2 balance), prohibit
                                                voluntary principal prepayments
                                                during a lockout period, and
                                                following the lockout period
                                                permit principal prepayment if
                                                accompanied by a prepayment
                                                premium calculated as the
                                                greater of a yield maintenance
                                                formula and 1.0% of the amount
                                                prepaid.

                                            o   54 mortgage loans, representing
                                                6.9% of the initial outstanding
                                                pool balance (which include 52
                                                mortgage loans in loan group 1,
                                                representing 8.1% of the initial
                                                outstanding loan group 1
                                                balance, and 2 mortgage loans in
                                                loan group 2, representing 1.0%
                                                of the initial outstanding loan
                                                group 2 balance), have either no
                                                lockout period or the lockout
                                                period has expired and the
                                                mortgage loans permit voluntary
                                                principal prepayments at any
                                                time if, for a certain period of
                                                time, accompanied by a
                                                prepayment premium calculated as
                                                the greater of a yield
                                                maintenance formula and 1.0% of
                                                the amount prepaid, of these
                                                loans.

                                            o   39 mortgage loans, representing
                                                4.7% of the initial outstanding
                                                pool balance (which include 27
                                                mortgage loans in loan group 1,
                                                representing 3.6% of the initial
                                                outstanding loan group 1
                                                balance, and 12 mortgage loans
                                                in loan group 2, representing
                                                9.6% of the initial outstanding
                                                loan group 2 balance), prohibit
                                                voluntary principal prepayments
                                                during a lockout period, and
                                                following the lockout period
                                                permit principal prepayment if
                                                accompanied by a prepayment
                                                premium equal to a certain
                                                specified percentage set forth
                                                on Appendix II to this
                                                prospectus supplement.

                                            o   11 mortgage loans, representing
                                                4.0% of the initial outstanding
                                                pool balance (and representing
                                                4.9% of the initial outstanding
                                                loan group 1 balance), prohibit
                                                voluntary principal prepayments
                                                during a lockout period, and
                                                following the lockout period
                                                permits the related borrower,
                                                after an initial period of at
                                                least 2 years following the date
                                                of the issuance of the
                                                certificates, to defease the
                                                mortgage loan by pledging to the
                                                trust "government securities" as
                                                defined in the Investment
                                                Company Act of 1940 and
                                                obtaining the release of the
                                                mortgaged property from the lien
                                                of the mortgage if accompanied
                                                by a defeasance fee of 1.0% of
                                                the outstanding balance of the
                                                mortgage loan.

                                            o   8 mortgage loans, representing
                                                1.5% of the initial outstanding
                                                pool balance (which include 6
                                                mortgage loans in loan group 1,
                                                representing 1.6% of the initial
                                                outstanding loan group 1
                                                balance, and 2 mortgage loans in
                                                loan group 2, representing 1.2%
                                                of the initial outstanding loan
                                                group 2 balance), prohibit
                                                voluntary

                                      S-26

                                                principal prepayments during a
                                                lockout period, and following
                                                the lockout period permits
                                                principal prepayment if
                                                accompanied by a prepayment
                                                premium calculated in accordance
                                                with a yield maintenance
                                                formula.

                                            o   2 mortgage loans, representing
                                                0.6% of the initial outstanding
                                                pool balance (and representing
                                                0.7% of the initial outstanding
                                                loan group 1 balance), have no
                                                lockout period and the mortgage
                                                loans permit voluntary principal
                                                prepayments at any time if, for
                                                a certain period of time,
                                                accompanied by a prepayment
                                                premium calculated in accordance
                                                with a yield maintenance
                                                formula.

                                            o   2 mortgage loans, representing
                                                0.5% of the initial outstanding
                                                pool balance (and representing
                                                3.0% of the initial outstanding
                                                loan group 2 balance), have a
                                                lockout period except during the
                                                last two months of the terms of
                                                such mortgage loans during which
                                                the mortgage loans permit
                                                voluntary principal prepayments
                                                without the payment of a
                                                prepayment premium.

                                            o   3 mortgage loans, representing
                                                0.3% of the initial outstanding
                                                pool balance (and representing
                                                0.3% of the initial outstanding
                                                loan group 1 balance), prohibit
                                                voluntary principal prepayments
                                                during a lockout period, and
                                                following the lockout period
                                                permit principal prepayment if
                                                accompanied by a prepayment
                                                premium equal to a certain
                                                specified percentage that
                                                declines over time of the amount
                                                prepaid, depending upon the time
                                                of prepayment.

                                            o   1 mortgage loan, representing
                                                0.3% of the initial outstanding
                                                pool balance (and representing
                                                1.8% of the initial outstanding
                                                loan group 2 balance), prohibits
                                                prepayments during the lockout
                                                period and after the lockout
                                                period, the mortgage loans
                                                permit voluntary principal
                                                prepayments at any time if, for
                                                a certain period of time,
                                                accompanied by a prepayment
                                                premium calculated as the
                                                greater of a yield maintenance
                                                formula and 2.0% of the amount
                                                prepaid, of these loans.

                                            o   1 mortgage loan, representing
                                                0.2% of the initial outstanding
                                                pool balance (and representing
                                                0.2% of the initial outstanding
                                                loan group 1 balance), permits
                                                principal prepayment if, during
                                                the first 60 months of the term
                                                of such mortgage loan, such
                                                prepayment is accompanied by a
                                                yield maintenance charge
                                                calculated on the basis of the
                                                greater of a yield maintenance
                                                formula and 1.0% of the amount
                                                prepaid and after such 60-month
                                                period, such prepayment is
                                                accompanied by a prepayment
                                                premium equal to a certain
                                                specified percentage that
                                                declines over time of the amount
                                                prepaid, depending upon the time
                                                of prepayment.

                                            o   1 mortgage loan, representing
                                                0.1% of the initial outstanding
                                                pool balance (and representing
                                                0.8% of the initial outstanding
                                                loan group 2 balance), prohibits
                                                voluntary principal prepayments
                                                during a lockout period, and
                                                following the lockout period
                                                provides for a prepayment
                                                premium or yield maintenance
                                                charge calculated on the basis
                                                of the greater of a yield
                                                maintenance formula and 1.0% of
                                                the amount prepaid, and also
                                                permits the related borrower,
                                                after an initial period of at
                                                least 2 years following the date
                                                of the issuance of the
                                                certificates, to defease the
                                                mortgage loan by pledging to the
                                                trust "government securities" as
                                                defined in the Investment

                                      S-27

                                                Company Act of 1940 and
                                                obtaining the release of the
                                                mortgaged property from the lien
                                                of the mortgage.

                                            Notwithstanding the above, the
                                            mortgage loans generally (i) permit
                                            prepayment in connection with
                                            casualty or condemnation and certain
                                            other matters without payment of a
                                            prepayment premium or yield
                                            maintenance charge and (ii) provide
                                            for a specified period commencing
                                            prior to and including the maturity
                                            date or the anticipated repayment
                                            date during which the related
                                            borrower may prepay the mortgage
                                            loan without payment of a prepayment
                                            premium or yield maintenance charge.
                                            See the footnotes to Appendix II for
                                            more details about the various yield
                                            maintenance formulas.

                                            With respect to the prepayment and
                                            defeasance provisions set forth
                                            above, certain of the mortgage loans
                                            also include provisions described
                                            below:

                                            o   2 mortgage loans, representing
                                                1.2% of the initial outstanding
                                                pool balance (and representing
                                                1.5% of the initial outstanding
                                                loan group 1 balance), contain
                                                holdback reserves of up to
                                                $1,214,545, which may be applied
                                                by the lender towards amounts
                                                outstanding on the related
                                                mortgage loan if certain
                                                conditions relating to tenant
                                                occupancy, rental income,
                                                post-closing delivery
                                                obligations and certain work
                                                items set forth in the related
                                                mortgage loan documents do not
                                                take place prior to a specified
                                                date. Such allocation by the
                                                lender will result in a partial
                                                prepayment of the related
                                                mortgage loan.

                                            o   3 mortgage loans, representing
                                                9.1% of the initial outstanding
                                                pool balance (and representing
                                                11.1% of the initial outstanding
                                                loan group 1 balance), allow the
                                                release of a portion of the
                                                collateral for such mortgage
                                                loans if certain conditions are
                                                met, including the prepayment of
                                                a portion of the outstanding
                                                principal balance of the related
                                                mortgage loan.

                                            See the footnotes to Appendix II of
                                            this prospectus supplement for more
                                            details concerning certain of the
                                            foregoing provisions.

J.   MORTGAGE LOAN RANGES
     AND WEIGHTED AVERAGES................  As of February 1, 2005, the mortgage loans had the following additional
                                            characteristics:

         I.   MORTGAGE INTEREST
              RATES                         Mortgage interest rates ranging from
                                            4.550% per annum to 9.390% per annum
                                            (and ranging from 4.550% per annum
                                            to 8.770% per annum for loan group 1
                                            and from 5.180% per annum to 9.390%
                                            per annum for loan group 2), and a
                                            weighted average mortgage interest
                                            rate of 5.848% per annum (and 5.537%
                                            per annum for loan group 1 and
                                            7.292% per annum for loan group 2);

         II.  REMAINING TERMS               Remaining terms to scheduled
                                            maturity ranging from 58 months to
                                            296 months (and ranging from 58
                                            months to 296 months for loan group
                                            1 and from 81 months to 238 months
                                            for loan group 2), and a weighted
                                            average remaining term to scheduled
                                            maturity of 115 months (and weighted
                                            average remaining term to scheduled
                                            maturity of 111 months for loan
                                            group 1 and 138 months for loan
                                            group 2);

                                      S-28

         III. REMAINING
              AMORTIZATION TERMS            Remaining amortization terms
                                            ranging from 109 months to 593
                                            months (and ranging from 109 months
                                            to 593 months for loan group 1 and
                                            from 113 months to 478 months for
                                            loan group 2), and a weighted
                                            average remaining amortization term
                                            of 329 months (and 332 months for
                                            loan group 1 and 320 months for loan
                                            group 2);

         IV.  LOAN-TO-VALUE RATIOS          Loan-to-value ratios, calculated as
                                            described in this prospectus
                                            supplement, ranging from 1.9% to
                                            82.9% (and ranging from 1.9% to
                                            82.9% for loan group 1 and from 3.1%
                                            to 79.8% for loan group 2), and a
                                            weighted average loan-to-value
                                            ratio, calculated as described in
                                            this prospectus supplement, of 59.4%
                                            (and 63.8% for loan group 1 and
                                            38.6% for loan group 2);

                                            Except as set forth below, for each
                                            of the mortgage loans, the
                                            loan-to-value ratio was calculated
                                            according to the methodology set
                                            forth in this prospectus supplement
                                            based on the estimate of value from
                                            a third-party appraisal, which was
                                            generally conducted after February
                                            1, 2004. With respect to 67 of the
                                            mortgage loans described in the
                                            previous sentence, representing
                                            11.0% of the initial outstanding
                                            pool balance (which include 47
                                            mortgage loans in loan group 1,
                                            representing 8.5% of the initial
                                            outstanding loan group 1 balance,
                                            and 20 mortgage loans in loan group
                                            2, representing 22.6% of the initial
                                            outstanding loan group 2 balance),
                                            which mortgage loans are secured by
                                            residential cooperative properties,
                                            such estimates of value were
                                            calculated based on the market value
                                            of the real property as if operated
                                            as a residential cooperative. In
                                            connection with the mortgage loans
                                            sold to the trust by Massachusetts
                                            Mutual Life Insurance Company (which
                                            include 1 mortgage loan in loan
                                            group 1, representing 0.3% of the
                                            initial outstanding loan group 1
                                            balance, and 48 mortgage loans in
                                            loan group 2, representing 69.5% of
                                            the initial outstanding loan group 2
                                            balance), the seller arrived at the
                                            valuations of the mortgaged
                                            properties by applying a
                                            capitalization rate chosen from a
                                            range set forth in third party
                                            market studies to underwritten net
                                            operating income and adding in the
                                            remaining value of the outstanding
                                            tax credits.

                                            For detailed methodologies, see
                                            "Description of the Mortgage
                                            Pool--Assessments of Property Value
                                            and Condition--Appraisals" in thiS
                                            prospectus supplement.

         V.   DEBT SERVICE COVERAGE
              RATIOS                        Debt service coverage ratios,
                                            determined according to the
                                            methodology presented in this
                                            prospectus supplement, ranging from
                                            1.01x to 46.75x (and ranging from
                                            1.03x to 46.75x for loan group 1 and
                                            from 1.01x to 20.44x for loan group
                                            2), and a weighted average debt
                                            service coverage ratio, determined
                                            according to the methodology
                                            presented in this prospectus
                                            supplement, of 2.05x (and 2.04x for
                                            loan group 1 and 2.10x for loan
                                            group 2). Such calculations are
                                            based on underwritable cash flow and
                                            actual debt service of the related
                                            mortgage loans as described in this
                                            prospectus supplement.

ADVANCES

A.   PRINCIPAL AND INTEREST
     ADVANCES.............................  Subject to a recoverability determination described in this
                                            prospectus supplement, each master
                                            servicer (and the trustee or fiscal
                                            agent, if applicable) is required to
                                            advance delinquent monthly mortgage
                                            loan payments for mortgage loans for
                                            which it is acting as master
                                            servicer.

                                      S-29

                                            None of the master servicers, the
                                            trustee or the fiscal agent will be
                                            required to advance (i) any
                                            additional interest accrued as a
                                            result of the imposition of any
                                            default rate, (ii) prepayment
                                            premiums or yield maintenance
                                            charges, (iii) any additional
                                            interest accrued as a result of any
                                            rate increase after an anticipated
                                            repayment date, (iv) excess interest
                                            or (v) balloon payments. If any
                                            balloon payment is not collected
                                            from the related borrower, subject
                                            to a recoverability determination
                                            described in this prospectus
                                            supplement, each master servicer
                                            (and the trustee or fiscal agent, if
                                            applicable) will be required to
                                            advance an amount equal to the
                                            scheduled payment that would have
                                            been due if the related balloon
                                            payment had not become due on those
                                            mortgage loans for which it is
                                            acting as master servicer.

                                            If a P&I Advance is made, the master
                                            servicer will defer rather than
                                            advance its master servicing fee,
                                            the excess servicing fee and the
                                            primary servicing fee, but will
                                            advance the trustee fee on those
                                            mortgage loans for which it is
                                            acting as master servicer.

                                            For an REO Property, subject to a
                                            recoverability determination
                                            described in this prospectus
                                            supplement, each master servicer (or
                                            the trustee or fiscal agent, if
                                            applicable) will be required to
                                            advance the scheduled payment that
                                            would have been due if the
                                            predecessor mortgage loan had
                                            remained outstanding and continued
                                            to amortize in accordance with its
                                            amortization schedule in effect
                                            immediately before the REO Property
                                            was acquired.

B.   SERVICING ADVANCES...................  Subject to a recoverability determination described in this
                                            prospectus supplement, the master
                                            servicers, the trustee and the
                                            fiscal agent may also make servicing
                                            advances to pay delinquent real
                                            estate taxes, insurance premiums and
                                            similar expenses necessary to
                                            maintain and protect the mortgaged
                                            property, to maintain the lien on
                                            the mortgaged property or to enforce
                                            the mortgage loan documents. In
                                            addition, each special servicer may,
                                            but is not required to, make
                                            servicing advances on an emergency
                                            basis.

C.   INTEREST ON ADVANCES.................  All advances made by the master servicers, the special servicers,
                                            the trustee or the fiscal agent will
                                            accrue interest at a rate equal to
                                            the "prime rate" as reported in The
                                            Wall Street Journal. Advances of
                                            principal and interest made in
                                            respect of mortgage loans which have
                                            grace periods that expire on or
                                            after the determination date will
                                            not begin to accrue interest until
                                            the day succeeding the expiration
                                            date of such applicable grace
                                            period; provided that if such
                                            advance is not reimbursed from
                                            collections received from the
                                            related borrower by the end of the
                                            applicable grace period, advance
                                            interest will accrue from the date
                                            such advance is made (which will be
                                            the master servicer remittance
                                            date).

D.   BACK-UP ADVANCES.....................  Pursuant to the requirements of the pooling and servicing agreement, if
                                            either master servicer fails to make
                                            a required advance, the trustee will
                                            be required to make the advance and,
                                            if the trustee fails to make the
                                            required advance, the fiscal agent
                                            will be required to make the
                                            advance, each subject to the same
                                            limitations and with the same rights
                                            of the applicable master servicer.

E.   RECOVERABILITY.......................  None of the master servicers, the special servicers, the trustee or
                                            the fiscal agent will be required to
                                            make any advance if the applicable
                                            master servicer, the applicable
                                            special servicer, the trustee or the
                                            fiscal agent determines in its sole
                                            discretion that such advance would
                                            not be

                                      S-30

                                            recoverable in accordance with the
                                            servicing standard (or, in the case
                                            of the trustee or the fiscal agent,
                                            its good faith business judgment),
                                            and the trustee and the fiscal agent
                                            may rely on any such determination
                                            made by the applicable master
                                            servicer or special servicer.

F.   ADVANCES DURING AN
     APPRAISAL REDUCTION EVENT............  The occurrence of certain adverse events affecting a mortgage loan
                                            will require the applicable special
                                            servicer to obtain a new appraisal
                                            or other valuation of the related
                                            mortgaged property. In general, if
                                            the principal amount of the mortgage
                                            loan plus all other amounts due
                                            thereunder and interest on advances
                                            made with respect thereto exceeds
                                            90% of the value of the mortgaged
                                            property determined by an appraisal
                                            or other valuation, an appraisal
                                            reduction may be created in the
                                            amount of the excess as described in
                                            this prospectus supplement. If there
                                            exists an appraisal reduction for
                                            any mortgage loan, the interest
                                            portion of the amount required to be
                                            advanced on that mortgage loan will
                                            be proportionately reduced to the
                                            extent of the appraisal reduction.
                                            This will reduce the funds available
                                            to pay interest and principal on the
                                            most subordinate class or classes of
                                            certificates then outstanding.

                                            See "Description of the Offered
                                            Certificates--Advances" in this
                                            prospectus supplement.

                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS...................................  The certificates offered to you will not be issued unless each of the
                                            classes of certificates being
                                            offered by this prospectus
                                            supplement receives the following
                                            ratings from Standard & Poor's
                                            Ratings Services, a division of The
                                            McGraw-Hill Companies, Inc. and
                                            Fitch, Inc.
                                                                     RATINGS
                                                  CLASS            (S&P/FITCH)
                                                  -----            -----------
                                                Class A-1            AAA/AAA
                                                Class A-2            AAA/AAA
                                                Class A-3            AAA/AAA
                                                Class A-4            AAA/AAA
                                               Class A-AB            AAA/AAA
                                                Class A-5            AAA/AAA
                                               Class A-1A            AAA/AAA
                                                Class A-J            AAA/AAA
                                                 Class B              AA/AA
                                                 Class C             AA-/AA-
                                                 Class D               A/A

                                            A rating agency may lower or
                                            withdraw a security rating at any
                                            time.

                                            See "Ratings" in this prospectus
                                            supplement and "Rating" in the
                                            prospectus for a discussion of the
                                            basis upon which ratings are given,
                                            the limitations of and restrictions
                                            on the ratings, and the conclusions
                                            that should not be drawn from a
                                            rating.

OPTIONAL TERMINATION......................  On any distribution date on which the aggregate certificate balance of
                                            all classes of certificates is less
                                            than or equal to 1% of the initial
                                            outstanding pool balance, the
                                            holders of a majority of the
                                            controlling class, each of the
                                            master servicers, each of the
                                            special servicers and any holder of
                                            a majority interest in the Class R-I
                                            Certificates, each in turn, will
                                            have the option to purchase all of
                                            the remaining mortgage loans, and
                                            all property acquired through
                                            exercise of remedies in respect of
                                            any mortgage loan, at the price
                                            specified in this prospectus
                                            supplement.

                                      S-31

                                            Exercise of this option would
                                            terminate the trust and retire the
                                            then outstanding certificates at par
                                            plus accrued interest.

                                            If any party above, other than NCB,
                                            FSB as the master servicer of the
                                            NCB Mortgage Loans, exercises such
                                            purchase option, NCB, FSB will be
                                            entitled to purchase the remaining
                                            NCB Mortgage Loans and any related
                                            property, and in such event that
                                            other party will then purchase only
                                            the remaining mortgage loans and
                                            property that are not being
                                            purchased by NCB, FSB.

DENOMINATIONS.............................  The Class A-1, Class A-2, Class A-3,
                                            Class A-4, Class A-AB, Class A-5,
                                            Class A-J and Class A-1A
                                            Certificates will be offered in
                                            minimum denominations of $25,000.
                                            The Class B, Class C and Class D
                                            Certificates will be offered in
                                            minimum denominations of $100,000.
                                            Investments in excess of the minimum
                                            denominations may be made in
                                            multiples of $1.

REGISTRATION, CLEARANCE AND
SETTLEMENT................................  Your certificates will be registered in the name of Cede & Co., as
                                            nominee of The Depository Trust
                                            Company, and will not be registered
                                            in your name. You will not receive a
                                            definitive certificate representing
                                            your ownership interest, except in
                                            very limited circumstances described
                                            in this prospectus supplement. As a
                                            result, you will hold your
                                            certificates only in book-entry form
                                            and will not be a certificateholder
                                            of record. You will receive
                                            distributions on your certificates
                                            and reports relating to
                                            distributions only through The
                                            Depository Trust Company,
                                            Clearstream Banking, societe anonyme
                                            or the Euroclear System or through
                                            participants in The Depository Trust
                                            Company, Clearstream Banking or
                                            Euroclear.

                                            You may hold your certificates
                                            through:

                                            o   The Depository Trust Company in
                                                the United States; or

                                            o   Clearstream Banking or Euroclear
                                                in Europe.

                                            Transfers within The Depository
                                            Trust Company, Clearstream Banking
                                            or Euroclear will be made in
                                            accordance with the usual rules and
                                            operating procedures of those
                                            systems. Cross-market transfers
                                            between persons holding directly
                                            through The Depository Trust
                                            Company, Clearstream Banking or
                                            Euroclear will be effected in The
                                            Depository Trust Company through the
                                            relevant depositories of Clearstream
                                            Banking or Euroclear.

                                            All or any portion of the
                                            certificates offered to you may be
                                            converted to definitive certificates
                                            and reissued to beneficial owners or
                                            their nominees, rather than to The
                                            Depository Trust Company or its
                                            nominee, if we notify The Depository
                                            Trust Company of our intent to
                                            terminate the book-entry system and,
                                            upon receipt of notice of such
                                            intent from The Depository Trust
                                            Company, the participants holding
                                            beneficial interests in the
                                            certificates agree to initiate such
                                            termination.

                                            We expect that the certificates
                                            offered to you will be delivered in
                                            book-entry form through the
                                            facilities of The Depository Trust
                                            Company, Clearstream Banking or
                                            Euroclear on or about the closing
                                            date.

                                      S-32

TAX STATUS................................  Elections will be made to treat designated portions of the trust as
                                            three separate "real estate mortgage
                                            investment conduits"--REMIC I, REMIC
                                            II and REMIC III--for federal income
                                            tax purposes. In the opinion of
                                            counsel, each such designated
                                            portion of the trust will qualify
                                            for this treatment and each class of
                                            offered certificates will constitute
                                            "regular interests" in REMIC III.
                                            The portion of the trust consisting
                                            of the right to excess interest
                                            (above the amount of interest that
                                            would have accrued if the interest
                                            rate did not increase) and the
                                            related excess interest sub-account
                                            will be treated as a grantor trust
                                            for federal income tax purposes.

                                            Pertinent federal income tax
                                            consequences of an investment in the
                                            offered certificates include:

                                            o   The regular interests will be
                                                treated as newly originated debt
                                                instruments for federal income
                                                tax purposes.

                                            o   Beneficial owners of offered
                                                certificates will be required to
                                                report income on the
                                                certificates in accordance with
                                                the accrual method of
                                                accounting.

                                            o   It is anticipated that the
                                                offered certificates will be
                                                issued at a premium for federal
                                                income tax purposes.

                                            See "Material Federal Income Tax
                                            Consequences" in this prospectus
                                            supplement.

CONSIDERATIONS RELATED TO TITLE I OF
THE EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974...............  Subject to the satisfaction of important conditions described under
                                            "Certain ERISA Considerations" in
                                            this prospectus supplement and in
                                            the accompanying prospectus, the
                                            offered certificates may be
                                            purchased by persons investing
                                            assets of employee benefit plans or
                                            individual retirement accounts.

LEGAL INVESTMENTS.........................  The offered certificates will not constitute "mortgage related
                                            securities" for purposes of the
                                            Secondary Mortgage Market
                                            Enhancement Act of 1984, as amended.

                                            For purposes of any applicable legal
                                            investment restrictions, regulatory
                                            capital requirements or other
                                            similar purposes, neither the
                                            prospectus nor this prospectus
                                            supplement makes any representation
                                            to you regarding the proper
                                            characterization of the certificates
                                            offered by this prospectus
                                            supplement. Regulated entities
                                            should consult with their own
                                            advisors regarding these matters.

                                      S-33

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

     The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors," summarize the material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED OR
GUARANTEED AND YOUR SOURCE FOR
REPAYMENTS IS LIMITED TO PAYMENTS
UNDER THE MORTGAGE LOANS            Payments under the mortgage loans and the
                                    certificates are not insured or guaranteed
                                    by any governmental entity or insurer.
                                    Accordingly, the sources for repayment of
                                    your certificates are limited to amounts due
                                    with respect to the mortgage loans.

                                    You should consider all of the mortgage
                                    loans to be nonrecourse loans. Even in those
                                    cases where recourse to a borrower or
                                    guarantor is permitted under the related
                                    mortgage loan documents, we have not
                                    necessarily undertaken an evaluation of the
                                    financial condition of any of these persons.
                                    If a default occurs, the lender's remedies
                                    generally are limited to foreclosing against
                                    the specific properties and other assets
                                    that have been pledged to secure the
                                    mortgage loan. Such remedies may be
                                    insufficient to provide a full return on
                                    your investment. Payment of amounts due
                                    under a mortgage loan prior to its maturity
                                    or anticipated repayment date is primarily
                                    dependent on the sufficiency of the net
                                    operating income of the related mortgaged
                                    property. Payment of the balloon payment of
                                    a mortgage loan that is a balloon loan at
                                    its maturity, or on its anticipated
                                    repayment date, is primarily dependent upon
                                    the borrower's ability to sell or refinance
                                    the mortgaged property for an amount
                                    sufficient to repay the mortgage loan.

                                    In limited circumstances, Morgan Stanley
                                    Mortgage Capital Inc., IXIS Real Estate
                                    Capital Inc., Principal Commercial Funding,
                                    LLC, Massachusetts Mutual Life Insurance
                                    Company, NCB, FSB, Union Central Mortgage
                                    Funding, Inc., Teachers Insurance and
                                    Annuity Association of America and
                                    Washington Mutual Bank, FA, each as a
                                    seller, may be obligated to repurchase or
                                    replace a mortgage loan that it sold to us
                                    if its representations and warranties
                                    concerning that mortgage loan are materially
                                    breached or if there are material defects in
                                    the documentation for that mortgage loan.
                                    However, there can be no assurance that any
                                    of these entities will be in a financial
                                    position to effect a repurchase or
                                    substitution. The representations and
                                    warranties address certain characteristics
                                    of the mortgage loans and mortgaged
                                    properties as of the date of issuance of the
                                    certificates. They do not relieve you or the
                                    trust of the risk of defaults and losses on
                                    the mortgage loans.

                                      S-34

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON THE
CASH FLOW PRODUCED BY THE PROPERTY
WHICH CAN BE VOLATILE AND
INSUFFICIENT TO ALLOW TIMELY
PAYMENT ON YOUR CERTIFICATES        The mortgage loans are secured by various
                                    types of income-producing commercial and
                                    multifamily properties. Commercial lending
                                    is generally thought to expose a lender to
                                    greater risk than one- to four-family
                                    residential lending because, among other
                                    things, it typically involves larger loans.

                                    190 mortgage loans, representing 87.2% of
                                    the initial outstanding pool balance (which
                                    include 165 mortgage loans in loan group 1,
                                    representing 99.4% of the initial
                                    outstanding loan group 1 balance, and 25
                                    mortgage loans in loan group 2, representing
                                    30.5% of the initial outstanding loan group
                                    2 balance), were originated within 12 months
                                    prior to the cut-off date. Consequently,
                                    these mortgage loans do not have a long
                                    standing payment history.

                                    The repayment of a commercial mortgage loan
                                    is typically dependent upon the ability of
                                    the applicable property to produce cash
                                    flow. Even the liquidation value of a
                                    commercial property is determined, in
                                    substantial part, by the amount of the
                                    property's cash flow (or its potential to
                                    generate cash flow). However, net operating
                                    income and cash flow can be volatile and may
                                    be insufficient to cover debt service on the
                                    loan at any given time.

                                    Repayment of loans secured by residential
                                    cooperative properties typically depend upon
                                    the payments received by the cooperative
                                    corporation from its tenants/shareholders.

                                    The net operating income, cash flow and
                                    property value of the mortgaged properties
                                    may be adversely affected, among other
                                    things, by any one or more of the following
                                    factors:

                                    o  the age, design and construction quality
                                       of the property;

                                    o  perceptions regarding the safety,
                                       convenience and attractiveness of the
                                       property;

                                    o  the proximity and attractiveness of
                                       competing properties;

                                    o  the adequacy of the property's management
                                       and maintenance;

                                    o  increases in operating expenses at the
                                       property and in relation to competing
                                       properties;

                                    o  an increase in the capital expenditures
                                       needed to maintain the property or make
                                       improvements;

                                    o  the dependence upon a single tenant, or a
                                       concentration of tenants in a particular
                                       business or industry;

                                    o  a decline in the financial condition of a
                                       major tenant;

                                    o  the lack of operating history in the case
                                       of a newly built or renovated mortgaged
                                       property;

                                      S-35

                                    o  an increase in vacancy rates; and

                                    o  a decline in rental rates as leases are
                                       renewed or entered into with new tenants.

                                    Other factors are more general in nature,
                                    such as:

                                    o  national, regional or local economic
                                       conditions (including plant closings,
                                       military base closings, industry
                                       slowdowns and unemployment rates);

                                    o  local real estate conditions (such as an
                                       oversupply of competing properties,
                                       rental space or multifamily housing);

                                    o  demographic factors;

                                    o  decreases in consumer confidence (caused
                                       by events such as threatened or
                                       continuing military action, recent
                                       disclosures of wrongdoing or financial
                                       misstatements by major corporations and
                                       financial institutions and other
                                       factors);

                                    o  changes in consumer tastes and
                                       preferences; and

                                    o  retroactive changes in building codes.

                                    The volatility of net operating income will
                                    be influenced by many of the foregoing
                                    factors, as well as by:

                                    o  the length of tenant leases;

                                    o  the creditworthiness of tenants;

                                    o  the level of tenant defaults;

                                    o  the ability to convert an unsuccessful
                                       property to an alternative use;

                                    o  new construction in the same market as
                                       the mortgaged property;

                                    o  rent control and stabilization laws;

                                    o  the number and diversity of tenants;

                                    o  the rate at which new rentals occur; and

                                    o  the property's operating leverage (which
                                       is the percentage of total property
                                       expenses in relation to revenue), the
                                       ratio of fixed operating expenses to
                                       those that vary with revenues, and the
                                       level of capital expenditures required to
                                       maintain the property and to retain or
                                       replace tenants.

                                    A decline in the real estate market or in
                                    the financial condition of a major tenant
                                    will tend to have a more immediate effect on
                                    the net operating income of properties with
                                    short-term revenue sources (such as
                                    short-term or month-to-month leases) and may
                                    lead to higher rates of delinquency or
                                    defaults under mortgage loans secured by
                                    such properties.

                                      S-36

SEASONED MORTGAGE LOANS SECURED BY
OLDER MORTGAGED PROPERTIES PRESENT
ADDITIONAL RISKS OF REPAYMENT       51 mortgage loans, representing 12.8% of the
                                    initial outstanding pool balance (which
                                    include 3 mortgage loans in loan group 1,
                                    representing 0.6% of the initial loan group
                                    1 balance, and 48 mortgage loans in loan
                                    group 2, representing 69.5% of the initial
                                    loan group 2 balance) are not newly
                                    originated and have been outstanding for 12
                                    or more months prior to February 1, 2005.
                                    While seasoned mortgage loans generally have
                                    the benefit of established payment
                                    histories, there are a number of risks
                                    associated with seasoned mortgage loans that
                                    are not present, or present to a lesser
                                    degree, with more recently originated
                                    mortgage loans. For example,

                                    o  property values and the surrounding
                                       neighborhood may have changed since
                                       origination;

                                    o  origination standards at the time the
                                       mortgage loan was originated may have
                                       been different than current origination
                                       standards;

                                    o  the market for any related business may
                                       have changed from the time the mortgage
                                       loan was originated;

                                    o  the current financial performance of the
                                       related borrower, its business, or the
                                       related mortgaged property in general,
                                       may be different than at origination; and

                                    o  the environmental and engineering
                                       characteristics of the mortgaged property
                                       or improvements may have changed.

                                    Among other things, such factors make it
                                    difficult to estimate the current value of
                                    the related mortgaged property, and
                                    estimated values of mortgaged properties
                                    discussed in this prospectus supplement, to
                                    the extent based upon or extrapolated from
                                    general market data, may not be accurate in
                                    the case of particular mortgaged properties.

CERTAIN MORTGAGE LOANS MAY
HAVE A LIMITED OPERATING HISTORY    The properties securing certain of the
                                    mortgage loans are newly constructed and/or
                                    recently opened and, as such, have a limited
                                    operating history. There can be no assurance
                                    that any of the properties, whether newly
                                    constructed and/or recently opened or
                                    otherwise, will perform as anticipated.

CONVERTING COMMERCIAL PROPERTIES TO
ALTERNATIVE USES MAY REQUIRE
SIGNIFICANT EXPENSES WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                        Some of the mortgaged properties may not be
                                    readily convertible to alternative uses if
                                    those properties were to become unprofitable
                                    for any reason. This is because:

                                    o  converting commercial properties to
                                       alternate uses or converting
                                       single-tenant commercial properties to
                                       multi-tenant properties generally
                                       requires substantial capital
                                       expenditures; and

                                    o  zoning or other restrictions also may
                                       prevent alternative uses.

                                      S-37

                                    The liquidation value of a mortgaged
                                    property not readily convertible to an
                                    alternative use may be substantially less
                                    than would be the case if the mortgaged
                                    property were readily adaptable to other
                                    uses. If this type of mortgaged property
                                    were liquidated and a lower liquidation
                                    value were obtained, less funds would be
                                    available for distributions on your
                                    certificates.

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO
CHANGE IN CURRENT
OPERATING INCOME                    Various factors may adversely affect the
                                    value of the mortgaged properties without
                                    affecting the properties' current net
                                    operating income. These factors include,
                                    among others:

                                    o  changes in the local, regional or
                                       national economy;

                                    o  changes in governmental regulations,
                                       fiscal policy, zoning or tax laws;

                                    o  potential environmental legislation or
                                       liabilities or other legal liabilities;

                                    o  proximity and attractiveness of competing
                                       properties;

                                    o  new construction of competing properties
                                       in the same market;

                                    o  convertibility of a property to an
                                       alternative use;

                                    o  the availability of refinancing;

                                    o  changes in interest rate levels;

                                    o  the age, quality, functionality and
                                       design of the project;

                                    o  increases in operating costs;

                                    o  an increase in the capital expenditures
                                       needed to maintain the properties or make
                                       improvements; and

                                    o  increase in vacancy rates.

TENANT CONCENTRATION INCREASES THE
RISK THAT CASH FLOW WILL BE
INTERRUPTED WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES       A deterioration in the financial condition
                                    of a tenant can be particularly significant
                                    if a mortgaged property is leased to a
                                    single or large tenant or a small number of
                                    tenants, because rent payable by such
                                    tenants generally will represent all or a
                                    significant portion of the cash flow
                                    available to the borrower to pay its
                                    obligations to the lender. We cannot provide
                                    assurances that any major tenant will
                                    continue to perform its obligations under
                                    its lease. 24 of the mortgaged properties,
                                    representing 4.7% of the initial outstanding
                                    pool balance (and representing 5.7% of the
                                    initial loan group 1 balance), are leased to
                                    single tenants, and with respect to 6 of
                                    those mortgaged properties, representing
                                    0.7% of the initial outstanding pool balance
                                    (and representing 0.8% of the initial loan
                                    group 1 balance), the sole tenant is related
                                    to the borrower.

                                      S-38

                                    Mortgaged properties leased to a single
                                    tenant or a small number of tenants are more
                                    susceptible to interruptions of cash flow if
                                    a tenant fails to renew its lease or
                                    defaults under its lease. This is so
                                    because:

                                    o  the financial effect of the absence of
                                       rental income may be severe;

                                    o  more time may be required to re-lease the
                                       space; and

                                    o  substantial capital costs may be incurred
                                       to make the space appropriate for
                                       replacement tenants.

                                    In addition to tenant concentration, another
                                    factor that you should consider is that
                                    retail, industrial and office properties
                                    also may be adversely affected if there is a
                                    concentration of tenants in the same or
                                    similar business or industry.

                                    For further information with respect to
                                    tenant concentrations, see Appendix II.

LEASING MORTGAGED PROPERTIES TO
MULTIPLE TENANTS MAY RESULT IN
HIGHER RE-LEASING COSTS WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                        If a mortgaged property has multiple
                                    tenants, re-leasing costs and costs of
                                    enforcing remedies against defaulting
                                    tenants may be more frequent than in the
                                    case of mortgaged properties with fewer
                                    tenants, thereby reducing the cash flow
                                    available for debt service payments. These
                                    costs may cause a borrower to default in its
                                    obligations to a lender which could reduce
                                    cash flow available for debt service
                                    payments. Multi-tenanted mortgaged
                                    properties also may experience higher
                                    continuing vacancy rates and greater
                                    volatility in rental income and expenses.

THE RELATED BORROWERS MAY HAVE
DIFFICULTY RE-LEASING MORTGAGED
PROPERTIES                          Repayment of mortgage loans secured by
                                    retail, office and industrial properties
                                    will be affected by the expiration of leases
                                    and the ability of the related borrowers and
                                    property managers to renew the leases or to
                                    relet the space on comparable terms. Certain
                                    mortgaged properties may be leased in whole
                                    or in part to government sponsored tenants
                                    who have the right to cancel their leases at
                                    any time because of lack of appropriations.
                                    Certain tenants at the retail properties,
                                    including without limitation anchor tenants,
                                    may have the right to terminate their leases
                                    if certain other tenants are not operating,
                                    or if their sales at the property do not
                                    reach a specified level. Even if vacated
                                    space is successfully relet, the costs
                                    associated with reletting, including tenant
                                    improvements and leasing commissions, could
                                    be substantial and could reduce cash flow
                                    from the related mortgaged properties. 34 of
                                    the mortgaged properties, representing
                                    approximately 44.1% of the initial
                                    outstanding pool balance (excluding
                                    multifamily, self storage, hospitality,
                                    assisted living facility and certain other
                                    property types) (and represent 44.1% of the
                                    initial loan group 1 balance), have
                                    reserves, as of the cut-off date, for tenant
                                    improvements and leasing commissions which
                                    may serve to defray such costs. There can be
                                    no assurances, however, that the funds (if
                                    any) held in such reserves for tenant
                                    improvements and leasing commissions will be
                                    sufficient to cover the costs and expenses
                                    associated with tenant improvements or

                                      S-39

                                    leasing commission obligations. In addition,
                                    if a tenant defaults in its obligations to a
                                    borrower, the borrower may incur substantial
                                    costs and experience significant delays
                                    associated with enforcing rights and
                                    protecting its investment, including costs
                                    incurred in renovating or reletting the
                                    property.

THE CONCENTRATION OF LOANS WITH THE
SAME OR RELATED BORROWERS INCREASES
THE POSSIBILITY OF LOSS ON THE LOANS
WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES                The effect of mortgage pool loan losses will
                                    be more severe:

                                    o  if the pool is comprised of a small
                                       number of loans, each with a relatively
                                       large principal amount; or

                                    o  if the losses relate to loans that
                                       account for a disproportionately large
                                       percentage of the aggregate principal
                                       balance of all mortgage loans.

                                    Mortgage loans with the same borrower or
                                    related borrowers pose additional risks.
                                    Among other things, financial difficulty at
                                    one mortgaged real property could cause the
                                    owner to defer maintenance at another
                                    mortgaged real property in order to satisfy
                                    current expenses with respect to the
                                    troubled mortgaged real property; and the
                                    owner could attempt to avert foreclosure on
                                    one mortgaged real property by filing a
                                    bankruptcy petition that might have the
                                    effect of interrupting monthly payments for
                                    an indefinite period on all of the related
                                    mortgage loans.

                                    19 groups of mortgage loans are made to the
                                    same borrower or borrowers related through
                                    common ownership and where, in general, the
                                    related mortgaged properties are commonly
                                    managed. The related borrower concentrations
                                    of the 3 largest groups in the mortgage pool
                                    represent 9.2%, 2.6% and 2.3%, respectively,
                                    of the initial outstanding pool balance. The
                                    related borrower concentrations of the 3
                                    largest groups in loan group 1 represent
                                    11.1%, 3.2% and 2.0%, respectively, of the
                                    initial outstanding loan group 1 balance.
                                    The related borrower concentrations of the 3
                                    largest groups in loan group 2 represent
                                    12.8%, 7.6% and 5.5%, respectively, of the
                                    initial outstanding loan group 2 balance.

                                    The largest mortgage loan in the mortgage
                                    pool represents 9.5% of the initial
                                    outstanding pool balance. The second largest
                                    mortgage loan in the mortgage pool
                                    represents 8.8% of the initial outstanding
                                    pool balance. The third largest mortgage
                                    loan in the mortgage pool represents 7.9% of
                                    the initial outstanding pool balance. Each
                                    of the other mortgage loans represents less
                                    than 5.0% of the initial outstanding pool
                                    balance.

                                    The largest mortgage loan in loan group 1
                                    represents 11.6% of the initial outstanding
                                    loan group 1 balance. The second largest
                                    mortgage loan in loan group 1 represents
                                    10.7% of the initial outstanding loan group
                                    1 balance. The third largest mortgage loan
                                    in loan group 1 represents 9.6% of the
                                    initial outstanding loan group 1 balance.
                                    Each of the other mortgage loans represents
                                    less than 6.1% of the initial outstanding
                                    loan group 1 balance.

                                      S-40

                                    The largest mortgage loan in loan group 2
                                    represents 5.5% of the initial outstanding
                                    loan group 2 balance. The second largest
                                    mortgage loan in loan group 2 represents
                                    5.3% of the initial outstanding loan group 2
                                    balance. The third largest mortgage loan in
                                    loan group 2 represents 4.6% of the initial
                                    outstanding loan group 2 balance. Each of
                                    the other mortgage loans represents less
                                    than 4.4% of the initial outstanding loan
                                    group 2 balance.

                                    In some cases, the sole or a significant
                                    tenant may be the parent or other affiliate
                                    of the subject borrower. For further
                                    information with respect to tenant
                                    concentrations, see Appendix II.

A CONCENTRATION OF LOANS WITH THE
SAME PROPERTY TYPES INCREASES THE
POSSIBILITY OF LOSS ON THE LOANS
WHICH COULD REDUCE PAYMENTS ON YOUR
CERTIFICATES                        A concentration of mortgage loans secured by
                                    the same property type can increase the risk
                                    that a decline in a particular industry will
                                    have a disproportionately large impact on
                                    the pool of mortgage loans or a particular
                                    loan group. The following property types
                                    represent the indicated percentage of the
                                    initial outstanding pool balance:

                                    o  office properties represent 34.3%;

                                    o  multifamily properties represent 28.4%
                                       (of which 67 residential cooperative
                                       properties represent 11.0%);

                                    o  retail properties represent 27.1%;

                                    o  industrial properties represent 6.6%;

                                    o  hospitality properties represent 2.0%;

                                    o  assisted living facility property
                                       represents 1.0%;

                                    o  self storage properties represent 0.4%;
                                       and

                                    o  mixed use properties represent 0.3%.

                                    For information regarding the types of
                                    properties securing the mortgage loans
                                    included in loan group 1 or loan group 2,
                                    see Appendix I to this prospectus
                                    supplement.

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER OF
LOCATIONS MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES       Concentrations of mortgaged properties in
                                    geographic areas may increase the risk that
                                    adverse economic or other developments or a
                                    natural disaster or act of terrorism
                                    affecting a particular region of the country
                                    could increase the frequency and severity of
                                    losses on mortgage loans secured by those
                                    properties. In the past, several regions of
                                    the United States have experienced
                                    significant real estate downturns at times
                                    when other regions have not. Regional
                                    economic declines or adverse conditions in
                                    regional real estate markets could adversely
                                    affect the income from, and market value of,
                                    the mortgaged properties located in the
                                    region. Other regional factors--e.g.,
                                    earthquakes, floods or

                                      S-41

                                    hurricanes or changes in governmental rules
                                    or fiscal policies--also may adversely
                                    affect those mortgaged properties.

                                    The mortgaged properties are located
                                    throughout 37 states and the District of
                                    Columbia (which include 29 other states for
                                    loan group 1 and 27 other states and the
                                    District of Columbia for loan group 2). In
                                    particular, investors should note that
                                    mortgage loans representing 13.3% of the
                                    initial outstanding pool balance (and 15.4%
                                    of the initial outstanding loan group 1
                                    balance and 3.6% of the initial outstanding
                                    loan group 2 balance) are secured by
                                    mortgaged properties located in California.
                                    Mortgaged properties located in California
                                    may be more susceptible to some types of
                                    special hazards that may not be covered by
                                    insurance (such as earthquakes) than
                                    properties located in other parts of the
                                    country. If a borrower does not have
                                    insurance against such risks and a severe
                                    casualty occurs at a mortgaged property, the
                                    borrower may be unable to generate income
                                    from the mortgaged property in order to make
                                    payments on the related mortgage loan. The
                                    mortgage loans generally do not require any
                                    borrowers to maintain earthquake insurance.
                                    3 of the mortgaged properties, representing
                                    0.7% of the initial outstanding pool balance
                                    (and 0.8% of the initial outstanding loan
                                    group 1 balance and 0.5% of the initial
                                    outstanding loan group 2 balance), have a
                                    seismic engineering report which indicates
                                    probable maximum loss to the related
                                    improvements in excess of 20%.

                                    Mortgage loans representing 29.7%, 19.2%,
                                    13.3% and 5.3% of the initial outstanding
                                    pool balance are secured by mortgaged
                                    properties located in New York, Texas,
                                    California and Florida, respectively, and
                                    concentrations of mortgaged properties, in
                                    each case, representing no more than 5.0% of
                                    the initial outstanding pool balance, also
                                    exist in several other states.

                                    For information regarding the location of
                                    the properties securing the mortgage loans
                                    included in loan group 1 and loan group 2,
                                    see Appendix I to this prospectus
                                    supplement.

A LARGE CONCENTRATION OF OFFICE
PROPERTIES IN THE MORTGAGE POOL WILL
SUBJECT YOUR INVESTMENT TO THE
SPECIAL RISKS OF OFFICE PROPERTIES  36 of the mortgaged properties, securing
                                    34.3% of the initial outstanding pool
                                    balance (representing 41.6% of the initial
                                    outstanding loan group 1 balance), are
                                    office properties.

                                    A large number of factors may affect the
                                    value of these office properties, including:

                                    o  the quality of an office building's
                                       tenants;

                                    o  the diversity of an office building's
                                       tenants, reliance on a single or dominant
                                       tenant or tenants in a volatile industry
                                       (e.g., technology and internet companies
                                       that have experienced or may in the
                                       future experience circumstances that make
                                       their businesses volatile);

                                    o  the physical attributes of the building
                                       in relation to competing buildings, e.g.,
                                       age, condition, design, location, access
                                       to transportation and ability to offer
                                       certain amenities, such as sophisticated
                                       building systems;

                                      S-42

                                    o  the desirability of the area as a
                                       business location;

                                    o  the strength and nature of the local
                                       economy (including labor costs and
                                       quality, tax environment and quality of
                                       life for employees); and

                                    o  the suitability of a space for re-leasing
                                       without significant build-out costs.

                                    Moreover, the cost of refitting office space
                                    for a new tenant is often higher than the
                                    cost of refitting other types of property.

                                    Included in the office properties referenced
                                    above are 8 medical office properties, which
                                    secure approximately 2.9% of the initial
                                    outstanding pool balance (representing 3.6%
                                    of the initial outstanding loan group 1
                                    balance). The performance of a medical
                                    office property may depend on the proximity
                                    of such property to a hospital or other
                                    health care establishment and on
                                    reimbursements for patient fees from private
                                    or government-sponsored insurance companies.
                                    The sudden closure of a nearby hospital may
                                    adversely affect the value of a medical
                                    office property. In addition, the
                                    performance of a medical office property may
                                    depend on reimbursements for patient fees
                                    from private or government-sponsored
                                    insurers and issues related to reimbursement
                                    (ranging from non payment to delays in
                                    payment) from such insurers could adversely
                                    impact cash flow at such mortgaged
                                    properties. Moreover, medical office
                                    properties appeal to a narrow market of
                                    tenants and the value of a medical office
                                    property may be adversely affected by the
                                    availability of competing medical office
                                    properties.

MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF MULTIFAMILY PROPERTIES           128 of the mortgaged properties,
                                    representing 28.4% of the initial
                                    outstanding pool balance (which include 55
                                    mortgaged properties in loan group 1,
                                    representing 13.0% of the initial
                                    outstanding loan group 1 balance, and 73
                                    mortgaged properties in loan group 2,
                                    representing 100.0% of the initial
                                    outstanding loan group 2 balance), are
                                    multifamily properties (including 67
                                    residential cooperative properties).

                                    A large number of factors may affect the
                                    value and successful operation of these
                                    multifamily properties, including:

                                    o  the physical attributes of the apartment
                                       building, such as its age, appearance and
                                       construction quality;

                                    o  the location of the property;

                                    o  the ability of management to provide
                                       adequate maintenance and insurance;

                                    o  the types of services and amenities
                                       provided at the property;

                                    o  the property's reputation;

                                    o  the level of mortgage interest rates and
                                       income and economic conditions (which may
                                       encourage tenants to purchase rather than
                                       rent housing);

                                      S-43

                                    o  the presence of competing properties;

                                    o  adverse local or national economic
                                       conditions which may limit the rent that
                                       may be charged and which may result in
                                       increased vacancies;

                                    o  the tenant mix (such as tenants being
                                       predominantly students or military
                                       personnel or employees of a particular
                                       business);

                                    o  state and local regulations (which may
                                       limit the ability to increase rents); and

                                    o  government assistance/rent subsidy
                                       programs (which may influence tenant
                                       mobility).

                                    In addition to state regulation of the
                                    landlord tenant relationship, certain
                                    counties and municipalities impose rent
                                    control on apartment buildings. These
                                    ordinances may limit rent increases to fixed
                                    percentages, to percentages of increases in
                                    the consumer price index, to increases set
                                    or approved by a governmental agency, or to
                                    increases determined through mediation or
                                    binding arbitration. Any limitations on a
                                    borrower's ability to raise property rents
                                    may impair such borrower's ability to repay
                                    its multifamily loan from its net operating
                                    income or the proceeds of a sale or
                                    refinancing of the related multifamily
                                    property.

                                    Certain of the mortgage loans are secured or
                                    may be secured in the future by mortgaged
                                    properties that are subject to certain
                                    affordable housing covenants and other
                                    covenants and restrictions with respect to
                                    various tax credit, city, state and federal
                                    housing subsidies, rent stabilization or
                                    similar programs, in respect of various
                                    units within the mortgaged properties. The
                                    limitations and restrictions imposed by
                                    these programs could result in losses on the
                                    mortgage loans. In addition, in the event
                                    that the program is cancelled, it could
                                    result in less income for the project. These
                                    programs may include, among others:

                                    o  rent limitations that would adversely
                                       affect the ability of borrower to
                                       increase rents to maintain the condition
                                       of their mortgaged properties and satisfy
                                       operating expense; and

                                    o  tenant income restrictions that may
                                       reduce the number of eligible tenants in
                                       those mortgaged properties and result in
                                       a reduction in occupancy rates.

                                    The difference in rents between subsidized
                                    or supported properties and other
                                    multifamily rental properties in the same
                                    area may not be a sufficient economic
                                    incentive for some eligible tenants to
                                    reside at a subsidized or supported property
                                    that may have fewer amenities or be less
                                    attractive as a residence. As a result,
                                    occupancy levels at a subsidized or
                                    supported property may decline, which may
                                    adversely affect the value and successful
                                    operation of such property.

                                      S-44

A LARGE CONCENTRATION OF RESIDENTIAL
COOPERATIVE PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS OF
RESIDENTIAL COOPERATIVE PROPERTIES  67 of the mortgaged properties, securing
                                    11.0% of the initial outstanding pool
                                    balance (which include 47 mortgage loans in
                                    loan group 1, representing 8.5% of the
                                    initial outstanding loan group 1 balance,
                                    and 20 mortgage loans in loan group 2,
                                    representing 22.6% of the initial
                                    outstanding loan group 2 balance), are
                                    residential cooperative properties. Various
                                    factors may adversely affect the economic
                                    performance of residential cooperative
                                    properties, which could adversely affect
                                    payments on your certificates, including:

                                    o  the ability of tenants to remain in a
                                       cooperative property after its conversion
                                       from a rental property, at below market
                                       rents and subject to applicable rent
                                       control and stabilization laws;

                                    o  the primary dependence of a borrower upon
                                       maintenance payments and any rental
                                       income from units or commercial areas to
                                       meet debt service obligations;

                                    o  the concentration of shares relating to
                                       occupied rental units of the sponsor,
                                       owner or investor after conversion from
                                       rental housing, which may result in an
                                       inability to meet debt service
                                       obligations on the corporation's mortgage
                                       loan if the sponsor, owner or investor is
                                       unable to make the required maintenance
                                       payments;

                                    o  the failure of a borrower to qualify for
                                       favorable tax treatment as a "cooperative
                                       housing corporation" each year, which may
                                       reduce the cash flow available to make
                                       payments on the related mortgage loan;
                                       and

                                    o  that, upon foreclosure, in the event a
                                       cooperative property becomes a rental
                                       property, all or certain units at such
                                       rental property could be subject to rent
                                       control, stabilization and tenants'
                                       rights laws, at below market rents, which
                                       may affect rental income levels and the
                                       marketability and sale proceeds of the
                                       rental property as a whole.

                                    A residential cooperative building and the
                                    land under the building are owned or leased
                                    by a non-profit residential cooperative
                                    corporation. The cooperative owns all the
                                    units in the building and all common areas.
                                    Its tenants own stock, shares or membership
                                    certificates in the corporation. This
                                    ownership entitles the tenant-stockholders
                                    to proprietary leases or occupancy
                                    agreements which confer exclusive rights to
                                    occupy specific units. Generally, the
                                    tenant-stockholders make monthly maintenance
                                    payments which represent their share of the
                                    cooperative corporation's mortgage loan
                                    payments, real property taxes, maintenance,
                                    contributions to reserves and other
                                    expenses, less any income the corporation
                                    may receive. These payments are in addition
                                    to any payments of principal and interest
                                    the tenant-stockholder may be required to
                                    make on any loans secured by its shares in
                                    the cooperative.

                                    In certain instances, an apartment building
                                    or a portion thereof and the land thereunder
                                    may be converted to the condominium form of
                                    ownership, and thereby be divided into 2 or
                                    more condominium units. Generally, in such
                                    instances, the non-profit cooperative
                                    corporation

                                      S-45

                                    does not own the entire apartment building
                                    and the land under the building, but rather
                                    owns a single condominium unit that
                                    generally comprises the residential portions
                                    of such apartment building. The other
                                    condominium units in such apartment building
                                    will generally comprise commercial space and
                                    will generally be owned by persons or
                                    entities other than the non-profit
                                    cooperative corporation. In instances where
                                    an apartment building has been converted to
                                    the condominium form of ownership, certain
                                    of the common areas in such building may be
                                    owned by the non-profit cooperative
                                    corporation and other common areas (often
                                    including the land under the building) may
                                    constitute common elements of the
                                    condominium, which common elements are owned
                                    in common by the non-profit cooperative
                                    corporation and the owners of the other
                                    condominium units. Where the apartment
                                    building has been submitted to the
                                    condominium form of ownership, each
                                    condominium unit owner will be directly
                                    responsible for the payment of real estate
                                    taxes on such owner's unit. Certain
                                    specified maintenance and other obligations,
                                    including hazard and liability insurance
                                    premiums, may not be the direct
                                    responsibility of the non-profit cooperative
                                    corporation but rather will be the
                                    responsibility of the condominium board of
                                    managers. The ability of the condominium
                                    board of managers to pay certain expenses of
                                    the building will be dependent upon the
                                    payment by all condominium unit owners of
                                    common charges assessed by the condominium
                                    board of managers. 2 residential cooperative
                                    properties, securing 0.5% of the initial
                                    outstanding pool balance, have been
                                    converted to the condominium form of
                                    ownership (representing 0.6% of the initial
                                    loan group 1 balance).

A LARGE CONCENTRATION OF RETAIL
PROPERTIES IN THE MORTGAGE POOL WILL
SUBJECT YOUR INVESTMENT TO THE
SPECIAL RISKS OF RETAIL PROPERTIES  44 of the mortgaged properties, securing
                                    27.1% of the initial outstanding pool
                                    balance (representing 33.0% of the initial
                                    outstanding loan group 1 balance), are
                                    retail properties. The quality and success
                                    of a retail property's tenants significantly
                                    affect the property's value. The success of
                                    retail properties can be adversely affected
                                    by local competitive conditions and changes
                                    in consumer spending patterns. A borrower's
                                    ability to make debt service payments can be
                                    adversely affected if rents are based on a
                                    percentage of the tenant's sales and sales
                                    decline or if the closure of one store gives
                                    rise to lease provisions permitting the
                                    closure of another store.

                                    An "anchor tenant" is proportionately larger
                                    in size than other tenants at a retail
                                    property and is considered to be vital in
                                    attracting customers to a retail property,
                                    whether or not the anchor tenant's premises
                                    are part of the mortgaged property. 27 of
                                    the mortgaged properties, securing 23.7% of
                                    the initial outstanding pool balance
                                    (representing 28.8% of the initial
                                    outstanding loan group 1 balance), are
                                    properties considered by the applicable
                                    seller to be occupied by, leased to or
                                    adjacent to one or more anchor tenants.

                                      S-46

                                    The presence or absence of an anchor store
                                    in a shopping center also can be important
                                    because anchor stores play a key role in
                                    generating customer traffic and making a
                                    center desirable for other tenants.
                                    Consequently, the economic performance of an
                                    anchored retail property will be adversely
                                    affected by:

                                    o  an anchor store's failure to renew its
                                       lease;

                                    o  termination of an anchor store's lease;

                                    o  the bankruptcy or economic decline of an
                                       anchor store or self-owned anchor or the
                                       parent company thereof; or

                                    o  the cessation of the business of an
                                       anchor store at the shopping center, even
                                       if, as a tenant, it continues to pay
                                       rent.

                                    There may be retail properties with anchor
                                    stores that are permitted to cease operating
                                    at any time if certain other stores are not
                                    operated at those locations. Furthermore,
                                    there may be non-anchor tenants that are
                                    permitted to offset all or a portion of
                                    their rent, pay rent based solely on a
                                    percentage of their sales, or terminate
                                    their leases if certain anchor stores and/or
                                    major tenants are either not operated or
                                    fail to meet certain business objectives.

                                    Retail properties also face competition from
                                    sources outside a given real estate market.
                                    For example, all of the following compete
                                    with more traditional retail properties for
                                    consumer dollars: factory outlet centers,
                                    discount shopping centers and clubs,
                                    catalogue retailers, home shopping networks,
                                    internet web sites and telemarketing.
                                    Continued growth of these alternative retail
                                    outlets, which often have lower operating
                                    costs, could adversely affect the rents
                                    collectible at the retail properties
                                    included in the mortgage pool, as well as
                                    the income from, and market value of, the
                                    mortgaged properties. Moreover, additional
                                    competing retail properties may be built in
                                    the areas where the retail properties are
                                    located, which could adversely affect the
                                    rents collectible at the retail properties
                                    included in the mortgage pool, as well as
                                    the income from, and market value of, the
                                    mortgaged properties.

A LARGE CONCENTRATION OF INDUSTRIAL
PROPERTIES IN THE MORTGAGE POOL WILL
SUBJECT YOUR INVESTMENT TO THE
SPECIAL RISKS OF INDUSTRIAL
PROPERTIES                          29 of the mortgaged properties, securing
                                    6.6% of the initial outstanding pool balance
                                    (and representing 8.0% of the initial
                                    outstanding loan group 1 balance), are
                                    industrial properties. Various factors may
                                    adversely affect the economic performance of
                                    these industrial properties, which could
                                    adversely affect payments on your
                                    certificates, including:

                                    o  reduced demand for industrial space
                                       because of a decline in a particular
                                       industry segment;

                                    o  increased supply of competing industrial
                                       space because of relative ease in
                                       constructing buildings of this type;

                                    o  a property becoming functionally
                                       obsolete;

                                      S-47

                                    o  insufficient supply of labor to meet
                                       demand;

                                    o  changes in access to the property, energy
                                       prices, strikes, relocation of highways
                                       or the construction of additional
                                       highways;

                                    o  location of the property in relation to
                                       access to transportation;

                                    o  suitability for a particular tenant;

                                    o  building design and adaptability;

                                    o  a change in the proximity of supply
                                       sources; and

                                    o  environmental hazards.

LEASEHOLD INTERESTS ENTAIL CERTAIN
RISKS WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES       5 of the mortgaged properties, securing
                                    mortgage loans representing 7.3% of the
                                    initial outstanding pool balance (and
                                    representing 8.9% of the initial outstanding
                                    loan group 1 balance), are subject to a
                                    first mortgage lien on a leasehold interest
                                    under a ground lease. 3 of the mortgaged
                                    properties, securing mortgage loans
                                    representing 3.1% of the initial outstanding
                                    pool balance, are subject to a first
                                    mortgage lien on a fee/leasehold interest
                                    (and representing 3.7% of the initial
                                    outstanding loan group 1 balance).

                                    Leasehold mortgage loans are subject to
                                    certain risks not associated with mortgage
                                    loans secured by a lien on the fee estate of
                                    the borrower. The most significant of these
                                    risks is that if the borrower's leasehold
                                    were to be terminated upon a lease default,
                                    the lender would lose its security.
                                    Generally, each related ground lease
                                    requires the lessor to give the lender
                                    notice of the borrower's defaults under the
                                    ground lease and an opportunity to cure
                                    them, permits the leasehold interest to be
                                    assigned to the lender or the purchaser at a
                                    foreclosure sale, in some cases only upon
                                    the consent of the lessor, and contains
                                    certain other protective provisions
                                    typically included in a "mortgageable"
                                    ground lease.

                                    In addition, certain of the mortgaged
                                    properties are subject to various use
                                    restrictions imposed by the related ground
                                    lease, and these limitations could adversely
                                    affect the ability of the related borrower
                                    to lease or sell the mortgaged property on
                                    favorable terms, thus adversely affecting
                                    the borrower's ability to fulfill its
                                    obligations under the related mortgage loan.

                                    Upon the bankruptcy of a lessor or a lessee
                                    under a ground lease, the debtor entity has
                                    the right to assume or reject the lease. If
                                    a debtor lessor rejects the lease, the
                                    lessee has the right to remain in possession
                                    of its leased premises for the rent
                                    otherwise payable under the lease for the
                                    term of the lease (including renewals). If a
                                    debtor lessee/borrower rejects any or all of
                                    the lease, the leasehold lender could
                                    succeed to the lessee/borrower's position
                                    under the lease only if the lessor
                                    specifically grants the lender such right.
                                    If both the lessor and the lessee/borrowers
                                    are involved in bankruptcy proceedings, the
                                    trustee may be unable to enforce the
                                    bankrupt lessee/borrower's right to refuse
                                    to treat a ground lease rejected by a
                                    bankrupt lessor as terminated. In such

                                      S-48

                                    circumstances, a lease could be terminated
                                    notwithstanding lender protection provisions
                                    contained therein or in the mortgage.

                                    In a recent decision by the United States
                                    Court of Appeals for the Seventh Circuit
                                    (Precision Indus. V. Qualitech Steel SBQ,
                                    LLC, 327 F.3d 537 (7th Cir. 2003)) the court
                                    ruled with respect to an unrecorded lease of
                                    real property that where a statutory sale of
                                    the fee interest in leased property occurs
                                    under Section 363(f) of the Bankruptcy Code
                                    (11 U.S.C. Section 363(f)) upon the
                                    bankruptcy of a landlord, such sale
                                    terminates a lessee's possessory interest in
                                    the property, and the purchaser assumes
                                    title free and clear of any interest,
                                    including any leasehold estates. Pursuant to
                                    Section 363(e) of the Bankruptcy Code (11
                                    U.S.C. Section 363(a)), a lessee may request
                                    the bankruptcy court to prohibit or
                                    condition the statutory sale of the property
                                    so as to provide adequate protection of the
                                    leasehold interests; however, the court
                                    ruled that this provision does not ensure
                                    continued possession of the property, but
                                    rather entitles the lessee to compensation
                                    for the value of its leasehold interest,
                                    typically from the sale proceeds. While
                                    there are certain circumstances under which
                                    a "free and clear" sale under Section 363(f)
                                    of the Bankruptcy Code would not be
                                    authorized (including that the lessee could
                                    not be compelled in a legal or equitable
                                    proceeding to accept a monetary satisfaction
                                    of his possessory interest, and that none of
                                    the other conditions of Section
                                    363(f)(1)-(4) of the Bankruptcy Code
                                    otherwise permits the sale), we cannot
                                    provide assurances that those circumstances
                                    would be present in any proposed sale of a
                                    leased premises. As a result, we cannot
                                    provide assurances that, in the event of a
                                    statutory sale of leased property pursuant
                                    to Section 363(f) of the Bankruptcy Code,
                                    the lessee may be able to maintain
                                    possession of the property under the ground
                                    lease. In addition, we cannot provide
                                    assurances that the lessee and/or the lender
                                    will be able to recoup the full value of the
                                    leasehold interest in bankruptcy court.

                                    Some of the ground leases securing the
                                    mortgaged properties provide that the ground
                                    rent payable thereunder increases during the
                                    term of the lease. These increases may
                                    adversely affect the cash flow and net
                                    income of the borrower from the mortgaged
                                    property.

TENANCIES IN COMMON MAY HINDER
RECOVERY                            Certain borrowers own the related mortgaged
                                    property as tenants-in-common. In general,
                                    with respect to a tenant-in-common ownership
                                    structure, each tenant-in-common owns an
                                    undivided interest in the property and if
                                    such tenant-in-common desires to sell its
                                    interest in the property (and is unable to
                                    find a buyer or otherwise needs to force a
                                    partition) the tenant-in-common has the
                                    ability to request that a court order a sale
                                    of the property and distribute the proceeds
                                    to each tenant-in-common proportionally.

                                    The bankruptcy, dissolution or action for
                                    partition by one or more of the
                                    tenants-in-common could result in an early
                                    repayment of the related mortgage loan, a
                                    significant delay in recovery against the
                                    tenant-in-common mortgagors, a material
                                    impairment in property management and a
                                    substantial decrease in the amount
                                    recoverable upon the related mortgage loan.
                                    In some cases, the related mortgage loan
                                    documents provide for full recourse to the
                                    related tenant-in-common borrower or the
                                    guarantor if a tenant-in-common files for
                                    partition or bankruptcy. In some cases, the
                                    related tenant-in-common borrower waived its
                                    right

                                      S-49

                                    to partition, reducing the risk of
                                    partition. However, there can be no
                                    assurance that, if challenged, this waiver
                                    would be enforceable. In most cases, the
                                    related tenant-in-common borrower is a
                                    special purpose entity (in some cases
                                    bankruptcy-remote), reducing the risk of
                                    bankruptcy. The tenant-in-common structure
                                    may cause delays in the enforcement of
                                    remedies because each time a
                                    tenant-in-common borrower files for
                                    bankruptcy, the bankruptcy court stay will
                                    be reinstated. There can be no assurance
                                    that a bankruptcy proceeding by a single
                                    tenant-in-common borrower will not delay
                                    enforcement of this mortgage loan.

TENANT BANKRUPTCY MAY ADVERSELY
AFFECT THE INCOME PRODUCED BY THE
PROPERTY AND MAY ADVERSELY AFFECT
THE PAYMENTS ON YOUR CERTIFICATES   Certain tenants at some of the mortgaged
                                    properties may have been, may currently be
                                    or may in the future become a party to a
                                    bankruptcy proceeding. The bankruptcy or
                                    insolvency of a major tenant, or a number of
                                    smaller tenants, in retail, industrial and
                                    office properties may adversely affect the
                                    income produced by the property. Under the
                                    federal bankruptcy code, a tenant/debtor has
                                    the option of affirming or rejecting any
                                    unexpired lease. If the tenant rejects the
                                    lease, the landlord's claim for breach of
                                    the lease would be a general unsecured claim
                                    against the tenant, absent collateral
                                    securing the claim. The claim would be
                                    limited to the unpaid rent under the lease
                                    for the periods prior to the bankruptcy
                                    petition, or earlier surrender of the leased
                                    premises, plus the rent under the lease for
                                    the greater of 1 year, or 15%, not to exceed
                                    3 years, of the remaining term of such
                                    lease. The actual amount of the recovery
                                    could be less than the amount of the claim.

ENVIRONMENTAL LAWS ENTAIL RISKS THAT
MAY ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   Various environmental laws may make a
                                    current or previous owner or operator of
                                    real property liable for the costs of
                                    removal or remediation of hazardous or toxic
                                    substances on, under or adjacent to such
                                    property. Those laws often impose liability
                                    whether or not the owner or operator knew
                                    of, or was responsible for, the presence of
                                    the hazardous or toxic substances. For
                                    example, certain laws impose liability for
                                    release of asbestos-containing materials
                                    into the air or require the removal or
                                    containment of asbestos-containing
                                    materials. In some states, contamination of
                                    a property may give rise to a lien on the
                                    property to assure payment of the costs of
                                    cleanup. In some states, this lien has
                                    priority over the lien of a pre-existing
                                    mortgage. Additionally, third parties may
                                    seek recovery from owners or operators of
                                    real properties for cleanup costs, property
                                    damage or personal injury associated with
                                    releases of, or other exposure to hazardous
                                    substances related to the properties.

                                    The owner's liability for any required
                                    remediation generally is not limited by law
                                    and could, accordingly, exceed the value of
                                    the property and/or the aggregate assets of
                                    the owner. The presence of hazardous or
                                    toxic substances also may adversely affect
                                    the owner's ability to refinance the
                                    property or to sell the property to a third
                                    party. The presence of, or strong potential
                                    for contamination by, hazardous substances
                                    consequently can have a materially adverse
                                    effect on the

                                      S-50

                                    value of the property and a borrower's
                                    ability to repay its mortgage loan.

                                    In addition, under certain circumstances, a
                                    lender (such as the trust) could be liable
                                    for the costs of responding to an
                                    environmental hazard.

ENVIRONMENTAL RISKS RELATING TO
SPECIFIC MORTGAGED PROPERTIES MAY
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                        In general, in connection with the
                                    origination of the mortgage loans,
                                    environmental site assessments were prepared
                                    for the related mortgaged properties. In all
                                    cases where such environmental site
                                    assessments were prepared, the minimum
                                    standard required for such environmental
                                    site assessments was generally a Phase I
                                    type of environmental site assessment. Phase
                                    I environmental site assessments generally
                                    include a site inspection, interview of
                                    knowledgeable persons, review of certain
                                    records and government databases, and
                                    preparation of a report by an environmental
                                    professional, but do not usually include
                                    sampling and laboratory analysis.

                                    With respect to the mortgaged properties for
                                    which environmental site assessments (or
                                    updates of previous assessments), were
                                    prepared on or after August 1, 2003 (which
                                    secure mortgage loans representing 87.9% of
                                    the initial outstanding pool balance,
                                    representing 99.7% of the initial
                                    outstanding loan group 1 balance and
                                    representing 33.0% of the initial
                                    outstanding loan group 2 balance), the
                                    related seller has represented to us that,
                                    as of the cut-off date and subject to
                                    certain specified exceptions, it had no
                                    knowledge of any material and adverse
                                    environmental condition or circumstance
                                    affecting such mortgaged property that was
                                    not disclosed in such assessment.

                                    With respect to the mortgaged properties for
                                    which environmental site assessments were
                                    prepared prior to August 1, 2003 or for
                                    which no environmental site assessments
                                    exist (which secure mortgage loans,
                                    representing 12.1% of the initial
                                    outstanding pool balance, representing 0.3%
                                    of the initial outstanding loan group 1
                                    balance and representing 67.0% of the
                                    initial outstanding loan group 2 balance),
                                    the related seller has represented to us
                                    that, as of the cut-off date and subject to
                                    certain specified exceptions:

                                    o  no hazardous material is present on such
                                       mortgaged property such that (a) the
                                       value, use or operation of such mortgaged
                                       property is materially and adversely
                                       affected or (b) under applicable federal,
                                       state or local law, (i) such hazardous
                                       material could be required to be
                                       eliminated at a cost materially and
                                       adversely affecting the value of the
                                       mortgaged property before such mortgaged
                                       property could be altered, renovated,
                                       demolished or transferred or (ii) the
                                       presence of such hazardous material could
                                       (upon action by the appropriate
                                       governmental authorities) subject the
                                       owner of such mortgaged property, or the
                                       holders of a security interest therein,
                                       to liability for the cost of eliminating
                                       such hazardous material or the hazard
                                       created thereby at a cost materially and
                                       adversely affecting the value of the
                                       mortgaged property; and

                                    o  such mortgaged property is in material
                                       compliance with all applicable federal,
                                       state and local laws pertaining to
                                       hazardous materials or environmental
                                       hazards, any noncompliance with such

                                      S-51

                                       laws does not have a material adverse
                                       effect on the value of such mortgaged
                                       property and neither the applicable
                                       seller nor, to such seller's knowledge,
                                       the related borrower or any current
                                       tenant thereon, has received any notice
                                       of violation or potential violation of
                                       any such law.

                                    The environmental assessments generally did
                                    not disclose the presence or risk of
                                    environmental contamination that is
                                    considered materially adverse to the
                                    interests of the holders of the certificates
                                    and the value of the mortgage loan; however,
                                    in certain cases, such assessments did
                                    reveal conditions that resulted in
                                    requirements that the related borrowers
                                    establish operations and maintenance plans,
                                    monitor the mortgaged property or nearby
                                    properties, abate or remediate the
                                    condition, establish a reserve fund at the
                                    origination of the mortgage loan, provide
                                    additional security such as letters of
                                    credit or stand-alone secured creditor
                                    impaired property policies, and/or take
                                    other actions necessary to address such
                                    adverse conditions. We cannot assure you,
                                    however, that the environmental assessments
                                    revealed or accurately quantified all
                                    existing or potential environmental risks or
                                    that all adverse environmental conditions
                                    have been completely abated or remediated or
                                    that any reserves, insurance or operations
                                    and maintenance plans will be sufficient to
                                    remediate the environmental conditions.
                                    Moreover, we cannot assure you that: (i)
                                    future laws, ordinances or regulations will
                                    not impose any material environmental
                                    liability; or (ii) the current environmental
                                    condition of the mortgaged properties will
                                    not be adversely affected by tenants or by
                                    the condition of land or operations in the
                                    vicinity of the mortgaged properties (such
                                    as any leaking underground storage tanks).

                                    With respect to certain residential
                                    cooperative properties, relating to mortgage
                                    loans in the aggregate amount of $1,022,460
                                    and sold to the trust by NCB, FSB
                                    (representing 0.1% of the initial
                                    outstanding pool balance, representing 0.1%
                                    of the initial outstanding loan group 1
                                    balance and representing 0.1% of the initial
                                    outstanding loan group 2 balance), ASTM
                                    transaction screens were conducted in lieu
                                    of Phase I environmental site assessments.

                                    2 of the mortgaged properties, securing
                                    mortgage loans representing 0.4% of the
                                    initial outstanding pool balance (which
                                    include 1 mortgage loan in loan group 1,
                                    representing 0.1% of the initial outstanding
                                    loan group 1 balance, and 1 mortgage loan in
                                    loan group 2, representing 1.9% of the
                                    initial outstanding loan group 2 balance),
                                    are the subject of a stand alone policy
                                    providing coverage for certain losses that
                                    may arise from adverse environmental
                                    conditions that may exist at the related
                                    mortgaged property. Generally, environmental
                                    site assessments were not performed with
                                    respect to those mortgaged properties
                                    covered by the stand alone policy.

                                    Portions of some of the mortgaged properties
                                    securing the mortgage loans were previously
                                    operated as or are located near other
                                    properties currently or previously operated
                                    as on-site dry-cleaners or gasoline
                                    stations. Both types of operations involve
                                    the use and storage of hazardous materials,
                                    leading to an increased risk of liability to
                                    the tenant, the landowner and, under certain
                                    circumstances, a lender (such as the trust)
                                    under environmental laws. Dry-cleaners and
                                    gasoline station operators may be required
                                    to obtain various environmental permits or
                                    licenses in connection with their operations
                                    and activities

                                      S-52

                                    and to comply with various environmental
                                    laws, including those governing the use and
                                    storage of hazardous materials. These
                                    operations incur ongoing costs to comply
                                    with environmental laws governing, among
                                    other things, containment systems and
                                    underground storage tank systems. In
                                    addition, any liability to borrowers under
                                    environmental laws, especially in connection
                                    with releases into the environment of
                                    gasoline, dry-cleaning solvents or other
                                    hazardous materials from underground storage
                                    tank systems or otherwise, could adversely
                                    impact the related borrower's ability to
                                    repay the related mortgage loan.

                                    In addition, problems associated with mold
                                    may pose risks to real property and may also
                                    be the basis for personal injury claims
                                    against a borrower. Although, in general,
                                    the mortgaged properties are required to be
                                    inspected periodically, there is no set of
                                    generally accepted standards for the
                                    assessment of mold currently in place.
                                    Problems associated with mold could result
                                    in the interruption of cash flow,
                                    remediation expenses and litigation which
                                    could adversely impact collections from a
                                    mortgaged property. In addition, many of the
                                    insurance policies presently covering the
                                    mortgaged properties may specifically
                                    exclude losses due to mold.

                                    Before either special servicer acquires
                                    title to a mortgaged property on behalf of
                                    the trust or assumes operation of the
                                    property, it must obtain an environmental
                                    assessment of the property, or rely on a
                                    recent environmental assessment. This
                                    requirement will decrease the likelihood
                                    that the trust will become liable under any
                                    environmental law. However, this requirement
                                    may effectively preclude foreclosure until a
                                    satisfactory environmental assessment is
                                    obtained, or until any required remedial
                                    action is thereafter taken. There is
                                    accordingly some risk that the mortgaged
                                    property will decline in value while this
                                    assessment is being obtained. Moreover, we
                                    cannot assure you that this requirement will
                                    effectively insulate the trust from
                                    potential liability under environmental
                                    laws. Any such potential liability could
                                    reduce or delay payments to the
                                    certificateholders.

IF A BORROWER IS UNABLE TO REPAY ITS
LOAN ON ITS MATURITY DATE, YOU MAY
EXPERIENCE A LOSS                   201 of the mortgage loans, representing
                                    95.3% of the initial outstanding pool
                                    balance (which include 132 mortgage loans in
                                    loan group 1, representing 94.7% of the
                                    initial outstanding loan group 1 balance,
                                    and 69 mortgage loans in loan group 2,
                                    representing 97.7% of the initial
                                    outstanding loan group 2 balance), are
                                    balloon loans. For purposes of this
                                    prospectus supplement, we consider a
                                    mortgage loan to be a "balloon loan" if its
                                    principal balance is not scheduled to be
                                    fully or substantially amortized by the
                                    loan's respective anticipated repayment date
                                    (in the case of a hyperamortizing loan) or
                                    maturity date. We cannot assure you that
                                    each borrower will have the ability to repay
                                    the principal balance outstanding on the
                                    pertinent date, especially under a scenario
                                    where interest rates have increased from the
                                    historically low interest rates in effect at
                                    the time that most of the mortgage loans
                                    were originated. Balloon loans involve
                                    greater risk than fully amortizing loans
                                    because the borrower's ability to repay the
                                    loan on its anticipated repayment date or
                                    maturity date typically will depend upon its
                                    ability either to refinance the loan or to
                                    sell the mortgaged property at a price
                                    sufficient to permit repayment. A borrower's
                                    ability to achieve either of these goals
                                    will be affected by a number of factors,
                                    including:

                                      S-53

                                    o  the availability of, and competition for,
                                       credit for commercial real estate
                                       projects;

                                    o  prevailing interest rates;

                                    o  the fair market value of the related
                                       mortgaged property;

                                    o  the borrower's equity in the related
                                       mortgaged property;

                                    o  the borrower's financial condition;

                                    o  the operating history and occupancy level
                                       of the mortgaged property;

                                    o  tax laws; and

                                    o  prevailing general and regional economic
                                       conditions.

                                    The availability of funds in the credit
                                    markets fluctuates over time.

                                    None of the sellers or their respective
                                    affiliates are under any obligation to
                                    refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY REDUCE
THE CASH FLOW AVAILABLE TO THE
MORTGAGED PROPERTY WHICH MAY
ADVERSELY AFFECT PAYMENT ON YOUR
CERTIFICATES                        Except as set forth below, each of the
                                    sellers will represent that, to its
                                    knowledge, none of the other mortgaged
                                    properties secure any loans that are
                                    subordinate to the related mortgage loan
                                    unless such other loans are included in the
                                    trust. However, the sellers generally have
                                    not obtained updated title reports or
                                    otherwise taken steps to confirm that no
                                    such additional secured subordinate
                                    financing exists.

                                    6 mortgage loans, which are not secured by a
                                    residential cooperative property,
                                    representing 0.6% of the initial outstanding
                                    pool balance (and representing 0.8% of the
                                    initial outstanding loan group 1 balance),
                                    permit the related borrowers to incur future
                                    additional subordinate financing secured by
                                    the related mortgaged properties either
                                    without prior lender approval or upon the
                                    satisfaction of certain conditions. The
                                    borrower under 1 mortgage loan, which
                                    represents 0.4% of the initial outstanding
                                    pool balance (and representing 0.4% of the
                                    initial outstanding loan group 1 balance),
                                    and which is not secured by a residential
                                    cooperative property, currently has
                                    subordinate financing secured by the related
                                    mortgaged property.

                                    The borrowers under 10 of the mortgage loans
                                    that are secured by low income multifamily
                                    housing, representing 3.5% of the initial
                                    outstanding pool balance (and representing
                                    20.0% of the initial outstanding loan group
                                    2 balance), have incurred a limited amount
                                    of indebtedness from (for all but one such
                                    indebtedness) local housing administration
                                    agencies or social welfare organizations,
                                    and such indebtedness is secured by the
                                    related mortgaged real property. Each of
                                    such indebtedness is subordinate to the
                                    related mortgage loan either by its terms,
                                    by a subordination agreement or by a title
                                    insurance policy

                                      S-54

                                    endorsement. Additionally, with respect to 6
                                    of such mortgage loans, the subordinate
                                    indebtedness is payable only out of
                                    available cash flow.

                                    In general, the mortgage loans permit or do
                                    not prohibit additional financing that is
                                    not secured by the mortgaged property
                                    including, but not limited to, trade
                                    payables and indebtedness secured by
                                    equipment or other personal property located
                                    at the mortgaged property and/or permit or
                                    do not prohibit the owners or the
                                    constituent members of the borrower to incur
                                    indebtedness, including financings secured
                                    by a pledge of their interests in the
                                    borrower. In general, borrowers that have
                                    not agreed to certain special purpose
                                    covenants in the related mortgage loan
                                    documents may be permitted to incur
                                    additional financing that is not secured by
                                    the mortgaged property. The organizational
                                    documents for the borrowers under the
                                    residential cooperative mortgage loans in
                                    the trust and certain other mortgage loans
                                    in the trust (including all of the mortgage
                                    loans in the trust sold to the Depositor by
                                    Massachusetts Mutual Life Insurance
                                    Company), do not require the borrowers to be
                                    special purpose entities.

                                    The borrowers under 55 mortgage loans, which
                                    collectively represent 8.3% of the initial
                                    outstanding pool balance (which include 42
                                    mortgage loans in loan group 1, representing
                                    7.3% of the initial outstanding loan group 1
                                    balance, and 13 mortgage loans in loan group
                                    2, representing 13.1% of the initial
                                    outstanding loan group 2 balance), and which
                                    are secured by residential cooperative
                                    properties, are permitted to incur and/or
                                    have incurred a limited amount of
                                    indebtedness secured by the related
                                    mortgaged real properties. It is a condition
                                    of the occurrence of any future secured
                                    subordinate indebtedness on these mortgage
                                    loans that: (a) the total loan-to-value
                                    ratio of these loans be below certain
                                    thresholds and (b) that subordination
                                    agreements be put in place between the
                                    trustee and the related lenders. With
                                    respect to the mortgage loans secured by
                                    residential cooperative properties, the
                                    pooling and servicing agreement permits the
                                    applicable master servicer to grant consent
                                    to additional subordinate financing secured
                                    by the related cooperative property (even if
                                    the subordinate financing is prohibited by
                                    the terms of the related loan documents),
                                    subject to the satisfaction of certain
                                    conditions, including the condition that the
                                    maximum combined loan-to-value ratio does
                                    not exceed 40% on a loan-by-loan basis
                                    (based on the Value Co-op Basis of the
                                    related mortgaged property as set forth in
                                    the updated appraisal obtained in connection
                                    with the proposed indebtedness), the
                                    condition that the total subordinate
                                    financing secured by the related mortgaged
                                    property not exceed $7.5 million and the
                                    condition that the net proceeds of the
                                    subordinate debt be used principally for
                                    funding capital expenditures, major repairs
                                    or reserves. In all of the aforementioned
                                    cases, NCB, FSB or one of its affiliates is
                                    likely to be the lender on the subordinate
                                    financing, although it is not obligated to
                                    do so.

                                    8 mortgage loans, which are not secured by
                                    residential cooperative properties,
                                    representing 20.6% of the initial
                                    outstanding pool balance (and representing
                                    25.0% of the initial outstanding loan group
                                    1 balance), permit future mezzanine debt to
                                    be incurred upon the satisfaction of certain
                                    conditions.

                                    In the case of some or all of the Mortgage
                                    Loans with existing mezzanine debt, the
                                    holder of the mezzanine loan has the right
                                    to cure

                                      S-55

                                    certain defaults occurring on the Mortgage
                                    Loan and/or the right to purchase the
                                    Mortgage Loan from the trust if certain
                                    defaults on the Mortgage Loan occur. The
                                    purchase price required to be paid in
                                    connection with such a purchase is generally
                                    equal to the outstanding principal balance
                                    of the Mortgage Loan, together with accrued
                                    and unpaid interest on, and all unpaid
                                    servicing expenses and advances relating to,
                                    the mortgage loan. The specific rights of
                                    the related mezzanine lender with respect to
                                    any future mezzanine debt will be specified
                                    in the related intercreditor agreement and
                                    may include rights substantially similar to
                                    the cure and repurchase rights described in
                                    the preceding sentence.

                                    No representation is made as to whether any
                                    other secured subordinate financing
                                    currently encumbers any mortgaged property
                                    or whether a third-party holds debt secured
                                    by a pledge of equity ownership interests in
                                    a related borrower. Debt that is incurred by
                                    the owner of equity in one or more borrowers
                                    and is secured by a guaranty of the borrower
                                    or by a pledge of the equity ownership
                                    interests in such borrowers effectively
                                    reduces the equity owners' economic stake in
                                    the related mortgaged property. The
                                    existence of such debt may reduce cash flow
                                    on the related borrower's mortgaged property
                                    after the payment of debt service and may
                                    increase the likelihood that the owner of a
                                    borrower will permit the value or income
                                    producing potential of a mortgaged property
                                    to suffer by not making capital infusions to
                                    support the mortgaged property.

                                    When a borrower, or its constituent members,
                                    also has one or more other outstanding
                                    loans, even if the loans are subordinated or
                                    are mezzanine loans not directly secured by
                                    the mortgaged property, the trust is
                                    subjected to additional risks. For example,
                                    the borrower may have difficulty servicing
                                    and repaying multiple loans. Also, the
                                    existence of another loan generally will
                                    make it more difficult for the borrower to
                                    obtain refinancing of the mortgage loan and
                                    may thus jeopardize the borrower's ability
                                    to repay any balloon payment due under the
                                    mortgage loan at maturity. Moreover, the
                                    need to service additional debt may reduce
                                    the cash flow available to the borrower to
                                    operate and maintain the mortgaged property.

                                    Additionally, if the borrower, or its
                                    constituent members, are obligated to
                                    another lender, actions taken by other
                                    lenders could impair the security available
                                    to the trust. If the other lender files an
                                    involuntary bankruptcy petition against the
                                    borrower, or the borrower files a voluntary
                                    bankruptcy petition to stay enforcement by
                                    that lender, the trust's ability to
                                    foreclose on the property will be
                                    automatically stayed, and principal and
                                    interest payments might not be made during
                                    the course of the bankruptcy case. The
                                    bankruptcy of the other lender also may
                                    operate to stay foreclosure by the trust.

                                    Further, if another loan secured by the
                                    mortgaged property is in default, the other
                                    lender may foreclose on the mortgaged
                                    property, absent an agreement to the
                                    contrary, thereby causing a delay in
                                    payments and/or an involuntary repayment of
                                    the mortgage loan prior to maturity. The
                                    trust may also be subject to the costs and
                                    administrative burdens of involvement in
                                    foreclosure proceedings or related
                                    litigation.

                                    Even if a subordinate lender has agreed not
                                    to take any direct actions with respect to
                                    the related subordinate debt, including any
                                    actions

                                      S-56

                                    relating to the bankruptcy of the borrower,
                                    and that the holder of the mortgage loan
                                    will have all rights to direct all such
                                    actions, there can be no assurance that in
                                    the event of the borrower's bankruptcy, a
                                    court will enforce such restrictions against
                                    a subordinate lender. In its decision in In
                                    re 203 North LaSalle Street Partnership, 246
                                    B.R. 325 (Bankr. N.D. Ill. March 10, 2000),
                                    the United States Bankruptcy Court for the
                                    Northern District of Illinois refused to
                                    enforce a provision of a subordination
                                    agreement that allowed a first mortgagee to
                                    vote a second mortgagee's claim with respect
                                    to a Chapter 11 reorganization plans on the
                                    grounds prebankruptcy contracts cannot
                                    override rights expressly provided by the
                                    Bankruptcy Code. This holding, which at
                                    least one court has already followed,
                                    potentially limits the ability of a senior
                                    lender to accept or reject a reorganization
                                    plan or to control the enforcement of
                                    remedies against a common borrower over a
                                    subordinated lender's objections.

                                    For further information with respect to
                                    subordinate and other financing, see
                                    Appendix II.

BANKRUPTCY PROCEEDINGS RELATING TO A
BORROWER CAN RESULT IN DISSOLUTION
OF THE BORROWER AND THE ACCELERATION
OF THE RELATED MORTGAGE LOAN AND CAN
OTHERWISE ADVERSELY IMPACT REPAYMENT
OF THE RELATED MORTGAGE LOAN        Under the federal bankruptcy code, the
                                    filing of a bankruptcy petition by or
                                    against a borrower will stay the
                                    commencement or continuation of a
                                    foreclosure action. In addition, if a court
                                    determines that the value of the mortgaged
                                    property is less than the principal balance
                                    of the mortgage loan it secures, the court
                                    may reduce the amount of secured
                                    indebtedness to the then-current value of
                                    the mortgaged property. Such an action would
                                    make the lender a general unsecured creditor
                                    for the difference between the then-current
                                    value and the amount of its outstanding
                                    mortgage indebtedness. A bankruptcy court
                                    also may:

                                    o  grant a debtor a reasonable time to cure
                                       a payment default on a mortgage loan;

                                    o  reduce monthly payments due under a
                                       mortgage loan;

                                    o  change the rate of interest due on a
                                       mortgage loan; or

                                    o  otherwise alter the terms of the mortgage
                                       loan, including the repayment schedule.

                                    Additionally, the trustee of the borrower's
                                    bankruptcy or the borrower, as debtor in
                                    possession, has special powers to avoid,
                                    subordinate or disallow debts. In some
                                    circumstances, the claims of the mortgage
                                    lender may be subordinated to financing
                                    obtained by a debtor-in-possession
                                    subsequent to its bankruptcy.

                                    The filing of a bankruptcy petition will
                                    also stay the lender from enforcing a
                                    borrower's assignment of rents and leases.
                                    The federal bankruptcy code also may
                                    interfere with the trustee's ability to
                                    enforce any lockbox requirements. The legal
                                    proceedings necessary to resolve these
                                    issues can be time consuming and costly and
                                    may significantly

                                      S-57

                                    delay or reduce the lender's receipt of
                                    rents. A bankruptcy court may also permit
                                    rents otherwise subject to an assignment
                                    and/or lock box arrangement to be used by
                                    the borrower to maintain the mortgaged
                                    property or for other court authorized
                                    expenses.

                                    As a result of the foregoing, the recovery
                                    with respect to borrowers in bankruptcy
                                    proceedings may be significantly delayed,
                                    and the aggregate amount ultimately
                                    collected may be substantially less than the
                                    amount owed.

                                    A number of the borrowers under the mortgage
                                    loans are limited or general partnerships.
                                    Under some circumstances, the bankruptcy of
                                    a general partner of the partnership may
                                    result in the dissolution of that
                                    partnership. The dissolution of a borrower
                                    partnership, the winding up of its affairs
                                    and the distribution of its assets could
                                    result in an early repayment of the related
                                    mortgage loan.

                                    In addition, certain of the mortgage loans
                                    have sponsors that have previously filed
                                    bankruptcy, which in some cases may have
                                    involved the same property which currently
                                    secures the mortgage loan. In each case, the
                                    related entity or person has emerged from
                                    bankruptcy. However, we cannot assure you
                                    that such sponsors will not be more likely
                                    than other sponsors to utilize their rights
                                    in bankruptcy in the event of any threatened
                                    action by the mortgagee to enforce its
                                    rights under the related loan documents.

CERTAIN OF THE MORTGAGE LOANS WERE
NOT SPECIFICALLY ORIGINATED FOR
SECURITIZATION                      Certain of the mortgage loans were not
                                    originated specifically for securitization,
                                    and generally those mortgage loans lack many
                                    provisions which are customary in mortgage
                                    loans intended for securitization.
                                    Generally, the borrowers with respect to
                                    such mortgage loans are not required to make
                                    payments to lockboxes or to maintain
                                    reserves for certain expenses, such as
                                    taxes, insurance premiums, capital
                                    expenditures, tenant improvements and
                                    leasing commissions, and the lenders under
                                    such mortgage loans do not have the right to
                                    terminate the related property manager upon
                                    the occurrence of certain events or require
                                    lender approval of a replacement property
                                    manager.

BORROWERS THAT ARE NOT SPECIAL
PURPOSE ENTITIES MAY BE MORE LIKELY
TO FILE BANKRUPTCY PETITIONS AND
THIS MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                While many of the borrowers have agreed to
                                    certain special purpose covenants to limit
                                    the bankruptcy risk arising from activities
                                    unrelated to the operation of the property,
                                    some borrowers (including, but not limited
                                    to, the borrowers with respect to all of the
                                    mortgage loans sold to the Depositor by
                                    Massachusetts Mutual Life Insurance Company
                                    and all of the borrowers with respect to
                                    mortgage loans secured by residential
                                    cooperative properties) are not special
                                    purpose entities. The loan documents and
                                    organizational documents of such borrowers
                                    that are not special purpose entities
                                    generally do not limit the purpose of the
                                    borrowers to owning the mortgaged properties
                                    and do not contain the representations,
                                    warranties and covenants customarily
                                    employed to ensure that a borrower is a
                                    special purpose entity (such as limitations
                                    on indebtedness, affiliate transactions and
                                    the conduct of other

                                      S-58

                                    businesses, restrictions on the borrower's
                                    ability to dissolve, liquidate, consolidate,
                                    merge or sell all of its assets and
                                    restrictions upon amending its
                                    organizational documents). Consequently,
                                    such borrowers may have other monetary
                                    obligations, and certain of the loan
                                    documents provide that a default under any
                                    such other obligations constitutes a default
                                    under the related mortgage loan. In
                                    addition, many of the borrowers and their
                                    owners do not have an independent director
                                    whose consent would be required to file a
                                    bankruptcy petition on behalf of such
                                    borrower. One of the purposes of an
                                    independent director is to avoid a
                                    bankruptcy petition filing that is intended
                                    solely to benefit a borrower's affiliate and
                                    is not justified by the borrower's own
                                    economic circumstances. Therefore, the
                                    borrowers described above may be more likely
                                    to file or be subject to voluntary or
                                    involuntary bankruptcy petitions which may
                                    adversely affect payments on your
                                    certificates.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT               The successful operation of a real estate
                                    project depends upon the property manager's
                                    performance and viability. The property
                                    manager is generally responsible for:

                                    o  responding to changes in the local
                                       market;

                                    o  planning and implementing the rental
                                       structure;

                                    o  operating the property and providing
                                       building services;

                                    o  managing operating expenses; and

                                    o  assuring that maintenance and capital
                                       improvements are carried out in a timely
                                       fashion.

                                    Properties deriving revenues primarily from
                                    short-term sources are generally more
                                    management-intensive than properties leased
                                    to creditworthy tenants under long-term
                                    leases.

                                    A property manager, by controlling costs,
                                    providing appropriate service to tenants and
                                    seeing to property maintenance and general
                                    upkeep, can improve cash flow, reduce
                                    vacancy, leasing and repair costs and
                                    preserve building value. On the other hand,
                                    management errors can, in some cases, impair
                                    short-term cash flow and the long-term
                                    viability of an income producing property.

                                    We make no representation or warranty as to
                                    the skills of any present or future
                                    managers. Additionally, we cannot assure you
                                    that the property managers will be in a
                                    financial condition to fulfill their
                                    management responsibilities throughout the
                                    terms of their respective management
                                    agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR DEFEASANCE
PROVISIONS MAY NOT BE ENFORCEABLE   Provisions prohibiting prepayment during a
                                    lockout period or requiring the payment of
                                    prepayment premiums or yield maintenance
                                    charges may not be enforceable in some
                                    states and under federal bankruptcy law.
                                    Provisions requiring the payment of
                                    prepayment premiums or

                                      S-59

                                    yield maintenance charges also may be
                                    interpreted as constituting the collection
                                    of interest for usury purposes. Accordingly,
                                    we cannot assure you that the obligation to
                                    pay any prepayment premium or

                                    yield maintenance charge will be enforceable
                                    either in whole or in part. Also, we cannot
                                    assure you that foreclosure proceeds will be
                                    sufficient to pay an enforceable prepayment
                                    premium or yield maintenance charge.

                                    Additionally, although the collateral
                                    substitution provisions related to
                                    defeasance do not have the same effect on
                                    the certificateholders as prepayment, we
                                    cannot assure you that a court would not
                                    interpret those provisions as requiring a
                                    yield maintenance charge. In certain
                                    jurisdictions, those collateral substitution
                                    provisions might be deemed unenforceable
                                    under applicable law or public policy, or
                                    usurious.

THE ABSENCE OF LOCKBOXES ENTAILS
RISKS THAT COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES       The mortgage loans generally do not require
                                    the related borrower to cause rent and other
                                    payments to be made into a lock box account
                                    maintained on behalf of the lender. If
                                    rental payments are not required to be made
                                    directly into a lock box account, there is a
                                    risk that the borrower will divert such
                                    funds for purposes other than the payment of
                                    the mortgage loan and maintaining the
                                    mortgaged property.

ENFORCEABILITY OF
CROSS-COLLATERALIZATION PROVISIONS
MAY BE CHALLENGED AND THE BENEFITS
OF THESE PROVISIONS MAY OTHERWISE BE
LIMITED AND MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES       The mortgage pool includes 5 groups of
                                    mortgage loans, which represent 9.6% of the
                                    initial outstanding pool balance (and
                                    representing 11.3% of the initial
                                    outstanding loan group 1 balance and 1.9% of
                                    the initial outstanding loan group 2
                                    balance), under which an aggregate amount of
                                    indebtedness is evidenced by multiple
                                    obligations that are cross-defaulted and
                                    cross-collateralized among multiple
                                    mortgaged properties.

                                    Cross-collateralization arrangements
                                    involving more than one borrower could be
                                    challenged as fraudulent conveyances if:

                                    o  one of the borrowers were to become a
                                       debtor in a bankruptcy case, or were to
                                       become subject to an action brought by
                                       one or more of its creditors outside a
                                       bankruptcy case;

                                    o  the related borrower did not receive fair
                                       consideration or reasonably equivalent
                                       value when it allowed its mortgaged real
                                       property or properties to be encumbered
                                       by a lien benefiting the other borrowers;
                                       and

                                    o  the borrower was insolvent when it
                                       granted the lien, was rendered insolvent
                                       by the granting of the lien or was left
                                       with inadequate capital, or was unable to
                                       pay its debts as they matured.

                                      S-60

                                    Among other things, a legal challenge to the
                                    granting of the liens may focus on:

                                    o  the benefits realized by such borrower
                                       entity from the respective mortgage loan
                                       proceeds as compared to the value of its
                                       respective property; and

                                    o  the overall cross-collateralization.

                                    If a court were to conclude that the
                                    granting of the liens was an avoidable
                                    fraudulent conveyance, that court could
                                    subordinate all or part of the borrower's
                                    respective mortgage loan to existing or
                                    future indebtedness of that borrower. The
                                    court also could recover payments made under
                                    that mortgage loan or take other actions
                                    detrimental to the holders of the
                                    certificates, including, under certain
                                    circumstances, invalidating the loan or the
                                    related mortgages that are subject to such
                                    cross-collateralization.

                                    Furthermore, when multiple real properties
                                    secure a mortgage loan or group of
                                    cross-collateralized mortgage loans, the
                                    amount of the mortgage encumbering any
                                    particular one of those properties may be
                                    less than the full amount of the related
                                    mortgage loan or group of
                                    cross-collateralized mortgage loans,
                                    generally, to minimize recording tax. This
                                    mortgage amount may equal the appraised
                                    value or allocated loan amount for the
                                    mortgaged real property and will limit the
                                    extent to which proceeds from the property
                                    will be available to offset declines in
                                    value of the other properties securing the
                                    same mortgage loan or group of
                                    cross-collateralized mortgage loans.

                                    Moreover, 1 group of either
                                    cross-collateralized or multi-property
                                    mortgage loans, representing 8.8% of the
                                    initial outstanding pool balance (and
                                    representing 10.7% of the initial
                                    outstanding loan group 1 balance), is
                                    secured by mortgaged properties located in
                                    various states. Foreclosure actions are
                                    brought in state court and the courts of one
                                    state cannot exercise jurisdiction over
                                    property in another state. Upon a default
                                    under any of these mortgage loans, it may
                                    not be possible to foreclose on the related
                                    mortgaged real properties simultaneously.

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE INSUFFICIENT AND
THIS MAY ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   Many of the mortgage loans do not require
                                    the borrowers to set aside funds for
                                    specific reserves controlled by the lender.
                                    Even to the extent that the mortgage loans
                                    require any such reserves, we cannot assure
                                    you that any reserve amounts will be
                                    sufficient to cover the actual costs of
                                    items such as taxes, insurance premiums,
                                    capital expenditures, tenant improvements
                                    and leasing commissions (or other items for
                                    which such reserves were established) or
                                    that borrowers under the related mortgage
                                    loans will put aside sufficient funds to pay
                                    for such items. We also cannot assure you
                                    that cash flow from the properties will be
                                    sufficient to fully fund the ongoing monthly
                                    reserve requirements or to enable the
                                    borrowers under the related mortgage loans
                                    to fully pay for such items.

                                      S-61

INADEQUACY OF TITLE INSURERS MAY
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                        Title insurance for a mortgaged property
                                    generally insures a lender against risks
                                    relating to a lender not having a first lien
                                    with respect to a mortgaged property, and in
                                    some cases can insure a lender against
                                    specific other risks. The protection
                                    afforded by title insurance depends on the
                                    ability of the title insurer to pay claims
                                    made upon it. We cannot assure you that:

                                    o  a title insurer will have the ability to
                                       pay title insurance claims made upon it;

                                    o  the title insurer will maintain its
                                       present financial strength; or

                                    o  a title insurer will not contest claims
                                       made upon it.

MORTGAGED PROPERTIES SECURING THE
MORTGAGE LOANS THAT ARE NOT IN
COMPLIANCE WITH ZONING AND BUILDING
CODE REQUIREMENTS AND USE
RESTRICTIONS COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES       Noncompliance with zoning and building codes
                                    may cause the borrower to experience cash
                                    flow delays and shortfalls that would reduce
                                    or delay the amount of proceeds available
                                    for distributions on your certificates. At
                                    origination of the mortgage loans, the
                                    sellers took steps to establish that the use
                                    and operation of the mortgaged properties
                                    securing the mortgage loans were in
                                    compliance in all material respects with all
                                    applicable zoning, land-use and building
                                    ordinances, rules, regulations, and orders.
                                    Evidence of this compliance may be in the
                                    form of legal opinions, confirmations from
                                    government officials, title policy
                                    endorsements, appraisals, zoning
                                    consultants' reports and/or representations
                                    by the related borrower in the related
                                    mortgage loan documents. These steps may not
                                    have revealed all possible violations and
                                    certain mortgaged properties that were in
                                    compliance may not remain in compliance.

                                    Some violations of zoning, land use and
                                    building regulations may be known to exist
                                    at any particular mortgaged property, but
                                    the sellers generally do not consider those
                                    defects known to them to be material or have
                                    obtained policy endorsements and/or law and
                                    ordinance insurance to mitigate the risk of
                                    loss associated with any material violation
                                    or noncompliance. In some cases, the use,
                                    operation and/or structure of a mortgaged
                                    property constitutes a permitted
                                    nonconforming use and/or structure as a
                                    result of changes in zoning laws after such
                                    mortgaged properties were constructed and
                                    the structure may not be rebuilt to its
                                    current state or be used for its current
                                    purpose if a material casualty event occurs.
                                    Insurance proceeds may not be sufficient to
                                    pay the mortgage loan in full if a material
                                    casualty event were to occur, or the
                                    mortgaged property, as rebuilt for a
                                    conforming use, may not generate sufficient
                                    income to service the mortgage loan and the
                                    value of the mortgaged property or its
                                    revenue producing potential may not be the
                                    same as it was before the casualty. If a
                                    mortgaged property could not be rebuilt to
                                    its current state or its current use were no
                                    longer permitted due to building violations
                                    or changes in zoning or other regulations,
                                    then the borrower might experience cash flow
                                    delays and shortfalls or

                                      S-62

                                    be subject to penalties that would reduce or
                                    delay the amount of proceeds available for
                                    distributions on your certificates.

                                    Certain mortgaged properties may be subject
                                    to use restrictions pursuant to reciprocal
                                    easement or operating agreements which could
                                    limit the borrower's right to operate
                                    certain types of facilities within a
                                    prescribed radius. These limitations could
                                    adversely affect the ability of the borrower
                                    to lease the mortgaged property on favorable
                                    terms.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING THE
MORTGAGE LOANS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                        From time to time, there may be
                                    condemnations pending or threatened against
                                    one or more of the mortgaged properties.
                                    There can be no assurance that the proceeds
                                    payable in connection with a total
                                    condemnation will be sufficient to restore
                                    the related mortgaged property or to satisfy
                                    the remaining indebtedness of the related
                                    mortgage loan. The occurrence of a partial
                                    condemnation may have a material adverse
                                    effect on the continued use of the affected
                                    mortgaged property, or on an affected
                                    borrower's ability to meet its obligations
                                    under the related mortgage loan. Therefore,
                                    we cannot assure you that the occurrence of
                                    any condemnation will not have a negative
                                    impact upon the distributions on your
                                    certificates.

IMPACT OF RECENT TERRORIST ATTACKS
AND MILITARY OPERATIONS ON THE
FINANCIAL MARKETS AND YOUR
INVESTMENT                          On September 11, 2001, the United States was
                                    subjected to multiple terrorist attacks,
                                    resulting in the loss of many lives and
                                    massive property damage and destruction in
                                    New York City, the Washington, D.C. area and
                                    Pennsylvania. In its aftermath, there was
                                    considerable uncertainty in the world
                                    financial markets. The full impact of these
                                    events on financial markets is not yet known
                                    but could include, among other things,
                                    increased volatility in the price of
                                    securities, including the certificates. It
                                    is impossible to predict whether, or the
                                    extent to which, future terrorist activities
                                    may occur in the United States. According to
                                    publicly available reports, the financial
                                    markets have in the past responded to the
                                    uncertainty with regard to the scope, nature
                                    and timing of current and possible future
                                    military responses led by the United States,
                                    as well as to the disruptions in air travel,
                                    substantial losses reported by various
                                    companies including airlines, insurance
                                    providers and aircraft makers, the need for
                                    heightened security across the country and
                                    decreases in consumer confidence that can
                                    cause a general slowdown in economic growth.

                                    In addition, on March 19, 2003 the
                                    government of the United States implemented
                                    full scale military operations against Iraq.
                                    The military operations against Iraq and the
                                    continued presence of United States military
                                    personnel in Iraq may prompt further
                                    terrorist attacks against the United States.

                                    It is uncertain what effects the aftermath
                                    of the recent military operations of the
                                    United States in Iraq, any future terrorist
                                    activities in the United States or abroad
                                    and/or any consequent actions on the part of
                                    the United States Government and others,
                                    including military action, will have on: (a)
                                    United States and world financial markets,
                                    (b) local,

                                      S-63

                                    regional and national economies, (c) real
                                    estate markets across the United States, (d)
                                    particular business segments, including
                                    those that are important to the performance
                                    of the mortgaged properties that secure the
                                    mortgage loans and/or (e) insurance costs
                                    and the availability of insurance coverage
                                    for terrorist acts, particularly for large
                                    mortgaged properties, which could adversely
                                    affect the cash flow at such mortgaged
                                    properties. In particular, the decrease in
                                    air travel may have a negative effect on
                                    certain of the mortgaged properties,
                                    including hospitality mortgaged properties
                                    and those mortgaged properties in tourist
                                    areas which could reduce the ability of such
                                    mortgaged properties to generate cash flow.
                                    As a result, the ability of the mortgaged
                                    properties to generate cash flow may be
                                    adversely affected. These disruptions and
                                    uncertainties could materially and adversely
                                    affect the value of, and your ability to
                                    resell, your certificates.

THE ABSENCE OR INADEQUACY OF
INSURANCE COVERAGE ON THE PROPERTY
MAY ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   The mortgaged properties may suffer casualty
                                    losses due to risks that are not covered by
                                    insurance (including acts of terrorism) or
                                    for which insurance coverage is not adequate
                                    or available at commercially reasonable
                                    rates. In addition, some of the mortgaged
                                    properties are located in California and in
                                    other coastal areas of certain states, which
                                    are areas that have historically been at
                                    greater risk of acts of nature, including
                                    earthquakes, fires, hurricanes and floods.
                                    The mortgage loans generally do not require
                                    borrowers to maintain earthquake, hurricane
                                    or flood insurance and we cannot assure you
                                    that borrowers will attempt or be able to
                                    obtain adequate insurance against such
                                    risks. If a borrower does not have insurance
                                    against such risks and a casualty occurs at
                                    a mortgaged property, the borrower may be
                                    unable to generate income from the mortgaged
                                    property in order to make payments on the
                                    related mortgage loan.

                                    Moreover, if reconstruction or major repairs
                                    are required following a casualty, changes
                                    in laws that have occurred since the time of
                                    original construction may materially impair
                                    the borrower's ability to effect such
                                    reconstruction or major repairs or may
                                    materially increase the cost thereof.

                                    As a result of these factors, the amount
                                    available to make distributions on your
                                    certificates could be reduced.

                                    In light of the September 11, 2001 terrorist
                                    attacks in New York City, the Washington,
                                    D.C. area and Pennsylvania, the
                                    comprehensive general liability and business
                                    interruption or rent loss insurance policies
                                    required by typical mortgage loans, which
                                    are generally subject to periodic renewals
                                    during the term of the related mortgage
                                    loans, have been affected. To give time for
                                    private markets to develop a pricing
                                    mechanism and to build capacity to absorb
                                    future losses that may occur due to
                                    terrorism, on November 26, 2002 the
                                    Terrorism Risk Insurance Act of 2002 was
                                    enacted, which established the Terrorism
                                    Insurance Program. The Terrorism Insurance
                                    Program is administered by the Secretary of
                                    the Treasury and, through December 31, 2005,
                                    will provide some financial assistance from
                                    the United States Government to insurers in
                                    the event of another terrorist attack that
                                    resulted in an insurance claim. The program
                                    applies to United States risks only and to
                                    acts that are committed by an individual or
                                    individuals acting on

                                      S-64

                                    behalf of a foreign person or foreign
                                    interest as an effort to influence or coerce
                                    United States civilians or the United States
                                    Government.

                                    The Treasury Department will establish
                                    procedures for the program under which the
                                    federal share of compensation will be equal
                                    to 90 percent of that portion of insured
                                    losses that exceeds an applicable insurer
                                    deductible required to be paid during each
                                    program year. The federal share in the
                                    aggregate in any program year may not exceed
                                    $100 billion (and the insurers will not be
                                    liable for any amount that exceeds this
                                    cap).

                                    Through December 2005, insurance carriers
                                    are required under the program to provide
                                    terrorism coverage in their basic "all-risk"
                                    policies. Any commercial property and
                                    casualty terrorism insurance exclusion that
                                    was in force on November 26, 2002 is
                                    automatically voided to the extent that it
                                    excludes losses that would otherwise be
                                    insured losses. Any state approval of such
                                    types of exclusions in force on November 26,
                                    2002 are also voided.

                                    There can be no assurance that upon its
                                    expiration subsequent terrorism insurance
                                    legislation will be passed. Furthermore,
                                    because this program has only been recently
                                    passed into law, there can be no assurance
                                    that it or state legislation will
                                    substantially lower the cost of obtaining
                                    terrorism insurance. Because it is a
                                    temporary program, there is no assurance
                                    that it will create any long-term changes in
                                    the availability and cost of such insurance.

                                    To the extent that uninsured or underinsured
                                    casualty losses occur with respect to the
                                    related mortgaged properties, losses on
                                    commercial mortgage loans may result. In
                                    addition, the failure to maintain such
                                    insurance may constitute a default under a
                                    commercial mortgage loan, which could result
                                    in the acceleration and foreclosure of such
                                    commercial mortgage loan. Alternatively, the
                                    increased costs of maintaining such
                                    insurance could have an adverse effect on
                                    the financial condition of the mortgage loan
                                    borrowers.

                                    Certain of the mortgage loans may be secured
                                    by mortgaged properties that are not insured
                                    for acts of terrorism. If such casualty
                                    losses are not covered by standard casualty
                                    insurance policies, then in the event of a
                                    casualty from an act of terrorism, the
                                    amount available to make distributions on
                                    your certificates could be reduced.

CERTAIN OTHER RISKS RELATED TO
CASUALTY AND CASUALTY INSURANCE     The loan documents for each mortgage loan
                                    generally require that (A) "all risk"
                                    insurance policies be maintained in an
                                    amount equal to either (i) not less than the
                                    full replacement cost of the related
                                    mortgaged property or (ii) the lesser of the
                                    full replacement cost of each related
                                    mortgaged property and the outstanding
                                    principal balance of the mortgage loan or
                                    (B) the related borrower will maintain such
                                    insurance coverages in such amounts as the
                                    lender may reasonably require.
                                    Notwithstanding such requirement, however,
                                    under insurance law, if an insured property
                                    is not rebuilt, insurance companies are
                                    generally required to pay only the "actual
                                    cash value" of the property, which is
                                    defined under state law but is generally
                                    equal to the replacement cost of the
                                    property less depreciation. The
                                    determination of "actual cash value" is both
                                    inexact and heavily dependent on facts and
                                    circumstances. Notwithstanding the
                                    requirements of the loan

                                      S-65

                                    documents, an insurer may refuse to insure a
                                    mortgaged property for the loan amount if it
                                    determines that the "actual cash value" of
                                    the mortgaged property would be a lower
                                    amount, and even if it does insure a
                                    mortgaged property for the full loan amount,
                                    if at the time of casualty the "actual cash
                                    value" is lower, and the mortgaged property
                                    is not restored, only the "actual cash
                                    value" will be paid. Accordingly, if a
                                    borrower does not meet the conditions to
                                    restore a mortgaged property and the
                                    mortgagee elects to require the borrower to
                                    apply the insurance proceeds to repay the
                                    mortgage loan, rather than toward
                                    restoration, there can be no assurance that
                                    such proceeds will be sufficient to repay
                                    the mortgage loan.

                                    Certain leases may provide that such leases
                                    are terminable in connection with a casualty
                                    or condemnation including in the event the
                                    leased premises are not repaired or restored
                                    within a specified time period.

CLAIMS UNDER BLANKET INSURANCE
POLICIES MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES       Some of the mortgaged properties are covered
                                    by blanket insurance policies which also
                                    cover other properties of the related
                                    borrower or its affiliates. In the event
                                    that such policies are drawn on to cover
                                    losses on such other properties, the amount
                                    of insurance coverage available under such
                                    policies may thereby be reduced and could be
                                    insufficient to cover each mortgaged
                                    property's insurable risks.

ENGINEERING REPORTS MAY NOT REFLECT
ALL CONDITIONS THAT REQUIRE REPAIR
ON THE PROPERTY                     Licensed engineers generally inspected the
                                    mortgaged properties and prepared
                                    engineering reports in connection with the
                                    origination or securitization of the
                                    mortgage loans to assess items such as
                                    structure, exterior walls, roofing, interior
                                    construction, mechanical and electrical
                                    systems and general condition of the site,
                                    buildings and other improvements.

                                    With respect to the mortgaged properties for
                                    which engineering reports were prepared on
                                    or after August 1, 2003, relating to
                                    mortgaged properties securing 87.2% of the
                                    initial outstanding pool balance (or 99.6%
                                    of the initial outstanding loan group 1
                                    balance and 29.9% of the initial outstanding
                                    loan group 2 balance), the related seller
                                    has represented to us that, except as
                                    disclosed in the related report and subject
                                    to certain specified exceptions, each
                                    mortgaged property, to the seller's
                                    knowledge, is free and clear of any damage
                                    (or adequate reserves have been established)
                                    that would materially and adversely affect
                                    its value as security for the related
                                    mortgage loan.

                                    With respect to the mortgaged properties for
                                    which engineering reports were prepared
                                    prior to August 1, 2003 or for which no
                                    engineering reports exists, relating to
                                    mortgaged properties securing 12.8% of the
                                    initial outstanding pool balance (or 0.4% of
                                    the initial outstanding loan group 1 balance
                                    and 70.1% of the initial outstanding loan
                                    group 2 balance), including the mortgaged
                                    properties securing the mortgage loans sold
                                    to the trust by Massachusetts Mutual Life
                                    Insurance Company for which no engineering
                                    reports were obtained at the time of
                                    origination but property inspections were
                                    conducted thereafter, the related seller has
                                    represented to us that, subject to certain
                                    specified exceptions, each mortgaged
                                    property is in good repair and condition

                                      S-66

                                    and all building systems contained on such
                                    mortgaged property are in good working order
                                    (or adequate reserves have been established)
                                    and such mortgaged property is free of
                                    structural defects, in each case, so as not
                                    to materially and adversely affect its value
                                    as security for the related mortgage loan.

                                    We cannot assure you that all conditions
                                    requiring repair or replacement were
                                    identified. In those cases where a material
                                    and adverse condition was identified, such
                                    condition generally has been or is required
                                    to be remedied to the related seller's
                                    satisfaction or funds as deemed necessary by
                                    such seller, or the related engineering
                                    consultant, have been reserved to remedy the
                                    material and adverse condition or other
                                    resources for such repairs were available at
                                    origination. No additional property
                                    inspections were conducted by us in
                                    connection with the issuance of the
                                    certificates.

VALUATION ESTIMATES MAY INACCURATELY
REFLECT THE VALUE OF THE MORTGAGED
PROPERTIES                          In general, in connection with the
                                    origination or sale to us of each of the
                                    mortgage loans, the related mortgaged
                                    property was appraised. The resulting
                                    estimated property values represent the
                                    analysis and opinion of the person
                                    performing the appraisal and are not
                                    guarantees of present or future values. The
                                    person performing the appraisal may have
                                    reached a different conclusion of value than
                                    the conclusion that would be reached by a
                                    different appraiser appraising the same
                                    property. Moreover, the values of the
                                    mortgaged properties may have changed
                                    significantly since the appraisal was
                                    performed. In addition, appraisals seek to
                                    establish the amount a typically motivated
                                    buyer would pay a typically motivated
                                    seller. Such amount could be significantly
                                    higher than the amount obtained from the
                                    sale of a mortgaged property under a
                                    distress or liquidation sale. There is no
                                    assurance that the appraisal values
                                    indicated accurately reflect past, present
                                    or future market values of the mortgaged
                                    properties.

                                    Except as set forth below, for each of the
                                    mortgage loans, the loan-to-value ratio was
                                    calculated according to the methodology
                                    described in this prospectus supplement
                                    based on an estimate of value from a
                                    third-party appraisal, which was generally
                                    conducted on or after February 1, 2004. With
                                    respect to 67 of the mortgage loans
                                    described in the previous sentence,
                                    representing 11.0% of the initial
                                    outstanding pool balance (which include 47
                                    mortgage loans in loan group 1, representing
                                    8.5% of the initial outstanding loan group 1
                                    balance, and 20 mortgage loans in loan group
                                    2, representing 22.6% of the initial
                                    outstanding loan group 2 balance), which
                                    mortgage loans are secured by residential
                                    cooperative properties, such estimates of
                                    value were calculated based on the market
                                    value of the real property as if operated as
                                    a residential cooperative. In connection
                                    with the mortgage loans sold to the trust by
                                    Massachusetts Mutual Life Insurance Company,
                                    the seller arrived at the valuations of the
                                    mortgaged properties by applying a
                                    capitalization rate chosen from a range set
                                    forth in third party market studies to
                                    underwritten net operating income and adding
                                    in the remaining value of the outstanding
                                    tax credits.

                                      S-67

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY CAUSE INCREASED
POOL CONCENTRATION, WHICH MAY
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                        As principal payments or prepayments are
                                    made on mortgage loans, the remaining
                                    mortgage pool may be subject to increased
                                    concentrations of property types, geographic
                                    locations and other pool characteristics of
                                    the mortgage loans and the mortgaged
                                    properties, some of which may be
                                    unfavorable. Classes of certificates that
                                    have a lower payment priority are more
                                    likely to be exposed to this concentration
                                    risk than are certificate classes with a
                                    higher payment priority. This occurs because
                                    realized losses are allocated to the class
                                    outstanding at any time with the lowest
                                    payment priority and principal on the
                                    certificates entitled to principal is
                                    generally payable in sequential order or
                                    alphabetical order, with such classes
                                    generally not being entitled to receive
                                    principal until the preceding class or
                                    classes entitled to receive principal have
                                    been retired.

SUBORDINATION OF SOME CERTIFICATES
MAY AFFECT THE TIMING OF PAYMENTS
AND THE APPLICATION OF LOSSES ON
YOUR CERTIFICATES                   As described in this prospectus supplement,
                                    the rights of the holders of each class of
                                    subordinate certificates to receive payments
                                    of principal and interest otherwise payable
                                    on their certificates will be subordinated
                                    to such rights of the holders of the more
                                    senior certificates having an earlier
                                    alphabetical class designation. Losses on
                                    the mortgage loans will be allocated to the
                                    Class P, Class O, Class N, Class M, Class L,
                                    Class K, Class J, Class H, Class G, Class F,
                                    Class E, Class D, Class C, Class B and Class
                                    A-J Certificates, in that order, reducing
                                    amounts otherwise payable to each class. Any
                                    remaining losses would then be allocated or
                                    cause shortfalls to the Class A-1, Class
                                    A-2, Class A-3, Class A-4, Class A-AB, Class
                                    A-5 and Class A-1A Certificates, pro rata,
                                    and, solely with respect to losses of
                                    interest, to the Class X Certificates, in
                                    proportion to the amounts of interest or
                                    principal payable thereon.

THE OPERATION OF A MORTGAGED
PROPERTY FOLLOWING FORECLOSURE OF
THE MORTGAGE LOAN MAY AFFECT THE TAX
STATUS OF THE TRUST AND MAY
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                        If the trust acquires a mortgaged property
                                    as a result of a foreclosure or deed in lieu
                                    of foreclosure, the applicable special
                                    servicer will generally retain an
                                    independent contractor to operate the
                                    property. Any net income from operations
                                    other than qualifying "rents from real
                                    property," or any rental income based on the
                                    net profits of a tenant or a sub-tenant or
                                    allocable to a non-customary service, will
                                    subject the trust to a federal tax on such
                                    income at the highest marginal corporate tax
                                    rate, which is currently 35%, and, in
                                    addition, possible state or local tax. In
                                    this event, the net proceeds available for
                                    distribution on your certificates will be
                                    reduced. The applicable special servicer may
                                    permit the trust to earn such above
                                    described "net income from foreclosure
                                    property" but only if it determines that the
                                    net after-tax benefit to certificateholders
                                    is greater than under another method of
                                    operating or leasing the mortgaged property.
                                    In addition, if the trust were to acquire

                                      S-68

                                    one or more mortgaged properties pursuant to
                                    a foreclosure or deed in lieu of
                                    foreclosure, upon acquisition of those
                                    mortgaged properties, the trust may in
                                    certain jurisdictions, particularly in New
                                    York, be required to pay state or local
                                    transfer or excise taxes upon liquidation of
                                    such properties. Such state or local taxes
                                    may reduce net proceeds available for
                                    distribution with respect to the offered
                                    certificates.

STATE LAWS APPLICABLE TO FORECLOSURE
ACTIONS MAY AFFECT THE TIMING OF
PAYMENTS ON YOUR CERTIFICATES       Some states, including California, have laws
                                    prohibiting more than one "judicial action"
                                    to enforce a mortgage obligation. Some
                                    courts have construed the term "judicial
                                    action" broadly. In the case of any mortgage
                                    loan secured by mortgaged properties located
                                    in multiple states, the applicable master
                                    servicer or special servicer may be required
                                    to foreclose first on mortgaged properties
                                    located in states where these "one action"
                                    rules apply (and where non-judicial
                                    foreclosure is permitted) before foreclosing
                                    on properties located in states where
                                    judicial foreclosure is the only permitted
                                    method of foreclosure. As a result, the
                                    ability to realize upon the mortgage loans
                                    may be significantly delayed and otherwise
                                    limited by the application of state laws.

THE BANKRUPTCY OR INSOLVENCY OF ANY
AFFILIATED BORROWERS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                        19 groups of mortgage loans (which include 9
                                    groups of mortgage loans in loan group 1 and
                                    10 groups of mortgage loans in loan group
                                    2), the 3 largest of which represent 9.2%,
                                    2.6% and 2.3%, respectively, of the initial
                                    outstanding pool balance (or 11.1%, 3.2% and
                                    2.0% of the initial outstanding loan group 1
                                    balance or 12.8%, 7.6% and 5.5% of the
                                    initial outstanding loan group 2 balance),
                                    were made to borrowers that are affiliated
                                    through common ownership of partnership or
                                    other equity interests and where, in
                                    general, the related mortgaged properties
                                    are commonly managed.

                                    The bankruptcy or insolvency of any such
                                    borrower or respective affiliate could have
                                    an adverse effect on the operation of all of
                                    the related mortgaged properties and on the
                                    ability of such related mortgaged properties
                                    to produce sufficient cash flow to make
                                    required payments on the related mortgage
                                    loans. For example, if a person that owns or
                                    controls several mortgaged properties
                                    experiences financial difficulty at one such
                                    property, it could defer maintenance at one
                                    or more other mortgaged properties in order
                                    to satisfy current expenses with respect to
                                    the mortgaged property experiencing
                                    financial difficulty, or it could attempt to
                                    avert foreclosure by filing a bankruptcy
                                    petition that might have the effect of
                                    interrupting monthly payments for an
                                    indefinite period on all the related
                                    mortgage loans.

TENANT LEASES MAY HAVE PROVISIONS
THAT COULD ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                In certain jurisdictions, if tenant leases
                                    are subordinate to the liens created by the
                                    mortgage and do not contain attornment
                                    provisions which require the tenant to
                                    recognize a successor owner, following
                                    foreclosure, as landlord under the lease,
                                    the leases may terminate upon the transfer
                                    of the property to a foreclosing lender or
                                    purchaser at

                                      S-69

                                    foreclosure. Not all leases were reviewed to
                                    ascertain the existence of these provisions.
                                    Accordingly, if a mortgaged property is
                                    located in such a jurisdiction and is leased
                                    to one or more desirable tenants under
                                    leases that are subordinate to the mortgage
                                    and do not contain attornment provisions,
                                    such mortgaged property could experience a
                                    further decline in value if such tenants'
                                    leases were terminated. This is particularly
                                    likely if such tenants were paying
                                    above-market rents or could not be replaced.

                                    Some of the leases at the mortgaged
                                    properties securing the mortgage loans
                                    included in the trust may not be subordinate
                                    to the related mortgage. If a lease is not
                                    subordinate to a mortgage, the trust will
                                    not possess the right to dispossess the
                                    tenant upon foreclosure of the mortgaged
                                    property unless it has otherwise agreed with
                                    the tenant. If the lease contains provisions
                                    inconsistent with the mortgage, for example,
                                    provisions relating to application of
                                    insurance proceeds or condemnation awards,
                                    or which could affect the enforcement of the
                                    lender's rights, for example, an option to
                                    purchase the mortgaged property or a right
                                    of first refusal to purchase the mortgaged
                                    property, the provisions of the lease will
                                    take precedence over the provisions of the
                                    mortgage.

                                    Additionally, with respect to certain of the
                                    mortgage loans, the related borrower may
                                    have granted certain tenants a right of
                                    first refusal in the event a sale is
                                    contemplated or a purchase option to
                                    purchase all or a portion of the mortgaged
                                    property. Such provisions, if not waived or
                                    subordinated, may impede the lender's
                                    ability to sell the related mortgaged
                                    property at foreclosure or adversely affect
                                    the foreclosure bid price.

LEGAL ACTION ARISING OUT OF ORDINARY
BUSINESS COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES       There may be pending or threatened legal
                                    actions, suits or proceedings against the
                                    borrowers and managers of the mortgaged
                                    properties and their respective affiliates
                                    arising out of their ordinary business. We
                                    cannot assure you that any such actions,
                                    suits or proceedings would not have a
                                    material adverse effect on your
                                    certificates.

RISKS RELATING TO COMPLIANCE WITH
THE AMERICANS WITH DISABILITIES ACT
COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   Under the Americans with Disabilities Act of
                                    1990, public accommodations are required to
                                    meet certain federal requirements related to
                                    access and use by disabled persons.
                                    Borrowers may incur costs complying with the
                                    Americans with Disabilities Act. In
                                    addition, noncompliance could result in the
                                    imposition of fines by the federal
                                    government or an award of damages to private
                                    litigants. If a borrower incurs such costs
                                    or fines, the amount available to pay debt
                                    service would be reduced.

RISKS RELATING TO TAX CREDITS       All of the mortgage loans sold to the trust
                                    by Massachusetts Mutual Life Insurance
                                    entitle the related property owners to
                                    receive low-income housing tax credits
                                    pursuant to Section 42 of the Internal
                                    Revenue Code. Section 42 of the Internal
                                    Revenue Code provides a tax credit for
                                    owners of multifamily rental properties
                                    meeting the definition

                                      S-70

                                    of low-income housing that receive a tax
                                    credit allocation from the state tax credit
                                    allocating agency. The total amount of tax
                                    credits to which the property owner is
                                    entitled, is based upon the percentage of
                                    total units made available to qualified
                                    tenants.

                                    The owners of the mortgaged properties
                                    subject to the tax credit provisions may use
                                    the tax credits to offset income tax that
                                    they may otherwise owe and the tax credits
                                    may be shared among the equity owners of the
                                    project. In general, the tax credits on the
                                    mortgage loans sold to the trust by
                                    Massachusetts Mutual Life Insurance have
                                    been allocated to equity investors in the
                                    borrower.

                                    The tax credit provisions limit the gross
                                    rent for each low-income unit. Under the tax
                                    credit provisions, a property owner must
                                    comply with the tenant income restrictions
                                    and rental restrictions over a minimum of a
                                    15-year compliance period, although the
                                    property owner may take the tax credits on
                                    an accelerated basis over a 10-year period.
                                    In the event a multifamily rental property
                                    does not maintain compliance with the tax
                                    credit restrictions on tenant income or
                                    rental rates or otherwise satisfy the tax
                                    credit provisions of the Internal Revenue
                                    Code, the property owner may suffer a
                                    reduction in the amount of available tax
                                    credits and/or face the recapture of all or
                                    part of the tax credits related to the
                                    period of the noncompliance and face the
                                    partial recapture of previously taken tax
                                    credits. The loss of tax credits, and the
                                    possibility of recapture of tax credits
                                    already taken, may provide significant
                                    incentive for the property owner to keep the
                                    related multifamily rental property in
                                    compliance with such tax credit restrictions
                                    and limit the income derived from the
                                    related property.

                                    If the trust were to foreclose on such a
                                    property it would be unable to take
                                    advantage of the tax credits, but could sell
                                    the property with the right to the remaining
                                    credits to a tax paying investor. Any
                                    subsequent property owner would continue to
                                    be subject to rent limitations unless an
                                    election was made to terminate the tax
                                    credits, in which case the property could be
                                    operated as a market rate property after the
                                    expiration of three years. The limitations
                                    on rent and ability of potential buyers to
                                    take advantage of the tax credits may limit
                                    the trust's recovery on such property.

CONFLICTS OF INTEREST MAY HAVE AN
ADVERSE EFFECT ON YOUR
CERTIFICATES                        Conflicts between various
                                    Certificateholders. Each special servicer is
                                    given considerable latitude in determining
                                    whether and in what manner to liquidate or
                                    modify defaulted mortgage loans for which it
                                    is responsible. The operating adviser will
                                    have the right to replace a special servicer
                                    upon satisfaction of certain conditions set
                                    forth in the pooling and servicing
                                    agreement. At any given time, the operating
                                    adviser will be controlled generally by the
                                    holders of the most subordinate, or, if the
                                    certificate principal balance thereof is
                                    less than 25% of its original certificate
                                    balance, the next most subordinate, class of
                                    certificates, that is, the controlling
                                    class, outstanding from time to time; such
                                    holders may have interests in conflict with
                                    those of some or all of the
                                    certificateholders. In addition, the
                                    operating adviser will have the right to
                                    approve the determination of customarily
                                    acceptable costs with respect to insurance
                                    coverage and the right to advise the special
                                    servicers with respect to certain actions of
                                    the special servicers and, in connection
                                    with such rights, may act solely in the
                                    interest of the holders

                                      S-71

                                    of certificates of the controlling class,
                                    without any liability to any
                                    certificateholder. For instance, the holders
                                    of certificates of the controlling class
                                    might desire to mitigate the potential for
                                    loss to that class or such holder from a
                                    troubled mortgage loan by deferring
                                    enforcement in the hope of maximizing future
                                    proceeds. However, the interests of the
                                    trust may be better served by prompt action,
                                    since delay followed by a market downturn
                                    could result in less proceeds to the trust
                                    than would have been realized if earlier
                                    action had been taken. In general, no
                                    servicer is required to act in a manner more
                                    favorable to the offered certificates than
                                    to the non-offered certificates.

                                    The master servicers, any primary servicer,
                                    the special servicers or an affiliate of any
                                    of them may hold subordinate notes or
                                    acquire certain of the most subordinated
                                    certificates, including those of the initial
                                    controlling class. Under such circumstances,
                                    the master servicers, a primary servicer and
                                    the special servicers may have interests
                                    that conflict with the interests of the
                                    other holders of the certificates. However,
                                    the pooling and servicing agreement and each
                                    primary servicing agreement provides that
                                    the mortgage loans are to be serviced in
                                    accordance with the servicing standard and
                                    without regard to ownership of any
                                    certificates by the master servicers, the
                                    primary servicers or the special servicers,
                                    as applicable. The initial operating adviser
                                    will be Citigroup Alternative Investments
                                    LLC. The initial special servicers will be
                                    Midland Loan Services, Inc. and National
                                    Consumer Cooperative Bank.

                                    Conflicts between borrowers and property
                                    managers. It is likely that many of the
                                    property managers of the mortgaged
                                    properties, or their affiliates, manage
                                    additional properties, including properties
                                    that may compete with the mortgaged
                                    properties. Affiliates of the managers, and
                                    managers themselves, also may own other
                                    properties, including competing properties.
                                    The managers of the mortgaged properties may
                                    accordingly experience conflicts of interest
                                    in the management of such mortgaged
                                    properties.

                                    Conflicts between the trust and sellers. The
                                    activities of the sellers or their
                                    affiliates may involve properties which are
                                    in the same markets as the mortgaged
                                    properties underlying the certificates. In
                                    such cases, the interests of such sellers or
                                    such affiliates may differ from, and compete
                                    with, the interests of the trust, and
                                    decisions made with respect to those assets
                                    may adversely affect the amount and timing
                                    of distributions with respect to the
                                    certificates. Conflicts of interest may
                                    arise between the trust and each of the
                                    sellers or their affiliates that engage in
                                    the acquisition, development, operation,
                                    financing and disposition of real estate if
                                    such sellers acquire any certificates. In
                                    particular, if certificates held by a seller
                                    are part of a class that is or becomes the
                                    controlling class, the seller, as part of
                                    the holders of the controlling class, would
                                    have the ability to influence certain
                                    actions of the special servicers under
                                    circumstances where the interests of the
                                    trust conflict with the interests of the
                                    seller or its affiliates as acquirors,
                                    developers, operators, financers or sellers
                                    of real estate related assets.

                                    The primary servicers for certain of the
                                    mortgage loans will be Principal Global
                                    Investors, LLC, Babson Capital Management
                                    LLC, Union Central Mortgage Funding, Inc.
                                    and Washington Mutual Bank, FA, or
                                    affiliates thereof, who either are, or are
                                    affiliates of, loan sellers. The master
                                    servicer responsible for servicing the
                                    mortgage loans other

                                      S-72

                                    than the NCB Mortgage Loans will delegate
                                    many of its servicing obligations to such
                                    primary servicers pursuant to certain
                                    primary servicing agreements. Under such
                                    circumstances, the primary servicers because
                                    they are, or are affiliated with, sellers,
                                    may have interests that conflict with the
                                    interests of the holders of the
                                    certificates.

                                    In addition, any subordinate indebtedness
                                    secured by the related mortgaged property,
                                    any mezzanine loans and/or any future
                                    mezzanine loans related to certain of the
                                    mortgage loans may be held by the respective
                                    sellers of such mortgage loan or affiliates
                                    thereof. The holders of such subordinate
                                    indebtedness or mezzanine loans may have
                                    interests that conflict with the interests
                                    of the holders of the certificates.

PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR CERTIFICATES      The yield to maturity on your certificates
                                    will depend, in significant part, upon the
                                    rate and timing of principal payments on the
                                    mortgage loans. For this purpose, principal
                                    payments include both voluntary prepayments,
                                    if permitted, and involuntary prepayments,
                                    such as prepayments resulting from casualty
                                    or condemnation of mortgaged properties,
                                    defaults and liquidations by borrowers, or
                                    repurchases as a result of a seller's
                                    material breach of representations and
                                    warranties or material defects in a mortgage
                                    loan's documentation. In addition, certain
                                    of the mortgage loans may require that, upon
                                    the occurrence of certain events, funds held
                                    in escrow or proceeds from letters of credit
                                    may be applied to the outstanding principal
                                    balance of such mortgage loans.

                                    The investment performance of your
                                    certificates may vary materially and
                                    adversely from your expectations if the
                                    actual rate of prepayment is higher or lower
                                    than you anticipate.

                                    In addition, because the amount of principal
                                    that will be distributed to the Class A-1,
                                    Class A-2, Class A-3, Class A-4, Class A-AB,
                                    Class A-5 and Class A-1A certificates will
                                    generally be based upon the particular loan
                                    group in which the related mortgage loan is
                                    deemed to be included, the yield on the
                                    Class A-1, Class A-2, Class A-3, Class A-4,
                                    Class A-AB and Class A-5 certificates will
                                    be particularly sensitive to prepayments on
                                    mortgage loans in loan group 1 and the yield
                                    on the Class A-1A certificates will be
                                    particularly sensitive to prepayments on
                                    mortgage loans in loan group 2. See "Yield,
                                    Prepayment and Maturity Considerations" in
                                    this prospectus supplement.

                                    Voluntary prepayments under some of the
                                    mortgage loans are prohibited for specified
                                    lockout periods or require payment of a
                                    prepayment premium or a yield maintenance
                                    charge or both, unless the prepayment occurs
                                    within a specified period prior to and
                                    including the anticipated repayment date or
                                    maturity date, as the case may be.
                                    Nevertheless, we cannot assure you that the
                                    related borrowers will refrain from
                                    prepaying their mortgage loans due to the
                                    existence of a prepayment premium or a yield
                                    maintenance charge or the amount of such
                                    premium or charge will be sufficient to
                                    compensate you for shortfalls in payments on
                                    your certificates on account of such
                                    prepayments. We also cannot assure you that
                                    involuntary prepayments will not occur or
                                    that borrowers will not default in order to
                                    avoid the application of lockout periods.
                                    The rate at which voluntary prepayments
                                    occur on the mortgage loans will be affected
                                    by a variety of factors, including:

                                      S-73

                                    o  the terms of the mortgage loans;

                                    o  the length of any prepayment lockout
                                       period;

                                    o  the level of prevailing interest rates;

                                    o  the availability of mortgage credit;

                                    o  the applicable yield maintenance charges
                                       or prepayment premiums and the ability of
                                       the master servicer, a primary servicer
                                       or the special servicer to enforce the
                                       related provisions;

                                    o  the failure to meet requirements for
                                       release of escrows/reserves that result
                                       in a prepayment;

                                    o  the occurrence of casualties or natural
                                       disasters; and

                                    o  economic, demographic, tax or legal
                                       factors.

                                    3 mortgage loans, representing 9.1% of the
                                    initial outstanding pool balance (and
                                    representing 11.1% of the initial
                                    outstanding loan group 1 balance), allow the
                                    release of a portion of the collateral for
                                    such mortgage loans if certain conditions
                                    are met, including the prepayment of a
                                    portion of the outstanding principal balance
                                    of the related mortgage loan.

                                    2 mortgage loans, representing 1.2% of the
                                    initial outstanding pool balance (and
                                    representing 1.5% of the initial outstanding
                                    loan group 1 balance), contain holdback
                                    reserves of up to $1,214,545 which may be
                                    applied by the lender towards amounts
                                    outstanding on the related mortgage loan if
                                    certain conditions relating to tenant
                                    occupancy, rental income, post-closing
                                    delivery obligations and certain work items
                                    set forth in the related mortgage loan
                                    documents do not take place prior to a
                                    specified date. Such allocation by the
                                    lender will result in a partial prepayment
                                    of the related mortgage loan.

                                    For further information concerning certain
                                    of the foregoing provisions, see the
                                    footnotes to Appendix II.

                                    Generally, no yield maintenance charge or
                                    prepayment premium will be required for
                                    prepayments in connection with a casualty or
                                    condemnation unless an event of default has
                                    occurred. In addition, if a seller
                                    repurchases any mortgage loan from the trust
                                    due to the material breach of a
                                    representation or warranty or a material
                                    document defect or such mortgage loan is
                                    otherwise purchased from the trust
                                    (including certain purchases by the holder
                                    of a mezzanine loan), the repurchase price
                                    paid will be passed through to the holders
                                    of the certificates with the same effect as
                                    if the mortgage loan had been prepaid in
                                    part or in full, except that no yield
                                    maintenance charge or prepayment premium
                                    will be payable. Any such repurchase or
                                    purchase may, therefore, adversely affect
                                    the yield to maturity on your certificates.
                                    Similarly, certain of the holders of a
                                    mezzanine loan have the right to purchase
                                    the related mortgage loans from the trust
                                    upon the occurrence of certain events
                                    (including a default), which will result in
                                    payment to holders of the certificates with
                                    the same effect as if the mortgage loan had
                                    been prepaid in full, except that no yield
                                    maintenance charge or prepayment premium
                                    will be payable.

                                      S-74

                                    Although all of the mortgage loans have
                                    protection against voluntary prepayments in
                                    full in the form of lockout periods,
                                    defeasance provisions, yield maintenance
                                    provisions and/or prepayment premium
                                    provisions, there can be no assurance that
                                    (i) borrowers will refrain from fully
                                    prepaying mortgage loans due to the
                                    existence of a yield maintenance charge or
                                    prepayment premium, (ii) involuntary
                                    prepayments or repurchases will not occur or
                                    (iii) partial prepayments will not occur in
                                    the case of those loans that permit such
                                    prepayment without a yield maintenance
                                    charge or prepayment premium.

                                    In addition, the yield maintenance formulas
                                    are not the same for all of the mortgage
                                    loans that have yield maintenance charges.
                                    This can lead to substantial variance from
                                    loan to loan with respect to the amount of
                                    yield maintenance charge that is due on the
                                    related prepayment. Also, the description in
                                    the mortgage notes of the method of
                                    calculation of prepayment premiums and yield
                                    maintenance charges is complex and subject
                                    to legal interpretation and it is possible
                                    that another person would interpret the
                                    methodology differently from the way we did
                                    in estimating an assumed yield to maturity
                                    on your certificates as described in this
                                    prospectus supplement. See Appendix II
                                    attached hereto for a description of the
                                    various prepayment provisions.

RELEASE OF COLLATERAL               Notwithstanding the prepayment restrictions
                                    described herein, certain of the mortgage
                                    loans permit the release of a mortgaged
                                    property (or a portion of the mortgaged
                                    property) subject to the satisfaction of
                                    certain conditions described in Appendix II
                                    hereto. In order to obtain such release
                                    (other than with respect to the release of
                                    certain non-material portions of the
                                    mortgaged properties which may not require
                                    payment of a release price), the borrower is
                                    required (among other things) to pay a
                                    release price, which may include a
                                    prepayment premium or yield maintenance
                                    charge on all or a portion of such payment.
                                    See Appendix II attached hereto for further
                                    details regarding the various release
                                    provisions.

THE YIELD ON YOUR CERTIFICATE WILL
BE AFFECTED BY THE PRICE AT WHICH
YOU PURCHASE THE CERTIFICATE AND THE
RATE, TIMING AND AMOUNT OF
DISTRIBUTIONS ON YOUR CERTIFICATE   The yield on any certificate will depend on
                                    (1) the price at which such certificate is
                                    purchased by you and (2) the rate, timing
                                    and amount of distributions on your
                                    certificate. The rate, timing and amount of
                                    distributions on any certificate will, in
                                    turn, depend on, among other things:

                                    o  the interest rate for such certificate;

                                    o  the rate and timing of principal payments
                                       (including principal prepayments) and
                                       other principal collections (including
                                       loan purchases in connection with
                                       breaches of representations and
                                       warranties) on or in respect of the
                                       mortgage loans and the extent to which
                                       such amounts are to be applied or
                                       otherwise result in a reduction of the
                                       certificate balance of such certificate;

                                    o  the rate, timing and severity of losses
                                       on or in respect of the mortgage loans or
                                       unanticipated expenses of the trust;

                                      S-75

                                    o  the rate and timing of any reimbursement
                                       of either master servicer, either special
                                       servicer, the trustee or fiscal agent, as
                                       applicable, out of the Certificate
                                       Account of nonrecoverable advances and
                                       interest thereon or advances remaining
                                       unreimbursed on a modified mortgage loan
                                       on the date of such modification;

                                    o  the timing and severity of any interest
                                       shortfalls resulting from prepayments to
                                       the extent not offset by a reduction in a
                                       master servicer's compensation as
                                       described in this prospectus supplement;

                                    o  the timing and severity of any reductions
                                       in the appraised value of any mortgaged
                                       property in a manner that has an effect
                                       on the amount of advancing required on
                                       the related mortgage loan; and

                                    o  the method of calculation of prepayment
                                       premiums and yield maintenance charges
                                       and the extent to which prepayment
                                       premiums and yield maintenance charges
                                       are collected and, in turn, distributed
                                       on such certificate.

                                    In addition, any change in the weighted
                                    average life of a certificate may adversely
                                    affect yield. Prepayments resulting in a
                                    shortening of weighted average lives of
                                    certificates may be made at a time of lower
                                    interest rates when you may be unable to
                                    reinvest the resulting payment of principal
                                    at a rate comparable to the effective yield
                                    anticipated when making the initial
                                    investment in certificates. Delays and
                                    extensions resulting in a lengthening of the
                                    weighted average lives of the certificates
                                    may occur at a time of higher interest rates
                                    when you may have been able to reinvest
                                    principal payments that would otherwise have
                                    been received by you at higher rates.

YOU BEAR THE RISK OF BORROWER
DEFAULTS                            The rate and timing of delinquencies or
                                    defaults on the mortgage loans could affect
                                    the following aspects of the offered
                                    certificates:

                                    o  the aggregate amount of distributions on
                                       them;

                                    o  their yields to maturity;

                                    o  their rates of principal payments; and

                                    o  their weighted average lives.

                                    The rights of holders of each class of
                                    subordinate certificates to receive payments
                                    of principal and interest otherwise payable
                                    on their certificates will be subordinated
                                    to such rights of the holders of the more
                                    senior certificates having an earlier
                                    alphabetical class designation. Losses on
                                    the mortgage loans will be allocated to the
                                    Class P, Class O, Class N, Class M, Class L,
                                    Class K, Class J, Class H, Class G, Class F,
                                    Class E, Class D, Class C, Class B and Class
                                    A-J Certificates, in that order, reducing
                                    amounts otherwise payable to each class. Any
                                    remaining losses would then be allocated to
                                    the Class A-1, Class A-2, Class A-3, Class
                                    A-4, Class A-AB, Class A-5 and Class A-1A
                                    Certificates, pro rata, and, with respect to
                                    interest losses only, the Class X
                                    Certificates based on their respective
                                    entitlements.

                                      S-76

                                    If losses on the mortgage loans exceed the
                                    aggregate certificate balance of the classes
                                    of certificates subordinated to a particular
                                    class, that particular class will suffer a
                                    loss equal to the full amount of that excess
                                    up to the outstanding certificate balance of
                                    such class.

                                    If you calculate your anticipated yield
                                    based on assumed rates of default and losses
                                    that are lower than the default rate and
                                    losses actually experienced and such losses
                                    are allocable to your certificates, your
                                    actual yield to maturity will be lower than
                                    the assumed yield. Under extreme scenarios,
                                    such yield could be negative. In general,
                                    the earlier a loss borne by your
                                    certificates occurs, the greater the effect
                                    on your yield to maturity.

                                    Additionally, delinquencies and defaults on
                                    the mortgage loans may significantly delay
                                    the receipt of distributions by you on your
                                    certificates, unless advances are made to
                                    cover delinquent payments or the
                                    subordination of another class of
                                    certificates fully offsets the effects of
                                    any such delinquency or default.

                                    Also, if the related borrower does not repay
                                    a mortgage loan with a hyperamortization
                                    feature by its anticipated repayment date,
                                    the effect will be to increase the weighted
                                    average life of your certificates and may
                                    reduce your yield to maturity.

                                    Furthermore, if P&I Advances and/or
                                    Servicing Advances are made with respect to
                                    a mortgage loan after default and the
                                    mortgage loan is thereafter worked out under
                                    terms that do not provide for the repayment
                                    of those advances in full at the time of the
                                    workout, if at all, then any reimbursements
                                    of those advances prior to the actual
                                    collection of the amount for which the
                                    advance was made may also result in
                                    reductions in distributions of principal to
                                    the holders of the offered certificates for
                                    the current month.

INTEREST ON ADVANCES AND
COMPENSATION TO THE MASTER
SERVICERS, THE SPECIAL SERVICERS,
THE TRUSTEE AND THE FISCAL AGENT MAY
HAVE AN ADVERSE EFFECT ON THE
PAYMENTS ON YOUR CERTIFICATES       To the extent described in this prospectus
                                    supplement, the master servicers, the
                                    special servicers, the trustee or the fiscal
                                    agent will be entitled to receive interest
                                    at the "prime rate" on unreimbursed advances
                                    they have made with respect to delinquent
                                    monthly payments or that are made with
                                    respect to the preservation and protection
                                    of the related mortgaged property or
                                    enforcement of the mortgage loan. This
                                    interest will generally accrue from the date
                                    on which the related advance is made or the
                                    related expense is incurred to the date of
                                    reimbursement. No advance interest will
                                    accrue during the grace period, if any, for
                                    the related mortgage loan; however, if such
                                    advance is not reimbursed from collections
                                    received from the related borrower by the
                                    end of the applicable grace period, advance
                                    interest will accrue from the date such
                                    advance is made. This interest may be offset
                                    in part by default interest and late payment
                                    charges paid by the borrower in connection
                                    with the mortgage loan or by certain other
                                    amounts. In addition, under certain
                                    circumstances, including delinquencies in
                                    the payment of principal and interest, a
                                    mortgage loan will be serviced by a special
                                    servicer, and that special servicer is
                                    entitled to compensation for

                                      S-77

                                    special servicing activities. The right to
                                    receive interest on advances and special
                                    servicing compensation is senior to the
                                    rights of certificateholders to receive
                                    distributions. The payment of interest on
                                    advances and the payment of compensation to
                                    a special servicer may result in shortfalls
                                    in amounts otherwise distributable on the
                                    certificates.

THE SELLERS OF THE MORTGAGE LOANS
ARE SUBJECT TO BANKRUPTCY OR
INSOLVENCY LAWS THAT MAY AFFECT THE
TRUST'S OWNERSHIP OF THE MORTGAGE
LOANS                               In the event of the insolvency of any
                                    seller, it is possible the trust's right to
                                    payment from or ownership of the mortgage
                                    loans could be challenged, and if such
                                    challenge were successful, delays or
                                    reductions in payments on your certificates
                                    could occur.

                                    Based upon opinions of counsel that the
                                    conveyance of the mortgage loans would
                                    generally be respected in the event of
                                    insolvency of the sellers, which opinions
                                    are subject to various assumptions and
                                    qualifications, the sellers believe that
                                    such a challenge will be unsuccessful, but
                                    there can be no assurance that a bankruptcy
                                    trustee, if applicable, or other interested
                                    party will not attempt to assert such a
                                    position. Even if actions seeking such
                                    results were not successful, it is possible
                                    that payments on the certificates would be
                                    delayed while a court resolves the claim.

LIMITED LIQUIDITY AND MARKET VALUE
MAY ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                   Your certificates will not be listed on any
                                    securities exchange or traded on any
                                    automated quotation systems of any
                                    registered securities association, and there
                                    is currently no secondary market for the
                                    certificates. While one or more Underwriters
                                    currently intend to make a secondary market
                                    in the certificates, none of them is
                                    obligated to do so. Accordingly, you may not
                                    have an active or liquid secondary market
                                    for your certificates, which could result in
                                    a substantial decrease in the market value
                                    of your certificates. The market value of
                                    your certificates also may be affected by
                                    many other factors, including
                                    then-prevailing interest rates. Furthermore,
                                    you should be aware that the market for
                                    securities of the same type as the
                                    certificates has in the past been volatile
                                    and offered very limited liquidity.

INTEREST RATES BASED ON A WEIGHTED
AVERAGE COUPON RATE ENTAIL RISKS
WHICH MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                The interest rates on certain of the
                                    certificates are based on a weighted average
                                    of the mortgage loan interest rates net of
                                    the administrative cost rate (and, with
                                    respect to the residential cooperative
                                    mortgage loans, net of the Class X-Y Strip
                                    Rate), which is calculated based upon the
                                    respective principal balances of the
                                    mortgage loans. The interest rates on
                                    certain of the certificates may be capped at
                                    such weighted average rate. This weighted
                                    average rate is further described in this
                                    prospectus supplement under the definition
                                    of "Weighted Average Net Mortgage Rate." Any
                                    class of certificates which is either fully
                                    or partially based upon the Weighted Average
                                    Net Mortgage Rate may be adversely affected
                                    by disproportionate principal payments,
                                    prepayments, defaults and other unscheduled
                                    payments on the

                                      S-78

                                    mortgage loans. Because some mortgage loans
                                    will amortize their principal more quickly
                                    than others, the rate may fluctuate over the
                                    life of those classes of your certificates.

                                    In general, mortgage loans with relatively
                                    high mortgage interest rates are more likely
                                    to prepay than mortgage loans with
                                    relatively low mortgage interest rates. For
                                    instance, varying rates of unscheduled
                                    principal payments on mortgage loans which
                                    have interest rates above the Weighted
                                    Average Net Mortgage Rate may have the
                                    effect of reducing the interest rate of your
                                    certificates.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors" section and elsewhere in this prospectus supplement.

                                      S-79

                     DESCRIPTION OF THE OFFERED CERTIFICATES

     Capitalized terms are defined in the "Glossary of Terms" attached hereto.

GENERAL

     The Series 2005-IQ9 Commercial Mortgage Pass-Through Certificates will be issued on or about February 24, 2005 pursuant to a Pooling and Servicing
Agreement to be dated as of February 1, 2005, among Morgan Stanley Capital I
Inc., the master servicers, the special servicers, the trustee and the fiscal agent.

     The certificates will represent in the aggregate the entire beneficial ownership interest in the trust consisting primarily of:

     o    the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date;

     o    any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

     o    a security interest in any "government securities" as defined in the
          Investment Company Act of 1940 pledged in respect of the defeasance of a mortgage loan; and

     o    certain rights of Morgan Stanley Capital I Inc. under, or assigned to
          Morgan Stanley Capital I Inc. pursuant to, each of the Mortgage Loan
          Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of the related seller regarding its mortgage loans.

     The certificates will be issued on or about February 24, 2005 and will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

     The certificates will consist of 29 classes, to be designated as:

     o    the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3
          Certificates, the Class A-4 Certificates, the Class A-AB Certificates,
          the Class A-5 Certificates and the Class A-1A Certificates;

     o    the Class X-1 Certificates, the Class X-2 Certificates and the Class
          X-Y Certificates;

     o    the Class A-J Certificates, the Class B Certificates, the Class C
          Certificates, the Class D Certificates, the Class E Certificates, the
          Class F Certificates, the Class G Certificates, the Class H
          Certificates, the Class J Certificates, the Class K Certificates, the
          Class L Certificates, the Class M Certificates, the Class N
          Certificates, the Class O Certificates, the Class P Certificates and
          the Class EI Certificates; and

     o    the Class R-I Certificates, the Class R-II Certificates and the Class
          R-III Certificates.

     The Class A Senior Certificates and the Class A-J Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount. The Class B, Class C and Class D
Certificates will be issued in denominations of $100,000 initial Certificate
Balance and in any whole dollar denomination in excess thereof.

     Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository
Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description Of The
Offered Certificates--Reports to Certificateholders; Available Information--
Book-EntrY Certificates." Unless and until definitive certificates are issued in respect of any class of offered certificates, all

                                      S-80

references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate
Owners through DTC's participating organizations.

     All references herein to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's
Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its
Participants. See "Description Of The Certificates--Book-Entry Registration and
Definitive Certificates" in the prospectus.

     Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of
DTC, in the United States, and may be made through the facilities of Clearstream
Banking or Euroclear, in Europe. Transfers within DTC, Clearstream Banking or
Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Banking or
Euroclear, on the other, will be effected in DTC through Citibank, N.A. or
JPMorgan Chase, the relevant depositaries of Clearstream Banking and Euroclear, respectively.

     Because of time-zone differences, credits of securities received in
Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or
Euroclear cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES

     Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4,
Class A-AB, Class A-5, Class A-1A, Class A-J, Class B, Class C and Class D
Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance may vary by 5%:

                                                   APPROXIMATE PERCENT
                           APPROXIMATE INITIAL      OF INITIAL POOL            RATINGS              APPROXIMATE
CLASS                      CERTIFICATE BALANCE          BALANCE              (S&P/FITCH)          CREDIT SUPPORT
-----                      -------------------          -------              -----------          --------------

Class A-1...........            $62,100,000               4.05%                AAA/AAA                20.000%
Class A-2...........           $112,600,000               7.35%                AAA/AAA                20.000%
Class A-3...........           $194,700,000              12.71%                AAA/AAA                20.000%
Class A-4...........            $94,400,000               6.16%                AAA/AAA                20.000%
Class A-AB..........            $43,800,000               2.86%                AAA/AAA                20.000%
Class A-5...........           $446,242,000              29.13%                AAA/AAA                20.000%
Class A-1A..........           $271,561,000              17.73%                AAA/AAA                20.000%
Class A-J...........           $130,199,000               8.50%                AAA/AAA                11.500%
Class B.............            $32,550,000               2.13%                 AA/AA                  9.375%
Class C.............            $11,488,000               0.75%                AA-/AA-                 8.625%
Class D.............            $26,806,000               1.75%                  A/A                   6.875%

     The percentages indicated under the column "Approximate Credit Support"
with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB,
Class A-5 and Class A-1A Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5 and
Class A-1A Certificates in the aggregate.

     The initial Certificate Balance of each Principal Balance Certificate will be presented on the face thereof. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each
Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to such certificate on such Distribution Date. See "--Distributions" and
"--Distributions--Subordination; Allocation OF Losses and Certain Expenses"
below.

                                      S-81

     The Interest Only Certificates will not have a Certificate Balance. Each such class of certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount.

     The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance
Certificates outstanding from time to time.

     The Notional Amount of the Class X-2 Certificates at any time on or before the Distribution Date occurring in February 2012 will be an amount equal to the then outstanding aggregate balances of the Class A-1, Class A-2, Class A-3,
Class A-4, Class A-AB, Class A-5, Class A-1A, Class A-J, Class B, Class C, Class
D, Class E, Class F, Class G, Class H, Class J, Class K and Class L components.
After the Distribution Date occurring in February 2012, the Notional Amount of the Class X-2 Certificates will be equal to zero. As of any Distribution Date, the balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB,
Class A-5, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class F,
Class G, Class H, Class J, Class K and Class L components used to determine the
Notional Amount of the Class X-2 Certificates will generally be equal to the lesser of (i) the Certificate Balance of the corresponding Class of Certificates as of such date (taking into account any distributions of principal made on, and any Realized Losses allocated to, such Classes of Certificates) and (ii) the amount specified for such component and such Distribution Date on Schedule B to this prospectus supplement.

     Accordingly, the Notional Amount of the Class X-1 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses of principal actually allocated to, any Class of Principal Balance Certificates.

     The Notional Amount of the Class X-2 Certificates will be reduced on each
Distribution Date by any distributions of principal actually made on, and any
Realized Losses and Expense Losses of principal actually allocated to, any component and any Class of Certificates included in the calculation of the
Notional Amount for the Class X-2 Certificates on such Distribution Date, as described above, to the extent that such distribution of principal or allocation of Realized Losses and Expense Losses reduces the Certificate Balance of the related Class of Certificates to a balance that is lower than the amount shown on Schedule B to this prospectus supplement. Holders of the Class X-2
Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in February 2012.

     The Notional Amount of the Class X-Y Certificates, as of any date of determination, will be equal to the then total principal balance of the residential cooperative mortgage loans. The Notional Amount of the Class X-Y
Certificates will be reduced on each Distribution Date by collections and advances of principal on the residential cooperative mortgage loans previously distributed to the Certificateholders and Realized Losses and Expense Losses on
the residential cooperative mortgage loans previously allocated to the
Certificateholders.

     Upon initial issuance, the aggregate Notional Amount of the Class X-1
Certificates will be $1,531,754,421, the aggregate Notional Amount of the Class
X-2 Certificates will be $1,491,944,000 and the aggregate Notional Amount of the
Class X-Y Certificates will be $168,257,608, in each case, subject to a permitted variance of plus or minus 5%. The Notional Amount of each Class X
Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

     The Residual Certificates will not have Certificate Balances or Notional
Amounts.

PASS-THROUGH RATES

     The Pass-Through Rates applicable for the Class A-1, Class A-2, Class A-3,
Class A-4, Class A-AB, Class A-5, Class A-1A, Class A-J, Class B, Class C and
Class D Certificates for each Distribution Date will be equal to 3.99%, 4.30%,
4.54%, 4.66%, 4.51%, 4.70%, 4.66%, 4.77%, 4.86%, 4.91% and 5.00% per annum, respectively. The Pass-Through Rate applicable to the Class X-1 Certificates for the initial Distribution Date will equal approximately 0.06% per annum. The
Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution
Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional
Amount of the Class X-1 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).

                                      S-82

Each of those components will equal the Certificate Balance of one of the classes of the Principal Balance Certificates. In general, the Certificate
Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates;
provided that, if a portion, but not all, of the Certificate Balance of any particular class of Principal Balance Certificates is identified on Schedule B to this prospectus supplement as being part of the total Notional Amount of the
Class X-2 Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution
Date, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any
Distribution Date occurring in or before February 2012, on any particular component of the total Notional Amount of the Class X-1 Certificates immediately prior to the related Distribution Date, the applicable Class X-1 Strip Rate will be calculated as follows:

     o    if such particular component consists of the entire Certificate
          Balance of any class of Principal Balance Certificates, and if such
          Certificate Balance also constitutes, in its entirety, a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1
          Strip Rate will equal the excess, if any, of (a) the Weighted Average
          Net Mortgage Rate for such Distribution Date, over (b) the greater of
          (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance
          Certificates;

     o    if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance
          Certificates, and if such designated portion of such Certificate
          Balance also constitutes a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related
          Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for
          such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached hereto and (ii) the Pass-Through Rate for such Distribution
          Date for such class of Principal Balance Certificates;

     o    if such particular component consists of the entire Certificate
          Balance of any class of Principal Balance Certificates, and if such
          Certificate Balance does not, in whole or in part, also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a)
          the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates; and

     o    if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance
          Certificates, and if such designated portion of such Certificate
          Balance does not also constitute a component of the total Notional
          Amount of the Class X-2 Certificates immediately prior to the related
          Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for
          such Distribution Date, over (b) the Pass-Through Rate for such
          Distribution Date for such class of Principal Balance Certificates.

     For any Distribution Date occurring after February 2012, the Certificate
Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted
Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through
Rate for such Distribution Date for such class of Principal Balance
Certificates. Under no circumstances will the Class X-1 Strip Rate be less than zero.

     The Pass-Through Rate applicable to the Class X-2 Certificates for the initial Distribution Date will equal approximately 0.84% per annum. The
Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution
Date subsequent to the initial Distribution Date and on or before the
Distribution Date in February 2012 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related
Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be

                                      S-83

comprised of all or a designated portion of the Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal Balance
Certificates is identified on Schedule B to this prospectus supplement as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more components of the total Notional
Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before February 2012, on any particular component of the total Notional
Amount of the Class X-2 Certificates immediately prior to the related
Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

     o    the lesser of (a) the rate per annum corresponding to such
          Distribution Date as set forth on Schedule A attached hereto and (b)
          the Weighted Average Net Mortgage Rate for such Distribution Date, over

     o    the Pass-Through Rate for such Distribution Date for the class of
          Principal Balance Certificates whose Certificate Balance, or a designated portion thereof, comprises such component.

     Under no circumstances will the Class X-2 Strip Rate be less than zero.

     The pass-through rate for the Class X-Y Certificates for each distribution date will be a variable rate equal to the weighted average from time to time of the various Class X-Y Strip Rates attributable to each residential cooperative mortgage loan. The "Class X-Y Strip Rate" for each residential cooperative mortgage loan will equal 0.15% per annum; provided that, if the subject residential cooperative mortgage loan accrues interest on the basis of the actual number of days elapsed during each 1-month interest accrual period in a year assumed to consist of 360 days, then the foregoing 0.15% will be multiplied by a fraction, expressed as a percentage, the numerator of which is the number of days in the subject interest accrual period, and the denominator of which is
30.

     The pass-through rates for the Class E, Class F and Class G Certificates will be equal to a fixed rate subject to a cap at the Weighted Average Net
Mortgage Rate. The pass-through rate for the Class H Certificates will be equal to the Weighted Average Net Mortgage Rate less 0.08%. The pass-through rates applicable to each of the Class J, Class K, Class L, Class M, Class N, Class O
and Class P Certificates will, at all times, be equal to the lesser of 4.61% per annum and the Weighted Average Net Mortgage Rate.

     The Administrative Cost Rate for each mortgage loan is presented in
Appendix II. The Administrative Cost Rate will be payable on the Scheduled
Principal Balance of each mortgage loan outstanding from time to time. The
Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

     General

     Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each
Distribution Date, commencing in March 2005. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date.
Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related
Record Date, or otherwise by check mailed to such Certificateholder.

     The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense
Loss previously allocated thereto, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The

                                      S-84

likelihood of any such distribution is remote. All distributions made on or with respect to a class of certificates will be allocated pro rata among such certificates based on their respective Percentage Interests in such class.

     The Available Distribution Amount

     With respect to any Distribution Date, distributions of interest on and principal of the certificates will be made from the Available Distribution
Amount for that Distribution Date.

     With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amounts will be deposited into the applicable Interest Reserve Account in respect of each Interest Reserve
Loan in an amount equal to 1 day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution
Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date. For purposes of this calculation, the Net
Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the "Glossary of Terms."
With respect to the Distribution Date occurring in March of each year (beginning in 2006), the paying agent will withdraw an amount from each Interest Reserve
Account in respect of each Interest Reserve Loan equal to the related Interest
Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

     Application of the Available Distribution Amount

     On each Distribution Date, except as described under "--Optional
Termination" below, for so long as any class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

          (1) to the holders of the Class A-1, Class A-2, Class A-3, Class A-4,
     Class A-AB, Class A-5, Class A-1A, Class X-1, Class X-2 and Class X-Y
     Certificates, concurrently,

     o    to the holders of the Class A-1, Class A-2, Class A-3, Class A-4,
          Class A-AB, Class A-5, the Distributable Certificate Interest Amount
          in respect of each such class for such Distribution Date (which shall be payable from amounts in the Available Distribution Amount attributable to Loan Group 1), pro rata in proportion to the
          Distributable Certificate Interest Amount payable in respect of each such class;

     o    to the holders of the Class A-1A Certificates, the Distributable
          Certificate Interest Amount in respect of such class for such
          Distribution Date (which shall be payable from amounts in the
          Available Distribution Amount attributable to Loan Group 2);

     o    to the holders of the Class X-1, Class X-2 and Class X-Y Certificates,
          the Distributable Certificate Interest Amount in respect of each such class for such Distribution Date, pro rata in proportion to the
          Distributable Certificate Interest Amount payable in respect of each such class;

          provided, however, that if the portion of Available Distribution
Amount attributable to either Loan Group is insufficient to pay in full the total amount of interest to be distributed with respect to any of the Class A
Senior or Class X Certificates on such Distribution Date as described above, the
Available Distribution Amount will be allocated among all those classes pro rata in proportion to the respective amounts of interest payable thereon for such
Distribution Date, without regard to loan group;

          (ii) (A) to the holders of the Class A-1, Class A-2, Class A-3, Class
     A-4, Class A-AB and Class A-5 Certificates,

     o    first, to the holders of the Class A-AB Certificates, the Loan Group 1
          Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the
          Class A-AB Certificates has been reduced to the Planned Principal
          Balance for

                                      S-85

          such Distribution Date; the portion of the Loan Group 2 Principal
          Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1A
          Certificates;

     o    second, upon payment to the Class A-AB Certificates of the above distribution, to the holders of the Class A-1 Certificates, the Loan
          Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the
          Class A-1 Certificates has been reduced to zero; the portion of the
          Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal
          Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-AB
          Certificates (in respect of the Planned Principal Balance) and (solely with respect to the Loan Group 2 Principal Distribution Amount) Class
          A-1A Certificates;

     o    third, upon payment in full of the aggregate Certificate Balance of the Class A-1 Certificates, to the holders of the Class A-2
          Certificates, the Loan Group 1 Principal Distribution Amount for such
          Distribution Date and, after the Certificate Balance of the Class A-1A
          Certificates have been reduced to zero, the Loan Group 2 Principal
          Distribution Amount, until the aggregate Certificate Balance of the
          Class A-2 Certificates has been reduced to zero; the portion of the
          Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal
          Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-AB
          Certificates (in respect of the Planned Principal Balance), Class A-1
          Certificates and (solely with respect to the Loan Group 2 Principal
          Distribution Amount) Class A-1A Certificates;

     o    fourth, upon payment in full of the aggregate Certificate Balance of the Class A-2 Certificates, to the holders of the Class A-3
          Certificates, the Loan Group 1 Principal Distribution Amount for such
          Distribution Date and, after the Certificate Balance of the Class A-1A
          Certificates have been reduced to zero, the Loan Group 2 Principal
          Distribution Amount, until the aggregate Certificate Balance of the
          Class A-3 Certificates has been reduced to zero; the portion of the
          Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal
          Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-AB
          Certificates (in respect of the Planned Principal Balance), Class A-1
          Certificates, Class A-2 Certificates and (solely with respect to the
          Loan Group 2 Principal Distribution Amount) Class A-1A Certificates;

     o    fifth, upon payment in full of the aggregate Certificate Balance of the Class A-3 Certificates, to the holders of the Class A-4
          Certificates, the Loan Group 1 Principal Distribution Amount for such
          Distribution Date and, after the Certificate Balance of the Class A-1A
          Certificates have been reduced to zero, the Loan Group 2 Principal
          Distribution Amount, until the aggregate Certificate Balance of the
          Class A-4 Certificates has been reduced to zero; the portion of the
          Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal
          Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-AB
          Certificates (in respect of the Planned Principal Balance), Class A-1
          Certificates, Class A-2 Certificates, Class A-3 Certificates and
          (solely with respect to the Loan Group 2 Principal Distribution
          Amount) Class A-1A Certificates;

     o    sixth, upon payment in full of the aggregate Certificate Balance of the Class A-4 Certificates, to the holders of the Class A-AB
          Certificates, the Loan Group 1 Principal Distribution Amount for such
          Distribution Date and, after the Certificate Balance of the Class A-1A
          Certificates have been reduced to zero, the Loan Group 2 Principal
          Distribution Amount, until the aggregate Certificate Balance of the
          Class A-AB Certificates has been reduced to zero; the portion of the
          Loan Group 1 Principal Distribution Amount and Loan Group 2 Principal
          Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-AB
          Certificates (in respect of the Planned Principal Balance), Class A-1
          Certificates, Class A-2 Certificates, Class A-3 Certificates, Class
          A-4 Certificates and (solely with respect to the Loan Group 2
          Principal Distribution Amount) Class A-1A Certificates;

     o    seventh, upon payment in full of the aggregate Certificate Balance of the Class A-AB, to the holders of the Class A-5 Certificates, the Loan
          Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates have been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate Certificate Balance of the Class A-5 Certificates has
          been reduced to zero; the portion of the Loan Group 1 Principal
          Distribution Amount and Loan Group 2

                                      S-86

          Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-AB
          Certificates, Class A-1 Certificates, Class A-2 Certificates, Class
          A-3 Certificates, Class A-4 Certificates and (solely with respect to the Loan Group 2 Principal Distribution Amount) Class A-1A
          Certificates; and

               (B) to the holders of the Class A-1A Certificates, the Loan Group
          2 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-5 Certificates have been reduced to zero, the Loan Group 1 Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the
          Class A-1A Certificates has been reduced to zero; the portion of the
          Loan Group 1 Principal Distribution Amount will be reduced by any portion thereof distributed to the holders of the Class A-AB, Class
          A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates;

               (iii) to the holders of the Class A Senior Certificates and the
          Class X Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense Losses previously allocated thereto and for which reimbursement has not previously been fully paid
          (in the case of the Class X Certificates, insofar as Realized Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the
          Notional Amount), plus interest on such Realized Losses or Expense
          Losses, at 1/12 of the applicable Pass-Through Rate;

               (iv) to the holders of the Class A-J Certificates, the
          Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

               (v) upon payment in full of the aggregate Certificate Balances of the Class A Senior Certificates, to the holders of the Class A-J
          Certificates, the Principal Distribution Amount for such Distribution
          Date until the aggregate Certificate Balance of the Class A-J
          Certificates has been reduced to zero; the portion of the Principal
          Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Senior
          Certificates;

               (vi) to the holders of the Class A-J Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or
          Expense Losses, at one-twelfth the applicable Pass-Through Rate;

               (vii) to the holders of the Class B Certificates, the
          Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

               (viii) upon payment in full of the aggregate Certificate Balances of the Class A-J Certificates, to the holders of the Class B
          Certificates, the Principal Distribution Amount for such Distribution
          Date until the aggregate Certificate Balance of the Class B
          Certificates has been reduced to zero; the portion of the Principal
          Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Senior and
          Class A-J Certificates;

               (ix) to the holders of the Class B Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or
          Expense Losses, at 1/12 of the applicable Pass-Through Rate;

               (x) to the holders of the Class C Certificates, the Distributable
          Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

               (xi) upon payment in full of the aggregate Certificate Balance of the Class B Certificates, to the holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class C Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Senior, Class A-J and Class
          B Certificates;

                                      S-87

               (xii) to the holders of the Class C Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not been fully paid, plus interest on such Realized Losses or Expense Losses, at 1/12 of the applicable Pass-Through Rate;

               (xiii) to the holders of the Class D Certificates, the
          Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

               (xiv) upon payment in full of the aggregate Certificate Balance of the Class C Certificates, to the holders of the Class D
          Certificates, the Principal Distribution Amount for such Distribution
          Date until the aggregate Certificate Balance of the Class D
          Certificates has been reduced to zero; the portion of the Principal
          Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A Senior,
          Class A-J, Class B and Class C Certificates;

               (xv) to the holders of the Class D Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not been fully paid, plus interest on such Realized Losses or Expense Losses, at 1/12 of the applicable Pass-Through Rate; and

               (xvi) to make payments to the holders of the private certificates
          (other than the Class X Certificates) as contemplated below.

     Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all classes of Subordinate Certificates has been reduced to zero or the aggregate
Appraisal Reduction in effect is greater than or equal to the aggregate
Certificate Balance of all classes of Subordinate Certificates, the Principal
Distribution Amount will be distributed:

     o    first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB,
          Class A-5 and Class A-1A Certificates, pro rata, in proportion to their respective Certificate Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate
          Balance of each such class is reduced to zero; and

     o    second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB,
          Class A-5 and Class A-1A Certificates, pro rata, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such classes, plus interest on such Realized Losses or Expense Losses, at
          1/12 of the applicable Pass-Through Rate.

     On each Distribution Date, following the above-described distributions on the offered certificates and the Class X-1, Class X-2 and Class X-Y
Certificates, the paying agent will apply the remaining portion, if any, of the
Available Distribution Amount for such date to make payments to the holders of each of the respective classes of private certificates, other than the Class
X-1, Class X-2 and Class X-Y Certificates and Residual Certificates, in
alphabetical order of class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2)
and (3) below, in that order, to the holders of the Class E Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
Class O and Class P Certificates:

     (1)  to pay interest to the holders of the particular class of certificates, up to an amount equal to the Distributable Certificate
          Interest Amount in respect of such class of certificates for such
          Distribution Date;

     (2)  if the aggregate Certificate Balance of each other class of
          Subordinate Certificates, if any, with an earlier alphabetical class designation has been reduced to zero, to pay principal to the holders of the particular class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such class of certificates and (b) the aggregate of the remaining
          Principal Distribution Amount for such Distribution Date; and

     (3)  to reimburse the holders of the particular class of certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such class of certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at 1/12 of the Pass-Through Rate of such class of certificates.

                                      S-88

     Any portion of the Available Distribution Amount for any Distribution Date
that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Residual Certificates, and any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to holders of the Class EI
Certificates.

     Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates -- in order of alphabetical class designation -- for any, and to the extent of,
Realized Losses and Expense Losses previously allocated to them; and second, upon the reduction of the aggregate Certificate Balance of the Principal Balance
Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional special servicer compensation.

     Class A-AB Planned Principal Balance

     On each Distribution Date, the Class A-AB Certificates have priority with respect to receiving distributions of principal to reduce its Certificate
Balance to the Planned Principal Balance for such Distribution Date as described in "--Distributions--Application of the Available Distribution Amount" above.
The "Planned Principal Balance" for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Schedule C to this prospectus supplement. Such balances were calculated using, among other things, the Structuring Assumptions. Based on such assumptions, the Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the balance indicated for such Distribution Date on Schedule C. There is no assurance, however, that the mortgage loans will perform in conformity with the
Structuring Assumptions. Therefore, there can be no assurance that the
Certificate Balance of the Class A-AB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date on Schedule
C. In general, once the Certificate Balances of the Class A-1, Class A-2, Class
A-3 and Class A-4 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the
Class A-AB Certificates is reduced to zero.

     Distributions of Prepayment Premiums and Yield Maintenance Charges

     On any Distribution Date prior to and including the Distribution Date on which the Certificate Balance of the Class A Certificates has been reduced to zero, Prepayment Premiums or Yield Maintenance Charges collected in respect of each mortgage loan included in a particular Loan Group during the related
Collection Period will be distributed by the paying agent on the classes of certificates as follows: to the holders of each of the Class A-1, Class A-2,
Class A-3, Class A-4, Class A-AB, Class A-5, Class A-1A, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G and Class H Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class in respect of the mortgage loans in that Loan Group on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates representing principal payments in respect of the mortgage loans included in that Loan Group on that Distribution Date, (b) the Base Interest
Fraction for the related principal prepayment and that class and (c) the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such principal prepayment during the related Collection Period.

     On any Distribution Date following the Distribution Date on which the
Certificate Balance of the Class A Senior Certificates has been reduced to zero,
Prepayment Premiums or Yield Maintenance Charges collected in respect of each mortgage loan during the related Collection Period will be distributed by the paying agent on the classes of certificates as follows: to the holders of each of the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class
H Certificates then entitled to distributions of principal on such Distribution
Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that
Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates on that Distribution
Date, (b) the Base Interest Fraction for the related principal prepayment and that class and (c) the amount of the Prepayment Premium or Yield Maintenance
Charge collected in respect of such principal prepayment during the related
Collection Period.

     Any Prepayment Premiums or Yield Maintenance Charges described in the previous paragraphs remaining after the distributions described in the paragraph above will be distributed to the holders of the Class X-1 and Class X-2

                                      S-89

Certificates. On or prior to the Distribution Date in February 2008, 65% of the
Prepayment Premiums or Yield Maintenance Charges remaining after the distributions described in the paragraph above will be distributed to the holders of the Class X-1 Certificates and 35% of the Prepayment Premiums or
Yield Maintenance Charges remaining after the distributions described in the paragraph above will be distributed to the holders of the Class X-2
Certificates. After the Distribution Date in February 2008, any Prepayment
Premiums or Yield Maintenance Charges remaining after the distributions described in the paragraph above will be distributed to the holders of the Class
X-1 Certificates.

     Notwithstanding the foregoing, Yield Maintenance Charges collected during any Collection Period with respect to any residential cooperative mortgage loan will be distributed pro rata as follows: (a) the amount of such Yield
Maintenance Charges that would have been payable with respect to such residential cooperative mortgage loan if the related mortgage interest rate was equal to the Net Mortgage Rate with respect to such mortgage loan will be distributed as set forth above, and (b) the amount of such Yield Maintenance
Charges actually payable during such Collection Period in excess of the amount to be distributed pursuant to clause (a) will be distributed to the holders of the Class X-Y Certificates. In addition, notwithstanding the foregoing,
Prepayment Premiums collected during any Collection Period with respect to any residential cooperative mortgage loan will be distributed as follows: (a) 50% to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class
A-5, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class F, Class
G, Class H, Class X-1 and Class X-2 Certificates, allocable among such classes as set forth in the paragraphs above, and (b) 50% to the holders of the Class
X-Y Certificates.

     No Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class J, Class K, Class L, Class M, Class N, Class O, Class P,
Class EI Certificates or the Residual Certificates. Any Prepayment Premiums or
Yield Maintenance Charges distributed to holders of a class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related principal prepayments.

     Treatment of REO Properties

     Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining
Pass-Through Rates of, distributions on and allocations of Realized Losses and
Expense Losses to the certificates, as well as the amount of Master Servicing
Fees, Trustee Fees, Primary Servicing Fees, Excess Servicing Fees and Special
Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the applicable master servicer as principal, interest and other amounts "due" on such mortgage loan;
and, subject to the recoverability determination described under "--Advances"
below and the effect of any Appraisal Reductions described under "--Appraisal
Reductions" below, such master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution
Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

     Appraisal Reductions

     Not later than the earliest Appraisal Event, the applicable special servicer is required to obtain an MAI appraisal, if the Scheduled Principal
Balance of the mortgage loan is greater than $2,000,000, or perform an internal valuation, if the Scheduled Principal Balance of the mortgage loan is equal to or less than $2,000,000, of the related mortgaged property or REO Property, as the case may be; provided, however, that if such special servicer is required to obtain such MAI appraisal or internal valuation due to the receipt by such special servicer of a notice of a bankruptcy proceeding, such MAI appraisal or internal valuation will be obtained within 60 days of the receipt of such notice. However, the applicable special servicer, in accordance with the
Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior
12 months.

     As a result of such MAI appraisal or internal valuation, an Appraisal
Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan is brought current under the then current terms of the mortgage loan for at least 3 consecutive months. No Appraisal
Reduction will exist as to any mortgage

                                      S-90

loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan that has not been brought current for at least 3 consecutive months will be updated annually, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the applicable special servicer to obtain - at the Operating Adviser's expense - an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction.

     The existence of an Appraisal Reduction will proportionately reduce a master servicer's, the trustee's or the fiscal agent's, as the case may be, obligation to make P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate class or classes of Principal Balance Certificates. See
"--Advances--P&I Advances" below.

     Subordination; Allocation of Losses and Certain Expenses

     As and to the extent described herein, the rights of holders of the
Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates with an earlier alphabetical class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each class of
Class A Senior Certificates of principal in an amount equal to the entire
Certificate Balance of the Class A Senior Certificates.

     Similarly, but to decreasing degrees and in alphabetical order of class designation, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the
Class P Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and
Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

     Allocation to the Class A Senior Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution
Date will generally have the effect of reducing the Certificate Balance of those classes at a faster rate than would be the case if principal payments were allocated pro rata to all classes of certificates with Certificate Balances.
Thus, as principal is distributed to the holders of the Class A Senior
Certificates, the percentage interest in the trust evidenced by the Class A
Senior Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Senior Certificates by the Subordinate
Certificates.

     Following retirement of the Class A Senior Certificates, the herein described successive allocation to the Subordinate Certificates, in alphabetical order of class designation, in each case until such class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded thereto by the other classes of certificates with later alphabetical class designations.

     Realized Losses of principal and interest on the mortgage loans and Expense
Losses thereon for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H,
Class G, Class F, Class E, Class D, Class C, Class B and Class A-J Certificates,
in that order, and then to the Class A-1, Class A-2, Class A-3, Class A-4, Class
A-AB, Class A-5 and Class A-1A Certificates pro rata and, solely with respect to losses of interest, to the Class X-1, Class X-2 and Class X-Y Certificates
(other than as a reduction of the Notional Amount), pro rata with the Class A
Senior Certificates, in each case reducing principal and/or interest otherwise payable thereon.

                                      S-91

     As described in greater detail under "--Advances--Reimbursement of
Advances" below, if any Advance (and interest on such Advance) has been determined to be nonrecoverable from collections on the related mortgage loan, the party that made such Advance will be entitled to reimbursement out of amounts in the Certificate Account in the Collection Period in which the nonrecoverability determination is made. Any such reimbursement will be made first from amounts allocable to principal during the Collection Period in which the reimbursement is made, prior to reimbursement from other collections
(including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections). Such reimbursement will create a deficit (or increase an otherwise-existing deficit)
between the total principal balance of the mortgage pool (net of advances of principal) and the total principal balance of the certificates. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph)
to reduce the principal balances of the Principal Balance Certificates (without accompanying principal distributions) on the distribution date for that
Collection Period.

     Any shortfall in the amount of the Distributable Certificate Interest
Amount paid to the Certificateholders of any class of certificates on any
Distribution Date will result in Unpaid Interest for such class which, together with interest thereon compounded monthly at 1/12 of the applicable Pass-Through
Rate, will be distributable in subsequent periods to the extent of funds available therefor.

     Prepayment Interest Shortfalls and Prepayment Interest Excesses

     To the extent that the aggregate Prepayment Interest Shortfalls on all mortgage loans serviced by a master servicer (including Specially Serviced
Mortgage Loans) exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the related Distribution Date, the Master Servicing Fee payable to the applicable master servicer will be reduced by the amount of any
Compensating Interest. See "Servicing of the Mortgage Loans--The Master
Servicers--Master Servicer Compensation" in this prospectus supplement.

     Any Net Aggregate Prepayment Interest Shortfall arising in respect of all of the mortgage loans other than the residential cooperative mortgage loans for a Distribution Date will be allocated to each class of certificates (other than the Class X-Y Certificates), pro rata, in proportion to the amount of Accrued
Certificate Interest payable thereto on the Distribution Date (without taking into account any Accrued Certificate Interest payable to the holders of the
Class X-Y Certificates on such Distribution Date), in each case reducing interest otherwise payable thereon.

     Any Net Aggregate Prepayment Interest Shortfall arising in respect of the residential cooperative mortgage loans for a Distribution Date will be allocated to each class of certificates, pro rata, in proportion to the amount of Accrued
Certificate Interest payable thereto on the Distribution Date, in each case reducing interest otherwise payable thereon.

     Distributions of interest on the class X-Y Certificates will not be reduced by any portion of a Net Aggregate Prepayment Interest Shortfall that is attributable to a Prepayment Interest Shortfall incurred with respect to any mortgage loan in the trust fund that is other than a residential cooperative mortgage loan.

     The Distributable Certificate Interest Amount in respect of any class of certificates will be reduced to the extent any Net Aggregate Prepayment Interest
Shortfalls are allocated to such class of certificates. See "Servicing of the
Mortgage Loans--The Master Servicers--Master Servicer Compensation" in this prospectus supplement.

     On any Distribution Date, to the extent that the aggregate Prepayment
Interest Excesses on all mortgage loans serviced by a master servicer (including any Specially Serviced Mortgage Loans) exceed the aggregate Prepayment Interest
Shortfalls for such mortgage loans for such Distribution Date, such excess amount will be payable to the applicable master servicer as additional servicing compensation.

OPTIONAL TERMINATION

     The holders of a majority of the controlling class, the general master servicer, the master servicer of the NCB Mortgage Loans, the general special servicer, the special servicer of the residential cooperative properties and the holder of the majority interest in the Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any Distribution Date on or after

                                      S-92

the Distribution Date on which the aggregate Certificate Balance of all classes of Principal Balance Certificates then outstanding is less than or equal to 1%
of the Initial Pool Balance.

     The purchase price for any such purchase will be the sum of, without duplication, 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which a master servicer has determined that all payments or recoveries with respect thereto have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing Fee Rate--if a master servicer is the purchaser--to the Due
Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the
Code.

     If any party above, other than NCB, FSB as the master servicer of the NCB
Mortgage Loans, exercises such purchase option, NCB, FSB will be entitled to purchase the remaining NCB Mortgage Loans and any related property, and in such event that other party will then purchase only the remaining mortgage loans and property that are not being purchased by NCB, FSB.

     Upon any such termination, the purchase price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding classes to zero in the manner provided under "Description of the Offered
Certificates--Distributions--Application of the Available Distribution Amount"
in this prospectus supplement. Notice of any optional termination must be mailed by the trustee to the Certificateholders and the Rating Agencies upon the receipt of written notice of such optional termination.

     ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY
OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT
AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

     P&I Advances

     On the business day prior to each Distribution Date, each master servicer
(or the trustee or fiscal agent, if applicable) will be obligated to make a P&I
Advance for the mortgage loans for which it is acting as master servicer, unless such master servicer, the applicable special servicer, the trustee or the fiscal agent, as the case may be, has determined, in its sole discretion, exercised in accordance with the Servicing Standard (or, in the case of the trustee or fiscal agent, exercised in accordance with its good faith business judgment), that the amount so advanced, plus interest expected to accrue thereon, would not be recoverable from subsequent payments or collections, including Insurance
Proceeds, Condemnation Proceeds and Liquidation Proceeds, in respect of the related mortgage loan and only until the mortgage loan has been liquidated;
provided, however, that the amount of any P&I Advance required to be advanced by such master servicer with respect to interest on a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

     o    the amount required to be advanced by such master servicer without giving effect to this sentence; and

     o    a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination
          Date less any Appraisal Reduction in effect with respect to such mortgage loan and the denominator of which is the Scheduled Principal
          Balance of such mortgage loan as of such Determination Date.

     In addition, the master servicers, the trustee and the fiscal agent will not in any event be required to advance Prepayment Premiums, Yield Maintenance
Charges, default interest, Excess Interest or Balloon Payments.

     With respect to any mortgage loan that is delinquent in respect of its
Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, if such amount is not collected from the related borrower,

                                      S-93

subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

     Each master servicer will be entitled to interest on P&I Advances for which it is responsible, which interest will accrue at the Advance Rate. This interest and any interest on other Advances will result in a reduction in amounts payable on the certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement.

     P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the applicable master servicer determines in its sole discretion, exercised in accordance with the Servicing Standard, that a P&I Advance will not be ultimately recoverable from related recoveries it will recover such amounts from general collections on all mortgage loans, as described under
"--Reimbursement of Advances" below. P&I Advances made in respect of mortgage loans which have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period; provided that if such P&I Advance is not reimbursed from collections received by the related borrower by the end of the applicable grace period, advance interest will accrue from the date such advance is made
(which will be the Master Servicer Remittance Date). In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued thereon at the Advance
Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts thereof, less any Appraisal Reductions with respect thereto.

     The right of the master servicers, the special servicers, the trustee and the fiscal agent to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any mortgage loan. If a master servicer fails to make a required P&I
Advance, the trustee is required to make such P&I Advance, and if the trustee fails to make a required P&I Advance, the fiscal agent is required to make such
P&I Advance, in each case subject to the same limitations, and with the same rights, including the right to receive interest on such P&I Advance, as described above for a master servicer.

     Servicing Advances

     Servicing Advances, in all cases, will be reimbursable as described below.
Each master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the applicable Certificate Account or the Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

     With respect to the mortgaged properties securing the mortgage loans, each master servicer will be obligated to make Servicing Advances on those mortgage loans for which it is acting as master servicer for, among other things, real estate taxes prior to the earlier of the imposition of late tax payment penalty charges or the notice of intent to create a tax lien on the property and insurance premiums, to the extent that the trustee as mortgagee has an insurable interest and insurance coverage is available at commercially reasonable rates and not paid by the related borrower on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO
Properties, each master servicer will be obligated to make Servicing Advances on those mortgage loans for which it is acting as master servicer, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

     o    insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

     o    items such as real estate taxes and assessments in respect of such REO
          Property that may result in the imposition of a lien;

     o    any ground rents in respect of such REO Property; and

     o    other costs and expenses necessary to maintain, manage or operate such
          REO Property.

     Notwithstanding the foregoing, each master servicer will be obligated to make such Servicing Advances only to the extent that such master servicer or applicable special servicer has not determined, as described below, that the amount so advanced will be nonrecoverable from subsequent payments or collections, including Insurance Proceeds,

                                      S-94

Liquidation Proceeds and REO Income, in respect of such mortgage loan or REO
Property; provided, however, that upon a determination that such amounts would not be recoverable, such master servicer or special servicer is required to provide notice of such determination to the applicable master servicer or special servicer and if the applicable special servicer determines that the payment of such amounts is necessary to preserve the related mortgaged property and would be in the best interest of the Certificateholders, such master servicer is required to pay such amounts from amounts in the related Certificate
Account.

     The master servicers may incur certain costs and expenses in connection with the servicing of a mortgage loan, or the administration of REO Property.
Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan or
REO Property. However, if a master servicer determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the
Advance Rate, will not be ultimately recoverable from such related recoveries, such advances and accrued interest will generally be reimbursable from amounts on deposit in the applicable Certificate Account (or if not available from such
Certificate Account, from the other Certificate Account in certain circumstances) or the Distribution Account. If a master servicer fails to make a required Servicing Advance (other than an advance determined to be a nonrecoverable advance), the trustee is required to make such Servicing Advance, and if the trustee fails to make a required Servicing Advance, the fiscal agent is required to make such Servicing Advance subject to the same limitations, and with the same rights, including the right to receive interest on such Servicing
Advance, as described above for a master servicer.

     Reimbursement of Advances

     Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate
Accounts in the Collection Period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable advances will be made first from amounts in the Certificate Accounts allocable to principal during the Collection
Period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections). If the amount in the Certificate Accounts allocable to principal on the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect at its sole option to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance). If such party does not elect to defer reimbursement of such amount, then such party will be entitled to reimbursement of such insufficiency out of any amounts on deposit in the Certificate Accounts. If a monthly P&I Advance or
Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such advance, unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate
Accounts that represent principal on the mortgage loans, net of any nonrecoverable advances then outstanding and reimbursable from such amounts. To the extent that the reimbursement is made from principal, the Principal
Distribution Amount otherwise payable on the certificates on the related distribution date will be reduced and, in the case of reimbursement of nonrecoverable advances, a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Subordination; Allocation of Losses and Certain Expenses") to reduce the total principal balance of the certificates on that distribution date. Any provision in the Pooling and Servicing Agreement for any Servicing Advance or
P&I Advance by any master servicer, any special servicer, the trustee or the fiscal agent is intended solely to provide liquidity for the benefit of the
Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

     Nonrecoverable Advances

     The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable for a particular mortgage loan will be made in the sole discretion of the applicable master servicer or the applicable special servicer (exercised in accordance with the Servicing
Standard) or the trustee or the fiscal agent (exercised in accordance with its good faith business judgment), and is required to be accompanied by an officer's certificate delivered to the trustee, the fiscal agent, the applicable special servicer or the applicable master servicer, the Operating Adviser, the Rating
Agencies, the paying agent and us and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such

                                      S-95

determination. A master servicer's or special servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, the trustee and the fiscal agent. The trustee and fiscal agent will be entitled to rely conclusively on any determination by such master servicer or special servicer of nonrecoverability with respect to such Advance and will have no obligation to make a separate determination of recoverability.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Paying Agent Reports

     Based solely on information provided in monthly reports prepared by the master servicers and the special servicers and delivered to the paying agent, the paying agent will be required to provide or make available to each
Certificateholder on each Distribution Date:

          (a) A statement (in the form of Appendix VI) setting forth, to the extent applicable:

               (i) the amount, if any, of such distributions to the holders of each class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance thereof;

               (ii) the amount of such distribution to holders of each class of
          REMIC Regular Certificates allocable to (A) interest and (B)
          Prepayment Premiums or Yield Maintenance Charges;

               (iii) the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the mortgage loans at the close of business on the related Determination Date, with respect to the mortgage pool and with respect to each Loan Group;

               (iv) the number and aggregate Scheduled Principal Balance of mortgage loans, with respect to the mortgage pool and with respect to each Loan Group:

                    (A)  delinquent 30 to 59 days,

                    (B)  delinquent 60 to 89 days,

                    (C)  delinquent 90 days or more,

                    (D)  as to which foreclosure proceedings have been
                         commenced, or

                    (E)  as to which bankruptcy proceedings have been commenced;

               (v) with respect to any REO Property included in the trust, the principal balance of the related mortgage loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance of
          the mortgage loan;

               (vi) as of the related Determination Date:

                    (A) as to any REO Property sold during the related
               Collection Period, the date of the related determination by such special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the applicable Certificate Account,
               and

                    (B) the aggregate amount of other revenues collected by each special servicer with respect to each REO Property during the related Collection Period and credited to the applicable
               Certificate Account, in each case identifying such REO Property by the loan number of the related mortgage loan;

               (vii) the aggregate Certificate Balance or Notional Amount of each class of REMIC Regular Certificates before and after giving effect to the distribution made on such Distribution Date;

               (viii) the aggregate amount of Principal Prepayments made during the related Collection Period, with respect to the mortgage pool and with respect to each Loan Group;

                                      S-96

               (ix) the Pass-Through Rate applicable to each class of REMIC
          Regular Certificates for such Distribution Date;

               (x) the aggregate amount of servicing fees paid to the master servicers, the Primary Servicers, the special servicers and the holders of the rights to Excess Servicing Fees, with respect to the mortgage pool and with respect to each Loan Group;

               (xi) the amount of Unpaid Interest, Realized Losses or Expense
          Losses, if any, incurred with respect to the mortgage loans, including a break out by type of such Realized Losses or Expense Losses, with respect to the mortgage pool and with respect to each Loan Group;

               (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding, separately stated, that have been made by the master servicers, the trustee and the fiscal agent, with respect to the mortgage pool and with respect to each Loan Group;

               (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total
          Appraisal Reductions in effect as of such Distribution Date, with respect to the mortgage pool and with respect to each Loan Group; and

               (xiv) such other information and in such form as will be
          specified in the Pooling and Servicing Agreement.

          (b) A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

     The reports described in clauses (a) and (b) above may be combined into 1 report for purposes of dissemination.

     In the case of information furnished pursuant to subclauses (a)(i), (a)(ii)
and (a)(vii) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable class.

     The paying agent will make the foregoing reports and certain other information available each month to the general public via the paying agent's website, which shall initially be located at www.etrustee.net. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to Morgan Stanley Capital I Inc.
and its designees, the Rating Agencies, parties to the Pooling and Servicing
Agreement, the Underwriters, the Certificateholders and any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent. For assistance with the paying agent's website, investors may call (714) 238-6700. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

     In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

     On an annual basis, the master servicers are required to deliver the Annual
Report to the trustee and the paying agent, and the paying agent will make such report available as described above to the Underwriters, the Certificateholders,
Morgan Stanley Capital I Inc. and its designees, the parties to the Pooling and
Servicing Agreement, the Rating Agencies and any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent.

     The paying agent is required to make available at its corporate trust offices (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each Rating
Agency, the special servicers and the Depositor, originals or copies of, among other things, the following items (to the extent such items are in its

                                      S-97

possession): (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO Property, (ii)
the most recent mortgaged property/REO Property rent roll (with respect to mortgaged properties other than residential cooperative properties) and annual operating statement, if any, collected or otherwise obtained by or on behalf of the master servicers or the special servicers and delivered to the paying agent,
(iii) any Phase I Environmental Report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

     Other Information

     The Pooling and Servicing Agreement generally requires that the paying agent, or with respect to the mortgage file, the trustee, make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, each Rating Agency or Morgan Stanley
Capital I Inc., originals or copies of, among other things, the following items
(to the extent such items are in its possession), except to the extent not permitted by applicable law or under any of the mortgage loan documents:

     o    the Pooling and Servicing Agreement and any amendments thereto;

     o    all reports or statements delivered to holders of the relevant class of certificates since the Closing Date;

     o    all officer's certificates delivered to the paying agent since the
          Closing Date;

     o    all accountants' reports delivered to the paying agent since the
          Closing Date;

     o    the mortgage loan files;

     o    the most recent property inspection report prepared by or on behalf of the master servicers or the special servicers in respect of each mortgaged property;

     o    the most recent mortgaged property rent rolls (with respect to mortgaged properties other than residential cooperative properties)
          and annual operating statements, if any, collected by or on behalf of the master servicers or the special servicers and delivered to the paying agent;

     o    any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicers and/or the special servicers; and

     o    any and all officer's certificates and other evidence delivered to the trustee to support a master servicer's determination that any Advance was not or, if made, would not be, recoverable.

     Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage files, the trustee) upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies. Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient and in accordance with applicable law.

     Book-Entry Certificates

     Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

                                      S-98

     The master servicers, the special servicers, the paying agent and the
Depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the Certificate Registrar as of the related Record Date; however, any Certificate Owner that has delivered to the Certificate Registrar a written certification, in the form prescribed by the
Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

     The following chart sets forth an example of distributions on the certificates assuming the certificates are issued in February 2005:

    The close of business on:

    February 1, 2005                (A)   Cut-off Date.
    February 28, 2005               (B)   Record Date for all classes of certificates.
    February 2-March 8              (C)   The Collection  Period.  Each master servicer receives  Scheduled Payments
    or March 9                            due after the Cut-off Date and any  Principal  Prepayments  made after the
                                          Cut-off Date and on or prior to March 8 or, with respect to the NCB Mortgage
                                          Loans, March 9
    March 8                         (D)   Determination  Date (5 Business  Days or, with respect to the NCB Mortgage
                                          Loans, 4 Business Days prior to the Distribution Date).
    March 14                        (E)   Master Servicer  Remittance Date (1 Business Day prior to the Distribution
                                          Date).
    March 15                        (F)   Distribution Date.

     Succeeding monthly periods follow the pattern of (B) through (F) above
(except as described below).

               (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

               (B) Distributions on the next Distribution Date will be made to those persons that are the Certificateholders of record on this date.
          Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

               (C) Any Scheduled Payments due and collected and Principal
          Prepayments collected, after the Cut-off Date will be deposited into the applicable Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the
          Determination Date in the month in which the Distribution Date occurs.

               (D) Generally, as of the close of business on the Determination
          Date, each master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

               (E) Each master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by each master servicer, and any P&I Advances required to be made by such master servicer, that together constitute the
          Available Distribution Amount for such Distribution Date.

               (F) The paying agent will make distributions to the
          Certificateholders on the 15th day of each month or, if such day is not a business day, the next succeeding business day.

                                      S-99

THE TRUSTEE, FISCAL AGENT, PAYING AGENT, CERTIFICATE REGISTRAR AND
AUTHENTICATING AGENT

     The Trustee, Paying Agent, Certificate Registrar and Authenticating Agent

     LaSalle Bank National Association will act as the trustee (in such capacity, the "trustee"). LaSalle Bank National Association is an affiliate of the fiscal agent. The trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC,
(ii) a corporation, national bank or national banking association organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" (without regard to plus or minus) by S&P and "Prime-1" by Moody's and whose long-term senior unsecured debt, is rated not less than "A+" by S&P and
"A1" by Moody's, unless the fiscal agent has a long-term unsecured debt rating that is at least "A2" by Moody's and "A+" by S&P, in which case the trustee's long-term unsecured debt will be permitted to be rated not less than "A3" by
Moody's and "A" by S&P, or otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. The corporate trust office of the trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite
1625, Chicago, Illinois 60603, Attention: Global Securitization Trust Services
Group--Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
Certificates, Series 2005-IQ9. As of September 30, 2004 the trustee had assets of approximately $61 billion. See "Description Of The Agreements--Duties of the
Trustee," "Description Of The Agreements--Matters Regarding the Trustee" and
"Description Of The Agreements--Resignation and Removal of the Trustee" in the
prospectus.

     LaSalle Bank National Association will also serve as the paying agent (in such capacity, the "Paying Agent"). In addition, LaSalle Bank National
Association will serve as registrar (in such capacity the "Certificate
Registrar") for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the
Definitive Certificates, if issued, and as authenticating agent of the certificates (in such capacity, the "Authenticating Agent"). As compensation for the performance of its duties as trustee, Paying Agent, Certificate Registrar and Authenticating Agent, LaSalle Bank National Association will be paid the monthly Trustee Fee as set forth in the Pooling and Servicing Agreement.

     The Fiscal Agent

     ABN AMRO Bank, N.V., a Netherlands banking corporation and the indirect corporate parent of the trustee, will act as fiscal agent for the trust and will be obligated to make any Advance required to be made, and not made, by the master servicer and the trustee under the Pooling and Servicing Agreement, provided that the fiscal agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The fiscal agent will be entitled, but not obligated, to rely conclusively on any determination by the master servicer, the special servicer (solely in the case of Servicing Advances) or the trustee that an Advance, if made, would be a Nonrecoverable Advance. The fiscal agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer and the trustee. See
"--Advances" above. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent. As of
September 30, 2004, the fiscal agent had consolidated assets of approximately
$790 billion. The long-term unsecured debt of ABN AMRO Bank, N.V. is rated "Aa3"
by Moody's. In the event that LaSalle Bank National Association shall, for any reason, cease to act as trustee under the Pooling and Servicing Agreement, ABN
AMRO Bank, N.V. likewise shall no longer serve in the capacity of fiscal agent thereunder.

     The trustee, the fiscal agent, the Certificate Registrar and the paying agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the Pooling and
Servicing Agreement, the certificates and the mortgage loans.

                                     S-100

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The Expected Final Distribution Date for each class of certificates presented under "Summary of Prospectus Supplement--Relevant Parties and
Dates--Expected Final Distribution Dates" in this prospectus supplement is the date on which such class is expected to be paid in full, assuming timely payments and no Principal Prepayments will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.

     The Rated Final Distribution Date of each class of offered certificates is the Distribution Date in July 2056.

     The ratings assigned by the Rating Agencies to each class of Principal
Balance Certificates reflects an assessment of the likelihood that the
Certificateholders of such class will receive, on or before the Rated Final
Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

     The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without notice to or the consent of any of the Holders, to do the following:

     o    to cure any ambiguity;

     o    to cause the provisions therein to conform to or be consistent with or in furtherance of the statements contained herein made with respect to the certificates, the trust or the Pooling and Servicing Agreement, or to correct or supplement any provision which may be inconsistent with any other provisions;

     o    to amend any provision thereof to the extent necessary or desirable to maintain the status of each REMIC created under the Pooling and
          Servicing Agreement (or the interest represented by the Class EI
          Certificates that evidence beneficial ownership of the grantor trust assets) for the purposes of federal income tax (or comparable provisions of state income tax law);

     o    to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

     o    to modify, add to or eliminate the provisions in the Pooling and
          Servicing Agreement relating to transfers of residual certificates;

     o    to amend any provision to the extent necessary or desirable to list the Certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents; or

     o    to make any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such
          Certificateholder consents).

     No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any
Holder not consenting thereto without the consent of 100% of the
Certificateholders or (B) adversely affect the status of any REMIC created under the Pooling and Servicing Agreement (or the interest represented by the Class EI
Certificates that evidence beneficial ownership of the grantor trust assets).
Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

     The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties thereto (without the consent of the
Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any class of certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in the bullet points of the proviso in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel, addressed to the parties to the Pooling and
Servicing Agreement and any Primary Servicer, that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

                                     S-101

     The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate certificate balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may:

     o    reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

     o    adversely affect in any material respect the interests of the Holders of the certificates in a manner other than as described in the immediately preceding bullet, without the consent of the Holders of all certificates affected thereby;

     o    significantly change the activities of the trust, without the consent of the Holders of certificates representing more than 50% of all the voting rights;

     o    reduce the aforesaid percentages of aggregate certificate percentage or certificate balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each class of certificates affected thereby;

     o    no such amendment may eliminate the master servicers', the trustee's or the fiscal agent's obligation to advance or alter the Servicing
          Standard except as may be necessary or desirable to comply with
          Sections 860A through 860G of the Code and related Treasury
          Regulations and rulings promulgated thereunder; or

     o    adversely affect the status of any REMIC created under the Pooling and
          Servicing Agreement for federal income tax purposes or the interests represented by the Class EI Certificates, without the consent of 100%
          of the Certificateholders (including the Class R-I, Class R-II and
          Class R-III Certificateholders). The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing
          Agreement.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

     The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

     o    the Pass-Through Rate for such certificate;

     o    the rate and timing of principal payments, including Principal
          Prepayments, and other principal collections on the mortgage loans
          (including payments of principal arising from purchases of mortgage loans in connection with Material Breaches and Material Document
          Defects) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

     o    the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon; and

     o    the timing and severity of any Net Aggregate Prepayment Interest
          Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

     In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable Pass-Through
Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 15th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

                                     S-102

PASS-THROUGH RATES

     The interest rates on certain of the certificates may be based on a weighted average of the mortgage loan interest rates net of the Administrative
Cost Rate (and, in addition, with respect to the residential cooperative mortgage loans, net of the Class X-Y Strip Rate), which is calculated based upon the respective principal balances of the mortgage loans. The interest rates on certain of the certificates may be capped at such weighted average rate.
Accordingly, the yield on the those classes of certificates may be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

     The yield to maturity on the Class X-1 Certificates (and to a lesser extent, the Class X-2 and the Class X-Y Certificates) will be extremely sensitive to, and the yield to maturity on any class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or
Notional Amount of such class of certificates. As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Senior Certificates until the
Certificate Balance thereof is reduced to zero and will thereafter be distributable entirely in respect of each other class of Principal Balance
Certificates, in descending alphabetical, and, if applicable, ascending numerical, order of class designation, in each case until the aggregate
Certificate Balance of such class of certificates is, in turn, reduced to zero.
Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon
Payments are due, any extension of maturity dates by the special servicer, the rate and timing of any reimbursement of a master servicer, a special servicer, the trustee or the fiscal agent, as applicable, out of the Certificate Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such advances), and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties and purchases of mortgage loans out of the trust.

     A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the mortgage pool. In particular, the mortgage loans in Loan Group 1 are secured primarily by mortgaged properties other than multifamily and the mortgage loans in Loan Group
2 are secured primarily by multifamily mortgaged properties. Because principal distributions on the Class A-1A Certificates are generally received from collections on the Mortgage Loans in Loan Group 2, an adverse event with respect to multifamily Mortgaged Properties would have a substantially greater impact on the Class A-1A Certificates than if such Class received principal distributions from other property types as well. However, on and after any Distribution Date on which the Certificate Balances of the Class A-J through P certificates have been reduced to zero, the Class A-1A certificates will receive principal distributions from the collections on the mortgage pool, pro rata, with the
Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-5
Certificates. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class
A-5 and Class A-1A Certificates will generally be based upon the particular Loan
Group that the related mortgage loan is deemed to be in, the yield on the Class
A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-5 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

     Although the borrower under an ARD Loan may have incentives to prepay the
ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will be able to prepay the ARD Loan on its Anticipated Repayment Date.
The failure of the borrower to prepay the ARD Loan on its Anticipated Repayment
Date will not be an event of default under the terms of that mortgage loan.
However, the pooling and servicing agreement will

                                     S-103

require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

     Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described herein under "Description of the Offered Certificates--Optional
Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See
"Servicing of the Mortgage Loans--Mortgage Loan Modifications" in this prospectus supplement.

     The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

     In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher, or lower than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction, or increase, in the rate of such principal payments. With respect to the Class A Senior, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G and Class H Certificates, the
allocation of a portion of collected Prepayment Premiums or Yield Maintenance
Charges to the certificates as described herein is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II - Certain
Characteristics of the Mortgage Loans."

     Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

     If the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that class, the shortfall will be distributable to holders of the class of certificates on subsequent Distribution Dates, to the extent of the Available
Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate and will adversely affect the yield to maturity of the class of certificates for as long as it is outstanding.

LOSSES AND SHORTFALLS

     The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses allocable to principal will generally be applied to reduce the Certificate Balances of the
Principal Balance Certificates in the following order: first, to the Class P
Certificates and then in ascending alphabetical order of class designation

                                     S-104

through the Class B Certificates, then the Class A-J Certificates, then pro rata among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5 and
Class A-1A Certificates, until the remaining Certificate Balance of each such class of certificates has been reduced to zero. Realized Losses and Expense
Losses allocable to interest will generally be applied in the same order to reduce Distributable Certificate Interest otherwise payable to each such class;
provided that Realized Losses and Expense Losses of interest will be allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class
A-1A, Class X-1, Class X-2 and Class X-Y Certificates, pro rata based on interest distributable on such certificates. Net Aggregate Prepayment Interest
Shortfalls arising in respect of all of the mortgage loans other than the residential cooperative mortgage loans will be borne by the holders of each class of certificates (other than the Class X-Y Certificates), pro rata in each case reducing interest otherwise payable thereon. Net Aggregate Prepayment
Interest Shortfalls arising in respect of the residential cooperative mortgage loans will be borne by the holders of each class of certificates, pro rata in each case reducing interest otherwise payable thereon. Distributions of interest on the class X-Y Certificates will not be reduced by any portion of a Net
Aggregate Prepayment Interest Shortfall that is attributable to a Prepayment
Interest Shortfall incurred with respect to any mortgage loan in the trust fund that is not a residential cooperative mortgage loan. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that
P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and
Realized Losses generally will result in, among other things, a shortfall in current distributions to the most subordinate class of certificates outstanding.

RELEVANT FACTORS

     The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due on sale and due on encumbrance provisions, release provisions and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and in the prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or
Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance
Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class
A-2, Class A-3, Class A-4, Class A-AB, Class A-5 and Class A-1A Certificates
will generally be based upon the particular Loan Group that the

                                     S-105

related mortgage loan is deemed to be in, the weighted average life on the Class
A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-5 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the weighted average life on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans. We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

     The following tables indicate the percent of the initial Certificate
Balance of each class of offered certificates after each of the dates shown and the corresponding weighted average life of each such class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

     The mortgage loans do not have all of the characteristics of the
Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the classes of certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring
Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

     For the purposes of each table, the weighted average life of a certificate is determined by:

     o    multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

     o    summing the results; and

     o    dividing the sum by the aggregate amount of the reductions in the
          Certificate Balance of such certificate.

                                     S-106

     The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage
Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                        0%         25%         50%        75%        100%
--------------------------------        ----        ----       ----        ----       ----

Closing Date....................        100%        100%       100%        100%       100%
February 2006...................         83%         83%        83%         83%        83%
February 2007...................         65%         65%        65%         65%        65%
February 2008...................         44%         44%        44%         44%        44%
February 2009...................         21%         21%        21%         21%        21%
February 2010...................          0%          0%         0%          0%         0%
Weighted average life (years)...        2.62        2.62       2.62        2.61       2.61

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                        0%         25%         50%        75%        100%
--------------------------------        ----        ----       ----        ----       ----

Closing Date....................        100%        100%       100%        100%       100%
February 2006...................        100%        100%       100%        100%       100%
February 2007...................        100%        100%       100%        100%       100%
February 2008...................        100%        100%       100%        100%       100%
February 2009...................        100%        100%       100%        100%       100%
February 2010...................          0%          0%         0%          0%         0%
Weighted average life (years)...        4.95        4.94       4.94        4.93       4.81

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                        0%         25%         50%        75%        100%
--------------------------------        ----        ----       ----        ----       ----

Closing Date....................        100%        100%       100%        100%       100%
February 2006...................        100%        100%       100%        100%       100%
February 2007...................        100%        100%       100%        100%       100%
February 2008...................        100%        100%       100%        100%       100%
February 2009...................        100%        100%       100%        100%       100%
February 2010...................        100%        100%       100%         99%        99%
February 2011...................        100%         99%        97%         95%        88%
February 2012...................          4%          4%         3%          3%         3%
February 2013...................          0%          0%         0%          0%         0%
Weighted average life (years)...        6.81        6.77       6.74        6.69       6.47

                                     S-107

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                        0%         25%         50%        75%        100%
--------------------------------        ----        ----       ----        ----       ----

Closing Date....................        100%        100%       100%        100%       100%
February 2006...................        100%        100%       100%        100%       100%
February 2007...................        100%        100%       100%        100%       100%
February 2008...................        100%        100%       100%        100%       100%
February 2009...................        100%        100%       100%        100%       100%
February 2010...................        100%        100%       100%        100%       100%
February 2011...................        100%        100%       100%        100%       100%
February 2012...................        100%        100%       100%        100%       100%
February 2013...................         87%         85%        84%         83%        77%
February 2014...................          0%          0%         0%          0%         0%
Weighted average life (years)...        8.36        8.33       8.30        8.28       8.12

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                        0%         25%         50%        75%        100%
--------------------------------        ----        ----       ----        ----       ----

Closing Date....................        100%        100%       100%        100%       100%
February 2006...................        100%        100%       100%        100%       100%
February 2007...................        100%        100%       100%        100%       100%
February 2008...................        100%        100%       100%        100%       100%
February 2009...................        100%        100%       100%        100%       100%
February 2010...................        100%        100%       100%        100%       100%
February 2011...................         61%         61%        61%         61%        61%
February 2012...................         34%         34%        34%         34%        34%
February 2013...................         24%         24%        24%         24%        24%
February 2014...................          2%          0%         0%          0%         0%
February 2015...................          0%          0%         0%          0%         0%
Weighted average life (years)...        6.70        6.65       6.64        6.64       6.60

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-5 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                        0%         25%         50%        75%        100%
--------------------------------        ----        ----       ----        ----       ----

Closing Date....................        100%        100%       100%        100%       100%
February 2006...................        100%        100%       100%        100%       100%
February 2007...................        100%        100%       100%        100%       100%
February 2008...................        100%        100%       100%        100%       100%
February 2009...................        100%        100%       100%        100%       100%
February 2010...................        100%        100%       100%        100%       100%
February 2011...................        100%        100%       100%        100%       100%
February 2012...................        100%        100%       100%        100%       100%
February 2013...................        100%        100%       100%        100%       100%
February 2014...................        100%         98%        95%         93%        89%
February 2015...................          0%          0%         0%          0%         0%
Weighted average life (years)...        9.62        9.59       9.55        9.50       9.34

                                     S-108

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-1A CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                        0%         25%         50%        75%        100%
--------------------------------        ----        ----       ----        ----       ----

Closing Date....................        100%        100%       100%        100%       100%
February 2006...................         99%         99%        99%         99%        99%
February 2007...................         97%         97%        97%         97%        97%
February 2008...................         96%         96%        96%         96%        96%
February 2009...................         94%         94%        94%         94%        94%
February 2010...................         92%         92%        92%         92%        92%
February 2011...................         90%         90%        90%         90%        90%
February 2012...................         85%         85%        85%         85%        85%
February 2013...................         81%         81%        81%         81%        81%
February 2014...................         78%         76%        74%         72%        68%
February 2015...................          0%          0%         0%          0%         0%
Weighted average life (years)...        8.83        8.80       8.77        8.73       8.55

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                        0%         25%         50%        75%        100%
--------------------------------        ----        ----       ----        ----       ----

Closing Date....................        100%        100%       100%        100%       100%
February 2006...................        100%        100%       100%        100%       100%
February 2007...................        100%        100%       100%        100%       100%
February 2008...................        100%        100%       100%        100%       100%
February 2009...................        100%        100%       100%        100%       100%
February 2010...................        100%        100%       100%        100%       100%
February 2011...................        100%        100%       100%        100%       100%
February 2012...................        100%        100%       100%        100%       100%
February 2013...................        100%        100%       100%        100%       100%
February 2014...................        100%        100%       100%        100%       100%
February 2015...................          6%          6%         5%          5%         4%
February 2016...................          0%          0%         0%          0%         0%
Weighted average life (years)...        9.93        9.93       9.93        9.92       9.77

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                        0%         25%         50%        75%        100%
--------------------------------        ----        ----       ----        ----       ----

Closing Date....................        100%        100%       100%        100%       100%
February 2006...................        100%        100%       100%        100%       100%
February 2007...................        100%        100%       100%        100%       100%
February 2008...................        100%        100%       100%        100%       100%
February 2009...................        100%        100%       100%        100%       100%
February 2010...................        100%        100%       100%        100%       100%
February 2011...................        100%        100%       100%        100%       100%
February 2012...................        100%        100%       100%        100%       100%
February 2013...................        100%        100%       100%        100%       100%
February 2014...................        100%        100%       100%        100%       100%
February 2015...................        100%        100%       100%        100%       100%
February 2016...................         89%         89%        88%         87%        74%
February 2017...................          0%          0%         0%          0%         0%
Weighted average life (years)...       11.33       11.32      11.31       11.30      11.18

                                     S-109

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                        0%         25%         50%        75%        100%
--------------------------------        ----        ----       ----        ----       ----

Closing Date....................        100%        100%       100%        100%       100%
February 2006...................        100%        100%       100%        100%       100%
February 2007...................        100%        100%       100%        100%       100%
February 2008...................        100%        100%       100%        100%       100%
February 2009...................        100%        100%       100%        100%       100%
February 2010...................        100%        100%       100%        100%       100%
February 2011...................        100%        100%       100%        100%       100%
February 2012...................        100%        100%       100%        100%       100%
February 2013...................        100%        100%       100%        100%       100%
February 2014...................        100%        100%       100%        100%       100%
February 2015...................        100%        100%       100%        100%       100%
February 2016...................        100%        100%       100%        100%       100%
February 2017...................         37%         32%        26%         17%         0%
February 2018...................          0%          0%         0%          0%         0%
Weighted average life (years)...       11.97       11.97      11.96       11.93      11.77

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                        0%         25%         50%        75%        100%
--------------------------------        ----        ----       ----        ----       ----

Closing Date....................        100%        100%       100%        100%       100%
February 2006...................        100%        100%       100%        100%       100%
February 2007...................        100%        100%       100%        100%       100%
February 2008...................        100%        100%       100%        100%       100%
February 2009...................        100%        100%       100%        100%       100%
February 2010...................        100%        100%       100%        100%       100%
February 2011...................        100%        100%       100%        100%       100%
February 2012...................        100%        100%       100%        100%       100%
February 2013...................        100%        100%       100%        100%       100%
February 2014...................        100%        100%       100%        100%       100%
February 2015...................        100%        100%       100%        100%       100%
February 2016...................        100%        100%       100%        100%       100%
February 2017...................        100%        100%       100%        100%        84%
February 2018...................          0%          0%         0%          0%         0%
Weighted average life (years)...       12.32       12.31      12.29       12.27      12.11

                                     S-110

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool will consist of 241 fixed-rate, first lien mortgage loans with an aggregate Cut-off Date Balance of $1,531,754,421, subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $174,710 to $146,250,000, and the mortgage loans have an average
Cut-off Date Balance of $6,355,827.

     For purposes of calculating distributions on certain classes of certificates, the mortgage loans in the pool of mortgage loans backing the offered certificates will be divided into Loan Group 1 and Loan Group 2.

     Loan Group 1 will consist of all of the mortgage loans that are secured by property types other than multifamily, together with 55 mortgage loans secured by multifamily properties. Loan Group 1 will consist of 168 mortgage loans, with an Initial Loan Group 1 Balance of $1,260,193,084, subject to a permitted variance of plus or minus 5%. Loan Group 1 represents approximately 82.3% of the
Initial Pool Balance.

     Loan Group 2 will consist of 73 of the mortgage loans that are secured by multifamily properties and have an Initial Loan Group 2 Balance of $271,561,337, subject to a permitted variance of plus or minus 5%. Loan Group 2 represents approximately 17.7% of the Initial Pool Balance and approximately 62.4% of the principal balance of all the mortgage loans secured by multifamily properties.

     The Cut-off Date Balances of the mortgage loans in Loan Group 1 range from
$249,676 to $146,250,000 and the mortgage loans in Loan Group 1 had an average
Cut-off Date Balance of $7,501,149. The Cut-off Date Balances of the mortgage loans in Loan Group 2 range from $174,710 to $14,831,705 and the mortgage loans in Loan Group 2 had an average Cut-off Date Balance of $3,720,018.

     Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation.
In addition, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, certain multiple mortgaged properties securing a single mortgage loan were treated as a single mortgaged property if, generally, such mortgaged properties were in close proximity to each other and economically dependent upon each other in order to provide sufficient income to pay debt service on the related mortgage loan. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

     The mortgage loans were originated between December 22, 1995 and January
28, 2005. As of the Cut-off Date, none of the mortgage loans was 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the 10 largest loans in the Mortgage Pool are contained in Appendix IV attached.

     239 mortgaged properties, securing mortgage loans representing 89.6% of the
Initial Pool Balance (which include 166 mortgage properties in Loan Group 1, representing 87.4% of the Initial Loan Group 1 Balance, and 73 mortgage properties in Loan Group 2, representing 100.0% of the Initial Loan Group 2
Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged properties. 5 mortgaged properties, securing mortgage loans representing 7.3% of the Initial Pool Balance (and representing 8.9% of the
Initial Loan Group 1 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in such mortgaged properties. 3 mortgaged properties, securing mortgage loans representing 3.1% of the Initial Pool Balance (and representing 3.7% of the Initial Loan Group 1 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on both a fee and a leasehold interest in such mortgaged properties.

     On the Closing Date, we will acquire the mortgage loans from the sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular seller. We will then transfer the

                                     S-111

mortgage loans, without recourse, to the trustee for the benefit of the
Certificateholders. See "--The Sellers" and "--Sale of the Mortgage Loans"
below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest

     The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than the ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. 97 mortgage loans, representing 67.5% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a 360-day year. 144 of the mortgage loans, representing 32.5% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

     Property Types

     The mortgage loans consist of the following property types:

     o    Office - 36 of the mortgaged properties, which secure 34.3% of the
          Initial Pool Balance, are office properties;

     o    Multifamily - 128 of the mortgaged properties, which secure 28.4% of the Initial Pool Balance, are multifamily properties (including 67 residential cooperative properties which secure 11.0% of the Initial
          Pool Balance);

     o    Retail - 44 of the mortgaged properties, which secure 27.1% of the
          Initial Pool Balance, are retail properties;

     o    Industrial - 29 of the mortgaged properties, which secure 6.6% of the
          Initial Pool Balance, are industrial properties;

     o    Hospitality - 4 of the mortgaged properties, which secure 2.0% of the
          Initial Pool Balance, are hospitality properties;

     o    Assisted Living Facility - 1 mortgaged property, which secures 1.0% of the Initial Pool Balance, is an assisted living facility property;

     o    Self Storage - 2 of the mortgaged properties, which secure 0.4% of the
          Initial Pool Balance, is a self storage property; and

     o    Mixed Use - 3 of the mortgaged properties, which secure 0.3% of the
          Initial Pool Balance, is a mixed use property.

     For information regarding the property types in Loan Group 1 or Loan Group
2, see Appendix I to this prospectus supplement.

     Property Location

     The following 4 states contain the largest concentrations of mortgaged properties securing the mortgage loans: New York, Texas, California and Florida:

     o    70 mortgaged properties, representing security for 29.7% of the
          Initial Pool Balance, are located in New York;

     o    23 mortgaged properties, representing security for 19.2% of the
          Initial Pool Balance, are located in the Texas;

     o    21 mortgaged properties, representing security for 13.3% of the
          Initial Pool Balance, are located in California; and

                                     S-112

     o    17 mortgaged properties, representing security for 5.3% of the Initial
          Pool Balance, are located in Florida.

     For information regarding the location of the properties securing the mortgage loans included in Loan Group 1 and Loan Group 2, see Appendix I to this prospectus supplement.

     Due Dates

     199 of the mortgage loans, representing 63.1% of the Initial Pool Balance
(which include 158 mortgage loans in Loan Group 1, representing 67.1% of the
Initial Loan Group 1 Balance, and 41 mortgage loans in Loan Group 2, representing 44.5% of the Initial Loan Group 2 Balance), have Due Dates between the first and the fifth day of each calendar month. 42 of the mortgage loans, representing 36.9% of the Initial Pool Balance (which include 10 mortgage loans in Loan Group 1, representing 32.9% of the Initial Loan Group 1 Balance, and 32
mortgage loans in Loan Group 2, representing 55.5% of the Initial Loan Group 2
Balance), have Due Dates between the sixth and the tenth day of each calendar month. 110 of the mortgage loans, representing 74.2% of the Initial Pool Balance
(which include 107 mortgage loans in Loan Group 1, representing 88.8% of the
Initial Loan Group 1 Balance, and 3 mortgage loans in Loan Group 2, representing
6.5% of the Initial Loan Group 2 Balance), have grace periods of between zero and five days. 67 of the mortgage loans, representing 11.0% of the Initial Pool
Balance (which include 47 mortgage loans in Loan Group 1, representing 8.5% of the Initial Loan Group 1 Balance, and 20 mortgage loans in Loan Group 2, representing 22.6% of the Initial Loan Group 2 Balance), have a grace period of
9 days. 63 of the mortgage loans, representing 14.7% of the Initial Pool Balance
(which include 14 mortgage loans in Loan Group 1, representing 2.8% of the
Initial Loan Group 1 Balance, and 49 mortgage loans in Loan Group 2, representing 69.9% of the Initial Loan Group 2 Balance), have a grace period of
10 days. 1 of the mortgage loans, representing 0.2% of the Initial Pool Balance
(and representing 1.0% of the Initial Loan Group 2 Balance), has a grace period of 11 days.

     Amortization

     The mortgage loans have the following amortization features:

     o    201 of the mortgage loans, representing 95.3% of the Initial Pool
          Balance (which include 132 mortgage loans in Loan Group 1, representing 94.7% of the Initial Loan Group 1 Balance, and 69
          mortgage loans in Loan Group 2, representing 97.7% of the Initial Loan
          Group 2 Balance), are Balloon Loans. 2 of these mortgage loans, representing 5.9% of the Initial Pool Balance (and representing 7.2%
          of the Initial Loan Group 1 Balance), are ARD Loans. The amount of the
          Balloon Payments on those mortgage loans that accrue interest on a basis other than a 360-day year consisting of twelve 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on such basis as a result of the application of interest and principal on such mortgage loans over time. See "Risk Factors."

     o    The remaining 40 mortgage loans, representing 4.7% of the Initial Pool
          Balance (which include 36 mortgage loans in Loan Group 1, representing
          5.3% of the Initial Loan Group 1 Balance, and 4 mortgage loans in Loan
          Group 2, representing 2.3% of the Initial Loan Group 2 Balance), are fully or substantially amortizing and are expected to have less than
          5% of their original principal balances remaining as of their respective maturity dates.

     Prepayment Restrictions

     As of the Cut-off Date, each of the mortgage loans restricted voluntary principal prepayments in one of the following ways:

     o    59 mortgage loans, representing 63.8% of the Initial Pool Balance
          (which include 53 mortgage loans in Loan Group 1, representing 75.0%
          of the Initial Loan Group 1 Balance, and 6 mortgage loans in Loan
          Group 2, representing 11.8% of the Initial Loan Group 2 Balance), prohibit voluntary principal prepayments for a period ending on a date specified in the related mortgage note, which period is referred to in this prospectus supplement as a lockout period, but permit the related borrower, after an initial period of at least 2 years following the date of issuance of the certificates, to defease the mortgage loan by

                                     S-113

          pledging to the trust "government securities" as defined in the
          Investment Company Act of 1940, subject to rating agency approval, and obtaining the release of the mortgaged property from the lien of the mortgage.

     o    60 mortgage loans, representing 17.1% of the Initial Pool Balance
          (which include 13 mortgage loans in Loan Group 1, representing 5.6% of the Initial Loan Group 1 Balance, and 47 mortgage loans in Loan Group
          2, representing 70.8% of the Initial Loan Group 2 Balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid.

     o    54 mortgage loans, representing 6.9% of the Initial Pool Balance
          (which include 52 mortgage loans in Loan Group 1, representing 8.1% of the Initial Loan Group 1 Balance, and 2 mortgage loans in Loan Group
          2, representing 1.0% of the Initial Loan Group 2 Balance), have either no lockout period or the lockout period has expired and the mortgage loans permit voluntary principal prepayments at any time if, for a certain period of time, accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 1.0% of the amount prepaid, of these loans.

     o    39 mortgage loans, representing 4.7% of the Initial Pool Balance
          (which include 27 mortgage loans in Loan Group 1, representing 3.6% of the Initial Loan Group 1 Balance and 12 mortgage loans in Loan Group
          2, representing 9.6% of the Initial Loan Group 2 Balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium equal to a certain specified percentage set forth on Appendix II to this prospectus supplement.

     o    11 mortgage loans, representing 4.0% of the Initial Pool Balance (and representing 4.9% of the Initial Loan Group 1 Balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit the related borrower, after an initial period of at least 2 years following the date of the issuance of the certificates, to defease the mortgage loan by pledging to the trust
          "government securities" as defined in the Investment Company Act of
          1940 and obtaining the release of the mortgaged property from the lien of the mortgage if accompanied by a defeasance fee of 1.0% of the outstanding balance of the mortgage loan.

     o    8 mortgage loans, representing 1.5% of the Initial Pool Balance (which include 6 mortgage loans in Loan Group 1, representing 1.6% of the
          Initial Loan Group 1 Balance, and 2 mortgage loans in Loan Group 2, representing 1.2% of the Initial Loan Group 2 Balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permits principal prepayment if accompanied by a prepayment premium calculated in accordance with a yield maintenance formula.

     o    2 mortgage loans, representing 0.6% of the Initial Pool Balance (and representing 0.7% of the Initial Loan Group 1 Balance), have no lockout period and the mortgage loans permit voluntary principal prepayments at any time if, for a certain period of time, accompanied by a prepayment premium calculated in accordance with a yield maintenance formula.

     o    2 mortgage loans, representing 0.5% of the Initial Pool Balance (and representing 3.0% of the Initial Loan Group 2 Balance), have a lockout period except during the last two months of the terms of such mortgage loans during which the mortgage loans permit voluntary principal prepayments without the payment of a prepayment premium.

     o    3 mortgage loans, representing 0.3% of the Initial Pool Balance (and representing 0.3% of the Initial Loan Group 1 Balance), prohibit voluntary principal prepayments during a lockout period, and following the lockout period permit principal prepayment if accompanied by a prepayment premium equal to a certain specified percentage that declines over time of the amount prepaid, depending upon the time of prepayment.

     o    1 mortgage loan, representing 0.3% of the Initial Pool Balance (and representing 1.8% of the Initial Loan Group 2 Balance), prohibits prepayments during the lockout period and after the lockout period, the mortgage loan permits voluntary principal prepayments at any time if, for a certain period of time,

                                     S-114

          accompanied by a prepayment premium calculated as the greater of a yield maintenance formula and 2.0% of the amount prepaid, of this loan.

     o    1 mortgage loan, representing 0.2% of the Initial Pool Balance (and representing 0.2% of the Initial Loan Group 1 Balance), permits principal prepayment if, during the first 60 months of the term of such mortgage loan, such prepayment is accompanied by a yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid and after such
          60-month period, such prepayment is accompanied by a prepayment premium equal to a certain specified percentage that declines over time of the amount prepaid, depending upon the time of prepayment.

     o    1 mortgage loan, representing 0.1% of the Initial Pool Balance (and representing 0.8% of the Initial Loan Group 2 Balance), prohibits voluntary principal prepayments during a lockout period, and following the lockout period provides for a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid, and also permits the related borrower, after an initial period of at least 2 years following the date of the issuance of the certificates, to defease the mortgage loan by pledging to the trust "government securities" as defined in the Investment Company Act of 1940 and obtaining the release of the mortgaged property from the lien of the mortgage.

     Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a prepayment premium or yield maintenance charge and (ii)
provide for a specified period commencing prior to and including the maturity date or Anticipated Repayment Date during which the related borrower may prepay the mortgage loan without payment of a prepayment premium or yield maintenance charge. In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have Yield Maintenance Charges. See the footnotes to
Appendix II of this prospectus supplement for more details about the various yield maintenance formulas.

     With respect to the prepayment provisions set forth above, certain of the mortgage loans also include provisions described below:

     o    2 mortgage loans, representing 1.2% of the Initial Pool Balance (and representing 1.5% of the Initial Loan Group 1 Balance), contain holdback reserves of up to $1,214,545, which may be applied by the lender towards amounts outstanding on the related mortgage loan if certain conditions relating to tenant occupancy, rental income, post-closing delivery obligations and certain work items set forth in the related mortgage loan documents do not take place prior to a specified date. Such allocation by the lender will result in a partial prepayment of the related mortgage loan.

     o    3 mortgage loans, representing 9.1% of the Initial Pool Balance (and representing 11.1% of the Initial Loan Group 1 Balance), allow the release of a portion of the collateral for such mortgage loans if certain conditions are met, including the prepayment of a portion of the outstanding principal balance of the related mortgage loan.

     See the footnotes to Appendix II of this prospectus supplement for more details concerning certain of the foregoing provisions.

     Non-Recourse Obligations

     The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of a non-recourse mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor for some or all of the amounts due under such mortgage loan, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

                                     S-115

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions

     The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the applicable master servicer or the applicable special servicer, as the case may be, or, if collected, will be paid to such master servicer or such special servicer as additional servicing compensation, and certain other conditions.

     In addition, some of the mortgage loans permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, transfer the related mortgaged property to specified entities or types of entities, issue new ownership interests in the borrower or transfer certain ownership interests in the borrower, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the applicable master servicer. The residential cooperative mortgage loans permit transfers of shares in the related cooperative corporation in connection with the assignment of a proprietary lease for one or more units in the related mortgaged property. The applicable master servicer or the applicable special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and
Servicing Agreement.

     Subordinate and Other Financing

     Except as set forth below, each of the sellers will represent that, to its knowledge, none of the other mortgaged properties secure any loans that are subordinate to the related mortgage loan unless such other loans are included in the trust. However, the sellers generally have not obtained updated title reports or otherwise taken steps to confirm that no such additional secured subordinate financing exists.

     6 mortgage loans, representing 0.6% of the Initial Pool Balance (and representing 0.8% of the Initial Loan Group 1 Balance), which are not secured by residential cooperative properties, permit the related borrowers to incur future additional subordinate financing secured by the related mortgaged properties either without prior lender approval or upon the satisfaction of certain conditions. The borrower under 1 mortgage loan, representing 0.4% of the Initial
Pool Balance (and representing 0.4% of the Initial Loan Group 1 Balance), and which is not secured by a residential cooperative property, currently has subordinate financing secured by the related mortgaged property.

     The borrowers under 10 of the mortgage loans that are secured by low income multifamily housing, representing 3.5% of the Initial Pool Balance (and representing 20.0% of the Initial Loan Group 2 Balance), have incurred a limited amount of indebtedness from (for all but one such indebtedness) local housing administration agencies or social welfare organizations, such indebtedness is secured by the related mortgaged property. Each of such indebtedness is subordinate to the related mortgage loan either by its terms, by a subordination agreement or by a title insurance policy endorsement. Additionally, with respect to 6 of such mortgage loans, the subordinate indebtedness is payable only out of available cash flow.

     In general, the mortgage loans permit or do not prohibit additional financing that is not secured by the mortgaged property including, but not limited to, trade payables and indebtedness secured by equipment or other personal property located at the mortgaged property and/or permit or do not prohibit the owners or the constituent members of the borrower to incur indebtedness, including financings secured by a pledge of their interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may be permitted to incur additional financing that is not secured by the mortgaged property. The organizational documents for the borrowers under the residential cooperative mortgage loans in the trust and certain other mortgage loans in the trust
(including all of the mortgage loans in the trust sold to the Depositor by
Massachusetts Mutual Life Insurance Company), do not require the borrowers to be special purpose entities.

     The borrowers under 55 mortgage loans, which collectively represent 8.3% of the Initial Pool Balance (which include 42 mortgage loans in Loan Group 1, representing 7.3% of the Initial Loan Group 1 Balance, and 13

                                     S-116

mortgage loans in Loan Group 2, representing 13.1% of the Initial Loan Group 2
Balance) and which are secured by residential cooperative properties, are permitted to incur and/or have incurred a limited amount of indebtedness secured by the related mortgaged real properties. It is a condition of the incurrence of any future secured subordinate indebtedness on these mortgage loans that: (a)
the total loan-to-value ratio of these loans be below certain thresholds and (b)
that subordination agreements be put in place between the trustee and the related lenders. With respect to the mortgage loans secured by residential cooperative properties, the Pooling and Servicing Agreement permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if the subordinate financing is prohibited by the terms of the related loan documents), subject to the satisfaction of certain conditions, including the condition that the maximum combined loan-to-value ratio does not exceed 40% on a loan-by-loan basis (based on the Value Co-op Basis of the related mortgaged property as set forth in the updated appraisal obtained in connection with the proposed indebtedness), the condition that the total subordinate financing secured by the related mortgaged property not exceed $7.5 million and the condition that the net proceeds of the subordinate debt be used principally for funding capital expenditures, major repairs or reserves. In all of the aforementioned cases, NCB, FSB or one of its affiliates is likely to be the lender on the subordinate financing, although it is not obligated to do so.

     8 mortgage loans, representing 20.6% of the Initial Pool Balance (and representing 25.0% of the Initial Loan Group 1 Balance), which are not secured by residential cooperative properties, permit future mezzanine debt to be incurred upon the satisfaction of certain conditions.

     In the case of some or all of the Mortgage Loans with existing mezzanine debt, the holder of the mezzanine loan has the right to cure certain defaults occurring on the Mortgage Loan and/or the right to purchase the Mortgage Loan from the trust if certain defaults on the Mortgage Loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the mortgage loan. The specific rights of the related mezzanine lender with respect to any future mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.

     Because certain mortgage loans permit a third party to hold debt secured by a pledge of an equity interest in the related borrower, neither the sellers nor the Depositor will make any representations as to whether a third party holds debt secured by a pledge of an equity interest in a related borrower. See "Legal
Aspects Of The Mortgage Loans And The Leases--Subordinate Financing" in the
prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash Flow
Available To The Mortgaged Property Which May Adversely Affect Payment On Your
Certificates" in this prospectus supplement.

     Additional Collateral

     Certain of the mortgage loans have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see
Appendix II.

THE ARD LOANS

     2 of the mortgage loans, representing in the aggregate 5.9% of the Initial
Pool Balance (and representing 7.2% of the Initial Loan Group 1 Balance), provides that if the related borrower has not prepaid such mortgage loan in full on or before its Anticipated Repayment Date, any principal outstanding on that date will thereafter amortize more rapidly and accrue interest at the Revised
Rate for that mortgage loan rather than at the Initial Rate. In addition, funds on deposit in lock box accounts relating to the ARD Loan in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization.

                                     S-117

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

     Appraisals

     In general, in connection with the origination or sale to the Depositor of each of the mortgage loans, the related mortgaged property was appraised by an outside appraiser. In general, with respect to those mortgage loans for which an appraisal was used in any value calculation, those estimates represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented herein for illustrative purposes only.

     o    Except as provided in the second succeeding bullet, the loan-to-value ratios for each mortgage loan were calculated according to the methodology described in this prospectus supplement based on the estimates of value from the third party appraisals generally conducted on or after February 1, 2004.

     o    With respect to 67 of those mortgage loans described in the previous bullet, representing 11.0% of the Initial Pool Balance (which include
          47 mortgage loans in Loan Group 1, representing 8.5% of the Initial
          Loan Group 1 Balance, and 20 mortgage loans in Loan Group 2, representing 22.6% of the Initial Loan Group 2 Balance), which mortgage loans are secured by residential cooperative properties, such estimates of value from such appraisals were calculated based on the market value of the real property, as if operated as a residential cooperative.

     o    In connection with the mortgage loans sold to the trust by
          Massachusetts Mutual Life Insurance Company, the seller arrived at the valuations of the mortgaged properties by applying a capitalization rate to underwritten net operating income and adding in the remaining value of the outstanding tax credits.

     Environmental Assessments

     With respect to the mortgaged properties for which environmental site assessments, or in some cases an update of a previous assessment, were prepared on or after August 1, 2003 (which secure mortgage loans representing 87.9% of the Initial Pool Balance, 99.7% of the Initial Loan Group 1 Balance and 33.0% of
the Initial Loan Group 2 Balance), the related seller has represented to us that, as of the cut-off date and subject to certain specified exceptions, it had no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such assessment.

     With respect to the mortgaged properties for which environmental site assessments were prepared prior to August 1, 2003 or for which no environmental site assessments exist, which secure mortgage loans representing 12.1% of the
Initial Pool Balance (and representing 0.3% of the Initial Loan Group 1 Balance and 67.0% of the Initial Loan Group 2 Balance), the related seller has represented to us that, as of the cut-off date and subject to certain specified exceptions:

     o    no hazardous material is present on such mortgaged property such that
          (a) the value, use or operation of such mortgaged property is materially and adversely affected or (b) under applicable federal, state or local law, (i) such hazardous material could be required to be eliminated at a cost materially and adversely affecting the value of the mortgaged property before such mortgaged property could be altered, renovated, demolished or transferred or (ii) the presence of such hazardous material could (upon action by the appropriate governmental authorities) subject the owner of such mortgaged property, or the holders of a security interest therein, to liability for the cost of eliminating such hazardous material or the hazard created thereby at a cost materially and adversely affecting the value of the mortgaged property; and

     o    such mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to hazardous materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such mortgaged property and neither the applicable seller

                                     S-118

          nor, to such seller's knowledge, the related borrower or any current tenant thereon, has received any notice of violation or potential violation of any such law.

     With respect to certain residential cooperative properties, relating to mortgage loans in the aggregate amount of $1,022,460 or less and sold to the trust by NCB, FSB representing 0.1% of the Initial Pool Balance (and representing 0.1% of the Initial Loan Group 1 Balance and 0.1% of the Initial
Loan Group 2 Balance), ASTM transaction screens were conducted in lieu of Phase
I environmental site assessments.

     Property Condition Assessments

     Each seller or an affiliate of the seller of the mortgage loan inspected, or caused to be inspected, each of the mortgaged properties in connection with the origination or acquisition of their respective mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.

     With respect to the mortgaged properties for which engineering reports were prepared on or after August 1, 2003, relating to mortgaged properties securing
87.2% of the Initial Pool Balance (or 99.6% of the Initial Loan Group 1 Balance
and 29.9% of the Initial Loan Group 2 Balance), the related seller has represented to us that, except as disclosed in the related report and subject to certain specified exceptions, each mortgaged property, to the seller's knowledge, is free and clear of any damage (or adequate reserves have been established) that would materially and adversely affect its value as security for the related mortgage loan.

     With respect to the mortgaged properties for which engineering reports were prepared prior to August 1, 2003 or for which no engineering reports exists, relating to mortgaged properties securing 12.8% of the Initial Pool Balance (or
0.4% of the Initial Loan Group 1 Balance and 70.1% of the Initial Loan Group 2
Balance), including the mortgaged properties securing the mortgage loans sold to the trust by Massachusetts Mutual Life Insurance Company for which no engineering reports were obtained at the time of origination but property inspections were conducted thereafter, the related seller has represented to us that, subject to certain specified exceptions, each mortgaged property is in good repair and condition and all building systems contained on such mortgaged property are in good working order (or adequate reserves have been established)
and such mortgaged property is free of structural defects, in each case, so as not to materially and adversely affect its value as security for the related mortgage loan.

     Seismic Review Process

     In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML") in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined. With respect to 1 mortgaged property, which secures a mortgage loan representing 1.1% of the Initial Pool Balance and which is located in an area where seismic risk is deemed material, the borrower was not required to obtain a seismic engineering report of the building and, therefore, a PML estimate was not determined.

     Zoning and Building Code Compliance

     Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular

                                     S-119

mortgaged property, but the related seller has informed us that it does not consider any such violations known to it to be material.

ENVIRONMENTAL INSURANCE

     With respect to 2 mortgaged properties, securing 0.4% of the Initial Pool
Balance (and representing 0.1% of the Initial Loan Group 1 Balance, and representing 1.9% of the Initial Loan Group 2 Balance), the related seller has obtained, and there will be assigned to the trust, an environmental policy covering certain environmental matters with respect to the related mortgaged property. The premiums for each policy have been paid in full.

ADDITIONAL MORTGAGE LOAN INFORMATION

     Each of the tables presented in Appendix I hereto sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the
Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see
Appendix II hereto, and for a brief summary of the 10 largest loans in the
Mortgage Pool, see Appendix IV hereto. Additional information regarding the mortgage loans is contained in this prospectus supplement under "Risk Factors"
elsewhere in this "Description of the Mortgage Pool" section and under "Legal
Aspects Of The Mortgage Loans And The Leases" in the prospectus.

     For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix IV:

               (i) References to "DSCR" are references to "Debt Service Coverage
          Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) Underwritable Cash Flow to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix IV, the "Debt Service Coverage
          Ratio" or "DSCR" (or group of cross-collateralized Mortgage Loans) is calculated pursuant to the definition thereof under the "Glossary of
          Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage
          Ratio (unless otherwise indicated) reflects with respect to Mortgage
          Loan Nos. 2-4, 9, 13, 25, 28, 30, 31, 37, 41, 45, 75 and 91, where periodic payments are interest-only for a certain amount of time after origination after which date the mortgage loan amortizes principal for the remaining term of the mortgage loan, the annualized amount of debt service that will be payable under the mortgage loan after the beginning of the amortization term of the mortgage loan.

               (ii) In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, other than a residential cooperative property, the applicable seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The applicable seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans, where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties. The Underwritable

                                     S-120

          Cash Flow for a residential cooperative property is based on projected net operating income at the property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

               (iii) Historical operating results may not be available for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, other than with respect to residential cooperative properties, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable seller in determining the presented operating information.

               (iv) The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage
          Ratios accurately reflect that ability.

               (v) References in the tables to "Cut-off Date LTV" are references to "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix IV, the "Cut-off Date LTV,"
          "Cut-off Date Loan-to-Value," "Balloon LTV" or "Balloon Loan-to-Value"
          for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary of Terms" in this prospectus supplement. In addition, the loan-to-value ratio with respect to each mortgage loan secured by a residential cooperative property was calculated based on the market value of such residential cooperative property, as if operated as a residential cooperative.

               (vi) The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV is determined as described above under "--Assessments of Property Value and
          Condition--Appraisals."

               (vii) No representation is made that any such value would
          approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

               (viii) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

     The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

     Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and, with respect to mortgage loans other than those secured by residential cooperative properties, rent rolls.

STANDARD HAZARD INSURANCE

     Each master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property (other than any REO Property) (a) a fire and hazard insurance policy with extended coverage and (b) all other insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein.
Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that

                                     S-121

represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause.

     If, on the date of origination of a mortgage loan, the improvements on a related mortgaged property (other than any REO Property) were located in an area identified in the Federal Register by the Federal Emergency Management Agency as
having special flood hazards, the master servicer for such mortgage loan will be required (to the extent permitted under the related mortgage loan documents or required by law) to cause to be maintained a flood insurance policy in an amount representing coverage of at least the lesser of:

     o    the outstanding principal balance of the related mortgage loan; and

     o    the maximum amount of such insurance available for the related mortgaged property under the national flood insurance program, if the area in which the improvements are located is participating in such program.

     If a borrower fails to maintain such fire and hazard insurance, the applicable master servicer will be required to obtain such insurance and the cost thereof, subject to a determination of recoverability, will be a Servicing
Advance. Each special servicer will be required to maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance on an REO
Property for which it is acting as special servicer in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost thereof will be paid by the applicable master servicer as a Servicing Advance, subject to a determination of recoverability. None of the master servicers or the special servicers will be required in any event to maintain or obtain insurance coverage (including terrorism coverage) beyond what is available at a commercially reasonable rate and consistent with the Servicing Standard. A determination by the master servicer that terrorism insurance is not available at a commercially reasonable rate will be subject to the approval of the
Operating Adviser as set forth in the Pooling and Servicing Agreement.

     Included in the insurance that the borrower is required to maintain may be loss of rents endorsements and comprehensive public liability insurance. The master servicers will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance and such insurance is available at a commercially reasonable rate. Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to the
Certificateholders. The special servicers will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO
Property for which it is acting as special servicer so long as such insurance is available at commercially reasonable rates. See "Risk Factors--The Absence Of Or
Inadequacy Of Insurance Coverage On The Property May Adversely Affect Payments
On Your Certificates" and "--Certain Other Risks Related to Casualty and
Casualty Insurance" in this prospectus supplement.

THE SELLERS

     Morgan Stanley Mortgage Capital Inc.

     Morgan Stanley Mortgage Capital Inc. ("MSMC"), a subsidiary of Morgan
Stanley and an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters, was formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSMC mortgage loans was originated or purchased by MSMC, and all of the MSMC mortgage loans were underwritten by MSMC underwriters. The principal offices of
MSMC are located at 1585 Broadway, New York, New York 10036.

     IXIS Real Estate Capital Inc.

     IXIS Real Estate Capital Inc. is a New York corporation that primarily engages in originating, lending against, purchasing and securitizing commercial and residential mortgage loans. IXIS Real Estate Capital Inc. is a subsidiary of
IXIS Corporate and Investment Bank, a fully licensed bank under French laws.

                                     S-122

     Principal Commercial Funding, LLC

     Principal Commercial Funding, LLC is a wholly owned subsidiary of Principal
Global Investors, LLC, which is a wholly owned subsidiary of Principal Life
Insurance Company. Principal Commercial Funding, LLC was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multifamily real estate. Each of the Principal Commercial Funding, LLC loans was originated and underwritten by Principal Commercial Funding, LLC and/or its affiliates. The offices of Principal Commercial Funding, LLC are located at 801
Grand Avenue, Des Moines, Iowa 50392.

     Massachusetts Mutual Life Insurance Company

     The Massachusetts Mutual Life Insurance Company ("MassMutual"), based in
Springfield, Massachusetts, is a global diversified financial services organization with more than 31,000 employees and sales representatives around the world. Babson Capital Management LLC, a MassMutual subsidiary, serves as the sole and exclusive real estate debt investment advisor to the MassMutual General
Investment Account. Babson Capital Management LLC also manages and services real estate debt assets and funds for institutional clients worldwide.

     Each of the mortgage loans sold to the Trust by MassMutual was originated and underwritten by either MassMutual or Babson Capital Management LLC.

     NCB, FSB

     NCB, FSB is a federal savings bank chartered by the Office of Thrift
Supervision of the U.S. Department of the Treasury. It is one of the master servicers and is a wholly-owned subsidiary of National Consumer Cooperative
Bank, one of the special servicers. NCB, FSB maintains an office at 1725 Eye
Street, N.W., Washington, D.C. 20006.

     NCB, FSB, together with its affiliates and parent, National Consumer
Cooperative Bank, have originated over $4.5 billion in commercial and multifamily loans and securitized over $3.6 billion of such originations in 31 public securitization transactions.

     Union Central Mortgage Funding, Inc.

     Union Central Mortgage Funding, Inc. is a corporation organized under the laws of the State of Ohio. Union Central Mortgage Funding, Inc. is a wholly owned subsidiary of The Union Central Life Insurance Company. Union Central
Mortgage Funding, Inc. was formed to originate and acquire loans secured by commercial and multifamily real estate. Union Central Mortgage Funding, Inc. is also the Primary Servicer with respect to loans transferred by it to the trust.
The principal offices of Union Central Mortgage Funding, Inc. are located at 312
Elm Street, Cincinnati, Ohio 45202. The mortgage loans for which Union Central
Mortgage Funding, Inc. is the applicable mortgage loan seller were originated or acquired by Union Central Mortgage Funding, Inc.

     Teachers Insurance and Annuity Association of America

     Teachers Insurance and Annuity Association of America ("TIAA") is a
non-profit legal reserve life insurance and annuity company organized under the laws of the State of New York and is regulated by the New York State Insurance
Department. TIAA was established in 1918 by the Carnegie Foundation for the U.S.
Advancement of Teaching. TIAA invests in a broad array of debt and equity investments, as well as commercial mortgages and real estate. TIAA's principal office is located at 730 Third Avenue, New York, New York 10017. TIAA currently holds top ratings from all four leading insurance company ratings agencies: A.M.
Best Co., Fitch, Moody's and S&P (these ratings of TIAA as an insurance company do not apply to the TIAA Real Estate Account).

     The TIAA mortgage loans in this transaction were acquired by TIAA from GMAC
Commercial Mortgage Corporation ("GMAC") pursuant to a program under which GMAC originated loans after performing underwriting and other services under predefined procedures approved by TIAA. Such procedures outlined the parameters as to property type, leverage and debt service coverage requirements and set forth requirements for preparation of third-party reports. For each of the mortgage loans, GMAC prepared an asset summary and credit file for TIAA's

                                     S-123

approval. At each closing, the loan was closed by GMAC under loan documents prepared by counsel retained by GMAC and simultaneously assigned to and purchased by TIAA.

     Washington Mutual Bank, FA

     With a history dating back to 1889, Washington Mutual Bank, FA is a retailer of financial services that provides a diversified line of products and services to consumers and small businesses. At December 31, 2004, Washington
Mutual, Inc. and its subsidiaries, including Washington Mutual Bank, FA, had consolidated assets of $307.92 billion. Washington Mutual, Inc. currently operates more than 2,400 consumer banking, mortgage lending, commercial banking and financial services offices throughout the nation. The commercial real estate division of Washington Mutual Bank, FA provides construction, acquisition, rehabilitation and term financing for office, retail, industrial and apartment properties. On July 28, 2004, Washington Mutual Bank, FA announced a series of steps designed to alter the focus of its commercial real estate division's lines of business. While Washington Mutual Bank, FA's commercial real estate division continues to serve commercial customers through lending to commercial real estate owners and investors, it has discontinued its proprietary commercial mortgage-backed securitization platform, through which it originated commercial mortgage loans for securitization.

     Washington Mutual Bank, FA originated all of the mortgage loans transferred to the trust for which it is the applicable mortgage loan seller and is also the
Primary Servicer with respect to those mortgage loans.

SALE OF THE MORTGAGE LOANS

     On the Closing Date, each seller will sell its mortgage loans, without recourse, to Morgan Stanley Capital I Inc., and Morgan Stanley Capital I Inc.,
in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each seller in respect of the mortgage loans and the related remedies for breach thereof, to the trustee for the benefit of the Certificateholders. In connection with such assignments, each seller is required in accordance with the related Mortgage Loan Purchase
Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it, to the trustee or its designee.

     The trustee will be required to review the documents delivered by each seller with respect to its mortgage loans within 90 days following the Closing
Date, and the trustee will hold the related documents in trust. Within 90 days following the Closing Date, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of
Terms" under the term "Mortgage File," are to be completed in the name of the trustee, if delivered in blank.

REPRESENTATIONS AND WARRANTIES

     In each Mortgage Loan Purchase Agreement, the related seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions set forth therein, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

          (1)  the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

          (2)  such seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

          (3)  no scheduled payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the
               12-month period immediately preceding the Cut-off Date;

          (4)  the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

          (5)  the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

                                     S-124

          (6)  the related assignment of leases establishes and creates a valid and, subject to certain creditor's rights exceptions, enforceable first priority lien in or assignment of the related borrower's interest in all leases of the mortgaged property;

          (7)  the mortgage has not been satisfied, cancelled, rescinded or, except for certain permitted encumbrances, subordinated in whole or in part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in part in any manner that materially and adversely affects the value thereof;

          (8)  the mortgaged property satisfies certain conditions, generally as discussed under "Risk Factors--Property Inspections And
               Engineering Reports May Not Reflect All Conditions That Require
               Repair On The Property";

          (9)  the seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

          (10) the related mortgaged property is covered by an American Land
               Title Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

          (11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

          (12) the mortgaged property satisfies certain conditions with respect to environmental matters, generally as discussed under "Risk
               Factors--Environmental Risks Relating To Specific Mortgaged
               Properties May Adversely Affect Payments On Your Certificates";

          (13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors'
               rights exceptions, general principles of equity and other
               exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and, to the related seller's knowledge, there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

          (14) the related mortgaged property is required pursuant to the related mortgage to be (or the holder of the mortgage can require it to be) insured by casualty, business interruption and
               liability insurance policies of a type specified in the related
               Mortgage Loan Purchase Agreement;

          (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage;

          (16) to the seller's knowledge, the related borrower is not a debtor in any state or federal bankruptcy or insolvency proceeding;

          (17) no mortgage requires the holder thereof to release all or any material portion of the related mortgaged property from the lien thereof except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a)
               the satisfaction of certain legal and underwriting requirements and (b) the payment of a release price and prepayment
               consideration in connection therewith;

          (18) to the seller's knowledge, there exists no material default, breach, violation or event giving the lender the right to
               accelerate and, to such seller's knowledge, no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are otherwise covered by any other representation and warranty;

                                     S-125

          (19) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum thereof has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances; (c) the borrower's interest in such ground lease is assignable to Morgan Stanley
               Capital I Inc. and its successors and assigns upon notice to, but
               (except in the case where such consent cannot be unreasonably withheld) without the consent of, the lessor thereunder (or if it is required it will have been obtained prior to the closing date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred thereunder; (e) such ground lease, or an estoppel letter related thereto, requires the lessor under such ground lease to give notice of any material default by the lessee to the holder of the mortgage and further provides that no notice of
               termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder; (f)
               the holder of the mortgage is permitted a reasonable opportunity
               (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor
               thereunder may terminate such ground lease; and (g) such ground lease has an original term (including any extension options set forth therein) which extends not less than 10 years beyond the full amortization term of the related mortgage loan;

          (20) the related mortgage loan documents provide that (i) the related borrower is required to pay all reasonable costs and expenses of lender incurred in connection with the defeasance of such
               mortgage loan, if applicable, and the release of the related mortgaged property, (ii) the related borrower is required to pay all reasonable costs and expenses of lender incurred in
               connection with the approval of an assumption of such mortgage loan and (iii) the related borrower is required to pay the cost of any tax opinion required in connection with the full or partial release or substitution of collateral for the mortgage loan; and

          (21) at origination, the mortgage loans complied with all applicable federal, state and local statutes and regulations.

REPURCHASES AND OTHER REMEDIES

     If any mortgage loan document required to be delivered to the trustee by a seller with respect to its mortgage loans as described under "--Sale of the
Mortgage Loans" above has a Material Document Defect, or if there is a Material
Breach by a seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such seller will be obligated to cure such Material
Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. Notwithstanding the foregoing, in the event that the loan documents do not provide for the payments described under representation 20 of the preceding paragraph relating to the payment of expenses associated with the related defeasance or assumption of the related mortgage loan or the payment of the cost of a tax opinion associated with the full or partial release or substitution of collateral for the mortgage loan, the related seller's sole obligation for a breach of such representation or warranty will be to pay an amount sufficient to pay such expenses to the extent that such amount is due and not paid by the borrower.

     If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the related seller will be obligated, not later than the last day of such
Permitted Cure Period, to:

     o    repurchase the affected mortgage loan from the trust at the Purchase
          Price; or

     o    at its option, if within the 2-year period commencing on the Closing
          Date, replace such mortgage loan with a Qualifying Substitute Mortgage
          Loan; and

                                     S-126

     o    pay an amount generally equal to the excess of the applicable Purchase
          Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

     The related seller must cure any Material Document Defect or Material
Breach within the Permitted Cure Period; provided, however, that if such
Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage," as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the seller was notified of the defect or breach.

     The foregoing obligations of any seller to cure a Material Document Defect or a Material Breach in respect of any of its mortgage loans or the obligation of any seller to repurchase or replace the defective mortgage loan will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of us, the sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related seller defaults on its obligation to do so. Each seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other seller.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the
Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the
Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the
Mortgage Pool as described herein. The information presented herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     Each master servicer and special servicer, either directly or through the
Primary Servicers or sub-servicers, will be required to service and administer the mortgage loans in accordance with the Servicing Standard.

     Each master servicer and special servicer is required to adhere to the
Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower or any seller, and the different payment priorities among the classes of certificates. Any master servicer, any special servicer and any
Primary Servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not a master servicer, a special servicer or a Primary Servicer, as the case may be.

     Any such interest of a master servicer, a special servicer or a Primary
Servicer in the certificates will not be taken into account when evaluating whether actions of such master servicer, special servicer or Primary Servicer are consistent with their respective obligations in accordance with the
Servicing Standard, regardless of whether such actions may have the effect of benefiting the class or classes of certificates owned by such master servicer, special servicer or Primary Servicer. In addition, a master servicer or a special servicer may, lend money on a secured or unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though such master servicer or special servicer were not a party to the transactions contemplated hereby.

     The master servicer for mortgage loans that are not NCB Mortgage Loans intends to enter into an agreement with each of the Primary Servicers acting as primary servicer for its related mortgage loans, under which the Primary
Servicers will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the trust. The Primary Servicers are subject to the Servicing

                                     S-127

Standard. If an Event of Default occurs in respect of such master servicer and such master servicer is terminated, such termination will not in and of itself cause the termination of any Primary Servicer. Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, each master servicer shall remain obligated and liable to the trustee, paying agent, each special servicer and the Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the Pooling and
Servicing Agreement to the same extent as if such master servicer was alone servicing and administering the mortgage loans.

     Each of the master servicers, the Primary Servicers and the special servicers are permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. However, any subservicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicers, the Primary Servicers or the special servicers, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing
Agreement. The master servicers or the special servicers, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

     The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee and the paying agent, provided that:

     o    a successor master servicer or special servicer is available and willing to assume the obligations of such master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation;

     o    the applicable master servicer or special servicer bears all costs associated with its resignation and the related transfer of servicing;
          and

     o    the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

     Furthermore, any master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of a master servicer will not affect the rights and obligations of the Primary Servicers to continue to act as Primary
Servicers. If a master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume such master servicer's duties and obligations under the Pooling and
Servicing Agreement. If a special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent of the trustee will assume the duties and obligations of such special servicer. In the event the trustee or any agent of the trustee assumes the duties and obligations of the master servicer or special servicer under such circumstances, the trustee will be permitted to resign as master servicer or special servicer notwithstanding the first sentence of this paragraph if it has been replaced by a qualified successor pursuant to the terms of the Pooling and Servicing
Agreement.

     The relationship of each master servicer and special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

     Neither master servicer will have any responsibility for the performance of either special servicer's duties, to the extent they are different entities, under the Pooling and Servicing Agreement, and neither special servicer will have any responsibility for the performance of either master servicer's duties, to the extent they are different entities, under the Pooling and Servicing
Agreement.

     The master servicers (each with respect to the respective mortgage loans for which it is the applicable master servicer) initially will be responsible for the servicing and administration of the entire Mortgage Pool. However, the special servicers will be responsible for servicing and administering any
Specially Serviced Mortgage Loans for which they are acting as special servicer.

     Upon the occurrence of any of the events set forth under the term
"Specially Serviced Mortgage Loan" in the "Glossary of Terms" hereto, the applicable master servicer will be required to transfer its principal servicing responsibilities with respect thereto to the special servicer for such mortgage loan in accordance with the procedures set forth in the Pooling and Servicing
Agreement. Notwithstanding such transfer, the applicable master servicer will continue to receive any payments on such mortgage loan, including amounts collected by such special servicer, to

                                     S-128

make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan. If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer for such mortgage loan will be responsible for the operation and management thereof and such loan will be considered a Specially Serviced Mortgage Loan.

     A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage Loan to which the master servicer for such mortgage loan will re-assume all servicing responsibilities.

     The master servicers and the special servicers will, in general, each be required to pay all ordinary expenses incurred by them in connection with their servicing activities, for their respective mortgage loans, under the Pooling and
Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of
the Offered Certificates--Advances--Servicing Advances" in this prospectus supplement.

     The master servicers and the special servicers and any partner, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification from the trust out of collections on, and other proceeds of, the mortgage loans against any loss, liability, or expense incurred in connection with any legal action or claim relating to the Pooling and Servicing Agreement, the mortgage loans or the certificates other than any loss, liability or expense incurred by reason of such master servicer's or special servicer's respective willful misfeasance, bad faith or negligence in the performance of their respective duties under the Pooling and Servicing Agreement.

     Master Servicers

     Wells Fargo Bank, National Association ("Wells Fargo") will be responsible for servicing the mortgage loans (other than the NCB, FSB Mortgage Loans)
pursuant to the Pooling and Servicing Agreement. Wells Fargo provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers.

     Wells Fargo's principal servicing offices are located at 45 Fremont Street,
2nd Floor, San Francisco, California 94105.

     As of December 31, 2004, Wells Fargo was responsible for servicing approximately 6,742 commercial and multifamily mortgage loans, totaling approximately $51.45 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     Wells Fargo & Company is the holding company for Wells Fargo. Wells Fargo &
Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include information regarding the master servicer and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

     The information set forth herein concerning Wells Fargo, as general master servicer, has been provided by it. Accordingly, neither the Depositor nor the
Underwriters make any representation or warranty as to the accuracy or completeness of such information.

     NCB, FSB will be responsible for servicing the NCB Mortgage Loans pursuant to the Pooling and Servicing Agreement. NCB, FSB is a federal savings bank chartered by the Office of Thrift Supervision of the U.S. Department of the
Treasury. It is one of the mortgage loan sellers and is a wholly-owned subsidiary of National Consumer Cooperative Bank, one of the special servicers and one of the mortgage loan sellers. NCB, FSB maintains an office at 1725 Eye
Street, N.W., Washington, D.C. 20006.

     As of December 31, 2004, NCB, FSB was servicing a portfolio with a total principal balance of approximately $3.7 billion, most of which are commercial and residential cooperative real estate assets. Included in this serviced portfolio are $2.7 billion of commercial and residential cooperative real estate assets representing 28 securitization transactions.

                                     S-129

     The information set forth herein concerning NCB, FSB has been provided by
it. Accordingly, neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

     Master Servicer Compensation

     Each master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal
Balance of the mortgage loans for which it is acting as master servicer, including REO Properties. Each master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account maintained by it and interest on escrow accounts if permitted by the related loan documents and applicable law, and other fees payable in connection with the servicing of the mortgage loans to the extent provided in the Pooling and Servicing Agreement.

     The related Master Servicing Fee for each master servicer will be reduced, on each Distribution Date by the amount, if any, of a Compensating Interest
Payment required to be made by such master servicer on such Distribution Date.
Any Net Aggregate Prepayment Interest Shortfall will be allocated as presented under "Description of the Offered Certificates--Distributions--Prepayment
Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement. If Prepayment Interest Excesses for all mortgage loans serviced by a master servicer (including Specially Serviced Mortgage Loans) exceed Prepayment
Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

     In addition, each master servicer will be entitled to 50% of all assumption fees received in connection with any mortgage loans which are not Specially
Serviced Mortgage Loans (unless, in certain circumstances, special servicer consent was not required in connection with the assumption, in which event the master servicer will be entitled to 100% of assumption fees with respect thereto). The applicable special servicer will generally be entitled to approve assumptions.

     In the event that either master servicer resigns or is no longer master servicer for any reason, such master servicer will continue to have the right to receive the Excess Servicing Fee with respect to the mortgage loans serviced by such master servicer. Any successor servicer will receive the Master Servicing
Fee as compensation.

EVENTS OF DEFAULT

     If an Event of Default described under the third, fourth, eighth or ninth bullet under the definition of "Event of Default" under the "Glossary of Terms"
has occurred, the obligations and responsibilities of such master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or Morgan Stanley Capital I Inc. gives written notice to such master servicer that it is terminated. If an event of default described under the first, second, fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of such master servicer under the Pooling and Servicing Agreement will terminate, immediately upon the date which the trustee or Morgan Stanley Capital I Inc. give written notice to such master servicer that it is terminated. After any Event of Default, the trustee may elect to terminate such master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the
Certificate Balance of all certificates so direct the trustee.

     Upon such termination, all authority, power and rights of such master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest or its portion of the Excess Servicing Fee, provided that in no event shall the termination of a master servicer be effective until a successor servicer shall have succeeded a master servicer as successor servicer, subject to approval by the Rating Agencies, notified the applicable master servicer of such designation, and such successor servicer shall have assumed the applicable master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if a
master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of "Event of Default"
under the "Glossary of Terms," the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling

                                     S-130

and Servicing Agreement or transfer the duties of such master servicer to a successor servicer who has satisfied such conditions.

     However, if either master servicer is terminated solely due to an Event of
Default described in the eighth or ninth bullet of the definition of Event of
Default, and prior to being replaced as described in the previous paragraph such master servicer as a terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for such master servicer's rights to master service mortgage loans in accordance with the Pooling and Servicing
Agreement (which rights will be subject to the continuation of the respective
Primary Servicers as Primary Servicers in the absence of a primary servicing event of default by the respective Primary Servicer). The trustee will have thirty days to sell those rights and obligations to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing
Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of such master servicer as a master servicer will be effective when such servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer's master servicing obligations and responsibilities under the Pooling and Servicing Agreement. If a successor is not appointed within thirty days, such master servicer will be replaced by the trustee as described in the previous paragraph.

THE SPECIAL SERVICERS

     Special Servicers

     Midland Loan Services, Inc. ("Midland") will initially be appointed as general special servicer of the mortgage loans in the trust fund (other than the residential cooperative mortgage loans) and any related foreclosure properties.

     Midland, a subsidiary of PNC Bank, National Association, is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and that originates commercial real estate loans. Midland's address is 10851 Mastin Street, Building
82, Suite 700, Overland Park, Kansas 66210. Midland is approved as master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities by S&P, Moody's and Fitch.
Midland has received the highest rankings as a master, primary and special servicer from both S&P and Fitch. S&P ranks Midland as "Strong" and Fitch ranks
Midland as "1" for each category. Midland is also a HUD/FHA--approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

     As of December 31, 2004, Midland was servicing approximately 14,452 commercial and multifamily loans with a principal balance of approximately $98.4 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 9,711 of such loans, with a total principal balance of approximately $72.3 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of December 31, 2004, Midland was named the special servicer in approximately 85 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $49.1 billion. With respect to such transactions as of such date, Midland was administering approximately 129 assets with an outstanding principal balance of approximately
$870 million.

     The information set forth herein concerning Midland, as general special servicer, has been provided by it, and neither the Depositor nor the
Underwriters make any representation or warranty as to the accuracy or completeness of such information.

     National Consumer Cooperative Bank will act as special servicer of the residential cooperative mortgage loans in the trust fund and any related foreclosure properties. National Consumer Cooperative Bank was chartered by an act of Congress in 1978 for the purpose of providing loans and other financial services to cooperatives. By Congressional amendments in 1981, National Consumer
Cooperative Bank was converted to a private institution owned by its member cooperative customers, including certain of the borrowers. It wholly owns NCB,
FSB, one of the master servicers and one of the mortgage loan sellers. Its servicing offices are located at 1725 Eye Street, N.W., Washington, D.C. 20006.

                                     S-131

     As of December 31, 2004, National Consumer Cooperative Bank and its
affiliates were servicing a portfolio with a total principal balance of approximately $3.7 billion, most of which are commercial and residential cooperative real estate assets. Included in this serviced portfolio are $2.7 billion of commercial and residential cooperative real estate assets representing 28 securitization transactions, for which National Consumer
Cooperative Bank or an affiliate is master servicer and/or special servicer.

     The information set forth herein concerning National Consumer Cooperative
Bank has been provided by it, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

     Special Servicer Compensation

     Each special servicer will be entitled to receive:

     o    a Special Servicing Fee;

     o    a Workout Fee; and

     o    a Liquidation Fee.

     The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until the maturity of such mortgage loan. If a special servicer is terminated or resigns for any reason, it will retain the right to receive any
Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination or resignation, as well as certain mortgage loans that became Rehabilitated Mortgage Loans within three months following such termination or resignation, until such mortgage loan becomes a Specially
Serviced Mortgage Loan or if the related mortgaged property becomes an REO
Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

     Each special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on
Specially Serviced Mortgage Loans for which it is acting as special servicer, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement. The Special Servicing Fee, the
Liquidation Fee and the Workout Fee will be obligations of the trust and will represent Expense Losses. The Special Servicer Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer.

     In addition, each special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loans for which it is acting as special servicer and 50% of all assumption fees received in connection with any mortgage loans which are not Specially Serviced Mortgage
Loans for which it is acting as special servicer (unless, in certain circumstances, special servicer consent was not required in connection with the assumption in which event the special servicer will not be entitled to assumption fees with respect thereto). Each special servicer will generally be entitled to approve assumptions with respect to the mortgage loans for which it is acting as special servicer.

     As described in this prospectus supplement under "--The Operating Adviser,"
the Operating Adviser will have the right to receive notification of certain actions of each special servicer, subject to the limitations described in this prospectus supplement.

     Termination of Special Servicer

     The trustee may terminate a special servicer upon a Special Servicer Event of Default. The termination of a special servicer will be effective when a successor special servicer meeting the requirements of the special servicer under the Pooling and Servicing Agreement has succeeded such special servicer as successor special servicer and such successor special servicer has assumed the applicable special servicer's obligations and responsibilities with respect to the applicable mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement.

                                     S-132

     In addition to the termination of a special servicer upon a Special
Servicer Event of Default, upon the direction of the Operating Adviser, subject to the satisfaction of certain conditions, the trustee will remove a special servicer from its duties as special servicer at any time upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade, qualification or withdrawal in any rating then assigned to any class of certificates.

THE OPERATING ADVISER

     An Operating Adviser appointed by the holders of a majority of the
Controlling Class will have the right to receive notification from the applicable special servicer in regard to certain actions. The applicable special servicer will be required to notify the Operating Adviser of, among other things:

     o    any proposed modification of a Money Term of a mortgage loan other than an extension of the original maturity date for 2 years or less;

     o    any actual or proposed foreclosure or comparable conversion of the ownership of a mortgaged property;

     o    any proposed sale of a Specially Serviced Mortgage Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered
          Certificates--Optional Termination";

     o    any determination to bring an REO Property into compliance with applicable environmental laws;

     o    any acceptance of substitute or additional collateral for a mortgage loan (except with respect to a defeasance);

     o    any acceptance of a discounted payoff;

     o    any waiver of a "due on sale" or "due on encumbrance" clause (except with respect to subordinate debt with respect to the mortgage loans secured by residential cooperative properties, as permitted pursuant to the terms of the Pooling and Servicing Agreement);

     o    any acceptance of an assumption agreement;

     o    any release of collateral for a Specially Serviced Mortgage Loan
          (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan); and

     o    any release of "earn-out" reserves on deposit in an escrow reserve account, other than where such release does not require the consent of the lender.

     Other than with respect to a proposed sale of a Specially Serviced Mortgage
Loan, the Operating Adviser will also be entitled to advise the special servicers with respect to the foregoing actions.

     In addition, subject to the satisfaction of certain conditions, the
Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the
Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any class of certificates. The Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

     At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

     The Operating Adviser will be responsible for its own expenses.

                                     S-133

     Notwithstanding the foregoing, in the event that no Operating Adviser has been appointed, or no Operating Adviser has been identified to the master servicers or special servicers, as applicable, then the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the advice of any such Operating Adviser.

MORTGAGE LOAN MODIFICATIONS

     Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement, each master servicer may amend any term (other than a Money Term) of a mortgage loan that is not a Specially
Serviced Mortgage Loan and may extend the maturity date of any Balloon Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

     Subject to any restrictions applicable to REMICs, each special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan for which it is acting as special servicer, including any modification, waiver or amendment to:

     o    reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or
          Yield Maintenance Charge;

     o    reduce the amount of the Scheduled Payment on any Specially Serviced
          Mortgage Loan, including by way of a reduction in the related mortgage rate;

     o    forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

     o    extend the maturity date of any Specially Serviced Mortgage Loan;
          and/or

     o    accept a Principal Prepayment during any Lockout Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the related special servicer, such default is reasonably foreseeable and (2) in the reasonable judgment of such special servicer, such modification, waiver or amendment would increase the recovery to the Certificateholders on a net present value basis, as demonstrated in writing by the special servicer to the trustee and the paying agent.

     In no event, however, will a special servicer be permitted to:

     o    extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is 2 years prior to the Rated Final Distribution Date; or

     o    if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan unless such special servicer gives due consideration to the remaining term of such ground lease.

     Modifications that forgive principal or interest (other than default interest) of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various classes of certificates in the manner described under "Description of the Offered
Certificates--Distributions--Subordination; Allocation of Losses and Certain
Expenses" in this prospectus supplement.

     The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield,
Prepayment and Maturity Considerations" in this prospectus supplement.

SALE OF DEFAULTED MORTGAGE LOANS

     The Pooling and Servicing Agreement grants to each of (a) any seller with respect to each mortgage loan it sold, (b) the holder of certificates representing the greatest percentage interest in the Controlling Class and (c)
the special servicer (with respect to its mortgage loans), in that order, an option (the "Option") to purchase from the trust any

                                     S-134

defaulted mortgage loan that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment). The "Option
Purchase Price" for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the applicable special servicer upon the request of any holder of the Option. Such special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or such Special Servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either of the special servicers or the holder of certificates representing the greatest percentage interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify, in accordance with the Pooling and Servicing Agreement, that the Option Purchase Price is a fair price. The reasonable, out of pocket expenses of such special servicer and the trustee incurred in connection with any such determination of the fair value of a mortgage loan shall be payable and reimbursed to such special servicer and the trustee as an expense of the trust.

     The Option is assignable to a third party by the holder thereof, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a Rehabilitated
Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off) or (iv) been purchased by the related seller pursuant to the Pooling and Servicing Agreement.

FORECLOSURES

     Each special servicer may at any time, with respect to mortgage loans for which it is acting as special servicer, with notification to the Operating
Adviser and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the
Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

     If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to use reasonable efforts to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders but in no event later than 3 years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless such special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to 3 years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as
"foreclosure property" under the REMIC provisions of the Code. In addition, each special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date.

     If the trust acquires a mortgaged property by foreclosure or deed-in-lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing
Agreement provides that the applicable special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8).
The Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to its allocable share of a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No

                                     S-135

determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property allocable to REMIC I, including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate--currently 35%--and may also be subject to state or local taxes.
Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of certificates. Under the Pooling and Servicing Agreement, the special servicer, with respect to its mortgage loans, is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to the
Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion, when read in conjunction with the discussion of
"Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates.
However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations.
Prospective purchasers should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

     For United States federal income tax purposes, three separate REMIC elections will be made with respect to designated portions of the trust (REMIC
I, REMIC II and REMIC III), other than that portion of the trust consisting of the rights to Excess Interest and the Excess Interest Sub-account (the "Excess
Interest Grantor Trust"). See "Federal Income Tax Consequences--REMICs--Tiered
REMIC Structures" in the prospectus. Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, counsel to Morgan Stanley
Capital I Inc., will deliver its opinion generally to the effect that, assuming:

     o    the making of proper elections;

     o    the accuracy of all representations made with respect to the mortgage loans;

     o    ongoing compliance with all provisions of the Pooling and Servicing
          Agreement and other related documents and no amendments thereof; and

     o    compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted thereunder;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in REMIC I in the case of the Class R-I
Certificates, the sole class of "residual interests" in REMIC II, in the case of the Class R-II Certificates and the sole class of "residual interests" in REMIC
III, in the case of the Class R-III Certificates; (3) the REMIC Regular
Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) the Excess Interest Grantor Trust will be treated as a grantor trust for federal income tax purposes; and (5) the Class EI
Certificates will represent beneficial ownership of the assets of the grantor trust.

     The offered certificates will be REMIC Regular Certificates issued by REMIC
III. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

                                     S-136

     The offered certificates will be "real estate assets" within the meaning of
Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust in the same proportion that the assets in the related REMIC would be so treated. In addition, interest, including OID, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" under
Section 856(c)(5)(B) of the Code. However, if 95% or more of the related REMIC's assets are real estate assets within the meaning of Section 856(c)(5)(B), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in
Section 856(c)(3)(B).

     Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates also will constitute "evidence of indebtedness" within the meaning of Section
582(c)(1) of the Code.

     The offered certificates will be treated as assets described in Section
7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion which the related REMIC's assets consist of loans secured by an interest in real property which is residential real property
(initially 28.4% of the Initial Pool Balance), assisted living property
(initially 1.0% of the Initial Pool Balance) or other property described in
Section 7701(a)(19)(C) of the Code. However, if 95% or more of the related
REMIC's assets are assets described in 7701(a)(19)(C), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C).

     A mortgage loan that has been defeased with United States Treasury obligations will not qualify for the foregoing treatments under Sections
856(c)(4)(A), 856(c)(5)(B), 856(c)(3)(B) and 7701(a)(19)(C) of the Code.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

     It is anticipated that the offered certificates will be issued at a premium for federal income tax purposes.

     Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each such class of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners
of REMIC Regular Certificates--Premium" in the prospectus.

     The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with OID.
Purchasers of the offered certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of OID on prepayable securities such as the offered certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize OID under a method that differs from that of the issuer. Accordingly, it is possible that holders of offered certificates, if any, issued with OID may be able to select a method for recognizing any OID that differs from that used by the paying agent in preparing reports to holders of the offered certificates and the IRS. Prospective purchasers of those offered certificates issued with OID are advised to consult their tax advisors concerning the treatment of any OID with respect to such offered certificates.

     To the extent that any offered certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the prospectus, a holder who receives a payment that is included in the stated
redemption price at maturity, generally the principal amount of such certificate, will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the offered certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such certificate. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original
Issue Discount and Premium" and "--Sale, Exchange or Redemption" in the
prospectus.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount and Premium" in the prospectus.

     The prepayment assumption that will be used in determining the rate of accrual of OID, if any, market discount and amortizable bond premium for federal income tax purposes will be a 0% CPR, as described in the prospectus, applied to each mortgage loan, other than an ARD Loan, until its maturity. In addition, for purposes of calculating

                                     S-137

OID, each of the ARD Loans is assumed to prepay in full on such mortgage loan's
Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and
Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

     Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each class of certificates entitled thereto as described under "Description of the Offered
Certificates--Distributions--Distributions of Prepayment Premiums and Yield
Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance
Charge should be taxed to the holders of a class of certificates entitled to a
Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a class of certificates entitled to
Prepayment Premiums or Yield Maintenance Charges only after a master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such class of certificates is entitled under the terms of the
Pooling and Servicing Agreement, rather than including projected Prepayment
Premiums or Yield Maintenance Charges in the determination of a
Certificateholder's projected constant yield to maturity. However, the timing and characterization of such income as ordinary income or capital gain is not entirely clear and the Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance Charges.

ADDITIONAL CONSIDERATIONS

     Each special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to the
Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

     Federal income tax information reporting duties with respect to the offered certificates and REMIC I, REMIC II and REMIC III will be the obligation of the paying agent, and not of any master servicer.

     For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" and "State Tax Considerations" in the prospectus.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion summarizes certain legal aspects of mortgage loans secured by real property in New York (approximately 29.7% of the Initial Pool
Balance) and Texas (approximately 19.2% of the Initial Pool Balance) which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

     New York, Texas and various other states have imposed statutory prohibitions or limitations that limit the remedies of a mortgagee under a mortgage or a beneficiary under a deed of trust. The mortgage loans are limited recourse loans and are, therefore, generally not recourse to the borrowers but limited to the mortgaged property. Even though recourse is available pursuant to the terms of the mortgage loan, certain states have adopted statutes which impose prohibitions against or limitations on such recourse. The limitations described below and similar or other restrictions in other jurisdictions where mortgaged properties are located may restrict the ability of either master servicer or either special servicer, as applicable, to realize on the mortgage loan and may adversely affect the amount and timing of receipts on the mortgage loan.

     New York Law. New York law requires a mortgagee to elect either a foreclosure action or a personal action against the borrower, and to exhaust the security under the mortgage, or exhaust its personal remedies against the borrower, before it may bring the other such action. The practical effect of the election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

                                     S-138

     Texas Law. Texas law does not require that a lender must bring a foreclosure action before being entitled to sue on a note. Texas does not restrict a lender from seeking a deficiency judgment. The delay inherent in obtaining a judgment generally causes the secured lender to file a suit seeking a judgment on the debt and to proceed simultaneously with non-judicial foreclosure of the real property collateral. The desirability of non-judicial foreclosure of real property is further supported by the certain and defined non-judicial foreclosure procedures. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied, and the deficiency determination is subject to the borrower's defense (and, if successful, right of offset) that the fair market value of the property at the time of foreclosure was greater than the foreclosure bid. However, the availability of a deficiency judgment is limited in the case of the mortgage loan because of the limited nature of its recourse liabilities.

                          CERTAIN ERISA CONSIDERATIONS

     ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest with respect to such Plans. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and
Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of ERISA) are not subject to the restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

     Neither ERISA nor the Code defines the term "plan assets." However, the
U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section
4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such
Plan assets would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

     Affiliates of Morgan Stanley Capital I Inc., the Underwriters, the master servicers, the special servicers and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the fiscal agent, the master servicers, the special servicers, the Operating
Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in
Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions"--within the meaning of ERISA and Section
4975 of the Code--could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

     In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v.
Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA,
as added by the Small Business Job Protection Act of 1996, Public Law No.
104-188, and subsequent DOL and judicial guidance. See "--Insurance Company
General Accounts" below.

                                     S-139

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

     With respect to the acquisition and holding of the offered certificates, the DOL has granted to certain of the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

     o    the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

     o    transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

     The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2002-41) set forth the following 5 general conditions which must be satisfied for exemptive relief:

     o    the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o    the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Moody's or S&P;

     o    the trustee cannot be an affiliate of any member of the Restricted
          Group other than an Underwriter; the "Restricted Group" consists of the Underwriters, Morgan Stanley Capital I Inc., each master servicer, each special servicer, each Primary Servicer and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates;

     o    the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by Morgan Stanley Capital I Inc. in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by a master servicer, a special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the
          Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     o    the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
          Securities and Exchange Commission under the 1933 Act.

     A fiduciary of a Plan contemplating purchasing any such class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of certificates continues to satisfy the second general condition set forth above. Morgan Stanley Capital I Inc.
expects that, as of the Closing Date, the second general condition set forth above will be satisfied with respect to each of such classes of certificates. A fiduciary of a Plan contemplating purchasing any such class of certificates must make its own determination that at the time of purchase the general conditions set forth above will be satisfied with respect to any such class of certificate.

     Before purchasing any such class of certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "securities" for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

                                     S-140

     Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

     o    the investing Plan fiduciary or its affiliates is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust;

     o    the Plan's investment in each class of certificates does not exceed
          25% of all of the certificates outstanding of that class at the time of the acquisition; and

     o    immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     We believe that the Exemptions will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

INSURANCE COMPANY GENERAL ACCOUNTS

     Based on the reasoning of the United States Supreme Court in John Hancock
Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small
Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor
issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

     Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c).

     Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to Morgan Stanley
Capital I Inc., the trustee, the paying agent, the fiscal agent and each master servicer that (1) such acquisition and holding is permissible under applicable law, including the Exemptions, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject Morgan Stanley Capital I Inc., the trustee, the paying agent, the fiscal agent, either master servicer, either special servicer or the certificate registrar to any obligation in addition to those undertaken in the Pooling and
Servicing Agreement or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account," as defined in DOL
Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

     Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the
Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to

                                     S-141

making an investment in the certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

     No representations are made as to the proper characterization of the offered certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. The uncertainties referred to above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates, may adversely affect the liquidity of the offered certificates. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

     We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the sellers and to the payment of expenses in connection with the issuance of the certificates.

     We have entered into an Underwriting Agreement with Morgan Stanley & Co.
Incorporated, Greenwich Capital Markets, Inc. and IXIS Securities North America
Inc. Subject to the terms and conditions set forth in the Underwriting
Agreement, Morgan Stanley Capital I Inc. has agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from Morgan Stanley
Capital I Inc. the respective aggregate Certificate Balance of each class of offered certificates presented below.

      UNDERWRITERS            CLASS A-1        CLASS A-2         CLASS A-3       CLASS A-4        CLASS A-AB         CLASS A-5
      ------------            ---------        ---------         ---------       ---------        ----------         ---------

Morgan Stanley & Co.
   Incorporated..........    $62,100,000     $112,600,000      $194,700,000     $94,400,000      $43,800,000       $446,242,000
Greenwich Capital
   Markets, Inc..........     $0              $0                $0               $0               $0                $0
IXIS Securities North
   America Inc...........     $0              $0                $0               $0               $0                $0
                             -----------     ------------      ------------     -----------      -----------       ------------
TOTAL....................    $62,100,000     $112,600,000      $194,700,000     $94,400,000      $43,800,000       $446,242,000
                             ===========     ============      ============     ===========      ===========       ============

      UNDERWRITERS             CLASS A-1A        CLASS A-J         CLASS B          CLASS C          CLASS D
      ------------             ----------        ---------         -------          -------          -------

Morgan Stanley & Co.
   Incorporated..........     $271,561,000     $130,199,000      $32,550,000      $11,488,000      $26,806,000
Greenwich Capital
   Markets, Inc..........      $0               $0                $0               $0               $0
IXIS Securities North
   America Inc...........      $0               $0                $0               $0               $0
                              ------------     ------------      -----------      -----------      -----------
TOTAL....................     $271,561,000     $130,199,000      $32,550,000      $11,488,000      $26,806,000
                              ============     ============      ===========      ===========      ===========

     Morgan Stanley & Co. Incorporated will act as sole lead manager and sole bookrunner with respect to the offered certificates.

     The Underwriting Agreement provides that the obligations of the
Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting
Agreement provides that the purchase commitment of the non-defaulting
Underwriter may be increased. Proceeds to Morgan Stanley Capital I Inc. from the sale of the offered certificates, before deducting expenses payable by Morgan
Stanley Capital I Inc., will be approximately $1,432,685,431, plus accrued interest.

     The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such classes of offered certificates for whom they may act as agent.

                                     S-142

     The offered certificates are offered by the Underwriters when, as and if issued by Morgan Stanley Capital I Inc., delivered to and accepted by the
Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about February
24, 2005, which is the sixth business day following the date of pricing of the certificates.

     Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in 3 business days, unless the parties to any such trade expressly agree otherwise.
Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

     The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

     We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

     One or more of the Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

                                  LEGAL MATTERS

     The validity of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for Morgan Stanley Capital I Inc. by Cadwalader, Wickersham & Taft LLP, New
York, New York. Legal matters with respect to the offered certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, New York,
New York. Legal matters will be passed upon for Morgan Stanley Mortgage Capital
Inc. by Cadwalader, Wickersham & Taft LLP, New York, New York, for IXIS Real
Estate Capital Inc. by Cadwalader, Wickersham & Taft LLP, New York, New York,
for Principal Commercial Funding, LLC by Dechert LLP, New York, New York, for
Massachusetts Mutual Life Insurance Company by Cadwalader, Wickersham & Taft
LLP, for NCB, FSB by Bryan Cave, LLP, New York, New York, for Union Central
Mortgage Funding, Inc. by Thacher Proffitt & Wood LLP, New York, New York, for
Teachers Insurance and Annuity Association of America by Dechert LLP, New York,
New York and for Washington Mutual Bank, FA by Sidley Austin Brown & Wood LLP,
New York, New York.

                                     RATINGS

     It is a condition of the issuance of the offered certificates that they receive the following credit ratings from S&P and Fitch.

CLASS                                                  S&P           FITCH
-----                                                  ---           -----
Class A-1....................................          AAA            AAA
Class A-2....................................          AAA            AAA
Class A-3....................................          AAA            AAA
Class A-4....................................          AAA            AAA
Class A-AB...................................          AAA            AAA
Class A-5....................................          AAA            AAA
Class A-1A...................................          AAA            AAA
Class A-J....................................          AAA            AAA
Class B......................................          AA             AA
Class C......................................          AA-            AA-
Class D......................................           A              A

     The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan (other than the residential cooperative mortgage loans) that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on

                                     S-143

other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

     The ratings of the certificates do not represent any assessment of (1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment
Premiums, Yield Maintenance Charges, Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest Shortfalls or
(5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class thereof and, if so, what such rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by Morgan
Stanley Capital I Inc. to do so may be lower than the ratings assigned thereto at the request of Morgan Stanley Capital I Inc.

                                     S-144

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Pooling and Servicing
Agreement. The following "Glossary of Terms" is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and
Servicing Agreement, without exhibits and schedules.

     Unless the context requires otherwise, the definitions contained in this
"Glossary of Terms" apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

     "Accrued Certificate Interest" means, in respect of each class of REMIC
Regular Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such class of certificates outstanding immediately prior to such Distribution
Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "Administrative Cost Rate" will equal the sum of the rates for which the related Master Servicing Fee, the Excess Servicing Fee, the related Primary
Servicing Fee and the Trustee Fee for any month (in each case, expressed as a per annum rate) are calculated for any mortgage loan in such month, as set forth for each mortgage loan on Appendix II hereto.

     "Advance Rate" means a per annum rate equal to the "prime rate" as published in The Wall Street Journal from time to time or if no longer so published, such other publication as determined by the trustee in its reasonable discretion.

     "Advances" means Servicing Advances and P&I Advances, collectively.

     "Annual Report" means one or more reports for each mortgage loan based on the most recently available rent rolls (with respect to all properties other than residential cooperative properties) and most recently available year-end financial statements of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation,
Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

     "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made
(which is prior to stated maturity).

     "Appraisal Event" means, with respect to any mortgage loan, not later than the earliest of the following:

     o    the date 120 days after the occurrence of any delinquency in payment with respect to such mortgage loan if such delinquency remains uncured;

     o    the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred, or has consented to the filing of a bankruptcy proceeding against it or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

     o    the effective date of any modification to a Money Term of a mortgage loan, other than an extension of the date that a Balloon Payment is due for a period of less than 6 months from the original due date of such Balloon Payment; and

     o    the date 30 days following the date a mortgaged property becomes an
          REO Property.

                                     S-146

     "Appraisal Reduction" will equal for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO
Property, an amount, calculated as of the first Determination Date that is at least 15 days after the date on which the appraisal is obtained or the internal valuation is performed, equal to the excess, if any, of:

     the sum of:

     o    the Scheduled Principal Balance of such mortgage loan or in the case of an REO Property, the related REO Mortgage Loan, less the undrawn principal amount of any letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan;

     o    to the extent not previously advanced by a master servicer, the trustee or the fiscal agent, all accrued and unpaid interest on the mortgage loan;

     o    all related unreimbursed Advances and interest on such Advances at the
          Advance Rate; and

     o    to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by a master servicer, a special servicer, the trustee or the fiscal agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO
          Property, as the case may be,

          over

     o    90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation plus the amount of any escrows held by or on behalf of the trustee as security for the mortgage loan (less the estimated amount of obligations anticipated to be payable in the next 12 months to which such escrows relate).

     With respect to each mortgage loan that is cross-collateralized with any other mortgage loan, the value of each mortgaged property that is security for each mortgage loan in such cross-collateralized group, as well as the outstanding amounts under each such mortgage loan, shall be taken into account when calculating such Appraisal Reduction.

     "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

     "Assumed Scheduled Payment" means an amount deemed due in respect of:

     o    any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated
          maturity date; or

     o    any mortgage loan as to which the related mortgaged property has become an REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that such Balloon
Loan remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due
Date for so long as the REO Property remains part of the trust, equals the
Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

     "Authenticating Agent" means the paying agent, in its capacity as the
Authenticating Agent.

                                     S-147

     "Available Distribution Amount" means in general, for any Distribution
Date, an amount equal to the aggregate of the following amounts with respect to the mortgage loans:

     (1) all amounts on deposit in the Distribution Account as of the commencement of business on such Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by a master servicer or a special servicer through the end of the related Collection Period, exclusive of any portion thereof that represents one or more of the following:

     o    Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

     o    Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

     o    amounts that are payable or reimbursable to any person other than the
          Certificateholders (including, among other things, amounts payable to the master servicers, the special servicers, the Primary Servicers, the trustee, the paying agent and the fiscal agent, as compensation or in reimbursement of outstanding Advances);

     o    amounts deposited in the Distribution Account in error; and

     o    if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into the
          Interest Reserve Account;

     (2) to the extent not already included in clause (1), any Compensating
Interest Payments paid with respect to such Distribution Date; and

     (3) if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in each Interest
Reserve Account in respect of each Interest Reserve Loan.

     In addition, (i) in the case of the mortgage loans that permit voluntary
Principal Prepayment on any day of the month without the payment of a full month's interest, the applicable master servicer will be required to remit to the Distribution Account on any Master Servicer Remittance Date for a Collection
Period any Principal Prepayments received after the end of such Collection
Period but no later than the first business day immediately preceding such
Master Servicer Remittance Date (provided that the applicable master servicer has received such payments from the applicable primary servicer, if any), and
(ii) in the case of the mortgage loans for which a Scheduled Payment (including any Balloon Payment) is due in a month on a Due Date (including any grace period) that is scheduled to occur after the Determination Date in such month, the applicable master servicer will be required to remit to the Distribution
Account on the Master Servicer Remittance Date occurring in such month any such
Scheduled Payment (including any Balloon Payment) that is received no later than the date that is one business day immediately preceding such Master Servicer
Remittance Date (provided that the applicable master servicer has received such payments from the applicable primary servicer, if any). Amounts remitted to the
Distribution Account on a Master Servicer Remittance Date as described above in the paragraph will, in general, also be part of the Available Distribution
Amount for the Distribution Date occurring in the applicable month.

     "Balloon Loans" means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless prepaid prior thereto.

     "Balloon LTV" - See "Balloon LTV Ratio."

     "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, in the case of an ARD Loan, the principal balance on its related
Anticipated Repayment Date to the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

                                     S-148

     "Balloon Payment" means, with respect to a Balloon Loan meeting the requirements of the definition of Balloon Loans other than that it is not included in the trust, the principal payments and scheduled interest due and payable on the relevant maturity dates.

     "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield
Maintenance Charge, and with respect to any class of certificates, a fraction
(A) whose numerator is the greater of (x) zero and (y) the difference between
(i) the Pass-Through Rate on that class of certificates, and (ii) the Discount
Rate and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate, provided, however, that under no circumstances will the Base Interest Fraction be greater than 1. If the
Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

     "Certificate Account" means one or more separate accounts established and maintained by a master servicer, any Primary Servicer or any sub-servicer on behalf of a master servicer, pursuant to the Pooling and Servicing Agreement.

     "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

     "Certificate Owner" means a person acquiring an interest in an offered certificate.

     "Certificate Registrar" means the paying agent, in its capacity as the
Certificate Registrar.

     "Certificateholder" or "Holder" means an investor certificateholder, a person in whose name a certificate is registered by the Certificate Registrar or a person in whose name ownership of an uncertificated certificate is recorded in the books and records of the Certificate Registrar.

     "Class A Senior Certificates" means the Class A-1 Certificates, the Class
A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the
Class A-AB Certificates, the Class A-5 Certificates and the Class A-1A
Certificates, collectively.

     "Class X Certificates" means the Class X-1 Certificates, the Class X-2
Certificates and the Class X-Y Certificates, collectively.

     "Clearstream Banking" means Clearstream Banking Luxembourg, societe anonyme.

     "Closing Date" means on or about February 24, 2005.

     "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution
Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

     "Compensating Interest" means, with respect to any Distribution Date and each master servicer, an amount equal to the excess of (A) Prepayment Interest
Shortfalls incurred in respect of the mortgage loans serviced by such master servicer (but not including any Specially Serviced Mortgage Loan) resulting from
(x) voluntary Principal Prepayments on such mortgage loans or (y) to the extent that such master servicer did not apply the proceeds thereof in accordance with the terms of the related mortgage loan documents, involuntary Principal
Payments, during the related Collection Period over (B) Prepayment Interest
Excesses incurred in respect of the mortgage loans serviced by such master servicer (but not including any Specially Serviced Mortgage Loan) resulting from
Principal Prepayments on such mortgage loans during the same Collection Period;
but such Compensating Interest shall not exceed the portion of the aggregate
Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans serviced by such master servicer, including REO Properties.

     "Compensating Interest Payment" means any payment of Compensating Interest.

                                     S-149

     "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation thereof with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

     "Controlling Class" means the most subordinate class of Subordinate
Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such class of certificates is less than
25% of the initial aggregate Certificate Balance of such class as of the Closing
Date, the Controlling Class will be the next most subordinate class of certificates.

     "CPR" - See "Constant Prepayment Rate" above.

     "Cut-off Date" means February 1, 2005. For purposes of the information contained in this prospectus supplement (including the appendices hereto), scheduled payments due in February 2005 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on
February 1, 2005, not the actual day which such scheduled payments are due.

     "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date
Balances.

     "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the "Cut-off Date Loan-to-Value"
or "Cut-off Date LTV" means a ratio, expressed as a percentage, the numerator of which is the Cut-off Date Balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the value of the related mortgaged properties determined as described under
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement, related to the cross-collateralized group.

     "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

     "Debt Service Coverage Ratio" or "DSCR" means the ratio of Underwritable
Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of debt service payable under that mortgage loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the "Debt Service Coverage Ratio" or "DSCR" is the ratio of Underwritable Cash Flow calculated for the mortgaged properties related to the cross-collateralized group to the annualized amount of debt service payable for all of the mortgage loans in the cross-collateralized group.

     "Depositor" means Morgan Stanley Capital I Inc.

     "Determination Date" means (a) with respect to any Distribution Date and any of the mortgage loans other than the NCB Mortgage Loans and the mortgage loans contributed to the trust fund by Massachusetts Mutual Life Insurance
Company, the earlier of (i) the 10th day of the month in which such Distribution
Date occurs or, if such day is not a business day, the next

                                     S-150

preceding business day and (ii) the 5th business day prior to the related
Distribution Date, (b) with respect to any Distribution Date and any of the NCB
Mortgage Loans, the earlier of (i) the 11th day of the month in which such
Distribution Date occurs or, if such day is not a business day, the next preceding business day and (ii) the 4th business day prior to the related
Distribution Date or (c) with respect to any Distribution Date and any of the mortgage loans contributed to the trust fund by Massachusetts Mutual Life
Insurance Company, the 10th day of the month in which such Distribution Date occurs or, if such day is not a business day, the next succeeding business day.

     "Discount Rate" means, for the purposes of the distribution of Prepayment
Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

     "Distributable Certificate Interest Amount" means, in respect of any class of REMIC Regular Certificates for any Distribution Date, the sum of:

     o    Accrued Certificate Interest in respect of such class of certificates for such Distribution Date, reduced (to not less than zero) by:

     o    any Net Aggregate Prepayment Interest Shortfalls allocated to such class; and

     o    Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the
          Distributable Certificate Interest Amount payable in respect of such class in accordance with the terms of the Pooling and Servicing
          Agreement; and

     o    the portion of the Distributable Certificate Interest Amount for such class remaining unpaid as of the close of business on the preceding
          Distribution Date; and

     o    if the aggregate Certificate Balance is reduced because amounts in the
          Certificate Account allocable to principal have been used to reimburse a nonrecoverable advance, and there is a subsequent recovery of amounts on the applicable mortgage loans, then interest at the applicable pass-through rate that would have accrued and been distributable with respect to the amount that the aggregate
          Certificate Balance was so reduced, which interest shall accrue from the date that the Certificate Balance was so reduced through the end of the Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

     "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

     "Distribution Date" means the 15th day of each month, or if any such 15th day is not a business day, on the next succeeding business day.

     "Document Defect" means that a mortgage loan document is not delivered as and when required, is not properly executed or is defective on its face.

     "DOL Regulation" means the final regulation, issued by the U.S. Department of Labor, defining the term "plan assets" which provides, generally, that when a
Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section
2510.3-101).

     "DSCR" - See "Debt Service Coverage Ratio."

     "DTC" means The Depository Trust Company.

     "DTC Systems" means those computer applications, systems, and the like for processing data for DTC.

     "Due Dates" means dates upon which the related Scheduled Payments are first due, without the application of grace periods, under the terms of the related mortgage loans.

     "EPA" means the United States Environmental Protection Agency.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

                                     S-151

     "Escrow Account" means one or more custodial accounts established and maintained by a master servicer (or a Primary Servicer on its behalf) pursuant to the Pooling and Servicing Agreement.

     "Euroclear" means The Euroclear System.

     "Event of Default" means, with respect to a master servicer under the
Pooling and Servicing Agreement, any one of the following events:

     o    any failure by such master servicer to remit to the paying agent or otherwise make any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances, at the times required under the terms of the Pooling and Servicing Agreement;

     o    any failure by such master servicer to make a required deposit to the
          Certificate Account which continues unremedied for 1 business day following the date on which such deposit was first required to be made;

     o    any failure on the part of such master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of such master servicer contained in the
          Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such master servicer by Morgan Stanley Capital I Inc. or the trustee;
          provided, however, that if such master servicer certifies to the trustee and Morgan Stanley Capital I Inc. that such master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit such master servicer to cure such failure; provided, further, that such cure period may not exceed 90 days;

     o    any breach of the representations and warranties of such master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to such master servicer by Morgan
          Stanley Capital I Inc. or the trustee; provided, however, that if such master servicer certifies to the trustee and Morgan Stanley Capital I
          Inc. that such master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further, that such cure period may not exceed 90 days;

     o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such master servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days;

     o    such master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such master servicer or of or relating to all or substantially all of its property;

     o    such master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

     o    the trustee shall receive written notice from Fitch to the effect that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates; or

     o    such master servicer is removed from S&P's approved servicer list and the ratings then assigned by S&P to any class or classes of
          Certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal.

                                     S-152

     "Excess Interest" means in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of the Revised Rate over the
Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

     "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC created under the Pooling and Servicing Agreement.

     "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses and any related Advances and interest thereon over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan on the date such proceeds were received.

     "Excess Servicing Fee" means an additional fee payable to the master servicers or Primary Servicers, as applicable, that accrues at a rate set forth in the Pooling and Servicing Agreement, which is assignable and non-terminable.

     "Exemptions" means the individual prohibited transaction exemptions granted by the DOL to Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc.
and IXIS Securities North America Inc., as amended.

     "Expense Losses" means, among other things:

     o    any interest paid to the master servicers, the special servicers, the trustee or the fiscal agent in respect of unreimbursed Advances;

     o    all Special Servicer Compensation paid to the special servicers (to the extent not collected from the related borrower);

     o    other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the fiscal agent, the paying agent and certain related persons, specified reimbursements and indemnification payments to Morgan Stanley Capital
          I Inc., the master servicers, the Primary Servicers or the special servicers and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust;
          and

     o    any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

     "Fitch" means Fitch, Inc.

     "401(c) Regulations" means the final regulations issued by the DOL under
Section 401(c) of ERISA clarifying the application of ERISA to "insurance company general accounts."

     "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance or material as may be defined as a hazardous or toxic substance, material or waste by any federal, state or local environmental law, ordinance, rule, regulation or order, including, without limitation, the Comprehensive Environmental Response, Compensation, and
Liability Act of 1980, as amended (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous
Materials Transportation Act, AS amended (49 U.S.C. ss.ss. 1801, et seq.), the
Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.sS. 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. ss.ss.
1251 et seq.), the Clean Air Act, AS amended (42 U.S.C. ss.ss. 7401 et seq.), and any regulations promulgated pursuant thereto.

     "Initial Loan Group 1 Balance" means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 1, or $1,260,193,084.

                                     S-153

     "Initial Loan Group 2 Balance" means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 2, or $271,561,337.

     "Initial Pool Balance" means the aggregate Cut-off Date Balance of
$1,531,754,421.

     "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan, as may be modified
(without including any excess amount applicable solely because of the occurrence of an Anticipated Repayment Date).

     "Insurance Proceeds" means all amounts paid by an insurer under any insurance policy excluding any amounts required to be paid to the related borrower or used to restore the related mortgaged property.

     "Interest Accrual Period" means, for each class of REMIC Regular
Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Interest Only Certificates" means the Class X Certificates.

     "Interest Reserve Account" means an account that each master servicer has established and will maintain for the benefit of the holders of the certificates.

     "Interest Reserve Amount" means all amounts deposited in each Interest
Reserve Account with respect to Scheduled Payments due in any applicable January and February.

     "Interest Reserve Loan" - See "Non-30/360 Loan" below.

     "Interested Party" means the special servicers, the master servicers,
Morgan Stanley Capital I Inc., the holder of any related junior indebtedness, the Operating Adviser, a holder of 50% or more of the Controlling Class, any independent contractor engaged by a master servicer or a special servicer pursuant to the Pooling and Servicing Agreement or any person actually known to a responsible officer of the trustee to be an affiliate of any of them.

     "Liquidation Fee" means, generally, 1.00% (with respect to a Specially
Serviced Mortgage Loan with a principal balance of less than $20,000,000) or
0.75% (with respect to a Specially Serviced Mortgage Loan with a principal balance of $20,000,000 or more) of the related Liquidation Proceeds received in connection with a full or partial liquidation of a Specially Serviced Mortgage
Loan or related REO Property and/or any Condemnation Proceeds or Insurance
Proceeds received by the trust (except in the case of a final disposition consisting of the repurchase of a mortgage loan or REO Property by a seller due to a Material Breach or a Material Document Defect); provided, however, that in the case of a final disposition consisting of the repurchase of a mortgage loan or REO Property by a seller due to a breach of a representation and warranty or document defect, such fee will only be paid by such seller and due to the special servicer if repurchased after the date that is 180 days or more after the applicable seller receives notice of the breach causing the repurchase.

     "Liquidation Proceeds" means proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses (or, with respect to a mortgage loan repurchased by a seller, the Purchase Price of such mortgage loan).

     "Loan Group 1" means that distinct loan group consisting of 168 mortgage loans, representing approximately 82.3% of the Initial Pool Balance, that are secured by property types other than multifamily, together with 55 mortgage loans secured by multifamily and manufactured housing properties.

     "Loan Group 2" means that distinct loan group consisting of 73 mortgage loans that are secured by multifamily properties, representing approximately
17.7% of the Initial Pool Balance and approximately 62.4% of the Initial Pool
Balance of all the mortgage loans secured by multifamily properties.

     "Loan Group 1 Principal Distribution Amount" means, for any Distribution
Date, that portion, if any, of the Principal Distribution Amount that is attributable to the mortgage loans included in Loan Group 1.

     "Loan Group Principal Distribution Amount" means the Loan Group 1 Principal
Distribution Amount or Loan Group 2 Principal Distribution Amount, as
applicable.

                                     S-154

     "Loan Group 2 Principal Distribution Amount" means, for any Distribution
Date, that portion, if any, of the Principal Distribution Amount that is attributable to the mortgage loans included in Loan Group 2.

     "Lockout Period" means the period, if any, during which voluntary principal prepayments are prohibited under a mortgage loan.

     "MAI" means Member of the Appraisal Institute.

     "Master Servicer Remittance Date" means in each month the business day preceding the Distribution Date.

     "Master Servicing Fee" means the monthly amount, based on the Master
Servicing Fee Rate, to which the applicable master servicer is entitled in compensation for servicing the mortgage loans for which it is responsible, including REO Mortgage Loans.

     "Master Servicing Fee Rate" means a rate per annum set forth in the Pooling and Servicing Agreement which is payable with respect to a mortgage loan in connection with the Master Servicing Fee, and which is part of the
Administrative Cost Rate.

     "Material Breach" means a breach of any of the representations and warranties made by a seller with respect to a mortgage loan that either (a)
materially and adversely affects the interests of the holders of the certificates in the related mortgage loan or (b) both (i) materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a
Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

     "Material Document Defect" means a Document Defect that either (a)
materially and adversely affects the interests of the holders of the certificates in the related mortgage loan or (b) both (i) materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a
Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

     "Money Term" means, with respect to any mortgage loan, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but does not include late fee or default interest provisions).

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage File" means the following documents, among others:

     o    the original mortgage note (or lost note affidavit and indemnity), endorsed (without recourse) in blank or to the order of the trustee;

     o    the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

     o    the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon
          (unless such document(s) have not been returned by the applicable recorder's office);

     o    an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

     o    an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

     o    an original or copy of the related lender's title insurance policy
          (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report);

     o    when relevant, the related ground lease or a copy thereof;

                                     S-155

     o    when relevant, all letters of credit in favor of the lender and applicable assignments or transfer documents; and

     o    when relevant, with respect to hospitality properties, a copy of any franchise agreement, franchise comfort letter and applicable assignments or transfer documents.

     "Mortgage Loan Purchase Agreement" means each of the agreements entered into between Morgan Stanley Capital I Inc. and the respective seller, as the case may be.

     "Mortgage Pool" means the 241 mortgage loans with an aggregate principal balance as of the Cut-off Date, of approximately $1,531,754,421, which may vary by up to 5%.

     "NCB Mortgage Loans" means the mortgage loans that were originated or purchased by NCB, FSB and National Consumer Cooperative Bank and sold by NCB,
FSB to the depositor pursuant to the related mortgage loan purchase agreements.

     "Net Aggregate Prepayment Interest Shortfall" means, for the related
Distribution Date and each master servicer, the aggregate of all Prepayment
Interest Shortfalls incurred in respect of all (or, where specified, a portion)
of the mortgage loans serviced by such master servicer (including Specially
Serviced Mortgage Loans) during any Collection Period that are neither offset by
Prepayment Interest Excesses collected on such mortgage loans during such
Collection Period nor covered by a Compensating Interest Payment paid by such master servicer and Primary Servicer in respect of such mortgage loans, if applicable.

     "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date)
minus the related Administrative Cost Rate and minus, with respect to each residential cooperative mortgage loan, the Class X-Y Strip Rate for such mortgage loan; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates from time to time, the Net Mortgage
Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of interest actually accrued (exclusive of default interest or Excess Interest).
However, with respect to each Non-30/360 Loan:

     o    the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year) and February of each year will be adjusted to take into account the applicable Interest Reserve Amount; and

     o    the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (commencing in
          2006) will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January (if applicable) and February.

     "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of 12
30-day months.

     "Notional Amount" has the meaning described under "Description of the
Offered Certificates--Certificate Balances" in this prospectus supplement.

     "OID" means original issue discount.

     "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions.

     "Option" means the option to purchase from the trust any defaulted mortgage loan, as described under "Servicing of the Mortgage Loans--Sale of Defaulted
Mortgage Loans," in this prospectus supplement.

                                     S-156

     "P&I Advance" means the amount of any Scheduled Payments or Assumed
Scheduled Payments (net of the related Master Servicing Fees, Excess Servicing
Fees, Primary Servicing Fees and other servicing fees payable from such
Scheduled Payments or Assumed Scheduled Payments), other than any Default
Interest or Balloon Payment, advanced on the mortgage loans that are delinquent as of the close of business on the related Determination Date.

     In the case of mortgage loans for which a Scheduled Payment is due in a month on a Due Date (including any grace period) that is scheduled to occur after the end of the Collection Period in such month, the master servicer must, unless the Scheduled Payment is received before the end of such Collection
Period, make a P&I Advance in an amount equal to such Scheduled Payment (or, in the case of a Balloon Payment, an amount equal to the Assumed Scheduled Payment that would have been deemed due if such Due Date occurred on the Master Servicer
Remittance Date), in each case subject to a nonrecoverability determination.

     "Participants" means DTC's participating organizations.

     "Parties in Interest" means persons who have specified relationships to
Plans ("parties in interest" under ERISA or "disqualified persons" under Section
4975 of the Code).

     "Pass-Through Rate" means the rate per annum at which any class of certificates, other than the Residual Certificates, accrues interest.

     "Percentage Interest" will equal, as evidenced by any REMIC Regular
Certificate in the class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate
Certificate Balance or Notional Amount, as the case may be, of such class.

     "Permitted Cure Period" means, for the purposes of any Material Document
Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the receipt by the related seller of notice of such
Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such
Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage," but the related seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material
Document Defect, (x) the mortgage loan is then a Specially Serviced Mortgage
Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Document Defect was identified in a certification delivered to the related seller by the trustee in accordance with the Pooling and Servicing Agreement.

     "Plans" means (a) employee benefit plans as defined in Section 3(3) of
ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of
ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

     "Pooling and Servicing Agreement" means the Pooling and Servicing
Agreement, dated as of February 1, 2005, among Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as general master servicer with respect to the mortgage loans other than the NCB Mortgage Loans, NCB, FSB, as master servicer with respect to the NCB Mortgage Loans, Midland Loan
Services, Inc., as general special servicer with respect to the mortgage loans, other than the residential cooperative mortgage loans, National Consumer
Cooperative Bank, as special servicer with respect to the residential cooperative mortgage loans, LaSalle Bank National Association, as trustee, paying agent and certificate registrar, and ABN AMRO Bank, N.V., as fiscal agent.

     "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment (including any unscheduled Balloon
Payment other than in connection with the foreclosure or liquidation of a mortgage loan) is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such
Principal Prepayment or unscheduled Balloon Payment allocable to such mortgage loan that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on such mortgage loan from such Due
Date to the date such payment was made, net of the amount of any Master
Servicing

                                     S-157

Fee, the Primary Servicing Fee, the Excess Servicing Fee and the Trustee Fee
and, if the related mortgage loan is a Specially Serviced Mortgage Loan, the
Special Servicing Fee in each case, to the extent payable out of such collection of interest.

     "Prepayment Interest Shortfall" means a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal
Prepayment (including any unscheduled Balloon Payment other than in connection with the foreclosure or liquidation of a mortgage loan) during the related
Collection Period, and the date such payment was made occurred prior to the Due
Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due
Date). Such a shortfall arises because the amount of interest (net of the Master
Servicing Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Special
Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage
Loan, and the Trustee Fee) that accrues on the amount of such Principal
Prepayment or unscheduled Balloon Payment allocable to such mortgage loan will be less than the corresponding amount of interest accruing on the certificates, if applicable. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

     o    the aggregate amount of interest that would have accrued at the Net
          Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan), plus, with respect to the residential cooperative mortgage loans, the applicable Class X-Y Strip
          Rate, on the Scheduled Principal Balance of such mortgage loan for the
          30 days ending on such Due Date if such Principal Prepayment or
          Balloon Payment had not been made, over

     o    the aggregate interest that did so accrue at the Net Mortgage Rate plus, with respect to the residential cooperative mortgage loans, the applicable Class X-Y Strip Rate, through the date such payment was made.

     "Prepayment Premium" means, with respect to any mortgage loan for any
Distribution Date, prepayment premiums and percentage charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan.

     "Primary Servicer" means any of Principal Global Investors, LLC, Babson
Capital Management LLC, Union Central Mortgage Funding, Inc. and Washington
Mutual Bank, FA, and each of their respective permitted successors and assigns.

     "Primary Servicing Fee" means the monthly amount, based on the Primary
Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

     "Primary Servicing Fee Rate" means a per annum rate set forth in the
Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee and which is part of the Administrative Cost Rate.

     "Principal Balance Certificates" means, upon initial issuance, the Class
A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-1A, Class
A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
Class K, Class L, Class M, Class N, Class O and Class P Certificates.

     "Principal Distribution Amount" equals, in general, for any Distribution
Date, the aggregate of the following:

     o    the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled
          Payments to, in each case, the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans for their respective Due Dates occurring during the related
          Collection Period; and

     o    all payments (including Principal Prepayments and the principal portion of Balloon Payments) and other collections (including
          Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds,
          Insurance Proceeds and REO Income (each as defined herein) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans during the related Collection Period and that were identified and applied by a master servicer as recoveries of principal thereof.

                                     S-158

     The following amounts shall reduce the Principal Distribution Amount (and, in each case, will be allocated first to the Loan Group Principal Distribution
Amount applicable to the related mortgage loan, and then to the other Loan Group
Principal Distribution Amount) to the extent applicable:

     o    if any advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those advances (and advance interest thereon) are reimbursable from amounts allocable to principal on the mortgage pool during the Collection Period for the related distribution date, net of any nonrecoverable Advances then outstanding and reimbursable from such amounts, and the Principal Distribution Amount will be reduced
          (to not less than zero) by any of those advances (and advance interest thereon) that are reimbursed from such principal collections during that Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal Distribution Amount (and will be allocated first to such other Loan Group Principal Distribution Amount, and then to the Loan
          Group Principal Distribution Amount applicable to the related mortgage loan) for the distribution date following the collection period in which the subsequent recovery occurs) for the distribution date following the Collection Period in which the subsequent recovery occurs); and

     o    if any advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described herein) will be reimbursable (with advance interest thereon) first from amounts allocable to principal on the mortgage pool during the Collection
          Period for the related distribution date (prior to reimbursement from other collections) and the Principal Distribution Amount will be reduced (to not less than zero) by any of those advances (and advance interest thereon) that are reimbursed from such principal collections on the mortgage pool during that Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution Amount (and will be allocated first to such other Loan Group Principal Distribution
          Amount, and then to the Loan Group Principal Distribution Amount applicable to the related mortgage loan) for the distribution date following the collection period in which the subsequent recovery occurs) for the distribution date following the Collection Period in which the subsequent recovery occurs).

     So long as both the Class A-5 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a loan group-by-loan group basis. On each Distribution Date after the Certificate Balance of either the Class A-5 or Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both loan groups.

     "Principal Prepayments" means the payments and collections with respect to principal of the mortgage loans that constitute voluntary and involuntary prepayments of principal made prior to their scheduled Due Dates.

     "PTCE" means a DOL Prohibited Transaction Class Exemption.

     "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase occurs and the amount of any expenses related to such mortgage loan or the related REO Property (including, without duplication, any Servicing Advances,
Advance Interest related to such mortgage loan and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan that are reimbursable to the master servicers, the special servicers, the trustee or the fiscal agent, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the master servicers, the
Primary Servicers, the special servicers, Morgan Stanley Capital I Inc. or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above)) plus, in connection with a repurchase by a seller, any
Liquidation Fee payable by such seller in accordance with the proviso contained in the definition of "Liquidation Fee."

     "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating

                                     S-159

Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

     "Rated Final Distribution Date" means the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan (other than the mortgage loans secured by residential cooperative properties) that, as of the Cut-off Date, has the longest remaining amortization term.

     "Rating Agencies" means S&P and Fitch.

     "Realized Losses" means losses arising from the inability of the trustee, master servicers or the special servicers to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

     o    the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

     o    the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense Losses.

     If the mortgage rate on any such mortgage loan is reduced or a portion of the debt due under any such mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss.
Any reimbursements of advances determined to be nonrecoverable (and interest on such advances) that are made in any Collection Period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the mortgage pool and the total principal balance of the certificates on the succeeding distribution date. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described herein) to reduce principal balances of the
Principal Balance Certificates on the distribution date for that Collection
Period.

     "Record Date" means, with respect to each class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) 3 consecutive Scheduled Payments have been made (in the case of any such mortgage loan that was modified, based on the modified terms), (b) no other
Servicing Transfer Event has occurred and is continuing (or with respect to determining whether any mortgage loan as to which an Appraisal Event has occurred is a Rehabilitated Mortgage Loan, no other Appraisal Event has occurred) and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event, such amounts have been forgiven or the related borrower has agreed to reimburse such costs or, if such costs represent certain Advances, is obligated to repay such Advances, as more particularly set forth in the Pooling and Servicing Agreement.

     "REMIC Regular Certificates" means the Senior Certificates and the
Subordinate Certificates.

     "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing
Agreement.

     "REO Mortgage Loan" means any defaulted mortgage loan as to which the related mortgaged property is REO Property.

     "REO Property" means any mortgaged property acquired on behalf of the
Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

                                     S-160

     "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

     "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

     "Residual Certificates" means the Class R-I Certificates, the Class R-II
Certificates and the Class R-III Certificates.

     "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

     "Scheduled Payment" means, in general, for any mortgage loan on any Due
Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan subsequent to the Closing Date, whether agreed to by a special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

     "Scheduled Principal Balance" of any mortgage loan or REO Mortgage Loan on any Distribution Date will generally equal the Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off
Date), thereof, reduced, to not less than zero, by:

     o    any payments or other collections of principal, or Advances in lieu thereof, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled
          Payments due in any subsequent Collection Period; and

     o    the principal portion of any Realized Loss incurred in respect of such mortgage loan during any preceding Collection Period.

     "Senior Certificates" means the Class A Senior Certificates and the Class X
Certificates.

     "Servicing Advances" means, in general, customary, reasonable and necessary
"out-of-pocket" costs and expenses required to be incurred by each master servicer in connection with the servicing of the mortgage loan for which it is acting as master servicer after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

     "Servicing Standard" means the higher of the following standards of care:

     o    in the same general manner in which, and with the same care, skill, prudence and diligence with which, the applicable master servicer, any
          Primary Servicer or the applicable special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicer servicing mortgage loans which are similar to the mortgage loans and to the maximization of the net present value of the mortgage loans; or

     o    the care, skill, prudence and diligence the applicable master servicer, the applicable Primary Servicer or the special servicer, as the case may be, uses for loans which it owns and which are similar to the mortgage loans, giving due consideration to the maximization of the net present value of the mortgage loans,

     but in either case without regard to:

     o    any other relationship that the applicable master servicer, the applicable special servicer, any sub-servicer or any Primary Servicer,
          Morgan Stanley Capital I Inc. or any affiliate of any of them may have with the related borrower or any affiliate of the borrower, Morgan
          Stanley Capital I Inc. or the seller;

     o    the ownership of any certificate by the applicable master servicer, any sub-servicer, any Primary Servicer, the applicable special servicer or any affiliate of any of them;

                                     S-161

     o    the applicable master servicer's obligation to make Advances or to incur servicing expenses with respect to the mortgage loans (so long as such Advances and expenses are not determined to be
          nonrecoverable);

     o    the applicable master servicer's, the applicable special servicer's, any Primary Servicer's or any sub-servicers' right to receive compensation for its services or with respect to any particular transaction;

     o    the ownership or servicing or management for others by the applicable master servicer, the applicable special servicer, any sub-servicer or any Primary Servicer of any other mortgage loans or property;

     o    any obligation of the applicable master servicer or the applicable special servicer or an affiliate thereof to pay any indemnity with respect to any repurchase obligation;

     o    any option to purchase any mortgage loan it may have; or

     o    the ownership of any junior indebtedness by the applicable master servicer or the applicable special servicer or any affiliate with respect to the borrower or any affiliate thereof with respect to any mortgage loan.

     "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan to become a Specially Serviced Mortgage Loan.

     "Special Servicer Compensation" means such fees payable to each special servicer, collectively, the Special Servicing Fee, the Workout Fee and the
Liquidation Fee and any other fees payable to the special servicers pursuant to the Pooling and Servicing Agreement.

     "Special Servicer Event of Default" means, with respect to a special servicer under the Pooling and Servicing Agreement, any one of the following events:

     o    any failure by such special servicer to remit to the paying agent or the applicable master servicer within 1 business day of the date when due any amount required to be so remitted under the terms of the
          Pooling and Servicing Agreement;

     o    any failure by such special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the
          Pooling and Servicing Agreement which failure continues unremedied for
          1 business day following the date on which such deposit or remittance was first required to be made;

     o    any failure on the part of such special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such special servicer contained in the
          Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such special servicer by Morgan Stanley Capital I Inc. or the trustee;
          provided, however, that to the extent that such special servicer certifies to the trustee and Morgan Stanley Capital I Inc. that such special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit such special servicer to cure the failure, provided that such cure period may not exceed 90 days;

     o    any breach by such special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to such special servicer by
          Morgan Stanley Capital I Inc. or the trustee; provided, however, that to the extent that such special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit such special servicer to cure such failure, provided that such cure period may not exceed 90 days;

     o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the

                                     S-162

          appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against such special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

     o    such special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such special servicer or of or relating to all or substantially all of its property;

     o    such special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

     o    the trustee shall have received written notice from Fitch that the continuation of the special servicer in such capacity would result in the downgrade, qualification or withdrawal of the then current rating then assigned by Fitch to any class of certificates; or

     o    such special servicer is removed from S&P's approved special servicer list and the ratings then assigned by S&P to any class or classes of certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal.

     "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum (with respect to each Specially Serviced
Mortgage Loan with a principal balance of less than $20,000,000) or 0.15% per annum (with respect to each Specially Serviced Mortgage Loan with a principal balance of $20,000,000 or more) applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Specially Serviced
Mortgage Loan for such month, of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan.

     "Specially Serviced Mortgage Loan" means any mortgage loan as to which:

     o    a Balloon Payment is past due, and the applicable master servicer has determined that payment is unlikely to be made on or before the 90th day succeeding the date the Balloon Payment was due (unless (i) the related borrower makes all monthly payments that would have become due if such mortgage loan had not matured, based on the amortization term of such mortgage loan, (ii) the related borrower has received a commitment for refinancing that is acceptable to the Operating Adviser prior to the end of such 90 day period, and (iii) such refinancing is obtained on or before the 150th day succeeding the date the Balloon
          Payment was due), or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

     o    to the applicable master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged, undismissed or unstayed for a period of 30 days;

     o    the applicable master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

     o    the applicable master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of such master servicer, materially and adversely affects the interests of the Certificateholders and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

                                     S-163

     o    the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

     o    in the judgment of the applicable master servicer, (a) a payment default is imminent or is likely to occur within 60 days or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of such master servicer is reasonably likely to materially and adversely affect the interests of the
          Certificateholders.

     "Structuring Assumptions" means the following assumptions:

     o    the mortgage rate on each mortgage loan in effect as of the Closing
          Date remains in effect until maturity or its Anticipated Repayment
          Date;

     o    the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented herein;

     o    the closing date for the sale of the certificates is February 24,
          2005;

     o    distributions on the certificates are made on the 15th day of each month, commencing in March 2005;

     o    there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

     o    Scheduled Payments on the mortgage loans are timely received on the first day of each month;

     o    the trust does not experience any Expense Losses;

     o    no Principal Prepayment on any mortgage loan is made during its
          Lockout Period, if any, or during any period when Principal
          Prepayments on such mortgage loans are required to be accompanied by a
          Yield Maintenance Charge, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

     o    no Prepayment Interest Shortfalls occur;

     o    no mortgage loan is the subject of a repurchase or substitution by the respective seller and no optional termination of the trust occurs, unless specifically noted;

     o    each ARD Loan pays in full on its Anticipated Repayment Date;

     o    the mortgage loan identified on Appendix II to this prospectus supplement as Mortgage Loan No. 6 matures on August 1, 2013; and

     o    any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance.

     "Subordinate Certificates" means the Class A-J Certificates, the Class B
Certificates, the Class C Certificates, the Class D Certificates, the Class E
Certificates, the Class F Certificates, the Class G Certificates, the Class H
Certificates, the Class J Certificates, the Class K Certificates, the Class L
Certificates, the Class M Certificates, the Class N Certificates, the Class O
Certificates and the Class P Certificates.

     "Treasury Rate" unless otherwise specified in the related mortgage loan documents, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates
under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S.
Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer for such mortgage loan will select a comparable publication to determine the Treasury Rate.

                                     S-164

     "Trustee Fee" means a monthly fee as set forth in the Pooling and Servicing
Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties calculated at a rate that is part of the Administrative Cost Rate.

     "Underwritable Cash Flow" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income (and in the case of residential cooperative mortgage loans, assuming that the property was operated as a rental property), less the sum of
(a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes (except in the case of certain mortgage loans included in the trust, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

     Underwritable Cash Flow in the case of any underlying mortgage loan that is secured by a residential cooperative property generally equals projected net operating income at the related mortgaged property, as determined by the appraisal obtained in connection with the origination of that loan, assuming such property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

     "Underwriters" means Morgan Stanley & Co. Incorporated, Greenwich Capital
Markets, Inc. and IXIS Securities North America Inc.

     "Underwriting Agreement" means that agreement, dated February 15, 2005, entered into by Morgan Stanley Capital I Inc., Morgan Stanley & Co.
Incorporated, Greenwich Capital Markets, Inc. and IXIS Securities North America
Inc.

     "Unpaid Interest" means, on any Distribution Date with respect to any class of certificates, other than the Residual Certificates and the Class EI
Certificates, the portion of Distributable Certificate Interest for such class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

     "Value Co-op Basis" means, with respect to any residential cooperative property securing a mortgage loan in the trust fund, an amount calculated based on the market value, as determined by an appraisal, of the real property, as if operated as a residential cooperative.

     "Weighted Average Net Mortgage Rate" means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Mortgage Loan, adjusted as described under the definition of Net Mortgage Rate) weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

     "Workout Fee" means that fee, payable with respect to any Rehabilitated
Mortgage Loan with a principal balance of less than $20,000,000, equal to 1.00%
and payable with respect to any Rehabilitated Mortgage Loan with a principal balance of $20,000,000 or more, equal to 0.75% of the amount of each collection of interest (other than default interest and Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan for so long as it remains a Rehabilitated Mortgage Loan.

     "Yield Maintenance Charge" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

                                     S-165

                                   SCHEDULE A
                                   ----------

    RATES USED IN DETERMINATION OF CLASS X-1 AND CLASS X-2 PASS-THROUGH RATES

 3/15/2005             5.4912300                10/15/2008             5.7290400
 4/15/2005             5.8576900                11/15/2008             5.8525200
 5/15/2005             5.7353400                12/15/2008             5.7286900
 6/15/2005             5.8574700                 1/15/2009             5.7285200
 7/15/2005             5.7350600                 2/15/2009             5.7283300
 8/15/2005             5.8572400                 3/15/2009             5.7284700
 9/15/2005             5.8571200                 4/15/2009             5.8518200
10/15/2005             5.7346200                 5/15/2009             5.7278100
11/15/2005             5.8568800                 6/15/2009             5.8515200
12/15/2005             5.7343300                 7/15/2009             5.7274300
 1/15/2006             5.7341900                 8/15/2009             5.8512100
 2/15/2006             5.7340300                 9/15/2009             5.8510400
 3/15/2006             5.7340500                10/15/2009             5.7268400
 4/15/2006             5.8562900                11/15/2009             5.8507200
 5/15/2006             5.7335800                12/15/2009             5.7264400
 6/15/2006             5.8560400                 1/15/2010             5.7303700
 7/15/2006             5.7332600                 2/15/2010             5.7344800
 8/15/2006             5.8557800                 3/15/2010             5.7992900
 9/15/2006             5.8556400                 4/15/2010             5.9140800
10/15/2006             5.7327700                 5/15/2010             5.7904300
11/15/2006             5.8553700                 6/15/2010             5.9138300
12/15/2006             5.7324400                 7/15/2010             5.7900900
 1/15/2007             5.7322900                 8/15/2010             5.9135700
 2/15/2007             5.7321400                 9/15/2010             5.9134200
 3/15/2007             5.7322100                10/15/2010             5.7895500
 4/15/2007             5.8548300                11/15/2010             5.9131500
 5/15/2007             5.7317400                12/15/2010             5.7896500
 6/15/2007             5.8546200                 1/15/2011             5.7894700
 7/15/2007             5.7314500                 2/15/2011             5.7892700
 8/15/2007             5.8543900                 3/15/2011             5.7894600
 9/15/2007             5.8542700                 4/15/2011             5.9127100
10/15/2007             5.7310000                 5/15/2011             5.7887200
11/15/2007             5.8540400                 6/15/2011             5.9124100
12/15/2007             5.7306900                 7/15/2011             5.7883200
 1/15/2008             5.8538100                 8/15/2011             5.9120900
 2/15/2008             5.7303800                 9/15/2011             5.9119200
 3/15/2008             5.7302900                10/15/2011             5.7876800
 4/15/2008             5.8534500                11/15/2011             5.9163800
 5/15/2008             5.7299000                12/15/2011             5.7936200
 6/15/2008             5.8531900                 1/15/2012             5.9873300
 7/15/2008             5.7295700                 2/15/2012             5.8797900
 8/15/2008             5.8529300
 9/15/2008             5.8527900

                                       A-1

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                                                             SCHEDULE B
                                                             ----------

                                                      COMPONENT NOTIONAL AMOUNT

 DISTRIBUTION DATE (INCLUSIVE)      CLASS X-2      CLASS A-1     CLASS A-2     CLASS A-3     CLASS A-4     CLASS A-AB    CLASS A-5
 -----------------------------      ---------      ---------     ---------     ---------     ---------     ----------    ---------

March 2005 to February 2006       $1,491,944,000  $52,517,000  $112,600,000  $194,700,000   $94,400,000   $43,800,000  $446,242,000
March 2006 to August 2006         $1,459,618,000  $26,522,000  $112,600,000  $194,700,000   $94,400,000   $43,800,000  $446,242,000
September 2006 to February 2007   $1,420,658,000           $0  $109,822,000  $194,700,000   $94,400,000   $43,800,000  $446,242,000
March 2007 to August 2007         $1,369,404,000           $0   $80,687,000  $194,700,000   $94,400,000   $43,800,000  $446,242,000
September 2007 to February 2008   $1,319,921,000           $0   $52,590,000  $194,700,000   $94,400,000   $43,800,000  $446,242,000
March 2008 to August 2008         $1,271,814,000           $0   $25,180,000  $194,700,000   $94,400,000   $43,800,000  $446,242,000
September 2008 to February 2009   $1,225,172,000           $0            $0  $193,244,000   $94,400,000   $43,800,000  $446,242,000
March 2009 to August 2009         $1,178,998,000           $0            $0  $166,431,000   $94,400,000   $43,800,000  $446,242,000
September 2009 to February 2010   $1,048,000,000           $0            $0   $54,128,000   $94,400,000   $43,800,000  $446,242,000
March 2010 to August 2010         $1,007,166,000           $0            $0   $37,879,000   $94,400,000   $36,526,000  $446,242,000
September 2010 to February 2011     $953,684,000           $0            $0    $9,561,000   $94,400,000   $27,948,000  $446,242,000
March 2011 to August 2011           $906,494,000           $0            $0            $0   $81,883,000   $18,865,000  $446,242,000
September 2011 to February 2012     $762,867,000           $0            $0            $0            $0            $0  $424,350,000
March 2012                                    $0           $0            $0            $0            $0            $0            $0

 DISTRIBUTION DATE (INCLUSIVE)        CLASS A-1A         CLASS A-J        CLASS B         CLASS C        CLASS D        CLASS E
 -----------------------------        ----------         ---------        -------         -------        -------        -------

March 2005 to February 2006          $268,140,000      $130,199,000     $32,550,000     $11,488,000    $26,806,000    $15,317,000
March 2006 to August 2006            $261,809,000      $130,199,000     $32,550,000     $11,488,000    $26,806,000    $15,317,000
September 2006 to February 2007      $254,791,000      $130,199,000     $32,550,000     $11,488,000    $26,806,000    $15,317,000
March 2007 to August 2007            $247,942,000      $130,199,000     $32,550,000     $11,488,000    $26,806,000    $15,317,000
September 2007 to February 2008      $241,287,000      $130,199,000     $32,550,000     $11,488,000    $26,806,000    $15,317,000
March 2008 to August 2008            $234,795,000      $130,199,000     $32,550,000     $11,488,000    $26,806,000    $15,317,000
September 2008 to February 2009      $228,481,000      $130,199,000     $32,550,000     $11,488,000    $26,806,000    $15,317,000
March 2009 to August 2009            $222,315,000      $130,199,000     $32,550,000     $11,488,000    $26,806,000     $4,767,000
September 2009 to February 2010      $216,320,000      $130,199,000     $32,550,000     $11,488,000    $18,873,000             $0
March 2010 to August 2010            $210,464,000      $130,199,000     $32,550,000     $11,488,000     $7,418,000             $0
September 2010 to February 2011      $204,768,000      $130,199,000     $32,550,000      $8,016,000             $0             $0
March 2011 to August 2011            $199,202,000      $130,199,000     $30,103,000              $0             $0             $0
September 2011 to February 2012      $187,968,000      $130,199,000     $20,350,000              $0             $0             $0
March 2012                                     $0                $0              $0              $0             $0             $0

 DISTRIBUTION DATE (INCLUSIVE)         CLASS F         CLASS G         CLASS H        CLASS J       CLASS K       CLASS L
 -----------------------------         -------         -------         -------        -------       -------       -------

March 2005 to February 2006          $15,318,000     $11,488,000     $17,232,000    $5,744,000    $7,659,000    $5,744,000
March 2006 to August 2006            $15,318,000     $11,488,000     $17,232,000    $5,744,000    $7,659,000    $5,744,000
September 2006 to February 2007      $15,318,000     $11,488,000     $17,232,000    $5,744,000    $7,659,000    $3,102,000
March 2007 to August 2007            $15,318,000     $11,488,000     $17,232,000    $1,235,000            $0            $0
September 2007 to February 2008      $15,318,000     $11,488,000      $3,736,000            $0            $0            $0
March 2008 to August 2008            $15,318,000      $1,019,000              $0            $0            $0            $0
September 2008 to February 2009       $2,645,000              $0              $0            $0            $0            $0
March 2009 to August 2009                     $0              $0              $0            $0            $0            $0
September 2009 to February 2010               $0              $0              $0            $0            $0            $0
March 2010 to August 2010                     $0              $0              $0            $0            $0            $0
September 2010 to February 2011               $0              $0              $0            $0            $0            $0
March 2011 to August 2011                     $0              $0              $0            $0            $0            $0
September 2011 to February 2012               $0              $0              $0            $0            $0            $0
March 2012                                    $0              $0              $0            $0            $0            $0

                                       B-1

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                                   SCHEDULE C
                                   ----------

                      CLASS A-AB PLANNED PRINCIPAL BALANCE

 2/15/2005           $43,800,000.00           9/15/2009           $43,800,000.00
 3/15/2005           $43,800,000.00          10/15/2009           $43,800,000.00
 4/15/2005           $43,800,000.00          11/15/2009           $43,800,000.00
 5/15/2005           $43,800,000.00          12/15/2009           $43,800,000.00
 6/15/2005           $43,800,000.00           1/15/2010           $43,800,000.00
 7/15/2005           $43,800,000.00           2/15/2010           $43,772,351.95
 8/15/2005           $43,800,000.00           3/15/2010           $42,165,000.00
 9/15/2005           $43,800,000.00           4/15/2010           $40,807,000.00
10/15/2005           $43,800,000.00           5/15/2010           $39,357,000.00
11/15/2005           $43,800,000.00           6/15/2010           $37,984,000.00
12/15/2005           $43,800,000.00           7/15/2010           $36,520,000.00
 1/15/2006           $43,800,000.00           8/15/2010           $35,135,000.00
 2/15/2006           $43,800,000.00           9/15/2010           $33,743,000.00
 3/15/2006           $43,800,000.00          10/15/2010           $32,259,000.00
 4/15/2006           $43,800,000.00          11/15/2010           $30,853,000.00
 5/15/2006           $43,800,000.00          12/15/2010           $29,356,000.00
 6/15/2006           $43,800,000.00           1/15/2011           $27,936,000.00
 7/15/2006           $43,800,000.00           2/15/2011           $26,510,000.00
 8/15/2006           $43,800,000.00           3/15/2011           $24,824,000.00
 9/15/2006           $43,800,000.00           4/15/2011           $23,383,000.00
10/15/2006           $43,800,000.00           5/15/2011           $21,852,000.00
11/15/2006           $43,800,000.00           6/15/2011           $20,397,000.00
12/15/2006           $43,800,000.00           7/15/2011           $18,851,000.00
 1/15/2007           $43,800,000.00           8/15/2011           $17,382,000.00
 2/15/2007           $43,800,000.00           9/15/2011           $15,905,000.00
 3/15/2007           $43,800,000.00          10/15/2011           $15,705,000.00
 4/15/2007           $43,800,000.00          11/15/2011           $15,505,000.00
 5/15/2007           $43,800,000.00          12/15/2011           $15,305,000.00
 6/15/2007           $43,800,000.00           1/15/2012           $15,105,000.00
 7/15/2007           $43,800,000.00           2/15/2012           $14,905,000.00
 8/15/2007           $43,800,000.00           3/15/2012           $14,705,000.00
 9/15/2007           $43,800,000.00           4/15/2012           $14,505,000.00
10/15/2007           $43,800,000.00           5/15/2012           $14,305,000.00
11/15/2007           $43,800,000.00           6/15/2012           $14,105,000.00
12/15/2007           $43,800,000.00           7/15/2012           $13,873,598.93
 1/15/2008           $43,800,000.00           8/15/2012           $12,626,000.00
 2/15/2008           $43,800,000.00           9/15/2012           $11,372,000.00
 3/15/2008           $43,800,000.00          10/15/2012           $11,172,000.00
 4/15/2008           $43,800,000.00          11/15/2012           $10,972,000.00
 5/15/2008           $43,800,000.00          12/15/2012           $10,772,000.00
 6/15/2008           $43,800,000.00           1/15/2013           $10,572,000.00
 7/15/2008           $43,800,000.00           2/15/2013           $10,372,000.00
 8/15/2008           $43,800,000.00           3/15/2013           $10,172,000.00
 9/15/2008           $43,800,000.00           4/15/2013            $9,972,000.00
10/15/2008           $43,800,000.00           5/15/2013            $9,772,000.00
11/15/2008           $43,800,000.00           6/15/2013            $9,572,000.00
12/15/2008           $43,800,000.00           7/15/2013            $9,372,000.00
 1/15/2009           $43,800,000.00           8/15/2013            $9,056,143.39
 2/15/2009           $43,800,000.00           9/15/2013            $7,739,000.00
 3/15/2009           $43,800,000.00          10/15/2013            $6,359,000.00
 4/15/2009           $43,800,000.00          11/15/2013            $5,029,000.00
 5/15/2009           $43,800,000.00          12/15/2013            $3,636,000.00
 6/15/2009           $43,800,000.00           1/15/2014            $2,292,000.00
 7/15/2009           $43,800,000.00           2/15/2014              $942,000.00
 8/15/2009           $43,800,000.00           3/15/2014                    $0.00

                                      C-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

MORTGAGE LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY     WEIGHTED        WEIGHTED
                                                                             AGGREGATE       AGGREGATE      AVERAGE         AVERAGE
                                                          NUMBER OF       CUT-OFF DATE    CUT-OFF DATE     MORTGAGE       REMAINING
LOAN SELLER                                          MORTGAGE LOANS         BALANCE ($)     BALANCE (%)     RATE (%)     TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage Capital Inc.                              6        359,126,924            23.4        5.391             105
IxIS Real Estate Capital Inc.                                    21        278,820,858            18.2        5.575             110
Principal Commercial Funding, LLC                                12        240,328,366            15.7        5.244              85
Massachusetts Mutual Life Insurance Company                      49        192,096,424            12.5        7.955             145
NCB, FSB                                                         73        186,306,078            12.2        5.876             125
Union Central Mortgage Funding, Inc.                             54        103,220,246             6.7        5.918             169
Teachers Insurance and Annuity Association of America             6         92,782,821             6.1        5.640             115
Washington Mutual Bank, FA                                       20         79,072,704             5.2        5.683             109
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                          241     $1,531,754,421           100.0%       5.848%            115
====================================================================================================================================

-----------------------------------------------------------------------------------------------
                                                                         WEIGHTED     WEIGHTED
                                                         WEIGHTED         AVERAGE      AVERAGE
                                                          AVERAGE    CUT-OFF DATE      BALLOON
LOAN SELLER                                               DSCR (x)         LTV (%)      LTV (%)
-----------------------------------------------------------------------------------------------

Morgan Stanley Mortgage Capital Inc.                         1.46            68.5         64.7
IxIS Real Estate Capital Inc.                                1.62            75.7         66.1
Principal Commercial Funding, LLC                            1.95            63.7         60.7
Massachusetts Mutual Life Insurance Company                  1.29            43.0         32.4
NCB, FSB                                                     5.60            21.1         17.1
Union Central Mortgage Funding, Inc.                         1.33            59.8         17.5
Teachers Insurance and Annuity Association of America        1.67            64.4         54.1
Washington Mutual Bank, FA                                   1.43            70.6         58.7
-----------------------------------------------------------------------------------------------
TOTAL:                                                       2.05x           59.4%        50.3%
===============================================================================================

CUT-OFF DATE BALANCES

--------------------------------------------------------------------------------------------------------------------------
                                                                     PERCENT BY     WEIGHTED        WEIGHTED
                                                      AGGREGATE       AGGREGATE      AVERAGE         AVERAGE     WEIGHTED
                                  NUMBER OF        CUT-OFF DATE    CUT-OFF DATE     MORTGAGE       REMAINING      AVERAGE
CUT-OFF DATE BALANCE ($)     MORTGAGE LOANS          BALANCE ($)     BALANCE (%)     RATE (%)     TERM (MOS.)     DSCR (x)
--------------------------------------------------------------------------------------------------------------------------

1 - 2,500,000                           121         187,402,384            12.2        6.223             142         3.66
2,500,001 - 5,000,000                    64         232,717,967            15.2        6.665             136         2.21
5,000,001 - 7,500,000                    19         112,508,282             7.3        6.092             112         2.11
7,500,001 - 10,000,000                   10          87,796,530             5.7        6.243             118         1.67
10,000,001 - 12,500,000                   9         101,639,312             6.6        5.792             123         1.79
12,500,001 - 15,000,000                   6          85,099,436             5.6        5.835             110         1.83
15,000,001 - 17,500,000                   3          47,627,121             3.1        5.808             115         1.47
20,000,001 - 30,000,000                   3          67,969,295             4.4        5.202              87         2.01
60,000,001 - 70,000,000                   2         132,500,000             8.7        5.083              90         1.90
70,000,001 >=                             4         476,494,094            31.1        5.494             106         1.60
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                                  241      $1,531,754,421           100.0%       5.848%            115         2.05x
==========================================================================================================================

---------------------------------------------------------
                                   WEIGHTED     WEIGHTED
                                    AVERAGE      AVERAGE
                               CUT-OFF DATE      BALLOON
CUT-OFF DATE BALANCE ($)             LTV (%)      LTV (%)
---------------------------------------------------------

1 - 2,500,000                          40.2         20.7
2,500,001 - 5,000,000                  48.7         33.9
5,000,001 - 7,500,000                  54.6         46.6
7,500,001 - 10,000,000                 59.1         49.9
10,000,001 - 12,500,000                63.6         51.5
12,500,001 - 15,000,000                54.3         46.3
15,000,001 - 17,500,000                68.8         58.0
20,000,001 - 30,000,000                63.8         57.7
60,000,001 - 70,000,000                67.7         67.7
70,000,001 >=                          69.4         64.9
---------------------------------------------------------
TOTAL:                                 59.4%        50.3%
=========================================================

Minimum: $174,710
Maximum: $146,250,000
Weighted Average: $6,355,827

                                      I-1

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

STATES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 WEIGHTED
                                                           PERCENT BY    WEIGHTED      WEIGHTED                   AVERAGE   WEIGHTED
                          NUMBER OF         AGGREGATE       AGGREGATE     AVERAGE       AVERAGE    WEIGHTED       CUT-OFF    AVERAGE
                          MORTGAGED      CUT-OFF DATE    CUT-OFF DATE    MORTGAGE     REMAINING     AVERAGE         DATE    BALLOON
STATE                    PROPERTIES      BALANCE ($)     BALANCE (%)     RATE (%)   TERM (MOS.)    DSCR (x)       LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

New York                         70       454,235,611         29.7        5.534           108        3.26          48.2       46.2
Texas                            23       294,371,426         19.2        5.673           106        1.47          71.5       61.5
California - Southern            15       165,096,589         10.8        5.482           119        1.50          69.2       61.5
California - Northern             6        39,025,950          2.5        5.970           108        1.35          65.3       55.7
Florida                          17        80,524,871          5.3        6.572           142        1.40          57.3       39.8
Arizona                           7        51,904,329          3.4        5.568            97        1.50          66.7       54.8
Oklahoma                          3        47,561,169          3.1        5.885           128        1.67          74.4       63.9
Georgia                          12        46,680,399          3.0        5.942           138        1.83          55.6       35.6
Maryland                          6        31,810,155          2.1        5.620           109        1.61          70.6       60.5
Virginia                          9        30,273,187          2.0        6.698           128        1.50          55.2       39.8
Massachusetts                     1        24,050,000          1.6        5.400           116        2.13          65.0       56.4
Pennsylvania                      4        21,262,814          1.4        5.662           114        1.74          65.4       55.1
Ohio                              7        19,323,170          1.3        6.755           106        1.52          58.5       44.7
New Jersey                        6        18,483,734          1.2        6.147           120        1.42          61.9       49.2
Utah                              8        17,306,788          1.1        7.430           166        1.40          44.8       24.5
District of Columbia              2        16,409,533          1.1        5.458           119        2.02          41.8       31.1
Illinois                          2        15,990,777          1.0        6.072           139        3.58          25.1       20.1
North Carolina                    5        15,074,719          1.0        7.480           129        1.26          49.5       35.8
Nevada                            3        14,873,995          1.0        5.689           129        1.25          71.1       43.2
Wisconsin                         3        14,819,296          1.0        6.148           113        1.40          62.2       51.8
Michigan                          4        13,863,484          0.9        7.323           153        1.82          42.6       23.5
South Carolina                    3        13,622,617          0.9        6.481           129        1.46          59.1       45.1
Kentucky                          1        12,980,585          0.8        5.170            83        1.39          72.9       65.2
Minnesota                         5        12,169,414          0.8        5.967           140        1.38          64.6       40.0
Tennessee                         2         7,348,662          0.5        7.703           141        1.35          43.4       31.3
Washington                        2         7,235,030          0.5        7.557           146        1.23          55.8       26.7
New Mexico                        3         6,214,659          0.4        7.329           144        1.11          34.7       18.7
Mississippi                       2         5,441,970          0.4        8.470           117        1.28          47.8       36.4
Alaska                            1         5,385,748          0.4        6.850           109        1.36          50.8       35.1
Alabama                           2         5,172,838          0.3        6.123           114        1.42          66.4       56.8
West Virginia                     2         5,109,371          0.3        9.390           138        1.39          32.1       24.4
New Hampshire                     1         3,317,284          0.2        9.070           143        1.48          37.5       28.1
Indiana                           2         2,744,634          0.2        5.984           118        1.28          64.3       44.4
Kansas                            1         2,338,846          0.2        8.980           121        1.05          54.9       42.1
Colorado                          2         2,264,732          0.1        5.931           116        1.54          67.0       55.8
Montana                           1         2,219,709          0.1        8.150           146        1.13          37.8       29.9
Iowa                              2         2,052,501          0.1        7.459           117        1.23          39.3       20.7
Connecticut                       1         1,993,824          0.1        5.360           117        1.63          79.8       66.7
North Dakota                      1         1,200,000          0.1        5.500           180        1.24          64.9        0.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          247    $1,531,754,421        100.0%       5.848%          115        2.05x         59.4%      50.3%
====================================================================================================================================

                                      I-2

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

PROPERTY TYPES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                WEIGHTED
                                                            PERCENT BY     WEIGHTED      WEIGHTED                AVERAGE   WEIGHTED
                              NUMBER OF     AGGREGATE        AGGREGATE      AVERAGE       AVERAGE   WEIGHTED     CUT-OFF    AVERAGE
                              MORTGAGED   CUT-OFF DATE    CUT-OFF DATE     MORTGAGE     REMAINING    AVERAGE        DATE    BALLOON
PROPERTY TYPE                PROPERTIES     BALANCE ($)     BALANCE (%)     RATE (%)   TERM (MOS.)   DSCR (x)    LTV (%)    LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

Office
  Urban                             11      378,238,372            24.7        5.421           105       1.74       64.2       63.0
  Suburban                          17      101,549,034             6.6        5.516           104       1.43       70.9       57.8
  Medical                            8       44,922,263             2.9        5.761           113       1.31       74.3       59.9
-----------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                       36     $524,709,669            34.3%       5.468%           106      1.64x      66.4%      61.7%
Multifamily
  Garden                            51      232,869,303            15.2        7.194           130       1.37       50.9       40.4
  Cooperative                       67      168,257,608            11.0        5.838           125       6.04       17.0       14.6
  Townhouse                          7       28,022,004             1.8        8.177           162       1.26       42.1       31.2
  High Rise                          2        3,835,245             0.3        5.274           100       1.49       76.9       64.6
  Low Rise                           1        2,219,709             0.1        8.150           146       1.13       37.8       29.9
-----------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                      128     $435,203,868            28.4%       6.721%           130      3.17x      37.4%      30.0%
Retail
  Anchored                          11      331,295,986            21.6        5.384           101       1.65       73.3       64.8
  Unanchored                        17       52,278,094             3.4        5.686           139       1.44       66.5       44.0
  Free Standing                     13       20,374,507             1.3        5.852           168       1.29       59.3       16.7
  Shadow Anchored                    3       11,327,412             0.7        5.447           132       1.62       65.7       46.9
-----------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                       44     $415,276,000            27.1%       5.447%           110      1.61x      71.5%      59.3%
Industrial
  Flex                              13       48,056,084             3.1        5.699           120       1.40       69.0       50.9
  Warehouse                         13       47,405,181             3.1        5.876           139       1.44       62.2       34.4
  Light                              3        5,910,546             0.4        5.752           122       1.42       59.3       43.1
-----------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                       29     $101,371,811             6.6%       5.785%           129      1.42x      65.3%      42.7%
Hospitality
  Limited Service                    4       30,425,159             2.0        5.712           108       1.65       64.6       51.4
-----------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                        4      $30,425,159             2.0%       5.712%           108      1.65x      64.6%      51.4%
Assisted Living Facility
  Assisted Living Facility           1       14,742,372             1.0        5.560            80       1.61       64.1       57.7
-----------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                        1      $14,742,372             1.0%       5.560%            80      1.61x      64.1%      57.7%
Self Storage
  Self Storage                       2        5,674,506             0.4        5.750           116       1.66       62.0       50.5
-----------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                        2       $5,674,506             0.4%       5.750%           116      1.66x      62.0%      50.5%
Mixed Use
  Office/Retail                      3        4,351,037             0.3        6.032           195       1.39       56.3        4.2
-----------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                        3       $4,351,037             0.3%       6.032%           195      1.39x      56.3%       4.2%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             247   $1,531,754,421           100.0%       5.848%           115      2.05x      59.4%      50.3%
====================================================================================================================================

                                      I-3

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

MORTGAGE RATES

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                               WEIGHTED
                                                           PERCENT BY     WEIGHTED      WEIGHTED                AVERAGE   WEIGHTED
                             NUMBER OF      AGGREGATE        AGGREGATE      AVERAGE       AVERAGE   WEIGHTED     CUT-OFF    AVERAGE
                              MORTGAGE   CUT-OFF DATE    CUT-OFF DATE     MORTGAGE     REMAINING    AVERAGE        DATE    BALLOON
MORTGAGE RATE (%)                LOANS     BALANCE ($)     BALANCE (%)     RATE (%)   TERM (MOS.)   DSCR (x)    LTV (%)    LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

<= 5.000                          1         20,755,300         1.4          4.550          60         2.58        53.5      53.5
5.001 - 5.500                    46        582,210,980        38.0          5.212          98         2.05        65.7      59.5
5.501 - 6.000                    90        609,933,169        39.8          5.750         120         2.14        60.8      51.4
6.001 - 6.500                    51        109,702,117         7.2          6.195         143         2.79        49.6      28.4
6.501 - 7.000                     7         27,818,604         1.8          6.656         144         1.80        45.3      35.4
7.001 - 7.500                    10         62,259,015         4.1          7.390         148         1.27        46.6      34.8
7.501 - 8.000                     7         26,820,175         1.8          7.857         148         1.30        41.1      30.7
8.001 - 8.500                    18         50,624,098         3.3          8.292         146         1.35        39.1      28.6
8.501 - 9.000                     8         33,204,308         2.2          8.670         131         1.23        47.2      37.6
9.001 - 9.500                     3          8,426,656         0.6          9.264         140         1.43        34.2      25.9
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          241     $1,531,754,421       100.0%         5.848%        115        2.05x       59.4%      50.3%
==================================================================================================================================

Minimum: 4.550%
Maximum: 9.390%
Weighted Average: 5.848%

SEASONING

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                           WEIGHTED
                                                       PERCENT BY     WEIGHTED      WEIGHTED                AVERAGE   WEIGHTED
                        NUMBER OF       AGGREGATE        AGGREGATE      AVERAGE       AVERAGE   WEIGHTED     CUT-OFF    AVERAGE
                         MORTGAGE     CUT-OFF DATE    CUT-OFF DATE     MORTGAGE     REMAINING    AVERAGE        DATE    BALLOON
SEASONING                   LOANS      BALANCE ($)     BALANCE (%)     RATE (%)   TERM (MOS.)   DSCR (x)    LTV (%)    LTV (%)
--------------------------------------------------------------------------------------------------------------------------------

= 0                             9       124,539,908            8.1        5.141          81        1.99        64.6      58.5
1 - 5                         136     1,061,482,748           69.3        5.534         113        2.14        63.4      54.9
6 - 11                         45       149,826,884            9.8        5.949         123        2.50        47.2      35.0
12 - 23                         5        15,252,646            1.0        7.113         164        1.25        40.4      22.1
24 >=                          46       180,652,234           11.8        7.990         144        1.29        43.7      32.9
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                        241    $1,531,754,421          100.0%       5.848%        115        2.05x       59.4%     50.3%
================================================================================================================================

Minimum: 0 mos.
Maximum: 109 mos.
Weighted Average: 9 mos.

                                      I-4

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

ORIGINAL TERMS TO STATED MATURITY

----------------------------------------------------------------------------------------------------------------------------------
                                                                                         PERCENT BY     WEIGHTED        WEIGHTED
                                                                          AGGREGATE       AGGREGATE      AVERAGE         AVERAGE
                                                      NUMBER OF        CUT-OFF DATE    CUT-OFF DATE     MORTGAGE       REMAINING
ORIGINAL TERM TO STATED MATURITY (MOS.)          MORTGAGE LOANS          BALANCE ($)     BALANCE (%)     RATE (%)     TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------------------

<= 60                                                         6         110,140,349             7.2        5.001              60
61 - 120                                                    139       1,131,969,444            73.9        5.568             109
121 - 180                                                    51         154,407,460            10.1        6.934             150
181 - 240                                                    43         129,283,210             8.4        7.641             170
241 - 300                                                     2           5,953,958             0.4        7.686             230
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                      241      $1,531,754,421           100.0%       5.848%            115
==================================================================================================================================

---------------------------------------------------------------------------------------
                                                                 WEIGHTED     WEIGHTED
                                                 WEIGHTED         AVERAGE      AVERAGE
                                                  AVERAGE    CUT-OFF DATE      BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)           DSCR (x)         LTV (%)      LTV (%)
---------------------------------------------------------------------------------------

<= 60                                                2.09            64.7         63.7
61 - 120                                             2.16            62.4         55.7
121 - 180                                            1.62            45.6         25.7
181 - 240                                            1.57            45.7         23.7
241 - 300                                            1.81            38.2          5.9
---------------------------------------------------------------------------------------
TOTAL:                                               2.05x           59.4%        50.3%
=======================================================================================

Minimum: 60 mos.
Maximum: 300 mos.
Weighted Average: 125 mos.

REMAINING TERMS TO STATED MATURITY

---------------------------------------------------------------------------------------------------------------------------------
                                                                                        PERCENT BY     WEIGHTED        WEIGHTED
                                                                         AGGREGATE       AGGREGATE      AVERAGE         AVERAGE
                                                     NUMBER OF        CUT-OFF DATE    CUT-OFF DATE     MORTGAGE       REMAINING
REMAINING TERM TO STATED MATURITY (MOS.)        MORTGAGE LOANS          BALANCE ($)     BALANCE (%)     RATE (%)     TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------------

<= 60                                                        6         110,140,349             7.2        5.001              60
61 - 120                                                   152       1,173,474,692            76.6        5.646             109
121 - 180                                                   63         200,275,097            13.1        7.271             157
181 - 240                                                   19          45,676,371             3.0        6.805             220
241 >=                                                       1           2,187,912             0.1        6.370             296
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                     241      $1,531,754,421           100.0%       5.848%            115
=================================================================================================================================

---------------------------------------------------------------------------------------
                                                                 WEIGHTED     WEIGHTED
                                                 WEIGHTED         AVERAGE      AVERAGE
                                                  AVERAGE    CUT-OFF DATE      BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)          DSCR (x)         LTV (%)      LTV (%)
---------------------------------------------------------------------------------------

<= 60                                                2.09            64.7         63.7
61 - 120                                             2.13            62.2         55.3
121 - 180                                            1.56            42.5         23.9
181 - 240                                            2.08            48.3          8.5
241 >=                                               1.54            49.4          0.3
---------------------------------------------------------------------------------------
TOTAL:                                               2.05x           59.4%        50.3%
=======================================================================================

Minimum: 58 mos.
Maximum: 296 mos.
Weighted Average: 115 mos.

                                      I-5

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

ORIGINAL AMORTIZATION TERMS

---------------------------------------------------------------------------------------------------------------------------------
                                                                           PERCENT BY    WEIGHTED        WEIGHTED
                                                            AGGREGATE       AGGREGATE     AVERAGE         AVERAGE     WEIGHTED
                                         NUMBER OF       CUT-OFF DATE    CUT-OFF DATE    MORTGAGE       REMAINING      AVERAGE
ORIGINAL AMORTIZATION TERM (MOS.)   MORTGAGE LOANS         BALANCE ($)     BALANCE (%)    RATE (%)     TERM (MOS.)     DSCR (x)
---------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Interest Only                                   14        408,605,300            26.7       5.391             102         2.45
  181 - 240                                     13         25,910,283             1.7       6.226             121         1.48
  241 - 300                                     23        107,270,411             7.0       5.612             110         1.62
  301 - 360                                    125        853,905,890            55.7       6.082             114         1.72
  401 >=                                        26         63,348,381             4.1       5.796             127         5.28
---------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                      201     $1,459,040,265            95.3%      5.844%            111       2.06x

FULLY AMORTIZING LOANS
  61 - 120                                       4          5,509,324             0.4       5.750             114         1.25
  121 - 180                                     18         33,228,672             2.2       5.790             175         1.33
  181 - 240                                     17         31,788,248             2.1       6.067             232         2.36
  241 - 300                                      1          2,187,912             0.1       6.370             296         1.54
---------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                       40        $72,714,156             4.7%      5.926%            199         1.78x
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                         241     $1,531,754,421           100.0%      5.848%            115         2.05x
=================================================================================================================================

---------------------------------------------------------------
                                         WEIGHTED     WEIGHTED
                                          AVERAGE      AVERAGE
                                     CUT-OFF DATE      BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)          LTV (%)      LTV (%)
---------------------------------------------------------------

BALLOON LOANS
Interest Only                                59.1         59.1
  181 - 240                                  56.5         35.6
  241 - 300                                  62.0         48.6
  301 - 360                                  62.7         53.6
  401 >=                                     18.1         16.4
---------------------------------------------------------------
SUBTOTAL:                                    59.6%        52.8%

FULLY AMORTIZING LOANS
  61 - 120                                   39.8          0.4
  121 - 180                                  59.6          0.6
  181 - 240                                  53.6          0.4
  241 - 300                                  49.4          0.3
---------------------------------------------------------------
SUBTOTAL:                                    55.2%         0.5%
---------------------------------------------------------------
TOTAL:                                       59.4%        50.3%
===============================================================
Minimum: 120 mos.
Maximum: 600 mos.
Weighted Average:  341 mos.

                                      I-6

REMAINING AMORTIZATION TERMS

---------------------------------------------------------------------------------------------------------------------------
                                                                               PERCENT BY     WEIGHTED        WEIGHTED
                                                                AGGREGATE       AGGREGATE      AVERAGE         AVERAGE
                                            NUMBER OF        CUT-OFF DATE    CUT-OFF DATE     MORTGAGE       REMAINING
REMAINING AMORTIZATION TERM (MOS.)     MORTGAGE LOANS          BALANCE ($)     BALANCE (%)     RATE (%)     TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Interest Only                                      14         408,605,300            26.7        5.391             102
  181 - 240                                        14          29,676,329             1.9        6.509             130
  241 - 300                                        48         189,725,458            12.4        6.731             117
  301 - 360                                        99         767,684,797            50.1        5.844             113
  362 >=                                           26          63,348,381             4.1        5.796             127
---------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                         201      $1,459,040,265            95.3%       5.844%            111

FULLY AMORTIZING LOANS
  61 - 120                                          4           5,509,324             0.4        5.750             114
  121 - 180                                        19          35,217,579             2.3        5.798             175
  181 - 240                                        16          29,799,340             1.9        6.077             235
  241 >=                                            1           2,187,912             0.1        6.370             296
---------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                          40         $72,714,156            4.7%       5.926%             199
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                            241      $1,531,754,421           100.0%       5.848%            115
===========================================================================================================================

--------------------------------------------------------------------------------
                                                          WEIGHTED     WEIGHTED
                                       WEIGHTED            AVERAGE      AVERAGE
                                        AVERAGE       CUT-OFF DATE      BALLOON
REMAINING AMORTIZATION TERM (MOS.)      DSCR (x)            LTV (%)      LTV (%)
--------------------------------------------------------------------------------

BALLOON LOANS
Interest Only                              2.45               59.1         59.1
181 - 240                                  1.54               53.3         32.3
241 - 300                                  1.47               56.0         43.5
301 - 360                                  1.76               64.4         55.6
362 >=                                     5.28               18.1         16.4
--------------------------------------------------------------------------------
SUBTOTAL:                                  2.06x              59.6%        52.8%

FULLY AMORTIZING LOANS
61 - 120                                   1.25               39.8          0.4
121 - 180                                  1.33               59.5          0.6
181 - 240                                  2.43               53.3          0.4
241 >=                                     1.54               49.4          0.3
--------------------------------------------------------------------------------
SUBTOTAL:                                  1.78x              55.2%         0.5%
--------------------------------------------------------------------------------
TOTAL:                                     2.05x              59.4%        50.3%
================================================================================

Minimum: 109 mos.
Maximum: 593 mos.
Weighted Average:  329 mos.

DEBT SERVICE COVERAGE RATIOS

-------------------------------------------------------------------------------------------------------------------------------
                                                                          PERCENT BY     WEIGHTED        WEIGHTED
                                                           AGGREGATE       AGGREGATE      AVERAGE         AVERAGE     WEIGHTED
                                       NUMBER OF        CUT-OFF DATE    CUT-OFF DATE     MORTGAGE       REMAINING      AVERAGE
DEBT SERVICE COVERAGE RATIO (x)   MORTGAGE LOANS          BALANCE ($)     BALANCE (%)     RATE (%)     TERM (MOS.)     DSCR (x)
-------------------------------------------------------------------------------------------------------------------------------

1.01 - 1.10                                   18          38,638,125             2.5        6.723             162         1.06
1.11 - 1.20                                   25          91,626,806             6.0        6.659             134         1.16
1.21 - 1.30                                   29         117,049,640             7.6        6.910             141         1.26
1.31 - 1.40                                   32         303,634,349            19.8        5.776             106         1.36
1.41 - 1.50                                   16         193,385,735            12.6        5.919             117         1.42
1.51 - 1.60                                   17          64,949,326             4.2        5.994             120         1.56
1.61 - 1.70                                   12         274,283,580            17.9        5.565             114         1.67
1.71 - 1.80                                    9          57,567,137             3.8        5.427             103         1.77
1.81 - 1.90                                    4          21,604,320             1.4        5.816             121         1.88
1.91 - 2.00                                    6          13,403,657             0.9        6.204             139         1.95
2.01 - 2.50                                   10         182,002,682            11.9        5.277              93         2.17
2.51 - 3.00                                    5          27,232,143             1.8        4.871              76         2.64
3.01 >=                                       58         146,376,919             9.6        5.810             125         6.59
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                       241      $1,531,754,421           100.0%       5.848%            115         2.05x
===============================================================================================================================

--------------------------------------------------------------
                                        WEIGHTED     WEIGHTED
                                         AVERAGE      AVERAGE
                                    CUT-OFF DATE      BALLOON
DEBT SERVICE COVERAGE RATIO (x)           LTV (%)      LTV (%)
--------------------------------------------------------------

1.01 - 1.10                                 59.1         21.8
1.11 - 1.20                                 60.2         38.3
1.21 - 1.30                                 54.3         40.1
1.31 - 1.40                                 67.7         55.3
1.41 - 1.50                                 62.4         59.4
1.51 - 1.60                                 64.1         51.0
1.61 - 1.70                                 73.3         66.5
1.71 - 1.80                                 63.5         54.1
1.81 - 1.90                                 58.5         49.5
1.91 - 2.00                                 48.7         35.3
2.01 - 2.50                                 59.0         56.9
2.51 - 3.00                                 48.3         46.4
3.01 >=                                     15.4         13.6
--------------------------------------------------------------
TOTAL:                                      59.4%        50.3%
==============================================================

Minimum: 1.01x
Maximum: 46.75x
Weighted Average: 2.05x

                                      I-7

LOAN-TO-VALUE RATIOS

-------------------------------------------------------------------------------------------------------------------------
                                                                    PERCENT BY     WEIGHTED        WEIGHTED
                                                     AGGREGATE       AGGREGATE      AVERAGE         AVERAGE     WEIGHTED
                                 NUMBER OF        CUT-OFF DATE    CUT-OFF DATE     MORTGAGE       REMAINING      AVERAGE
LOAN-TO-VALUE RATIO (%)     MORTGAGE LOANS          BALANCE ($)     BALANCE (%)     RATE (%)     TERM (MOS.)     DSCR (x)
-------------------------------------------------------------------------------------------------------------------------

0.0 - 10.0                              23          42,634,481             2.8        5.708             124        12.24
10.1 - 20.0                             26          56,112,635             3.7        5.840             124         4.85
20.1 - 30.0                             21          75,817,369             4.9        6.187             134         2.98
30.1 - 40.0                             23          65,752,546             4.3        7.965             151         1.43
40.1 - 50.0                             31         130,085,290             8.5        7.217             142         1.44
50.1 - 60.0                             25         148,255,225             9.7        5.734             112         1.92
60.1 - 70.0                             52         514,870,564            33.6        5.596             113         1.59
70.1 - 75.0                             27         293,262,631            19.1        5.342              94         1.41
75.1 - 80.0                             10         184,912,163            12.1        5.648             115         1.63
80.1 - 85.0                              3          20,051,516             1.3        5.598             113         1.26
-------------------------------------------------------------------------------------------------------------------------
TOTAL:                                 241      $1,531,754,421           100.0%       5.848%            115         2.05x
=========================================================================================================================

--------------------------------------------------------
                                  WEIGHTED     WEIGHTED
                                   AVERAGE      AVERAGE
                              CUT-OFF DATE      BALLOON
LOAN-TO-VALUE RATIO (%)             LTV (%)      LTV (%)
--------------------------------------------------------

0.0 - 10.0                             6.2          5.2
10.1 - 20.0                           15.5         13.2
20.1 - 30.0                           24.5         20.6
30.1 - 40.0                           35.5         25.3
40.1 - 50.0                           44.9         32.1
50.1 - 60.0                           56.1         46.7
60.1 - 70.0                           65.7         56.6
70.1 - 75.0                           73.8         63.7
75.1 - 80.0                           77.7         68.3
80.1 - 85.0                           81.8         69.2
--------------------------------------------------------
TOTAL:                                59.4%        50.3%
========================================================

Minimum: 1.9%
Maximum: 82.9%
Weighted Average: 59.4%

BALLOON LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                               PERCENT BY     WEIGHTED        WEIGHTED
                                                                AGGREGATE       AGGREGATE      AVERAGE         AVERAGE     WEIGHTED
                                            NUMBER OF        CUT-OFF DATE    CUT-OFF DATE     MORTGAGE       REMAINING      AVERAGE
BALLOON LOAN-TO-VALUE RATIO (%)        MORTGAGE LOANS          BALANCE ($)     BALANCE (%)     RATE (%)     TERM (MOS.)     DSCR (x)
------------------------------------------------------------------------------------------------------------------------------------

0.0 - 10.0                                         68         125,251,579             8.2        5.926             169         5.38
10.1 - 20.0                                        30          76,781,505             5.0        5.998             130         4.01
20.1 - 30.0                                        31         113,293,659             7.4        7.211             142         2.00
30.1 - 40.0                                        29         122,403,670             8.0        7.240             137         1.42
40.1 - 50.0                                        17          53,168,319             3.5        6.430             116         1.43
50.1 - 55.0                                        15          80,240,295             5.2        5.753              98         1.69
55.1 - 60.0                                        17         209,606,884            13.7        5.550             107         1.83
60.1 - 65.0                                        15         256,539,942            16.7        5.674             112         1.41
65.1 - 70.0                                        16         471,408,569            30.8        5.323              98         1.62
70.1 - 75.0                                         3          23,060,000             1.5        5.193              72         1.70
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                            241      $1,531,754,421           100.0%       5.848%            115         2.05x
====================================================================================================================================

-----------------------------------------------------------------
                                           WEIGHTED     WEIGHTED
                                            AVERAGE      AVERAGE
                                       CUT-OFF DATE      BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)              LTV (%)      LTV (%)
-----------------------------------------------------------------

0.0 - 10.0                                     35.9          3.1
10.1 - 20.0                                    19.2         15.9
20.1 - 30.0                                    33.2         25.8
30.1 - 40.0                                    45.7         34.0
40.1 - 50.0                                    60.1         45.8
50.1 - 55.0                                    63.0         52.4
55.1 - 60.0                                    64.0         57.6
60.1 - 65.0                                    67.5         63.0
65.1 - 70.0                                    73.9         67.6
70.1 - 75.0                                    77.7         73.0
-----------------------------------------------------------------
TOTAL:                                         59.4%        50.3%
=================================================================

Minimum: 0.0%
Maximum: 74.1%
Weighted Average: 50.3%

                                      I-8

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION
                                   TOTAL POOL

PREPAYMENT RESTRICTION ANALYSIS: TOTAL POOL

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION(%)(1)(2)(3)

--------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS             FEB-05            FEB-06            FEB-07           FEB-08          FEB-09           FEB-10
--------------------------------------------------------------------------------------------------------------------------------

Locked Out                          92.39%            92.30%            88.16%           87.67%          86.15%           82.52%
Yield Maintenance TOTAL              7.61%             7.70%            11.84%           12.33%          13.85%           17.32%
Penalty Points TOTAL                 0.00%             0.00%             0.00%            0.00%           0.00%            0.17%
Open                                 0.00%             0.00%             0.00%            0.00%           0.00%            0.00%
--------------------------------------------------------------------------------------------------------------------------------
TOTALS                             100.00%           100.00%           100.00%          100.00%         100.00%          100.00%
--------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $1,531,754,421    $1,517,577,738    $1,502,207,730   $1,484,661,384  $1,465,771,047   $1,335,315,819
% Initial Pool Balance             100.00%            99.07%            98.07%           96.93%          95.69%           87.18%
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------
PREPAYMENT RESTRICTIONS               FEB-11           FEB-12
--------------------------------------------------------------

Locked Out                            80.45%           77.29%
Yield Maintenance TOTAL               17.81%           22.52%
Penalty Points TOTAL                   0.17%            0.19%
Open                                   1.57%            0.00%
--------------------------------------------------------------
TOTALS                               100.00%          100.00%
--------------------------------------------------------------
Pool Balance Outstanding     $1,312,696,695   $1,100,554,969
% Initial Pool Balance                85.70%           71.85%
--------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D)(%)(1)(2)(3)

------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS             FEB-13         FEB-14          FEB-15         FEB-16         FEB-17         FEB-18        FEB-19
------------------------------------------------------------------------------------------------------------------------------------

Locked Out                          75.78%         69.38%          38.66%         38.89%         16.97%         25.00%        23.28%
Yield Maintenance TOTAL             22.16%         22.64%          60.37%         56.55%         70.45%         71.09%        67.57%
Penalty Points TOTAL                 2.06%          6.89%           0.00%          0.00%          2.15%          3.91%         5.56%
Open                                 0.00%          1.09%           0.98%          4.56%         10.42%          0.00%         3.60%
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                             100.00%        100.00%         100.00%        100.00%        100.00%        100.00%       100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $1,065,279,177   $964,248,270    $183,511,044   $172,590,022   $136,327,375    $73,102,873   $49,860,777
% Initial Pool Balance              69.55%         62.95%          11.98%         11.27%          8.90%          4.77%         3.26%
------------------------------------------------------------------------------------------------------------------------------------

Notes:
(1) The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement

(2) See APPENDIX II of the Prospectus Supplement for a description of the Yield
    Maintenance

(2) DEF/YM1 loans have been modeled as Yield Maintenance

                                      I-9

                              APPENDIX I
                      MORTGAGE POOL INFORMATION
                             LOAN GROUP 1

MORTGAGE LOAN SELLERS

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                   PERCENT BY     WEIGHTED
                                                                                   AGGREGATE        AGGREGATE      AVERAGE
                                                                NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
LOAN SELLER                                                MORTGAGE LOANS         BALANCE ($)      BALANCE (%)     RATE (%)
-------------------------------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage Capital Inc.                                    6        359,126,924             28.5        5.391
IxIS Real Estate Capital Inc.                                          21        278,820,858             22.1        5.575
Principal Commercial Funding, LLC                                      12        240,328,366             19.1        5.244
NCB, FSB                                                               53        124,844,335              9.9        5.848
Union Central Mortgage Funding, Inc.                                   52        100,456,695              8.0        5.911
Teachers Insurance and Annuity Association of America                   5         77,951,116              6.2        5.686
Washington Mutual Bank, FA                                             18         75,237,459              6.0        5.704
Massachusetts Mutual Life Insurance Company                             1          3,427,331              0.3        8.770
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                                168     $1,260,193,084            100.0%       5.537%
===============================================================================================================================

------------------------------------------------------------------------------------------------------------------
                                                           WEIGHTED                        WEIGHTED      WEIGHTED
                                                            AVERAGE      WEIGHTED           AVERAGE       AVERAGE
                                                          REMAINING       AVERAGE      CUT-OFF DATE       BALLOON
LOAN SELLER                                              TERM (MOS.)      DSCR (x)           LTV (%)       LTV (%)
------------------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage Capital Inc.                            105          1.46              68.5          64.7
IxIS Real Estate Capital Inc.                                   110          1.62              75.7          66.1
Principal Commercial Funding, LLC                                85          1.95              63.7          60.7
NCB, FSB                                                        126          6.01              21.7          17.4
Union Central Mortgage Funding, Inc.                            170          1.33              59.5          17.2
Teachers Insurance and Annuity Association of America           115          1.65              68.1          57.9
Washington Mutual Bank, FA                                      109          1.43              70.3          58.4
Massachusetts Mutual Life Insurance Company                      89          1.17              47.9          40.8
------------------------------------------------------------------------------------------------------------------
TOTAL:                                                          111          2.04x             63.8%         54.9%
==================================================================================================================

CUT-OFF DATE BALANCES

--------------------------------------------------------------------------------------------------------------------------
                                                                     PERCENT BY     WEIGHTED        WEIGHTED
                                                     AGGREGATE        AGGREGATE      AVERAGE         AVERAGE     WEIGHTED
                                  NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE       REMAINING      AVERAGE
CUT-OFF DATE BALANCE ($)     MORTGAGE LOANS         BALANCE ($)      BALANCE (%)     RATE (%)     TERM (MOS.)     DSCR (x)
--------------------------------------------------------------------------------------------------------------------------

1 - 2,500,000                            89        133,016,596             10.6        5.862             145         3.72
2,500,001 - 5,000,000                    36        130,338,832             10.3        5.882             132         2.71
5,000,001 - 7,500,000                    14         84,500,759              6.7        5.603             107         2.24
7,500,001 - 10,000,000                    6         54,262,304              4.3        5.477              97         1.63
10,000,001 - 12,500,000                   7         77,561,125              6.2        5.535             118         1.47
12,500,001 - 15,000,000                   4         55,922,958              4.4        5.534              99         1.97
15,000,001 - 17,500,000                   3         47,627,121              3.8        5.808             115         1.47
20,000,001 - 30,000,000                   3         67,969,295              5.4        5.202              87         2.01
60,000,001 - 70,000,000                   2        132,500,000             10.5        5.083              90         1.90
70,000,001 >=                             4        476,494,094             37.8        5.494             106         1.60
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                                  168     $1,260,193,084            100.0%       5.537%            111         2.04x
==========================================================================================================================

-----------------------------------------------------------------
                                     WEIGHTED           WEIGHTED
                                      AVERAGE            AVERAGE
                                 CUT-OFF DATE            BALLOON
CUT-OFF DATE BALANCE ($)               LTV (%)            LTV (%)
-----------------------------------------------------------------

1 - 2,500,000                            42.2               18.3
2,500,001 - 5,000,000                    55.6               37.2
5,000,001 - 7,500,000                    60.4               52.1
7,500,001 - 10,000,000                   71.7               62.8
10,000,001 - 12,500,000                  73.5               59.9
12,500,001 - 15,000,000                  58.3               51.6
15,000,001 - 17,500,000                  68.8               58.0
20,000,001 - 30,000,000                  63.8               57.7
60,000,001 - 70,000,000                  67.7               67.7
70,000,001 >=                            69.4               64.9
-----------------------------------------------------------------
TOTAL:                                   63.8%              54.9%
=================================================================

Minimum: $249,676
Maximum: $146,250,000
Weighted Average: $7,501,149

                                      I-10

                              APPENDIX I
                      MORTGAGE POOL INFORMATION
                             LOAN GROUP 1

STATES

----------------------------------------------------------------------------------------------------------------------------------
                                                           PERCENT BY   WEIGHTED     WEIGHTED                 WEIGHTED   WEIGHTED
                             NUMBER OF       AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED       AVERAGE    AVERAGE
                             MORTGAGED    CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE  CUT-OFF DATE    BALLOON
STATE                       PROPERTIES     BALANCE ($)    BALANCE (%)   RATE (%) TERM (MOS.)   DSCR (x)       LTV (%)    LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

New York                            56     424,310,130           33.7      5.512          107       3.06          50.2       48.3
Texas                               16     262,920,485           20.9      5.360           99       1.50          75.8       65.7
California - Southern               13     158,216,798           12.6      5.413          117       1.51          71.0       63.3
California - Northern                5      36,235,431            2.9      5.810          105       1.36          67.5       57.9
Arizona                              7      51,904,329            4.1      5.568           97       1.50          66.7       54.8
Oklahoma                             2      45,387,912            3.6      5.782          127       1.67          76.2       65.6
Florida                             13      43,411,356            3.4      5.725          136       1.49          66.5       43.5
Maryland                             6      31,810,155            2.5      5.620          109       1.61          70.6       60.5
Georgia                              9      31,334,889            2.5      5.661          139       1.43          69.0       43.6
Massachusetts                        1      24,050,000            1.9      5.400          116       2.13          65.0       56.4
Virginia                             7      21,620,925            1.7      6.167          123       1.54          60.6       42.9
Pennsylvania                         3      19,803,036            1.6      5.497          112       1.77          68.1       57.5
Nevada                               3      14,873,995            1.2      5.689          129       1.25          71.1       43.2
New Jersey                           5      14,563,687            1.2      5.802          116       1.47          66.3       53.6
Kentucky                             1      12,980,585            1.0      5.170           83       1.39          72.9       65.2
Minnesota                            4      11,186,598            0.9      5.953          137       1.42          64.5       43.4
South Carolina                       1       8,826,411            0.7      5.790          118       1.60          64.9       50.2
Wisconsin                            1       8,284,539            0.7      5.680           92       1.69          64.7       56.8
Ohio                                 4       8,054,106            0.6      5.819          117       1.41          69.3       49.4
Utah                                 4       6,153,498            0.5      6.093          201       1.56          52.1       13.5
Alaska                               1       5,385,748            0.4      6.850          109       1.36          50.8       35.1
Alabama                              2       5,172,838            0.4      6.123          114       1.42          66.4       56.8
Indiana                              2       2,744,634            0.2      5.984          118       1.28          64.3       44.4
Washington                           1       2,582,712            0.2      5.840          237       1.07          67.3        0.5
Colorado                             2       2,264,732            0.2      5.931          116       1.54          67.0       55.8
New Mexico                           1       1,659,764            0.1      5.750          138       1.08          41.5        0.4
Michigan                             1       1,479,335            0.1      6.070          176       1.12          63.6        0.5
North Dakota                         1       1,200,000            0.1      5.500          180       1.24          64.9        0.5
North Carolina                       1       1,091,880            0.1      5.450          109       1.16          40.1        0.5
Iowa                                 1         682,575            0.1      5.770          116       1.10          42.7        0.5
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             174  $1,260,193,084          100.0%     5.537%         111       2.04x         63.8%      54.9%
==================================================================================================================================

                                      I-11

                              APPENDIX I
                      MORTGAGE POOL INFORMATION
                             LOAN GROUP 1

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT BY    WEIGHTED      WEIGHTED                 WEIGHTED  WEIGHTED
                             NUMBER OF        AGGREGATE      AGGREGATE     AVERAGE       AVERAGE  WEIGHTED        AVERAGE   AVERAGE
                             MORTGAGED     CUT-OFF DATE   CUT-OFF DATE    MORTGAGE     REMAINING   AVERAGE   CUT-OFF DATE   BALLOON
PROPERTY TYPE               PROPERTIES       BALANCE ($)    BALANCE (%)    RATE (%)   TERM (MOS.)  DSCR (x)        LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Office
  Urban                             11      378,238,372           30.0       5.421           105      1.74           64.2      63.0
  Suburban                          17      101,549,034            8.1       5.516           104      1.43           70.9      57.8
  Medical                            8       44,922,263            3.6       5.761           113      1.31           74.3      59.9
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                       36     $524,709,669           41.6%      5.468%          106      1.64x          66.4%     61.7%
Retail
  Anchored                          11      331,295,986           26.3       5.384           101      1.65           73.2      64.8
  Unanchored                        17       52,278,094            4.1       5.686           139      1.44           66.5      44.0
  Free Standing                     13       20,374,507            1.6       5.852           168      1.29           59.3      16.7
  Shadow Anchored                    3       11,327,412            0.9       5.447           132      1.62           65.7      46.9
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                       44     $415,276,000           33.0%      5.447%          110      1.61x          71.5%     59.3%
Multifamily
  Cooperative                       47      106,795,866            8.5       5.784           127      6.77           15.4      13.6
  Garden                             8       56,846,666            4.5       5.758            97      1.48           73.2      64.2
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                       55     $163,642,531           13.0%      5.775%          116      4.93x          35.5%     31.2%
Industrial
  Flex                              13       48,056,084            3.8       5.699           120      1.40           69.0      50.9
  Warehouse                         13       47,405,181            3.8       5.876           139      1.44           62.2      34.4
  Light                              3        5,910,546            0.5       5.752           122      1.42           59.3      43.1
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                       29     $101,371,811            8.0%      5.785%          129      1.42x          65.3%     42.7%
Hospitality
  Limited Service                    4       30,425,159            2.4       5.712           108      1.65           64.6      51.4
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                        4      $30,425,159            2.4%      5.712%          108      1.65x          64.6%     51.4%
Assisted Living Facility
  Assisted Living Facility           1       14,742,372            1.2       5.560            80      1.61           64.1      57.7
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                        1      $14,742,372            1.2%      5.560%           80      1.61x          64.1%     57.7%
Self Storage
  Self Storage                       2        5,674,506            0.5       5.750           116      1.66           62.0      50.5
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                        2       $5,674,506            0.5%      5.750%          116      1.66x          62.0%     50.5%
Mixed Use
  Office/Retail                      3        4,351,037            0.3       6.032           195      1.39           56.3       4.2
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                        3       $4,351,037            0.3%      6.032%          195      1.39x          56.3%      4.2%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             174   $1,260,193,084          100.0%      5.537%          111      2.04x          63.8%     54.9%
====================================================================================================================================

                                      I-12

                              APPENDIX I
                      MORTGAGE POOL INFORMATION
                             LOAN GROUP 1

MORTGAGE RATES

------------------------------------------------------------------------------------------------------------------------------------
                                                        PERCENT BY   WEIGHTED     WEIGHTED                   WEIGHTED    WEIGHTED
                                          AGGREGATE      AGGREGATE    AVERAGE      AVERAGE    WEIGHTED        AVERAGE     AVERAGE
                          NUMBER OF    CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING     AVERAGE   CUT-OFF DATE     BALLOON
MORTGAGE RATE (%)    MORTGAGE LOANS      BALANCE ($)    BALANCE (%)   RATE (%)  TERM (MOS.)    DSCR (x)        LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

<= 5.000                          1      20,755,300            1.6      4.550           60        2.58           53.5        53.5
5.001 - 5.500                    42     562,844,847           44.7      5.206           97        2.05           66.2        60.2
5.501 - 6.000                    77     560,307,010           44.5      5.742          119        1.87           64.5        54.5
6.001 - 6.500                    44      97,786,718            7.8      6.184          146        2.88           51.2        29.2
6.501 - 7.000                     3      15,071,879            1.2      6.675          129        1.84           53.1        42.8
8.501 - 9.000                     1       3,427,331            0.3      8.770           89        1.17           47.9        40.8
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          168  $1,260,193,084          100.0%     5.537%         111        2.04x          63.8%       54.9%
==================================================================================================================================

Minimum: 4.550%
Maximum: 8.770%
Weighted Average: 5.537%

SEASONING

---------------------------------------------------------------------------------------------------------------------------------

                                                   PERCENT BY      WEIGHTED     WEIGHTED                    WEIGHTED    WEIGHTED
                                   AGGREGATE        AGGREGATE       AVERAGE      AVERAGE   WEIGHTED          AVERAGE     AVERAGE
                  NUMBER OF     CUT-OFF DATE     CUT-OFF DATE      MORTGAGE    REMAINING    AVERAGE     CUT-OFF DATE     BALLOON
SEASONING    MORTGAGE LOANS       BALANCE ($)      BALANCE (%)      RATE (%)  TERM (MOS.)   DSCR (x)          LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------------------------

= 0                       9      124,539,908              9.9         5.141           81       1.99             64.6        58.5
1 - 5                   118    1,007,623,985             80.0         5.519          112       1.99             65.4        56.8
6 - 11                   38      120,793,403              9.6         5.977          125       2.55             50.0        37.0
12 - 23                   2        3,808,456              0.3         6.202          170       1.20             65.3        14.1
24 >=                     1        3,427,331              0.3         8.770           89       1.17             47.9        40.8
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                  168   $1,260,193,084            100.0%        5.537%         111       2.04x            63.8%       54.9%
=================================================================================================================================

Minimum: 0 mos.
Maximum: 91 mos.
Weighted Average: 3 mos.

                                      I-13

                              APPENDIX I
                      MORTGAGE POOL INFORMATION
                             LOAN GROUP 1

ORIGINAL TERMS TO STATED MATURITY

--------------------------------------------------------------------------------------------------------------------------
                                                                               PERCENT BY      WEIGHTED      WEIGHTED
                                                                 AGGREGATE      AGGREGATE       AVERAGE       AVERAGE
                                               NUMBER OF      CUT-OFF DATE   CUT-OFF DATE      MORTGAGE     REMAINING
ORIGINAL TERM TO STATED MATURITY (MOS.)   MORTGAGE LOANS        BALANCE ($)    BALANCE (%)      RATE (%)   TERM (MOS.)
--------------------------------------------------------------------------------------------------------------------------

<= 60                                                  6       110,140,349            8.7         5.001            60
61 - 120                                             118     1,055,613,613           83.8         5.552           109
121 - 180                                             27        62,454,180            5.0         5.938           164
181 - 240                                             16        29,797,030            2.4         6.079           231
241 - 300                                              1         2,187,912            0.2         6.370           296
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                                               168    $1,260,193,084          100.0%        5.537%          111
==========================================================================================================================

--------------------------------------------------------------------------------------------
                                                                WEIGHTED           WEIGHTED
                                              WEIGHTED           AVERAGE            AVERAGE
                                               AVERAGE      CUT-OFF DATE            BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)        DSCR (x)           LTV (%)            LTV (%)
--------------------------------------------------------------------------------------------

<= 60                                             2.09              64.7               63.7
61 - 120                                          2.06              64.8               58.0
121 - 180                                         1.98              50.3               15.3
181 - 240                                         1.35              57.0                0.4
241 - 300                                         1.54              49.4                0.3
--------------------------------------------------------------------------------------------
TOTAL:                                            2.04x             63.8%              54.9%
============================================================================================

Minimum: 60 mos.
Maximum: 300 mos.
Weighted Average: 113 mos.

REMAINING TERMS TO STATED MATURITY

---------------------------------------------------------------------------------------------------------------------------------
                                                                                      PERCENT BY        WEIGHTED        WEIGHTED
                                                                       AGGREGATE       AGGREGATE         AVERAGE         AVERAGE
                                                 NUMBER OF          CUT-OFF DATE    CUT-OFF DATE        MORTGAGE       REMAINING
REMAINING TERM TO STATED MATURITY (MOS.)    MORTGAGE LOANS            BALANCE ($)     BALANCE (%)        RATE (%)     TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------------

<= 60                                                    6           110,140,349             8.7           5.001              60
61 - 120                                               121         1,066,037,883            84.6           5.561             109
121 - 180                                               25            54,018,818             4.3           5.822             175
181 - 240                                               15            27,808,122             2.2           6.089             235
241 >=                                                   1             2,187,912             0.2           6.370             296
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 168        $1,260,193,084           100.0%          5.537%            111
=================================================================================================================================

-----------------------------------------------------------------------------------------
                                                                  WEIGHTED      WEIGHTED
                                                WEIGHTED           AVERAGE       AVERAGE
                                                 AVERAGE      CUT-OFF DATE       BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)         DSCR (x)           LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------

<= 60                                               2.09              64.7          63.7
61 - 120                                            2.05              64.8          57.9
121 - 180                                           2.08              48.1           7.6
181 - 240                                           1.35              56.9           0.4
241 >=                                              1.54              49.4           0.3
-----------------------------------------------------------------------------------------
TOTAL:                                              2.04x             63.8%         54.9%
=========================================================================================

Minimum: 58 mos.
Maximum: 296 mos.
Weighted Average: 111 mos.

                                      I-14

                              APPENDIX I
                      MORTGAGE POOL INFORMATION
                             LOAN GROUP 1

ORIGINAL AMORTIZATION TERMS

---------------------------------------------------------------------------------------------------------------------------------
                                                                           PERCENT BY     WEIGHTED        WEIGHTED
                                                            AGGREGATE       AGGREGATE      AVERAGE         AVERAGE      WEIGHTED
                                         NUMBER OF       CUT-OFF DATE    CUT-OFF DATE     MORTGAGE       REMAINING       AVERAGE
ORIGINAL AMORTIZATION TERM (MOS.)   MORTGAGE LOANS         BALANCE ($)     BALANCE (%)     RATE (%)     TERM (MOS.)      DSCR (x)
---------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
  Interest Only                                 13        406,105,300            32.2        5.387             102          2.34
  181 - 240                                     12         24,129,547             1.9        6.230             122          1.51
  241 - 300                                     20         88,612,732             7.0        5.637             109          1.53
  301 - 360                                     67        632,331,578            50.2        5.536             105          1.77
  401 >=                                        20         42,624,590             3.4        5.784             131          5.76
---------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                      132     $1,193,803,748            94.7%       5.516%            106          2.08x

FULLY AMORTIZING LOANS
  61 - 120                                       3           3,736,365            0.3        5.456             114          1.13
  121 - 180                                     16          30,668,029            2.4        5.768             175          1.19
  181 - 240                                     16          29,797,030            2.4        6.079             231          1.35
  241 - 300                                      1           2,187,912            0.2        6.370             296          1.54
----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                       36         $66,389,336            5.3%       5.910%            201          1.27x
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                         168      $1,260,193,084          100.0%       5.537%            111          2.04x
==================================================================================================================================

----------------------------------------------------------------------
                                             WEIGHTED        WEIGHTED
                                              AVERAGE         AVERAGE
                                         CUT-OFF DATE         BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)              LTV (%)         LTV (%)
----------------------------------------------------------------------

BALLOON LOANS
  Interest Only                                  59.4            59.4
  181 - 240                                      55.3            34.7
  241 - 300                                      65.6            51.5
  301 - 360                                      70.5            61.6
  401 >=                                         16.8            15.1
----------------------------------------------------------------------
SUBTOTAL:                                        64.1%           57.9%

FULLY AMORTIZING LOANS
  61 - 120                                       48.2             0.6
  121 - 180                                      61.9             0.6
  181 - 240                                      57.0             0.4
  241 - 300                                      49.4             0.3
----------------------------------------------------------------------
SUBTOTAL:                                        58.5%            0.5%
----------------------------------------------------------------------
TOTAL:                                           63.8%           54.9%
======================================================================

Minimum: 120 mos.
Maximum: 600 mos.
Weighted Average:  335 mos.

                                      I-15

                              APPENDIX I
                      MORTGAGE POOL INFORMATION
                             LOAN GROUP 1

REMAINING AMORTIZATION TERMS

-------------------------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY    WEIGHTED      WEIGHTED
                                                             AGGREGATE       AGGREGATE     AVERAGE       AVERAGE      WEIGHTED
                                           NUMBER OF      CUT-OFF DATE    CUT-OFF DATE    MORTGAGE     REMAINING       AVERAGE
REMAINING AMORTIZATION TERM (MOS.)    MORTGAGE LOANS        BALANCE ($)     BALANCE (%)    RATE (%)   TERM (MOS.)      DSCR (x)
-------------------------------------------------------------------------------------------------------------------------------

Balloon Loans
Interest Only                                     13       406,105,300            32.2       5.387           102          2.34
181 - 240                                         12        24,129,547             1.9       6.230           122          1.51
241 - 300                                         21        92,040,063             7.3       5.754           108          1.51
301 - 360                                         66       628,904,247            49.9       5.518           105          1.77
362 >=                                            20        42,624,590             3.4       5.784           131          5.76
-------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                        132    $1,193,803,748            94.7%      5.516%          106         2.08x

FULLY AMORTIZING LOANS
61 - 120                                           3         3,736,365             0.3       5.456           114          1.13
121 - 180                                         17        32,656,937             2.6       5.778           175          1.20
181 - 240                                         15        27,808,122             2.2       6.089           235          1.35
241 >=                                             1         2,187,912             0.2       6.370           296          1.54
-------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                         36       $66,389,336             5.3%      5.910%          201          1.27x
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                           168    $1,260,193,084           100.0%      5.537%          111          2.04x
===============================================================================================================================

---------------------------------------------------------------------------------
                                                     WEIGHTED           WEIGHTED
                                                      AVERAGE            AVERAGE
                                                 CUT-OFF DATE            BALLOON
REMAINING AMORTIZATION TERM (MOS.)                     LTV (%)            LTV (%)
---------------------------------------------------------------------------------

BALLOON LOANS
Interest Only                                            59.4               59.4
181 - 240                                                55.3               34.7
241 - 300                                                65.0               51.1
301 - 360                                                70.6               61.7
362 >=                                                   16.8               15.1
---------------------------------------------------------------------------------
SUBTOTAL:                                                64.1%              57.9%

FULLY AMORTIZING LOANS
61 - 120                                                 48.2                0.6
121 - 180                                                61.7                0.6
181 - 240                                                56.9                0.4
241 >=                                                   49.4                0.3
---------------------------------------------------------------------------------
SUBTOTAL:                                                58.5%               0.5%
---------------------------------------------------------------------------------
TOTAL:                                                   63.8%              54.9%
=================================================================================

Minimum: 109 mos.
Maximum: 593 mos.
Weighted Average:  332 mos.

DEBT SERVICE COVERAGE RATIOS

-----------------------------------------------------------------------------------------------------------------------------
                                                                          PERCENT BY     WEIGHTED       WEIGHTED
                                                          AGGREGATE        AGGREGATE      AVERAGE        AVERAGE    WEIGHTED
                                       NUMBER OF       CUT-OFF DATE     CUT-OFF DATE     MORTGAGE      REMAINING     AVERAGE
DEBT SERVICE COVERAGE RATIO (x)   MORTGAGE LOANS         BALANCE ($)      BALANCE (%)     RATE (%)    TERM (MOS.)    DSCR (x)
-----------------------------------------------------------------------------------------------------------------------------

1.01 - 1.10                                   10         20,333,152              1.6        6.059            181        1.07
1.11 - 1.20                                   17         61,283,597              4.9        5.913            134        1.17
1.21 - 1.30                                   16         48,055,171              3.8        5.809            127        1.26
1.31 - 1.40                                   21        255,756,070             20.3        5.372            100        1.36
1.41 - 1.50                                   11        179,544,973             14.2        5.740            115        1.42
1.51 - 1.60                                   12         54,494,222              4.3        5.610            118        1.57
1.61 - 1.70                                   11        272,289,757             21.6        5.566            114        1.67
1.71 - 1.80                                    8         42,735,432              3.4        5.437             99        1.76
1.81 - 1.90                                    2         18,300,000              1.5        5.523            117        1.89
1.91 - 2.00                                    5          9,637,611              0.8        5.327            119        1.95
2.01 - 2.50                                    8        174,045,360             13.8        5.237             92        2.16
2.51 - 3.00                                    3         24,243,919              1.9        4.730             71        2.60
3.01 >=                                       44         99,473,819              7.9        5.787            124        7.09
-----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                       168     $1,260,193,084            100.0%       5.537%           111       2.04x
=============================================================================================================================

---------------------------------------------------------------------------
                                                 WEIGHTED         WEIGHTED
                                                  AVERAGE          AVERAGE
                                             CUT-OFF DATE          BALLOON
DEBT SERVICE COVERAGE RATIO (x)                    LTV (%)          LTV (%)
---------------------------------------------------------------------------

1.01 - 1.10                                          62.8              6.9
1.11 - 1.20                                          68.3             40.0
1.21 - 1.30                                          70.2             50.6
1.31 - 1.40                                          72.1             59.4
1.41 - 1.50                                          64.5             62.2
1.51 - 1.60                                          69.2             55.3
1.61 - 1.70                                          73.2             66.5
1.71 - 1.80                                          69.9             60.9
1.81 - 1.90                                          64.3             54.7
1.91 - 2.00                                          55.3             45.5
2.01 - 2.50                                          60.2             58.3
2.51 - 3.00                                          51.5             49.8
3.01 >=                                              14.5             13.2
---------------------------------------------------------------------------
TOTAL:                                               63.8%            54.9%
===========================================================================

Minimum: 1.03x
Maximum: 46.75x
Weighted Average: 2.04x

                                      I-16

                              APPENDIX I
                      MORTGAGE POOL INFORMATION
                             LOAN GROUP 1

LOAN-TO-VALUE RATIOS

----------------------------------------------------------------------------------------------------------------------------
                                                                   PERCENT BY      WEIGHTED         WEIGHTED
                                                  AGGREGATE         AGGREGATE       AVERAGE          AVERAGE      WEIGHTED
                               NUMBER OF       CUT-OFF DATE      CUT-OFF DATE      MORTGAGE        REMAINING       AVERAGE
LOAN-TO-VALUE RATIO (%)   MORTGAGE LOANS         BALANCE ($)       BALANCE (%)      RATE (%)      TERM (MOS.)      DSCR (x)
----------------------------------------------------------------------------------------------------------------------------

0.0 - 10.0                            19         36,390,726               2.9         5.665              116         11.74
10.1 - 20.0                           20         29,182,440               2.3         5.860              127          5.31
20.1 - 30.0                            7         39,231,682               3.1         5.810              137          3.48
30.1 - 40.0                            4          5,792,069               0.5         6.217              188          2.02
40.1 - 50.0                           14         25,996,386               2.1         6.293              130          1.69
50.1 - 60.0                           19        126,331,080              10.0         5.343              109          2.05
60.1 - 70.0                           48        504,658,371              40.0         5.559              114          1.60
70.1 - 75.0                           25        289,640,475              23.0         5.338               94          1.41
75.1 - 80.0                            9        182,918,340              14.5         5.652              115          1.63
80.1 - 85.0                            3         20,051,516               1.6         5.598              113          1.26
----------------------------------------------------------------------------------------------------------------------------
TOTAL:                               168     $1,260,193,084             100.0%        5.537%             111         2.04x
============================================================================================================================

--------------------------------------------------------------------
                                        WEIGHTED           WEIGHTED
                                         AVERAGE            AVERAGE
                                    CUT-OFF DATE            BALLOON
LOAN-TO-VALUE RATIO (%)                   LTV (%)            LTV (%)
--------------------------------------------------------------------

0.0 - 10.0                                   6.4                5.8
10.1 - 20.0                                 14.3               11.9
20.1 - 30.0                                 23.8               21.4
30.1 - 40.0                                 33.1                9.4
40.1 - 50.0                                 45.4               27.4
50.1 - 60.0                                 56.4               47.5
60.1 - 70.0                                 65.7               56.7
70.1 - 75.0                                 73.8               63.8
75.1 - 80.0                                 77.7               68.4
80.1 - 85.0                                 81.8               69.2
--------------------------------------------------------------------
TOTAL:                                      63.8%              54.9%
====================================================================

Minimum: 1.9%
Maximum: 82.9%
Weighted Average: 63.8%

BALLOON LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                                         PERCENT BY      WEIGHTED          WEIGHTED
                                                          AGGREGATE       AGGREGATE       AVERAGE           AVERAGE       WEIGHTED
                                       NUMBER OF       CUT-OFF DATE    CUT-OFF DATE      MORTGAGE         REMAINING        AVERAGE
BALLOON LOAN-TO-VALUE RATIO (%)   MORTGAGE LOANS         BALANCE ($)     BALANCE (%)      RATE (%)       TERM (MOS.)       DSCR (x)
------------------------------------------------------------------------------------------------------------------------------------

0.0 - 10.0                                    60        110,501,452             8.8         5.819               169           5.05
10.1 - 20.0                                   17         32,478,211             2.6         5.785               139           4.48
20.1 - 30.0                                    9         36,406,934             2.9         5.967               123           3.10
30.1 - 40.0                                    9         18,483,397             1.5         6.240               114           1.68
40.1 - 50.0                                   13         40,046,828             3.2         6.034               114           1.52
50.1 - 55.0                                   12         67,681,278             5.4         5.316                99           1.79
55.1 - 60.0                                   16        207,421,718            16.5         5.534               107           1.84
60.1 - 65.0                                   14        254,698,521            20.2         5.678               112           1.42
65.1 - 70.0                                   15        469,414,746            37.2         5.323                98           1.62
70.1 - 75.0                                    3         23,060,000             1.8         5.193                72           1.70
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                       168     $1,260,193,084           100.0%        5.537%              111           2.04x
====================================================================================================================================

----------------------------------------------------------------------------
                                                WEIGHTED           WEIGHTED
                                                 AVERAGE            AVERAGE
                                            CUT-OFF DATE            BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)                   LTV (%)            LTV (%)
----------------------------------------------------------------------------

0.0 - 10.0                                          38.1                2.9
10.1 - 20.0                                         18.8               14.9
20.1 - 30.0                                         28.9               23.7
30.1 - 40.0                                         49.3               35.7
40.1 - 50.0                                         61.8               47.0
50.1 - 55.0                                         63.2               52.5
55.1 - 60.0                                         64.0               57.7
60.1 - 65.0                                         67.4               63.0
65.1 - 70.0                                         73.9               67.6
70.1 - 75.0                                         77.7               73.0
----------------------------------------------------------------------------
TOTAL:                                              63.8%              54.9%
============================================================================

Minimum: 0.0%
Maximum: 74.1%
Weighted Average: 54.9%

                                      I-17

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 1

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION(%)(1)(2)(3)

----------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS             FEB-05          FEB-06           FEB-07          FEB-08          FEB-09          FEB-10
----------------------------------------------------------------------------------------------------------------------------

Locked Out                          90.97%          91.16%           87.86%          87.80%          88.03%          87.17%
Yield Maintenance TOTAL              9.03%           8.84%           12.14%          12.20%          11.97%          12.62%
Penalty Points TOTAL                 0.00%           0.00%            0.00%           0.00%           0.00%           0.21%
Open                                 0.00%           0.00%            0.00%           0.00%           0.00%           0.00%
----------------------------------------------------------------------------------------------------------------------------
TOTALS                             100.00%         100.00%          100.00%         100.00%         100.00%         100.00%
----------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $1,260,193,084  $1,249,755,839   $1,238,404,962  $1,225,178,903  $1,210,927,155  $1,085,465,436
% Initial Pool Balance             100.00%          99.17%           98.27%          97.22%          96.09%          86.13%
----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------
PREPAYMENT RESTRICTIONS                FEB-11              FEB-12
------------------------------------------------------------------

Locked Out                             85.54%              83.59%
Yield Maintenance TOTAL                12.33%              16.16%
Penalty Points TOTAL                    0.20%               0.24%
Open                                    1.93%               0.00%
------------------------------------------------------------------
TOTALS                                100.00%             100.00%
------------------------------------------------------------------
Pool Balance Outstanding      $1,068,216,015        $870,193,363
% Initial Pool Balance                 84.77%              69.05%
------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D)(%)(1)(2)(3)

-----------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS           FEB-13          FEB-14        FEB-15         FEB-16        FEB-17         FEB-18          FEB-19
-----------------------------------------------------------------------------------------------------------------------------------

Locked Out                        83.37%          77.72%        29.24%         30.88%        25.84%         27.77%          31.18%
Yield Maintenance TOTAL           14.73%          15.37%        70.76%         69.12%        67.07%         64.40%          59.75%
Penalty Points TOTAL               1.90%           5.74%         0.00%          0.00%         7.09%          7.83%           9.07%
Open                               0.00%           1.16%         0.00%          0.00%         0.00%          0.00%           0.00%
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS                           100.00%         100.00%       100.00%        100.00%       100.00%        100.00%         100.00%
-----------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $844,693,514    $753,540,521   $50,645,904    $46,097,111   $41,373,337    $36,464,171     $30,562,261
% Initial Pool Balance            67.03%          59.80%         4.02%          3.66%         3.28%          2.89%           2.43%
-----------------------------------------------------------------------------------------------------------------------------------

Notes:

(1) The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement

(2) See APPENDIX II of the Prospectus Supplement for a description of the Yield
    Maintenance

(2) DEF/YM1 loans have been modeled as Yield Maintenance

                                      I-18

                              APPENDIX I
                      MORTGAGE POOL INFORMATION
                             LOAN GROUP 2

MORTGAGE LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      PERCENT BY        WEIGHTED
                                                                                      AGGREGATE        AGGREGATE         AVERAGE
                                                                  NUMBER OF        CUT-OFF DATE     CUT-OFF DATE        MORTGAGE
LOAN SELLER                                                  MORTGAGE LOANS          BALANCE ($)      BALANCE (%)        RATE (%)
------------------------------------------------------------------------------------------------------------------------------------

Massachusetts Mutual Life Insurance Company                              48         188,669,094             69.5           7.941
NCB, FSB                                                                 20          61,461,743             22.6           5.933
Teachers Insurance and Annuity Association of America                     1          14,831,705              5.5           5.400
Washington Mutual Bank, FA                                                2           3,835,245              1.4           5.274
Union Central Mortgage Funding, Inc.                                      2           2,763,551              1.0           6.160
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                                   73        $271,561,337            100.0%          7.292%
====================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------
                                                                WEIGHTED                            WEIGHTED        WEIGHTED
                                                                 AVERAGE        WEIGHTED             AVERAGE         AVERAGE
                                                               REMAINING         AVERAGE        CUT-OFF DATE         BALLOON
LOAN SELLER                                                   TERM (MOS.)        DSCR (x)             LTV (%)         LTV (%)
-----------------------------------------------------------------------------------------------------------------------------

Massachusetts Mutual Life Insurance Company                          146            1.29                42.9            32.3
NCB, FSB                                                             124            4.76                19.9            16.3
Teachers Insurance and Annuity Association of America                113            1.79                45.2            34.4
Washington Mutual Bank, FA                                           100            1.49                76.9            64.6
Union Central Mortgage Funding, Inc.                                 136            1.06                70.3            31.1
-----------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                               138            2.10x               38.6%           29.2%
=============================================================================================================================

CUT-OFF DATE BALANCES

---------------------------------------------------------------------------------------------------------------------------
                                                                           PERCENT BY         WEIGHTED            WEIGHTED
                                                         AGGREGATE          AGGREGATE          AVERAGE             AVERAGE
                                   NUMBER OF          CUT-OFF DATE       CUT-OFF DATE         MORTGAGE           REMAINING
CUT-OFF DATE BALANCE ($)      MORTGAGE LOANS            BALANCE ($)        BALANCE (%)         RATE (%)         TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

1 - 2,500,000                             32            54,385,787               20.0            7.107                 135
2,500,001 - 5,000,000                     28           102,379,135               37.7            7.661                 140
5,000,001 - 7,500,000                      5            28,007,523               10.3            7.565                 128
7,500,001 - 10,000,000                     4            33,534,226               12.3            7.483                 151
10,000,001 - 12,500,000                    2            24,078,187                8.9            6.618                 139
12,500,001 - 15,000,000                    2            29,176,478               10.7            6.413                 131
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                    73          $271,561,337              100.0%           7.292%                138
===========================================================================================================================

-----------------------------------------------------------------------------
                                                    WEIGHTED        WEIGHTED
                                WEIGHTED             AVERAGE         AVERAGE
                                 AVERAGE        CUT-OFF DATE         BALLOON
CUT-OFF DATE BALANCE ($)         DSCR (x)             LTV (%)         LTV (%)
-----------------------------------------------------------------------------

1 - 2,500,000                       3.51                35.5            26.4
2,500,001 - 5,000,000               1.58                39.9            29.8
5,000,001 - 7,500,000               1.69                36.9            30.0
7,500,001 - 10,000,000              1.73                38.8            29.0
10,000,001 - 12,500,000             2.83                31.8            24.5
12,500,001 - 15,000,000             1.55                46.9            36.0
-----------------------------------------------------------------------------
TOTAL:                              2.10x               38.6%           29.2%
=============================================================================

Minimum: $174,710
Maximum: $14,831,705
Weighted Average: $3,720,018

                                      I-19

                              APPENDIX I
                      MORTGAGE POOL INFORMATION
                             LOAN GROUP 2

STATES

------------------------------------------------------------------------------------------------------------------------------------
                                                      PERCENT BY     WEIGHTED      WEIGHTED                    WEIGHTED    WEIGHTED
                         NUMBER OF      AGGREGATE      AGGREGATE      AVERAGE       AVERAGE    WEIGHTED         AVERAGE     AVERAGE
                        MORTGAGED    CUT-OFF DATE   CUT-OFF DATE     MORTGAGE     REMAINING     AVERAGE    CUT-OFF DATE     BALLOON
STATE                   PROPERTIES     BALANCE ($)    BALANCE (%)     RATE (%)   TERM (MOS.)    DSCR (x)         LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Florida                          4     37,113,516           13.7        7.562           148        1.30            46.6        35.4
Texas                            7     31,450,941           11.6        8.289           163        1.26            35.5        26.6
New York                        14     29,925,481           11.0        5.838           122        6.04            20.0        17.2
District of Columbia             2     16,409,533            6.0        5.458           119        2.02            41.8        31.1
Illinois                         2     15,990,777            5.9        6.072           139        3.58            25.1        20.1
Georgia                          3     15,345,510            5.7        6.514           134        2.63            28.2        19.3
North Carolina                   4     13,982,839            5.1        7.638           131        1.27            50.2        38.5
Michigan                         3     12,384,149            4.6        7.472           150        1.90            40.1        26.2
Ohio                             3     11,269,064            4.1        7.424            98        1.60            50.9        41.2
Utah                             4     11,153,290            4.1        8.167           146        1.31            40.7        30.6
California - Southern            2      6,879,792            2.5        7.055           159        1.33            27.1        20.5
California - Northern            1      2,790,519            1.0        8.060           152        1.15            36.9        26.6
Virginia                         2      8,652,263            3.2        8.026           140        1.41            41.6        32.2
Tennessee                        2      7,348,662            2.7        7.703           141        1.35            43.4        31.3
Wisconsin                        2      6,534,757            2.4        6.740           139        1.03            58.9        45.4
Mississippi                      2      5,441,970            2.0        8.470           117        1.28            47.8        36.4
West Virginia                    2      5,109,371            1.9        9.390           138        1.39            32.1        24.4
South Carolina                   2      4,796,206            1.8        7.754           148        1.21            48.4        35.7
Washington                       1      4,652,318            1.7        8.510            95        1.32            49.4        41.2
New Mexico                       2      4,554,895            1.7        7.904           146        1.12            32.3        25.4
New Jersey                       1      3,920,047            1.4        7.430           136        1.22            45.7        32.9
New Hampshire                    1      3,317,284            1.2        9.070           143        1.48            37.5        28.1
Kansas                           1      2,338,846            0.9        8.980           121        1.05            54.9        42.1
Montana                          1      2,219,709            0.8        8.150           146        1.13            37.8        29.9
Oklahoma                         1      2,173,257            0.8        8.040           155        1.54            35.3        27.7
Connecticut                      1      1,993,824            0.7        5.360           117        1.63            79.8        66.7
Pennsylvania                     1      1,459,778            0.5        7.910           145        1.33            28.4        22.4
Iowa                             1      1,369,926            0.5        8.300           118        1.29            37.6        30.7
Minnesota                        1        982,815            0.4        6.125           175        1.01            66.0         0.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          73   $271,561,337          100.0%       7.292%          138        2.10x           38.6%       29.2%
====================================================================================================================================

                                      I-20

                              APPENDIX I
                      MORTGAGE POOL INFORMATION
                             LOAN GROUP 2

PROPERTY TYPES

-----------------------------------------------------------------------------------------------------------------------------------
                                                         PERCENT BY     WEIGHTED     WEIGHTED                   WEIGHTED   WEIGHTED
                                            AGGREGATE     AGGREGATE      AVERAGE      AVERAGE    WEIGHTED        AVERAGE    AVERAGE
                            NUMBER OF    CUT-OFF DATE  CUT-OFF DATE     MORTGAGE    REMAINING     AVERAGE   CUT-OFF DATE    BALLOON
PROPERTY TYPE    MORTGAGED PROPERTIES      BALANCE ($)   BALANCE (%)     RATE (%)  TERM (MOS.)    DSCR (x)        LTV (%)    LTV (%
-----------------------------------------------------------------------------------------------------------------------------------

Multifamily
Garden                             43     176,022,637          64.8        7.658          140        1.34           43.7       32.6
Cooperative                        20      61,461,743          22.6        5.933          124        4.76           19.9       16.3
Townhouse                           7      28,022,004          10.3        8.177          162        1.26           42.2       31.2
High Rise                           2       3,835,245           1.4        5.274          100        1.49           76.9       64.6
Low Rise                            1       2,219,709           0.8        8.150          146        1.13           37.8       29.9
-----------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                          73    $271,561,337         100.0%       7.292%         138        2.10x          38.6%      29.2%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                             73    $271,561,337         100.0%       7.292%         138        2.10x          38.6%      29.2%
===================================================================================================================================

                                      I-21

                              APPENDIX I
                      MORTGAGE POOL INFORMATION
                             LOAN GROUP 2

MORTGAGE RATES

-----------------------------------------------------------------------------------------------------------------------------------
                                                         PERCENT BY    WEIGHTED     WEIGHTED                  WEIGHTED   WEIGHTED
                                           AGGREGATE      AGGREGATE     AVERAGE      AVERAGE   WEIGHTED        AVERAGE    AVERAGE
                          NUMBER OF     CUT-OFF DATE   CUT-OFF DATE    MORTGAGE    REMAINING    AVERAGE   CUT-OFF DATE    BALLOON
MORTGAGE RATE (%)    MORTGAGE LOANS       BALANCE ($)    BALANCE (%)    RATE (%)  TERM (MOS.)   DSCR (x)        LTV (%)    LTV (%)
----------------------------------------------------------------------------------------------------------------------------------

<= 5.500                          4       19,366,133            7.1       5.377          111       1.88           50.4       39.6
5.501 - 6.000                    13       49,626,159           18.3       5.844          123       5.17           19.0       16.3
6.001 - 6.500                     7       11,915,399            4.4       6.289          119       2.11           36.5       21.5
6.501 - 7.000                     4       12,746,725            4.7       6.633          161       1.75           36.0       26.7
7.001 - 7.500                    10       62,259,015           22.9       7.390          148       1.27           46.6       34.8
7.501 - 8.000                     7       26,820,175            9.9       7.857          148       1.30           41.1       30.7
8.001 - 8.500                    18       50,624,098           18.6       8.292          146       1.35           39.1       28.6
8.501 - 9.000                     7       29,776,977           11.0       8.658          136       1.23           47.1       37.2
9.001 - 9.500                     3        8,426,656            3.1       9.264          140       1.43           34.2       25.9
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                           73     $271,561,337          100.0%      7.292%         138       2.10x          38.6%      29.2%
==================================================================================================================================

Minimum: 5.180%
Maximum: 9.390%
Weighted Average: 7.292%

SEASONING

-----------------------------------------------------------------------------------------------------------------------
                                                 PERCENT BY     WEIGHTED      WEIGHTED                     WEIGHTED
                                  AGGREGATE       AGGREGATE      AVERAGE       AVERAGE    WEIGHTED          AVERAGE
                  NUMBER OF    CUT-OFF DATE    CUT-OFF DATE     MORTGAGE     REMAINING     AVERAGE     CUT-OFF DATE
SEASONING    MORTGAGE LOANS      BALANCE ($)     BALANCE (%)     RATE (%)   TERM (MOS.)    DSCR (x)          LTV (%)
-----------------------------------------------------------------------------------------------------------------------

1 - 5                    18      53,858,763            19.8        5.807           123        4.85             25.1
6 - 11                    7      29,033,481            10.7        5.830           117        2.29             35.5
12 - 23                   3      11,444,190             4.2        7.417           161        1.27             32.1
24 >=                    45     177,224,903            65.3        7.974           145        1.29             43.6
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                   73    $271,561,337           100.0%       7.292%          138        2.10x            38.6%
=======================================================================================================================

-------------------------
                WEIGHTED
                 AVERAGE
                 BALLOON
SEASONING         LTV (%)
-------------------------

1 - 5               19.8
6 - 11              26.9
12 - 23             24.7
24 >=               32.8
-------------------------
TOTAL:              29.2%
=========================

Minimum: 2 mos.
Maximum: 109 mos.
Weighted Average: 39 mos.

                                      I-22

                              APPENDIX I
                      MORTGAGE POOL INFORMATION
                             LOAN GROUP 2

ORIGINAL TERMS TO STATED MATURITY

------------------------------------------------------------------------------------------------------------------------------------
                                                                                 PERCENT BY     WEIGHTED      WEIGHTED
                                                                  AGGREGATE       AGGREGATE      AVERAGE       AVERAGE   WEIGHTED
                                                NUMBER OF      CUT-OFF DATE    CUT-OFF DATE     MORTGAGE     REMAINING    AVERAGE
ORIGINAL TERM TO STATED MATURITY (MOS.)    MORTGAGE LOANS        BALANCE ($)     BALANCE (%)     RATE (%)   TERM (MOS.)   DSCR (x)
----------------------------------------------------------------------------------------------------------------------------------

<= 120                                                 21        76,355,831            28.1        5.787           115       3.61
121 - 180                                              24        91,953,280            33.9        7.609           141       1.37
181 - 240                                              27        99,486,180            36.6        8.109           152       1.63
241 - 300                                               1         3,766,046             1.4        8.450           191       1.96
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 73      $271,561,337           100.0%       7.292%          138       2.10x
==================================================================================================================================

-------------------------------------------------------------------------
                                                   WEIGHTED     WEIGHTED
                                                    AVERAGE      AVERAGE
                                               CUT-OFF DATE      BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)              LTV (%)      LTV (%)
-------------------------------------------------------------------------

<= 120                                                 29.7         24.0
121 - 180                                              42.3         32.8
181 - 240                                              42.2         30.7
241 - 300                                              31.7          9.1
-------------------------------------------------------------------------
TOTAL:                                                 38.6%        29.2%
=========================================================================

Minimum: 84 mos.
Maximum: 300 mos.
Weighted Average: 178 mos.

REMAINING TERMS TO STATED MATURITY

------------------------------------------------------------------------------------------------------------------------------------
                                                                                PERCENT BY    WEIGHTED      WEIGHTED
                                                                 AGGREGATE       AGGREGATE     AVERAGE       AVERAGE     WEIGHTED
                                                NUMBER OF     CUT-OFF DATE    CUT-OFF DATE    MORTGAGE     REMAINING      AVERAGE
REMAINING TERM TO STATED MATURITY (MOS.)   MORTGAGE LOANS       BALANCE ($)     BALANCE (%)    RATE (%)   TERM (MOS.)     DSCR (x)
----------------------------------------------------------------------------------------------------------------------------------

<= 120                                                 31      107,436,809            39.6       6.487           111         2.93
121 - 180                                              38      146,256,279            53.9       7.807           151         1.36
181 - 240                                               4       17,868,249             6.6       7.918           197         3.21
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                 73     $271,561,337           100.0%      7.292%          138         2.10x
==================================================================================================================================

----------------------------------------------------------------------------
                                                    WEIGHTED       WEIGHTED
                                                     AVERAGE        AVERAGE
                                                CUT-OFF DATE        BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)              LTV (%)        LTV (%)
----------------------------------------------------------------------------

<= 120                                                  36.7           29.7
121 - 180                                               40.4           29.9
181 - 240                                               34.9           21.0
----------------------------------------------------------------------------
TOTAL:                                                  38.6%          29.2%
============================================================================

Minimum: 81 mos.
Maximum: 238 mos.
Weighted Average: 138 mos.

                                      I-23

                              APPENDIX I
                      MORTGAGE POOL INFORMATION
                             LOAN GROUP 2

ORIGINAL AMORTIZATION TERMS

---------------------------------------------------------------------------------------------------------------------------
                                                                                PERCENT BY       WEIGHTED        WEIGHTED
                                                               AGGREGATE         AGGREGATE        AVERAGE         AVERAGE
                                           NUMBER OF        CUT-OFF DATE      CUT-OFF DATE       MORTGAGE       REMAINING
ORIGINAL AMORTIZATION TERM (MOS.)     MORTGAGE LOANS          BALANCE ($)       BALANCE (%)       RATE (%)     TERM (MOS.)
---------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
  Interest Only                                    1           2,500,000               0.9          5.950             118
  181 - 240                                        1           1,780,736               0.7          6.180             115
  241 - 300                                        3          18,657,678               6.9          5.496             116
  301 - 360                                       58         221,574,313              81.6          7.639             141
  401 >=                                           6          20,723,791               7.6          5.820             117
---------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                         69        $265,236,518              97.7%         7.320%            137

FULLY AMORTIZING LOANS
  61 - 120                                         1           1,772,959               0.7          6.370             113
  121 - 180                                        2           2,560,643               0.9          6.048             176
  181 - 240                                        1           1,991,218               0.7          5.900             238
---------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                          4          $6,324,820               2.3%         6.092%            178
---------------------------------------------------------------------------------------------------------------------------
TOTAL:                                            73        $271,561,337             100.0%         7.292%            138
===========================================================================================================================

--------------------------------------------------------------------------------------
                                                              WEIGHTED       WEIGHTED
                                           WEIGHTED            AVERAGE        AVERAGE
                                            AVERAGE       CUT-OFF DATE        BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)           DSCR (x)            LTV (%)        LTV (%)
--------------------------------------------------------------------------------------

BALLOON LOANS
  Interest Only                               20.44                4.0            4.0
  181 - 240                                    1.08               72.7           48.0
  241 - 300                                    2.05               44.7           34.4
  301 - 360                                    1.56               40.4           30.7
  401 >=                                       4.29               20.9           19.1
--------------------------------------------------------------------------------------
SUBTOTAL:                                      1.98x              39.0%          29.9%

FULLY AMORTIZING LOANS
  61 - 120                                     1.50               22.2            0.0
  121 - 180                                    2.95               31.5            0.2
  181 - 240                                   17.47                3.1            0.0
--------------------------------------------------------------------------------------
SUBTOTAL:                                      7.12x              19.9%           0.1%
--------------------------------------------------------------------------------------
TOTAL:                                         2.10x              38.6%          29.2%
======================================================================================

Minimum: 120 mos.
Maximum: 480 mos.
Weighted Average:  360 mos.

                                      I-24

                              APPENDIX I
                      MORTGAGE POOL INFORMATION
                             LOAN GROUP 2

REMAINING AMORTIZATION TERMS

--------------------------------------------------------------------------------------------------------------------------------
                                                                             PERCENT BY     WEIGHTED       WEIGHTED
                                                              AGGREGATE       AGGREGATE      AVERAGE        AVERAGE    WEIGHTED
                                            NUMBER OF      CUT-OFF DATE    CUT-OFF DATE     MORTGAGE      REMAINING     AVERAGE
REMAINING AMORTIZATION TERM (MOS.)     MORTGAGE LOANS        BALANCE ($)     BALANCE (%)     RATE (%)    TERM (MOS.)    DSCR (x)
--------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
  Interest Only                                     1         2,500,000             0.9        5.950            118       20.44
  181 - 240                                         2         5,546,781             2.0        7.721            167        1.68
  241 - 300                                        27        97,685,395            36.0        7.651            126        1.43
  301 - 360                                        33       138,780,550            51.1        7.320            147        1.71
  362 >=                                            6        20,723,791             7.6        5.820            117        4.29
--------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                          69      $265,236,518            97.7%       7.320%           137        1.98x

FULLY AMORTIZING LOANS
  61 - 120                                          1         1,772,959             0.7        6.370            113        1.50
  121 - 180                                         2         2,560,643             0.9        6.048            176        2.95
  181 - 240                                         1         1,991,218             0.7        5.900            238       17.47
--------------------------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                           4        $6,324,820            2.3%       6.092%            178        7.12x
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                             73      $271,561,337           100.0%       7.292%           138        2.10x
================================================================================================================================

-----------------------------------------------------------------------------
                                                 WEIGHTED           WEIGHTED
                                                  AVERAGE            AVERAGE
                                             CUT-OFF DATE            BALLOON
REMAINING AMORTIZATION TERM (MOS.)                 LTV (%)            LTV (%)
-----------------------------------------------------------------------------

BALLOON LOANS
  Interest Only                                       4.0                4.0
  181 - 240                                          44.9               21.6
  241 - 300                                          47.4               36.3
  301 - 360                                          36.2               27.9
  362 >=                                             20.9               19.1
-----------------------------------------------------------------------------
SUBTOTAL:                                            39.0%              29.9%

FULLY AMORTIZING LOANS
  61 - 120                                           22.2                0.0
  121 - 180                                          31.5                0.2
  181 - 240                                           3.1                0.0
-----------------------------------------------------------------------------
SUBTOTAL:                                            19.9%               0.1%
-----------------------------------------------------------------------------
TOTAL:                                               38.6%              29.2%
=============================================================================

Minimum: 113 mos.
Maximum: 478 mos.
Weighted Average:  320 mos.

DEBT SERVICE COVERAGE RATIOS

--------------------------------------------------------------------------------------------------------------------------
                                                                        PERCENT BY     WEIGHTED      WEIGHTED
                                                         AGGREGATE       AGGREGATE      AVERAGE       AVERAGE    WEIGHTED
                                        NUMBER OF     CUT-OFF DATE    CUT-OFF DATE     MORTGAGE     REMAINING     AVERAGE
DEBT SERVICE COVERAGE RATIO (x)    MORTGAGE LOANS       BALANCE ($)     BALANCE (%)     RATE (%)   TERM (MOS.)    DSCR (x)
--------------------------------------------------------------------------------------------------------------------------

1.01 - 1.10                                     8       18,304,973             6.7        7.460           140        1.05
1.11 - 1.20                                     8       30,343,209            11.2        8.165           135        1.15
1.21 - 1.30                                    13       68,994,469            25.4        7.677           151        1.26
1.31 - 1.40                                    11       47,878,278            17.6        7.930           141        1.34
1.41 - 1.50                                     5       13,840,762             5.1        8.235           145        1.48
1.51 - 1.60                                     5       10,455,105             3.8        7.993           135        1.52
1.61 - 1.70                                     1        1,993,824             0.7        5.360           117        1.63
1.71 - 1.80                                     1       14,831,705             5.5        5.400           113        1.79
1.81 - 1.90                                     2        3,304,320             1.2        7.441           143        1.84
1.91 - 2.00                                     1        3,766,046             1.4        8.450           191        1.96
2.01 - 2.50                                     2        7,957,322             2.9        6.150           115        2.29
2.51 - 3.00                                     2        2,988,224             1.1        6.011           115        2.92
3.01 >=                                        14       46,903,100            17.3        5.860           126        5.53
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                                         73     $271,561,337           100.0%       7.292%          138        2.10x
==========================================================================================================================

------------------------------------------------------------------------
                                            WEIGHTED           WEIGHTED
                                             AVERAGE            AVERAGE
                                        CUT-OFF DATE            BALLOON
DEBT SERVICE COVERAGE RATIO (x)               LTV (%)            LTV (%)
------------------------------------------------------------------------

1.01 - 1.10                                     55.1               38.4
1.11 - 1.20                                     43.9               34.9
1.21 - 1.30                                     43.3               32.7
1.31 - 1.40                                     44.3               33.3
1.41 - 1.50                                     34.6               23.3
1.51 - 1.60                                     37.5               28.8
1.61 - 1.70                                     79.8               66.7
1.71 - 1.80                                     45.2               34.4
1.81 - 1.90                                     25.9               20.8
1.91 - 2.00                                     31.7                9.1
2.01 - 2.50                                     32.3               27.3
2.51 - 3.00                                     21.7               19.1
3.01 >=                                         17.2               14.6
------------------------------------------------------------------------
TOTAL:                                          38.6%              29.2%
========================================================================

Minimum: 1.01x
Maximum: 20.44x
Weighted Average: 2.10x

                                      I-25

                              APPENDIX I
                      MORTGAGE POOL INFORMATION
                             LOAN GROUP 2

LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------
                                                                 PERCENT BY   WEIGHTED      WEIGHTED
                                                   AGGREGATE      AGGREGATE    AVERAGE       AVERAGE     WEIGHTED
                                  NUMBER OF     CUT-OFF DATE   CUT-OFF DATE   MORTGAGE     REMAINING      AVERAGE
LOAN-TO-VALUE RATIO (%)      MORTGAGE LOANS       BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)     DSCR (x)
------------------------------------------------------------------------------------------------------------------

0.0 - 10.0                                4        6,243,756            2.3      5.956           171        15.17
10.1 - 20.0                               6       26,930,195            9.9      5.817           121         4.36
20.1 - 30.0                              14       36,585,687           13.5      6.593           131         2.44
30.1 - 40.0                              19       59,960,476           22.1      8.134           147         1.38
40.1 - 50.0                              17      104,088,904           38.3      7.448           145         1.38
50.1 - 60.0                               6       21,924,145            8.1      7.988           126         1.12
60.1 - 70.0                               4       10,212,193            3.8      7.419           108         1.11
70.1 - 75.0                               2        3,622,157            1.3      5.672            98         1.21
75.1 - 80.0                               1        1,993,824            0.7      5.360           117         1.63
------------------------------------------------------------------------------------------------------------------
TOTAL:                                   73     $271,561,337          100.0%     7.292%          138         2.10x
==================================================================================================================

----------------------------------------------------------------
                                    WEIGHTED           WEIGHTED
                                     AVERAGE            AVERAGE
                                CUT-OFF DATE            BALLOON
LOAN-TO-VALUE RATIO (%)               LTV (%)            LTV (%)
----------------------------------------------------------------

0.0 - 10.0                               5.2                1.7
10.1 - 20.0                             16.7               14.6
20.1 - 30.0                             25.2               19.8
30.1 - 40.0                             35.7               26.8
40.1 - 50.0                             44.7               33.2
50.1 - 60.0                             54.4               42.0
60.1 - 70.0                             65.2               48.2
70.1 - 75.0                             73.2               55.3
75.1 - 80.0                             79.8               66.7
----------------------------------------------------------------
TOTAL:                                  38.6%              29.2%
================================================================

Minimum: 3.1%
Maximum: 79.8%
Weighted Average: 38.6%

BALLOON LOAN-TO-VALUE RATIOS

--------------------------------------------------------------------------------------------------------------------------
                                                                      PERCENT BY     WEIGHTED       WEIGHTED
                                                       AGGREGATE       AGGREGATE      AVERAGE        AVERAGE     WEIGHTED
                                       NUMBER OF    CUT-OFF DATE    CUT-OFF DATE     MORTGAGE      REMAINING      AVERAGE
BALLOON LOAN-TO-VALUE RATIO (%)   MORTGAGE LOANS      BALANCE ($)     BALANCE (%)     RATE (%)    TERM (MOS.)     DSCR (x)
--------------------------------------------------------------------------------------------------------------------------

0.0 - 10.0                                     8      14,750,127             5.4        6.728            170         7.80
10.1 - 20.0                                   13      44,303,294            16.3        6.155            123         3.67
20.1 - 30.0                                   22      76,886,725            28.3        7.800            150         1.48
30.1 - 40.0                                   20     103,920,272            38.3        7.418            141         1.37
40.1 - 50.0                                    4      13,121,491             4.8        7.641            122         1.15
50.1 - 55.0                                    3      12,559,017             4.6        8.105             91         1.14
55.1 - 60.0                                    1       2,185,166             0.8        7.040            110         1.02
60.1 - 65.0                                    1       1,841,421             0.7        5.180             81         1.33
65.1 - 70.0                                    1       1,993,824             0.7        5.360            117         1.63
--------------------------------------------------------------------------------------------------------------------------
TOTAL:                                        73    $271,561,337           100.0%       7.292%           138         2.10x
==========================================================================================================================

---------------------------------------------------------------------
                                         WEIGHTED           WEIGHTED
                                          AVERAGE            AVERAGE
                                     CUT-OFF DATE            BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)            LTV (%)            LTV (%)
---------------------------------------------------------------------

0.0 - 10.0                                   19.3                4.3
10.1 - 20.0                                  19.5               16.6
20.1 - 30.0                                  35.2               26.8
30.1 - 40.0                                  45.0               33.7
40.1 - 50.0                                  55.1               42.1
50.1 - 55.0                                  61.9               51.9
55.1 - 60.0                                  68.8               55.1
60.1 - 65.0                                  73.7               62.4
65.1 - 70.0                                  79.8               66.7
---------------------------------------------------------------------
TOTAL:                                       38.6%              29.2%
=====================================================================

Minimum: 0.0%
Maximum: 66.7%
Weighted Average: 29.2%

                                      I-26

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 2

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION(%)(1)(2)(3)

------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS           FEB-05          FEB-06          FEB-07          FEB-08          FEB-09          FEB-10
------------------------------------------------------------------------------------------------------------------------

Locked Out                        98.98%          97.63%          89.56%          87.07%          77.25%          62.30%
Yield Maintenance TOTAL            1.02%           2.37%          10.44%          12.93%          22.75%          37.70%
Penalty Points TOTAL               0.00%           0.00%           0.00%           0.00%           0.00%           0.00%
Open                               0.00%           0.00%           0.00%           0.00%           0.00%           0.00%
------------------------------------------------------------------------------------------------------------------------
TOTALS                           100.00%         100.00%         100.00%         100.00%         100.00%         100.00%
------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $271,561,337    $267,821,899    $263,802,768    $259,482,480    $254,843,892    $249,850,383
% Initial Pool Balance           100.00%          98.62%          97.14%          95.55%          93.84%          92.01%
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------
PREPAYMENT RESTRICTIONS               FEB-11         FEB-12
------------------------------------------------------------

Locked Out                            58.22%         53.47%
Yield Maintenance TOTAL               41.78%         46.53%
Penalty Points TOTAL                   0.00%          0.00%
Open                                   0.00%          0.00%
------------------------------------------------------------
TOTALS                               100.00%        100.00%
------------------------------------------------------------
Pool Balance Outstanding       $244,480,680   $230,361,606
% Initial Pool Balance                90.03%         84.83%
------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D)(%)(1)(2)(3)

--------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS           FEB-13         FEB-14         FEB-15         FEB-16        FEB-17        FEB-18         FEB-19
--------------------------------------------------------------------------------------------------------------------------------

Locked Out                        46.72%         39.55%         42.25%         41.81%        13.11%        22.25%         10.77%
Yield Maintenance TOTAL           50.61%         48.61%         56.40%         51.97%        71.93%        77.75%         79.94%
Penalty Points TOTAL               2.66%         11.02%          0.00%          0.00%         0.00%         0.00%          0.00%
Open                               0.00%          0.83%          1.35%          6.22%        14.96%         0.00%          9.29%
--------------------------------------------------------------------------------------------------------------------------------
TOTALS                           100.00%        100.00%        100.00%        100.00%       100.00%       100.00%        100.00%
--------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding   $220,585,663   $210,707,749   $132,865,140   $126,492,911   $94,954,039   $36,638,702    $19,298,516
% Initial Pool Balance            81.23%         77.59%         48.93%         46.58%        34.97%        13.49%          7.11%
--------------------------------------------------------------------------------------------------------------------------------

Notes:

(1) The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement

(2) See APPENDIX II of the Prospectus Supplement for a description of the Yield
    Maintenance

(2) DEF/YM1 loans have been modeled as Yield Maintenance

                                      I-27

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE          CMSA               CMSA         MORTGAGE
LOAN NO.        LOAN NO.         PROPERTY NO.     LOAN SELLER(1)         PROPERTY NAME(2)
------------------------------------------------------------------------------------------------------------------------------------

   1                1               1-001         MSMC                   125 Park Avenue
                    2                                                    Central Mall Portfolio
   2                                2-001         IXIS                   Central Mall-Texarkana, TX (I)
   3                                2-002         IXIS                   Central Mall-Lawton, OK (I)
   4                                2-003         IXIS                   Central Mall-Port Arthur, TX (I)
   5                3               3-001         MSMC                   Hulen Mall
   6                4               4-001         PCF                    540 Madison Avenue
   7                5               5-001         MSMC                   225 West Broadway
   8                6               6-001         PCF                    400 Madison Avenue
   9                7               7-001         TIAA                   Festival at Hyannis
   10               8               8-001         PCF                    Elliot Corporate Center
   11               9               9-001         PCF                    Coram Plaza
   12              10               10-001        TIAA                   Phoenix Apartments
   13              11               11-001        TIAA                   Holiday Centre
   14              12               12-001        TIAA                   Burbank Medical Plaza Office Building
   15              13               13-001        TIAA                   The Cloisters Apartments I
   16              14               14-001        WaMu                   Country Club at La Cholla
   17              15               15-001        PCF                    University Plaza Office Building
   18              16               16-001        MassMutual             Westchester Apartments
   19              17               17-001        NCB, FSB               201 E. 77 Owners Corp.
   20              18               18-001        PCF                    Commerce Crossings Office Building
   21              19               19-001        NCB, FSB               Noble Square Cooperative
   22              20               20-001        IXIS                   Parkside Shops
   23              21               21-001        MassMutual             Windermere Apartments
   24              22               22-001        IXIS                   Brentwood Town Center
   25              23               23-001        IXIS                   Crown Plaza
   26              24               24-001        MSMC                   Spring Hill Suites Orlando
   27              25               25-001        IXIS                   Montgomery Field
   28              26               26-001        IXIS                   Okeechobee Industrial Park
   29              27               27-001        WaMu                   Centennial Medical Arts Pavilion I
   30              28               28-001        IXIS                   Stone Mist Apartments
   31              29               29-001        IXIS                   Columbia Lakeside
   32              30               30-001        IXIS                   Bermuda Run
   33              31               31-001        MSMC                   Courtyard Marriott Greenville
   34              32               32-001        MassMutual             Windermere II Apartments
   35              33               33-001        MassMutual             The Club At Woodchase
   36              34               34-001        MassMutual             Westcreek Townhomes
   37              35               35-001        IXIS                   Park Hill Medical Plaza
   38              36               36-001        PCF                    7225 West Marcia Road
   39              37               37-001        NCB, FSB               Eastwyck Village Towne Houses, Inc.
   40              38               38-001        IXIS                   Skyway Commerce Center
   41              39               39-001        IXIS                   Timber Ridge
   42              40               40-001        PCF                    901 Kaiser Road
   43              41               41-001        MassMutual             Summer City Townhomes
   44              42               42-001        TIAA                   Monarch Business Center
   45              43               43-001        IXIS                   Wood Trail Apartments
   46              44               44-001        PCF                    Loch Raven Shopping Center
   47              45               45-001        NCB, FSB               Burns Street Owners Corp.
   48              46               46-001        NCB, FSB               333 East 75th St. Owners Corp.
   49              47               47-001        WaMu                   Backlick Center South I
   50              48               48-001        IXIS                   Exchange Medical Office
   51              49               49-001        MassMutual             Crescent Pointe Ltp
   52              50               50-001        MassMutual             Stonelick Woods Apartments
   53              51               51-001        NCB, FSB               Caton Towers Owners Corp.
   54              52               52-001        NCB, FSB               East First Avenue, LLC
   55              53               53-001        NCB, FSB               245 East 72nd Owners Corp.
   56              54               54-001        MSMC                   Fairfield Inn Orlando
   57              55               55-001        IXIS                   Waldorf Hampton Inn
   58              56               56-001        MassMutual             Martin's Landing Apts Phase I (A)
   59              57               57-001        MassMutual             Martin's Landing Apts Phase II (A)
   60              58               58-001        MassMutual             El Patrimonio Apartments
   61              59               59-001        UCMFI                  Steptoe Industrial
   62              60               60-001        WaMu                   200-240 Carter Drive
   63              61               61-001        WaMu                   Abacoa Professional Center II
   64              62               62-001        MassMutual             Kimberly Park Apartments
   65              63               63-001        MassMutual             Plum Creek Apartments
   66              64               64-001        NCB, FSB               Stonegate X Apartment Owners Corp.
   67              65               65-001        NCB, FSB               Newport Apartments, Inc.
   68              66               66-001        MassMutual             College Glen Apartments
   69              67               67-001        WaMu                   Pacifica Plaza
   70              68               68-001        MassMutual             Deerfield Apartments
   71              69               69-001        WaMu                   891 Kuhn Drive
   72              70               70-001        MassMutual             Silver Pines Senior Apartments
   73              71               71-001        NCB, FSB               Kensington Gate Owners Incorporated
   74              72               72-001        NCB, FSB               Madison 79 Associates, Inc.
   75              73               73-001        IXIS                   Thunderbird Crossing
   76              74               74-001        MassMutual             Aspenwood Glen Apartments
   77              75               75-001        NCB, FSB               1523 Central Park Avenue Owners, Inc.
   78              76               76-001        WaMu                   Minnetonka Corporate Center
   79              77               77-001        PCF                    Mariemont Promenade
   80              78               78-001        UCMFI                  Plaza Seville
   81              79               79-001        IXIS                   Walgreens-Grapevine
   82              80               80-001        NCB, FSB               London Towne Houses, Inc.
   83              81               81-001        NCB, FSB               Park Town Cooperative Homes No.1, Inc.
   84              82               82-001        MassMutual             River Park Village Apartments
   85              83               83-001        MassMutual             Willow Creek Apartments
   86              84               84-001        MassMutual             Sable Chase Apartments
   87              85               85-001        NCB, FSB               Ramapo Towers Owners Corp.
   88              86               86-001        MassMutual             Parkview Apartments
                   87                                                    Armour-Northeast Industrial Portfolio
   89                               87-001        UCMFI                  Armour-Northeast Industrial II (II)
   90                               87-002        UCMFI                  Armour-Northeast Industrial I (II)
   91              88               88-001        IXIS                   3965 Durango
   92              89               89-001        WaMu                   CVS Pharmacy Building
   93              90               90-001        MassMutual             Autumn Ridge Apartments
   94              91               91-001        MassMutual             Forest Ridge Apartments
   95              92               92-001        NCB, FSB               Silver Hill Station
   96              93               93-001        IXIS                   Cedar Ridge
   97              94               94-001        MassMutual             Wellesley Woods Apartments
   98              95               95-001        MassMutual             Culpepper Landing
   99              96               96-001        MassMutual             Hillview Apartments
  100              97               97-001        WaMu                   Whipple Self-Storage (ShurgardStorage Center)
  101              98               98-001        MassMutual             Logan Pointe Apartments
  102              99               99-001        NCB, FSB               Gothic Tenants' Corp.
  103              100             100-001        UCMFI                  Sellwood Building
  104              101             101-001        UCMFI                  East Valley Commerce Plaza
  105              102             102-001        MassMutual             Mallard Cove II Apartments
  106              103             103-001        MassMutual             Foxridge Apartments
  107              104             104-001        NCB, FSB               Columbus W. 82 Apartments Corp.
  108              105             105-001        NCB, FSB               Shoppes at Boaz
  109              106             106-001        UCMFI                  6th Street Industrial
  110              107             107-001        UCMFI                  Beach Haven Shopping Center
  111              108             108-001        UCMFI                  Atlantic Self-Storage
  112              109             109-001        MassMutual             Las Villas Apartments
  113              110             110-001        MassMutual             Glenview Apartments
  114              111             111-001        MassMutual             Pine Valley Apartments
  115              112             112-001        MassMutual             Willow Point I Apartments
  116              113             113-001        MassMutual             Willow Point II Apartments
  117              114             114-001        MassMutual             Las Lomas Apartments
  118              115             115-001        NCB, FSB               Corporate Center Three Office
  119              116             116-001        UCMFI                  Ridge Crossing Shopping Center
  120              117             117-001        NCB, FSB               114 Owner's Inc.
  121              118             118-001        NCB, FSB               Bonnie Crest Owners Corp.
                   119                                                   Boozer Melbourne Office Portfolio
  122                              119-001        UCMFI                  401 N. Wickham Road (III)
  123                              119-002        UCMFI                  1515 Elizabeth Street (III)
  124                              119-003        UCMFI                  801 E. Hibiscus Boulevard (III)
  125              120             120-001        UCMFI                  The Arts Office Building
  126              121             121-001        UCMFI                  Pittsburgh National City Bank
  127              122             122-001        IXIS                   VSV Plaza
  128              123             123-001        NCB, FSB               Brisbane House, Inc.
  129              124             124-001        WaMu                   66 York Street
  130              125             125-001        UCMFI                  Woodside Business Park
  131              126             126-001        MassMutual             Highland Village Apartments
  132              127             127-001        MassMutual             Tree Trail Apartments
  133              128             128-001        NCB, FSB               Keyfoods
  134              129             129-001        UCMFI                  Lockport Place Industrial
  135              130             130-001        NCB, FSB               666 Apartment Corp.
  136              131             131-001        UCMFI                  T-Bird Self Storage
  137              132             132-001        MassMutual             Westgate Apartments
  138              133             133-001        UCMFI                  West Thunderbird Plaza
  139              134             134-001        UCMFI                  Randolph Forest Office
  140              135             135-001        NCB, FSB               46 West 95th Street Owners Corp.
  141              136             136-001        NCB, FSB               230 Park South Apartments, Inc.
  142              137             137-001        MassMutual             Central Court Village
  143              138             138-001        WaMu                   Airborne Express Distribution Center
  144              139             139-001        UCMFI                  Bethany Walgreens
  145              140             140-001        MassMutual             Parker Place Apartments
  146              141             141-001        MassMutual             Crestview Apartments
  147              142             142-001        UCMFI                  Factory Builder Warehouse
  148              143             143-001        NCB, FSB               Palmbrook Gardens Tenants Corp.
  149              144             144-001        UCMFI                  Lakeville Professional Plaza
  150              145             145-001        WaMu                   Walgreens
  151              146             146-001        NCB, FSB               Glen Manor Apartments Corp.
  152              147             147-001        NCB, FSB               67-35 Yellowstone Blvd. Owners Corp.
  153              148             148-001        UCMFI                  Glendale Row Retail
  154              149             149-001        WaMu                   Bally Apartments
  155              150             150-001        NCB, FSB               Inwood Gardens, Inc.
  156              151             151-001        NCB, FSB               Netherland Gardens Owners, Inc.
  157              152             152-001        UCMFI                  Plantation CVS
  158              153             153-001        NCB, FSB               Hyde Park Cooperative
  159              154             154-001        UCMFI                  660 E. Jericho Turnpike
  160              155             155-001        UCMFI                  GLI Properties
  161              156             156-001        MassMutual             Park Grand
  162              157             157-001        NCB, FSB               75th Street Apartment, Inc.
  163              158             158-001        UCMFI                  Blue Ribbon Storage
  164              159             159-001        UCMFI                  Crawfordville Eckerd
  165              160             160-001        WaMu                   Metroplex Office Complex
  166              161             161-001        MassMutual             North Pointe Apartments
  167              162             162-001        MassMutual             Briar Ridge
  168              163             163-001        WaMu                   6 South Lake Avenue
  169              164             164-001        NCB, FSB               The Mews at Roosevelt Owners Corp.
  170              165             165-001        UCMFI                  Robinwood Corporate Center
  171              166             166-001        NCB, FSB               270 West End Tenants Corp.
  172              167             167-001        UCMFI                  Twin Trees Plaza
  173              168             168-001        NCB, FSB               3065 Sedgwick Owners Corporation
  174              169             169-001        WaMu                   Northwest Industrial Center
  175              170             170-001        UCMFI                  Hyde Park Plaza Apartments
  176              171             171-001        NCB, FSB               North Park Cooperative
  177              172             172-001        NCB, FSB               61 Irving Place Corporation
  178              173             173-001        NCB, FSB               160 East 27th Owners Corporation
  179              174             174-001        UCMFI                  Carpinteria Industrial
  180              175             175-001        UCMFI                  Clifford Plaza I
  181              176             176-001        UCMFI                  Mooresville Retail Center
  182              177             177-001        NCB, FSB               Tova Realty Corp.
  183              178             178-001        NCB, FSB               1199 Ocean Avenue Tenants Corp.
  184              179             179-001        NCB, FSB               110-34 73rd Owners Corp.
  185              180             180-001        UCMFI                  Phoenix Plaza
  186              181             181-001        NCB, FSB               Michelle Tenants Corp.
  187              182             182-001        NCB, FSB               Cavanaugh Court Owners, Inc.
  188              183             183-001        WaMu                   4900 Cherry Creek Drive South
  189              184             184-001        UCMFI                  Branchville Industrial Park
  190              185             185-001        MassMutual             Westland Cove
  191              186             186-001        UCMFI                  Hastings Tractor Supply
  192              187             187-001        MassMutual             Culpepper Landing II
  193              188             188-001        MassMutual             Park At Clear Creek
  194              189             189-001        MassMutual             Prospect Hills Apartments
  195              190             190-001        PCF                    Liberty Square Medical Center
  196              191             191-001        NCB, FSB               2620 Ocean Owners Corp.
  197              192             192-001        IXIS                   Autumn Park
  198              193             193-001        UCMFI                  Grand Avenue Plaza
  199              194             194-001        NCB, FSB               3123 Bailey Avenue Owners, Inc.
  200              195             195-001        UCMFI                  Pinellas Park Warehouse
  201              196             196-001        MassMutual             Oak Crossing Apartments
  202              197             197-001        PCF                    The Heidt Building
  203              198             198-001        UCMFI                  East Valley Commerce Park
                   199                                                   Family Dollar Portfolio
  204                              199-001        UCMFI                  Family Dollar Retail Building II (IV)
  205                              199-002        UCMFI                  Family Dollar Retail Building I (IV)
  206              200             200-001        NCB, FSB               7 Great Jones Corp.
  207              201             201-001        NCB, FSB               40 E. 19th St. Corp.
  208              202             202-001        NCB, FSB               Steven Lee House, Inc.
  209              203             203-001        UCMFI                  Covington Tractor Supply
  210              204             204-001        UCMFI                  Magic City Beverage
  211              205             205-001        NCB, FSB               133 Beach Apt. Corp.
  212              206             206-001        NCB, FSB               St. Charles Housing Corp.
  213              207             207-001        WaMu                   Woodman & Chase Center
  214              208             208-001        UCMFI                  Weisser Engineering
  215              209             209-001        UCMFI                  Tamiami Trail Retail
  216              210             210-001        UCMFI                  Factory Builder Office
  217              211             211-001        NCB, FSB               440 Warburton Avenue Corporation
  218              212             212-001        NCB, FSB               Trinity Arms Ltd.
  219              213             213-001        UCMFI                  Stone Pointe Office Park
  220              214             214-001        UCMFI                  Battleground Eckerd
  221              215             215-001        NCB, FSB               444-446 East 58th Owners Corp.
  222              216             216-001        NCB, FSB               323 West 83rd Owners Corp.
  223              217             217-001        NCB, FSB               Howell Heritage Plaza Condominiums
  224              218             218-001        WaMu                   Cornerstone II Shopping Center
  225              219             219-001        NCB, FSB               Florence Court Corporation
  226              220             220-001        NCB, FSB               Garden Lofts Corp.
  227              221             221-001        NCB, FSB               120-10-12 85th Ave. Owners Corp.
  228              222             222-001        UCMFI                  Chagrin Falls Retail
  229              223             223-001        NCB, FSB               525 West Owners Corp.
  230              224             224-001        UCMFI                  Fountains Boulevard Retail
  231              225             225-001        UCMFI                  Aitkins Manor Apartments
  232              226             226-001        NCB, FSB               Charles St. Tenants Corp.
  233              227             227-001        UCMFI                  484 Moreland Avenue Retail Center
  234              228             228-001        UCMFI                  Willow Creek Medical Building
  235              229             229-001        NCB, FSB               214 Clinton St./147 Pacific St. Owners Corp.
  236              230             230-001        NCB, FSB               214 West 17 Apartment Corp.
  237              231             231-001        NCB, FSB               White Oak Cooperative Housing Corp.
  238              232             232-001        NCB, FSB               222 Smith Street Owners, Inc.
  239              233             233-001        UCMFI                  Boardwalk Retail Center
  240              234             234-001        UCMFI                  Colby Woods Retail Center
  241              235             235-001        NCB, FSB               84-02 Beverly Apartments Corp.
  242              236             236-001        NCB, FSB               29 West 74 Corp.
  243              237             237-001        UCMFI                  Rockaway Boulevard
  244              238             238-001        NCB, FSB               139 E. 66 St. Corporation
  245              239             239-001        NCB, FSB               169 Spring Owners Corp.
  246              240             240-001        NCB, FSB               54 W. 82nd Street Realty Corp.
  247              241             241-001        NCB, FSB               656 Carroll Tenants Corp.

TOTALS AND WEIGHTED AVERAGES:

---------------------------------------------------------------------------------------------------------------------
    MORTGAGE            LOAN GROUP                                                 ORIGINAL             CUT-OFF DATE
    LOAN NO.              NUMBER                X-Y CLASS                           BALANCE                BALANCE(3)
---------------------------------------------------------------------------------------------------------------------

       1                    1                       No                         $146,250,000             $146,250,000

       2                    1                       No                          $54,900,000              $54,900,000
       3                    1                       No                          $43,200,000              $43,200,000
       4                    1                       No                          $36,400,000              $36,400,000
       5                    1                       No                         $121,000,000             $120,744,094
       6                    1                       No                          $75,000,000              $75,000,000
       7                    1                       No                          $67,000,000              $67,000,000
       8                    1                       No                          $65,500,000              $65,500,000
       9                    1                       No                          $24,050,000              $24,050,000
       10                   1                       No                          $23,250,000              $23,163,995
       11                   1                       No                          $20,755,300              $20,755,300
       12                   1                       No                          $16,500,000              $16,434,304
       13                   1                       No                          $15,800,000              $15,800,000
       14                   1                       No                          $15,520,000              $15,392,817
       15                   2                       No                          $15,000,000              $14,831,705
       16                   1                       No                          $14,800,000              $14,742,372
       17                   1                       No                          $14,700,000              $14,700,000
       18                   2                       No                          $14,720,000              $14,344,773
       19                   1                      Yes                          $13,500,000              $13,500,000
       20                   1                       No                          $13,000,000              $12,980,585
       21                   2                      Yes                          $12,500,000              $12,489,357
       22                   1                       No                          $12,500,000              $12,488,286
       23                   2                       No                          $12,180,000              $11,588,830
       24                   1                       No                          $11,400,000              $11,388,833
       25                   1                       No                          $11,250,000              $11,250,000
       26                   1                       No                          $11,000,000              $10,970,680
       27                   1                       No                          $11,000,000              $10,932,761
       28                   1                       No                          $10,400,000              $10,400,000
       29                   1                       No                          $10,200,000              $10,130,566
       30                   1                       No                          $10,000,000              $10,000,000
       31                   1                       No                           $9,700,000               $9,700,000
       32                   1                       No                           $9,000,000               $8,991,355
       33                   1                       No                           $8,850,000               $8,826,411
       34                   2                       No                           $8,930,000               $8,702,357
       35                   2                       No                           $9,120,000               $8,626,638
       36                   2                       No                           $8,800,000               $8,609,566
       37                   1                       No                           $8,460,000               $8,460,000
       38                   1                       No                           $8,320,000               $8,284,539
       39                   2                      Yes                           $7,625,000               $7,595,665
       40                   1                       No                           $7,150,000               $7,142,720
       41                   1                       No                           $6,900,000               $6,900,000
       42                   1                       No                           $6,900,000               $6,893,773
       43                   2                       No                           $6,600,000               $6,344,505
       44                   1                       No                           $6,300,000               $6,273,995
       45                   1                       No                           $6,160,000               $6,160,000
       46                   1                       No                           $6,000,000               $5,995,744
       47                   1                      Yes                           $6,000,000               $5,986,831
       48                   1                      Yes                           $6,000,000               $5,986,627
       49                   1                       No                           $6,000,000               $5,975,835
       50                   1                       No                           $5,800,000               $5,788,638
       51                   2                       No                           $5,765,000               $5,638,818
       52                   2                       No                           $6,020,000               $5,514,805
       53                   2                      Yes                           $5,500,000               $5,477,786
       54                   1                       No                           $5,500,000               $5,385,748
       55                   1                      Yes                           $5,400,000               $5,382,778
       56                   1                       No                           $5,350,000               $5,335,740
       57                   1                       No                           $5,300,000               $5,292,329
       58                   2                       No                           $4,355,000               $4,120,602
       59                   2                       No                           $1,045,000                 $988,770
       60                   2                       No                           $5,100,000               $5,031,609
       61                   1                       No                           $5,000,000               $5,000,000
       62                   1                       No                           $5,000,000               $4,974,850
       63                   1                       No                           $4,980,000               $4,946,100
       64                   2                       No                           $5,000,000               $4,941,553
       65                   2                       No                           $4,850,000               $4,719,705
       66                   1                      Yes                           $4,700,000               $4,685,132
       67                   2                      Yes                           $4,700,000               $4,680,710
       68                   2                       No                           $5,040,000               $4,652,318
       69                   1                       No                           $4,625,000               $4,596,932
       70                   2                       No                           $4,925,000               $4,566,657
       71                   1                       No                           $4,575,000               $4,550,693
       72                   2                       No                           $4,650,000               $4,545,708
       73                   1                      Yes                           $4,500,000               $4,500,000
       74                   1                      Yes                           $4,500,000               $4,500,000
       75                   1                       No                           $4,400,000               $4,400,000
       76                   2                       No                           $4,460,000               $4,349,591
       77                   1                      Yes                           $4,300,000               $4,286,026
       78                   1                       No                           $4,300,000               $4,275,954
       79                   1                       No                           $4,260,000               $4,255,837
       80                   1                       No                           $4,100,000               $4,093,643
       81                   1                       No                           $4,000,000               $3,992,260
       82                   2                      Yes                           $4,000,000               $3,983,799
       83                   2                      Yes                           $4,000,000               $3,973,523
       84                   2                       No                           $4,250,000               $3,920,047
       85                   2                       No                           $4,165,000               $3,841,334
       86                   2                       No                           $4,280,000               $3,766,046
       87                   1                      Yes                           $3,700,000               $3,690,386
       88                   2                       No                           $3,900,000               $3,656,498

       89                   1                       No                           $1,884,259               $1,851,838
       90                   1                       No                           $1,815,741               $1,784,498
       91                   1                       No                           $3,600,000               $3,600,000
       92                   1                       No                           $3,600,000               $3,570,017
       93                   2                       No                           $3,725,000               $3,507,328
       94                   2                       No                           $3,550,000               $3,501,420
       95                   1                       No                           $3,500,000               $3,496,999
       96                   1                       No                           $3,500,000               $3,495,518
       97                   1                       No                           $3,700,000               $3,427,331
       98                   2                       No                           $3,520,000               $3,325,179
       99                   2                       No                           $3,500,000               $3,317,284
      100                   1                       No                           $3,300,000               $3,282,010
      101                   2                       No                           $3,450,000               $3,263,926
      102                   2                      Yes                           $3,250,000               $3,240,085
      103                   1                       No                           $2,750,000               $3,034,608
      104                   1                       No                           $3,050,000               $3,018,192
      105                   2                       No                           $3,300,000               $3,013,444
      106                   2                       No                           $3,100,000               $2,994,434
      107                   1                      Yes                           $3,000,000               $2,992,635
      108                   1                       No                           $3,000,000               $2,984,617
      109                   1                       No                           $3,000,000               $2,978,071
      110                   1                       No                           $3,000,000               $2,962,267
      111                   1                       No                           $2,860,000               $2,842,723
      112                   2                       No                           $2,900,000               $2,803,432
      113                   2                       No                           $3,115,000               $2,790,519
      114                   2                       No                           $2,943,379               $2,765,249
      115                   2                       No                           $3,000,000               $2,739,226
      116                   2                       No                           $2,960,000               $2,702,743
      117                   2                       No                           $2,775,000               $2,696,773
      118                   1                       No                           $2,700,000               $2,678,914
      119                   1                       No                           $2,700,000               $2,671,575
      120                   1                      Yes                           $2,600,000               $2,600,000
      121                   1                      Yes                           $2,600,000               $2,599,070

      122                   1                       No                           $1,684,417               $1,648,934
      123                   1                       No                             $712,638                 $697,626
      124                   1                       No                             $242,945                 $237,827
      125                   1                       No                           $2,600,000               $2,582,712
      126                   1                       No                           $2,575,000               $2,553,036
      127                   1                       No                           $2,500,000               $2,500,000
      128                   2                      Yes                           $2,500,000               $2,500,000
      129                   1                       No                           $2,500,000               $2,490,600
      130                   1                       No                           $2,500,000               $2,482,624
      131                   2                       No                           $2,560,000               $2,477,942
      132                   2                       No                           $2,700,000               $2,477,555
      133                   1                       No                           $2,500,000               $2,473,971
      134                   1                       No                           $2,400,000               $2,396,251
      135                   1                      Yes                           $2,400,000               $2,392,697
      136                   1                       No                           $2,400,000               $2,392,495
      137                   2                       No                           $2,530,000               $2,338,846
      138                   1                       No                           $2,325,000               $2,317,774
      139                   1                       No                           $2,325,000               $2,304,361
      140                   1                      Yes                           $2,300,000               $2,296,657
      141                   1                      Yes                           $2,300,000               $2,294,810
      142                   2                       No                           $2,280,000               $2,219,709
      143                   1                       No                           $2,200,000               $2,188,221
      144                   1                       No                           $2,200,000               $2,187,912
      145                   2                       No                           $2,350,000               $2,185,166
      146                   2                       No                           $2,213,200               $2,173,257
      147                   1                       No                           $2,100,000               $2,092,555
      148                   1                      Yes                           $2,100,000               $2,091,212
      149                   1                       No                           $2,100,000               $2,086,102
      150                   1                       No                           $2,100,000               $2,070,485
      151                   1                      Yes                           $2,000,000               $2,000,000
      152                   1                      Yes                           $2,000,000               $1,995,858
      153                   1                       No                           $2,000,000               $1,995,510
      154                   2                       No                           $2,000,000               $1,993,824
      155                   2                      Yes                           $2,000,000               $1,991,218
      156                   1                      Yes                           $2,000,000               $1,991,018
      157                   1                       No                           $2,100,000               $1,988,908
      158                   2                      Yes                           $2,000,000               $1,984,552
      159                   1                       No                           $2,000,000               $1,966,017
      160                   1                       No                           $2,000,000               $1,961,910
      161                   2                       No                           $2,000,000               $1,938,238
      162                   1                      Yes                           $1,900,000               $1,900,000
      163                   1                       No                           $1,900,000               $1,884,002
      164                   1                       No                           $1,915,000               $1,877,884
      165                   1                       No                           $1,875,000               $1,869,501
      166                   2                       No                           $2,027,223               $1,859,137
      167                   2                       No                           $1,900,000               $1,858,122
      168                   2                       No                           $1,850,000               $1,841,421
      169                   2                      Yes                           $1,850,000               $1,840,137
      170                   1                       No                           $1,875,000               $1,819,549
      171                   1                      Yes                           $1,800,000               $1,800,000
      172                   1                       No                           $1,800,000               $1,794,564
      173                   2                      Yes                           $1,800,000               $1,794,546
      174                   1                       No                           $1,800,000               $1,789,934
      175                   2                       No                           $1,800,000               $1,780,736
      176                   2                      Yes                           $1,851,723               $1,772,959
      177                   1                      Yes                           $1,750,000               $1,744,204
      178                   1                      Yes                           $1,700,000               $1,698,114
      179                   1                       No                           $1,700,000               $1,678,668
      180                   1                       No                           $1,710,000               $1,659,764
      181                   1                       No                           $1,655,000               $1,647,986
      182                   2                      Yes                           $1,600,000               $1,598,607
      183                   2                      Yes                           $1,600,000               $1,597,705
      184                   1                      Yes                           $1,600,000               $1,595,964
      185                   1                       No                           $1,600,000               $1,586,158
      186                   1                      Yes                           $1,590,000               $1,579,901
      187                   2                      Yes                           $1,600,000               $1,577,828
      188                   1                       No                           $1,575,000               $1,567,905
      189                   1                       No                           $1,540,000               $1,536,444
      190                   2                       No                           $1,560,000               $1,484,519
      191                   1                       No                           $1,500,000               $1,479,335
      192                   2                       No                           $1,500,000               $1,471,028
      193                   2                       No                           $1,500,000               $1,464,183
      194                   2                       No                           $1,500,000               $1,459,778
      195                   1                       No                           $1,450,000               $1,450,000
      196                   1                      Yes                           $1,445,000               $1,441,178
      197                   1                       No                           $1,440,000               $1,438,158
      198                   1                       No                           $1,400,000               $1,393,721
      199                   2                      Yes                           $1,400,000               $1,390,519
      200                   1                       No                           $1,400,000               $1,375,688
      201                   2                       No                           $1,440,000               $1,369,926
      202                   1                       No                           $1,350,000               $1,348,592
      203                   1                       No                           $1,350,000               $1,347,005

      204                   1                       No                             $762,284                 $748,712
      205                   1                       No                             $587,716                 $577,251
      206                   1                      Yes                           $1,300,000               $1,297,939
      207                   1                      Yes                           $1,300,000               $1,297,694
      208                   1                      Yes                           $1,300,000               $1,296,268
      209                   1                       No                           $1,300,000               $1,291,386
      210                   1                       No                           $1,200,000               $1,200,000
      211                   1                      Yes                           $1,200,000               $1,198,718
      212                   1                      Yes                           $1,200,000               $1,198,118
      213                   1                       No                           $1,200,000               $1,194,381
      214                   1                       No                           $1,200,000               $1,191,392
      215                   1                       No                           $1,200,000               $1,189,655
      216                   1                       No                           $1,150,000               $1,145,923
      217                   2                      Yes                           $1,100,000               $1,098,853
      218                   1                      Yes                           $1,100,000               $1,096,679
      219                   1                       No                           $1,100,000               $1,096,648
      220                   1                       No                           $1,175,000               $1,091,880
      221                   1                      Yes                           $1,100,000               $1,089,876
      222                   1                      Yes                           $1,050,000               $1,044,840
      223                   1                       No                           $1,030,000               $1,028,220
      224                   1                       No                           $1,030,000               $1,021,104
      225                   1                      Yes                           $1,000,000                 $997,371
      226                   1                      Yes                           $1,000,000                 $995,996
      227                   1                      Yes                           $1,000,000                 $992,558
      228                   1                       No                           $1,000,000                 $991,298
      229                   1                      Yes                           $1,000,000                 $990,842
      230                   1                       No                           $1,000,000                 $987,422
      231                   2                       No                           $1,000,000                 $982,815
      232                   1                      Yes                             $970,000                 $966,294
      233                   1                       No                             $950,000                 $929,988
      234                   1                       No                             $900,000                 $888,773
      235                   1                      Yes                             $840,000                 $836,775
      236                   1                      Yes                             $800,000                 $800,000
      237                   1                      Yes                             $800,000                 $798,680
      238                   2                      Yes                             $700,000                 $699,183
      239                   1                       No                             $700,000                 $696,827
      240                   1                       No                             $700,000                 $682,575
      241                   1                      Yes                             $650,000                 $645,896
      242                   1                      Yes                             $600,000                 $598,074
      243                   1                       No                             $550,000                 $536,225
      244                   1                      Yes                             $450,000                 $449,021
      245                   1                      Yes                             $425,000                 $423,454
      246                   1                      Yes                             $250,000                 $249,676
      247                   2                      Yes                             $175,000                 $174,710

TOTALS AND WEIGHTED AVERAGES:                                                $1,544,375,825           $1,531,754,421

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     CUT-OFF DATE
MORTGAGE                         NOI                    NCF          CUT-OFF DATE                BALLOON              LTV WITHOUT
LOAN NO.                      DSCR(4)                DSCR(4)                LTV(4)                 LTV(4)           TAX CREDITS(4)
----------------------------------------------------------------------------------------------------------------------------------

   1                            1.55                   1.41                 63.6%                  63.6%                      NAP

   2                            1.80                   1.68                 77.6%                  68.9%                      NAP
   3                            1.80                   1.68                 77.6%                  68.9%                      NAP
   4                            1.80                   1.68                 77.6%                  68.9%                      NAP
   5                            1.41                   1.37                 74.5%                  66.3%                      NAP
   6                            2.32                   2.19                 57.7%                  57.7%                      NAP
   7                            1.85                   1.69                 69.8%                  69.8%                      NAP
   8                            2.24                   2.12                 65.5%                  65.5%                      NAP
   9                            2.21                   2.13                 65.0%                  56.4%                      NAP
   10                           1.49                   1.37                 71.7%                  62.8%                      NAP
   11                           2.67                   2.58                 53.5%                  53.5%                      NAP
   12                           1.37                   1.31                 68.5%                  57.7%                      NAP
   13                           1.96                   1.89                 67.8%                  58.9%                      NAP
   14                           1.33                   1.20                 70.0%                  57.4%                      NAP
   15                           1.83                   1.79                 45.2%                  34.4%                      NAP
   16                           1.68                   1.61                 64.1%                  57.7%                      NAP
   17                           1.50                   1.38                 72.1%                  60.1%                      NAP
   18                           1.36                   1.30                 48.6%                  37.7%                    68.4%
   19                           3.58                   3.58                 22.7%                  22.7%                      NAP
   20                           1.59                   1.39                 72.9%                  65.2%                      NAP
   21                           4.22                   4.22                 19.9%                  18.2%                      NAP
   22                           1.81                   1.65                 69.4%                  58.2%                      NAP
   23                           1.40                   1.33                 44.7%                  31.2%                    64.7%
   24                           1.24                   1.20                 75.9%                  63.3%                      NAP
   25                           1.75                   1.58                 75.0%                  64.3%                      NAP
   26                           1.80                   1.63                 63.4%                  49.0%                      NAP
   27                           1.59                   1.32                 74.9%                  50.8%                      NAP
   28                           1.69                   1.61                 75.0%                  65.9%                      NAP
   29                           1.40                   1.28                 81.7%                  69.1%                      NAP
   30                           1.69                   1.60                 74.8%                  71.7%                      NAP
   31                           1.98                   1.79                 71.9%                  62.7%                      NAP
   32                           1.51                   1.41                 78.2%                  65.3%                      NAP
   33                           1.78                   1.60                 64.9%                  50.2%                      NAP
   34                           1.34                   1.27                 40.8%                  31.7%                    69.8%
   35                           1.38                   1.34                 49.7%                  35.6%                    66.7%
   36                           1.30                   1.24                 40.1%                  28.5%                    61.3%
   37                           1.78                   1.67                 74.9%                  68.8%                      NAP
   38                           1.82                   1.69                 64.7%                  56.8%                      NAP
   39                           3.24                   3.24                 22.6%                  19.0%                      NAP
   40                           1.56                   1.40                 74.1%                  68.7%                      NAP
   41                           1.94                   1.79                 79.8%                  73.9%                      NAP
   42                           1.37                   1.30                 68.9%                  58.0%                      NAP
   43                           1.33                   1.26                 37.3%                  29.4%                    67.1%
   44                           1.42                   1.22                 74.7%                  62.6%                      NAP
   45                           1.94                   1.77                 80.0%                  74.1%                      NAP
   46                           1.42                   1.36                 71.4%                  61.7%                      NAP
   47                           3.53                   3.53                 22.4%                  20.4%                      NAP
   48                           4.25                   4.25                 20.9%                  17.7%                      NAP
   49                           1.62                   1.38                 73.1%                  61.2%                      NAP
   50                           1.76                   1.55                 78.2%                  65.3%                      NAP
   51                           1.39                   1.36                 40.5%                  31.8%                    64.5%
   52                           1.18                   1.12                 59.4%                  50.9%                    73.9%
   53                           3.56                   3.56                 12.7%                  10.6%                      NAP
   54                           1.47                   1.36                 50.8%                  35.1%                      NAP
   55                           7.83                   7.83                  8.0%                   6.6%                      NAP
   56                           1.94                   1.71                 64.3%                  49.7%                      NAP
   57                           2.03                   1.73                 67.0%                  60.2%                      NAP
   58                           1.46                   1.39                 32.1%                  24.4%                    53.3%
   59                           1.46                   1.39                 32.1%                  24.4%                    53.6%
   60                           1.25                   1.19                 34.2%                  27.0%                    71.7%
   61                           1.37                   1.11                 64.9%                   0.5%                      NAP
   62                           1.46                   1.34                 82.9%                  69.8%                      NAP
   63                           1.33                   1.15                 81.1%                  68.6%                      NAP
   64                           1.33                   1.26                 27.9%                  20.7%                    67.1%
   65                           1.24                   1.18                 38.8%                  28.1%                    70.0%
   66                           2.49                   2.49                 27.2%                  19.0%                      NAP
   67                           4.44                   4.44                 14.8%                  12.4%                      NAP
   68                           1.40                   1.32                 49.4%                  41.2%                    62.7%
   69                           1.64                   1.41                 70.7%                  60.7%                      NAP
   70                           1.20                   1.13                 64.1%                  51.6%                    78.9%
   71                           1.66                   1.44                 70.8%                  60.6%                      NAP
   72                           1.32                   1.26                 37.9%                  30.4%                    58.0%
   73                           6.09                   6.09                  9.2%                   9.2%                      NAP
   74                          17.56                  17.56                  3.1%                   3.1%                      NAP
   75                           2.05                   1.95                 62.4%                  54.1%                      NAP
   76                           1.11                   1.04                 54.0%                  40.5%                    89.0%
   77                           3.26                   3.26                 26.1%                  24.1%                      NAP
   78                           2.00                   1.73                 65.1%                  55.3%                      NAP
   79                           1.59                   1.44                 76.7%                  68.6%                      NAP
   80                           1.47                   1.33                 72.1%                  54.5%                      NAP
   81                           1.33                   1.32                 74.6%                  62.4%                      NAP
   82                           2.10                   2.10                 35.4%                  29.7%                      NAP
   83                           2.49                   2.49                 29.2%                  24.8%                      NAP
   84                           1.29                   1.22                 45.7%                  32.9%                    77.2%
   85                           1.30                   1.21                 45.7%                  32.6%                    65.1%
   86                           2.07                   1.96                 31.7%                   9.1%                    34.7%
   87                           3.31                   3.31                 26.7%                  23.3%                      NAP
   88                           1.28                   1.22                 50.8%                  36.1%                    69.6%

   89                           1.27                   1.07                 67.3%                   0.6%                      NAP
   90                           1.27                   1.07                 67.3%                   0.6%                      NAP
   91                           1.68                   1.51                 73.5%                  68.5%                      NAP
   92                           1.21                   1.21                 64.3%                  50.1%                      NAP
   93                           1.58                   1.50                 40.8%                  29.8%                    56.3%
   94                           1.43                   1.30                 43.6%                  27.1%                    70.0%
   95                           1.64                   1.51                 69.9%                  59.1%                      NAP
   96                           1.40                   1.22                 76.5%                  59.4%                      NAP
   97                           1.24                   1.17                 47.9%                  40.8%                    61.5%
   98                           1.14                   1.06                 52.4%                  38.1%                    78.9%
   99                           1.54                   1.48                 37.5%                  28.1%                    49.1%
  100                           1.64                   1.60                 64.4%                  54.9%                      NAP
  101                           1.41                   1.34                 43.3%                  30.4%                    64.9%
  102                           3.29                   3.29                 28.3%                  26.0%                      NAP
  103                           1.62                   1.29                 65.7%                  51.1%                      NAP
  104                           1.29                   1.08                 63.4%                   0.5%                      NAP
  105                           1.58                   1.51                 43.7%                  33.0%                    52.7%
  106                           1.38                   1.33                 37.9%                  30.2%                    59.4%
  107                           7.05                   7.05                  7.5%                   6.9%                      NAP
  108                           1.81                   1.61                 67.8%                  58.2%                      NAP
  109                           1.61                   1.34                 62.0%                  47.9%                      NAP
  110                           1.51                   1.40                 64.4%                   0.5%                      NAP
  111                           2.76                   2.72                 44.4%                  34.0%                      NAP
  112                           1.21                   1.13                 30.4%                  24.2%                    70.4%
  113                           1.22                   1.15                 36.9%                  26.6%                    61.4%
  114                           1.58                   1.49                 39.9%                  29.2%                    53.1%
  115                           1.32                   1.24                 51.6%                  39.2%                    60.0%
  116                           1.42                   1.33                 44.0%                  33.5%                    55.9%
  117                           1.28                   1.19                 31.0%                  24.4%                    79.2%
  118                           1.89                   1.73                 47.8%                  37.6%                      NAP
  119                           1.49                   1.37                 53.4%                   0.4%                      NAP
  120                          12.77                  12.77                  5.6%                   5.6%                      NAP
  121                           5.38                   5.38                 15.1%                  14.1%                      NAP

  122                           1.22                   1.04                 63.4%                   0.5%                      NAP
  123                           1.22                   1.04                 63.4%                   0.5%                      NAP
  124                           1.22                   1.04                 63.4%                   0.5%                      NAP
  125                           1.33                   1.07                 67.3%                   0.5%                      NAP
  126                           1.35                   1.16                 72.9%                  48.1%                      NAP
  127                           2.00                   1.87                 42.4%                  28.3%                      NAP
  128                          20.44                  20.44                  4.0%                   4.0%                      NAP
  129                           1.88                   1.50                 63.9%                  54.0%                      NAP
  130                           1.74                   1.44                 41.4%                  32.2%                      NAP
  131                           1.54                   1.42                 24.9%                  17.9%                    60.5%
  132                           1.29                   1.21                 63.6%                  54.8%                      NAP
  133                           1.46                   1.35                 65.1%                   0.8%                      NAP
  134                           1.56                   1.38                 61.9%                  46.7%                      NAP
  135                           5.47                   5.47                 14.1%                  10.0%                      NAP
  136                           1.80                   1.75                 58.7%                  44.4%                      NAP
  137                           1.11                   1.05                 54.9%                  42.1%                    71.2%
  138                           1.39                   1.23                 67.2%                  50.9%                      NAP
  139                           1.38                   1.13                 74.3%                  48.4%                      NAP
  140                           4.50                   4.50                 14.6%                  13.4%                      NAP
  141                          11.11                  11.11                  6.3%                   5.2%                      NAP
  142                           1.21                   1.13                 37.8%                  29.9%                    74.5%
  143                           1.29                   1.17                 64.4%                  55.0%                      NAP
  144                           1.62                   1.54                 49.4%                   0.3%                      NAP
  145                           1.10                   1.02                 68.8%                  55.1%                    83.4%
  146                           1.63                   1.54                 35.3%                  27.7%                    59.8%
  147                           1.56                   1.53                 63.4%                   0.5%                      NAP
  148                           3.07                   3.07                 19.5%                  12.6%                      NAP
  149                           1.31                   1.12                 64.2%                   0.5%                      NAP
  150                           1.20                   1.20                 64.7%                   1.3%                      NAP
  151                           4.67                   4.67                 17.2%                  17.2%                      NAP
  152                           6.80                   6.80                 10.4%                  10.0%                      NAP
  153                           1.42                   1.33                 67.6%                   0.5%                      NAP
  154                           1.76                   1.63                 79.8%                  66.7%                      NAP
  155                          17.47                  17.47                  3.1%                   0.0%                      NAP
  156                           2.32                   2.32                 31.6%                  26.9%                      NAP
  157                           1.34                   1.29                 58.5%                   0.5%                      NAP
  158                           4.70                   4.70                 14.4%                   8.7%                      NAP
  159                           1.32                   1.19                 61.4%                   0.5%                      NAP
  160                           1.29                   1.13                 54.6%                   0.6%                      NAP
  161                           1.58                   1.51                 25.1%                  19.9%                    45.5%
  162                          14.57                  14.57                  3.9%                   3.9%                      NAP
  163                           1.42                   1.35                 52.5%                   0.4%                      NAP
  164                           1.48                   1.40                 54.3%                   0.4%                      NAP
  165                           2.48                   1.93                 49.2%                  41.4%                      NAP
  166                           1.62                   1.53                 41.7%                  31.6%                    49.9%
  167                           1.11                   1.01                 34.1%                  26.9%                    87.0%
  168                           1.48                   1.33                 73.7%                  62.4%                      NAP
  169                           1.83                   1.83                 29.0%                  24.7%                      NAP
  170                           1.36                   1.10                 72.8%                  29.0%                      NAP
  171                          21.77                  21.77                  3.0%                   3.0%                      NAP
  172                           1.60                   1.46                 59.3%                  45.2%                      NAP
  173                           3.52                   3.52                 20.9%                  17.5%                      NAP
  174                           1.62                   1.22                 61.3%                  52.1%                      NAP
  175                           1.17                   1.08                 72.7%                  48.0%                      NAP
  176                           1.50                   1.50                 22.2%                   0.0%                      NAP
  177                           7.88                   7.88                  7.7%                   7.0%                      NAP
  178                           8.66                   8.66                  8.3%                   7.6%                      NAP
  179                           1.82                   1.51                 30.5%                   0.2%                      NAP
  180                           1.39                   1.08                 41.5%                   0.4%                      NAP
  181                           1.21                   1.10                 73.2%                  48.1%                      NAP
  182                           6.77                   6.77                 15.4%                  14.1%                      NAP
  183                           2.95                   2.95                 21.3%                  19.5%                      NAP
  184                           5.59                   5.59                 15.4%                  14.6%                      NAP
  185                           2.45                   2.15                 37.8%                   0.3%                      NAP
  186                           5.04                   5.04                 13.7%                  11.5%                      NAP
  187                           4.16                   4.16                 10.0%                   0.0%                      NAP
  188                           1.37                   1.24                 74.7%                  63.7%                      NAP
  189                           1.80                   1.49                 44.5%                  28.4%                      NAP
  190                           1.15                   1.10                 42.4%                  30.6%                    73.3%
  191                           1.25                   1.12                 63.6%                   0.5%                      NAP
  192                           1.67                   1.54                 39.2%                  30.3%                    64.8%
  193                           1.95                   1.85                 22.0%                  15.9%                    44.6%
  194                           1.43                   1.33                 28.4%                  22.4%                    64.3%
  195                           1.79                   1.50                 63.0%                  58.6%                      NAP
  196                           5.20                   5.20                 14.2%                  12.1%                      NAP
  197                           1.84                   1.62                 76.9%                  59.8%                      NAP
  198                           1.37                   1.28                 57.5%                   0.4%                      NAP
  199                           2.89                   2.89                 22.1%                  18.7%                      NAP
  200                           1.30                   1.10                 55.0%                   0.5%                      NAP
  201                           1.38                   1.29                 37.6%                  30.7%                    62.7%
  202                           2.28                   1.99                 47.3%                  42.1%                      NAP
  203                           1.41                   1.16                 67.4%                   0.5%                      NAP

  204                           1.16                   1.03                 57.2%                   0.5%                      NAP
  205                           1.16                   1.03                 57.2%                   0.5%                      NAP
  206                           3.69                   3.69                 13.5%                  11.5%                      NAP
  207                           7.85                   7.85                  8.4%                   7.0%                      NAP
  208                           7.73                   7.73                 13.5%                  12.4%                      NAP
  209                           1.37                   1.22                 57.4%                  37.3%                      NAP
  210                           1.45                   1.24                 64.9%                   0.5%                      NAP
  211                           5.41                   5.41                 16.9%                  15.3%                      NAP
  212                           3.35                   3.35                 11.0%                   9.4%                      NAP
  213                           1.69                   1.57                 70.3%                  59.7%                      NAP
  214                           1.28                   1.12                 64.4%                   0.5%                      NAP
  215                           1.41                   1.28                 54.1%                   0.4%                      NAP
  216                           1.51                   1.47                 65.9%                   0.5%                      NAP
  217                           5.15                   5.15                 21.8%                  20.0%                      NAP
  218                           3.38                   3.38                 27.4%                  23.0%                      NAP
  219                           2.10                   1.56                 51.0%                  38.8%                      NAP
  220                           1.22                   1.16                 40.1%                   0.5%                      NAP
  221                           9.30                   9.30                 10.1%                   8.5%                      NAP
  222                           5.69                   5.69                 10.2%                   8.6%                      NAP
  223                           2.13                   1.94                 57.1%                  48.3%                      NAP
  224                           1.81                   1.61                 60.1%                  39.1%                      NAP
  225                           4.81                   4.81                  5.7%                   5.3%                      NAP
  226                          10.16                  10.16                  6.4%                   5.4%                      NAP
  227                           7.34                   7.34                 12.6%                  10.6%                      NAP
  228                           2.31                   1.92                 44.5%                  16.9%                      NAP
  229                           5.97                   5.97                 12.3%                  10.4%                      NAP
  230                           1.52                   1.30                 55.6%                  37.1%                      NAP
  231                           1.13                   1.01                 66.0%                   0.6%                      NAP
  232                          13.20                  13.20                  7.7%                   7.1%                      NAP
  233                           1.41                   1.26                 59.2%                   0.5%                      NAP
  234                           1.58                   1.12                 62.2%                   0.5%                      NAP
  235                           5.35                   5.35                 13.7%                  11.5%                      NAP
  236                          13.17                  13.17                  5.2%                   5.2%                      NAP
  237                          24.65                  24.65                  3.8%                   3.5%                      NAP
  238                           6.08                   6.08                 15.0%                  13.6%                      NAP
  239                           2.42                   2.23                 49.8%                  38.0%                      NAP
  240                           1.24                   1.10                 42.7%                   0.5%                      NAP
  241                           2.73                   2.73                 19.6%                   0.0%                      NAP
  242                           4.96                   4.96                 13.3%                  11.5%                      NAP
  243                           2.50                   2.09                 32.5%                   0.3%                      NAP
  244                          30.33                  30.33                  2.7%                   2.5%                      NAP
  245                          46.75                  46.75                  1.9%                   1.6%                      NAP
  246                           8.12                   8.12                  6.2%                   5.7%                      NAP
  247                          12.95                  12.95                  4.1%                   3.5%                      NAP

TOTALS AND WEIGHTED AVERAGES:  2.16x                  2.05x                 59.4%                  50.3%

------------------------------------------------------------------------------------------------------------------------------------
                                     BALLOON
    MORTGAGE                     LTV WITHOUT
    LOAN NO.                   TAX CREDITS(4)    STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

       1                                 NAP     125 Park Avenue

       2                                 NAP     2400 Richmond Road
       3                                 NAP     200 SW C Avenue
       4                                 NAP     3100 Highway 365
       5                                 NAP     4800 Hulen Street
       6                                 NAP     540 Madison Avenue
       7                                 NAP     225 West Broadway
       8                                 NAP     400 Madison Avenue
       9                                 NAP     1070 Iyannough Road
       10                                NAP     875 West Elliot Road
       11                                NAP     264 Middle Country Road
       12                                NAP     5303 North Valentine Avenue
       13                                NAP     3755 William Penn Highway
       14                                NAP     201 South Buena Vista Street
       15                                NAP     100 Michigan Avenue N.E.
       16                                NAP     8700 N. La Cholla Boulevard
       17                                NAP     3110 East Guasti Road
       18                              53.0%     105 Westchester Oaks Lane
       19                                NAP     201 East 77th Street
       20                                NAP     5200 Commerce Crossings Drive
       21                                NAP     1165 North Milwaukee Avenue
       22                                NAP     5920 Roswell Road
       23                              45.2%     9474 Windermere Lake Drive
       24                                NAP     13050 San Vicente Boulevard
       25                                NAP     631 South Olive Street
       26                                NAP     8840 Universal Boulevard
       27                                NAP     8525, 8575, and 8665 Gibbs Drive & 8690 Aero Drive
       28                                NAP     1550 Latham Road & 2675 Norman Drive
       29                                NAP     4401 Coit Road
       30                                NAP     10901 Mist Lane
       31                                NAP     10211 Wincopin Circle
       32                                NAP     100 Bermuda Run
       33                                NAP     115 The Parkway
       34                              54.1%     9474 Windermere Lake Drive
       35                              47.8%     1100 Rabbit Run Circle
       36                              43.6%     1279 West Loop 1604 N.
       37                                NAP     7325 Medical Center Drive
       38                                NAP     7225 West Marcia Road
       39                                NAP     2892 Eastwyck Circle
       40                                NAP     10255-10275 Old Placerville Road
       41                                NAP     3602 Rolling Green Drive
       42                                NAP     901 Kaiser Road
       43                              52.9%     4141 1 H-10 East
       44                                NAP     4375 South Valley View Boulevard
       45                                NAP     1909 Shiloh Road
       46                                NAP     1700 East Northern Parkway
       47                                NAP     68-12, 20, 30, 36 and 44 Burns Street
       48                                NAP     333 East 75th Street
       49                                NAP     8194-8196 Terminal Road
       50                                NAP     412 Malcolm Drive
       51                              50.6%     2000 Crescent Pointe Lane
       52                              63.4%     100 Stonelick Woods Dr
       53                                NAP     135 Ocean Parkway
       54                                NAP     1800 East 1st Avenue & 1744/1770 East 2nd Avenue
       55                                NAP     245 East 72nd Street
       56                                NAP     7100 Augusta National Drive
       57                                NAP     3750 Crain Highway
       58                              40.6%     2101 Martins Landing Circle
       59                              40.9%     2101 Martins Landing Circle
       60                              56.6%     2601 Sarah Ave
       61                                NAP     4915-4995 Steptoe Street
       62                                NAP     200-240 Carter Drive
       63                                NAP     600 Heritage Drive
       64                              49.8%     15135 Kimberly Drive
       65                              50.7%     6969 South Loop East
       66                                NAP     30-220 Parkside Drive
       67                                NAP     42-65 Kissena Boulevard
       68                              52.3%     4870 55th Lane SE
       69                                NAP     13005-13079 Artesia Boulevard
       70                              63.5%     100 Deerfield Trace
       71                                NAP     891 Kuhn Drive
       72                              46.4%     11000 South 700 East
       73                                NAP     One Kensington Gate
       74                                NAP     50 East 79th Street
       75                                NAP     8345 and 8411 West Thunderbird Road
       76                              66.7%     6125-6151 West Bradley Road
       77                                NAP     1523 Central Park Avenue
       78                                NAP     5900 Clearwater Drive
       79                                NAP     7201 Wooster Pike
       80                                NAP     27355-27375 Jefferson Avenue
       81                                NAP     912 W. Northwest Highway
       82                                NAP     308 Scott Street, Southwest
       83                                NAP     858 Wade Walk
       84                              55.5%     1 Burton Way
       85                              46.4%     100 Willow Creek Dr.- Charlie Danniels Pkwy
       86                              10.0%     102 Sable Chase Blvd
       87                                NAP     30/40 South Cole Avenue
       88                              49.5%     350 Commerce Center Dr

       89                                NAP     4280 Northeast Expressway
       90                                NAP     199 Armour Drive
       91                                NAP     3965 & 3975 S. Durango Dr.
       92                                NAP     2287 Morris Avenue
       93                              41.1%     3888 Autumn Ridge Drive
       94                              43.4%     1213-1215 Second Avenue
       95                                NAP     4025 Silver Hill Road
       96                                NAP     4615 Summerhill Road
       97                              52.4%     150 Wellesley Dr
       98                              57.4%     201 Culpepper Drive
       99                              36.8%     195  Eastern Ave
      100                                NAP     2466 Whipple Road
      101                              45.6%     1320 North 200 East
      102                                NAP     84-50 169th Street
      103                                NAP     202-206 West Superior Street
      104                                NAP     325 and 375 East Elliot Road
      105                              39.8%     4123 Mallard Landing Cir
      106                              47.4%     200 Foxridge Crescent
      107                                NAP     139 West 82nd Street
      108                                NAP     2081 Highway 431 South
      109                                NAP     1375 East 6th Street
      110                                NAP     599 Avenue Z
      111                                NAP     4900 Eisenhower Avenue
      112                              56.1%     661 West Commerce Street
      113                              44.2%     2361 Bass Lake Rd
      114                              38.8%     5300 Country Side Drive
      115                              45.6%     751 Glencross Dr
      116                              42.5%     755 Glencross Dr
      117                              62.3%     600 Santa Cruz Road
      118                                NAP     4452 Corporate Lane
      119                                NAP     4813 and 4815 Ridge Road
      120                                NAP     114 East 90th Street
      121                                NAP     629 Kappock Street

      122                                NAP     401 N. Wickham Road
      123                                NAP     1515 Elizabeth Street
      124                                NAP     801 E. Hibiscus Boulevard
      125                                NAP     1104 Main Street
      126                                NAP     1120 Boyce Road
      127                                NAP     1358 Oaktree Road
      128                                NAP     1215 Fifth Avenue
      129                                NAP     66 York Street
      130                                NAP     1340-1370 Industrial Avenue
      131                              43.4%     330 F.M. Highway 1845
      132                                NAP     2510 NE 9th St
      133                                NAP     35 Pleasantville Road
      134                                NAP     7205 and 7207 Lockport Place
      135                                NAP     666 Pelham Road
      136                                NAP     2636 W Thunderbird Road
      137                              54.6%     4641 West 6th Street
      138                                NAP     12550 West Thunderbird Road
      139                                NAP     1500 Forest Avenue
      140                                NAP     46 West 95th Street
      141                                NAP     230 Central Park South
      142                              58.9%     78 27th St. West
      143                                NAP     3945 East Lake Boulevard
      144                                NAP     SEC Northwest 23rd Street and Rockwell Avenue
      145                              66.7%     201 Parker Place
      146                              47.0%     3535 North Cincinnati Ave
      147                                NAP     8700 Fallbrook Drive
      148                                NAP     781, 793, & 811 Palmer Road
      149                                NAP     10440 and 10450 185th Street West
      150                                NAP     S.E. Corner Getz Ave. & Arthur Kill Road
      151                                NAP     600 Pelham Road
      152                                NAP     67-35 Yellowstone Blvd.
      153                                NAP     8275 Hampton Blvd
      154                                NAP     45 Webster Street
      155                                NAP     45 Fairview Avenue
      156                                NAP     205 West Post Road/2 Soundview Avenue
      157                                NAP     6846 Okeechobee Boulevard
      158                                NAP     1969 Hyde Park Drive
      159                                NAP     660 E. Jericho Turnpike
      160                                NAP     803 South Medina Street
      161                              36.1%     858 East Grand Avenue
      162                                NAP     120 East 75th Street
      163                                NAP     502 West 700 South
      164                                NAP     2668 Crawfordville Highway
      165                                NAP     3310, 3320 and 3404 West Cheryl Drive
      166                              37.8%     1550 North St 200 East
      167                              68.6%     1 Briarwood Place
      168                                NAP     6 South Lake Avenue
      169                                NAP     147-11 to 147-19 Roosevelt Avenue, 38-11 to 38-23 147th Street,
                                                   147-06 to 147-18 38th Avenue
      170                                NAP     901-971 Robinwood Street
      171                                NAP     270 West End Avenue
      172                                NAP     3451 South 5600 West
      173                                NAP     3065 Sedgwick Avenue
      174                                NAP     7008 Northland Drive North
      175                                NAP     3825 Ferdinand Place
      176                                NAP     2190 Hyde Park Drive
      177                                NAP     61 Irving Place
      178                                NAP     160 East 27th Street
      179                                NAP     5201 6th Street
      180                                NAP     4200 Osuna Road NE
      181                                NAP     540 & 600-620 S.R. 67
      182                                NAP     42-22 Ketcham Street
      183                                NAP     1199 Ocean Avenue
      184                                NAP     110-34 73rd Road
      185                                NAP     929 West Sunset Boulevard
      186                                NAP     210-50 41st Avenue
      187                                NAP     1526 17th Street, N.W.
      188                                NAP     4900 Cherry Creek Drive South
      189                                NAP     9101 51st Place
      190                              53.0%     3450 South 2600 West St
      191                                NAP     400 South Highway M-37
      192                              50.1%     201 Culpepper Drive
      193                              32.2%     111 Clear Creek St.
      194                              50.7%     80 Victoria Blvd.
      195                                NAP     501 North 17th Street
      196                                NAP     2620 Ocean Parkway
      197                                NAP     3333 Ridgemont Drive
      198                                NAP     3215 Grand Avenue
      199                                NAP     3123 Bailey Avenue
      200                                NAP     11433 & 11477 US-19 North & 5600 115th Ave. North
      201                              51.3%     310 Gateway Drive
      202                                NAP     3800 Colonial Boulevard
      203                                NAP     8460 Gran Vista Drive

      204                                NAP     2415 DeKalb Medical Parkway
      205                                NAP     807 Cascade Avenue
      206                                NAP     7 Great Jones Street
      207                                NAP     40 East 19th Street
      208                                NAP     3200 Netherland Avenue
      209                                NAP     10161 Lochridge Boulevard
      210                                NAP     3025 Burdick Expressway East
      211                                NAP     133 Beach 120th Street
      212                                NAP     275-279 Hicks Street
      213                                NAP     8646-8658 Woodman Avenue
      214                                NAP     19500 Park Row
      215                                NAP     564 9th Street North
      216                                NAP     4242 Richmond Avenue
      217                                NAP     440 Warburton Avenue
      218                                NAP     25 Trinity Place
      219                                NAP     409,415,421 East Cook Road
      220                                NAP     1700 Battleground Avenue
      221                                NAP     444-446 East 58th Street
      222                                NAP     323 West 83rd Street
      223                                NAP     3548 US Highway 9
      224                                NAP     920 South Mason Road
      225                                NAP     187 Hicks Street
      226                                NAP     131 & 133 West 28th Street
      227                                NAP     120-10-12 85th Avenue
      228                                NAP     8-10 East Washington Street and 16 South Main Street
      229                                NAP     525 West 236th Street
      230                                NAP     6875 Fountains Boulevard
      231                                NAP     230 1st Avenue NE
      232                                NAP     151-157 Charles Street
      233                                NAP     484 Moreland Avenue
      234                                NAP     7050 South Highland Drive
      235                                NAP     214 Clinton Street & 147 Pacific Street
      236                                NAP     214 West 17th Street
      237                                NAP     50-60 and 51-61 White Oak Street
      238                                NAP     222 Smith Street
      239                                NAP     2401 South Colorado Boulevard
      240                                NAP     8000 Douglas Avenue
      241                                NAP     84-02 Beverly Road
      242                                NAP     29 West 74th Street
      243                                NAP     153-63 Rockaway Boulevard
      244                                NAP     139 East 66th Street
      245                                NAP     167-169 Spring Street
      246                                NAP     54 West 82nd Street
      247                                NAP     656 Carroll Street

------------------------------------------------------------------------------------------------------------------------------
    MORTGAGE
    LOAN NO.     CITY                               STATE     ZIP CODE          PROPERTY TYPE           PROPERTY SUB-TYPE
------------------------------------------------------------------------------------------------------------------------------

       1         New York                             NY        10017              Office                     Urban

       2         Texarkana                            TX        75503              Retail                   Anchored
       3         Lawton                               OK        73501              Retail                   Anchored
       4         Port Arthur                          TX        77642              Retail                   Anchored
       5         Fort Worth                           TX        76132              Retail                   Anchored
       6         New York                             NY        10022              Office                     Urban
       7         San Diego                            CA        92101              Office                     Urban
       8         New York                             NY        10022              Office                     Urban
       9         Hyannis                              MA        02601              Retail                   Anchored
       10        Tempe                                AZ        85284              Office                   Suburban
       11        Coram                                NY        11727              Retail                   Anchored
       12        Fresno                               CA        93711            Multifamily                 Garden
       13        Monroeville                          PA        15146              Retail                   Anchored
       14        Burbank                              CA        91505              Office                    Medical
       15        Washington                           DC        20017            Multifamily                 Garden
       16        Tucson                               AZ        85742     Assisted Living Facility  Assisted Living Facility
       17        Ontario                              CA        91761              Office                   Suburban
       18        Brandon                              FL        33511            Multifamily                 Garden
       19        New York                             NY        10021            Multifamily               Cooperative
       20        Louisville                           KY        40229              Office                   Suburban
       21        Chicago                              IL        60622            Multifamily               Cooperative
       22        Atlanta                              GA        30328              Retail                  Unanchored
       23        Riverview                            FL        33569            Multifamily                 Garden
       24        Los Angeles                          CA        90049              Retail                  Unanchored
       25        Los Angeles                          CA        90014              Office                     Urban
       26        Orlando                              FL        32819            Hospitality             Limited Service
       27        San Diego                            CA        92123              Office                   Suburban
       28        West Palm Beach                      FL        33409            Industrial              Flex Industrial
       29        Frisco                               TX        75035              Office                    Medical
       30        Houston                              TX        77070            Multifamily                 Garden
       31        Columbia                             MD        21044              Office                   Suburban
       32        Statesboro                           GA        30458            Multifamily                 Garden
       33        Greenville                           SC        29615            Hospitality             Limited Service
       34        Riverview                            FL        33569            Multifamily                 Garden
       35        Ann Arbor                            MI        48103            Multifamily                 Garden
       36        San Antonio                          TX        78251            Multifamily                Townhouse
       37        West Hills                           CA        91307              Office                    Medical
       38        Milwaukee                            WI        53223            Industrial                 Warehouse
       39        Decatur                              GA        30032            Multifamily               Cooperative
       40        Sacramento                           CA        95827            Industrial              Flex Industrial
       41        Abilene                              TX        79606            Multifamily                 Garden
       42        Napa                                 CA        94558            Industrial                 Warehouse
       43        San Antonio                          TX        78219            Multifamily                 Garden
       44        Las Vegas                            NV        89103            Industrial              Flex Industrial
       45        Tyler                                TX        75703            Multifamily                 Garden
       46        Baltimore                            MD        21239              Retail                   Anchored
       47        Forest Hills                         NY        11375            Multifamily               Cooperative
       48        New York                             NY        10021            Multifamily               Cooperative
       49        Lorton                               VA        22079            Industrial              Flex Industrial
       50        Westminster                          MD        21157              Office                   Suburban
       51        Stafford                             VA        22554            Multifamily                Townhouse
       52        Batavia                              OH        45103            Multifamily                 Garden
       53        Brooklyn                             NY        11218            Multifamily               Cooperative
       54        Anchorage                            AK        99501            Industrial                 Warehouse
       55        New York                             NY        10021            Multifamily               Cooperative
       56        Orlando                              FL        32822            Hospitality             Limited Service
       57        Waldorf                              MD        20603            Hospitality             Limited Service
       58        Martinsburg                          WV        25401            Multifamily                 Garden
       59        Martinsburg                          WV        25401            Multifamily                 Garden
       60        Mcallen                              TX        78503            Multifamily                 Garden
       61        Las Vegas                            NV        89122            Industrial                 Warehouse
       62        Edison                               NJ        08817            Industrial                 Warehouse
       63        Jupiter                              FL        33458              Office                    Medical
       64        Victorville                          CA        92394            Multifamily                 Garden
       65        Houston                              TX        77087            Multifamily                Townhouse
       66        Suffern                              NY        10901            Multifamily               Cooperative
       67        Flushing                             NY        11355            Multifamily               Cooperative
       68        Lacey                                WA        98503            Multifamily                 Garden
       69        Cerritos                             CA        90703              Office                   Suburban
       70        Mebane                               NC        27302            Multifamily                 Garden
       71        Chula Vista                          CA        91914              Office                     Urban
       72        Sandy                                UT        84070            Multifamily                 Garden
       73        Great Neck                           NY        11021            Multifamily               Cooperative
       74        New York                             NY        10021            Multifamily               Cooperative
       75        Peoria                               AZ        85381              Retail                Shadow Anchored
       76        Milwaukee                            WI        53223            Multifamily                 Garden
       77        Yonkers                              NY        10704            Multifamily               Cooperative
       78        Minnetonka                           MN        55343            Industrial              Flex Industrial
       79        Mariemont                            OH        45227              Retail                Shadow Anchored
       80        Temecula                             CA        92590              Retail                  Unanchored
       81        Grapevine                            TX        76051              Retail                   Anchored
       82        Atlanta                              GA        30311            Multifamily               Cooperative
       83        Cincinnati                           OH        45214            Multifamily               Cooperative
       84        Landing                              NJ        7850             Multifamily                Townhouse
       85        Mount Juliet                         TN        37122            Multifamily                 Garden
       86        Mc Donough                           GA        30253            Multifamily                 Garden
       87        Spring Valley                        NY        10977            Multifamily               Cooperative
       88        Huntersville                         NC        28078            Multifamily                 Garden

       89        Atlanta                              GA        30340            Industrial              Flex Industrial
       90        Atlanta                              GA        30324            Industrial              Flex Industrial
       91        Las Vegas                            NV        89147              Office                   Suburban
       92        Union                                NJ        07083              Retail                 Free Standing
       93        Memphis                              TN        38115            Multifamily                 Garden
       94        Aurora                               IL        60505            Multifamily                 Garden
       95        Suitland                             MD        20746              Retail                  Unanchored
       96        Texarkana                            TX        75503            Multifamily                 Garden
       97        Newport News                         VA        23606            Multifamily                 Garden
       98        Duncan                               SC        29334            Multifamily                 Garden
       99        Manchester                           NH        03104            Multifamily                 Garden
      100        Hayward                              CA        94544           Self Storage              Self Storage
      101        Logan                                UT        84341            Multifamily                 Garden
      102        Jamaica                              NY        11432            Multifamily               Cooperative
      103        Duluth                               MN        55802              Office                   Suburban
      104        Chandler                             AZ        85225            Industrial                 Warehouse
      105        Midlothian                           VA        23112            Multifamily                 Garden
      106        Durham                               NC        27703            Multifamily                 Garden
      107        New York                             NY        10024            Multifamily               Cooperative
      108        Boaz                                 AL        35957              Retail                   Anchored
      109        Los Angeles                          CA        90021            Industrial             Light Industrial
      110        Brooklyn                             NY        11223              Retail                  Unanchored
      111        Alexandria                           VA        22304            Industrial                 Warehouse
      112        San Antonio                          TX        78227            Multifamily                 Garden
      113        Cameron Park                         CA        95682            Multifamily                 Garden
      114        Winston Salem                        NC        27105            Multifamily                 Garden
      115        Jackson                              MS        39206            Multifamily                 Garden
      116        Jackson                              MS        39206            Multifamily                 Garden
      117        Espanola                             NM        87532            Multifamily                 Garden
      118        Virginia Beach                       VA        23462              Office                     Urban
      119        Douglasville                         GA        30134              Retail                Shadow Anchored
      120        New York                             NY        10028            Multifamily               Cooperative
      121        Bronx                                NY        10463            Multifamily               Cooperative

      122        Melbourne                            FL        32935              Retail                  Unanchored
      123        Melbourne                            FL        32901              Office                     Urban
      124        Melbourne                            FL        32901              Office                     Urban
      125        Vancouver                            WA        98660              Office                     Urban
      126        Upper Saint Clair                    PA        15241              Office                   Suburban
      127        Iselin                               NJ        08830              Retail                  Unanchored
      128        New York                             NY        10029            Multifamily               Cooperative
      129        Jersey City                          NJ        07302              Office                     Urban
      130        Petaluma                             CA        94952            Industrial              Flex Industrial
      131        Longview                             TX        75604            Multifamily                 Garden
      132        Gainesville                          FL        32609            Multifamily                 Garden
      133        Pleasantville                        NY        10570              Retail                   Anchored
      134        Lorton                               VA        22079            Industrial             Light Industrial
      135        New Rochelle                         NY        10805            Multifamily               Cooperative
      136        Phoenix                              AZ        85023           Self Storage              Self Storage
      137        Lawrence                             KS        66049            Multifamily                 Garden
      138        El Mirage                            AZ        85335              Retail                  Unanchored
      139        Richmond                             VA        23229              Office                   Suburban
      140        New York                             NY        10025            Multifamily               Cooperative
      141        New York                             NY        10019            Multifamily               Cooperative
      142        Billings                             MT        59102            Multifamily                Low Rise
      143        Birmingham                           AL        35217            Industrial                 Warehouse
      144        Bethany                              OK        73008              Retail                 Free Standing
      145        Madison                              WI        53713            Multifamily                Townhouse
      146        Tulsa                                OK        74106            Multifamily                 Garden
      147        Houston                              TX        77064            Industrial                 Warehouse
      148        Yonkers                              NY        10708            Multifamily               Cooperative
      149        Lakeville                            MN        55044              Office                    Medical
      150        Staten Island                        NY        10312              Retail                 Free Standing
      151        New Rochelle                         NY        10573            Multifamily               Cooperative
      152        Forest Hills                         NY        11375            Multifamily               Cooperative
      153        Norfolk                              VA        23505              Retail                  Unanchored
      154        Hartford                             CT        06114            Multifamily          High Rise Apartments
      155        New York                             NY        10040            Multifamily               Cooperative
      156        White Plains                         NY        10606            Multifamily               Cooperative
      157        West Palm Beach                      FL        33411              Retail                 Free Standing
      158        Detroit                              MI        48207            Multifamily               Cooperative
      159        Huntington Station                   NY        11746             Mixed Use               Office/Retail
      160        San Antonio                          TX        78207            Industrial                 Warehouse
      161        Pomona                               CA        91766            Multifamily                 Garden
      162        New York                             NY        10021            Multifamily               Cooperative
      163        Pleasant Grove                       UT        84062            Industrial                 Warehouse
      164        Crawfordville                        FL        32327              Retail                 Free Standing
      165        Phoenix                              AZ        85051              Office                   Suburban
      166        Logan                                UT        84341            Multifamily                 Garden
      167        Roswell                              NM        88201            Multifamily                 Garden
      168        Albany                               NY        12203            Multifamily          High Rise Apartments
      169        Flushing                             NY        11354            Multifamily               Cooperative
      170        Whitehall                            OH        43213            Industrial              Flex Industrial
      171        New York                             NY        10023            Multifamily               Cooperative
      172        West Valley City                     UT        84120              Retail                  Unanchored
      173        Bronx                                NY        10468            Multifamily               Cooperative
      174        Brooklyn Park                        MN        55428            Industrial              Flex Industrial
      175        Cincinnati                           OH        45209            Multifamily                 Garden
      176        Detroit                              MI        48207            Multifamily               Cooperative
      177        New York                             NY        10003            Multifamily               Cooperative
      178        New York                             NY        10016            Multifamily               Cooperative
      179        Carpinteria                          CA        93013            Industrial                 Warehouse
      180        Albuquerque                          NM        87109              Office                   Suburban
      181        Mooresville                          IN        46158              Retail                 Free Standing
      182        Elmhurst                             NY        11373            Multifamily               Cooperative
      183        Brooklyn                             NY        11230            Multifamily               Cooperative
      184        Forest Hills                         NY        11375            Multifamily               Cooperative
      185        St. George                           UT        84770              Retail                  Unanchored
      186        Bayside                              NY        11361            Multifamily               Cooperative
      187        Washington                           DC        20036            Multifamily               Cooperative
      188        Denver                               CO        80246              Office                    Medical
      189        College Park                         MD        20740            Industrial              Flex Industrial
      190        West Valley City                     UT        84119            Multifamily                Townhouse
      191        Hastings                             MI        49058              Retail                 Free Standing
      192        Duncan                               SC        29334            Multifamily                 Garden
      193        Hempstead                            TX        77445            Multifamily                Townhouse
      194        East Stroudsburg                     PA        18360            Multifamily                 Garden
      195        Allentown                            PA        18104              Office                    Medical
      196        Brooklyn                             NY        11233            Multifamily               Cooperative
      197        Orange                               TX        77630            Multifamily                 Garden
      198        Coconut Grove                        FL        33133             Mixed Use               Office/Retail
      199        Bronx                                NY        10463            Multifamily               Cooperative
      200        Pinellas Park                        FL        33782            Industrial              Flex Industrial
      201        Grimes                               IA        50111            Multifamily                 Garden
      202        Fort Myers                           FL        33912              Office                   Suburban
      203        El Paso                              TX        79907            Industrial              Flex Industrial

      204        Lithonia                             GA        30058              Retail                 Free Standing
      205        Atlanta                              GA        30311              Retail                 Free Standing
      206        New York                             NY        10012            Multifamily               Cooperative
      207        New York                             NY        10003            Multifamily               Cooperative
      208        Riverdale                            NY        10463            Multifamily               Cooperative
      209        Covington                            GA        30014              Retail                 Free Standing
      210        Minot                                ND        58701            Industrial                 Warehouse
      211        Rockaway Park                        NY        11694            Multifamily               Cooperative
      212        Brooklyn                             NY        11201            Multifamily               Cooperative
      213        Arleta (Los Angeles)                 CA        91331              Retail                  Unanchored
      214        Houston                              TX        77084              Office                   Suburban
      215        Naples                               FL        34102              Retail                  Unanchored
      216        Houston                              TX        77027              Retail                 Free Standing
      217        Yonkers                              NY        10701            Multifamily               Cooperative
      218        New Rochelle                         NY        10805            Multifamily               Cooperative
      219        Fort Wayne                           IN        46825              Office                   Suburban
      220        Greensboro                           NC        27408              Retail                 Free Standing
      221        New York                             NY        10022            Multifamily               Cooperative
      222        New York                             NY        10024            Multifamily               Cooperative
      223        Howell                               NJ        07731              Office                   Suburban
      224        Katy                                 TX        77450              Retail                  Unanchored
      225        Brooklyn                             NY        11201            Multifamily               Cooperative
      226        New York                             NY        10001            Multifamily               Cooperative
      227        Kew Gardens                          NY        11415            Multifamily               Cooperative
      228        Chagrin Falls                        OH        44022             Mixed Use               Office/Retail
      229        Riverdale                            NY        10463            Multifamily               Cooperative
      230        West Chester                         OH        45069              Retail                  Unanchored
      231        Aitkins                              MN        56431            Multifamily                 Garden
      232        New York                             NY        10014            Multifamily               Cooperative
      233        Atlanta                              GA        30307              Retail                  Unanchored
      234        Salt Lake City                       UT        84121              Office                    Medical
      235        Brooklyn                             NY        11201            Multifamily               Cooperative
      236        New York                             NY        10011            Multifamily               Cooperative
      237        New Rochelle                         NY        10801            Multifamily               Cooperative
      238        Freeport                             NY        11520            Multifamily               Cooperative
      239        Denver                               CO        80222              Retail                 Free Standing
      240        Urbandale                            IA        50322              Retail                  Unanchored
      241        Kew Gardens                          NY        11415            Multifamily               Cooperative
      242        New York                             NY        10023            Multifamily               Cooperative
      243        Jamaica                              NY        11434            Industrial             Light Industrial
      244        New York                             NY        10021            Multifamily               Cooperative
      245        New York                             NY        10012            Multifamily               Cooperative
      246        New York                             NY        10024            Multifamily               Cooperative
      247        Brooklyn                             NY        11215            Multifamily               Cooperative

-----------------------------------------------------------------------------------------------------------------------
    MORTGAGE                                                                            PERCENT     PERCENT LEASED
    LOAN NO.                 UNITS/SF      YEAR BUILT          YEAR RENOVATED          LEASED(5)    AS OF DATE(5)
-----------------------------------------------------------------------------------------------------------------------

       1                      603,433         1923               1996-2003                95.5%       08/31/2004

       2                      686,823         1979               1998/2002                98.2%       11/18/2004
       3                      526,059         1980                  2000                  95.7%       11/18/2004
       4                      539,791         1982               1996/2000                92.2%       11/18/2004
       5                      348,796         1977                  1994                  95.1%       08/31/2004
       6                      280,830         1970                  1997                  97.8%       12/15/2004
       7                      330,367         1976               1996-2001                98.0%       10/31/2004
       8                      184,859         1929               1999-2000                97.6%       01/07/2005
       9                      225,629    1989-1990/2000             NAP                   95.2%       11/09/2004
       10                     223,392         1998                  NAP                  100.0%       10/21/2004
       11                     144,191      1954/2003                2004                  91.9%       01/28/2005
       12                         248         2004                  NAP                   98.8%       09/01/2004
       13                     142,900      1989/2002                NAP                   96.8%       09/09/2004
       14                      69,254         2004                  NAP                  100.0%       10/22/2004
       15                         192         1986                  NAP                   95.3%       05/01/2004
       16                         223      1990/1992                NAP                   86.5%       08/26/2004
       17                     100,000         2004                  NAP                   95.5%       01/05/2005
       18                         376         2001                  NAP                   99.5%       11/12/2004
       19                          85         1961                  2003                    NAP          NAP
       20                     150,000         2001                  NAP                  100.0%       12/13/2004
       21                         481         1969                  2004                    NAP          NAP
       22                     158,411         1987                  2003                  92.3%       12/15/2004
       23                         352         1999                  NAP                   88.6%       11/12/2004
       24                      12,835         1992                  NAP                  100.0%       01/01/2005
       25                      88,962         1985                  NAP                   94.4%       01/27/2005
       26                         167         1999                  NAP                   76.7%       09/30/2004
       27                     168,240      1978/1975                2001                 100.0%       08/31/2004
       28                     148,214      1972/1987                NAP                   87.7%       12/15/2004
       29                      69,120         2004                  NAP                  100.0%       01/01/2005
       30                         192         1998                  NAP                   88.0%       11/18/2004
       31                      70,962         1999                  NAP                   87.8%       11/08/2004
       32                         165      1990-1997                NAP                  100.0%       11/22/2004
       33                         136         2000                  NAP                   66.6%       09/30/2004
       34                         252         2000                  NAP                   87.0%       11/12/2004
       35                         224         1999                  NAP                   94.4%       10/25/2004
       36                         220         2001                  NAP                   96.4%       10/25/2004
       37                      42,630         1991                  NAP                   92.0%       08/01/2004
       38                     208,150         1995                  NAP                  100.0%       09/17/2004
       39                         441         1964                  2003                    NAP          NAP
       40                     153,221         1986                  2002                  94.2%       11/08/2004
       41                         224         1985                  NAP                   96.4%       11/11/2004
       42                     120,157         1986                  NAP                  100.0%       12/15/2004
       43                         200         2000                  NAP                   94.5%       10/25/2004
       44                     123,372         1988                  NAP                  100.0%       08/23/2004
       45                         176         1982                  NAP                   92.6%       09/20/2004
       46                      53,857         2004                  NAP                  100.0%       11/29/2004
       47                         119         1920                  2002                    NAP          NAP
       48                         123         1960                  1997                    NAP          NAP
       49                      96,512         1984                  NAP                  100.0%       06/01/2004
       50                      51,186      1987/2002                NAP                  100.0%       09/17/2004
       51                          99         2000                  NAP                   89.0%       09/25/2004
       52                         176         1996                  NAP                   92.0%       09/27/2004
       53                         279         1966                  1996                    NAP          NAP
       54                      44,469         1995                  NAP                  100.0%       08/27/2003
       55                         116         1929                  1994                    NAP          NAP
       56                         139         1998                  2004                  78.6%       09/30/2004
       57                         100         2000                  NAP                   75.1%       09/30/2004
       58                         164         1997                  NAP                   97.6%       10/31/2004
       59                          40         1997                  NAP                   95.0%       10/31/2004
       60                         192         2000                  NAP                  100.0%       09/25/2004
       61                     179,284         2000                  NAP                   91.7%       01/11/2005
       62                     105,870         1985                  NAP                  100.0%       09/01/2004
       63                      29,738         2003                  NAP                  100.0%       01/01/2005
       64                         132         2002                  NAP                   93.9%       09/30/2004
       65                         152         2000                  NAP                   94.7%       10/22/2004
       66                          96         1964                  1999                    NAP          NAP
       67                         214         1963                  1999                    NAP          NAP
       68                         164         1996                  NAP                   91.5%       10/25/2004
       69                      47,861         1980                  1999                  87.5%       01/01/2005
       70                         144         1998                  NAP                   88.9%       11/10/2004
       71                      38,236         2002                  NAP                   96.7%       04/29/2004
       72                         144         2001                  NAP                   97.2%       10/22/2004
       73                          94         1969                  1998                    NAP          NAP
       74                          93         1957                  2003                    NAP          NAP
       75                      24,178         2003                  NAP                   81.9%       09/30/2004
       76                         120         1999                  NAP                   98.3%       10/31/2004
       77                         138         1971                  1998                    NAP          NAP
       78                      94,561         1982               2003-2004                96.0%       07/06/2004
       79                      48,688         1990                  NAP                   90.9%       12/21/2004
       80                      33,276         1986                  NAP                  100.0%       12/09/2004
       81                      14,560         2004                  NAP                  100.0%       08/31/2004
       82                         200         1968                  1994                    NAP          NAP
       83                         322         1961                  1996                    NAP          NAP
       84                         122         1996                  NAP                   95.9%       11/23/2004
       85                         144         1997                  NAP                   91.0%       10/25/2004
       86                         225         1994                  NAP                   80.0%       11/01/2004
       87                         148         1965                  1984                    NAP          NAP
       88                         108         1998                  NAP                   96.3%       09/25/2004

       89                      56,530         1963                  NAP                  100.0%       09/01/2004
       90                      58,647         1960                 1980's                100.0%       09/01/2004
       91                      25,116         2001                  NAP                   90.9%       11/01/2004
       92                      12,000         1997                  NAP                  100.0%       04/13/2004
       93                         140         1997                  NAP                   95.7%       09/27/2004
       94                          90         1974                  2003                  96.7%       07/31/2004
       95                      36,036         1990                  2003                 100.0%       12/17/2004
       96                         190      1976-1979                2004                  82.6%       11/29/2004
       97                         120         1996                  NAP                  100.0%       10/22/2004
       98                         120         1998                  NAP                   97.5%       09/25/2004
       99                          96         1997                  NAP                   96.9%       10/25/2004
      100                      47,613         1983                  NAP                   88.0%       06/01/2004
      101                         105         1999                  NAP                   97.1%       12/31/2003
      102                         124         1956                  2002                    NAP          NAP
      103                      45,301         1909             1993/1998/2002             92.7%       11/09/2004
      104                      60,062         1986                  2002                  86.8%       08/11/2004
      105                         108         1996                  NAP                   88.9%       10/31/2004
      106                          92         1999                  NAP                   91.3%       09/25/2004
      107                          74         1929                  1989                    NAP          NAP
      108                      88,124         1987                  2003                  95.7%       11/17/2004
      109                      57,364         1988                  NAP                   93.4%       08/16/2004
      110                      25,953         1950                  NAP                   97.6%       10/05/2004
      111                      66,275         1984                  NAP                   78.5%       08/31/2004
      112                         132         2000                  NAP                   97.0%       09/24/2004
      113                          88         1998                  NAP                   98.9%       09/30/2004
      114                         108         1997                  NAP                   95.4%       09/25/2004
      115                         120         1995                  NAP                   88.3%       09/30/2004
      116                         120         1995                  NAP                   95.0%       09/30/2004
      117                         100         2000                  NAP                   82.0%       10/31/2004
      118                      49,698         1984                  1998                 100.0%       06/23/2004
      119                      30,014         2004                  NAP                   72.0%       07/15/2004
      120                          37         1924                  1994                    NAP          NAP
      121                          97         1959                  1989                    NAP          NAP

      122                      23,450         2002                  NAP                   72.3%       07/07/2004
      123                      20,255         1984                  NAP                  100.0%       07/09/2004
      124                       8,000         1984                  NAP                  100.0%       12/01/2004
      125                      39,713         1925                  1980                  91.2%       10/08/2004
      126                      34,050         1985                  2004                 100.0%       08/03/2004
      127                      10,000         2000                  NAP                  100.0%       12/13/2004
      128                          49         1929                  2001                    NAP          NAP
      129                      27,029         1895             1987/2002-2003            100.0%       09/08/2004
      130                      60,162         1985                  NAP                  100.0%       08/24/2004
      131                         144         1999                  NAP                   95.8%       09/01/2004
      132                         108         1992               2004-2005                90.7%       09/29/2004
      133                      20,351         1950                  2001                 100.0%       10/29/2004
      134                      42,904         1971                  1994                  91.7%       12/01/2004
      135                         100         1973                  1996                    NAP          NAP
      136                      49,685         1999                  NAP                   86.9%       11/18/2004
      137                          72         1997                  NAP                   94.5%       10/31/2004
      138                      22,932         2003                  NAP                   84.6%       11/17/2004
      139                      32,019         1973                  2003                 100.0%       09/14/2004
      140                          36         1923                  2003                    NAP          NAP
      141                          65         1938                  1983                    NAP          NAP
      142                          81         2000                  NAP                   97.0%       10/31/2004
      143                      52,102         2000                  NAP                  100.0%       05/12/2004
      144                      13,650         2004                  NAP                  100.0%       08/12/2004
      145                          69         1975                  1996                  78.3%       09/29/2004
      146                         112         1998                  NAP                   98.2%       10/31/2004
      147                      50,000         2003                  NAP                  100.0%       11/30/2004
      148                          59         1949                  2003                    NAP          NAP
      149                      23,168         2000                  NAP                  100.0%       09/29/2004
      150                      14,560         2004                  NAP                  100.0%       11/01/2004
      151                          68         1953                  1999                    NAP          NAP
      152                         120         1948                  1989                    NAP          NAP
      153                      17,222      2002-2004                NAP                  100.0%       12/13/2004
      154                          60         1964                  NAP                  100.0%       08/24/2004
      155                         217         1961                  1998                    NAP          NAP
      156                          57         1949                  2002                    NAP          NAP
      157                      10,908         2000                  NAP                  100.0%       09/23/2003
      158                          96         1968                  2002                    NAP          NAP
      159                      19,160        1950's                 NAP                  100.0%       07/19/2004
      160                     100,472      1968/1989                1990                 100.0%       10/18/2004
      161                          62         1999                  NAP                   98.5%       09/30/2004
      162                          33         1923                  2003                    NAP          NAP
      163                      79,800         2002                  NAP                   78.2%       02/01/2005
      164                      13,813         2003                  NAP                  100.0%       04/20/2004
      165                      63,687         1984                  NAP                   97.9%       06/28/2004
      166                          80         1995                  NAP                   92.5%       10/22/2004
      167                          90         2001                  NAP                   92.2%       10/31/2004
      168                          66         1940                  2000                  97.0%       09/13/2004
      169                          47         1940                  2001                    NAP          NAP
      170                      69,600         1988                  2002                  84.5%       12/31/2003
      171                          32         1917                  1999                    NAP          NAP
      172                      17,023         2003                  NAP                   89.5%       10/22/2004
      173                          73         1959                  2003                    NAP          NAP
      174                      75,600         1972                  NAP                   76.2%       07/06/2004
      175                          50         1965                  2004                  94.0%       07/28/2004
      176                          94         1973                  1992                    NAP          NAP
      177                          32         1900                  2003                    NAP          NAP
      178                          71         1959                  2000                    NAP          NAP
      179                      46,955         1981                  NAP                  100.0%       07/13/2004
      180                      55,042         1984                  2002                 100.0%       08/11/2004
      181                      15,716      1998-1999                NAP                  100.0%       10/08/2004
      182                         126         1915                  1999                    NAP          NAP
      183                          60         1958                  1990                    NAP          NAP
      184                          65         1941                  2003                    NAP          NAP
      185                      34,950         1988                  NAP                   90.3%       09/28/2004
      186                          69         1961                  1997                    NAP          NAP
      187                          52         1918                  1994                    NAP          NAP
      188                       9,724         1972                  2004                 100.0%       06/24/2004
      189                      58,422      1970-1985                NAP                  100.0%       12/10/2004
      190                          40         1999                  NAP                   97.5%       08/23/2004
      191                      22,672         2004                  NAP                  100.0%       09/17/2004
      192                          72         1998                  NAP                   95.8%       09/25/2004
      193                          76         2000                  NAP                   96.1%       10/22/2004
      194                          69         1999                  NAP                   98.6%       09/30/2004
      195                      20,550         1960                  2000                  97.1%       01/04/2005
      196                          67         1958                  1997                    NAP          NAP
      197                          98         1972                  2002                  87.5%       09/30/2004
      198                       5,928         2003                  NAP                  100.0%       11/22/2004
      199                          52         1961                  1994                    NAP          NAP
      200                      38,234      1985/1987                NAP                  100.0%       07/08/2004
      201                          60         1998                  NAP                   78.3%       11/12/2004
      202                      16,239         2001                  NAP                  100.0%       12/08/2004
      203                      60,000         2001                  NAP                  100.0%       11/18/2004

      204                      11,900         2004                  NAP                  100.0%       08/16/2004
      205                      10,000         1997                  2004                 100.0%       08/09/2004
      206                           7         1865                  2003                    NAP          NAP
      207                           9         1910                  1999                    NAP          NAP
      208                          79         1955                  1999                    NAP          NAP
      209                      19,097         2003                  NAP                  100.0%       10/14/2004
      210                      47,409         1977                  2002                 100.0%       12/13/2004
      211                          42         1958                  1999                    NAP          NAP
      212                          17         1890                  1983                    NAP          NAP
      213                       8,452         1982                  NAP                  100.0%       08/26/2004
      214                      10,220         2000                  NAP                  100.0%       10/18/2004
      215                      10,127         1963                  NAP                  100.0%       09/15/2004
      216                      14,833         1970                  2003                 100.0%       11/30/2004
      217                          71         1959                  1985                    NAP          NAP
      218                          35         1955                  1994                    NAP          NAP
      219                      31,731         1987                  2003                 100.0%       11/05/2004
      220                      10,908         1998                  NAP                  100.0%       01/14/2004
      221                          26         1901                  1989                    NAP          NAP
      222                          24         1897                  1990                    NAP          NAP
      223                      12,700         1988                  NAP                  100.0%       08/13/2004
      224                      16,317         1983               1995-1999               100.0%       08/12/2004
      225                          29         1900                  2001                    NAP          NAP
      226                          24         1908                  2000                    NAP          NAP
      227                          59         1951                  1984                    NAP          NAP
      228                      19,339    1854/1917/1987             2005                  78.5%       09/11/2004
      229                          57         1956                  1996                    NAP          NAP
      230                      17,925      1990/1995                NAP                  100.0%       02/01/2005
      231                          40         1978                  2004                  97.5%       07/31/2004
      232                          12         1930                  2001                    NAP          NAP
      233                      12,418         1981                  2004                  92.9%       08/17/2004
      234                      14,241         1979                  NAP                   83.9%       07/09/2004
      235                          34         1895                  1984                    NAP          NAP
      236                          13         1900                  2002                    NAP          NAP
      237                         160         1952                  1997                    NAP          NAP
      238                          40         1959                  2001                    NAP          NAP
      239                       7,800         1970                  1985                 100.0%       10/01/2004
      240                      15,976         2000                  2004                 100.0%       08/30/2004
      241                          20         1926                  1980                    NAP          NAP
      242                          11         1900                  1986                    NAP          NAP
      243                      21,935         1984                  NAP                  100.0%       06/03/2004
      244                          20         1916                  2003                    NAP          NAP
      245                          12         1916                  1997                    NAP          NAP
      246                           6         1900                  1970                    NAP          NAP
      247                           8         1900                  2003                    NAP          NAP

------------------------------------------------------------------------------------------------------------------------------------
    MORTGAGE                                                          RELATED                     CUT-OFF DATE BALANCE
    LOAN NO.     SECURITY TYPE(6)         LIEN POSITION            BORROWER LIST                        PER UNIT OR SF   NOTE DATE
------------------------------------------------------------------------------------------------------------------------------------

       1         Fee                          First                     NAP                                       $242   11/01/2004

       2         Fee                          First                     NAP                                        $77   11/22/2004
       3         Fee/Leasehold                First                     NAP                                        $77   11/22/2004
       4         Fee                          First                     NAP                                        $77   11/22/2004
       5         Fee                          First                     NAP                                       $346   11/12/2004
       6         Leasehold                    First                    6, 8                                       $267   12/15/2004
       7         Fee                          First                     NAP                                       $203   12/09/2004
       8         Fee                          First                    6, 8                                       $354   01/07/2005
       9         Fee                          First                    9, 13                                      $107   09/15/2004
       10        Fee                          First                     NAP                                       $104   10/25/2004
       11        Fee                          First                     NAP                                       $144   01/28/2005
       12        Fee                          First                     NAP                                    $66,267   09/28/2004
       13        Fee                          First                    9, 13                                      $111   09/30/2004
       14        Leasehold                    First                     NAP                                       $222   06/29/2004
       15        Fee                          First                     NAP                                    $77,248   06/30/2004
       16        Fee                          First                     NAP                                    $66,109   09/21/2004
       17        Fee                          First                     NAP                                       $147   01/07/2005
       18        Fee                          First                 18, 23, 34                                 $38,151   07/10/2002
       19        Fee                          First                     NAP                                   $158,824   06/03/2004
       20        Fee                          First                     NAP                                        $87   12/13/2004
       21        Fee                          First                     NAP                                    $25,965   11/05/2004
       22        Fee                          First                     NAP                                        $79   12/23/2004
       23        Fee                          First                 18, 23, 34                                 $32,923   06/20/2000
       24        Fee                          First                     NAP                                       $887   12/21/2004
       25        Fee                          First                   25, 27                                      $126   12/28/2004
       26        Fee                          First                 26, 33, 56                                 $65,693   11/19/2004
       27        Leasehold                    First                   25, 27                                       $65   10/25/2004
       28        Fee                          First                     NAP                                        $70   01/07/2005
       29        Leasehold                    First                   29, 63                                      $147   06/30/2004
       30        Fee                          First                     NAP                                    $52,083   11/30/2004
       31        Fee                          First                     NAP                                       $137   12/09/2004
       32        Fee                          First                     NAP                                    $54,493   12/22/2004
       33        Fee                          First                 26, 33, 56                                 $64,900   11/19/2004
       34        Fee                          First                 18, 23, 34                                 $34,533   07/02/2002
       35        Fee                          First                   35, 85                                   $38,512   09/27/1999
       36        Fee                          First                   36, 43                                   $39,134   05/21/2002
       37        Fee                          First                     NAP                                       $198   10/01/2004
       38        Fee                          First                     NAP                                        $40   09/23/2004
       39        Fee                          First                     NAP                                    $17,224   09/30/2004
       40        Fee                          First                     NAP                                        $47   12/10/2004
       41        Fee                          First                   41, 45                                   $30,804   12/01/2004
       42        Fee                          First                     NAP                                        $57   12/15/2004
       43        Fee                          First                   36, 43                                   $31,723   04/06/2001
       44        Fee                          First                     NAP                                        $51   09/08/2004
       45        Fee                          First                   41, 45                                   $35,000   12/01/2004
       46        Fee                          First                     NAP                                       $111   12/01/2004
       47        Fee                          First                     NAP                                    $50,310   09/09/2004
       48        Fee                          First                     NAP                                    $48,672   09/29/2004
       49        Fee                          First                     NAP                                        $62   09/15/2004
       50        Fee                          First                     NAP                                       $113   11/24/2004
       51        Fee                          First                     NAP                                    $56,958   08/22/2002
       52        Fee                          First                   52, 132                                  $31,334   11/22/1996
       53        Fee                          First                     NAP                                    $19,634   09/30/2004
       54        Fee                          First                     NAP                                       $121   02/27/2004
       55        Fee                          First                     NAP                                    $46,403   10/22/2004
       56        Fee                          First                 26, 33, 56                                 $38,387   11/19/2004
       57        Fee                          First                     NAP                                    $52,923   12/07/2004
       58        Fee                          First              58, 59, 117, 194                              $25,046   07/22/1998
       59        Fee                          First              58, 59, 117, 194                              $25,046   07/22/1998
       60        Fee                          First                     NAP                                    $26,206   06/03/2003
       61        Fee                          First                     NAP                                        $28   01/21/2005
       62        Fee                          First                     NAP                                        $47   08/19/2004
       63        Fee                          First                   29, 63                                      $166   06/30/2004
       64        Fee                          First                     NAP                                    $37,436   01/09/2004
       65        Fee                          First                   65, 193                                  $31,051   08/23/2001
       66        Fee                          First                     NAP                                    $48,803   10/28/2004
       67        Fee                          First                     NAP                                    $21,872   09/29/2004
       68        Fee                          First                     NAP                                    $28,368   07/02/1997
       69        Fee                          First                   69, 71                                       $96   06/28/2004
       70        Fee                          First                     NAP                                    $31,713   12/15/1998
       71        Fee                          First                   69, 71                                      $119   07/30/2004
       72        Fee                          First                72, 101, 166                                $31,567   05/08/2002
       73        Fee                          First                     NAP                                    $47,872   07/28/2004
       74        Fee                          First                     NAP                                    $48,387   11/17/2004
       75        Fee                          First                     NAP                                       $182   11/17/2004
       76        Fee                          First                     NAP                                    $36,247   11/19/2002
       77        Fee                          First                     NAP                                    $31,058   06/23/2004
       78        Fee                          First                   78, 174                                      $45   07/30/2004
       79        Fee                          First                     NAP                                        $87   12/21/2004
       80        Fee                          First                     NAP                                       $123   12/13/2004
       81        Fee                          First                     NAP                                       $274   11/03/2004
       82        Fee                          First                     NAP                                    $19,919   09/08/2004
       83        Fee                          First                     NAP                                    $12,340   06/29/2004
       84        Fee                          First                     NAP                                    $32,132   05/27/1998
       85        Fee                          First                   35, 85                                   $26,676   07/30/1998
       86        Fee                          First                     NAP                                    $16,738   12/22/1995
       87        Fee                          First                     NAP                                    $24,935   07/06/2004
       88        Fee                          First        88, 93, 98, 106, 112, 114, 192                      $33,856   05/13/1999

       89        Fee                          First                     NAP                                        $32   09/01/2004
       90        Fee                          First                     NAP                                        $32   09/01/2004
       91        Fee                          First                     NAP                                       $143   11/29/2004
       92        Fee                          First                     NAP                                       $298   07/21/2004
       93        Fee                          First        88, 93, 98, 106, 112, 114, 192                      $25,052   02/05/1999
       94        Fee                          First                     NAP                                    $38,905   11/21/2002
       95        Fee                          First                     NAP                                        $97   12/30/2004
       96        Fee                          First                     NAP                                    $18,397   12/29/2004
       97        Fee                          First                     NAP                                    $28,561   07/01/1997
       98        Fee                          First        88, 93, 98, 106, 112, 114, 192                      $27,710   05/28/1999
       99        Fee                          First                     NAP                                    $34,555   12/07/1998
      100        Fee                          First                     NAP                                        $69   07/02/2004
      101        Fee                          First                72, 101, 166                                $31,085   01/12/2000
      102        Fee                          First                     NAP                                    $26,130   07/14/2004
      103        Fee                          First                     NAP                                        $67   08/17/2004
      104        Fee                          First                     NAP                                        $50   08/20/2004
      105        Fee                          First                     NAP                                    $27,902   12/23/1996
      106        Fee                          First        88, 93, 98, 106, 112, 114, 192                      $32,548   06/01/2001
      107        Fee                          First                     NAP                                    $40,441   08/24/2004
      108        Fee                          First                     NAP                                        $34   07/09/2004
      109        Fee                          First                     NAP                                        $52   08/18/2004
      110        Fee                          First                     NAP                                       $114   07/23/2004
      111        Fee                          First                     NAP                                        $43   09/20/2004
      112        Fee                          First        88, 93, 98, 106, 112, 114, 192                      $21,238   06/01/2001
      113        Fee                          First                     NAP                                    $31,710   09/24/1999
      114        Fee                          First        88, 93, 98, 106, 112, 114, 192                      $25,604   12/04/1998
      115        Fee                          First                  115, 116                                  $22,827   10/16/1996
      116        Fee                          First                  115, 116                                  $22,523   10/16/1996
      117        Fee                          First              58, 59, 117, 194                              $26,968   01/21/2002
      118        Fee                          First                     NAP                                        $54   07/02/2004
      119        Fee                          First                     NAP                                        $89   08/25/2004
      120        Fee                          First                     NAP                                    $70,270   10/14/2004
      121        Fee                          First                     NAP                                    $26,795   12/27/2004

      122        Fee                          First                     NAP                                        $50   07/12/2004
      123        Fee                          First                     NAP                                        $50   07/12/2004
      124        Fee                          First                     NAP                                        $50   07/12/2004
      125        Fee                          First                     NAP                                        $65   10/20/2004
      126        Fee                          First                     NAP                                        $75   09/08/2004
      127        Fee                          First                     NAP                                       $250   01/21/2005
      128        Fee                          First                     NAP                                    $51,020   11/18/2004
      129        Fee                          First                     NAP                                        $92   09/30/2004
      130        Fee                          First                     NAP                                        $41   08/31/2004
      131        Fee                          First                     NAP                                    $17,208   04/27/2001
      132        Fee                          First                   52, 132                                  $22,940   10/28/1996
      133        Fee                          First                     NAP                                       $122   10/29/2004
      134        Fee                          First                     NAP                                        $56   12/17/2004
      135        Fee                          First                     NAP                                    $23,927   10/28/2004
      136        Fee                          First                     NAP                                        $52   11/30/2004
      137        Fee                          First                     NAP                                    $32,484   03/07/1997
      138        Fee                          First                     NAP                                       $101   11/19/2004
      139        Fee                          First                     NAP                                        $72   09/17/2004
      140        Fee                          First                     NAP                                    $63,796   10/25/2004
      141        Fee                          First                     NAP                                    $35,305   11/09/2004
      142        Fee                          First                     NAP                                    $27,404   12/15/1999
      143        Fee                          First                     NAP                                        $42   07/13/2004
      144        Fee                          First                     NAP                                       $160   09/10/2004
      145        Fee                          First                     NAP                                    $31,669   03/22/1999
      146        Fee                          First                  146, 167                                  $19,404   01/10/2003
      147        Fee                          First                  147, 216                                      $42   12/15/2004
      148        Fee                          First                     NAP                                    $35,444   11/22/2004
      149        Fee                          First                     NAP                                        $90   10/28/2004
      150        Fee                          First                     NAP                                       $142   09/30/2004
      151        Fee                          First                     NAP                                    $29,412   08/23/2004
      152        Fee                          First                     NAP                                    $16,632   06/18/2004
      153        Fee/Leasehold                First                     NAP                                       $116   12/17/2004
      154        Fee                          First                     NAP                                    $33,230   10/14/2004
      155        Fee                          First                     NAP                                     $9,176   11/17/2004
      156        Fee                          First                     NAP                                    $34,930   08/11/2004
      157        Fee                          First                     NAP                                       $182   09/23/2003
      158        Fee                          First                     NAP                                    $20,672   07/29/2004
      159        Fee                          First                     NAP                                       $103   08/10/2004
      160        Fee/Leasehold                First                     NAP                                        $20   11/01/2004
      161        Fee                          First                     NAP                                    $31,262   09/20/2001
      162        Fee                          First                     NAP                                    $57,576   09/10/2004
      163        Fee                          First                     NAP                                        $24   09/28/2004
      164        Fee                          First                     NAP                                       $136   05/06/2004
      165        Fee                          First                     NAP                                        $29   10/15/2004
      166        Fee                          First                72, 101, 166                                $23,239   02/13/1997
      167        Fee                          First                  146, 167                                  $20,646   07/17/2002
      168        Fee                          First                     NAP                                    $27,900   10/08/2004
      169        Fee                          First                     NAP                                    $39,152   07/27/2004
      170        Fee                          First                     NAP                                        $26   11/23/2003
      171        Fee                          First                     NAP                                    $56,250   11/23/2004
      172        Fee                          First                     NAP                                       $105   11/16/2004
      173        Fee                          First                     NAP                                    $24,583   10/27/2004
      174        Fee                          First                   78, 174                                      $24   07/30/2004
      175        Fee                          First                     NAP                                    $35,615   08/16/2004
      176        Fee                          First                     NAP                                    $18,861   06/30/2004
      177        Fee                          First                     NAP                                    $54,506   07/27/2004
      178        Fee                          First                     NAP                                    $23,917   12/01/2004
      179        Fee                          First                     NAP                                        $36   07/14/2004
      180        Fee                          First                     NAP                                        $30   08/10/2004
      181        Fee                          First                     NAP                                       $105   11/04/2004
      182        Fee                          First                     NAP                                    $12,687   11/17/2004
      183        Fee                          First                     NAP                                    $26,628   10/27/2004
      184        Fee                          First                     NAP                                    $24,553   06/28/2004
      185        Fee                          First                     NAP                                        $45   09/30/2004
      186        Fee                          First                     NAP                                    $22,897   07/29/2004
      187        Fee                          First                     NAP                                    $30,343   10/01/2004
      188        Fee                          First                     NAP                                       $161   08/04/2004
      189        Fee                          First                     NAP                                        $26   12/28/2004
      190        Fee                          First                     NAP                                    $37,113   12/22/1999
      191        Fee                          First                     NAP                                        $65   09/24/2004
      192        Fee                          First        88, 93, 98, 106, 112, 114, 192                      $20,431   04/29/2003
      193        Fee                          First                   65, 193                                  $19,266   12/20/2001
      194        Fee                          First              58, 59, 117, 194                              $21,156   02/15/2002
      195        Fee                          First                     NAP                                        $71   01/04/2005
      196        Fee                          First                     NAP                                    $21,510   10/29/2004
      197        Fee                          First                     NAP                                    $14,675   12/13/2004
      198        Fee                          First                     NAP                                       $235   12/01/2004
      199        Fee                          First                     NAP                                    $26,741   06/28/2004
      200        Fee                          First                     NAP                                        $36   08/09/2004
      201        Fee                          First                     NAP                                    $22,832   11/11/1999
      202        Fee                          First                     NAP                                        $83   12/13/2004
      203        Fee                          First                     NAP                                        $22   12/16/2004

      204        Fee                          First                     NAP                                        $61   08/02/2004
      205        Fee                          First                     NAP                                        $61   08/02/2004
      206        Fee                          First                     NAP                                   $185,420   11/19/2004
      207        Fee                          First                     NAP                                   $144,188   11/19/2004
      208        Fee                          First                     NAP                                    $16,408   07/20/2004
      209        Fee                          First                     NAP                                        $68   10/18/2004
      210        Fee                          First                     NAP                                        $25   01/11/2005
      211        Fee                          First                     NAP                                    $28,541   11/09/2004
      212        Fee                          First                     NAP                                    $70,478   10/05/2004
      213        Fee                          First                     NAP                                       $141   08/27/2004
      214        Fee                          First                     NAP                                       $117   11/23/2004
      215        Fee                          First                     NAP                                       $117   09/16/2004
      216        Fee                          First                  147, 216                                      $77   12/15/2004
      217        Fee                          First                     NAP                                    $15,477   11/04/2004
      218        Fee                          First                     NAP                                    $31,334   10/22/2004
      219        Fee                          First                     NAP                                        $35   11/10/2004
      220        Fee                          First                     NAP                                       $100   02/10/2004
      221        Fee                          First                     NAP                                    $41,918   04/29/2004
      222        Fee                          First                     NAP                                    $43,535   08/23/2004
      223        Fee                          First                     NAP                                        $81   11/12/2004
      224        Fee                          First                     NAP                                        $63   09/29/2004
      225        Fee                          First                     NAP                                    $34,392   07/22/2004
      226        Fee                          First                     NAP                                    $41,500   09/28/2004
      227        Fee                          First                     NAP                                    $16,823   06/07/2004
      228        Fee                          First                     NAP                                        $51   09/21/2004
      229        Fee                          First                     NAP                                    $17,383   04/22/2004
      230        Fee                          First                     NAP                                        $55   07/23/2004
      231        Fee                          First                     NAP                                    $24,570   08/04/2004
      232        Fee                          First                     NAP                                    $80,524   05/26/2004
      233        Fee                          First                     NAP                                        $75   07/08/2004
      234        Fee                          First                     NAP                                        $62   07/26/2004
      235        Fee                          First                     NAP                                    $24,611   09/09/2004
      236        Fee                          First                     NAP                                    $61,538   08/24/2004
      237        Leasehold                    First                     NAP                                     $4,992   10/12/2004
      238        Fee                          First                     NAP                                    $17,480   11/18/2004
      239        Fee                          First                     NAP                                        $89   11/01/2004
      240        Fee                          First                     NAP                                        $43   09/01/2004
      241        Fee                          First                     NAP                                    $32,295   10/15/2004
      242        Fee                          First                     NAP                                    $54,370   06/03/2004
      243        Fee                          First                     NAP                                        $24   06/21/2004
      244        Fee                          First                     NAP                                    $22,451   08/25/2004
      245        Fee                          First                     NAP                                    $35,288   09/10/2004
      246        Fee                          First                     NAP                                    $41,613   10/26/2004
      247        Fee                          First                     NAP                                    $21,839   11/12/2004

----------------------------------------------------------------------------------------------------------------------------
    MORTGAGE        FIRST PAYMENT        FIRST PAYMENT                                          GRACE
    LOAN NO.          DATE (P&I)           DATE (IO)         MATURITY DATE      DUE DATE      PERIOD(7)        ARD LOAN
----------------------------------------------------------------------------------------------------------------------------

       1                 NAP              12/08/2004          10/08/2014            8             0               No

       2              01/05/2009          01/05/2005          12/05/2014            5             0               No
       3              01/05/2009          01/05/2005          12/05/2014            5             0               No
       4              01/05/2009          01/05/2005          12/05/2014            5             0               No
       5              01/07/2005              NAP             12/07/2011            7             5               No
       6                 NAP              02/01/2005          07/11/2013            1             0               No
       7                 NAP              02/08/2005          01/08/2015            8             0              Yes
       8                 NAP              03/01/2005          02/01/2010            1             0               No
       9              11/10/2006          11/10/2004          10/10/2014           10             0               No
       10             12/01/2004              NAP             11/01/2011            1             0              Yes
       11                NAP              03/01/2005          02/01/2010            1             0               No
       12             11/10/2004              NAP             10/10/2014           10             0               No
       13             11/10/2006          11/10/2004          10/10/2014           10             0               No
       14             08/10/2004              NAP             07/10/2014           10             0               No
       15             08/10/2004              NAP             07/10/2014           10             0               No
       16             11/01/2004              NAP             10/01/2011            1             5               No
       17             03/03/2005              NAP             02/03/2015            3             0               No
       18             08/10/2002              NAP             07/01/2017           10             10              No
       19                NAP              08/01/2004          07/01/2014            1             9               No
       20             02/01/2005          01/01/2010          01/01/2012            1             0               No
       21             01/01/2005              NAP             12/01/2014            1             9               No
       22             02/05/2005              NAP             01/05/2015            5             0               No
       23             08/10/2000              NAP             07/10/2018           10             10              No
       24             02/05/2005              NAP             01/05/2015            5             5               No
       25             02/01/2007          02/01/2005          01/01/2015            1             5               No
       26             01/01/2005              NAP             12/01/2014            1             5               No
       27             12/01/2004              NAP             11/01/2014            1             5               No
       28             03/05/2007          03/05/2005          02/05/2015            5             0               No
       29             08/01/2004              NAP             07/01/2014            1             5               No
       30             01/05/2007          01/05/2005          12/05/2009            5             0               No
       31             02/05/2007          02/05/2005          01/05/2015            5             0               No
       32             02/05/2005              NAP             01/05/2015            5             0               No
       33             01/01/2005              NAP             12/01/2014            1             5               No
       34             08/10/2002              NAP             07/10/2017           10             10              No
       35             11/10/1999              NAP             10/10/2017           10             10              No
       36             07/10/2002              NAP             06/10/2020           10             10              No
       37             11/01/2006          11/01/2004          10/01/2011            1             5               No
       38             11/01/2004              NAP             10/01/2012            1             0               No
       39             11/01/2004              NAP             10/01/2014            1             9               No
       40             02/01/2005              NAP             01/01/2010            1             5               No
       41             01/05/2007          01/05/2005          12/05/2011            5             0               No
       42             02/03/2005              NAP             01/03/2015            3             0               No
       43             06/01/2001              NAP             04/01/2016            1             10              No
       44             11/10/2004              NAP             10/10/2014           10             0               No
       45             01/05/2007          01/05/2005          12/05/2011            5             0               No
       46             02/01/2005              NAP             01/01/2015            1             0               No
       47             11/01/2004              NAP             10/01/2014            1             9               No
       48             11/01/2004              NAP             10/01/2019            1             9               No
       49             11/01/2004              NAP             11/01/2014            1             5               No
       50             01/01/2005              NAP             12/01/2014            1             5               No
       51             10/10/2002              NAP             09/10/2017           10             10              No
       52             01/01/1997              NAP             12/01/2011            1             10              No
       53             11/01/2004              NAP             10/01/2014            1             9               No
       54             04/01/2004              NAP             03/01/2014            1             5               No
       55             12/01/2004              NAP             11/01/2014            1             9               No
       56             01/01/2005              NAP             12/01/2014            1             5               No
       57             02/05/2005              NAP             01/05/2010            5             0               No
       58             09/10/1998              NAP             08/01/2016           10             10              No
       59             09/10/1998              NAP             08/01/2016           10             10              No
       60             07/10/2003              NAP             06/10/2018           10             10              No
       61             03/01/2005              NAP             02/01/2020            1             5               No
       62             10/01/2004              NAP             09/01/2014            1             10              No
       63             08/01/2004              NAP             07/01/2014            1             5               No
       64             02/10/2004              NAP             01/10/2019           10             10              No
       65             10/10/2001              NAP             09/10/2019           10             10              No
       66             12/01/2004              NAP             11/01/2019            1             9               No
       67             11/01/2004              NAP             10/01/2014            1             9               No
       68             08/10/1997              NAP             01/10/2013           10             10              No
       69             08/01/2004              NAP             07/01/2014            1             5               No
       70             02/01/1999              NAP             01/01/2014            1             10              No
       71             09/01/2004              NAP             08/01/2014            1             5               No
       72             06/10/2002              NAP             05/10/2017           10             10              No
       73                NAP              09/01/2004          08/01/2014            1             9               No
       74                NAP              01/01/2005          12/01/2014            1             9               No
       75             01/01/2007          01/01/2005          12/01/2014            1             5               No
       76             01/10/2003              NAP             12/10/2017           10             10              No
       77             08/01/2004              NAP             07/01/2014            1             9               No
       78             09/01/2004              NAP             08/01/2014            1             5               No
       79             02/01/2005              NAP             01/01/2012            1             0               No
       80             02/01/2005              NAP             01/01/2015            1             5               No
       81             01/01/2005              NAP             12/01/2014            1             5               No
       82             11/01/2004              NAP             10/01/2014            1             9               No
       83             08/01/2004              NAP             07/01/2014            1             9               No
       84             07/01/1998              NAP             06/01/2016            1             10              No
       85             09/10/1998              NAP             08/10/2016           10             10              No
       86             02/01/1996              NAP             01/01/2021            1             10              No
       87             09/01/2004              NAP             08/01/2019            1             9               No
       88             07/10/1999              NAP             06/10/2017           10             10              No

       89             10/01/2004              NAP             09/01/2019            1             5               No
       90             10/01/2004              NAP             09/01/2019            1             5               No
       91             01/01/2007          01/01/2005          12/01/2011            1             5               No
       92             09/01/2004              NAP             08/01/2014            1             10              No
       93             04/01/1999              NAP             03/10/2017           10             10              No
       94             11/10/2003          12/10/2002          11/10/2022           10             10              No
       95             02/01/2005              NAP             01/01/2015            1             5               No
       96             02/05/2005              NAP             01/05/2015            5             0               No
       97             08/01/1997              NAP             07/01/2012            1             10              No
       98             07/10/1999              NAP             06/10/2017           10             10              No
       99             02/10/1999              NAP             01/10/2017           10             10              No
      100             09/01/2004              NAP             08/01/2014            1             10              No
      101             03/01/2000              NAP             02/01/2018            1             10              No
      102             09/01/2004              NAP             08/01/2014            1             9               No
      103             03/01/2005              NAP             09/01/2014            1             5               No
      104             10/01/2004              NAP             09/01/2024            1             5               No
      105             02/01/1997              NAP             01/01/2015            1             10              No
      106             07/10/2001              NAP             06/10/2016           10             10              No
      107             10/01/2004              NAP             09/01/2014            1             9               No
      108             09/01/2004              NAP             08/01/2014            1             10              No
      109             10/01/2004              NAP             09/01/2014            1             5               No
      110             09/01/2004              NAP             08/01/2024            1             5               No
      111             11/01/2004              NAP             10/01/2014            1             5               No
      112             08/10/2001              NAP             07/10/2016           10             10              No
      113             11/01/1999              NAP             10/01/2017            1             11              No
      114             02/01/1999              NAP             01/10/2017           10             10              No
      115             12/01/1996              NAP             11/01/2014            1             10              No
      116             12/01/1996              NAP             11/01/2014            1             10              No
      117             03/10/2002              NAP             02/10/2017           10             10              No
      118             09/01/2004              NAP             08/01/2014            1             10              No
      119             10/01/2004              NAP             09/01/2024            1             5               No
      120                NAP              12/01/2004          11/01/2014            1             9               No
      121             02/01/2005              NAP             01/01/2015            1             9               No

      122             09/01/2004              NAP             08/01/2019            1             5               No
      123             09/01/2004              NAP             08/01/2019            1             5               No
      124             09/01/2004              NAP             08/01/2019            1             5               No
      125             12/01/2004              NAP             11/01/2024            1             5               No
      126             11/01/2004              NAP             10/01/2014            1             5               No
      127             03/05/2005              NAP             02/05/2015            5             0               No
      128                NAP              01/01/2005          12/01/2014            1             9               No
      129             11/01/2004              NAP             10/01/2014            1             10              No
      130             10/01/2004              NAP             09/01/2014            1             10              No
      131             06/01/2001              NAP             05/01/2019            1             10              No
      132             12/01/1996              NAP             11/01/2011            1             10              No
      133             12/01/2004              NAP             11/01/2019            1             5               No
      134             02/01/2005              NAP             01/01/2015            1             5               No
      135             12/01/2004              NAP             11/01/2019            1             9               No
      136             01/01/2005              NAP             12/01/2014            1             5               No
      137             04/01/1997              NAP             03/01/2015            1             10              No
      138             01/01/2005              NAP             12/01/2014            1             5               No
      139             11/01/2004              NAP             10/01/2014            1             5               No
      140             12/01/2004              NAP             11/01/2014            1             9               No
      141             01/01/2005              NAP             12/01/2014            1             9               No
      142             03/01/2002          02/01/2000          04/01/2017            1             10              No
      143             09/01/2004              NAP             08/01/2014            1             10              No
      144             11/01/2004              NAP             10/01/2029            1             5               No
      145             05/10/1999              NAP             04/10/2014           10             10              No
      146             02/10/2003              NAP             01/10/2018           10             10              No
      147             02/01/2005              NAP             01/01/2020            1             5               No
      148             01/01/2005              NAP             12/01/2014            1             9               No
      149             12/01/2004              NAP             11/01/2024            1             5               No
      150             11/01/2004              NAP             10/01/2019            1             5               No
      151                NAP              10/01/2004          09/01/2014            1             9               No
      152             08/01/2004              NAP             07/01/2014            1             9               No
      153             02/01/2005              NAP             01/01/2025            1             5               No
      154             12/01/2004              NAP             11/01/2014            1             10              No
      155             01/01/2005              NAP             12/01/2024            1             9               No
      156             10/01/2004              NAP             09/01/2014            1             9               No
      157             11/01/2003              NAP             08/01/2019            1             5               No
      158             09/01/2004              NAP             08/01/2019            1             9               No
      159             10/01/2004              NAP             09/01/2019            1             5               No
      160             12/01/2004              NAP             11/01/2014            1             5               No
      161             11/10/2001              NAP             10/10/2016           10             10              No
      162                NAP              11/01/2004          10/01/2014            1             9               No
      163             11/01/2004              NAP             10/01/2024            1             5               No
      164             07/01/2004              NAP             10/01/2023            1             5               No
      165             12/01/2004              NAP             11/01/2014            1             10              No
      166             03/01/1997              NAP             02/01/2015            1             10              No
      167             09/10/2002              NAP             08/10/2017           10             10              No
      168             12/01/2004              NAP             11/01/2011            1             10              No
      169             09/01/2004              NAP             08/01/2014            1             9               No
      170             01/01/2004              NAP             12/01/2018            1             5               No
      171                NAP              01/01/2005          12/01/2014            1             9               No
      172             01/01/2005              NAP             12/01/2014            1             5               No
      173             12/01/2004              NAP             11/01/2014            1             9               No
      174             09/01/2004              NAP             08/01/2014            1             5               No
      175             10/01/2004              NAP             09/01/2014            1             5               No
      176             08/01/2004              NAP             07/01/2014            1             9               No
      177             09/01/2004              NAP             08/01/2014            1             9               No
      178             01/01/2005              NAP             12/01/2014            1             9               No
      179             09/01/2004              NAP             08/01/2024            1             5               No
      180             09/10/2004              NAP             08/10/2016           10             0               No
      181             01/01/2005              NAP             12/01/2014            1             5               No
      182             01/01/2005              NAP             12/01/2014            1             9               No
      183             12/01/2004              NAP             11/01/2014            1             9               No
      184             08/01/2004              NAP             07/01/2014            1             9               No
      185             11/01/2004              NAP             10/01/2024            1             5               No
      186             09/01/2004              NAP             08/01/2014            1             9               No
      187             11/01/2004              NAP             10/01/2019            1             9               No
      188             10/01/2004              NAP             09/01/2014            1             10              No
      189             02/01/2005              NAP             01/01/2015            1             5               No
      190             02/01/2000              NAP             01/01/2018            1             10              No
      191             11/01/2004              NAP             10/01/2019            1             5               No
      192             06/10/2003              NAP             06/10/2017           10             10              No
      193             02/10/2002              NAP             01/10/2020           10             10              No
      194             04/10/2002              NAP             03/10/2017           10             10              No
      195             03/01/2005              NAP             02/01/2010            1             0               No
      196             12/01/2004              NAP             11/01/2014            1             9               No
      197             02/01/2005              NAP             01/01/2015            1             0               No
      198             01/01/2005              NAP             12/01/2024            1             5               No
      199             08/01/2004              NAP             07/01/2014            1             9               No
      200             10/01/2004              NAP             09/01/2019            1             5               No
      201             01/01/2000              NAP             12/01/2014            1             10              No
      202             02/01/2005              NAP             01/01/2012            1             0               No
      203             02/01/2005              NAP             01/01/2025            1             5               No

      204             10/01/2004              NAP             09/01/2019            1             5               No
      205             10/01/2004              NAP             09/01/2019            1             5               No
      206             01/01/2005              NAP             12/01/2014            1             9               No
      207             01/01/2005              NAP             12/01/2014            1             9               No
      208             09/01/2004              NAP             08/01/2014            1             9               No
      209             12/01/2004              NAP             11/01/2014            1             5               No
      210             03/01/2005              NAP             02/01/2020            1             5               No
      211             01/01/2005              NAP             12/01/2014            1             9               No
      212             12/01/2004              NAP             11/01/2019            1             9               No
      213             10/01/2004              NAP             09/01/2014            1             10              No
      214             01/01/2005              NAP             12/01/2019            1             5               No
      215             11/01/2004              NAP             10/01/2024            1             5               No
      216             02/01/2005              NAP             01/01/2020            1             5               No
      217             01/01/2005              NAP             12/01/2014            1             9               No
      218             12/01/2004              NAP             11/01/2014            1             9               No
      219             01/01/2005              NAP             12/01/2014            1             5               No
      220             04/01/2004              NAP             03/01/2014            1             5               No
      221             06/01/2004              NAP             05/01/2014            1             9               No
      222             10/01/2004              NAP             09/01/2014            1             9               No
      223             01/01/2005              NAP             12/01/2014            1             10              No
      224             11/01/2004              NAP             11/01/2014            1             10              No
      225             09/01/2004              NAP             08/01/2014            1             9               No
      226             11/01/2004              NAP             10/01/2014            1             9               No
      227             08/01/2004              NAP             07/01/2014            1             9               No
      228             11/01/2004              NAP             10/01/2019            1             5               No
      229             06/01/2004              NAP             05/01/2014            1             9               No
      230             09/01/2004              NAP             08/01/2014            1             5               No
      231             10/01/2004              NAP             09/01/2019            1             5               No
      232             07/01/2004              NAP             06/01/2014            1             9               No
      233             09/01/2004              NAP             08/01/2019            1             5               No
      234             09/01/2004              NAP             08/01/2024            1             5               No
      235             11/01/2004              NAP             10/01/2014            1             9               No
      236                NAP              10/01/2004          09/01/2014            1             9               No
      237             12/01/2004              NAP             11/01/2014            1             9               No
      238             01/01/2005              NAP             12/01/2014            1             9               No
      239             12/10/2004              NAP             11/10/2014           10             0               No
      240             11/01/2004              NAP             10/01/2014            1             5               No
      241             12/01/2004              NAP             11/01/2024            1             9               No
      242             08/01/2004              NAP             07/01/2019            1             9               No
      243             08/01/2004              NAP             07/01/2019            1             5               No
      244             10/01/2004              NAP             09/01/2014            1             9               No
      245             11/01/2004              NAP             10/01/2014            1             9               No
      246             12/01/2004              NAP             11/01/2014            1             9               No
      247             01/01/2005              NAP             12/01/2014            1             9               No

-------------------------------------------------------------------------------------------------------------------------------
    MORTGAGE        LOCKBOX      LOCKBOX       ORIGINAL TERM        REMAINING TERM           ORIGINAL           REMAINING
    LOAN NO.        STATUS         TYPE         TO MATURITY          TO MATURITY          AMORT. TERM(8)       AMORT. TERM
-------------------------------------------------------------------------------------------------------------------------------

       1           In-Place        Hard             119                  116                    IO                  IO

       2           In-Place        Hard             120                  118                   312                 312
       3           In-Place        Hard             120                  118                   312                 312
       4           In-Place        Hard             120                  118                   312                 312
       5           In-Place        Hard             84                    82                   360                 358
       6           In-Place        Hard             103                  102                    IO                  IO
       7           In-Place        Soft             120                  119                    IO                  IO
       8           In-Place        Hard             60                    60                    IO                  IO
       9           Springing       Hard             120                  116                   360                 360
       10          In-Place        Soft             84                    81                   324                 321
       11            None          NAP              60                    60                    IO                  IO
       12          Springing       Hard             120                  116                   360                 356
       13          Springing       Hard             120                  116                   360                 360
       14          Springing       Hard             120                  113                   336                 329
       15          Springing       Hard             120                  113                   300                 293
       16            None          NAP              84                    80                   360                 356
       17            None          NAP              120                  120                   360                 360
       18            None          NAP              180                  149                   360                 329
       19            None          NAP              120                  113                    IO                  IO
       20            None          NAP              84                    83                   300                 299
       21            None          NAP              120                  118                   480                 478
       22          In-Place        Hard             120                  119                   360                 359
       23            None          NAP              216                  161                   360                 305
       24          Springing       Hard             120                  119                   360                 359
       25          Springing       Hard             120                  119                   336                 336
       26            None          NAP              120                  118                   300                 298
       27          Springing       Hard             120                  117                   252                 249
       28          In-Place        Hard             120                  120                   360                 360
       29            None          NAP              120                  113                   360                 353
       30          Springing       Hard             60                    58                   360                 360
       31          In-Place        Hard             120                  119                   360                 360
       32          Springing       Hard             120                  119                   360                 359
       33            None          NAP              120                  118                   300                 298
       34            None          NAP              180                  149                   360                 329
       35            None          NAP              216                  152                   360                 296
       36            None          NAP              216                  184                   360                 328
       37          Springing       Hard             84                    80                   336                 336
       38            None          NAP              96                    92                   360                 356
       39            None          NAP              120                  116                   360                 356
       40          Springing       Hard             60                    59                   360                 359
       41          Springing       Hard             84                    82                   360                 360
       42            None          NAP              120                  119                   360                 359
       43            None          NAP              179                  134                   360                 315
       44          Springing       Hard             120                  116                   360                 356
       45          Springing       Hard             84                    82                   360                 360
       46            None          NAP              120                  119                   360                 359
       47            None          NAP              120                  116                   480                 476
       48            None          NAP              180                  176                   480                 476
       49            None          NAP              121                  117                   360                 356
       50          Springing       Hard             120                  118                   360                 358
       51            None          NAP              180                  151                   360                 331
       52            None          NAP              180                   82                   360                 262
       53            None          NAP              120                  116                   360                 356
       54          Springing       Hard             120                  109                   240                 229
       55            None          NAP              120                  117                   360                 357
       56            None          NAP              120                  118                   300                 298
       57          Springing       Hard             60                    59                   300                 299
       58            None          NAP              216                  138                   360                 282
       59            None          NAP              216                  138                   360                 282
       60            None          NAP              180                  160                   360                 340
       61            None          NAP              180                  180                   180                 180
       62            None          NAP              120                  115                   360                 355
       63            None          NAP              120                  113                   360                 353
       64            None          NAP              180                  167                   360                 347
       65            None          NAP              216                  175                   360                 319
       66            None          NAP              180                  177                   360                 357
       67            None          NAP              120                  116                   360                 356
       68            None          NAP              186                   95                   360                 269
       69            None          NAP              120                  113                   360                 353
       70            None          NAP              180                  107                   360                 287
       71            None          NAP              120                  114                   360                 354
       72            None          NAP              180                  147                   360                 327
       73            None          NAP              120                  114                    IO                  IO
       74            None          NAP              120                  118                    IO                  IO
       75          Springing       Hard             120                  118                   360                 360
       76            None          NAP              180                  154                   360                 334
       77            None          NAP              120                  113                   480                 473
       78            None          NAP              120                  114                   360                 354
       79            None          NAP              84                    83                   360                 359
       80            None          NAP              120                  119                   300                 299
       81          Springing       Hard             120                  118                   360                 358
       82            None          NAP              120                  116                   360                 356
       83            None          NAP              120                  113                   360                 353
       84            None          NAP              216                  136                   360                 280
       85            None          NAP              216                  138                   360                 282
       86            None          NAP              300                  191                   336                 227
       87            None          NAP              180                  174                   480                 474
       88            None          NAP              216                  148                   360                 292

       89            None          NAP              180                  175                   180                 175
       90            None          NAP              180                  175                   180                 175
       91          In-Place        Hard             84                    82                   360                 360
       92            None          NAP              120                  114                   300                 294
       93            None          NAP              216                  145                   360                 289
       94            None          NAP              240                  213                   360                 344
       95            None          NAP              120                  119                   360                 359
       96          Springing       Hard             120                  119                   300                 299
       97            None          NAP              180                   89                   360                 269
       98            None          NAP              216                  148                   360                 292
       99            None          NAP              216                  143                   360                 287
      100            None          NAP              120                  114                   360                 354
      101            None          NAP              216                  156                   360                 300
      102            None          NAP              120                  114                   480                 474
      103            None          NAP              115                  115                   301                 301
      104            None          NAP              240                  235                   240                 235
      105            None          NAP              216                  119                   360                 263
      106            None          NAP              180                  136                   360                 316
      107            None          NAP              120                  115                   480                 475
      108            None          NAP              120                  114                   360                 354
      109            None          NAP              120                  115                   300                 295
      110            None          NAP              240                  234                   240                 234
      111            None          NAP              120                  116                   300                 296
      112            None          NAP              180                  137                   360                 317
      113            None          NAP              216                  152                   360                 296
      114            None          NAP              216                  143                   360                 287
      115            None          NAP              216                  117                   360                 261
      116            None          NAP              216                  117                   360                 261
      117            None          NAP              180                  144                   360                 324
      118            None          NAP              120                  114                   300                 294
      119            None          NAP              240                  235                   240                 235
      120            None          NAP              120                  117                    IO                  IO
      121            None          NAP              120                  119                   540                 539

      122            None          NAP              180                  174                   180                 174
      123            None          NAP              180                  174                   180                 174
      124            None          NAP              180                  174                   180                 174
      125            None          NAP              240                  237                   240                 237
      126            None          NAP              120                  116                   240                 236
      127          Springing       Hard             120                  120                   240                 240
      128            None          NAP              120                  118                    IO                  IO
      129            None          NAP              120                  116                   360                 356
      130            None          NAP              120                  115                   300                 295
      131            None          NAP              216                  171                   360                 315
      132            None          NAP              180                   81                   360                 261
      133            None          NAP              180                  177                   180                 177
      134            None          NAP              120                  119                   300                 299
      135            None          NAP              180                  177                   360                 357
      136            None          NAP              120                  118                   300                 298
      137            None          NAP              216                  121                   360                 265
      138            None          NAP              120                  118                   300                 298
      139            None          NAP              120                  116                   240                 236
      140            None          NAP              120                  117                   480                 477
      141            None          NAP              120                  118                   360                 358
      142            None          NAP              207                  146                   360                 325
      143          Springing       Soft             120                  114                   360                 354
      144            None          NAP              300                  296                   300                 296
      145            None          NAP              180                  110                   360                 290
      146            None          NAP              180                  155                   360                 335
      147            None          NAP              180                  179                   180                 179
      148            None          NAP              120                  118                   240                 238
      149            None          NAP              240                  237                   240                 237
      150            None          NAP              180                  176                   180                 176
      151            None          NAP              120                  115                    IO                  IO
      152            None          NAP              120                  113                   600                 593
      153            None          NAP              240                  239                   240                 239
      154            None          NAP              120                  117                   360                 357
      155            None          NAP              240                  238                   240                 238
      156            None          NAP              120                  115                   360                 355
      157            None          NAP              190                  174                   190                 174
      158            None          NAP              180                  174                   300                 294
      159            None          NAP              180                  175                   180                 175
      160            None          NAP              120                  117                   120                 117
      161            None          NAP              180                  140                   360                 320
      162            None          NAP              120                  116                    IO                  IO
      163            None          NAP              240                  236                   240                 236
      164            None          NAP              232                  224                   232                 224
      165            None          NAP              120                  117                   360                 357
      166            None          NAP              216                  120                   360                 264
      167            None          NAP              180                  150                   360                 330
      168            None          NAP              84                    81                   300                 297
      169            None          NAP              120                  114                   360                 354
      170            None          NAP              180                  166                   240                 226
      171            None          NAP              120                  118                    IO                  IO
      172            None          NAP              120                  118                   300                 298
      173            None          NAP              120                  117                   360                 357
      174            None          NAP              120                  114                   360                 354
      175            None          NAP              120                  115                   240                 235
      176            None          NAP              120                  113                   120                 113
      177            None          NAP              120                  114                   480                 474
      178            None          NAP              120                  118                   480                 478
      179            None          NAP              240                  234                   240                 234
      180            None          NAP              144                  138                   144                 138
      181            None          NAP              120                  118                   240                 238
      182            None          NAP              120                  118                   480                 478
      183            None          NAP              120                  117                   480                 477
      184            None          NAP              120                  113                   540                 533
      185            None          NAP              240                  236                   240                 236
      186            None          NAP              120                  114                   360                 354
      187            None          NAP              180                  176                   180                 176
      188            None          NAP              120                  115                   360                 355
      189            None          NAP              120                  119                   240                 239
      190            None          NAP              216                  155                   360                 299
      191            None          NAP              180                  176                   180                 176
      192            None          NAP              169                  148                   360                 339
      193            None          NAP              216                  179                   360                 323
      194            None          NAP              180                  145                   360                 325
      195            None          NAP              60                    60                   360                 360
      196            None          NAP              120                  117                   360                 357
      197          Springing       Hard             120                  119                   300                 299
      198            None          NAP              240                  238                   240                 238
      199            None          NAP              120                  113                   360                 353
      200            None          NAP              180                  175                   180                 175
      201            None          NAP              180                  118                   360                 298
      202            None          NAP              84                    83                   360                 359
      203            None          NAP              240                  239                   240                 239

      204            None          NAP              180                  175                   180                 175
      205            None          NAP              180                  175                   180                 175
      206            None          NAP              120                  118                   360                 358
      207            None          NAP              120                  118                   360                 358
      208            None          NAP              120                  114                   480                 474
      209            None          NAP              120                  117                   240                 237
      210            None          NAP              180                  180                   180                 180
      211            None          NAP              120                  118                   480                 478
      212            None          NAP              180                  177                   480                 477
      213            None          NAP              120                  115                   360                 355
      214            None          NAP              180                  178                   180                 178
      215            None          NAP              240                  236                   240                 236
      216            None          NAP              180                  179                   180                 179
      217            None          NAP              120                  118                   480                 478
      218            None          NAP              120                  117                   360                 357
      219            None          NAP              120                  118                   300                 298
      220          In-Place        Hard             120                  109                   120                 109
      221            None          NAP              120                  111                   360                 351
      222            None          NAP              120                  115                   360                 355
      223            None          NAP              120                  118                   360                 358
      224            None          NAP              121                  117                   240                 236
      225            None          NAP              120                  114                   480                 474
      226            None          NAP              120                  116                   360                 356
      227            None          NAP              120                  113                   360                 353
      228            None          NAP              180                  176                   240                 236
      229            None          NAP              120                  111                   360                 351
      230            None          NAP              120                  114                   240                 234
      231            None          NAP              180                  175                   180                 175
      232            None          NAP              120                  112                   480                 472
      233            None          NAP              180                  174                   180                 174
      234            None          NAP              240                  234                   240                 234
      235            None          NAP              120                  116                   360                 356
      236            None          NAP              120                  115                    IO                  IO
      237            None          NAP              120                  117                   480                 477
      238            None          NAP              120                  118                   480                 478
      239            None          NAP              120                  117                   300                 297
      240            None          NAP              120                  116                   120                 116
      241            None          NAP              240                  237                   240                 237
      242            None          NAP              180                  173                   480                 473
      243            None          NAP              180                  173                   180                 173
      244            None          NAP              120                  115                   480                 475
      245            None          NAP              120                  116                   360                 356
      246            None          NAP              120                  117                   480                 477
      247            None          NAP              120                  118                   360                 358

TOTALS AND WEIGHTED AVERAGES:                       125                  115                   341                 329

--------------------------------------------------------------------------------------------------------------------
    MORTGAGE           MORTGAGE                MONTHLY               MONTHLY       UNDERWRITABLE      UNDERWRITABLE
    LOAN NO.               RATE           PAYMENT (P&I)(9)       PAYMENT (IO)(9)             NOI          CASH FLOW
--------------------------------------------------------------------------------------------------------------------

       1                 5.748%                    NAP              $710,267         $13,175,431        $12,040,803

       2                 5.752%               $339,538              $266,828          $5,804,458         $5,421,398
       3                 5.752%               $267,178              $209,963          $4,721,417         $4,422,688
       4                 5.752%               $225,122              $176,913          $3,616,809         $3,302,305
       5                 5.030%               $651,774                   NAP         $11,059,881        $10,681,533
       6                 5.280%                    NAP              $334,583          $9,331,509         $8,800,478
       7                 5.115%                    NAP              $289,554          $6,416,974         $5,855,351
       8                 5.050%                    NAP              $279,474          $7,497,913         $7,102,881
       9                 5.400%               $135,048              $108,225          $2,868,915         $2,760,755
       10                5.580%               $139,040                   NAP          $2,491,151         $2,278,930
       11                4.550%                    NAP               $78,697          $2,517,538         $2,433,191
       12                6.040%                $99,351                   NAP          $1,628,679         $1,566,679
       13                5.390%                $88,623               $70,968          $1,672,619         $1,609,464
       14                5.990%                $95,369                   NAP          $1,524,199         $1,368,020
       15                5.400%                $91,219                   NAP          $2,005,165         $1,957,165
       16                5.560%                $84,591                   NAP          $1,700,408         $1,633,508
       17                5.420%                $82,729                   NAP          $1,487,491         $1,373,039
       18                7.460%               $102,522                   NAP          $1,677,251         $1,602,051
       19                5.980%                    NAP               $67,275          $2,888,330         $2,888,330
       20                5.170%                $77,290                   NAP          $1,472,722         $1,293,622
       21                5.800%                $67,739                   NAP          $3,428,539         $3,428,539
       22                5.520%                $71,131                   NAP          $1,543,357         $1,404,550
       23                7.500%                $85,165                   NAP          $1,433,919         $1,363,519
       24                5.340%                $63,588                   NAP            $942,509           $913,447
       25                5.437%                $65,261               $51,680          $1,084,000           $981,810
       26                5.790%                $69,468                   NAP          $1,502,325         $1,358,957
       27                5.453%                $73,400                   NAP          $1,400,689         $1,166,548
       28                5.609%                $59,763               $49,286            $997,014           $951,035
       29                5.620%                $58,685                   NAP            $987,737           $899,598
       30                5.250%                $55,220               $44,358            $897,673           $849,673
       31                5.284%                $53,768               $43,306          $1,028,228           $930,735
       32                5.420%                $50,650                   NAP            $914,993           $857,243
       33                5.790%                $55,890                   NAP          $1,192,458         $1,076,045
       34                7.460%                $62,196                   NAP            $997,718           $947,318
       35                7.920%                $66,412                   NAP          $1,100,057         $1,071,257
       36                8.510%                $67,729                   NAP          $1,053,744         $1,009,744
       37                5.500%                $49,404               $39,314            $840,325           $787,968
       38                5.680%                $48,184                   NAP          $1,049,947           $974,389
       39                5.850%                $45,379                   NAP          $1,763,853         $1,763,853
       40                5.180%                $39,173                   NAP            $735,501           $657,900
       41                5.150%                $37,676               $30,024            $699,424           $643,424
       42                5.670%                $39,917                   NAP            $656,952           $620,906
       43                7.460%                $45,968                   NAP            $732,753           $692,753
       44                5.850%                $37,166                   NAP            $635,441           $542,075
       45                5.150%                $33,635               $26,804            $623,830           $569,560
       46                6.570%                $38,201                   NAP            $653,124           $622,693
       47                5.300%                $30,432                   NAP          $1,287,680         $1,287,680
       48                5.640%                $31,520                   NAP          $1,606,705         $1,606,705
       49                5.413%                $33,741                   NAP            $656,928           $557,721
       50                5.350%                $32,388                   NAP            $683,245           $603,719
       51                7.880%                $41,821                   NAP            $699,189           $684,339
       52                8.600%                $46,716                   NAP            $662,014           $626,814
       53                5.620%                $31,915                   NAP          $1,365,191         $1,365,191
       54                6.850%                $42,148                   NAP            $745,920           $690,334
       55                5.420%                $30,645                   NAP          $2,879,967         $2,879,967
       56                5.790%                $33,787                   NAP            $787,644           $694,210
       57                5.340%                $32,042                   NAP            $781,997           $665,118
       58                9.390%                $36,270                   NAP            $638,131           $605,331
       59                9.390%                 $8,703                   NAP            $152,095           $144,095
       60                8.330%                $38,602                   NAP            $578,564           $549,764
       61                5.530%                $40,934                   NAP            $670,861           $545,673
       62                5.530%                $28,484                   NAP            $498,901           $458,427
       63                5.620%                $28,652                   NAP            $457,080           $396,580
       64                6.700%                $32,264                   NAP            $515,595           $489,195
       65                8.850%                $38,502                   NAP            $573,463           $543,063
       66                5.460%                $26,792                   NAP            $799,062           $799,062
       67                5.880%                $27,817                   NAP          $1,482,414         $1,482,414
       68                8.510%                $38,789                   NAP            $649,541           $616,741
       69                6.110%                $28,057                   NAP            $551,852           $473,551
       70                7.130%                $33,198                   NAP            $477,787           $448,987
       71                6.050%                $27,577                   NAP            $547,697           $475,661
       72                8.500%                $35,754                   NAP            $568,425           $539,625
       73                5.810%                    NAP               $22,090          $1,613,657         $1,613,657
       74                5.190%                    NAP               $19,733          $4,159,041         $4,159,041
       75                5.012%                $23,652               $18,633            $459,037           $436,888
       76                6.590%                $28,455                   NAP            $378,656           $354,656
       77                5.890%                $23,575                   NAP            $922,405           $922,405
       78                5.830%                $25,313                   NAP            $606,964           $526,625
       79                5.350%                $23,788                   NAP            $455,228           $410,986
       80                5.530%                $25,251                   NAP            $445,192           $404,174
       81                5.400%                $22,461                   NAP            $357,606           $356,150
       82                5.950%                $23,854                   NAP            $599,831           $599,831
       83                6.350%                $24,889                   NAP            $744,500           $744,500
       84                7.430%                $29,514                   NAP            $456,968           $432,568
       85                7.230%                $28,357                   NAP            $442,214           $413,414
       86                8.450%                $33,289                   NAP            $827,447           $783,047
       87                6.590%                $21,900                   NAP            $868,729           $868,729
       88                7.520%                $27,323                   NAP            $420,127           $398,527

       89                6.110%                $16,013                   NAP            $237,390           $202,352
       90                6.110%                $15,430                   NAP            $240,706           $202,824
       91                5.630%                $20,735               $17,125            $344,570           $310,453
       92                5.840%                $22,844                   NAP            $332,853           $330,453
       93                8.220%                $27,907                   NAP            $529,136           $501,136
       94                7.040%                $23,714                   NAP            $406,511           $370,511
       95                5.870%                $20,693                   NAP            $407,913           $374,039
       96                5.983%                $22,514                   NAP            $377,628           $330,128
       97                8.770%                $29,161                   NAP            $432,179           $408,179
       98                8.220%                $26,371                   NAP            $359,321           $335,321
       99                9.070%                $28,339                   NAP            $523,897           $504,697
      100                5.940%                $19,658                   NAP            $387,349           $378,429
      101                7.490%                $24,100                   NAP            $408,664           $387,664
      102                6.000%                $17,882                   NAP            $704,951           $704,951
      103                6.250%                $20,160                   NAP            $392,656           $312,774
      104                6.400%                $22,561                   NAP            $349,301           $292,924
      105                8.300%                $24,908                   NAP            $472,047           $450,447
      106                8.020%                $22,790                   NAP            $377,949           $364,149
      107                6.120%                $16,758                   NAP          $1,418,283         $1,418,283
      108                6.200%                $18,374                   NAP            $399,766           $355,708
      109                5.980%                $19,292                   NAP            $372,170           $310,496
      110                6.380%                $22,156                   NAP            $402,006           $372,311
      111                5.750%                $17,992                   NAP            $596,667           $586,726
      112                8.000%                $21,280                   NAP            $308,621           $288,821
      113                8.060%                $21,741                   NAP            $318,036           $300,436
      114                8.220%                $22,051                   NAP            $416,887           $395,287
      115                8.470%                $23,004                   NAP            $365,370           $341,370
      116                8.470%                $22,697                   NAP            $386,611           $362,611
      117                7.810%                $19,996                   NAP            $306,394           $286,394
      118                6.200%                $17,728                   NAP            $402,377           $367,588
      119                6.320%                $19,845                   NAP            $355,214           $325,167
      120                5.270%                    NAP               $11,418          $1,749,745         $1,749,745
      121                5.280%                $12,751                   NAP            $822,492           $822,492

      122                5.900%                $14,123                   NAP            $195,387           $168,507
      123                5.900%                 $5,975                   NAP             $95,983            $81,865
      124                5.900%                 $2,037                   NAP             $32,642            $25,497
      125                5.840%                $18,388                   NAP            $292,981           $235,969
      126                6.190%                $18,731                   NAP            $303,035           $260,355
      127                6.360%                $18,434                   NAP            $443,222           $414,561
      128                5.950%                    NAP               $12,396          $3,040,080         $3,040,080
      129                5.710%                $14,526                   NAP            $328,567           $260,896
      130                6.310%                $16,585                   NAP            $347,108           $285,679
      131                8.490%                $19,667                   NAP            $363,585           $334,785
      132                8.800%                $21,337                   NAP            $331,363           $309,763
      133                5.600%                $20,560                   NAP            $360,351           $334,301
      134                5.480%                $14,709                   NAP            $275,538           $243,923
      135                5.650%                $13,973                   NAP            $916,931           $916,931
      136                5.490%                $14,724                   NAP            $317,402           $310,020
      137                8.980%                $20,321                   NAP            $270,994           $256,594
      138                5.530%                $14,319                   NAP            $238,194           $211,026
      139                5.850%                $16,456                   NAP            $271,954           $223,805
      140                6.150%                $12,896                   NAP            $696,006           $696,006
      141                5.350%                $12,844                   NAP          $1,711,983         $1,711,983
      142                8.150%                $16,969                   NAP            $247,173           $230,973
      143                6.017%                $13,214                   NAP            $204,876           $184,924
      144                6.370%                $14,676                   NAP            $285,362           $270,826
      145                7.040%                $15,698                   NAP            $206,416           $192,416
      146                8.040%                $16,301                   NAP            $317,934           $301,134
      147                5.640%                $17,315                   NAP            $324,864           $317,364
      148                5.850%                $14,962                   NAP            $550,424           $550,424
      149                5.880%                $14,900                   NAP            $234,773           $200,407
      150                5.450%                $17,103                   NAP            $246,960           $246,960
      151                6.070%                    NAP               $10,257            $574,498           $574,498
      152                5.720%                $10,117                   NAP            $825,868           $825,868
      153                5.690%                $13,973                   NAP            $237,819           $222,430
      154                5.360%                $11,181                   NAP            $235,723           $218,503
      155                5.900%                $14,213                   NAP          $2,980,070         $2,980,070
      156                6.320%                $12,520                   NAP            $348,723           $348,723
      157                5.930%                $17,067                   NAP            $274,629           $263,229
      158                6.510%                $13,630                   NAP            $768,181           $768,181
      159                6.260%                $17,159                   NAP            $270,901           $244,474
      160                5.350%                $21,557                   NAP            $332,581           $292,981
      161                7.960%                $14,620                   NAP            $277,155           $264,755
      162                5.780%                    NAP                $9,152          $1,600,549         $1,600,549
      163                6.300%                $13,943                   NAP            $238,211           $226,241
      164                5.660%                $13,596                   NAP            $241,231           $227,981
      165                5.590%                $10,752                   NAP            $320,387           $248,475
      166                8.500%                $15,588                   NAP            $302,686           $286,686
      167                8.040%                $13,995                   NAP            $186,806           $168,806
      168                5.180%                $11,010                   NAP            $195,202           $175,402
      169                6.320%                $11,581                   NAP            $253,916           $253,916
      170                6.500%                $13,980                   NAP            $227,760           $185,339
      171                6.320%                    NAP                $9,480          $2,476,456         $2,476,456
      172                5.720%                $11,291                   NAP            $217,032           $197,477
      173                5.950%                $10,734                   NAP            $453,608           $453,608
      174                5.830%                $10,596                   NAP            $206,412           $155,469
      175                6.180%                $13,083                   NAP            $184,296           $169,296
      176                6.370%                $20,904                   NAP            $376,141           $376,141
      177                5.370%                 $8,960                   NAP            $847,323           $847,323
      178                5.640%                 $8,931                   NAP            $928,063           $928,063
      179                6.400%                $12,575                   NAP            $274,365           $227,168
      180                5.750%                $16,467                   NAP            $274,461           $213,091
      181                6.200%                $12,049                   NAP            $175,033           $159,638
      182                5.740%                 $8,603                   NAP            $698,966           $698,966
      183                5.820%                 $8,693                   NAP            $308,169           $308,169
      184                6.070%                 $8,661                   NAP            $580,716           $580,716
      185                6.070%                $11,528                   NAP            $339,274           $297,150
      186                5.740%                 $9,269                   NAP            $560,755           $560,755
      187                6.000%                $13,502                   NAP            $673,511           $673,511
      188                6.020%                 $9,463                   NAP            $156,111           $141,104
      189                5.450%                $10,550                   NAP            $227,585           $189,243
      190                8.220%                $11,687                   NAP            $161,924           $153,924
      191                6.070%                $12,715                   NAP            $190,639           $170,243
      192                6.700%                 $9,679                   NAP            $193,531           $179,131
      193                8.850%                $11,908                   NAP            $278,905           $263,705
      194                7.910%                $10,913                   NAP            $187,357           $173,557
      195                5.440%                 $8,178                   NAP            $175,451           $146,812
      196                6.320%                 $9,046                   NAP            $564,250           $564,250
      197                5.990%                 $9,269                   NAP            $204,302           $179,802
      198                5.720%                 $9,805                   NAP            $160,636           $151,121
      199                6.230%                 $8,602                   NAP            $297,817           $297,817
      200                6.000%                $11,814                   NAP            $184,690           $156,050
      201                8.300%                $10,869                   NAP            $180,134           $168,134
      202                5.080%                 $7,313                   NAP            $200,417           $174,830
      203                5.790%                 $9,509                   NAP            $160,851           $131,875

      204                5.700%                 $6,310                   NAP             $81,189            $71,889
      205                5.700%                 $4,865                   NAP             $74,874            $65,768
      206                6.460%                 $8,259                   NAP            $365,530           $365,530
      207                5.990%                 $7,855                   NAP            $740,004           $740,004
      208                5.840%                 $7,081                   NAP            $656,494           $656,494
      209                5.870%                 $9,216                   NAP            $151,433           $134,778
      210                5.500%                 $9,805                   NAP            $170,035           $146,031
      211                5.160%                 $5,972                   NAP            $387,846           $387,846
      212                5.870%                 $6,494                   NAP            $260,787           $260,787
      213                5.850%                 $7,079                   NAP            $143,677           $132,969
      214                5.530%                 $9,824                   NAP            $151,090           $131,766
      215                6.100%                 $8,667                   NAP            $146,460           $133,066
      216                5.640%                 $9,482                   NAP            $171,418           $167,710
      217                5.870%                 $5,953                   NAP            $367,946           $367,946
      218                5.970%                 $6,574                   NAP            $266,747           $266,747
      219                5.660%                 $6,860                   NAP            $172,770           $128,073
      220                5.450%                $12,723                   NAP            $186,032           $177,150
      221                5.680%                 $6,426                   NAP            $716,890           $716,890
      222                6.120%                 $6,377                   NAP            $435,214           $435,214
      223                5.850%                 $6,076                   NAP            $155,008           $141,307
      224                5.630%                 $7,161                   NAP            $155,484           $138,694
      225                6.120%                 $5,646                   NAP            $325,789           $325,789
      226                6.010%                 $6,002                   NAP            $732,061           $732,061
      227                5.730%                 $5,823                   NAP            $512,860           $512,860
      228                6.020%                 $7,176                   NAP            $198,562           $164,916
      229                5.990%                 $5,989                   NAP            $428,709           $428,709
      230                6.380%                 $7,385                   NAP            $135,103           $115,515
      231                6.125%                 $8,506                   NAP            $115,353           $103,353
      232                5.910%                 $5,332                   NAP            $844,822           $844,822
      233                5.900%                 $7,965                   NAP            $135,108           $120,287
      234                6.450%                 $6,684                   NAP            $126,759            $90,016
      235                5.860%                 $5,005                   NAP            $321,229           $321,229
      236                6.080%                    NAP                $4,110            $649,500           $649,500
      237                5.680%                 $4,225                   NAP          $1,249,671         $1,249,671
      238                5.450%                 $3,587                   NAP            $261,755           $261,755
      239                5.730%                 $4,395                   NAP            $127,664           $117,420
      240                5.770%                 $7,691                   NAP            $114,408           $101,665
      241                6.030%                 $4,700                   NAP            $154,211           $154,211
      242                6.390%                 $3,466                   NAP            $206,322           $206,322
      243                5.700%                 $4,553                   NAP            $136,821           $113,963
      244                6.220%                 $2,573                   NAP            $936,515           $936,515
      245                6.110%                 $2,602                   NAP          $1,459,438         $1,459,438
      246                6.140%                 $1,415                   NAP            $137,851           $137,851
      247                6.280%                 $1,091                   NAP            $169,555           $169,555

TOTALS AND WEIGHTED
AVERAGES:                5.848%

---------------------------------------------------------------------------------------------------------------------
                                                                                                   COOPERATIVE LOANS(11)
    MORTGAGE             BALLOON         CURRENT    SOURCE OF      CAPITALIZATION      VALUATION   ------------------
    LOAN NO.             BALANCE        VALUE(10)   VALUE(10)         RATE(10)           DATE           RENTAL VALUE
---------------------------------------------------------------------------------------------------------------------

       1            $146,250,000    $230,000,000    Appraisal            NAP          09/01/2004                 NAP

       2             $48,764,495     $71,500,000    Appraisal            NAP          11/01/2004                 NAP
       3             $38,372,061     $55,400,000    Appraisal            NAP          11/01/2004                 NAP
       4             $32,332,015     $46,500,000    Appraisal            NAP          11/01/2004                 NAP
       5            $107,369,824    $162,000,000    Appraisal            NAP          10/11/2004                 NAP
       6             $75,000,000    $130,000,000    Appraisal            NAP          01/01/2005                 NAP
       7             $67,000,000     $96,000,000    Appraisal            NAP          11/15/2004                 NAP
       8             $65,500,000    $100,000,000    Appraisal            NAP          01/01/2005                 NAP
       9             $20,879,208     $37,000,000    Appraisal            NAP          07/16/2004                 NAP
       10            $20,270,262     $32,300,000    Appraisal            NAP          08/10/2004                 NAP
       11            $20,755,300     $38,800,000    Appraisal            NAP          10/01/2004                 NAP
       12            $13,852,494     $24,000,000    Appraisal            NAP          08/16/2004                 NAP
       13            $13,713,866     $23,300,000    Appraisal            NAP          08/11/2004                 NAP
       14            $12,620,730     $22,000,000    Appraisal            NAP          06/01/2004                 NAP
       15            $11,277,351     $32,800,000    Appraisal            NAP          05/28/2004                 NAP
       16            $13,278,574     $23,000,000    Appraisal            NAP          04/03/2004                 NAP
       17            $12,270,500     $20,400,000    Appraisal            NAP          01/01/2005                 NAP
       18            $11,119,739     $29,487,189  Market Study         8.000%         12/09/2004                 NAP
       19            $13,500,000     $59,600,000    Appraisal            NAP          05/26/2004         $37,270,000
       20            $11,598,310     $17,800,000    Appraisal            NAP          10/06/2004                 NAP
       21            $11,449,208     $62,800,000    Appraisal            NAP          05/14/2004         $38,000,000
       22            $10,467,183     $18,000,000    Appraisal            NAP          10/22/2004                 NAP
       23             $8,104,920     $25,952,368  Market Study         8.000%         12/09/2004                 NAP
       24             $9,493,178     $15,000,000    Appraisal            NAP          12/01/2004                 NAP
       25             $9,639,484     $15,000,000    Appraisal            NAP          10/29/2004                 NAP
       26             $8,484,692     $17,300,000    Appraisal            NAP          10/01/2004                 NAP
       27             $7,411,256     $14,600,000    Appraisal            NAP          09/28/2004                 NAP
       28             $9,148,314     $13,875,000    Appraisal            NAP          01/05/2005                 NAP
       29             $8,570,640     $12,400,000    Appraisal            NAP          06/01/2004                 NAP
       30             $9,591,766     $13,375,000    Appraisal            NAP          11/16/2004                 NAP
       31             $8,467,465     $13,500,000    Appraisal            NAP          10/06/2004                 NAP
       32             $7,513,242     $11,500,000    Appraisal            NAP          12/02/2004                 NAP
       33             $6,826,319     $13,600,000    Appraisal            NAP          10/01/2004                 NAP
       34             $6,745,793     $21,313,293  Market Study         8.000%         12/09/2004                 NAP
       35             $6,185,516     $17,353,497  Market Study         8.500%         11/22/2004                 NAP
       36             $6,121,333     $21,496,925  Market Study         7.500%         12/10/2004                 NAP
       37             $7,778,906     $11,300,000    Appraisal            NAP          08/06/2004                 NAP
       38             $7,267,172     $12,800,000    Appraisal            NAP          08/20/2004                 NAP
       39             $6,372,257     $33,565,000    Appraisal            NAP          09/14/2004         $22,050,000
       40             $6,621,045      $9,640,000    Appraisal            NAP          11/23/2004                 NAP
       41             $6,388,025      $8,650,000    Appraisal            NAP          11/16/2004                 NAP
       42             $5,804,239     $10,000,000    Appraisal            NAP          11/12/2004                 NAP
       43             $5,000,550     $17,003,477  Market Study         7.750%         12/10/2004                 NAP
       44             $5,262,436      $8,400,000    Appraisal            NAP          07/30/2004                 NAP
       45             $5,702,933      $7,700,000    Appraisal            NAP          11/15/2004                 NAP
       46             $5,179,274      $8,400,000    Appraisal            NAP          11/05/2004                 NAP
       47             $5,437,533     $26,690,000    Appraisal            NAP          08/11/2004         $16,230,000
       48             $5,063,612     $28,600,000    Appraisal            NAP          08/13/2004         $20,080,000
       49             $4,997,917      $8,170,000    Appraisal            NAP          07/10/2004                 NAP
       50             $4,832,515      $7,400,000    Appraisal            NAP          11/11/2004                 NAP
       51             $4,420,530     $13,907,029  Market Study         8.000%         12/06/2004                 NAP
       52             $4,728,665      $9,286,972  Market Study         8.875%         11/23/2004                 NAP
       53             $4,567,085     $43,070,000    Appraisal            NAP          08/20/2004         $17,400,000
       54             $3,723,638     $10,600,000    Appraisal            NAP          08/19/2003                 NAP
       55             $4,458,101     $67,600,000    Appraisal            NAP          07/28/2004         $35,000,000
       56             $4,126,646      $8,300,000    Appraisal            NAP          10/01/2004                 NAP
       57             $4,752,000      $7,900,000    Appraisal            NAP          10/11/2004                 NAP
       58             $3,138,277     $12,958,739  Market Study         8.250%         12/01/2004                 NAP
       59               $753,117      $2,969,820  Market Study         8.250%         12/01/2004                 NAP
       60             $3,970,938     $14,704,154  Market Study         8.250%         12/01/2004                 NAP
       61                $40,747      $7,700,000    Appraisal            NAP          12/06/2004                 NAP
       62             $4,188,346      $6,000,000    Appraisal            NAP          07/15/2004                 NAP
       63             $4,184,489      $6,100,000    Appraisal            NAP          06/30/2004                 NAP
       64             $3,669,236     $17,715,112  Market Study         7.000%         12/09/2004                 NAP
       65             $3,421,662     $12,172,588  Market Study         8.500%         12/13/2004                 NAP
       66             $3,273,583     $17,200,000    Appraisal            NAP          09/27/2004         $10,000,000
       67             $3,920,549     $31,700,000    Appraisal            NAP          04/15/2004         $18,600,000
       68             $3,881,516      $9,411,554  Market Study         8.750%         12/03/2004                 NAP
       69             $3,942,965      $6,500,000    Appraisal            NAP          02/06/2004                 NAP
       70             $3,674,830      $7,124,054  Market Study         8.250%         12/07/2004                 NAP
       71             $3,892,493      $6,425,000    Appraisal            NAP          05/12/2004                 NAP
       72             $3,640,993     $11,987,966  Market Study         7.250%         12/05/2004                 NAP
       73             $4,500,000     $48,700,000    Appraisal            NAP          10/02/2003         $19,000,000
       74             $4,500,000    $143,400,000    Appraisal            NAP          09/30/2004         $52,000,000
       75             $3,816,052      $7,050,000    Appraisal            NAP          10/09/2004                 NAP
       76             $3,258,503      $8,052,264  Market Study         7.750%         12/06/2004                 NAP
       77             $3,946,190     $16,400,000    Appraisal            NAP          11/21/2003         $10,500,000
       78             $3,635,009      $6,570,000    Appraisal            NAP          06/24/2004                 NAP
       79             $3,804,908      $5,550,000    Appraisal            NAP          11/30/2004                 NAP
       80             $3,095,368      $5,675,000    Appraisal            NAP          11/02/2004                 NAP
       81             $3,337,956      $5,350,000    Appraisal            NAP          08/27/2004                 NAP
       82             $3,342,948     $11,255,000    Appraisal            NAP          07/14/2004          $7,500,000
       83             $3,378,188     $13,600,000    Appraisal            NAP          04/27/2004          $8,900,000
       84             $2,818,603      $8,572,411  Market Study         9.000%         12/02/2004                 NAP
       85             $2,736,268      $8,404,018  Market Study         7.500%         12/01/2004                 NAP
       86             $1,080,636     $11,896,700  Market Study         7.625%         12/08/2004                 NAP
       87             $3,216,542     $13,810,000    Appraisal            NAP          04/01/2004         $10,220,000
       88             $2,597,583      $7,198,934  Market Study         8.000%         12/02/2004                 NAP

       89                $15,931      $2,750,000    Appraisal            NAP          08/02/2004                 NAP
       90                $15,352      $2,650,000    Appraisal            NAP          08/04/2004                 NAP
       91             $3,355,611      $4,900,000    Appraisal            NAP          10/19/2004                 NAP
       92             $2,781,229      $5,550,000    Appraisal            NAP          05/05/2004                 NAP
       93             $2,559,512      $8,598,641  Market Study         8.500%         12/10/2004                 NAP
       94             $2,173,521      $8,030,418  Market Study         8.125%         12/01/2004                 NAP
       95             $2,956,047      $5,000,000    Appraisal            NAP          11/17/2004                 NAP
       96             $2,716,477      $4,570,000    Appraisal            NAP          11/29/2004                 NAP
       97             $2,921,968      $7,158,639  Market Study         7.750%         12/09/2004                 NAP
       98             $2,418,740      $6,351,459  Market Study         8.525%         12/01/2004                 NAP
       99             $2,490,621      $8,857,689  Market Study         7.750%         12/02/2004                 NAP
      100             $2,798,717      $5,100,000    Appraisal            NAP          06/01/2004                 NAP
      101             $2,294,425      $7,545,357  Market Study         8.125%         12/02/2004                 NAP
      102             $2,982,559     $11,450,000    Appraisal            NAP          04/28/2004          $8,340,000
      103             $2,359,081      $4,620,000    Appraisal            NAP          07/16/2004                 NAP
      104                $22,439      $4,760,000    Appraisal            NAP          07/22/2004                 NAP
      105             $2,275,591      $6,899,815  Market Study         8.250%         11/30/2004                 NAP
      106             $2,388,678      $7,907,565  Market Study         7.500%         12/07/2004                 NAP
      107             $2,759,493     $40,000,000    Appraisal            NAP          05/10/2004         $18,300,000
      108             $2,558,792      $4,400,000    Appraisal            NAP          05/20/2004                 NAP
      109             $2,296,991      $4,800,000    Appraisal            NAP          07/01/2004                 NAP
      110                $22,037      $4,600,000    Appraisal            NAP          06/04/2004                 NAP
      111             $2,174,268      $6,400,000    Appraisal            NAP          08/30/2004                 NAP
      112             $2,232,774      $9,221,689  Market Study         7.750%         12/10/2004                 NAP
      113             $2,010,351      $7,566,462  Market Study         7.000%         12/01/2004                 NAP
      114             $2,022,565      $6,927,211  Market Study         8.000%         12/03/2004                 NAP
      115             $2,083,535      $5,310,195  Market Study         8.000%         12/09/2004                 NAP
      116             $2,055,895      $6,146,003  Market Study         8.000%         12/09/2004                 NAP
      117             $2,122,627      $8,698,438  Market Study         9.000%         12/09/2004                 NAP
      118             $2,104,625      $5,600,000    Appraisal            NAP          05/25/2004                 NAP
      119                $19,740      $5,000,000    Appraisal            NAP          07/15/2004                 NAP
      120             $2,600,000     $46,170,000    Appraisal            NAP          08/31/2004         $21,870,000
      121             $2,418,326     $17,200,000    Appraisal            NAP          10/18/2004         $10,300,000

      122                $14,055      $2,600,000    Appraisal            NAP          06/10/2004                 NAP
      123                 $5,946      $1,100,000    Appraisal            NAP          06/10/2004                 NAP
      124                 $2,027        $375,000    Appraisal            NAP          06/10/2004                 NAP
      125                $18,301      $3,840,000    Appraisal            NAP          09/30/2004                 NAP
      126             $1,682,846      $3,500,000    Appraisal            NAP          07/20/2004                 NAP
      127             $1,669,972      $5,900,000    Appraisal            NAP          10/07/2004                 NAP
      128             $2,500,000     $62,480,000    Appraisal            NAP          05/04/2004         $38,000,000
      129             $2,106,107      $3,900,000    Appraisal            NAP          07/30/2004                 NAP
      130             $1,933,297      $6,000,000    Appraisal            NAP          07/21/2004                 NAP
      131             $1,779,110      $9,954,847  Market Study         8.875%         12/07/2004                 NAP
      132             $2,134,458      $3,898,388  Market Study         8.500%         12/03/2004                 NAP
      133                $29,959      $3,800,000    Appraisal            NAP          05/20/2004                 NAP
      134             $1,809,027      $3,870,000    Appraisal            NAP          11/26/2004                 NAP
      135             $1,686,194     $16,940,000    Appraisal            NAP          08/17/2004         $11,460,000
      136             $1,809,607      $4,075,000    Appraisal            NAP          11/03/2004                 NAP
      137             $1,794,015      $4,260,437  Market Study         8.250%         12/01/2004                 NAP
      138             $1,755,300      $3,450,000    Appraisal            NAP          11/04/2004                 NAP
      139             $1,501,532      $3,100,000    Appraisal            NAP          09/01/2004                 NAP
      140             $2,116,815     $15,780,000    Appraisal            NAP          04/16/2004          $8,700,000
      141             $1,890,300     $36,150,000    Appraisal            NAP          10/07/2004         $21,400,000
      142             $1,754,581      $5,867,583  Market Study         8.300%         12/03/2004                 NAP
      143             $1,870,008      $3,400,000    Appraisal            NAP          05/06/2004                 NAP
      144                $14,602      $4,425,000    Appraisal            NAP          07/21/2004                 NAP
      145             $1,747,599      $3,174,232  Market Study         7.875%         12/06/2004                 NAP
      146             $1,706,547      $6,163,951  Market Study         8.750%         12/02/2004                 NAP
      147                $17,235      $3,300,000    Appraisal            NAP          11/09/2004                 NAP
      148             $1,352,554     $10,700,000    Appraisal            NAP          04/29/2004          $6,700,000
      149                $14,829      $3,250,000    Appraisal            NAP          10/03/2004                 NAP
      150                $41,375      $3,200,000    Appraisal            NAP          01/19/2004                 NAP
      151             $2,000,000     $11,600,000    Appraisal            NAP          04/14/2004          $7,180,000
      152             $1,905,845     $19,110,000    Appraisal            NAP          04/09/2004         $11,420,000
      153                $13,908      $2,950,000    Appraisal            NAP          11/16/2004                 NAP
      154             $1,666,543      $2,500,000    Appraisal            NAP          08/24/2004                 NAP
      155                     $0     $63,980,000    Appraisal            NAP          08/11/2004         $37,250,000
      156             $1,692,290      $6,300,000    Appraisal            NAP          02/09/2004          $4,100,000
      157                $16,982      $3,400,000    Appraisal            NAP          08/25/2003                 NAP
      158             $1,196,626     $13,775,000    Appraisal            NAP          05/13/2004          $9,600,000
      159                $17,070      $3,200,000    Appraisal            NAP          07/20/2004                 NAP
      160                $21,461      $3,590,000    Appraisal            NAP          08/31/2004                 NAP
      161             $1,537,770      $7,715,049  Market Study         6.500%         11/22/2004                 NAP
      162             $1,900,000     $48,590,000    Appraisal            NAP          07/28/2004         $20,000,000
      163                $13,872      $3,590,000    Appraisal            NAP          09/09/2004                 NAP
      164                $13,531      $3,460,000    Appraisal            NAP          04/19/2004                 NAP
      165             $1,573,466      $3,800,000    Appraisal            NAP          08/04/2004                 NAP
      166             $1,409,613      $4,457,269  Market Study         8.125%         12/03/2004                 NAP
      167             $1,464,887      $5,452,494  Market Study         8.750%         12/03/2004                 NAP
      168             $1,559,290      $2,500,000    Appraisal            NAP          09/07/2004                 NAP
      169             $1,565,562      $6,350,000    Appraisal            NAP          06/10/2004          $3,200,000
      170               $724,527      $2,500,000    Appraisal            NAP          10/28/2003                 NAP
      171             $1,800,000     $59,170,000    Appraisal            NAP          06/22/2004         $30,960,000
      172             $1,367,135      $3,025,000    Appraisal            NAP          10/05/2004                 NAP
      173             $1,504,327      $8,600,000    Appraisal            NAP          04/08/2004          $5,300,000
      174             $1,521,631      $2,920,000    Appraisal            NAP          06/24/2004                 NAP
      175             $1,175,952      $2,450,000    Appraisal            NAP          07/15/2004                 NAP
      176                     $0      $7,990,000    Appraisal            NAP          05/13/2004          $4,700,000
      177             $1,588,440     $22,650,000    Appraisal            NAP          04/12/2004         $10,300,000
      178             $1,548,828     $20,350,000    Appraisal            NAP          08/05/2004         $11,600,000
      179                $12,507      $5,500,000    Appraisal            NAP          05/31/2004                 NAP
      180                $16,388      $4,000,000    Appraisal            NAP          06/17/2004                 NAP
      181             $1,081,969      $2,250,000    Appraisal            NAP          09/15/2004                 NAP
      182             $1,463,705     $10,350,000    Appraisal            NAP          07/24/2003          $8,050,000
      183             $1,465,994      $7,500,000    Appraisal            NAP          09/01/2004          $3,600,000
      184             $1,506,574     $10,350,000    Appraisal            NAP          12/16/2003          $6,650,000
      185                $11,472      $4,200,000    Appraisal            NAP          09/16/2004                 NAP
      186             $1,321,246     $11,500,000    Appraisal            NAP          01/29/2004          $6,600,000
      187                     $0     $15,800,000    Appraisal            NAP          07/28/2004          $8,300,000
      188             $1,338,726      $2,100,000    Appraisal            NAP          07/08/2004                 NAP
      189               $980,437      $3,450,000    Appraisal            NAP          11/11/2004                 NAP
      190             $1,072,013      $3,498,055  Market Study         8.000%         12/06/2004                 NAP
      191                $12,651      $2,325,000    Appraisal            NAP          10/01/2004                 NAP
      192             $1,138,365      $3,756,806  Market Study         8.525%         12/01/2004                 NAP
      193             $1,058,160      $6,644,234  Market Study         8.500%         12/10/2004                 NAP
      194             $1,151,278      $5,140,072  Market Study         8.250%         12/01/2004                 NAP
      195             $1,347,667      $2,300,000    Appraisal            NAP          11/02/2004                 NAP
      196             $1,222,644     $10,125,000    Appraisal            NAP          06/02/2004          $7,100,000
      197             $1,117,897      $1,870,000    Appraisal            NAP          10/15/2004                 NAP
      198                 $9,757      $2,425,000    Appraisal            NAP          11/10/2004                 NAP
      199             $1,178,716      $6,300,000    Appraisal            NAP          05/27/2004          $3,700,000
      200                $11,754      $2,500,000    Appraisal            NAP          06/30/2004                 NAP
      201             $1,120,076      $3,643,972  Market Study         8.250%         12/02/2004                 NAP
      202             $1,198,981      $2,850,000    Appraisal            NAP          11/15/2004                 NAP
      203                 $9,464      $2,000,000    Appraisal            NAP          11/18/2004                 NAP

      204                 $6,281      $1,310,000    Appraisal            NAP          04/16/2004                 NAP
      205                 $4,842      $1,010,000    Appraisal            NAP          04/17/2004                 NAP
      206             $1,104,007      $9,630,000    Appraisal            NAP          04/01/2004          $4,570,000
      207             $1,090,528     $15,500,000    Appraisal            NAP          04/14/2004          $8,700,000
      208             $1,191,733      $9,600,000    Appraisal            NAP          01/05/2004          $7,500,000
      209               $840,159      $2,250,000    Appraisal            NAP          09/07/2004                 NAP
      210                 $9,761      $1,850,000    Appraisal            NAP          12/23/2004                 NAP
      211             $1,084,049      $7,100,000    Appraisal            NAP          10/06/2004          $4,700,000
      212             $1,020,486     $10,900,000    Appraisal            NAP          08/24/2004          $3,300,000
      213             $1,014,916      $1,700,000    Appraisal            NAP          07/02/2004                 NAP
      214                 $9,778      $1,850,000    Appraisal            NAP          11/10/2004                 NAP
      215                 $8,625      $2,200,000    Appraisal            NAP          08/24/2004                 NAP
      216                 $9,438      $1,740,000    Appraisal            NAP          11/09/2004                 NAP
      217             $1,006,899      $5,030,000    Appraisal            NAP          08/17/2004          $4,330,000
      218               $919,805      $4,000,000    Appraisal            NAP          07/14/2004          $3,330,000
      219               $833,897      $2,150,000    Appraisal            NAP          10/11/2004                 NAP
      220                $12,665      $2,725,000    Appraisal            NAP          01/15/2004                 NAP
      221               $915,095     $10,770,000    Appraisal            NAP          01/09/2004          $8,200,000
      222               $881,499     $10,220,000    Appraisal            NAP          06/26/2004          $5,800,000
      223               $869,496      $1,800,000    Appraisal            NAP          08/11/2004                 NAP
      224               $665,536      $1,700,000    Appraisal            NAP          07/19/2004                 NAP
      225               $921,759     $17,500,000    Appraisal            NAP          06/08/2004          $4,100,000
      226               $837,080     $15,640,000    Appraisal            NAP          04/08/2004          $9,150,000
      227               $830,743      $7,870,000    Appraisal            NAP          04/22/2004          $6,500,000
      228               $376,286      $2,230,000    Appraisal            NAP          08/24/2004                 NAP
      229               $836,633      $8,040,000    Appraisal            NAP          10/10/2003          $4,900,000
      230               $657,807      $1,775,000    Appraisal            NAP          06/11/2004                 NAP
      231                 $8,463      $1,490,000    Appraisal            NAP          07/16/2004                 NAP
      232               $890,479     $12,500,000    Appraisal            NAP          04/27/2004         $10,600,000
      233                 $7,925      $1,570,000    Appraisal            NAP          06/09/2004                 NAP
      234                 $6,649      $1,430,000    Appraisal            NAP          06/28/2004                 NAP
      235               $702,184      $6,130,000    Appraisal            NAP          07/22/2004          $3,800,000
      236               $800,000     $15,300,000    Appraisal            NAP          04/02/2004          $7,600,000
      237               $729,466     $21,000,000    Appraisal            NAP          07/22/2004         $14,700,000
      238               $635,185      $4,670,000    Appraisal            NAP          09/22/2004          $3,080,000
      239               $531,830      $1,400,000    Appraisal            NAP          08/25/2004                 NAP
      240                 $7,654      $1,600,000    Appraisal            NAP          08/02/2004                 NAP
      241                   $389      $3,300,000    Appraisal            NAP          07/21/2004          $1,900,000
      242               $518,565      $4,500,000    Appraisal            NAP          04/16/2004          $2,580,000
      243                 $4,532      $1,650,000    Appraisal            NAP          05/20/2004                 NAP
      244               $415,533     $16,650,000    Appraisal            NAP          04/07/2004         $11,000,000
      245               $357,673     $21,825,000    Appraisal            NAP          07/29/2004         $18,200,000
      246               $230,500      $4,050,000    Appraisal            NAP          09/09/2004          $1,700,000
      247               $147,932      $4,225,000    Appraisal            NAP          09/28/2004          $2,100,000

----------------------------------------------------------------------------------------------------------------------------------

MORTGAGE     ---------------------------------------------------------------------------------------------------------------------
LOAN NO.        LTV AS RENTAL        UNSOLD PERCENT        SPONSOR UNITS      INVESTOR UNITS       COOP UNITS       SPONSOR CARRY
----------------------------------------------------------------------------------------------------------------------------------

   1                      NAP                   NAP                  NAP                 NAP              NAP                 NAP

   2                      NAP                   NAP                  NAP                 NAP              NAP                 NAP
   3                      NAP                   NAP                  NAP                 NAP              NAP                 NAP
   4                      NAP                   NAP                  NAP                 NAP              NAP                 NAP
   5                      NAP                   NAP                  NAP                 NAP              NAP                 NAP
   6                      NAP                   NAP                  NAP                 NAP              NAP                 NAP
   7                      NAP                   NAP                  NAP                 NAP              NAP                 NAP
   8                      NAP                   NAP                  NAP                 NAP              NAP                 NAP
   9                      NAP                   NAP                  NAP                 NAP              NAP                 NAP
   10                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   11                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   12                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   13                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   14                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   15                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   16                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   17                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   18                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   19                   36.2%                  0.0%                  NAP                 NAP              NAP                 NAP
   20                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   21                   32.9%                  0.0%                  NAP                 NAP              NAP                 NAP
   22                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   23                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   24                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   25                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   26                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   27                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   28                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   29                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   30                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   31                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   32                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   33                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   34                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   35                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   36                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   37                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   38                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   39                   34.4%                  0.0%                  NAP                 NAP              NAP                 NAP
   40                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   41                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   42                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   43                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   44                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   45                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   46                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   47                   36.9%                 13.4%                   11                   5              NAP            -$63,855
   48                   29.8%                 40.7%                   50                 NAP              NAP            $197,241
   49                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   50                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   51                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   52                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   53                   31.5%                 31.9%                    5                  84              NAP           -$125,033
   54                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   55                   15.4%                 15.5%                   18                 NAP              NAP            -$43,708
   56                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   57                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   58                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   59                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   60                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   61                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   62                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   63                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   64                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   65                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   66                   46.9%                  0.0%                  NAP                 NAP              NAP                 NAP
   67                   25.2%                 17.3%                  NAP                  37              NAP             $36,422
   68                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   69                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   70                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   71                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   72                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   73                   23.7%                  0.0%                  NAP                 NAP              NAP                 NAP
   74                    8.7%                  0.0%                  NAP                 NAP              NAP                 NAP
   75                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   76                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   77                   40.8%                  1.4%                    1                 NAP                1               -$143
   78                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   79                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   80                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   81                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   82                   53.1%                  0.0%                  NAP                 NAP              NAP                 NAP
   83                   44.6%                  0.0%                  NAP                 NAP              NAP                 NAP
   84                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   85                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   86                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   87                   36.1%                 12.8%                   19                 NAP              NAP             $26,812
   88                     NAP                   NAP                  NAP                 NAP              NAP                 NAP

   89                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   90                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   91                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   92                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   93                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   94                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   95                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   96                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   97                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   98                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
   99                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  100                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  101                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  102                   38.8%                 33.1%                   41                 NAP              NAP            $106,251
  103                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  104                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  105                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  106                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  107                   16.4%                 10.8%                    8                 NAP              NAP             $31,875
  108                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  109                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  110                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  111                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  112                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  113                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  114                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  115                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  116                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  117                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  118                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  119                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  120                   11.9%                  0.0%                  NAP                 NAP              NAP                 NAP
  121                   25.2%                 20.6%                   20                 NAP              NAP             $19,644

  122                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  123                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  124                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  125                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  126                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  127                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  128                    6.6%                  0.0%                  NAP                 NAP              NAP                 NAP
  129                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  130                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  131                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  132                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  133                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  134                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  135                   20.9%                  2.0%                    2                 NAP              NAP                 NAV
  136                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  137                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  138                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  139                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  140                   26.4%                 36.1%                   13                 NAP              NAP              $9,927
  141                   10.7%                 23.1%                   15                 NAP              NAP            -$74,302
  142                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  143                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  144                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  145                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  146                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  147                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  148                   31.2%                  8.5%                  NAP                   5              NAP                 NAP
  149                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  150                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  151                   27.9%                  0.0%                  NAP                 NAP              NAP                 NAP
  152                   17.5%                 31.7%                   38                 NAP              NAP             $46,478
  153                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  154                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  155                    5.3%                  0.0%                  NAP                 NAP              NAP                 NAP
  156                   48.6%                 86.0%                   46                 NAP                3            $134,187
  157                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  158                   20.7%                  0.0%                  NAP                 NAP              NAP                 NAP
  159                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  160                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  161                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  162                    9.5%                  0.0%                  NAP                 NAP              NAP                 NAP
  163                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  164                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  165                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  166                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  167                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  168                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  169                   57.5%                 31.9%                  NAP                  13                2            -$41,837
  170                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  171                    5.8%                  3.1%                    1                 NAP              NAP             -$2,588
  172                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  173                   33.9%                 37.0%                   27                 NAP              NAP             $93,340
  174                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  175                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  176                   37.7%                  0.0%                  NAP                 NAP              NAP                 NAP
  177                   16.9%                  0.0%                  NAP                 NAP              NAP                 NAP
  178                   14.6%                 49.3%                   35                 NAP              NAP            $316,200
  179                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  180                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  181                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  182                   19.9%                 92.9%                  117                 NAP              NAP            $562,021
  183                   44.4%                 88.3%                   53                 NAP              NAP            $215,635
  184                   24.0%                 38.5%                   22                   3              NAP            $136,952
  185                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  186                   23.9%                 27.5%                   19                 NAP              NAP             $90,677
  187                   19.0%                  0.0%                  NAP                 NAP              NAP                 NAP
  188                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  189                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  190                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  191                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  192                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  193                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  194                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  195                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  196                   20.3%                 11.9%                    8                 NAP              NAP             $14,569
  197                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  198                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  199                   37.6%                 50.0%                   26                 NAP              NAP            $103,678
  200                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  201                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  202                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  203                     NAP                   NAP                  NAP                 NAP              NAP                 NAP

  204                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  205                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  206                   28.4%                  0.0%                  NAP                 NAP              NAP                 NAP
  207                   14.9%                  0.0%                  NAP                 NAP              NAP                 NAP
  208                   17.3%                 12.7%                   10                 NAP              NAP             $12,901
  209                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  210                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  211                   25.5%                 19.0%                    8                 NAP              NAP             $30,739
  212                   36.3%                  0.0%                  NAP                 NAP              NAP                 NAP
  213                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  214                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  215                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  216                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  217                   25.4%                 52.1%                   37                 NAP              NAP            $133,815
  218                   32.9%                  8.6%                  NAP                   3              NAP             $17,598
  219                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  220                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  221                   13.3%                  7.7%                  NAP                   2              NAP             -$8,994
  222                   18.0%                 29.2%                    3                   4              NAP            -$40,536
  223                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  224                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  225                   24.3%                 13.8%                  NAP                   4              NAP                 NAV
  226                   10.9%                  0.0%                  NAP                 NAP              NAP                 NAP
  227                   15.3%                  0.0%                  NAP                 NAP              NAP                 NAP
  228                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  229                   20.2%                 26.3%                   15                 NAP              NAP             $22,699
  230                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  231                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  232                    9.1%                  0.0%                  NAP                 NAP              NAP                 NAP
  233                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  234                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  235                   22.0%                 44.1%                  NAP                 NAP               15             -$6,120
  236                   10.5%                  0.0%                  NAP                 NAP              NAP                 NAP
  237                    5.4%                  0.0%                  NAP                 NAP              NAP                 NAP
  238                   22.7%                  2.5%                  NAP                 NAP                1                 NAP
  239                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  240                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  241                   34.0%                  0.0%                  NAP                 NAP              NAP                 NAP
  242                   23.2%                  0.0%                  NAP                 NAP              NAP                 NAP
  243                     NAP                   NAP                  NAP                 NAP              NAP                 NAP
  244                    4.1%                  0.0%                  NAP                 NAP              NAP                 NAP
  245                    2.3%                  0.0%                  NAP                 NAP              NAP                 NAP
  246                   14.7%                  0.0%                  NAP                 NAP              NAP                 NAP
  247                    8.3%                  0.0%                  NAP                 NAP              NAP                 NAP

-----------------------------------------------------------------------------------------------------------------------
    MORTGAGE                                                                                LEASE
    LOAN NO.     LARGEST TENANT(12)                                                    EXPIRATION DATE        % NSF
-----------------------------------------------------------------------------------------------------------------------

       1         Meredith Corporation                                                     12/31/2011          25.1%

       2         Sears, Roebuck & Co.                                                     07/31/2008          18.5%
       3         Sears, Roebuck & Co.                                                     10/31/2049          20.0%
       4         Sears, Roebuck & Co.                                                     09/30/2033          18.8%
       5         United Artists Theater                                                   05/31/2005           5.7%
       6         Sac Capital Management LLC                                               09/30/2007          17.1%
       7         County of San Diego                                                      05/31/2007          20.1%
       8         Xroads Solutions Group, LLC                                              02/28/2013           5.7%
       9         Shaw's Supermarket                                                       09/30/2018          24.2%
       10        University of Phoenix                                                    09/15/2009          33.2%
       11        Stop & Shop                                                              11/01/2029          45.9%
       12        NAP                                                                         NAP                NAP
       13        Petsmart                                                                 06/30/2019          20.7%
       14        Valley Health Care                                                       05/31/2014          26.9%
       15        NAP                                                                         NAP                NAP
       16        NAP                                                                         NAP                NAP
       17        The University of Phoenix, Inc.                                          11/30/2011          55.5%
       18        NAP                                                                         NAP                NAP
       19        NAP                                                                         NAP                NAP
       20        YUM! Brands, Inc.                                                        05/31/2011         100.0%
       21        NAP                                                                         NAP                NAP
       22        Lefont Theaters, Inc.                                                    06/30/2014          21.5%
       23        NAP                                                                         NAP                NAP
       24        Bella's Beauty Supplies                                                  06/30/2006          20.1%
       25        M.K. Diamonds                                                            12/31/2006           7.8%
       26        NAP                                                                         NAP                NAP
       27        UCSD                                                                     04/25/2009          19.9%
       28        PMJ Enterprises                                                          08/31/2005           9.9%
       29        Tenet Frisco, Ltd.                                                       06/13/2014          25.3%
       30        NAP                                                                         NAP                NAP
       31        Universities Space Research Association                                  11/30/2013          17.8%
       32        NAP                                                                         NAP                NAP
       33        NAP                                                                         NAP                NAP
       34        NAP                                                                         NAP                NAP
       35        NAP                                                                         NAP                NAP
       36        NAP                                                                         NAP                NAP
       37        West Hills Hospital & Medical Center                                     10/31/2008          27.0%
       38        Tree of Life, Inc.                                                       12/31/2012         100.0%
       39        NAP                                                                         NAP                NAP
       40        Innerspace                                                               11/30/2007           8.3%
       41        NAP                                                                         NAP                NAP
       42        Robert Mondavi Corp                                                      09/30/2012         100.0%
       43        NAP                                                                         NAP                NAP
       44        Nth Degree, Inc.                                                         08/31/2006          29.1%
       45        NAP                                                                         NAP                NAP
       46        Mars Super Markets, Inc.                                                 11/30/2024          75.6%
       47        NAP                                                                         NAP                NAP
       48        NAP                                                                         NAP                NAP
       49        Indiana Floor Covering                                                   02/28/2010          27.0%
       50        Mid-Atlantic Cardiovascular Assoc.                                       06/30/2012          18.1%
       51        NAP                                                                         NAP                NAP
       52        NAP                                                                         NAP                NAP
       53        NAP                                                                         NAP                NAP
       54        Carlisle Enterprises, Inc.                                               01/01/2014         100.0%
       55        NAP                                                                         NAP                NAP
       56        NAP                                                                         NAP                NAP
       57        NAP                                                                         NAP                NAP
       58        NAP                                                                         NAP                NAP
       59        NAP                                                                         NAP                NAP
       60        NAP                                                                         NAP                NAP
       61        Research Arts, Inc                                                       05/31/2005           9.8%
       62        Johnson Controls (sublet to Open Road BMW)                               11/30/2006          53.0%
       63        JABS LLC                                                                 03/14/2014          25.3%
       64        NAP                                                                         NAP                NAP
       65        NAP                                                                         NAP                NAP
       66        NAP                                                                         NAP                NAP
       67        NAP                                                                         NAP                NAP
       68        NAP                                                                         NAP                NAP
       69        Etum Academy                                                             10/31/2005           5.7%
       70        NAP                                                                         NAP                NAP
       71        Coronado Financial (Prudential CA Realty)                                11/30/2008          23.5%
       72        NAP                                                                         NAP                NAP
       73        NAP                                                                         NAP                NAP
       74        NAP                                                                         NAP                NAP
       75        Wells Fargo Financial                                                    06/30/2009          11.1%
       76        NAP                                                                         NAP                NAP
       77        NAP                                                                         NAP                NAP
       78        Pakon, Inc.                                                              10/31/2008          17.5%
       79        Coldwell Banker Residential Real Estate                                  05/31/2006          14.9%
       80        Frazee Industries, Inc., a Delaware Corporation                          03/31/2009          18.3%
       81        Walgreens                                                                09/30/2029         100.0%
       82        NAP                                                                         NAP                NAP
       83        NAP                                                                         NAP                NAP
       84        NAP                                                                         NAP                NAP
       85        NAP                                                                         NAP                NAP
       86        NAP                                                                         NAP                NAP
       87        NAP                                                                         NAP                NAP
       88        NAP                                                                         NAP                NAP

       89        Gimborn Pet Specialities, LLC                                            05/31/2007         100.0%
       90        Atlantel                                                                 08/31/2019          41.7%
       91        Valley Bible Fellowship                                                  09/30/2007          31.7%
       92        CVS                                                                      01/31/2019         100.0%
       93        NAP                                                                         NAP                NAP
       94        NAP                                                                         NAP                NAP
       95        P.H.O. Transportation                                                    12/31/2006          14.6%
       96        NAP                                                                         NAP                NAP
       97        NAP                                                                         NAP                NAP
       98        NAP                                                                         NAP                NAP
       99        NAP                                                                         NAP                NAP
      100        NAP                                                                         NAP                NAP
      101        NAP                                                                         NAP                NAP
      102        NAP                                                                         NAP                NAP
      103        Western Bank                                                             01/31/2009          15.5%
      104        Aspect Systems                                                           11/30/2007          38.7%
      105        NAP                                                                         NAP                NAP
      106        NAP                                                                         NAP                NAP
      107        NAP                                                                         NAP                NAP
      108        Tractor Supply                                                           10/31/2014          30.9%
      109        J-R Off Price Clothing, Inc.                                             03/31/2005          24.6%
      110        Man-Dell Food Stores, Inc.                                               04/30/2024          60.9%
      111        NAP                                                                         NAP                NAP
      112        NAP                                                                         NAP                NAP
      113        NAP                                                                         NAP                NAP
      114        NAP                                                                         NAP                NAP
      115        NAP                                                                         NAP                NAP
      116        NAP                                                                         NAP                NAP
      117        NAP                                                                         NAP                NAP
      118        Virginia Beach Health Department                                         06/30/2012          65.7%
      119        Blockbuster                                                              08/31/2011          16.7%
      120        NAP                                                                         NAP                NAP
      121        NAP                                                                         NAP                NAP

      122        Wuestoff Health Systems                                                  08/31/2004          12.8%
      123        Address & Mail                                                           02/01/2005          33.3%
      124        Dean Stewart Photography                                                 03/31/2006          83.8%
      125        Jill Cawley & Kenneth Houston                                            04/30/2007           7.8%
      126        National City Bank                                                       07/31/2014         100.0%
      127        Bombay Talk                                                              10/31/2010          16.0%
      128        NAP                                                                         NAP                NAP
      129        MDM Consulting Engineers                                                 09/14/2013          27.0%
      130        Life Enhancement Products, Inc                                           09/30/2005          12.5%
      131        NAP                                                                         NAP                NAP
      132        NAP                                                                         NAP                NAP
      133        Dan's Supreme Supermarket, Inc. d.b.a. Key Foods                         06/30/2034         100.0%
      134        East Coast Stationary                                                    12/31/2005          19.6%
      135        NAP                                                                         NAP                NAP
      136        NAP                                                                         NAP                NAP
      137        NAP                                                                         NAP                NAP
      138        Thunderbird Mini Mart                                                    12/31/2008          14.8%
      139        Marks & Harrison                                                         10/31/2014          32.7%
      140        NAP                                                                         NAP                NAP
      141        NAP                                                                         NAP                NAP
      142        NAP                                                                         NAP                NAP
      143        Airborne Express                                                         07/13/2010         100.0%
      144        Walgreens                                                                05/31/2079         100.0%
      145        NAP                                                                         NAP                NAP
      146        NAP                                                                         NAP                NAP
      147        Factory Builder Stores                                                   12/01/2019         100.0%
      148        NAP                                                                         NAP                NAP
      149        Dr. Steve Selchow (Dakota Valley)                                        08/31/2015          30.4%
      150        Staten Island WG, LLC                                                    12/31/2028         100.0%
      151        NAP                                                                         NAP                NAP
      152        NAP                                                                         NAP                NAP
      153        Advance Auto                                                             05/31/2014          40.5%
      154        NAP                                                                         NAP                NAP
      155        NAP                                                                         NAP                NAP
      156        NAP                                                                         NAP                NAP
      157        Eckerd Corporation                                                       08/31/2019         100.0%
      158        NAP                                                                         NAP                NAP
      159        CSC Holdings, Inc.                                                       12/31/2005          71.4%
      160        GLI, Inc.                                                                05/31/2015         100.0%
      161        NAP                                                                         NAP                NAP
      162        NAP                                                                         NAP                NAP
      163        NAP                                                                         NAP                NAP
      164        Eckerd Corp.                                                             10/15/2023         100.0%
      165        Building Materials Holding Corp                                          01/31/2007          13.8%
      166        NAP                                                                         NAP                NAP
      167        NAP                                                                         NAP                NAP
      168        NAP                                                                         NAP                NAP
      169        NAP                                                                         NAP                NAP
      170        Team Lubrication                                                         02/28/2006           8.6%
      171        NAP                                                                         NAP                NAP
      172        After Hours Medical                                                      11/13/2011          27.5%
      173        NAP                                                                         NAP                NAP
      174        Staging Concepts, Inc.                                                   09/30/2009          60.3%
      175        NAP                                                                         NAP                NAP
      176        NAP                                                                         NAP                NAP
      177        NAP                                                                         NAP                NAP
      178        NAP                                                                         NAP                NAP
      179        Magellan's International Travel Corp., a California Corporation          02/29/2008          56.1%
      180        Cardinal Health                                                          12/31/2009         100.0%
      181        Joe's Grill                                                              03/31/2009          30.5%
      182        NAP                                                                         NAP                NAP
      183        NAP                                                                         NAP                NAP
      184        NAP                                                                         NAP                NAP
      185        Zion's Golf                                                              07/01/2006          13.7%
      186        NAP                                                                         NAP                NAP
      187        NAP                                                                         NAP                NAP
      188        Randy Smith                                                              06/01/2007           5.6%
      189        Carriage Crafters Inc.                                                   05/31/2007          27.7%
      190        NAP                                                                         NAP                NAP
      191        Tractor Supply Company                                                   09/30/2019         100.0%
      192        NAP                                                                         NAP                NAP
      193        NAP                                                                         NAP                NAP
      194        NAP                                                                         NAP                NAP
      195        St. Luke's Physician Group, Inc.                                         07/31/2006          12.7%
      196        NAP                                                                         NAP                NAP
      197        NAP                                                                         NAP                NAP
      198        Bank of America                                                          12/31/2013          69.7%
      199        NAP                                                                         NAP                NAP
      200        Dowling Graphics                                                         04/10/2008          49.3%
      201        NAP                                                                         NAP                NAP
      202        Heidt & Associates, Inc.                                                 10/31/2006          53.7%
      203        Cequent Trailer Products, Inc.                                           08/04/2014          70.0%

      204        Family Dollar #5820                                                      12/31/2013          84.0%
      205        Family Dollar Store                                                      12/31/2013         100.0%
      206        NAP                                                                         NAP                NAP
      207        NAP                                                                         NAP                NAP
      208        NAP                                                                         NAP                NAP
      209        Tractor Supply Store                                                     08/31/2019         100.0%
      210        Magic City Beverage                                                      12/31/2019         100.0%
      211        NAP                                                                         NAP                NAP
      212        NAP                                                                         NAP                NAP
      213        PWS CoinOp                                                               11/30/2012          23.5%
      214        Weisser Engineering Co.                                                  09/29/2029         100.0%
      215        Aurello's Pizza                                                          09/30/2014          35.8%
      216        Factory Builder Stores                                                   12/01/2019         100.0%
      217        NAP                                                                         NAP                NAP
      218        NAP                                                                         NAP                NAP
      219        Psychiatric Care Inc.                                                    03/31/2005          17.0%
      220        Eckerd Store #8186                                                       11/11/2018         100.0%
      221        NAP                                                                         NAP                NAP
      222        NAP                                                                         NAP                NAP
      223        Pediatric Affiliates                                                     11/30/2006          16.5%
      224        Bizzare Bazaar                                                           07/16/2005          35.4%
      225        NAP                                                                         NAP                NAP
      226        NAP                                                                         NAP                NAP
      227        NAP                                                                         NAP                NAP
      228        J. Gottlieb Companies, LLC.                                              08/31/2009          31.5%
      229        NAP                                                                         NAP                NAP
      230        Star One Realtors                                                        03/30/2006          22.3%
      231        NAP                                                                         NAP                NAP
      232        NAP                                                                         NAP                NAP
      233        LFP Pharmacy                                                             03/31/2007          47.0%
      234        iCentris                                                                 02/28/2006          36.1%
      235        NAP                                                                         NAP                NAP
      236        NAP                                                                         NAP                NAP
      237        NAP                                                                         NAP                NAP
      238        NAP                                                                         NAP                NAP
      239        Pella Windows & Doors, LLC                                               01/31/2005          23.9%
      240        Iowa Realty Company, Inc.                                                07/01/2012          60.3%
      241        NAP                                                                         NAP                NAP
      242        NAP                                                                         NAP                NAP
      243        Cargo City, Inc.                                                         11/30/2011          87.5%
      244        NAP                                                                         NAP                NAP
      245        NAP                                                                         NAP                NAP
      246        NAP                                                                         NAP                NAP
      247        NAP                                                                         NAP                NAP

---------------------------------------------------------------------------------------------------------------------------
    MORTGAGE                                                                                     LEASE
    LOAN NO.     SECOND LARGEST TENANT(12)                                                  EXPIRATION DATE        % NSF
---------------------------------------------------------------------------------------------------------------------------

       1         Reed Elsevier, Inc.                                                           06/30/2009          11.7%

       2         Dillard's Department Stores                                                   01/31/2007          14.5%
       3         J.C. Penney                                                                   10/31/2009          19.4%
       4         Dillard's Department Stores                                                   09/30/2012          18.1%
       5         Gap, Inc.                                                                     01/31/2006           4.9%
       6         Wachovia Bank                                                                 02/28/2014          11.4%
       7         Federal Defenders of San Diego                                                07/31/2010           8.1%
       8         Goldin Associates, LLC                                                        03/31/2008           5.1%
       9         Toys 'R' Us                                                                   01/31/2019          16.1%
       10        Honeywell International                                                       08/14/2005          29.0%
       11        Family Dollar                                                                 12/31/2005           5.5%
       12        NAP                                                                              NAP                NAP
       13        Bed, Bath & Beyond                                                            01/31/2020          17.7%
       14        Providence St. Joseph                                                         04/21/2014          17.9%
       15        NAP                                                                              NAP                NAP
       16        NAP                                                                              NAP                NAP
       17        Fremont Investment & Loan                                                     12/31/2009          40.0%
       18        NAP                                                                              NAP                NAP
       19        NAP                                                                              NAP                NAP
       20        NAP                                                                              NAP                NAP
       21        NAP                                                                              NAP                NAP
       22        Tuesday Morning, Inc.                                                         01/15/2010          12.2%
       23        NAP                                                                              NAP                NAP
       24        Rapid Rehab International                                                     04/30/2009          17.3%
       25        Toyo Pearls Company, Inc                                                      09/30/2006           7.1%
       26        NAP                                                                              NAP                NAP
       27        Public Defender                                                               04/01/2007           9.7%
       28        Blondies                                                                      11/30/2010           3.2%
       29        Health Central, PA                                                            06/01/2014          13.8%
       30        NAP                                                                              NAP                NAP
       31        Patriot Homes                                                                 03/31/2008          14.0%
       32        NAP                                                                              NAP                NAP
       33        NAP                                                                              NAP                NAP
       34        NAP                                                                              NAP                NAP
       35        NAP                                                                              NAP                NAP
       36        NAP                                                                              NAP                NAP
       37        HealthCare Partners Ltd                                                       08/31/2006          13.1%
       38        NAP                                                                              NAP                NAP
       39        NAP                                                                              NAP                NAP
       40        Sac County of Education                                                       09/30/2005           6.3%
       41        NAP                                                                              NAP                NAP
       42        NAP                                                                              NAP                NAP
       43        NAP                                                                              NAP                NAP
       44        TLD Acquisition Company, LLC                                                  05/31/2007          28.0%
       45        NAP                                                                              NAP                NAP
       46        Ruby Tuesday, Inc.                                                            12/19/2024           8.3%
       47        NAP                                                                              NAP                NAP
       48        NAP                                                                              NAP                NAP
       49        National Tire & Battery                                                       12/31/2008          16.3%
       50        American Radiology                                                            12/31/2007          15.3%
       51        NAP                                                                              NAP                NAP
       52        NAP                                                                              NAP                NAP
       53        NAP                                                                              NAP                NAP
       54        NAP                                                                              NAP                NAP
       55        NAP                                                                              NAP                NAP
       56        NAP                                                                              NAP                NAP
       57        NAP                                                                              NAP                NAP
       58        NAP                                                                              NAP                NAP
       59        NAP                                                                              NAP                NAP
       60        NAP                                                                              NAP                NAP
       61        Acquest Enterprises, LLC                                                      10/31/2009           9.8%
       62        Lotito Foods                                                                  04/30/2014          47.0%
       63        Litt and Kaufman, MD, PA                                                      03/04/2014          21.5%
       64        NAP                                                                              NAP                NAP
       65        NAP                                                                              NAP                NAP
       66        NAP                                                                              NAP                NAP
       67        NAP                                                                              NAP                NAP
       68        NAP                                                                              NAP                NAP
       69        Universal Trade Systems                                                       09/30/2005           4.3%
       70        NAP                                                                              NAP                NAP
       71        1 Step Mortgage & Realty, Inc.                                                05/31/2008          12.9%
       72        NAP                                                                              NAP                NAP
       73        NAP                                                                              NAP                NAP
       74        NAP                                                                              NAP                NAP
       75        Styleworx Salon & Day Spa                                                     06/30/2009          10.8%
       76        NAP                                                                              NAP                NAP
       77        NAP                                                                              NAP                NAP
       78        Children's Health Care Services                                               01/31/2013          17.3%
       79        Youthland Academy of Mariemont                                                05/31/2009          13.6%
       80        Kathy Earle & Jenni Southwell                                                 06/30/2009          15.8%
       81        NAP                                                                              NAP                NAP
       82        NAP                                                                              NAP                NAP
       83        NAP                                                                              NAP                NAP
       84        NAP                                                                              NAP                NAP
       85        NAP                                                                              NAP                NAP
       86        NAP                                                                              NAP                NAP
       87        NAP                                                                              NAP                NAP
       88        NAP                                                                              NAP                NAP

       89        NAP                                                                              NAP                NAP
       90        Mason Murer Fine Art, Inc.                                                    08/31/2019          41.2%
       91        Nigro Construction, Inc.                                                      04/30/2007          18.3%
       92        NAP                                                                              NAP                NAP
       93        NAP                                                                              NAP                NAP
       94        NAP                                                                              NAP                NAP
       95        Willie Williams T/A W.W. Automotive Services                                  09/30/2007          11.1%
       96        NAP                                                                              NAP                NAP
       97        NAP                                                                              NAP                NAP
       98        NAP                                                                              NAP                NAP
       99        NAP                                                                              NAP                NAP
      100        NAP                                                                              NAP                NAP
      101        NAP                                                                              NAP                NAP
      102        NAP                                                                              NAP                NAP
      103        Northland Foundation                                                          04/30/2012          10.4%
      104        US Monolithics, LLC                                                           02/28/2007          24.0%
      105        NAP                                                                              NAP                NAP
      106        NAP                                                                              NAP                NAP
      107        NAP                                                                              NAP                NAP
      108        Goody's                                                                       01/31/2014          30.4%
      109        Tops Plus, Inc. and Elias Yidohay, Tr.                                        04/30/2009          13.6%
      110        Delmar Drugs Inc.                                                             05/31/2015           7.6%
      111        NAP                                                                              NAP                NAP
      112        NAP                                                                              NAP                NAP
      113        NAP                                                                              NAP                NAP
      114        NAP                                                                              NAP                NAP
      115        NAP                                                                              NAP                NAP
      116        NAP                                                                              NAP                NAP
      117        NAP                                                                              NAP                NAP
      118        Abacus Communications                                                         10/31/2009          16.1%
      119        Dollar Store                                                                  12/31/2009          12.2%
      120        NAP                                                                              NAP                NAP
      121        NAP                                                                              NAP                NAP

      122        Traditional Floorcovering                                                     02/28/2008          12.8%
      123        Safety Council                                                                12/31/2007          25.9%
      124        Sprint                                                                        10/31/2006          16.3%
      125        Harper Houf Righellis, Inc.                                                   10/31/2005           7.6%
      126        NAP                                                                              NAP                NAP
      127        Kashinath                                                                     09/30/2010          12.0%
      128        NAP                                                                              NAP                NAP
      129        EC-Eye Communications & Tech.                                                 03/31/2010          12.5%
      130        Splendido Biscotti                                                            03/31/2006           9.1%
      131        NAP                                                                              NAP                NAP
      132        NAP                                                                              NAP                NAP
      133        NAP                                                                              NAP                NAP
      134        Frank Illidge                                                                 07/31/2005           8.5%
      135        NAP                                                                              NAP                NAP
      136        NAP                                                                              NAP                NAP
      137        NAP                                                                              NAP                NAP
      138        Ledezma's Electronics                                                         06/30/2007          13.1%
      139        Commonwealth Capital Mgmt.                                                    03/31/2005          15.2%
      140        NAP                                                                              NAP                NAP
      141        NAP                                                                              NAP                NAP
      142        NAP                                                                              NAP                NAP
      143        NAP                                                                              NAP                NAP
      144        NAP                                                                              NAP                NAP
      145        NAP                                                                              NAP                NAP
      146        NAP                                                                              NAP                NAP
      147        NAP                                                                              NAP                NAP
      148        NAP                                                                              NAP                NAP
      149        Robert Miller (Lakeville Orthodontics)                                        12/31/2010          16.8%
      150        NAP                                                                              NAP                NAP
      151        NAP                                                                              NAP                NAP
      152        NAP                                                                              NAP                NAP
      153        Golden Dragon                                                                 06/30/2006           9.6%
      154        NAP                                                                              NAP                NAP
      155        NAP                                                                              NAP                NAP
      156        NAP                                                                              NAP                NAP
      157        NAP                                                                              NAP                NAP
      158        NAP                                                                              NAP                NAP
      159        Huntington Chevrolet, Inc.                                                    02/28/2006          28.6%
      160        NAP                                                                              NAP                NAP
      161        NAP                                                                              NAP                NAP
      162        NAP                                                                              NAP                NAP
      163        NAP                                                                              NAP                NAP
      164        NAP                                                                              NAP                NAP
      165        Traffic Designs, LLC                                                          07/31/2006           6.3%
      166        NAP                                                                              NAP                NAP
      167        NAP                                                                              NAP                NAP
      168        NAP                                                                              NAP                NAP
      169        NAP                                                                              NAP                NAP
      170        C & R Countertops                                                             09/30/2008           6.9%
      171        NAP                                                                              NAP                NAP
      172        X-Zone                                                                        04/30/2009          26.3%
      173        NAP                                                                              NAP                NAP
      174        Intermediate District #287                                                    06/30/2007          15.9%
      175        NAP                                                                              NAP                NAP
      176        NAP                                                                              NAP                NAP
      177        NAP                                                                              NAP                NAP
      178        NAP                                                                              NAP                NAP
      179        Calvary Chapel of Santa Barbara, a Non-Profit 501-3C Corporation              08/31/2008          43.9%
      180        NAP                                                                              NAP                NAP
      181        Big O Tires                                                                   02/28/2009          30.1%
      182        NAP                                                                              NAP                NAP
      183        NAP                                                                              NAP                NAP
      184        NAP                                                                              NAP                NAP
      185        Scaldoni's Restaurant                                                         07/01/2005          10.3%
      186        NAP                                                                              NAP                NAP
      187        NAP                                                                              NAP                NAP
      188        Simons                                                                        12/02/2007           5.0%
      189        Creative Posters, Inc.                                                        07/31/2006          20.5%
      190        NAP                                                                              NAP                NAP
      191        NAP                                                                              NAP                NAP
      192        NAP                                                                              NAP                NAP
      193        NAP                                                                              NAP                NAP
      194        NAP                                                                              NAP                NAP
      195        Greater Lehigh Valley Visiting Nurse Association                              05/31/2007           9.7%
      196        NAP                                                                              NAP                NAP
      197        NAP                                                                              NAP                NAP
      198        Pizzerias, LLC dba Papa Johns                                                 02/28/2015          18.6%
      199        NAP                                                                              NAP                NAP
      200        Boat US/West Marine                                                           09/30/2005          27.2%
      201        NAP                                                                              NAP                NAP
      202        AllianceOne Incorporated                                                      01/31/2007          20.8%
      203        Gruma Corporation                                                             10/31/2007          30.0%

      204        Beauty Zone, Inc.                                                             09/30/2009          16.0%
      205        NAP                                                                              NAP                NAP
      206        NAP                                                                              NAP                NAP
      207        NAP                                                                              NAP                NAP
      208        NAP                                                                              NAP                NAP
      209        NAP                                                                              NAP                NAP
      210        NAP                                                                              NAP                NAP
      211        NAP                                                                              NAP                NAP
      212        NAP                                                                              NAP                NAP
      213        Power Insurance                                                               03/10/2009          21.9%
      214        NAP                                                                              NAP                NAP
      215        Pastrami Dans                                                                 09/30/2014          21.9%
      216        NAP                                                                              NAP                NAP
      217        NAP                                                                              NAP                NAP
      218        NAP                                                                              NAP                NAP
      219        Kendall & Davis of Indiana                                                    10/31/2007          12.5%
      220        NAP                                                                              NAP                NAP
      221        NAP                                                                              NAP                NAP
      222        NAP                                                                              NAP                NAP
      223        National Assessment                                                           04/30/2007          16.1%
      224        Custom Awards and Engraving                                                   11/30/2008          14.7%
      225        NAP                                                                              NAP                NAP
      226        NAP                                                                              NAP                NAP
      227        NAP                                                                              NAP                NAP
      228        Candlewood Partners                                                           10/17/2014          22.6%
      229        NAP                                                                              NAP                NAP
      230        Buckner Martial Arts                                                          11/30/2009          22.3%
      231        NAP                                                                              NAP                NAP
      232        NAP                                                                              NAP                NAP
      233        Southeast Dry Cleaners                                                        03/31/2009          25.8%
      234        Cottonwood Pediatric DDS                                                      12/31/2005          16.8%
      235        NAP                                                                              NAP                NAP
      236        NAP                                                                              NAP                NAP
      237        NAP                                                                              NAP                NAP
      238        NAP                                                                              NAP                NAP
      239        Signs By Tomorrow                                                             04/30/2008          20.5%
      240        Zehra Pilipovic & Asima Deumic                                                07/01/2007          12.5%
      241        NAP                                                                              NAP                NAP
      242        NAP                                                                              NAP                NAP
      243        Air City                                                                      11/30/2011          12.5%
      244        NAP                                                                              NAP                NAP
      245        NAP                                                                              NAP                NAP
      246        NAP                                                                              NAP                NAP
      247        NAP                                                                              NAP                NAP

--------------------------------------------------------------------------------------------------------------------
    MORTGAGE                                                                                  LEASE            %
    LOAN NO.     THIRD LARGEST TENANT(12)                                                EXPIRATION DATE      NSF
--------------------------------------------------------------------------------------------------------------------

       1         FGIC Holdings, Inc.                                                       07/31/2008        9.7%

       2         J.C. Penney                                                               08/31/2008        14.0%
       3         Dillard's Department Stores                                               03/05/2010        19.0%
       4         J.C. Penney                                                               07/31/2008        15.8%
       5         Abercrombie & Fitch                                                       01/31/2006        2.7%
       6         Oracle Corporation                                                        11/30/2007        7.4%
       7         Station Venture Opera                                                     07/31/2021        7.3%
       8         Pokemon USA Inc                                                           12/31/2006        4.7%
       9         Home Goods                                                                11/30/2010        11.0%
       10        Remington College                                                         07/31/2014        20.8%
       11        Joyce Leslie, Inc.                                                        08/31/2010        5.5%
       12        NAP                                                                           NAP            NAP
       13        Michaels                                                                  02/28/2009        16.5%
       14        Foothill Cardiolgy                                                        05/16/2014        16.5%
       15        NAP                                                                           NAP            NAP
       16        NAP                                                                           NAP            NAP
       17        NAP                                                                           NAP            NAP
       18        NAP                                                                           NAP            NAP
       19        NAP                                                                           NAP            NAP
       20        NAP                                                                           NAP            NAP
       21        NAP                                                                           NAP            NAP
       22        Insomnia Nightclub, Inc.                                                  09/30/2008        7.1%
       23        NAP                                                                           NAP            NAP
       24        Mana Yoga                                                                 10/31/2006        16.4%
       25        Pacific Jewelry Services                                                  05/15/2009        6.7%
       26        NAP                                                                           NAP            NAP
       27        Tristar Risk Management                                                   06/30/2006        7.1%
       28        Joe Dillon                                                                09/30/2008        2.8%
       29        Frisco Orthopedics & Sports Medicine, PA                                  08/31/2014        7.2%
       30        NAP                                                                           NAP            NAP
       31        Christian & Timbers                                                       10/31/2006        11.0%
       32        NAP                                                                           NAP            NAP
       33        NAP                                                                           NAP            NAP
       34        NAP                                                                           NAP            NAP
       35        NAP                                                                           NAP            NAP
       36        NAP                                                                           NAP            NAP
       37        Bruce E. Rolston MD                                                       05/31/2006        7.8%
       38        NAP                                                                           NAP            NAP
       39        NAP                                                                           NAP            NAP
       40        Cartech of Sac.                                                           03/31/2007        5.2%
       41        NAP                                                                           NAP            NAP
       42        NAP                                                                           NAP            NAP
       43        NAP                                                                           NAP            NAP
       44        Sierra Tile, Inc.                                                         12/31/2005        21.1%
       45        NAP                                                                           NAP            NAP
       46        Wachovia Bank, N.A.                                                       06/30/2024        5.6%
       47        NAP                                                                           NAP            NAP
       48        NAP                                                                           NAP            NAP
       49        Best Tile                                                                 01/31/2008        12.2%
       50        Carroll County Dialysis                                                   09/30/2012        10.4%
       51        NAP                                                                           NAP            NAP
       52        NAP                                                                           NAP            NAP
       53        NAP                                                                           NAP            NAP
       54        NAP                                                                           NAP            NAP
       55        NAP                                                                           NAP            NAP
       56        NAP                                                                           NAP            NAP
       57        NAP                                                                           NAP            NAP
       58        NAP                                                                           NAP            NAP
       59        NAP                                                                           NAP            NAP
       60        NAP                                                                           NAP            NAP
       61        5th Avenue Furniture, Inc.                                                06/30/2005        9.3%
       62        NAP                                                                           NAP            NAP
       63        Gene F. Manko, MD, PA                                                     02/22/2014        20.1%
       64        NAP                                                                           NAP            NAP
       65        NAP                                                                           NAP            NAP
       66        NAP                                                                           NAP            NAP
       67        NAP                                                                           NAP            NAP
       68        NAP                                                                           NAP            NAP
       69        Crest Micro Systems                                                       04/30/2005        3.9%
       70        NAP                                                                           NAP            NAP
       71        Physical Therapy and Hand Center (Eastlake Physical Therapy)              02/28/2007        7.6%
       72        NAP                                                                           NAP            NAP
       73        NAP                                                                           NAP            NAP
       74        NAP                                                                           NAP            NAP
       75        ERA Encore Realty                                                         02/22/2008        7.4%
       76        NAP                                                                           NAP            NAP
       77        NAP                                                                           NAP            NAP
       78        Tomsten, Inc. dba Archiver's                                              06/30/2009        16.8%
       79        The Snooty Fox, Inc.                                                      04/30/2005        8.6%
       80        Pete Doyon and Linda Doyon                                                08/14/2007        7.9%
       81        NAP                                                                           NAP            NAP
       82        NAP                                                                           NAP            NAP
       83        NAP                                                                           NAP            NAP
       84        NAP                                                                           NAP            NAP
       85        NAP                                                                           NAP            NAP
       86        NAP                                                                           NAP            NAP
       87        NAP                                                                           NAP            NAP
       88        NAP                                                                           NAP            NAP

       89        NAP                                                                           NAP            NAP
       90        Technosedia                                                               01/31/2008        17.1%
       91        QB5 Productions                                                           05/31/2007        10.0%
       92        NAP                                                                           NAP            NAP
       93        NAP                                                                           NAP            NAP
       94        NAP                                                                           NAP            NAP
       95        Prince George's County                                                    04/30/2008        8.0%
       96        NAP                                                                           NAP            NAP
       97        NAP                                                                           NAP            NAP
       98        NAP                                                                           NAP            NAP
       99        NAP                                                                           NAP            NAP
      100        NAP                                                                           NAP            NAP
      101        NAP                                                                           NAP            NAP
      102        NAP                                                                           NAP            NAP
      103        UBS Financial Services, Inc.                                              06/30/2006        10.2%
      104        Specialized REO Prop. dba Symetrix                                        07/31/2007        10.1%
      105        NAP                                                                           NAP            NAP
      106        NAP                                                                           NAP            NAP
      107        NAP                                                                           NAP            NAP
      108        Fred's                                                                    02/28/2009        26.6%
      109        Howard B. Klein                                                           08/31/2014        12.6%
      110        Laundromat                                                                05/31/2009        5.9%
      111        NAP                                                                           NAP            NAP
      112        NAP                                                                           NAP            NAP
      113        NAP                                                                           NAP            NAP
      114        NAP                                                                           NAP            NAP
      115        NAP                                                                           NAP            NAP
      116        NAP                                                                           NAP            NAP
      117        NAP                                                                           NAP            NAP
      118        NAP                                                                           NAP            NAP
      119        Birdie's Wings & Things                                                   12/31/2009        4.7%
      120        NAP                                                                           NAP            NAP
      121        NAP                                                                           NAP            NAP

      122        Donivan Technologies                                                      04/30/2005        8.5%
      123        Quest Diagnostic                                                          06/30/2007        22.5%
      124        NAP                                                                           NAP            NAP
      125        Itron Inc.                                                                02/28/2007        7.3%
      126        NAP                                                                           NAP            NAP
      127        Jay R. Patel                                                              10/31/2010        12.0%
      128        NAP                                                                           NAP            NAP
      129        Fusion Design, Inc.                                                       02/28/2005        10.9%
      130        Holly Solar                                                               04/30/2005        8.0%
      131        NAP                                                                           NAP            NAP
      132        NAP                                                                           NAP            NAP
      133        NAP                                                                           NAP            NAP
      134        Telesystems, Inc.                                                         03/31/2006        8.0%
      135        NAP                                                                           NAP            NAP
      136        NAP                                                                           NAP            NAP
      137        NAP                                                                           NAP            NAP
      138        Clinica Adelante, Inc.                                                    12/31/2008        8.7%
      139        Kimberly-Horn & Associates Inc                                            11/30/2008        9.2%
      140        NAP                                                                           NAP            NAP
      141        NAP                                                                           NAP            NAP
      142        NAP                                                                           NAP            NAP
      143        NAP                                                                           NAP            NAP
      144        NAP                                                                           NAP            NAP
      145        NAP                                                                           NAP            NAP
      146        NAP                                                                           NAP            NAP
      147        NAP                                                                           NAP            NAP
      148        NAP                                                                           NAP            NAP
      149        Fairview Health Service                                                   07/31/2009        14.0%
      150        NAP                                                                           NAP            NAP
      151        NAP                                                                           NAP            NAP
      152        NAP                                                                           NAP            NAP
      153        H&R Block                                                                 04/30/2007        8.7%
      154        NAP                                                                           NAP            NAP
      155        NAP                                                                           NAP            NAP
      156        NAP                                                                           NAP            NAP
      157        NAP                                                                           NAP            NAP
      158        NAP                                                                           NAP            NAP
      159        NAP                                                                           NAP            NAP
      160        NAP                                                                           NAP            NAP
      161        NAP                                                                           NAP            NAP
      162        NAP                                                                           NAP            NAP
      163        NAP                                                                           NAP            NAP
      164        NAP                                                                           NAP            NAP
      165        Richard J Glonek, OD, PC                                                  07/31/2006        5.2%
      166        NAP                                                                           NAP            NAP
      167        NAP                                                                           NAP            NAP
      168        NAP                                                                           NAP            NAP
      169        NAP                                                                           NAP            NAP
      170        Glory Foods                                                               05/31/2004        5.0%
      171        NAP                                                                           NAP            NAP
      172        West Valley Womens Center                                                 02/28/2012        14.6%
      173        NAP                                                                           NAP            NAP
      174        NAP                                                                           NAP            NAP
      175        NAP                                                                           NAP            NAP
      176        NAP                                                                           NAP            NAP
      177        NAP                                                                           NAP            NAP
      178        NAP                                                                           NAP            NAP
      179        NAP                                                                           NAP            NAP
      180        NAP                                                                           NAP            NAP
      181        Antigua Tanning                                                           08/31/2009        17.2%
      182        NAP                                                                           NAP            NAP
      183        NAP                                                                           NAP            NAP
      184        NAP                                                                           NAP            NAP
      185        New Promise Lutheran Church                                               07/30/2005        9.7%
      186        NAP                                                                           NAP            NAP
      187        NAP                                                                           NAP            NAP
      188        Skulstad                                                                  04/15/2006        5.0%
      189        F & M Enterprises, LLC                                                        NAP           15.8%
      190        NAP                                                                           NAP            NAP
      191        NAP                                                                           NAP            NAP
      192        NAP                                                                           NAP            NAP
      193        NAP                                                                           NAP            NAP
      194        NAP                                                                           NAP            NAP
      195        Douglas Tozzoli DPM, P.C.                                                 03/31/2007        9.2%
      196        NAP                                                                           NAP            NAP
      197        NAP                                                                           NAP            NAP
      198        Grand Avenue Plaza, LLC                                                   11/09/2007        11.7%
      199        NAP                                                                           NAP            NAP
      200        United Refrigeration                                                      03/31/2007        23.5%
      201        NAP                                                                           NAP            NAP
      202        Central Florida Behavioral Health Network, Inc.                           12/31/2006        11.0%
      203        NAP                                                                           NAP            NAP

      204        NAP                                                                           NAP            NAP
      205        NAP                                                                           NAP            NAP
      206        NAP                                                                           NAP            NAP
      207        NAP                                                                           NAP            NAP
      208        NAP                                                                           NAP            NAP
      209        NAP                                                                           NAP            NAP
      210        NAP                                                                           NAP            NAP
      211        NAP                                                                           NAP            NAP
      212        NAP                                                                           NAP            NAP
      213        Dentist                                                                   06/30/2008        18.3%
      214        NAP                                                                           NAP            NAP
      215        International Finest Baking                                               08/31/2008        21.4%
      216        NAP                                                                           NAP            NAP
      217        NAP                                                                           NAP            NAP
      218        NAP                                                                           NAP            NAP
      219        Freedom Financial Mortgage                                                06/30/2006        11.8%
      220        NAP                                                                           NAP            NAP
      221        NAP                                                                           NAP            NAP
      222        NAP                                                                           NAP            NAP
      223        Shore Area Ob-GYN                                                         07/05/2007        13.8%
      224        South Katy Medical Center                                                 03/31/2005        14.1%
      225        NAP                                                                           NAP            NAP
      226        NAP                                                                           NAP            NAP
      227        NAP                                                                           NAP            NAP
      228        MCLF, Inc. (Castoria Furs)                                                06/30/2009        7.8%
      229        NAP                                                                           NAP            NAP
      230        Concord Cleaners                                                          11/30/2005        11.7%
      231        NAP                                                                           NAP            NAP
      232        NAP                                                                           NAP            NAP
      233        Savage Pizza                                                              08/31/2006        10.5%
      234        Dr. Jones DDS                                                             04/30/2009        10.1%
      235        NAP                                                                           NAP            NAP
      236        NAP                                                                           NAP            NAP
      237        NAP                                                                           NAP            NAP
      238        NAP                                                                           NAP            NAP
      239        Trimar Co.                                                                12/31/2007        16.5%
      240        Iowa Partners                                                             01/01/2009        8.4%
      241        NAP                                                                           NAP            NAP
      242        NAP                                                                           NAP            NAP
      243        NAP                                                                           NAP            NAP
      244        NAP                                                                           NAP            NAP
      245        NAP                                                                           NAP            NAP
      246        NAP                                                                           NAP            NAP
      247        NAP                                                                           NAP            NAP

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE           INSURANCE                   TAX               MORTGAGE        CAPITAL EXPENDITURE                  TI/LC
LOAN NO.        ESCROW IN PLACE        ESCROW IN PLACE(13)       LOAN NO.        ESCROW IN PLACE(14)           ESCROW IN PLACE(15)
------------------------------------------------------------------------------------------------------------------------------------

   1                   No                       No                   1                    No                            No

   2                  Yes                      Yes                   2                   Yes                           Yes
   3                  Yes                      Yes                   3                   Yes                           Yes
   4                  Yes                      Yes                   4                   Yes                           Yes
   5                   No                       No                   5                    No                            No
   6                  Yes                      Yes                   6                    No                           Yes
   7                   No                       No                   7                   Yes                            No
   8                  Yes                      Yes                   8                    No                           Yes
   9                   No                      Yes                   9                    No                            No
   10                  No                      Yes                  10                   Yes                           Yes
   11                  No                       No                  11                    No                            No
   12                  No                      Yes                  12                   Yes                            No
   13                  No                      Yes                  13                    No                            No
   14                  No                      Yes                  14                    No                           Yes
   15                 Yes                      Yes                  15                   Yes                            No
   16                  No                      Yes                  16                   Yes                            No
   17                  No                       No                  17                    No                            No
   18                  No                      Yes                  18                   Yes                            No
   19                  No                       No                  19                    No                            No
   20                  No                       No                  20                    No                            No
   21                 Yes                      Yes                  21                    No                            No
   22                 Yes                      Yes                  22                   Yes                           Yes
   23                  No                      Yes                  23                   Yes                            No
   24                 Yes                      Yes                  24                   Yes                           Yes
   25                 Yes                      Yes                  25                   Yes                           Yes
   26                  No                      Yes                  26                   Yes                            No
   27                 Yes                      Yes                  27                   Yes                           Yes
   28                 Yes                      Yes                  28                   Yes                           Yes
   29                 Yes                      Yes                  29                    No                            No
   30                 Yes                      Yes                  30                   Yes                            No
   31                 Yes                      Yes                  31                   Yes                           Yes
   32                 Yes                      Yes                  32                   Yes                            No
   33                  No                      Yes                  33                   Yes                            No
   34                  No                      Yes                  34                   Yes                            No
   35                  No                      Yes                  35                   Yes                            No
   36                  No                      Yes                  36                   Yes                            No
   37                 Yes                      Yes                  37                   Yes                           Yes
   38                  No                       No                  38                    No                            No
   39                 Yes                      Yes                  39                    No                            No
   40                 Yes                      Yes                  40                   Yes                           Yes
   41                 Yes                      Yes                  41                   Yes                            No
   42                  No                      Yes                  42                    No                            No
   43                  No                      Yes                  43                   Yes                            No
   44                  No                      Yes                  44                    No                            No
   45                 Yes                      Yes                  45                   Yes                            No
   46                  No                      Yes                  46                    No                           Yes
   47                  No                       No                  47                    No                            No
   48                  No                       No                  48                    No                            No
   49                 Yes                      Yes                  49                   Yes                           Yes
   50                 Yes                      Yes                  50                   Yes                           Yes
   51                  No                      Yes                  51                   Yes                            No
   52                  No                      Yes                  52                   Yes                            No
   53                  No                      Yes                  53                    No                            No
   54                 Yes                      Yes                  54                   Yes                           Yes
   55                  No                       No                  55                    No                            No
   56                  No                      Yes                  56                   Yes                            No
   57                 Yes                      Yes                  57                   Yes                            No
   58                  No                      Yes                  58                   Yes                            No
   59                  No                      Yes                  59                   Yes                            No
   60                  No                      Yes                  60                   Yes                            No
   61                 Yes                       No                  61                    No                            No
   62                 Yes                      Yes                  62                   Yes                           Yes
   63                 Yes                      Yes                  63                    No                            No
   64                  No                       No                  64                   Yes                            No
   65                  No                      Yes                  65                   Yes                            No
   66                  No                       No                  66                    No                            No
   67                  No                       No                  67                    No                            No
   68                  No                      Yes                  68                   Yes                            No
   69                 Yes                      Yes                  69                   Yes                            No
   70                  No                      Yes                  70                   Yes                            No
   71                 Yes                      Yes                  71                    No                           Yes
   72                  No                      Yes                  72                   Yes                            No
   73                  No                       No                  73                    No                            No
   74                  No                       No                  74                    No                            No
   75                 Yes                      Yes                  75                   Yes                           Yes
   76                  No                      Yes                  76                   Yes                            No
   77                  No                      Yes                  77                    No                            No
   78                 Yes                      Yes                  78                   Yes                            No
   79                  No                      Yes                  79                    No                           Yes
   80                 Yes                      Yes                  80                    No                            No
   81                  No                       No                  81                    No                            No
   82                 Yes                      Yes                  82                    No                            No
   83                 Yes                      Yes                  83                    No                            No
   84                  No                      Yes                  84                   Yes                            No
   85                  No                      Yes                  85                   Yes                            No
   86                  No                      Yes                  86                   Yes                            No
   87                  No                       No                  87                    No                            No
   88                  No                      Yes                  88                   Yes                            No

   89                  No                      Yes                  89                    No                            No
   90                  No                      Yes                  90                    No                            No
   91                 Yes                      Yes                  91                   Yes                           Yes
   92                  No                       No                  92                    No                            No
   93                  No                      Yes                  93                   Yes                            No
   94                  No                      Yes                  94                   Yes                            No
   95                 Yes                      Yes                  95                   Yes                           Yes
   96                 Yes                      Yes                  96                   Yes                            No
   97                 Yes                      Yes                  97                   Yes                            No
   98                  No                      Yes                  98                   Yes                            No
   99                  No                      Yes                  99                   Yes                            No
  100                 Yes                      Yes                  100                  Yes                            No
  101                  No                      Yes                  101                  Yes                            No
  102                  No                       No                  102                   No                            No
  103                 Yes                      Yes                  103                   No                            No
  104                 Yes                      Yes                  104                   No                            No
  105                  No                      Yes                  105                  Yes                            No
  106                  No                      Yes                  106                  Yes                            No
  107                  No                      Yes                  107                   No                            No
  108                 Yes                      Yes                  108                  Yes                           Yes
  109                  No                      Yes                  109                   No                            No
  110                  No                      Yes                  110                   No                            No
  111                 Yes                      Yes                  111                   No                            No
  112                  No                      Yes                  112                  Yes                            No
  113                  No                      Yes                  113                  Yes                            No
  114                  No                      Yes                  114                  Yes                            No
  115                  No                      Yes                  115                  Yes                            No
  116                  No                      Yes                  116                  Yes                            No
  117                  No                      Yes                  117                  Yes                            No
  118                 Yes                      Yes                  118                  Yes                           Yes
  119                  No                       No                  119                   No                            No
  120                  No                       No                  120                   No                            No
  121                  No                       No                  121                   No                            No

  122                  No                       No                  122                   No                            No
  123                  No                       No                  123                   No                            No
  124                  No                       No                  124                   No                            No
  125                  No                       No                  125                   No                            No
  126                  No                       No                  126                   No                            No
  127                 Yes                      Yes                  127                  Yes                           Yes
  128                  No                       No                  128                   No                            No
  129                  No                      Yes                  129                  Yes                            No
  130                  No                      Yes                  130                   No                            No
  131                  No                      Yes                  131                  Yes                            No
  132                  No                      Yes                  132                  Yes                            No
  133                 Yes                      Yes                  133                  Yes                            No
  134                 Yes                      Yes                  134                   No                            No
  135                  No                       No                  135                   No                            No
  136                 Yes                      Yes                  136                   No                            No
  137                  No                      Yes                  137                  Yes                            No
  138                 Yes                      Yes                  138                   No                            No
  139                 Yes                      Yes                  139                   No                            No
  140                  No                       No                  140                   No                            No
  141                  No                       No                  141                   No                            No
  142                  No                      Yes                  142                  Yes                            No
  143                  No                       No                  143                  Yes                           Yes
  144                  No                       No                  144                   No                            No
  145                  No                      Yes                  145                  Yes                            No
  146                  No                      Yes                  146                  Yes                            No
  147                  No                      Yes                  147                   No                            No
  148                  No                       No                  148                   No                            No
  149                 Yes                      Yes                  149                   No                            No
  150                  No                       No                  150                   No                            No
  151                  No                       No                  151                   No                            No
  152                  No                      Yes                  152                   No                            No
  153                 Yes                      Yes                  153                   No                            No
  154                 Yes                      Yes                  154                  Yes                            No
  155                  No                       No                  155                   No                            No
  156                  No                      Yes                  156                   No                            No
  157                  No                       No                  157                   No                            No
  158                  No                       No                  158                   No                            No
  159                  No                       No                  159                   No                            No
  160                 Yes                      Yes                  160                   No                            No
  161                  No                       No                  161                  Yes                            No
  162                  No                       No                  162                   No                            No
  163                 Yes                      Yes                  163                   No                            No
  164                  No                       No                  164                   No                            No
  165                 Yes                      Yes                  165                  Yes                           Yes
  166                  No                      Yes                  166                  Yes                            No
  167                  No                      Yes                  167                  Yes                            No
  168                 Yes                      Yes                  168                  Yes                            No
  169                  No                      Yes                  169                   No                            No
  170                 Yes                      Yes                  170                   No                            No
  171                  No                       No                  171                   No                            No
  172                  No                      Yes                  172                   No                            No
  173                  No                      Yes                  173                   No                            No
  174                 Yes                      Yes                  174                  Yes                            No
  175                  No                       No                  175                   No                            No
  176                 Yes                      Yes                  176                   No                            No
  177                  No                       No                  177                   No                            No
  178                  No                       No                  178                   No                            No
  179                  No                       No                  179                   No                            No
  180                 Yes                      Yes                  180                   No                            No
  181                 Yes                      Yes                  181                   No                            No
  182                  No                       No                  182                   No                            No
  183                  No                      Yes                  183                   No                            No
  184                  No                       No                  184                   No                            No
  185                 Yes                       No                  185                   No                            No
  186                  No                       No                  186                   No                            No
  187                  No                       No                  187                   No                            No
  188                 Yes                      Yes                  188                  Yes                           Yes
  189                 Yes                      Yes                  189                   No                            No
  190                  No                      Yes                  190                  Yes                            No
  191                  No                       No                  191                   No                            No
  192                  No                      Yes                  192                  Yes                            No
  193                  No                      Yes                  193                  Yes                            No
  194                  No                      Yes                  194                  Yes                            No
  195                  No                       No                  195                  Yes                            No
  196                  No                       No                  196                   No                            No
  197                 Yes                      Yes                  197                  Yes                            No
  198                 Yes                      Yes                  198                   No                            No
  199                  No                       No                  199                   No                            No
  200                 Yes                      Yes                  200                   No                            No
  201                  No                      Yes                  201                  Yes                            No
  202                  No                       No                  202                   No                            No
  203                  No                       No                  203                   No                            No

  204                  No                       No                  204                   No                            No
  205                  No                       No                  205                   No                            No
  206                  No                       No                  206                   No                            No
  207                  No                       No                  207                   No                            No
  208                  No                       No                  208                   No                            No
  209                  No                       No                  209                   No                            No
  210                  No                       No                  210                   No                            No
  211                  No                       No                  211                   No                            No
  212                  No                      Yes                  212                   No                            No
  213                 Yes                      Yes                  213                  Yes                           Yes
  214                  No                       No                  214                   No                            No
  215                 Yes                      Yes                  215                   No                            No
  216                  No                       No                  216                   No                            No
  217                  No                      Yes                  217                   No                            No
  218                  No                       No                  218                   No                            No
  219                  No                      Yes                  219                   No                            No
  220                  No                       No                  220                   No                            No
  221                  No                       No                  221                   No                            No
  222                  No                      Yes                  222                   No                            No
  223                 Yes                      Yes                  223                   No                           Yes
  224                 Yes                      Yes                  224                  Yes                           Yes
  225                  No                       No                  225                   No                            No
  226                  No                       No                  226                   No                            No
  227                  No                       No                  227                   No                            No
  228                 Yes                      Yes                  228                   No                            No
  229                  No                       No                  229                   No                            No
  230                 Yes                      Yes                  230                   No                            No
  231                  No                       No                  231                   No                            No
  232                  No                      Yes                  232                   No                            No
  233                 Yes                      Yes                  233                   No                            No
  234                  No                      Yes                  234                   No                            No
  235                  No                       No                  235                   No                            No
  236                  No                      Yes                  236                   No                            No
  237                  No                       No                  237                   No                            No
  238                  No                      Yes                  238                   No                            No
  239                 Yes                      Yes                  239                   No                            No
  240                  No                      Yes                  240                   No                            No
  241                  No                      Yes                  241                   No                            No
  242                  No                       No                  242                   No                            No
  243                  No                      Yes                  243                   No                            No
  244                  No                      Yes                  244                   No                            No
  245                  No                       No                  245                   No                            No
  246                  No                      Yes                  246                   No                            No
  247                  No                      Yes                  247                   No                            No

----------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                      OTHER                                        SPRINGING                  INITIAL CAPITAL EXPENDITURE
LOAN NO.              ESCROW DESCRIPTION(16)                         ESCROW DESCRIPTION(17)                 ESCROW REQUIREMENT(18)
----------------------------------------------------------------------------------------------------------------------------------

   1                           NAP                               Tax, Insurance, TI/LC, Cap Ex                                 $0

   2                           NAP                                   Anchor Tenant Reserve                                     $0
   3                           NAP                                   Anchor Tenant Reserve                                     $0
   4                           NAP                                   Anchor Tenant Reserve                                     $0
   5                           NAP                               Tax, Insurance, TI/LC, Cap Ex                                 $0
   6                           NAP                                            NAP                                              $0
   7                           NAP                                   Tax, Insurance, TI/LC                                $66,106
   8                           NAP                                            NAP                                              $0
   9                           NAP                                     Insurance, TI/LC                                        $0
   10                          NAP                                           TI/LC                                             $0
   11                          NAP                                            NAP                                              $0
   12                          NAP                                         Insurance                                       $5,167
   13                          NAP                                 Insurance, Cap Ex, Other                                    $0
   14             Free Rent, TCO, Unfinished TI                        Insurance, Cap Ex                                       $0
   15                          NAP                                            NAP                                          $4,000
   16                          NAP                                         Insurance                                           $0
   17         Construction Completion and Free Rent                          TI/LC                                             $0
   18                          NAP                                            NAP                                            $200
   19                          NAP                                            NAP                                              $0
   20                          NAP                                           TI/LC                                             $0
   21             Litigation Collateral Security                              NAP                                              $0
   22                          NAP                                           TI/LC                                             $0
   23                          NAP                                            NAP                                            $150
   24                          NAP                                            NAP                                              $0
   25                New Tenant Space Reserve                                 NAP                                              $0
   26                          NAP                                         Insurance                                           $0
   27                      Ground Rent                                       Other                                             $0
   28                          NAP                                            NAP                                              $0
   29                          NAP                                            NAP                                              $0
   30                          NAP                                            NAP                                              $0
   31                          NAP                                            NAP                                              $0
   32                          NAP                                            NAP                                              $0
   33                          NAP                                         Insurance                                           $0
   34                          NAP                                            NAP                                            $200
   35                          NAP                                            NAP                                            $150
   36                          NAP                                            NAP                                            $200
   37                          NAP                                            NAP                                              $0
   38                          NAP                                           TI/LC                                             $0
   39                          NAP                                            NAP                                              $0
   40                          NAP                                            NAP                                              $0
   41                    Security Reserve                                     NAP                                        $100,000
   42                          NAP                                       TI/LC, Cap Ex                                         $0
   43                          NAP                                            NAP                                            $200
   44                          NAP                                     Insurance, Cap Ex                                       $0
   45                          NAP                                            NAP                                        $100,000
   46                          NAP                                           Other                                             $0
   47           Negative Carry Collateral Security                            NAP                                              $0
   48                          NAP                                            NAP                                              $0
   49                          NAP                                            NAP                                              $0
   50                          NAP                                            NAP                                              $0
   51                          NAP                                            NAP                                          $1,500
   52                          NAP                                            NAP                                            $175
   53                          NAP                                            NAP                                              $0
   54                          NAP                                            NAP                                              $0
   55                          NAP                                            NAP                                              $0
   56                          NAP                                         Insurance                                           $0
   57                          NAP                                            NAP                                              $0
   58                          NAP                                            NAP                                            $200
   59                          NAP                                            NAP                                            $200
   60                          NAP                                            NAP                                            $150
   61                          NAP                                            NAP                                              $0
   62                          NAP                                            NAP                                              $0
   63                          NAP                                            NAP                                              $0
   64                          NAP                                            NAP                                            $150
   65                          NAP                                            NAP                                            $100
   66                          NAP                                            NAP                                              $0
   67                          NAP                                            NAP                                              $0
   68                          NAP                                            NAP                                            $150
   69                          NAP                                            NAP                                         $50,000
   70                          NAP                                            NAP                                            $100
   71                          NAP                                            NAP                                              $0
   72                          NAP                                            NAP                                            $200
   73                          NAP                                            NAP                                              $0
   74                          NAP                                            NAP                                              $0
   75                          NAP                                            NAP                                              $0
   76                          NAP                                            NAP                                            $200
   77                          NAP                                            NAP                                              $0
   78                          NAP                                           TI/LC                                             $0
   79                          NAP                                           TI/LC                                             $0
   80                          NAP                                            NAP                                              $0
   81                          NAP                               Tax, Insurance, TI/LC, Cap Ex                                 $0
   82        Capital Improvements Collateral Security                         NAP                                              $0
   83                          NAP                                            NAP                                              $0
   84                          NAP                                            NAP                                            $200
   85                          NAP                                            NAP                                            $150
   86                          NAP                                            NAP                                            $200
   87                          NAP                                            NAP                                              $0
   88                          NAP                                            NAP                                            $150

   89                          NAP                                         Insurance                                           $0
   90                          NAP                                         Insurance                                           $0
   91                 Valley Bible Rollover                                   NAP                                              $0
   92                          NAP                                            NAP                                              $0
   93                          NAP                                            NAP                                            $150
   94                          NAP                                            NAP                                         $25,000
   95                          NAP                                            NAP                                              $0
   96                          NAP                                            NAP                                              $0
   97                          NAP                                            NAP                                            $200
   98                          NAP                                            NAP                                            $150
   99                          NAP                                            NAP                                            $200
  100                          NAP                                            NAP                                              $0
  101                          NAP                                            NAP                                          $1,750
  102                          NAP                                            NAP                                              $0
  103                          NAP                                            NAP                                              $0
  104                          NAP                                            NAP                                              $0
  105                          NAP                                            NAP                                            $200
  106                          NAP                                            NAP                                            $200
  107                          NAP                                            NAP                                              $0
  108                          NAP                                            NAP                                              $0
  109                          NAP                                         Insurance                                           $0
  110                          NAP                                            NAP                                              $0
  111                          NAP                                            NAP                                              $0
  112                          NAP                                            NAP                                            $200
  113                          NAP                                            NAP                                            $200
  114                          NAP                                            NAP                                            $150
  115                          NAP                                            NAP                                            $200
  116                          NAP                                            NAP                                            $200
  117                          NAP                                            NAP                                            $200
  118                          NAP                                            NAP                                              $0
  119                    Repair Holdback                                Tax, Insurance                                         $0
  120                          NAP                                            NAP                                              $0
  121                          NAP                                            NAP                                              $0

  122                          NAP                                      Tax, Insurance                                         $0
  123                          NAP                                      Tax, Insurance                                         $0
  124                          NAP                                      Tax, Insurance                                         $0
  125                          NAP                                            NAP                                              $0
  126                          NAP                                            NAP                                              $0
  127                Parking Reserve Variance                                 NAP                                              $0
  128                          NAP                                            NAP                                              $0
  129                          NAP                                            NAP                                              $0
  130                          NAP                                         Insurance                                           $0
  131                          NAP                                            NAP                                            $200
  132                          NAP                                            NAP                                            $175
  133                          NAP                                            NAP                                              $0
  134                    Repairs holdback                                     NAP                                              $0
  135                          NAP                                            NAP                                              $0
  136                          NAP                                            NAP                                              $0
  137                          NAP                                            NAP                                            $200
  138                          NAP                                            NAP                                              $0
  139                          NAP                                            NAP                                              $0
  140                          NAP                                            NAP                                              $0
  141                          NAP                                            NAP                                              $0
  142                          NAP                                            NAP                                            $150
  143                          NAP                                      Tax, Insurance                                         $0
  144                          NAP                                      Tax, Insurance                                         $0
  145                          NAP                                            NAP                                            $250
  146                          NAP                                            NAP                                            $200
  147                          NAP                                      Tax, Insurance                                         $0
  148                          NAP                                            NAP                                              $0
  149                          NAP                                            NAP                                              $0
  150                Landlord Payment Escrow                            Tax, Insurance                                         $0
  151                          NAP                                            NAP                                              $0
  152                          NAP                                            NAP                                              $0
  153                          NAP                                            NAP                                              $0
  154                   Liquidity reserve                                     NAP                                              $0
  155                          NAP                                            NAP                                              $0
  156                          NAP                                            NAP                                              $0
  157                          NAP                                      Tax, Insurance                                         $0
  158                          NAP                                            NAP                                              $0
  159                          NAP                                      Tax, Insurance                                         $0
  160                          NAP                                            NAP                                              $0
  161                          NAP                                            NAP                                            $200
  162                          NAP                                            NAP                                              $0
  163                          NAP                                            NAP                                              $0
  164                          NAP                                      Tax, Insurance                                         $0
  165                          NAP                                            NAP                                              $0
  166                          NAP                                            NAP                                            $200
  167                          NAP                                            NAP                                            $225
  168                          NAP                                            NAP                                              $0
  169           Negative Carry Collateral Security                            NAP                                              $0
  170                          NAP                                            NAP                                              $0
  171                          NAP                                            NAP                                              $0
  172                          NAP                                            NAP                                              $0
  173                          NAP                                            NAP                                              $0
  174                          NAP                                           TI/LC                                             $0
  175                          NAP                                      Tax, Insurance                                         $0
  176                          NAP                                            NAP                                              $0
  177                          NAP                                            NAP                                              $0
  178                          NAP                                            NAP                                              $0
  179                          NAP                                      Tax, Insurance                                         $0
  180                          NAP                                            NAP                                              $0
  181                          NAP                                            NAP                                              $0
  182                          NAP                                            NAP                                              $0
  183            Collateral Security (Insurance)                              NAP                                              $0
  184                          NAP                                            NAP                                              $0
  185                          NAP                                            NAP                                              $0
  186                          NAP                                            NAP                                              $0
  187                          NAP                                            NAP                                              $0
  188                          NAP                                            NAP                                              $0
  189                          NAP                                            NAP                                              $0
  190                          NAP                                            NAP                                            $200
  191                          NAP                                      Tax, Insurance                                         $0
  192                          NAP                                            NAP                                         $14,400
  193                          NAP                                            NAP                                            $200
  194                          NAP                                            NAP                                            $200
  195              Occupancy & Insurance Funds                                NAP                                         $67,500
  196                          NAP                                            NAP                                              $0
  197                          NAP                                            NAP                                              $0
  198                          NAP                                            NAP                                              $0
  199      Maintenance Receivables Collateral Security                        NAP                                              $0
  200                          NAP                                            NAP                                              $0
  201                          NAP                                            NAP                                            $200
  202                          NAP                                            NAP                                              $0
  203                          NAP                                      Tax, Insurance                                         $0

  204                          NAP                                      Tax, Insurance                                         $0
  205                          NAP                                      Tax, Insurance                                         $0
  206                          NAP                                            NAP                                              $0
  207                          NAP                                            NAP                                              $0
  208                          NAP                                            NAP                                              $0
  209                          NAP                                      Tax, Insurance                                         $0
  210                          NAP                                            NAP                                              $0
  211                          NAP                                            NAP                                              $0
  212                          NAP                                            NAP                                              $0
  213                          NAP                                            NAP                                              $0
  214                          NAP                                      Tax, Insurance                                         $0
  215                          NAP                                            NAP                                              $0
  216                          NAP                                            NAP                                              $0
  217                          NAP                                            NAP                                              $0
  218                          NAP                                            NAP                                              $0
  219                          NAP                                         Insurance                                           $0
  220                          NAP                                      Tax, Insurance                                         $0
  221                          NAP                                            NAP                                              $0
  222           Negative Carry Collateral Security                            NAP                                              $0
  223            Remaining Unpaid Balance Reserve                             NAP                                              $0
  224                          NAP                                            NAP                                              $0
  225                          NAP                                            NAP                                              $0
  226                          NAP                                            NAP                                              $0
  227                          NAP                                            NAP                                              $0
  228                          NAP                                            NAP                                              $0
  229                          NAP                                            NAP                                              $0
  230                          NAP                                            NAP                                              $0
  231                          NAP                                            NAP                                              $0
  232                          NAP                                            NAP                                              $0
  233                          NAP                                            NAP                                              $0
  234                          NAP                                            NAP                                              $0
  235                          NAP                                            NAP                                              $0
  236                          NAP                                            NAP                                              $0
  237                          NAP                                            NAP                                              $0
  238                          NAP                                            NAP                                              $0
  239                          NAP                                            NAP                                              $0
  240                          NAP                                         Insurance                                           $0
  241                          NAP                                            NAP                                              $0
  242                          NAP                                            NAP                                              $0
  243                          NAP                                         Insurance                                           $0
  244                          NAP                                            NAP                                              $0
  245                          NAP                                            NAP                                              $0
  246                          NAP                                            NAP                                              $0
  247                          NAP                                            NAP                                              $0

----------------------------------------------------------------------------------------------------------------------------------
MORTGAGE          MONTHLY CAPITAL EXPENDITURE                  CURRENT CAPITAL EXPENDITURE                          INITIAL TI/LC
LOAN NO.                ESCROW REQUIREMENT(19)                           ESCROW BALANCE(20)                 ESCROW REQUIREMENT(21)
----------------------------------------------------------------------------------------------------------------------------------

   1                                       $0                                           $0                                     $0

   2                                   $8,574                                      $17,148                               $783,743
   3                                   $7,016                                      $14,032                               $600,293
   4                                   $8,910                                      $17,820                               $615,963
   5                                       $0                                           $0                                     $0
   6                                       $0                                           $0                                     $0
   7                                   $5,506                                      $66,109                                     $0
   8                                       $0                                           $0                                     $0
   9                                       $0                                           $0                                     $0
   10                                  $3,723                                       $7,448                               $500,000
   11                                      $0                                           $0                                     $0
   12                                  $5,167                                       $5,167                                     $0
   13                                      $0                                           $0                                     $0
   14                                      $0                                           $0                                 $5,800
   15                                  $3,958                                       $4,000                                     $0
   16                                  $5,575                                      $16,732                                     $0
   17                                      $0                                           $0                                     $0
   18                                  $6,266                                     $183,301                                     $0
   19                                      $0                                           $0                                     $0
   20                                      $0                                           $0                                     $0
   21                                      $0                                           $0                                     $0
   22                                  $3,696                                           $0                               $750,000
   23                                  $4,400                                     $275,000                                     $0
   24                                    $536                                       $6,911                                     $0
   25                                  $1,875                                       $1,875                                     $0
   26                                 $11,617                                      $11,617                                     $0
   27                                  $2,659                                       $7,979                                     $0
   28                                  $1,853                                           $0                                     $0
   29                                      $0                                           $0                                     $0
   30                                  $4,000                                       $8,000                                     $0
   31                                  $1,183                                       $1,183                                     $0
   32                                  $4,800                                       $4,800                                     $0
   33                                  $9,701                                       $9,701                                     $0
   34                                  $4,200                                     $142,866                                     $0
   35                                  $2,400                                     $145,189                                     $0
   36                                  $3,667                                           $0                                     $0
   37                                    $711                                       $2,835                                     $0
   38                                      $0                                           $0                                     $0
   39                                      $0                                           $0                                     $0
   40                                  $1,660                                       $1,660                                $25,000
   41                                  $4,667                                     $109,418                                     $0
   42                                      $0                                           $0                                     $0
   43                                  $3,333                                           $0                                     $0
   44                                      $0                                           $0                                     $0
   45                                  $4,532                                     $109,149                                     $0
   46                                      $0                                           $0                               $538,011
   47                                      $0                                           $0                                     $0
   48                                      $0                                           $0                                     $0
   49                                  $1,206                                       $3,621                                     $0
   50                                    $853                                       $1,706                                     $0
   51                                  $1,238                                           $0                                     $0
   52                                  $4,033                                      $10,708                                     $0
   53                                      $0                                           $0                                     $0
   54                                  $1,072                                           $0                                     $0
   55                                      $0                                           $0                                     $0
   56                                  $7,573                                       $7,573                                     $0
   57                                 $10,493                                      $10,493                                     $0
   58                                  $2,733                                       $2,583                                     $0
   59                                    $667                                       $3,054                                     $0
   60                                  $3,200                                      $14,405                                     $0
   61                                      $0                                           $0                                     $0
   62                                    $882                                       $3,530                                     $0
   63                                      $0                                           $0                                     $0
   64                                  $1,650                                           $0                                     $0
   65                                  $2,533                                      $65,867                                     $0
   66                                      $0                                           $0                                     $0
   67                                      $0                                           $0                                     $0
   68                                  $2,733                                     $203,427                                     $0
   69                                      $0                                      $50,000                                     $0
   70                                  $2,400                                     $134,268                                     $0
   71                                      $0                                           $0                                     $0
   72                                  $2,400                                      $34,657                                     $0
   73                                      $0                                           $0                                     $0
   74                                      $0                                           $0                                     $0
   75                                    $302                                         $611                                     $0
   76                                  $2,000                                      $26,038                                     $0
   77                                      $0                                           $0                                     $0
   78                                  $1,418                                       $7,092                                     $0
   79                                      $0                                           $0                           $125,000 LOC
   80                                      $0                                           $0                                     $0
   81                                      $0                                           $0                                     $0
   82                                      $0                                           $0                                     $0
   83                                      $0                                           $0                                     $0
   84                                  $2,033                                     $121,975                                     $0
   85                                  $2,400                                     $148,788                                     $0
   86                                  $3,750                                     $405,762                                     $0
   87                                      $0                                           $0                                     $0
   88                                  $1,800                                      $79,451                                     $0

   89                                      $0                                           $0                                     $0
   90                                      $0                                           $0                                     $0
   91                                    $320                                         $640                               $100,000
   92                                      $0                                           $0                                     $0
   93                                  $2,333                                      $14,496                                     $0
   94                                  $3,000                                       $3,001                                     $0
   95                                    $871                                           $0                                $25,000
   96                                  $3,644                                           $0                                     $0
   97                                  $2,000                                     $117,303                                     $0
   98                                  $2,000                                      $60,965                                     $0
   99                                  $1,600                                      $85,050                                     $0
  100                                    $743                                       $3,717                                     $0
  101                                  $1,750                                     $105,813                                     $0
  102                                      $0                                           $0                                     $0
  103                                      $0                                           $0                                     $0
  104                                      $0                                           $0                                     $0
  105                                  $1,800                                     $137,467                                     $0
  106                                  $1,533                                      $61,151                                     $0
  107                                      $0                                           $0                                     $0
  108                                  $1,484                                           $0                                     $0
  109                                      $0                                           $0                                     $0
  110                                      $0                                           $0                                     $0
  111                                      $0                                           $0                                     $0
  112                                  $2,200                                      $51,343                                     $0
  113                                  $1,467                                     $101,650                                     $0
  114                                  $1,733                                      $46,850                                     $0
  115                                  $2,000                                      $60,486                                     $0
  116                                  $2,000                                      $30,868                                     $0
  117                                  $1,667                                      $23,543                                     $0
  118                                    $828                                           $0                                     $0
  119                                      $0                                           $0                                     $0
  120                                      $0                                           $0                                     $0
  121                                      $0                                           $0                                     $0

  122                                      $0                                           $0                                     $0
  123                                      $0                                           $0                                     $0
  124                                      $0                                           $0                                     $0
  125                                      $0                                           $0                                     $0
  126                                      $0                                           $0                                     $0
  127                                    $125                                           $0                                     $0
  128                                      $0                                           $0                                     $0
  129                                    $500                                       $1,499                                     $0
  130                                      $0                                           $0                                     $0
  131                                  $2,400                                      $77,075                                     $0
  132                                  $2,475                                       $6,891                                     $0
  133                                    $254                                           $0                                     $0
  134                                      $0                                           $0                                     $0
  135                                      $0                                           $0                                     $0
  136                                      $0                                           $0                                     $0
  137                                  $1,200                                      $40,544                                     $0
  138                                      $0                                           $0                                     $0
  139                                      $0                                           $0                                     $0
  140                                      $0                                           $0                                     $0
  141                                      $0                                           $0                                     $0
  142                                  $1,013                                           $0                                     $0
  143                                    $435                                       $2,175                                     $0
  144                                      $0                                           $0                                     $0
  145                                  $1,150                                      $33,569                                     $0
  146                                  $1,867                                      $20,538                                     $0
  147                                      $0                                           $0                                     $0
  148                                      $0                                           $0                                     $0
  149                                      $0                                           $0                                     $0
  150                                      $0                                           $0                                     $0
  151                                      $0                                           $0                                     $0
  152                                      $0                                           $0                                     $0
  153                                      $0                                           $0                                     $0
  154                                  $1,500                                       $3,000                                     $0
  155                                      $0                                           $0                                     $0
  156                                      $0                                           $0                                     $0
  157                                      $0                                           $0                                     $0
  158                                      $0                                           $0                                     $0
  159                                      $0                                           $0                                     $0
  160                                      $0                                           $0                                     $0
  161                                  $1,100                                      $20,667                                     $0
  162                                      $0                                           $0                                     $0
  163                                      $0                                           $0                                     $0
  164                                      $0                                           $0                                     $0
  165                                    $796                                       $1,593                                $75,000
  166                                  $1,333                                      $11,379                                     $0
  167                                  $1,687                                      $29,110                                     $0
  168                                  $1,650                                       $3,300                                     $0
  169                                      $0                                           $0                                     $0
  170                                      $0                                           $0                                     $0
  171                                      $0                                           $0                                     $0
  172                                      $0                                           $0                                     $0
  173                                      $0                                           $0                                     $0
  174                                  $1,827                                       $9,135                                     $0
  175                                      $0                                           $0                                     $0
  176                                      $0                                           $0                                     $0
  177                                      $0                                           $0                                     $0
  178                                      $0                                           $0                                     $0
  179                                      $0                                           $0                                     $0
  180                                      $0                                           $0                                     $0
  181                                      $0                                           $0                                     $0
  182                                      $0                                           $0                                     $0
  183                                      $0                                           $0                                     $0
  184                                      $0                                           $0                                     $0
  185                                      $0                                           $0                                     $0
  186                                      $0                                           $0                                     $0
  187                                      $0                                           $0                                     $0
  188                                    $179                                         $717                                     $0
  189                                      $0                                           $0                                     $0
  190                                    $750                                           $0                                     $0
  191                                      $0                                           $0                                     $0
  192                                  $1,200                                           $0                                     $0
  193                                      $0                                      $15,200                                     $0
  194                                  $1,438                                      $26,938                                     $0
  195                                      $0                                      $67,500                                     $0
  196                                      $0                                           $0                                     $0
  197                                    $296                                         $296                                     $0
  198                                      $0                                           $0                                     $0
  199                                      $0                                           $0                                     $0
  200                                      $0                                           $0                                     $0
  201                                    $750                                      $44,357                                     $0
  202                                      $0                                           $0                                     $0
  203                                      $0                                           $0                                     $0

  204                                      $0                                           $0                                     $0
  205                                      $0                                           $0                                     $0
  206                                      $0                                           $0                                     $0
  207                                      $0                                           $0                                     $0
  208                                      $0                                           $0                                     $0
  209                                      $0                                           $0                                     $0
  210                                      $0                                           $0                                     $0
  211                                      $0                                           $0                                     $0
  212                                      $0                                           $0                                     $0
  213                                    $106                                         $424                                     $0
  214                                      $0                                           $0                                     $0
  215                                      $0                                           $0                                     $0
  216                                      $0                                           $0                                     $0
  217                                      $0                                           $0                                     $0
  218                                      $0                                           $0                                     $0
  219                                      $0                                           $0                                     $0
  220                                      $0                                           $0                                     $0
  221                                      $0                                           $0                                     $0
  222                                      $0                                           $0                                     $0
  223                                      $0                                           $0                                     $0
  224                                    $204                                         $612                                $30,000
  225                                      $0                                           $0                                     $0
  226                                      $0                                           $0                                     $0
  227                                      $0                                           $0                                     $0
  228                                      $0                                           $0                                     $0
  229                                      $0                                           $0                                     $0
  230                                      $0                                           $0                                     $0
  231                                      $0                                           $0                                     $0
  232                                      $0                                           $0                                     $0
  233                                      $0                                           $0                                     $0
  234                                      $0                                           $0                                     $0
  235                                      $0                                           $0                                     $0
  236                                      $0                                           $0                                     $0
  237                                      $0                                           $0                                     $0
  238                                      $0                                           $0                                     $0
  239                                      $0                                           $0                                     $0
  240                                      $0                                           $0                                     $0
  241                                      $0                                           $0                                     $0
  242                                      $0                                           $0                                     $0
  243                                      $0                                           $0                                     $0
  244                                      $0                                           $0                                     $0
  245                                      $0                                           $0                                     $0
  246                                      $0                                           $0                                     $0
  247                                      $0                                           $0                                     $0

---------------------------------------------------------------------------------------------------------------------
    MORTGAGE                              MONTHLY TI/LC                      CURRENT TI/LC       ENVIRONMENTAL
    LOAN NO.                      ESCROW REQUIREMENT(22)                 ESCROW BALANCE(23)        INSURANCE
---------------------------------------------------------------------------------------------------------------------

       1                                             $0                                 $0            No

       2                                        $17,634                           $819,012            No
       3                                        $13,507                           $627,307            No
       4                                        $13,859                           $643,682            No
       5                                             $0                                 $0            No
       6                                             $0                                 $0            No
       7                                             $0                                 $0            No
       8                                             $0                                 $0            No
       9                                             $0                                 $0            No
       10                                        $9,308                           $519,216            No
       11                                            $0                                 $0            No
       12                                            $0                                 $0            No
       13                                            $0                                 $0            No
       14                                            $0                             $5,800            No
       15                                            $0                                 $0            No
       16                                            $0                                 $0            No
       17                                            $0                                 $0            No
       18                                            $0                                 $0            No
       19                                            $0                                 $0            No
       20                                            $0                                 $0            No
       21                                            $0                                 $0            No
       22                                            $0                           $750,000            No
       23                                            $0                                 $0            No
       24                                        $2,138                             $2,138            No
       25                                        $3,000                             $3,000            No
       26                                            $0                                 $0            No
       27                                       $17,000                            $51,012            No
       28                                        $2,083                                 $0            No
       29                                            $0                                 $0            No
       30                                            $0                                 $0            No
       31                                       $10,833                            $10,833            No
       32                                            $0                                 $0            No
       33                                            $0                                 $0            No
       34                                            $0                                 $0            No
       35                                            $0                                 $0            No
       36                                            $0                                 $0            No
       37                                        $8,000                            $32,020            No
       38                                            $0                                 $0            No
       39                                            $0                                 $0            No
       40                                        $5,768                            $30,768            No
       41                                            $0                                 $0            No
       42                                            $0                                 $0            No
       43                                            $0                                 $0            No
       44                                            $0                                 $0            No
       45                                            $0                                 $0            No
       46                                            $0                           $201,890            No
       47                                            $0                                 $0            No
       48                                            $0                                 $0            No
       49                                        $5,962                            $17,895            No
       50                                        $5,833                            $11,667            No
       51                                            $0                                 $0            No
       52                                            $0                                 $0            No
       53                                            $0                                 $0            No
       54                                        $3,395                            $44,959            No
       55                                            $0                                 $0            No
       56                                            $0                                 $0            No
       57                                            $0                                 $0            No
       58                                            $0                                 $0            No
       59                                            $0                                 $0            No
       60                                            $0                                 $0            Yes
       61                                            $0                                 $0            No
       62                                        $3,176                            $12,711            No
       63                                            $0                                 $0            No
       64                                            $0                                 $0            No
       65                                            $0                                 $0            No
       66                                            $0                                 $0            No
       67                                            $0                                 $0            No
       68                                            $0                                 $0            No
       69                                            $0                                 $0            No
       70                                            $0                                 $0            No
       71                                        $6,340                            $31,700            No
       72                                            $0                                 $0            No
       73                                            $0                                 $0            No
       74                                            $0                                 $0            No
       75                                        $2,000                             $4,000            No
       76                                            $0                                 $0            No
       77                                            $0                                 $0            No
       78                                            $0                                 $0            No
       79                                            $0                       $125,000 LOC            No
       80                                            $0                                 $0            No
       81                                            $0                                 $0            No
       82                                            $0                                 $0            No
       83                                            $0                                 $0            No
       84                                            $0                                 $0            No
       85                                            $0                                 $0            No
       86                                            $0                                 $0            No
       87                                            $0                                 $0            No
       88                                            $0                                 $0            No

       89                                            $0                                 $0            No
       90                                            $0                                 $0            No
       91                                        $3,000                             $6,000            No
       92                                            $0                                 $0            No
       93                                            $0                                 $0            No
       94                                            $0                                 $0            No
       95                                        $1,952                            $28,500            No
       96                                            $0                                 $0            No
       97                                            $0                                 $0            No
       98                                            $0                                 $0            No
       99                                            $0                                 $0            No
      100                                            $0                                 $0            No
      101                                            $0                                 $0            No
      102                                            $0                                 $0            No
      103                                            $0                                 $0            No
      104                                            $0                                 $0            No
      105                                            $0                                 $0            No
      106                                            $0                                 $0            No
      107                                            $0                                 $0            No
      108                                        $2,188                           $473,089            No
      109                                            $0                                 $0            No
      110                                            $0                                 $0            No
      111                                            $0                                 $0            No
      112                                            $0                                 $0            No
      113                                            $0                                 $0            No
      114                                            $0                                 $0            No
      115                                            $0                                 $0            No
      116                                            $0                                 $0            No
      117                                            $0                                 $0            No
      118                                        $2,071                            $14,510            No
      119                                            $0                                 $0            No
      120                                            $0                                 $0            No
      121                                            $0                                 $0            No

      122                                            $0                                 $0            No
      123                                            $0                                 $0            No
      124                                            $0                                 $0            No
      125                                            $0                                 $0            No
      126                                            $0                                 $0            No
      127                                        $2,113                                 $0            No
      128                                            $0                                 $0            No
      129                                            $0                                 $0            No
      130                                            $0                                 $0            No
      131                                            $0                                 $0            No
      132                                            $0                                 $0            No
      133                                            $0                                 $0            No
      134                                            $0                                 $0            No
      135                                            $0                                 $0            No
      136                                            $0                                 $0            No
      137                                            $0                                 $0            No
      138                                            $0                                 $0            No
      139                                            $0                                 $0            No
      140                                            $0                                 $0            No
      141                                            $0                                 $0            No
      142                                            $0                                 $0            No
      143                                        $1,215                             $6,075            No
      144                                            $0                                 $0            No
      145                                            $0                                 $0            No
      146                                            $0                                 $0            No
      147                                            $0                                 $0            No
      148                                            $0                                 $0            No
      149                                            $0                                 $0            No
      150                                            $0                                 $0            No
      151                                            $0                                 $0            No
      152                                            $0                                 $0            No
      153                                            $0                                 $0            No
      154                                            $0                                 $0            No
      155                                            $0                                 $0            No
      156                                            $0                                 $0            No
      157                                            $0                                 $0            No
      158                                            $0                                 $0            No
      159                                            $0                                 $0            No
      160                                            $0                                 $0            No
      161                                            $0                                 $0            No
      162                                            $0                                 $0            No
      163                                            $0                                 $0            No
      164                                            $0                                 $0            No
      165                                        $7,600                            $90,325            No
      166                                            $0                                 $0            No
      167                                            $0                                 $0            No
      168                                            $0                                 $0            No
      169                                            $0                                 $0            No
      170                                            $0                                 $0            No
      171                                            $0                                 $0            No
      172                                            $0                                 $0            No
      173                                            $0                                 $0            No
      174                                            $0                                 $0            No
      175                                            $0                                 $0            No
      176                                            $0                                 $0            No
      177                                            $0                                 $0            No
      178                                            $0                                 $0            No
      179                                            $0                                 $0            No
      180                                            $0                                 $0            No
      181                                            $0                                 $0            No
      182                                            $0                                 $0            No
      183                                            $0                                 $0            No
      184                                            $0                                 $0            No
      185                                            $0                                 $0            No
      186                                            $0                                 $0            No
      187                                            $0                                 $0            No
      188                                        $1,186                             $4,744            No
      189                                            $0                                 $0            No
      190                                            $0                                 $0            No
      191                                            $0                                 $0            No
      192                                            $0                                 $0            No
      193                                            $0                                 $0            No
      194                                            $0                                 $0            No
      195                                            $0                                 $0            No
      196                                            $0                                 $0            No
      197                                            $0                                 $0            No
      198                                            $0                                 $0            No
      199                                            $0                                 $0            No
      200                                            $0                                 $0            No
      201                                            $0                                 $0            No
      202                                            $0                                 $0            No
      203                                            $0                                 $0            No

      204                                            $0                                 $0            No
      205                                            $0                                 $0            No
      206                                            $0                                 $0            No
      207                                            $0                                 $0            No
      208                                            $0                                 $0            No
      209                                            $0                                 $0            No
      210                                            $0                                 $0            Yes
      211                                            $0                                 $0            No
      212                                            $0                                 $0            No
      213                                          $645                             $2,581            No
      214                                            $0                                 $0            No
      215                                            $0                                 $0            No
      216                                            $0                                 $0            No
      217                                            $0                                 $0            No
      218                                            $0                                 $0            No
      219                                            $0                                 $0            No
      220                                            $0                                 $0            No
      221                                            $0                                 $0            No
      222                                            $0                                 $0            No
      223                                        $1,142                                 $0            No
      224                                        $1,305                            $33,916            No
      225                                            $0                                 $0            No
      226                                            $0                                 $0            No
      227                                            $0                                 $0            No
      228                                            $0                                 $0            No
      229                                            $0                                 $0            No
      230                                            $0                                 $0            No
      231                                            $0                                 $0            No
      232                                            $0                                 $0            No
      233                                            $0                                 $0            No
      234                                            $0                                 $0            No
      235                                            $0                                 $0            No
      236                                            $0                                 $0            No
      237                                            $0                                 $0            No
      238                                            $0                                 $0            No
      239                                            $0                                 $0            No
      240                                            $0                                 $0            No
      241                                            $0                                 $0            No
      242                                            $0                                 $0            No
      243                                            $0                                 $0            No
      244                                            $0                                 $0            No
      245                                            $0                                 $0            No
      246                                            $0                                 $0            No
      247                                            $0                                 $0            No

-------------------------------------------------------------------------------------------------------------------------------
                                                                                       PREPAYMENT CODE(25)
MORTGAGE             INTEREST                                    --------------------------------------------------------------
LOAN NO.          ACCRUAL METHOD     SEASONING(24)                            LO            DEF           DEF+1        DEF/YM1
-------------------------------------------------------------------------------------------------------------------------------

   1                Actual/360                  3                             27             91

   2                Actual/360                  2                             26             90
   3                Actual/360                  2                             26             90
   4                Actual/360                  2                             26             90
   5                Actual/360                  2                             26             54
   6                Actual/360                  1                             25             75
   7                Actual/360                  1                             25             92
   8                Actual/360                  0                             24             34
   9                  30/360                    4                             35             81
   10               Actual/360                  3                             27             44
   11                 30/360                    0                             24
   12                 30/360                    4                             60
   13                 30/360                    4                             35             81
   14                 30/360                    7                             61             55
   15                 30/360                    7                             59
   16               Actual/360                  4                             35                             45
   17               Actual/360                  0                             24             92
   18                 30/360                   31                            169
   19                 30/360                    7                             48             68
   20               Actual/360                  1                             25             55
   21               Actual/360                  2                             48             68
   22               Actual/360                  1                             25             88
   23                 30/360                   55                            120
   24               Actual/360                  1                             25             91
   25               Actual/360                  1                             25             89
   26               Actual/360                  2                             26             90
   27               Actual/360                  3                             27             87
   28               Actual/360                  0                             24             92
   29               Actual/360                  7                             31                             85
   30               Actual/360                  2                             26             31
   31               Actual/360                  1                             25             91
   32               Actual/360                  1                             25             92
   33               Actual/360                  2                             26             90
   34                 30/360                   31                            169
   35                 30/360                   64                            120
   36                 30/360                   32                            119
   37               Actual/360                  4                             28             53
   38                 30/360                    4                             28
   39               Actual/360                  4                             48             68
   40               Actual/360                  1                             25             31
   41               Actual/360                  2                             26             54
   42               Actual/360                  1                             25             91
   43                 30/360                   45                            118
   44                 30/360                    4                             60
   45               Actual/360                  2                             26             54
   46               Actual/360                  1                             25             91
   47               Actual/360                  4                             84
   48                 30/360                    4                             48            128
   49               Actual/360                  4                             35                             82
   50               Actual/360                  2                             26             91
   51                 30/360                   29                            168
   52                 30/360                   98                            120
   53               Actual/360                  4                            102
   54               Actual/360                 11                             35             81
   55               Actual/360                  3                             84
   56               Actual/360                  2                             26             90
   57               Actual/360                  1                             25             32
   58                 30/360                   78                            119
   59                 30/360                   78                            119
   60                 30/360                   20                            177
   61                 30/360                    0                              0
   62               Actual/360                  5                             35                             81
   63               Actual/360                  7                             31                             85
   64                 30/360                   13                            167
   65                 30/360                   41                            119
   66               Actual/360                  3                              0
   67                 30/360                    4                            102
   68                 30/360                   91                            119
   69               Actual/360                  7                             35                             81
   70                 30/360                   73                            119
   71               Actual/360                  6                             35                             81
   72                 30/360                   33                            120
   73               Actual/360                  6                            102
   74               Actual/360                  2                             84
   75               Actual/360                  2                              0
   76                 30/360                   26                            168
   77               Actual/360                  7                            102
   78               Actual/360                  6                             35                             81
   79               Actual/360                  1                              0
   80                 30/360                    1                              0
   81               Actual/360                  2                             26             91
   82                 30/360                    4                             48             68
   83                 30/360                    7                             48             68
   84                 30/360                   80                            120
   85                 30/360                   78                            120
   86                 30/360                  109                            120
   87                 30/360                    6                             48            128
   88                 30/360                   68                            119

   89                 30/360                    5                              0
   90                 30/360                    5                              0
   91               Actual/360                  2                             26             54
   92               Actual/360                  6                             35                             81
   93                 30/360                   71                            119
   94                 30/360                   27                            168
   95               Actual/360                  1                             25             91
   96               Actual/360                  1                             25             92
   97                 30/360                   91                            120
   98                 30/360                   68                            119
   99                 30/360                   73                            119
  100               Actual/360                  6                             23
  101                 30/360                   60                            119
  102                 30/360                    6                            102
  103                 30/360                    0                              0
  104                 30/360                    5                              0
  105                 30/360                   97                            120
  106                 30/360                   44                            177
  107                 30/360                    5                            102
  108               Actual/360                  6                             30             86
  109                 30/360                    5                              0
  110                 30/360                    6                              0
  111                 30/360                    4                              0
  112                 30/360                   43                            120
  113                 30/360                   64                            119
  114                 30/360                   73                            119
  115                 30/360                   99                            119
  116                 30/360                   99                            119
  117                 30/360                   36                            169
  118               Actual/360                  6                             30             86
  119                 30/360                    5                              0
  120                 30/360                    3                            102
  121               Actual/360                  1                            102

  122                 30/360                    6                              0
  123                 30/360                    6                              0
  124                 30/360                    6                              0
  125                 30/360                    3                              0
  126                 30/360                    4                              0
  127               Actual/360                  0                             24             93
  128                 30/360                    2                            102
  129               Actual/360                  4                             23
  130                 30/360                    5                              0
  131                 30/360                   45                            211
  132                 30/360                   99                            120
  133               Actual/360                  3                             27            149
  134                 30/360                    1                              0
  135               Actual/360                  3                            144
  136                 30/360                    2                              0
  137                 30/360                   95                            120
  138                 30/360                    2                              0
  139                 30/360                    4                              0
  140                 30/360                    3                            102
  141                 30/360                    2                             48             68
  142                 30/360                   61                            145                                            58
  143               Actual/360                  6                             23
  144                 30/360                    4                              0
  145                 30/360                   70                            119
  146                 30/360                   25                            168
  147                 30/360                    1                              0
  148               Actual/360                  2                            102
  149                 30/360                    3                              0
  150               Actual/360                  4                             35                            141
  151               Actual/360                  5                            102
  152                 30/360                    7                             48             68
  153                 30/360                    1                              0
  154               Actual/360                  3                             23
  155                 30/360                    2                             48            188
  156               Actual/360                  5                            102
  157                 30/360                   16                              0
  158               Actual/360                  6                             48            128
  159                 30/360                    5                              0
  160                 30/360                    3                              0
  161                 30/360                   40                            168
  162                 30/360                    4                            102
  163                 30/360                    4                              0
  164                 30/360                    8                              0
  165               Actual/360                  3                             23
  166                 30/360                   96                            120
  167                 30/360                   30                            169
  168               Actual/360                  3                             23
  169               Actual/360                  6                            102
  170                 30/360                   14                              0
  171                 30/360                    2                            102
  172                 30/360                    2                              0
  173                 30/360                    3                            102
  174               Actual/360                  6                             35                             81
  175                 30/360                    5                              0
  176                 30/360                    7                             84
  177               Actual/360                  6                             84
  178                 30/360                    2                            102
  179                 30/360                    6                              0
  180                 30/360                    6                              0
  181                 30/360                    2                              0
  182               Actual/360                  2                            102
  183               Actual/360                  3                            102
  184                 30/360                    7                            102
  185                 30/360                    4                              0
  186                 30/360                    6                             48             68
  187                 30/360                    4                            119
  188               Actual/360                  5                             23
  189                 30/360                    1                              0
  190                 30/360                   61                            120
  191                 30/360                    4                              0
  192                 30/360                   21                            165
  193                 30/360                   37                            120
  194                 30/360                   35                            169
  195               Actual/360                  0                             24
  196               Actual/360                  3                            102
  197               Actual/360                  1                             25             92
  198                 30/360                    2                              0
  199                 30/360                    7                            102
  200                 30/360                    5                              0
  201                 30/360                   62                            120
  202               Actual/360                  1                             25             55
  203                 30/360                    1                              0

  204                 30/360                    5                              0
  205                 30/360                    5                              0
  206               Actual/360                  2                            102
  207               Actual/360                  2                             84
  208               Actual/360                  6                            102
  209                 30/360                    3                              0
  210                 30/360                    0                              0
  211               Actual/360                  2                            102
  212                 30/360                    3                            144
  213               Actual/360                  5                             23
  214                 30/360                    2                              0
  215                 30/360                    4                              0
  216                 30/360                    1                              0
  217                 30/360                    2                            102
  218                 30/360                    3                            102
  219                 30/360                    2                              0
  220                 30/360                   11                              0
  221               Actual/360                  9                            102
  222                 30/360                    5                            102
  223               Actual/360                  2                             26             90
  224               Actual/360                  4                             23
  225               Actual/360                  6                            102
  226                 30/360                    4                            102
  227                 30/360                    7                            102
  228                 30/360                    4                              0
  229                 30/360                    9                             48             68
  230                 30/360                    6                              0
  231                 30/360                    5                              0
  232               Actual/360                  8                             48             68
  233                 30/360                    6                              0
  234                 30/360                    6                              0
  235               Actual/360                  4                             84
  236               Actual/360                  5                            102
  237                 30/360                    3                             48             68
  238                 30/360                    2                            102
  239                 30/360                    3                              0
  240                 30/360                    4                              0
  241               Actual/360                  3                            180
  242                 30/360                    7                             48            128
  243                 30/360                    7                              0
  244               Actual/360                  5                            102
  245               Actual/360                  4                            102
  246               Actual/360                  3                            102
  247               Actual/360                  2                            102

TOTALS AND WEIGHTED AVERAGES:                   9

-----------------------------------------------------------------------------------------------------------------------------------

    MORTGAGE     ------------------------------------------------------------------------------------------------------------------
    LOAN NO.          YM1            YM2              YM           6.0%           5.0%            4.8%           4.0%         3.6%
-----------------------------------------------------------------------------------------------------------------------------------

       1

       2
       3
       4
       5
       6
       7
       8
       9
       10
       11              32
       12              56
       13
       14
       15              57
       16
       17
       18               8
       19
       20
       21
       22
       23              92
       24
       25
       26
       27
       28
       29
       30
       31
       32
       33
       34               8
       35              92
       36              93
       37
       38              64
       39
       40
       41
       42
       43              58
       44              56
       45
       46
       47                                             32
       48
       49
       50
       51               8
       52              56
       53
       54
       55                                             32
       56
       57
       58              93
       59              93
       60
       61             179
       62
       63
       64                              7
       65              93
       66                                            173
       67
       68              60
       69
       70              57
       71
       72              57
       73
       74                                             32
       75                                            116
       76               9
       77
       78
       79              80
       80             119
       81
       82
       83
       84              92
       85              92
       86             176
       87
       88              93

       89             179
       90             179
       91
       92
       93              93
       94              69
       95
       96
       97              56
       98              93
       99              93
      100              93
      101              93
      102
      103             114
      104             239
      105              92
      106
      107
      108
      109             113
      110             238
      111             119
      112              57
      113              93
      114              93
      115              93
      116              93
      117               8
      118
      119             239
      120
      121

      122             178
      123             178
      124             178
      125             239
      126             119
      127
      128
      129              93
      130              60                                            12                             12                          12
      131               2
      132              56
      133
      134             119
      135
      136             119
      137              92
      138             119
      139             119
      140
      141
      142
      143              93
      144             297
      145              57
      146               9
      147             179
      148
      149             239
      150
      151
      152
      153             239
      154              93
      155
      156
      157             187
      158
      159             176
      160             119
      161               8
      162
      163             239
      164             230
      165              93
      166              89
      167               8
      168              57
      169
      170             179
      171
      172             119
      173
      174
      175             119
      176                                             32
      177                                             32
      178
      179             239
      180             143
      181             119
      182
      183
      184
      185             239
      186
      187                                             57
      188              93
      189             119
      190              92
      191             179
      192               1
      193              93
      194               8
      195              32
      196
      197
      198             239
      199
      200             179
      201              53
      202
      203             239

      204             179
      205             179
      206
      207                                             32
      208
      209             119
      210             179
      211
      212
      213              93
      214             179
      215             238
      216             179
      217
      218
      219             119
      220             119
      221
      222
      223
      224              94
      225
      226
      227
      228             177
      229
      230             119
      231             179
      232
      233             179
      234             239
      235                                             32
      236
      237
      238
      239             119
      240             119
      241                                                                           12                             12
      242
      243             179
      244
      245
      246
      247

------------------------------------------------------------------------------------------------------------------------------------

MORTGAGE   ----------------------------------------------------------------------------------------      YM           ADMINISTRATIVE
LOAN NO.         3.0%           2.4%            2.0%           1.2%           1.0%            OPEN  FORMULA(26)        COST RATE(27)
------------------------------------------------------------------------------------------------------------------------------------

   1                                                                                             1                         3.14

   2                                                                                             4                         3.14
   3                                                                                             4                         3.14
   4                                                                                             4                         3.14
   5                                                                                             4                         3.14
   6                                                                                             3                         4.14
   7                                                                                             3                         3.14
   8                                                                                             2                         4.14
   9                                                                                             4                         3.14
   10                                                                                           13                         4.14
   11                                                                                            4       A                 4.14
   12                                                                                            4       B                 3.14
   13                                                                                            4                         3.14
   14                                                                                            4                         3.14
   15                                                                                            4       B                 3.14
   16                                                                                            4                         9.14
   17                                                                                            4                         4.14
   18                                                                                            3       C                 11.14
   19                                                                                            4                         8.14
   20                                                                                            4                         4.14
   21                                                                                            4                         8.14
   22                                                                                            7                         7.14
   23                                                                                            4       D                 11.14
   24                                                                                            4                         8.14
   25                                                                                            6                         3.14
   26                                                                                            4                         3.14
   27                                                                                            6                         3.14
   28                                                                                            4                         9.14
   29                                                                                            4                         9.14
   30                                                                                            3                         11.14
   31                                                                                            4                         3.14
   32                                                                                            3                         8.14
   33                                                                                            4                         3.14
   34                                                                                            3       C                 11.14
   35                                                                                            4       D                 11.14
   36                                                                                            4       D                 11.14
   37                                                                                            3                         3.14
   38                                                                                            4       E                 4.14
   39                                                                                            4                         8.14
   40                                                                                            4                         3.14
   41                                                                                            4                         3.14
   42                                                                                            4                         4.14
   43                                                                                            3       D                 11.14
   44                                                                                            4       B                 3.14
   45                                                                                            4                         3.14
   46                                                                                            4                         4.14
   47                                                                                            4       F                 8.14
   48                                                                                            4                         8.14
   49                                                                                            4                         9.14
   50                                                                                            3                         3.14
   51                                                                                            4       C                 11.14
   52                                                                                            4       G                 11.14
   53                                             14                                             4                         8.14
   54                                                                                            4                         8.14
   55                                                                                            4       F                 8.14
   56                                                                                            4                         3.14
   57                                                                                            3                         3.14
   58                                                                                            4       G                 11.14
   59                                                                                            4       G                 11.14
   60                                                                                            3                         11.14
   61                                                                                            1       H                 20.64
   62                                                                                            4                         9.14
   63                                                                                            4                         9.14
   64                                                                                            6       I                 11.14
   65                                                                                            4       C                 11.14
   66                                                                                            7       F                 8.14
   67                                             14                                             4                         8.14
   68                                                                                            7       G                 11.14
   69                                                                                            4                         9.14
   70                                                                                            4       D                 11.14
   71                                                                                            4                         9.14
   72                                                                                            3       C                 11.14
   73                                             14                                             4                         8.14
   74                                                                                            4       F                 8.14
   75                                                                                            4       J                 9.14
   76                                                                                            3       C                 11.14
   77                                             14                                             4                         8.14
   78                                                                                            4                         9.14
   79                                                                                            4       A                 4.14
   80                                                                                            1       K                 20.64
   81                                                                                            3                         3.14
   82                                                                                            4                         8.14
   83                                                                                            4                         8.14
   84                                                                                            4       D                 11.14
   85                                                                                            4       D                 11.14
   86                                                                                            4       G                 11.14
   87                                                                                            4                         8.14
   88                                                                                            4       D                 11.14

   89                                                                                            1       H                 20.64
   90                                                                                            1       H                 20.64
   91                                                                                            4                         3.14
   92                                                                                            4                         9.14
   93                                                                                            4       D                 11.14
   94                                                                                            3       C                 11.14
   95                                                                                            4                         8.14
   96                                                                                            3                         3.14
   97                                                                                            4       G                 11.14
   98                                                                                            4       D                 11.14
   99                                                                                            4       D                 11.14
  100                                                                                            4       L                 9.14
  101                                                                                            4       D                 11.14
  102                                             14                                             4                         8.14
  103                                                                                            1       H                 20.64
  104                                                                                            1       H                 20.64
  105                                                                                            4       G                 11.14
  106                                                                                            3                         11.14
  107                                             14                                             4                         8.14
  108                                                                                            4                         8.14
  109                                                                                            7       K                 20.64
  110                                                                                            2       K                 18.14
  111                                                                                            1       H                 20.64
  112                                                                                            3       C                 11.14
  113                                                                                            4       D                 11.14
  114                                                                                            4       D                 11.14
  115                                                                                            4       G                 11.14
  116                                                                                            4       G                 11.14
  117                                                                                            3       C                 11.14
  118                                                                                            4                         8.14
  119                                                                                            1       H                 20.64
  120                                             14                                             4                         8.14
  121                                             14                                             4                         8.14

  122                                                                                            2       M                 16.14
  123                                                                                            2       M                 16.14
  124                                                                                            2       M                 16.14
  125                                                                                            1       K                 20.64
  126                                                                                            1       H                 20.64
  127                                                                                            3                         3.14
  128                                             14                                             4                         8.14
  129                                                                                            4       L                 9.14
  130                             12                              9                              3       N                 20.64
  131                                                                                            3       D                 11.14
  132                                                                                            4       G                 11.14
  133                                                                                            4                         8.14
  134                                                                                            1       O                 20.64
  135              12                             12                             8               4                         8.14
  136                                                                                            1       H                 20.64
  137                                                                                            4       G                 11.14
  138                                                                                            1       H                 20.64
  139                                                                                            1       H                 20.64
  140                                             14                                             4                         8.14
  141                                                                                            4                         8.14
  142                                                                                            4       D                 11.14
  143                                                                                            4       L                 9.14
  144                                                                                            3       K                 20.64
  145                                                                                            4       D                 11.14
  146                                                                                            3       C                 11.14
  147                                                                                            1       P                 20.64
  148                                             14                                             4                         8.14
  149                                                                                            1       H                 20.64
  150                                                                                            4                         9.14
  151                                             14                                             4                         8.14
  152                                                                                            4                         8.14
  153                                                                                            1       H                 20.64
  154                                                                                            4       L                 9.14
  155                                                                                            4                         8.14
  156                                             14                                             4                         8.14
  157                                                                                            3       Q                 20.64
  158                                                                                            4                         8.14
  159                                                                                            4       K                 18.14
  160                                                                                            1       H                 20.64
  161                                                                                            4       C                 11.14
  162                                             14                                             4                         8.14
  163                                                                                            1       H                 18.14
  164                                                                                            2       M                 20.64
  165                                                                                            4       L                 9.14
  166                                                                                            7       G                 11.14
  167                                                                                            3       C                 11.14
  168                                                                                            4       L                 9.14
  169                                             14                                             4                         8.14
  170                                                                                            1       H                 20.64
  171                                                                           14               4                         8.14
  172                                                                                            1       H                 18.14
  173                                             14                                             4                         8.14
  174                                                                                            4                         9.14
  175                                                                                            1       H                 20.64
  176                                                                                            4       F                 8.14
  177                                                                                            4       F                 8.14
  178                                             14                                             4                         8.14
  179                                                                                            1       K                 20.64
  180                                                                                            1       H                 20.64
  181                                                                                            1       H                 16.14
  182                                             14                                             4                         8.14
  183                                             14                                             4                         8.14
  184                                             14                                             4                         8.14
  185                                                                                            1       H                 18.14
  186                                                                                            4                         8.14
  187                                                                                            4       F                 8.14
  188                                                                                            4       L                 9.14
  189                                                                                            1       H                 20.64
  190                                                                                            4       D                 11.14
  191                                                                                            1       H                 20.64
  192                                                                                            3       C                 11.14
  193                                                                                            3       C                 11.14
  194                                                                                            3       C                 11.14
  195                                                                                            4       A                 4.14
  196                                             14                                             4                         8.14
  197                                                                                            3                         3.14
  198                                                                                            1       R                 20.64
  199                                             14                                             4                         8.14
  200                                                                                            1       Q                 20.64
  201                                                                                            7       D                 11.14
  202                                                                                            4                         4.14
  203                                                                                            1       S                 20.64

  204                                                                                            1       H                 20.64
  205                                                                                            1       H                 20.64
  206                                             14                                             4                         8.14
  207                                                                                            4       F                 8.14
  208                                             14                                             4                         8.14
  209                                                                                            1       H                 20.64
  210                                                                                            1       H                 20.64
  211                                             14                                             4                         8.14
  212              12                             12                             8               4                         8.14
  213                                                                                            4       L                 9.14
  214                                                                                            1       H                 20.64
  215                                                                                            2       M                 20.64
  216                                                                                            1       P                 20.64
  217                                             14                                             4                         8.14
  218                                             14                                             4                         8.14
  219                                                                                            1       H                 20.64
  220                                                                                            1       H                 20.64
  221                                             14                                             4                         8.14
  222                                             14                                             4                         8.14
  223                                                                                            4                         8.14
  224                                                                                            4       L                 9.14
  225                                             14                                             4                         8.14
  226                                             14                                             4                         8.14
  227                                             14                                             4                         8.14
  228                                                                                            3       H                 20.64
  229                                                                                            4                         8.14
  230                                                                                            1       H                 20.64
  231                                                                                            1       H                 20.64
  232                                                                                            4                         8.14
  233                                                                                            1       H                 20.64
  234                                                                                            1       H                 18.14
  235                                                                                            4       F                 8.14
  236                                             14                                             4                         8.14
  237                                                                                            4                         8.14
  238                                             14                                             4                         8.14
  239                                                                                            1       H                 20.64
  240                                                                                            1       K                 20.64
  241              12                             12                             8               4                         8.14
  242                                                                                            4                         8.14
  243                                                                                            1       T                 18.14
  244                                             14                                             4                         8.14
  245                                             14                                             4                         8.14
  246                                             14                                             4                         8.14
  247                                             14                                             4                         8.14

FOOTNOTES TO APPENDIX II

1   "MSMC", "IXIS", "PCF", "MassMutual", "NCB, FSB", "UCMFI", "TIAA" and "WaMu"
    denote Morgan Stanley Mortgage Capital Inc., IXIS Real Estate Capital Inc.,
    Principal Commercial Funding, LLC, Massachusetts Mutual Life Insurance
    Company, NCB, FSB, Union Central Mortgage Funding, Inc., Teachers Insurance
    and Annuity Association of America and Washington Mutual Bank, FA.

2   The following loan pools represent multiple properties securing a single mortgage loan, and are designated by identical Roman Numeral codings:
    Mortgage Loan Nos. 2-4, 89-90, 122-124 and 204-205 (Central Mall Portfolio,
    Armour-Northeast Industrial Portfolio, Boozer Melbourne Office Portfolio and
    Family Dollar Portfolio, respectively). For the purpose of the statistical information set forth in this Prospectus Supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on allocated loan amounts set forth in the related mortgage loan agreement, respective appraised values and/or
    Underwritten Cash Flows. The following loan pool represents cross-collateralized/cross-defaulted properties securing multiple mortgage loans and is designated by identical alphabetical coding: Mortgage Loan Nos.
    58-59 (Martin's Landing Portfolio). For the purpose of the statistical information set forth in this Prospectus Supplement as to such single-loan/multiple-property and cross-collateralized/cross-defaulted loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, Cut-off Date
    LTV, Balloon LTV, Cut-off Date LTV Without Tax Credits, Balloon LTV Without
    Tax Credits and Cut-off Date Balance per Unit or SF, are calculated on an aggregate basis.

    With respect to Mortgage Loan No. 2-4, Central Mall Portfolio, the Mortgage
    Loan allows the release of one or more related Mortgaged Properties from the lien of the related mortgage upon the satisfaction of certain conditions. In addition, the Mortgage Loan allows for the release of certain unimproved parcels from the lien of the related mortgages without the payment of release prices upon the satisfaction of certain conditions. Please see
    Appendix IV for more details.

    With respect to Mortgage Loan No. 5, Hulen Mall, the Mortgage Loan allows the release of parcels that are vacant, non-income producing and unimproved upon the satisfaction of certain conditions. Please see Appendix IV for more details.

    With respect to Mortgage Loan No. 7, 225 West Broadway, the Mortgage Loan
    allows the release one or more parcels included in the related Mortgaged
    Property upon the satisfaction of certain conditions. Please see Appendix IV for more details.

    With respect to Mortgage Loan No. 110, Beach Haven Shopping Center, the
    Mortgage Loan allows the release of a parking parcel at the north end of the
    Mortgaged Property provided that the borrower pays to the lender the appraised value of such parcel and the applicable prepayment premium with a processing fee of $2,000.

    With respect to Mortgage Loan No. 122-124, Boozer Melbourne Office
    Portfolio, the Mortgage Loan allows the release of any portion of the collateral encumbered by the mortgage and the other loan documents, provided that, among other conditions (i) the LTV of the remaining collateral after the release must be no greater than 70% of the fair market value of the remaining collateral, (ii) the DSCR of the remaining collateral after the release must be at least 1.30x, and (iii) the application of the sale amount of the released collateral to the outstanding principal balance of the
    Mortgage Loan shall be accompanied by a prepayment premium as described in the promissory note.

3   The Cut-off Date is February 1, 2005 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Prospectus Supplement, we present the loans as if scheduled payments due in February 2005 were due on February 1, 2005, not the actual day on which such scheduled payments were due.

    With respect to Mortgage Loan No. 94, Forest Ridge Apartments, the initial funding of $2,600,000 for the Mortgage Loan occurred on November 21, 2002 with subsequent disbursements of $500,000 on April 25, 2003; $250,000 on
    September 15, 2003; and $200,000 on October 17, 2003 bringing the total disbursed on the loan up to $3,550,000. During this period monthly payments were interest only until November 10, 2003 at which point the Mortgage Loan required principal and interest payments until maturity.

    With respect to Mortgage Loan No. 103, Sellwood Building, the Mortgage Loan
    has been modified to reflect a $300,000 additional funding on January 5,
    2005. In connection with the $300,000 additional funding, the borrower executed a promissory note in the original principal amount of $300,000, which provides for principal and interest payments on such note to commence on March 1, 2005.

    With respect to Mortgage Loan No. 113, Glenview Apartments, the borrower made a required principal prepayment on September 27, 2002 in the amount of
    $163,000. The loan payment was recast and as of the December 1, 2002 payment date, monthly payment of principal and interest decreased from $22,988 to
    $21,741.

    With respect to Mortgage Loan No. 18, Westchester Apartments, the borrower has additional secured, subordinated mortgages in the form of: (i) a mortgage to Hillsborough County, Board of County Commissioners securing an initial principal balance of $518,000; and (ii) a mortgage to Florida
    Housing Finance Corporation securing an initial principal balance of
    $2,500,000. Payments on such subordinate mortgages are payable from cash flow only and are subordinated to the Mortgage Loan pursuant to recorded subordination agreements.

    With respect to Mortgage Loan No. 23, Windermere Apartments, the borrower has an additional secured, subordinated mortgage held by the Hillsborough
    County, Board of County Commissioners securing an initial principal amount of $670,000. Such mortgage is payable from net cash flow or disposition of the Mortgaged Property and is by its terms subordinate to the Mortgage Loan.

    With respect to Mortgage Loan No. 34, Windermere II Apartments, the borrower has an additional secured, subordinated mortgage held by the

                                      II-1

    Hillsborough County, Board of County Commissioners securing an initial principal amount of $760,000. Such mortgage is payable from net cash flow or disposition of the Mortgaged Property and is by its terms subordinate to the
    Mortgage Loan.

    With respect to Mortgage Loan No. 54, East First Avenue, LLC, the borrower has additional secured, subordinate financing securing an initial principal amount of $1,500,000. The subordinate financing is in the form of a second mortgage. Such mortgage is payable from net cash flow or disposition of the
    Mortgaged Property and is by its terms subordinate to the Mortgage Loan.

    With respect to Mortgage Loan No. 64, Kimberly Park Apartments, the borrower has additional secured financing held by the California Housing Finance
    Agency ("CHFA") securing an initial principal amount of $302,515. A title policy endorsement was obtained insuring that the CHFA deed of trust is subordinate to the Mortgage Loan. Additionally, the borrower has no scheduled payments for 55 years under the CHFA loan. On the 55th anniversary of the low income housing regulatory agreement between CHFA and the borrower, 1/55th of the original principal amount of the loan will be forgiven for each year that the borrower performs its obligations under such agreement.

    With respect to Mortgage Loan No. 84, River Park Village Apartments, the
    borrower has an additional secured, subordinated mortgage held by The New
    Jersey Department of Community Affairs, Division of Housing ("NJDCADH")
    securing an initial principal balance of $1,500,000. Such mortgage (i) is by its terms subordinated to the Mortgage Loan, (ii) is payable from cash flow only and (iii) may be foreclosed by NJDCADH without notice to lender.

    With respect to Mortgage Loan No. 86, Sable Chase Apartments, the borrower has an additional secured, subordinated mortgage held by the Georgia Housing and Finance Authority securing an initial principal balance of $1,000,000.
    Such mortgage is subordinated to the Mortgage Loan pursuant to a recorded subordination agreement.

    With respect to Mortgage Loan No. 145, Parker Place Apartments, the borrower has an additional secured, subordinated mortgage held by the ADPC
    Corporation securing an initial principal balance of approximately $318,738.
    Such mortgage is payable from cash flow only and is subordinated to the
    Mortgage Loan pursuant to a recorded subordination agreement.

    With respect to Mortgage Loan No. 166, North Pointe Apartments, the borrower has an additional secured, subordinated deed of trust held by the State of
    Utah, Housing Trust Fund securing an initial principal balance of $399,275.
    Such mortgage is payable from cash flow only and is subordinated to the
    Mortgage Loan pursuant to a recorded subordination agreement.

    With respect to Mortgage Loan No. 190, Westland Cove, the borrower has an additional secured, subordinated deed of trust held by the Salt Lake County securing an initial principal balance of $131,000. Such mortgage is subordinated to the Mortgage Loan pursuant to a recorded subordination agreement.

    With respect to Mortgage Loan No. 192, Culpepper Landing II, the borrower has an additional secured, subordinated mortgage held by South Carolina
    State Housing Finance and Development Authority ("SCHFDA") securing an initial principal amount of $500,000. SCHFDA has entered into a subordination agreement with the lender which confirms that its mortgage is subordinate to the first mortgage. Payments on such mortgage are deferred and are payable only out of surplus cash during the term of the Mortgage
    Loan.

    With respect to Mortgage Loan No. 1, 125 Park Avenue, the borrower has the right in the future to obtain mezzanine financing secured by an ownership interest in the borrower entity provided that, among other things, the combined DSCR is not less than 1.25x and the combined LTV does not exceed
    65%.

    With respect to Mortgage Loan No. 5, Hulen Mall, the borrower has the right in the future to obtain mezzanine financing secured by an ownership interest in the borrower entity provided that, among other things, the combined DSCR is not less than 1.25x and the combined LTV does not exceed 75%.

    With respect to Mortgage Loan No. 26, Spring Hill Suites Orlando, upon sale of the Mortgaged Property, the new owner will have the right to obtain mezzanine financing secured by an ownership interest in the borrower entity in an amount up to 70% of the sales price.

    With respect to Mortgage Loan No. 30, Stone Mist Apartments, the borrower has the right in the future to obtain mezzanine financing in an amount up to
    $500,000 provided that, among other things, the LTV for both the senior and subordinate loans does not exceed 80%.

    With respect to Mortgage Loan No. 33, Courtyard Marriott Greenville, upon sale of the Mortgaged Property, the new owner will have the right to obtain mezzanine financing secured by an ownership interest in the borrower entity in an amount up to 70% of the sales price.

    With respect to Mortgage Loan No. 41, Timber Ridge, the borrower has the right in the future to obtain mezzanine financing, provided that among other things, the LTV for both the senior and subordinate loans does not exceed
    85%.

    With respect to Mortgage Loan No. 45, Wood Trail Apartments, the borrower has the right in the future to obtain mezzanine financing, provided that among other things, the LTV for both the senior and subordinate loans does not exceed 85%.

    With respect to Mortgage Loan No. 56, Fairfield Inn Orlando, upon sale of the Mortgaged Property, the new owner will have the right to obtain mezzanine financing secured by an ownership interest in the borrower entity in an amount up to 70% of the sales price.

    With respect to Mortgage Loan No. 121, Bonnie Crest Owners Corp., the
    borrower has the right in the future to obtain secondary financing secured by the Mortgaged Property provided, among other things, the principal amount of the secondary financing, together with all other indebtedness then secured by the Mortgaged Property, does not in the aggregate exceed the lesser of (i) 20% percent of the value of the

                                      II-2

    Mortgaged Property as a residential cooperatively owned apartment building and (ii) 35% percent of the value of the Mortgaged Property as a multi-family residential rental apartment building.

    With respect to Mortgage Loan No. 130, Woodside Business Park, the borrower has the right in the future to obtain secondary financing secured by the
    Mortgaged Property provided that, among other things, the combined DSCR is not less than 1.40x and the combined LTV does not exceed 70%.

    With respect to Mortgage Loan No. 148, Palmbrook Gardens Tenants Corp., the
    borrower has the right in the future to obtain secondary financing secured by the Mortgaged Property provided, among other things, the principal amount of the secondary financing, together with all indebtedness then secured by the Mortgaged Property, does not in the aggregate exceed the lesser of (i)
    20% percent of the value of the Mortgaged Property as a residential cooperatively owned apartment building and (ii) 35% percent of the value of the Mortgaged Property as a multi-family residential rental apartment building.

    With respect to Mortgage Loan No. 153, Glendale Row Retail, the borrower has the right in the future to obtain secondary financing secured by the
    Mortgaged Property provided that, among other things, the combined DSCR is not less than 1.30x and the combined LTV does not exceed 70%.

    With respect to Mortgage Loan No. 179, Carpinteria Industrial, the borrower has the right in the future to obtain secondary financing secured by the
    Mortgaged Property provided that, among other things, the combined DSCR is not less than 1.40x and the combined LTV does not exceed 65%.

    With respect to Mortgage Loan No. 198, Grand Avenue Plaza, the borrower has the right in the future to obtain secondary financing secured by the
    Mortgaged Property provided that, among other things, the combined DSCR is not less than 1.25x, the combined LTV does not exceed 70% and the secondary financing amount does not exceed $2,000,000.

    With respect to Mortgage Loan No. 200, Pinellas Park Warehouse, the borrower has the right in the future to obtain secondary financing secured by the
    Mortgaged Property up to $2,400,000 only with lender's prior written consent.

    With respect to Mortgage Loan No. 228, Chagrin Falls Retail, the borrower has the right in the future to obtain secondary financing secured by the
    Mortgaged Property provided that, among other things, the combined DSCR is not less than 1.30x and the combined LTV does not exceed 70%.

4   The indicated NOI DSCR, NCF DSCR, Cut-Off Date LTV, Balloon LTV, Cut-off
    Date LTV Without Tax Credits and Balloon LTV Without Tax Credits reflect current scheduled payments as of the Cut-off Date for all Mortgage Loans.

    DSCR and LTV calculations with respect to Mortgage Loans secured by underlying residential cooperative properties are calculated based upon the
    Underwritable Cash Flow (as such definition pertains to residential cooperative properties) and Value Co-Op Basis (See "Glossary of Terms" in
    this Prospectus Supplement).

    Cut-Off Date LTV Without Tax Credits and Balloon LTV Without Tax Credits
    with respect to Mortgage Loans sold to the trust by Massachusetts Mutual
    Life Insurance Company assume the Current Value of the related Mortgaged
    Property excluding the remaining value of the outstanding tax credits.

5   In general for each mortgaged property, "Percent Leased" was determined based on a rent roll or lease verification letter provided by the borrower.
    "Percent Leased as of Date" indicates the date as of which "Percent Leased"
    was determined based on such information.

6   With respect to Mortgage Loan No. 2-4, Central Mall, the related Mortgage
    Loan is secured by both the fee and leasehold interests in the related
    Mortgaged Properties. In the event of a termination of the related ground lease, the lessor is not required to enter into a new lease with the mortgagee. However, the mortgagee is entitled to redeem and reinstate the ground lease for its remaining term within two years from the date of the default, provided that the mortgagee performs, acts or pays sums to undo the breach that caused the termination.

7   The "Grace Period" shown is grace period to charge late interest.

8   The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. Due to the Actual/360 interest calculation methodology applied to some mortgage loans, the actual amortization to a zero balance for such loans will be longer.

9   With respect to Mortgage Loan Nos. 2-4, Central Mall Portfolio, monthly payments are interest only until January 5, 2009 after which they are required to be principal and interest. When the principal and interest payments begin, interest will continue to be calculated on an Actual/360 basis and will be based on a 26-year amortization schedule. The DSCR after the interest only period will be 1.32x.

    With respect to Mortgage Loan No. 9, Festival at Hyannis, monthly payments are interest only until November 10, 2006 after which they are required to be principal and interest. When the principal and interest payments begin, interest will continue to be calculated on a 30/360 basis and will be based on a 30-year amortization schedule. The DSCR after the interest only period will be 1.70x.

                                      II-3

    With respect to Mortgage Loan No. 13, Holiday Centre, monthly payments are interest only until November 10, 2006 after which they are required to be principal and interest. When the principal and interest payments begin, interest will continue to be calculated on a 30/360 basis and will be based on a 30-year amortization schedule. The DSCR after the interest only period will be 1.51x.

    With respect to Mortgage Loan No. 20, Commerce Crossings Office Building,
    monthly payments are principal and interest until January 1, 2010 after which they are required to be interest only. Provided the borrower produces written notice that YUM! Brands Inc has exercised their option to renew its lease on or before May 31, 2010 and such renewal is per the terms of their lease dated September 22, 2000, the Mortgage Loan shall revert back to the original 25-year amortization schedule (resuming at the point in the amortization schedule where the payments became interest only).

    With respect to Mortgage Loan No. 25, Crown Plaza, monthly payments are interest only until February 1, 2007 after which they are required to be principal and interest. When the principal and interest payments begin, interest will continue to be calculated on an Actual/360 basis and will be based on a 28-year amortization schedule. The DSCR after the interest only period will be 1.25x.

    With respect to Mortgage Loan No. 27 Montgomery Field, if prior to December
    1, 2007, the expiration dates of the terms of the two related ground leases are extended to a date beyond July 31, 2035, the amortization schedule will be reset and the fixed principal and interest payments for the Mortgage Loan will be recast based on the then-current principal balance of the Mortgage
    Loan and a new amortization period, which will be the lesser of (i) 324 months and (ii) the sum of (a) 216 months and (b) 12 months for each 12 months that the ground lease is extended beyond July 31, 2035.

    With respect to Mortgage Loan No. 28, Okeechobee Industrial Park, monthly payments are interest only until March 5, 2007 after which they are required to be principal and interest. When the principal and interest payments begin, interest will continue to be calculated on an Actual/360 basis and will be based on a 30-year amortization schedule. The DSCR after the interest only period will be 1.33x.

    With respect to Mortgage Loan No. 30, Stone Mist Apartments, monthly payments are interest only until January 5, 2007 after which they are required to be principal and interest. When the principal and interest payments begin, interest will continue to be calculated on an Actual/360 basis and will be based on a 30-year amortization schedule. The DSCR after the interest only period will be 1.28x.

    With respect to Mortgage Loan No. 31, Columbia Lakeside, monthly payments are interest only until February 5, 2007 after which they are required to be principal and interest. When the principal and interest payments begin, interest will continue to be calculated on an Actual/360 basis and will be based on a 30-year amortization schedule. The DSCR after the interest only period will be 1.44x.

    With respect to Mortgage Loan No. 37, Park Hill Medical Plaza, monthly payments are interest only until November 1, 2006 after which they are required to be principal and interest. When the principal and interest payments begin, interest will continue to be calculated on an Actual/360 basis and will be based on a 28-year amortization schedule. The DSCR after the interest only period will be 1.33x.

    With respect to Mortgage Loan No. 41, Timber Ridge, monthly payments are interest only until January 5, 2007 after which they are required to be principal and interest. When the principal and interest payments begin, interest will continue to be calculated on an Actual/360 basis and will be based on a 30-year amortization schedule. The DSCR after the interest only period will be 1.42x.

    With respect to Mortgage Loan No. 45, Wood Trail Apartments, monthly payments are interest only until January 5, 2007 after which they are required to be principal and interest. When the principal and interest payments begin, interest will continue to be calculated on an Actual/360 basis and will be based on a 30-year amortization schedule. The DSCR after the interest only period will be 1.41x.

    With respect to Mortgage Loan No. 75, Thunderbird Crossing, monthly payments are interest only until January 1, 2007 after which they are required to be principal and interest. When the principal and interest payments begin, interest will continue to be calculated on an Actual/360 basis and will be based on a 30-year amortization schedule. The DSCR after the interest only period will be 1.54x.

    With respect to Mortgage Loan No. 91, 3965 Durango, monthly payments are interest only until January 1, 2007 after which they are required to be principal and interest. When the principal and interest payments begin, interest will continue to be calculated on an Actual/360 basis and will be based on a 30-year amortization schedule. The DSCR after the interest only period will be 1.25x.

10  The "Current Value" for the Mortgage Loans is derived either from an updated appraisal report or calculated by applying a capitalization rate from a recent third-party market study to the underwritten net operating income of such mortgaged property or properties. In connection with the Mortgage Loans sold to the trust by Massachusetts Mutual Life Insurance Company, the seller arrived at the valuations of the Mortgaged Properties by applying a capitalization rate chosen from a range set forth in third party market studies to underwritten net operating income and adding in the remaining value of the outstanding tax credits. The "Source of Value" column indicates whether the valuation is determined from an appraisal or a third party market study.

11  The "Rental Value" of a residential cooperative property is based on the appraised value assuming that the subject property is operated as a multifamily rental property with rents set as prevailing market rates taking into account the presence of existing rent controlled or rent stabilized occupants. "Sponsor Units" refers to the number of units owned by the original sponsor responsible for the property's conversion into cooperative ownership. A sponsor may rent its units or opt to market them for sale
    (either individually or in whole). "Investor Units" refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units.
    "Coop Units" refers to the number of units

                                      II-4

    owned by the cooperative corporation, the borrower. In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members. Sponsor carry is the sponsor's, investor's or cooperative-borrower's net cash flow calculated by subtracting maintenance charges on the sponsor, investor or cooperative-borrower owned units from the actual rents collected on such units, to the extent available. "Committed Secondary Debt" indicates the current amount of the subordinate lien encumbering the respective cooperative property.

12  "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second
    Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

13  For "Tax Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

14  For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

15  For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit reserves in place considers only mortgage loans on commercial properties, excluding multifamily, manufactured housing community, land and self storage mortgaged properties.

16  "Other Escrow Description" indicates any other types of escrow required, or in certain cases letter of credit required, other than Insurance, Tax,
    Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

17  "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

18  "Initial Capital Expenditure Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

19  "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for the Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

20  "Current Capital Expenditure Escrow Balance" generally indicates the balance or, in certain cases, a letter of credit, in place as of January 2005.

21  "Initial TI/LC Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

    With respect to Mortgage Loan No. 6, 540 Madison Avenue, Harry Macklowe, the
    sponsor, guarantees to the lender payment of any tenant costs and expenses for improvements and leasing commissions for which the borrower is obligated under the leases.

    With respect to Mortgage Loan No. 8, 400 Madison Avenue, Harry Macklowe, the
    sponsor, guarantees to the lender payment of any tenant costs and expenses for improvements and leasing commissions for which the borrower is obligated under the leases.

22  "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for the Tenant Improvements and Leasing Commissions Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

23  "Current TI/LC Escrow Balance" generally indicates the balance or, in certain cases, a letter of credit, in place as of January 2005.

24  "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off
    Date.

                                      II-5

25  The ""Prepayment Code"" includes the number of loan payments from the first
    Due Date to the stated maturity. "LO" represents the lockout period. "DEF"
    represents defeasance. "DEF+1" represents defeasance plus 1.0% penalty percentage to be paid of the outstanding balance at the time the loan is prepaid. "DEF/YM1" represents defeasance or the greater of yield maintenance and 1.0%. "YM1" represents the greater of yield maintenance and 1.0%. "YM2"
    represents the greater of yield maintenance and 2.0%. "YM" represents yield maintenance. "6.0%", "5.0%", "4.8%", "4.0", "3.6%", "3.0%", "2.4%", "2.0%",
    "1.2%" and "1.0%" represent the penalty percentages to be paid of the outstanding balance at the time the loan is prepaid. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of ""Prepayment Code""
    represents the number of payments in the Original Term to Maturity for which such provision applies

26  Mortgage Loans with associated Yield Maintenance Prepayment Premiums are categorized according to unique Yield Maintenance formulas. There are 20 different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters
    "A", "B", "C", "D", "E", "F", "G", "H", "I", "J", "K", "L", "M", "N", "O",
    "P", "Q", "R", "S" and "T" . Exceptions to formulas are shown below.
    Descriptions of these yield maintenance formulas are listed beginning on page II-7. Numerical references and sections refer back to the original loan documents.

27  The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

28  Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1 - 2, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all of such loans, but rather only those loans which permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve certain conditions in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

                                                                          Escrowed Holdback or
   Mtg.                                              Escrow or LOC          Letter of Credit   Outside Date  Prepayment Premium Loan
 Loan No.     Property Name                       Release Conditions          Initial Amount    for Release         Provisions
------------------------------------------------------------------------------------------------------------------------------------

    17        University Plaza Office Building            1                       $1,214,545    06/01/2005      Yield Maintenance
    79        Mariemont Promenade                         2                         $125,000        NAP         Yield Maintenance

All yield maintenance premiums indicated above are to be paid by the borrower.

RELEASE CONDITIONS

1.  The borrower furnishes to lender written disbursement request; lien waivers;
    title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders. In addition, the lender has inspected or waived right to inspection.

2.  The borrower furnishes to lender written disbursement request; lien waivers;
    title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders; fully executed lease(s) or fully executed amendments extending term expirations of previously approved existing leases in form a substance acceptable to lender; lessee's estoppel certificate, including among other things, the lessee's occupancy, unconditional acceptance of the improvements, the expiration of all rental deferrals and commencement of rental payments, a certificate of occupancy and a detailed analytical report and rent roll. In addition, the lender has inspected or waived right to inspection and the borrower will furnish the agreement with the broker/agent and an estoppel certificate(s) for leasing commissions.

                                      II-6

YIELD MAINTENANCE FORMULAS

    A.   THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         The Make Whole Premium which shall be the greater of one percent (1%)
         of the outstanding principal amount of the loan or a premium calculated as provided in subparagraphs (1)-(3) below:

         (1)  Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the applicable *U.S. Treasury Issue
              ("Primary Issue") published one week prior to the date of
              prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill ("Secondary
              Issue") which the Lender reasonably deems to be similar to the
              Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

              * At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note.

         (2)  Calculate the "Present Value of the Loan." The Present Value of
              the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the
              Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

         (3)  Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

         Notwithstanding anything in the above to the contrary, during the last
         90 days prior to the Maturity Date, the Make Whole Premium shall not be subject to the one percent (1%) minimum and shall be calculated only as provided in (1) through (3) above.

         Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the date which is three (3) months prior to the Maturity Date. From and after such date, provided there is no Event of Default, the principal balance of the Note may be prepaid, at par, in whole but not in part, upon: (a)
         not less than 15 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to
         Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the
         Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

         In addition to the Loan Prepayment rights set forth in the above paragraph, after the Lockout Date but prior to the date which is three
         (3) months prior to the Maturity Date, Borrower may prepay the principal balance of the Note, provided there is no Event of Default, in whole but not in part, upon (a) not less than 30 days prior written notice to the Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid, absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note regardless of any prepayment;
         (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is made, (c) payment of all other Indebtedness then due under the Loan Documents, and (d) payment of a "Make Whole Premium."
         Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

   B.    THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         The greater of (i) an amount equal to the product of the Prepayment
         Percentage multiplied by the Prepayment Date Principal, or (ii) the amount by which the sum of the Discounted Values of Note Payments, calculated using the Discount Rate, exceeds the Prepayment Date
         Principal.

         "Prepayment Percentage" shall mean one percent (1%).

         "Prepayment Date Principal" shall mean the principal on the date of prepayment.

         "Discounted Value of Note Payments" is based on the following

             NP
        -----------
        (1 + R/12)n

         NP = The amount of the Note Payment
         R = The Discount Rate (or default discount rate, if applicable)

                                      II-7

         n = The number of months between the date of prepayment and the scheduled date of the Note Payment being discounted rounded to the nearest integer.

         "Note Payment" shall mean each (i) scheduled debt service payment for the period from the prepayment date through and including the maturity date of the loan, and (ii) the scheduled repayment of principal, if any, on the maturity date

         "Discount Rate" shall mean the yield on a U.S. Treasury issue selected by Lender, as published in the Wall Street Journal, two weeks prior to prepayment, having a maturity date corresponding (as closely as possible, if not identical) to the maturity date, and, if applicable, a coupon rate corresponding (as closely as possible, if not identical) to the fixed interest rate under the Note.

    C.   THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         The Prepayment Premium shall be equal to the greater of (x) or (y), where

         (x)  is equal to the amount to be prepaid multiplied by 1%; and

         (y)  is the present value of the series of Monthly Payment
              Differentials from the date of prepayment to the Maturity Date, discounted at the Reinvestment Yield on a monthly basis. The
              "Monthly Payment Differential" shall be the monthly interest, which would be earned if the prepayment were invested at the interest rate on the Loan less the monthly interest that would be earned by reinvesting the prepayment at the Reinvestment Yield.

         The "Reinvestment Yield" is the yield to maturity of a U.S. Treasury issue which has the closest maturity (month and year) to the Maturity
         Date, as quoted in The Wall Street Journal published on the Business
         Day following the fourteenth (14th) day immediately preceding the date for prepayment as set forth in the Borrower's notice of its intention to prepay, but if the fourteenth (14th) day is not a Business Day, then as quoted on the following Business Day. Should more than one U.S.
         Treasury issue be quoted as maturing on the date closest to the
         Maturity Date, then the issue having the market yield which differs least from the Contract Rate will be used in the calculations. If The
         Wall Street Journal is not in publication on the applicable date, or ceases to publish such U.S. Treasury issue yield, then any other publication acceptable to Lender quoting daily market yields for U.S.
         Treasury issues will be used.

    D.   THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         The Prepayment Premium shall be equal to the greater of (x) or (y), where

         (x)  is equal to the amount to be prepaid multiplied by 1% and

         (y)  is equal to the product (discounted as hereinafter provided)
              obtained by multiplying the amount to be prepaid by the
              "Prepayment Premium Rate" The "Prepayment Premium Rate" shall be the percentage obtained by multiplying the excess, if any, of the
              Contract Rate over the market yield of U.S. Treasury issues which have the closest maturity (month and year) to the Maturity Date, as quoted in The Wall Street Journal published on the scheduled prepayment date, by a fraction, the numerator of which is equal to the number of days remaining from and including the scheduled prepayment date to and including the Maturity Date, and the denominator of which is 365. Should more than one U.S. Treasury issue be quoted as maturing on the date closest to the Maturity
              Date, then the issue having the market yield which differs least from the Contract Rate will be used in the calculations. If The
              Wall Street Journal is not in publication on the applicable date, or ceases to publish such U.S. Treasury issue yield, than any other publication acceptable to Lender quoting daily market yields for U.S. Treasury issues will be used. The product obtained from the foregoing shall then be discounted, on a semi-annual basis, over the remaining term of this Promissory Note as of the date of prepayment to its then present value, using the U.S. Treasury yield, referred to in this subsection (y).

    E.   THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         The Make Whole Premium which shall be the greater of one percent (1%)
         of the outstanding principal amount of the loan or a premium calculated as provided in subparagraphs (1)-(3) below:

         (1)  Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the applicable *U.S. Treasury Issue
              ("Primary Issue") published one week prior to the date of
              prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill ("Secondary
              Issue") which the Lender reasonably deems to be similar to the
              Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

              * At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note.

         (2)  Calculate the "Present Value of the Loan." The Present Value of
              the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the
              Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

                                      II-8

         (3)  Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

         Notwithstanding anything in the above to the contrary, during the last
         90 days prior to the Maturity Date, the Make Whole Premium shall not be subject to the one percent (1%) minimum and shall be calculated only as provided in (1) through (3) above.

         Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the date which is three (3) months prior to the Maturity Date. From and after such date, provided there is no Event of Default, the principal balance of the Note may be prepaid, at par, in whole but not in part, upon: (a)
         not less than 15 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to
         Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the
         Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

         In addition to the Loan Prepayment rights set forth in the above paragraph, after the Lockout Date but prior to the date which is three
         (3) months prior to the Maturity Date, Borrower may prepay the principal balance of the Note, provided there is no Event of Default, in whole but not in part, upon (a) not less than 15 days prior written notice to the Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid, absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note regardless of any prepayment;
         (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is made, (c) payment of all other Indebtedness then due under the Loan Documents, and (d) payment of a "Make Whole Premium."
         Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

    F.   THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         The sum of (x) the product obtained by multiplying (A) the excess of the interest rate stated in the related promissory note over the yield rate on publicly traded current coupon United States Treasury bonds, notes or bills having the closest matching maturity date to the maturity date of the promissory note, as such yield rate is reported in the Wall Street Journal or similar business publication of general circulation on the fifth business day preceding the noticed prepayment date or, if no yield rate on publicly traded current coupon United
         States Treasury bonds, notes or bills is obtainable, at the yield rate of the issue most closely equivalent to such United States Treasury bonds, notes or bills, as determined by the payee by (B) the number of years and fraction thereof remaining between the noticed prepayment date and the maturity date of the promissory note by (C) the outstanding principal amount of the promissory notes, plus (y) the amount of out-of-pocket costs and expenses which would be required to reinvest the amount so prepaid including, but not limited to, estimated transaction and processing fees and costs, estimated legal fees and disbursements and estimated brokerage fees and costs, all as reasonably determined by the payee.

    G.   THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         (1)  The amount to be prepaid shall be multiplied by the "prepayment fee rate". The "prepayment fee rate" shall be the greater of:

              a.  one percent (1%); or

              b.  the product, expressed as a percentage, obtained by
                  multiplying the excess, if any, of the Contract Rate over the market yield of U.S. Treasury issues which have the closest maturity (month and year) to the Maturity Date, as quoted in
                  The Wall Street Journal published on the date for prepayment as set forth in Maker's notice of its intention to prepay, by the remaining terms of the loan, expressed as a fraction, the numerator of which is equal to the number of days remaining from and including the scheduled prepayment date to and
                  including the Maturity Date and the denominator of which is
                  365. Should more than one U.S. Treasury issue be quoted as maturing on the date closest to the Maturity Date, then the issue having the market yield which differs least from the
                  Contract Rate will be used in the calculations. If The Wall
                  Street Journal is not in publication on the applicable date, or ceases to publish such U.S. Treasury issue yield, then any other publication acceptable to Holder quoting daily market yields for U.S. Treasury issues will be used; and

         (2)  The product of the calculation made as provided in (1) above shall be discounted over the remaining term of the loan evidenced hereby as the date of prepayment to its then present value at the U.S.
              Treasury issue yield referred to in (1)(b) above, and such discounted amount shall constitute the Prepayment Fee hereunder and shall be paid by Maker together with the principal balance prepaid.

                                      II-9

     H. THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         (A) The greater of one percent (1%) of the outstanding principal balance of this Note at the time of Prepayment, or the Make-Whole
         Amount, plus (B) the amount of reasonable out-of-pocket costs and expenses (as determined by Lender) incurred in reinvesting the Loan principal, together with the Prepayment Premium, in United States
         Treasury Bonds or Notes, including without limitation, transaction and processing fees and costs and legal fees and brokerage expenses, but such reasonable out-of-pocket costs and expenses shall not exceed Two
         Thousand Five Hundred Dollars ($2,500).

         The "Make-Whole Amount" shall mean an amount which, when added to the principal balance of the Note at the time of Prepayment, will equal a total amount which will then earn, when invested in a United States
         Treasury Bond or Note of comparable remaining maturity and when discounted to its present value, the same percent per annum yield to maturity that the Lender would have realized had the Loan not been prepaid.

     I.  THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         The Prepayment Premium shall be equal to the greater of (x) or (y), where

         (x)  is equal to the amount to be prepaid multiplied by 2%; and

         (y)  is the present value of the series of Monthly Payment
              Differentials from the date of prepayment to the Maturity Date, discounted at the Reinvestment Yield on a monthly basis. The
              "Monthly Payment Differential" shall be the monthly interest
              (without amortization), which would be earned if the prepayment were invested at the interest rate until the Maturity Date on the
              Loan less the monthly interest that would be earned by reinvesting the prepayment at the Reinvestment Yield.

         The "Reinvestment Yield" is the yield to maturity of a U.S. Treasury issue which has the closest maturity (month and year) to the Maturity
         Date, as quoted in The Wall Street Journal published on the Business
         Day following the second (2nd) day immediately preceding the date for prepayment as set forth in the Borrower's notice of its intention to prepay, but if the second (2nd) day is not a Business Day, then as quoted on the preceding Business Day. Should more than one U.S.
         Treasury issue be quoted as maturing on the date closest to the
         Maturity Date, then the issue having the market yield which differs least from the Contract Rate will be used in the calculations. If The
         Wall Street Journal is not in publication on the applicable date, or ceases to publish such U.S. Treasury issue yield, then any other publication acceptable to Lender quoting daily market yields for U.S.
         Treasury issues will be used.

     J.  THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         The amount, if any (but in no event less than zero), that when added to the unpaid Principal of the Note payable on the Stated Maturity Date, would be sufficient to purchase U.S. Obligations which provide payments
         (A) on or prior to, but as close as possible to, all successive Payment
         Dates after the date of calculation through the Stated Maturity Date and (B) in amounts sufficient to pay (x) the Monthly Debt Service
         Payment Amount required under the Note together with the unpaid
         Principal of the Note payable on the Stated Maturity Date.

     K. THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         The greater of:

         (1) An amount added to the principal balance prepaid, so that the total amount prepaid earns, when invested in a United States Treasury Bond or
         Note of comparable remaining maturity and when discounted to present value, the same percent per annum yield to maturity that the Holder would have realized had the loan not been prepaid, or

         (2) one percent (1%) of the then outstanding principal balance hereof at the time of the prepayment, plus

         any reasonable out-of-pocket costs and expenses incurred by Holder in reinvesting the prepaid loan principal and the amount determined pursuant to (1) above in United States Treasury Bonds or Notes, including without limitation, transaction and processing fees and costs, legal fees and brokerage expenses, not to exceed $2,500.

     L.  THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         The greater of the following two amounts: (i) an amount equal to 1% of the amount prepaid; or (ii) an amount equal to (a) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under the Note, calculated by discounting such payments from their respective scheduled payment dates back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by
         (b) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date.

         For purposes of the foregoing, "Periodic Treasury Yield" means the annual yield to maturity of the actively traded non-callable United
         States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value

                                     II-10

         in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on, or after)
         the Maturity Date (or if two or more such securities have maturity dates equally close to the Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street
         Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by 12.

     M.  THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         The greater of:

         (1) An amount added to the principal balance prepaid, so that the total amount prepaid earns, when invested in a United States Treasury Bond or
         Note of comparable remaining maturity and when discounted to present value, the same percent per annum yield to maturity that Union Central would have realized had the loan not been prepaid, or

         (2) one percent (1%) of the then outstanding principal balance hereof at the time of the prepayment, plus any reasonable out-of-pocket costs and expenses incurred by Union Central in reinvesting the prepaid loan principal and the amount determined pursuant to (1) above in United
         States Treasury Bonds or Notes, including without limitation, transaction and processing fees and costs, legal fees and brokerage expenses, not to exceed $2,500.

     N.  THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         During the first five years of the loan term, the term "Prepayment
         Premium" means an amount equal to the greater of:

         (1) an amount added to the principal balance prepaid, so that the total amount prepaid earns, when invested in a United States Treasury Bond or
         Note of comparable remaining maturity and when discounted to present value, the same percent per annum yield to maturity that the Holder would have realized had the loan not been prepaid, or

         (2) one percent (1%) of the then outstanding principal balance hereof at the time of the prepayment.

         After the first five years of the loan term, the Prepayment Premium shall mean an amount shown in the following chart:

         Loan Year          Percentage of Outstanding Principal Balance
         ---------         --------------------------------------------
         6th               6%
         7th               4.8%
         8th               3.6%
         9th               2.4%
         10th              1.2%

         During all loan years, the Prepayment Premium shall include in addition any reasonable out-of-pocket costs and expenses incurred by Holder in reinvesting the prepaid loan principal and the amount determined pursuant to (1) above in United States Treasury Bonds or Notes, including without limitation, transaction and processing fees and costs, legal fees and brokerage expenses, not to exceed $2,500.

     O.  THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         (A) The greater of one percent (1%) of the outstanding principal balance of this Note at the time of Prepayment, or the Make-Whole
         Amount, plus (B) the amount of reasonable out-of-pocket costs and expenses (as determined by Lender) incurred in reinvesting the Loan principal, together with the Prepayment Premium, in United States
         Treasury Bonds or Notes, including without limitation, transaction and processing fees and costs and legal fees and brokerage expenses, but such reasonable out-of-pocket costs and expenses shall not exceed Five
         Hundred Dollars ($500).

         The "Make-Whole Amount" shall mean an amount which, when added to the principal balance of the Note at the time of Prepayment, will equal a total amount which will then earn, when invested in a United States
         Treasury Bond or Note of comparable remaining maturity and when discounted to its present value, the same percent per annum yield to maturity that the Lender would have realized had the Loan not been prepaid.

     P. THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         (A) The greater of one percent (1%) of the outstanding principal balance of this Note at the time of Prepayment, or the Make-Whole
         Amount, plus (B) the amount of reasonable out-of-pocket costs and expenses (as determined by Lender) incurred in reinvesting the Loan principal, together with the Prepayment Premium, in United States
         Treasury Bonds or Notes, including without limitation, transaction and processing fees and costs and legal fees and brokerage expenses, but such reasonable out-of-pocket costs and expenses shall not exceed Two
         Thousand Five Hundred Dollars ($2,500). In the event Lender applies any insurance proceeds or condemnation proceeds to the reduction of the principal portion of the Loan in accordance with the terms of the Deed of Trust, and if at such time no event of default

                                     II-11

         exists hereunder and no event has occurred which with the passage of time or the giving of notice would be or become an event of default, then no Prepayment Premium shall be due or payable as a result of such application.

         The "Make-Whole Amount" shall mean an amount which, when added to the principal balance of the Note at the time of Prepayment, will equal a total amount which will then earn, when invested in a United States
         Treasury Bond or Note of comparable remaining maturity and when discounted to its present value, the same percent per annum yield to maturity that the Lender would have realized had the Loan not been prepaid.

     Q.  THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         (i) The greater of:

         (A) an amount added to the principal balance prepaid, so that the total amount prepaid earns when invested in a United States Treasury bond or
         Note of comparable remaining maturity and when discounted to present value, the same percent per annum yield to maturity that the Holder would have realized had the loan not been prepaid, or

         (B) one percent (1%) of the then outstanding principal balance hereof
         (including accrued interest) at the time of the prepayment; added to

         (ii) the amount of any reasonable out-of-pocket costs and expenses incurred by Holder in reinvesting the prepaid loan proceeds and the amount determined in (i) (A) or (B) above in United States Treasury
         Bonds or Notes, including, without limitation, transaction and processing fees and costs, legal fees and brokerage expenses, not to exceed $2,500.

     R.  THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         (i) The greater of:

         (A) an amount added to the principal balance prepaid, so that the total amount prepaid earns when invested in a United States Treasury bond or
         Note of comparable remaining maturity and when discounted to present value, the same percent per annum yield to maturity that the Holder would have realized had the loan not been prepaid, or

         (B) one percent (1%) of the then outstanding principal balance hereof
         (including accrued interest) at the time of the prepayment; added to

         (ii) the amount of any reasonable out-of-pocket costs and expenses incurred by Holder in reinvesting the prepaid loan proceeds and the amount determined in (i) (A) or (B) above in United States Treasury
         Bonds or Notes, including, without limitation, transaction and processing fees and costs, legal fees and brokerage expenses, not to exceed $1,000.

     S.  THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         (A) The greater of one percent (1%) of the outstanding principal balance of this Note at the time of Prepayment, or the Make-Whole
         Amount, plus (B) the amount of reasonable out-of-pocket costs and expenses (as determined by Lender) incurred in reinvesting the Loan principal, together with the Prepayment Premium, in United States
         Treasury Bonds or Notes, including without limitation, transaction and processing fees and costs and legal fees and brokerage expenses, but such reasonable out-of-pocket costs and expenses shall not exceed Two
         Thousand Dollars ($2,000).

         The "Make-Whole Amount" shall mean an amount which, when added to the principal balance of the Note at the time of Prepayment, will equal a total amount which will then earn, when invested in a United States
         Treasury Bond or Note of comparable remaining maturity and when discounted to its present value, the same percent per annum yield to maturity that the Lender would have realized had the Loan not been prepaid.

     T.  THE PREPAYMENT PREMIUM SHALL BE EQUAL TO:

         The greater of:

         (1) An amount added to the principal balance prepaid, so that the total amount prepaid earns, when invested in a United States Treasury Bond or
         Note of comparable remaining maturity and when discounted to present value, the same percent per annum yield to maturity that the Holder would have realized had the loan not been prepaid, or

         (2) one percent (1%) of the then outstanding principal balance hereof at the time of the prepayment, plus any reasonable out-of-pocket costs and expenses incurred by Union Central in reinvesting the prepaid loan principal and the amount determined pursuant to (1) above in United
         States Treasury Bonds or Notes, including without limitation, transaction and processing fees and costs, legal fees and brokerage expenses, not to exceed $2,500. Upon request, Holder will notify Maker in writing of the estimated total Prepayment Premium for a prepayment to be made on the date set forth in such request.

                                     II-12

APPENDIX III

CERTAIN CHARACTERISTICS OF LOAN GROUP 2

--------------------------------------------------------------------------------

  MORTGAGE    MORTGAGE
  LOAN NO.    LOAN SELLER        PROPERTY NAME
--------------------------------------------------------------------------------

     15       TIAA               The Cloisters Apartments I
     18       MassMutual         Westchester Apartments
     21       NCB, FSB           Noble Square Cooperative
     23       MassMutual         Windermere Apartments
     34       MassMutual         Windermere II Apartments
     35       MassMutual         The Club At Woodchase
     36       MassMutual         Westcreek Townhomes
     39       NCB, FSB           Eastwyck Village Towne Houses, Inc.
     43       MassMutual         Summer City Townhomes
     51       MassMutual         Crescent Pointe Ltp
     52       MassMutual         Stonelick Woods Apartments
     53       NCB, FSB           Caton Towers Owners Corp.
     58       MassMutual         Martin's Landing Apts Phase I (A)
     59       MassMutual         Martin's Landing Apts Phase II (A)
     60       MassMutual         El Patrimonio Apartments
     64       MassMutual         Kimberly Park Apartments
     65       MassMutual         Plum Creek Apartments
     67       NCB, FSB           Newport Apartments, Inc.
     68       MassMutual         College Glen Apartments
     70       MassMutual         Deerfield Apartments
     72       MassMutual         Silver Pines Senior Apartments
     76       MassMutual         Aspenwood Glen Apartments
     82       NCB, FSB           London Towne Houses, Inc.
     83       NCB, FSB           Park Town Cooperative Homes No.1, Inc.
     84       MassMutual         River Park Village Apartments
     85       MassMutual         Willow Creek Apartments
     86       MassMutual         Sable Chase Apartments
     88       MassMutual         Parkview Apartments
     93       MassMutual         Autumn Ridge Apartments
     94       MassMutual         Forest Ridge Apartments
     98       MassMutual         Culpepper Landing
     99       MassMutual         Hillview Apartments
     101      MassMutual         Logan Pointe Apartments
     102      NCB, FSB           Gothic Tenants' Corp.
     105      MassMutual         Mallard Cove II Apartments
     106      MassMutual         Foxridge Apartments
     112      MassMutual         Las Villas Apartments
     113      MassMutual         Glenview Apartments
     114      MassMutual         Pine Valley Apartments
     115      MassMutual         Willow Point I Apartments
     116      MassMutual         Willow Point II Apartments
     117      MassMutual         Las Lomas Apartments
     128      NCB, FSB           Brisbane House, Inc.
     131      MassMutual         Highland Village Apartments
     132      MassMutual         Tree Trail Apartments
     137      MassMutual         Westgate Apartments
     142      MassMutual         Central Court Village
     145      MassMutual         Parker Place Apartments
     146      MassMutual         Crestview Apartments
     154      WaMu               Bally Apartments
     155      NCB, FSB           Inwood Gardens, Inc.
     158      NCB, FSB           Hyde Park Cooperative
     161      MassMutual         Park Grand
     166      MassMutual         North Pointe Apartments
     167      MassMutual         Briar Ridge
     168      WaMu               6 South Lake Avenue
     169      NCB, FSB           The Mews at Roosevelt Owners Corp.
     173      NCB, FSB           3065 Sedgwick Owners Corporation
     175      UCMFI              Hyde Park Plaza Apartments
     176      NCB, FSB           North Park Cooperative
     182      NCB, FSB           Tova Realty Corp.
     183      NCB, FSB           1199 Ocean Avenue Tenants Corp.
     187      NCB, FSB           Cavanaugh Court Owners, Inc.
     190      MassMutual         Westland Cove
     192      MassMutual         Culpepper Landing II
     193      MassMutual         Park At Clear Creek
     194      MassMutual         Prospect Hills Apartments
     199      NCB, FSB           3123 Bailey Avenue Owners, Inc.
     201      MassMutual         Oak Crossing Apartments
     217      NCB, FSB           440 Warburton Avenue Corporation
     231      UCMFI              Aitkins Manor Apartments
     238      NCB, FSB           222 Smith Street Owners, Inc.
     247      NCB, FSB           656 Carroll Tenants Corp.

                                 TOTAL:

------------------------------------------------------------------------------------------------------------------------------------

  MORTGAGE
  LOAN NO.       STREET ADDRESS                                                                                     CITY
------------------------------------------------------------------------------------------------------------------------------------

     15          100 Michigan Avenue N.E.                                                                           Washington
     18          105 Westchester Oaks Lane                                                                          Brandon
     21          1165 North Milwaukee Avenue                                                                        Chicago
     23          9474 Windermere Lake Drive                                                                         Riverview
     34          9474 Windermere Lake Drive                                                                         Riverview
     35          1100 Rabbit Run Circle                                                                             Ann Arbor
     36          1279 West Loop 1604 N.                                                                             San Antonio
     39          2892 Eastwyck Circle                                                                               Decatur
     43          4141 1 H-10 East                                                                                   San Antonio
     51          2000 Crescent Pointe Lane                                                                          Stafford
     52          100 Stonelick Woods Dr                                                                             Batavia
     53          135 Ocean Parkway                                                                                  Brooklyn
     58          2101 Martins Landing Circle                                                                        Martinsburg
     59          2101 Martins Landing Circle                                                                        Martinsburg
     60          2601 Sarah Ave                                                                                     Mcallen
     64          15135 Kimberly Drive                                                                               Victorville
     65          6969 South Loop East                                                                               Houston
     67          42-65 Kissena Boulevard                                                                            Flushing
     68          4870 55th Lane Se                                                                                  Lacey
     70          100 Deerfield Trace                                                                                Mebane
     72          11000 South 700 East                                                                               Sandy
     76          6125-6151 West Bradley Road                                                                        Milwaukee
     82          308 Scott Street, Southwest                                                                        Atlanta
     83          858 Wade Walk                                                                                      Cincinnati
     84          1 Burton Way                                                                                       Landing
     85          100 Willow Creek Dr.- Charlie Danniels Pkwy                                                        Mount Juliet
     86          102 Sable Chase Blvd                                                                               Mc Donough
     88          350 Commerce Center Dr                                                                             Huntersville
     93          3888 Autumn Ridge Drive                                                                            Memphis
     94          1213-1215 Second Avenue                                                                            Aurora
     98          201 Culpepper Drive                                                                                Duncan
     99          195  Eastern Ave                                                                                   Manchester
     101         1320 North 200 East                                                                                Logan
     102         84-50 169th Street                                                                                 Jamaica
     105         4123 Mallard Landing Cir                                                                           Midlothian
     106         200 Foxridge Crescent                                                                              Durham
     112         661 West Commerce Street                                                                           San Antonio
     113         2361 Bass Lake Rd                                                                                  Cameron Park
     114         5300 Country Side Drive                                                                            Winston Salem
     115         751 Glencross Dr                                                                                   Jackson
     116         755 Glencross Dr                                                                                   Jackson
     117         600 Santa Cruz Road                                                                                Espanola
     128         1215 Fifth Avenue                                                                                  New York
     131         330 F.M. Highway 1845                                                                              Longview
     132         2510 Ne 9th St                                                                                     Gainesville
     137         4641 West 6th Street                                                                               Lawrence
     142         78 27th St. West                                                                                   Billings
     145         201 Parker Place                                                                                   Madison
     146         3535 North Cincinnati Ave                                                                          Tulsa
     154         45 Webster Street                                                                                  Hartford
     155         45 Fairview Avenue                                                                                 New York
     158         1969 Hyde Park Drive                                                                               Detroit
     161         858 East Grand Avenue                                                                              Pomona
     166         1550 North St 200 East                                                                             Logan
     167         1 Briarwood Place                                                                                  Roswell
     168         6 South Lake Avenue                                                                                Albany
     169         147-11 to 147-19 Roosevelt Avenue, 38-11 to 38-23 147th Street, 147-06 to 147-18 38th Avenue       Flushing
     173         3065 Sedgwick Avenue                                                                               Bronx
     175         3825 Ferdinand Place                                                                               Cincinnati
     176         2190 Hyde Park Drive                                                                               Detroit
     182         42-22 Ketcham Street                                                                               Elmhurst
     183         1199 Ocean Avenue                                                                                  Brooklyn
     187         1526 17th Street, N.W.                                                                             Washington
     190         3450 South 2600 West St                                                                            West Valley City
     192         201 Culpepper Drive                                                                                Duncan
     193         111 Clear Creek St.                                                                                Hempstead
     194         80 Victoria Blvd.                                                                                  East Stroudsburg
     199         3123 Bailey Avenue                                                                                 Bronx
     201         310 Gateway Drive                                                                                  Grimes
     217         440 Warburton Avenue                                                                               Yonkers
     231         230 1st Avenue NE                                                                                  Aitkins
     238         222 Smith Street                                                                                   Freeport
     247         656 Carroll Street                                                                                 Brooklyn

---------------------------------------------------------------------------------------------------------------------------
                                                                                            CUT-OFF DATE
  MORTGAGE                                                                 CUT-OFF DATE      BALANCE PER
  LOAN NO.             COUNTY                     STATE    ZIP CODE           BALANCE        UNIT OR PAD       NOTE DATE
---------------------------------------------------------------------------------------------------------------------------

     15                District of Columbia         DC      20017           $14,831,705         $77,248        06/30/2004
     18                Hillsborough                 FL      33511           $14,344,773         $38,151        07/10/2002
     21                Cook                         IL      60622           $12,489,357         $25,965        11/05/2004
     23                Hillsborough                 FL      33569           $11,588,830         $32,923        06/20/2000
     34                Hillsborough                 FL      33569            $8,702,357         $34,533        07/02/2002
     35                Washtenaw                    MI      48103            $8,626,638         $38,512        09/27/1999
     36                Bexar                        TX      78251            $8,609,566         $39,134        05/21/2002
     39                DeKalb                       GA      30032            $7,595,665         $17,224        09/30/2004
     43                Bexar                        TX      78219            $6,344,505         $31,723        04/06/2001
     51                Stafford                     VA      22554            $5,638,818         $56,958        08/22/2002
     52                Clermont                     OH      45103            $5,514,805         $31,334        11/22/1996
     53                Kings                        NY      11218            $5,477,786         $19,634        09/30/2004
     58                Berkeley                     WV      25401            $4,120,602         $25,046        07/22/1998
     59                Berkeley                     WV      25401              $988,770         $25,046        07/22/1998
     60                Hidalgo                      TX      78503            $5,031,609         $26,206        06/03/2003
     64                San Bernardino               CA      92394            $4,941,553         $37,436        01/09/2004
     65                Harris                       TX      77087            $4,719,705         $31,051        08/23/2001
     67                Queens                       NY      11355            $4,680,710         $21,872        09/29/2004
     68                Thurston                     WA      98503            $4,652,318         $28,368        07/02/1997
     70                Alamance                     NC      27302            $4,566,657         $31,713        12/15/1998
     72                Salt_Lake                    UT      84070            $4,545,708         $31,567        05/08/2002
     76                Milwaukee                    WI      53223            $4,349,591         $36,247        11/19/2002
     82                Fulton                       GA      30311            $3,983,799         $19,919        09/08/2004
     83                Hamilton                     OH      45214            $3,973,523         $12,340        06/29/2004
     84                Morris                       NJ      07850            $3,920,047         $32,132        05/27/1998
     85                Wilson                       TN      37122            $3,841,334         $26,676        07/30/1998
     86                Henry                        GA      30253            $3,766,046         $16,738        12/22/1995
     88                Mecklenburg                  NC      28078            $3,656,498         $33,856        05/13/1999
     93                Shelby                       TN      38115            $3,507,328         $25,052        02/05/1999
     94                Kane                         IL      60505            $3,501,420         $38,905        11/21/2002
     98                Spartanburg                  SC      29334            $3,325,179         $27,710        05/28/1999
     99                Hillsboro                    NH      03104            $3,317,284         $34,555        12/07/1998
     101               Cache                        UT      84341            $3,263,926         $31,085        01/12/2000
     102               Queens                       NY      11432            $3,240,085         $26,130        07/14/2004
     105               Chesterfield                 VA      23112            $3,013,444         $27,902        12/23/1996
     106               Durham                       NC      27703            $2,994,434         $32,548        06/01/2001
     112               Bexar                        TX      78227            $2,803,432         $21,238        06/01/2001
     113               El Dorado                    CA      95682            $2,790,519         $31,710        09/24/1999
     114               Forsyth                      NC      27105            $2,765,249         $25,604        12/04/1998
     115               Hinds                        MS      39206            $2,739,226         $22,827        10/16/1996
     116               Hinds                        MS      39206            $2,702,743         $22,523        10/16/1996
     117               Santa Fe                     NM      87532            $2,696,773         $26,968        01/21/2002
     128               New York                     NY      10029            $2,500,000         $51,020        11/18/2004
     131               Gregg                        TX      75604            $2,477,942         $17,208        04/27/2001
     132               Alachua                      FL      32609            $2,477,555         $22,940        10/28/1996
     137               Douglas                      KS      66049            $2,338,846         $32,484        03/07/1997
     142               Yellowstone                  MT      59102            $2,219,709         $27,404        12/15/1999
     145               Dane                         WI      53713            $2,185,166         $31,669        03/22/1999
     146               Tulsa                        OK      74106            $2,173,257         $19,404        01/10/2003
     154               Hartford                     CT      06114            $1,993,824         $33,230        10/14/2004
     155               New York                     NY      10040            $1,991,218          $9,176        11/17/2004
     158               Wayne                        MI      48207            $1,984,552         $20,672        07/29/2004
     161               Los Angeles                  CA      91766            $1,938,238         $31,262        09/20/2001
     166               Cache                        UT      84341            $1,859,137         $23,239        02/13/1997
     167               Chaves                       NM      88201            $1,858,122         $20,646        07/17/2002
     168               Albany                       NY      12203            $1,841,421         $27,900        10/08/2004
     169               Queens                       NY      11354            $1,840,137         $39,152        07/27/2004
     173               Bronx                        NY      10468            $1,794,546         $24,583        10/27/2004
     175               Hamilton                     OH      45209            $1,780,736         $35,615        08/16/2004
     176               Wayne                        MI      48207            $1,772,959         $18,861        06/30/2004
     182               Queens                       NY      11373            $1,598,607         $12,687        11/17/2004
     183               Kings                        NY      11230            $1,597,705         $26,628        10/27/2004
     187               District of Columbia         DC      20036            $1,577,828         $30,343        10/01/2004
     190               Salt Lake                    UT      84119            $1,484,519         $37,113        12/22/1999
     192               Spartanburg                  SC      29334            $1,471,028         $20,431        04/29/2003
     193               Waller                       TX      77445            $1,464,183         $19,266        12/20/2001
     194               Monroe                       PA      18360            $1,459,778         $21,156        02/15/2002
     199               Bronx                        NY      10463            $1,390,519         $26,741        06/28/2004
     201               Polk                         IA      50111            $1,369,926         $22,832        11/11/1999
     217               Westchester                  NY      10701            $1,098,853         $15,477        11/04/2004
     231               Aitkin                       MN      56431              $982,815         $24,570        08/04/2004
     238               Nassau                       NY      11520              $699,183         $17,480        11/18/2004
     247               Kings                        NY      11215              $174,710         $21,839        11/12/2004

                                                                           $271,561,337

---------------------------------------------------------------------------------------------------------------------------------
                                                                                    STUDIOS                  1 BEDROOM
                                                                                    -------                  ---------
  MORTGAGE                              UTILITIES                              NO. OF    AVG RENT        NO. OF   AVG RENT
  LOAN NO.                           PAID BY TENANT                             UNITS     PER MO.         UNITS    PER MO.
---------------------------------------------------------------------------------------------------------------------------------

     15                                Electricity                                  0         NAP            36     $1,150
     18                 Heat, A/C, Electricity, Hot Water, Cable                    0         NAP            72       $378
     21                             Electricity, Gas                                0         NAP           162       $850
     23                 Heat, A/C, Electricity, Hot Water, Cable                    0         NAP            48       $592
     34                 Heat, A/C, Electricity, Hot Water, Cable                    0         NAP            48       $413
     35          Heat, A/C, Electricity, Hot Water, Water Heater, Cable             0         NAP            64       $740
     36          Heat, A/C, Electricity, Hot Water, Water Heater, Cable             0         NAP             0        NAP
     39                             Electricity, Gas                                0         NAP            44       $600
     43          Heat, A/C, Electricity, Hot Water, Water Heater, Cable             0         NAP             0        NAP
     51          Heat, A/C, Electricity, Hot Water, Water Heater, Cable             0         NAP             0        NAP
     52          Heat, A/C, Electricity, Hot Water, Water Heater, Cable             0         NAP             0        NAP
     53                             Electricity, Gas                               64        $842           135     $1,063
     58          Heat, A/C, Electricity, Hot Water, Water Heater, Cable             0         NAP             0        NAP
     59          Heat, A/C, Electricity, Hot Water, Water Heater, Cable             0         NAP             0        NAP
     60          Heat, A/C, Electricity, Hot Water, Water Heater, Cable             0         NAP            28       $460
     64          Heat, A/C, Electricity, Hot Water, Water Heater, Cable             0         NAP             0        NAP
     65          Heat, A/C, Electricity, Hot Water, Water Heater, Cable             0         NAP            40       $585
     67                                Electricity                                  0         NAP           125       $969
     68                  Heat, Electricity, Water Heater, Cable                     0         NAP             0        NAP
     70          Heat, A/C, Electricity, Hot Water, Water Heater, Cable             0         NAP            28       $570
     72          Heat, A/C, Electricity, Hot Water, Water Heater, Cable             0         NAP            96       $585
     76                       Heat, A/C, Electricity, Cable                         0         NAP            54       $650
     82                             Electricity, Gas                                0         NAP             8       $600
     83                             Electricity, Gas                               48        $300            48       $350
     84          Heat, A/C, Electricity, Hot Water, Water Heater, Cable             0         NAP            27       $800
     85                 Heat, A/C, Electricity, Hot Water, Cable                    0         NAP            32       $599
     86          Heat, A/C, Electricity, Hot Water, Water Heater, Cable             0         NAP            48       $500
     88          Heat, A/C, Electricity, Hot Water, Water Heater, Cable             0         NAP             0        NAP
     93          Heat, A/C, Electricity, Hot Water, Water Heater, Cable             0         NAP             0        NAP
     94                          A/C, Electricity, Cable                            0         NAP            29       $766
     98          Heat, A/C, Electricity, Hot Water, Water Heater, Cable             0         NAP             0        NAP
     99                          A/C, Electricity, Cable                            0         NAP             1       $747
     101          Heat, A/C, Electricity, Water Heater, Garbage, Cable              0         NAP             0        NAP
     102                            Electricity, Gas                               24        $832            52       $898
     105         Heat, A/C, Electricity, Hot Water, Water Heater, Cable             0         NAP             0        NAP
     106         Heat, A/C, Electricity, Hot Water, Water Heater, Cable             0         NAP             0        NAP
     112         Heat, A/C, Electricity, Hot Water, Water Heater, Cable             0         NAP             0        NAP
     113         Heat, A/C, Electricity, Hot Water, Water Heater, Cable             0         NAP             0        NAP
     114         Heat, A/C, Electricity, Hot Water, Water Heater, Cable             0         NAP             0        NAP
     115         Heat, A/C, Electricity, Hot Water, Water Heater, Cable             0         NAP             0        NAP
     116         Heat, A/C, Electricity, Hot Water, Water Heater, Cable             0         NAP            24       $490
     117         Heat, A/C, Electricity, Hot Water, Water Heater, Cable             0         NAP             0        NAP
     128                            Electricity, Gas                                0         NAP             8     $3,150
     131                         Heat, A/C, Water Heater                            0         NAP            32       $395
     132         Heat, A/C, Electricity, Hot Water, Water Heater, Cable             0         NAP             0        NAP
     137         Heat, A/C, Electricity, Hot Water, Water Heater, Cable             0         NAP            24       $470
     142                                  Cable                                     0         NAP            20       $550
     145         Heat, A/C, Electricity, Hot Water, Water Heater, Cable             0         NAP             0        NAP
     146         Heat, A/C, Electricity, Hot Water, Water Heater, Cable             0         NAP            84       $437
     154                               Electricity                                  3        $488            55       $575
     155                                  None                                      0         NAP            66     $1,470
     158                            Electricity, Gas                                0         NAP             0        NAP
     161                         Heat, A/C, Electricity                             0         NAP             0        NAP
     166               Heat, A/C, Electricity, Water Heater, Cable                  0         NAP             0        NAP
     167                Heat, A/C, Electricity, Hot Water, Cable                    0         NAP             0        NAP
     168                            Electricity, Gas                               17        $446            34       $535
     169                               Electricity                                  0         NAP            28       $817
     173                               Electricity                                  0         NAP            49       $850
     175                   Electricity, Gas, Hot Water, Sewer                       0         NAP            11       $475
     176                            Electricity, Gas                                0         NAP             0        NAP
     182                            Electricity, Gas                               27        $751            91       $860
     183                            Electricity, Gas                               12        $648            28       $669
     187                               Electricity                                 13        $873            30     $1,913
     190         Heat, A/C, Electricity, Hot Water, Water Heater, Cable             0         NAP             0        NAP
     192         Heat, A/C, Electricity, Hot Water, Water Heater, Cable             0         NAP             0        NAP
     193         Heat, A/C, Electricity, Hot Water, Water Heater, Cable             0         NAP            20       $557
     194         Heat, A/C, Electricity, Hot Water, Water Heater, Cable             0         NAP             0        NAP
     199                               Electricity                                  0         NAP            21       $840
     201                           Electricity, Cable                               0         NAP            15       $530
     217                               Electricity                                  1        $420            25       $864
     231                               Electricity                                  0         NAP            40       $496
     238                               Electricity                                  7        $758            27     $1,225
     247                            Electricity, Gas                                0         NAP             0        NAP

--------------------------------------------------------------------------------------------------------------------------
                      2 BEDROOM            3 BEDROOM             4 BEDROOM            5 BEDROOM             6 BEDROOM
                      ---------            ---------             ---------            ---------             ---------
  MORTGAGE        NO. OF   AVG RENT     NO. OF   AVG RENT    NO. OF   AVG RENT     NO. OF   AVG RENT    NO. OF   AVG RENT
  LOAN NO.         UNITS    PER MO.      UNITS    PER MO.     UNITS    PER MO.      UNITS    PER MO.     UNITS    PER MO.
--------------------------------------------------------------------------------------------------------------------------

     15              120     $1,400         36     $1,750         0        NAP          0        NAP         0        NAP
     18              184       $440        120       $504         0        NAP          0        NAP         0        NAP
     21              162     $1,000        157     $1,500         0        NAP          0        NAP         0        NAP
     23              200       $708        104       $811         0        NAP          0        NAP         0        NAP
     34              124       $506         80       $583         0        NAP          0        NAP         0        NAP
     35              112       $895         48     $1,067         0        NAP          0        NAP         0        NAP
     36               28       $567        142       $729        50       $680          0        NAP         0        NAP
     39              197       $683        165       $759        35       $850          0        NAP         0        NAP
     43               85       $630         85       $686        30       $723          0        NAP         0        NAP
     51                0        NAP         99     $1,434         0        NAP          0        NAP         0        NAP
     52                0        NAP        176       $660         0        NAP          0        NAP         0        NAP
     53               57     $1,416         18     $1,863         0        NAP          0        NAP         0        NAP
     58               78       $620         86       $680         0        NAP          0        NAP         0        NAP
     59               19       $620         21       $680         0        NAP          0        NAP         0        NAP
     60              104       $550         60        635         0        NAP          0        NAP         0        NAP
     64               32       $455         72       $661        28       $734          0        NAP         0        NAP
     65               64       $705         48       $798         0        NAP          0        NAP         0        NAP
     67               89     $1,305          0        NAP         0        NAP          0        NAP         0        NAP
     68              104       $689         60       $715         0        NAP          0        NAP         0        NAP
     70               80       $660         36       $690         0        NAP          0        NAP         0        NAP
     72               48       $702          0        NAP         0        NAP          0        NAP         0        NAP
     76               66       $750          0        NAP         0        NAP          0        NAP         0        NAP
     82               61       $658        122       $750         9       $850          0        NAP         0        NAP
     83              143       $467         82       $579         1       $650          0        NAP         0        NAP
     84               68     $1,031         27     $1,150         0        NAP          0        NAP         0        NAP
     85               56       $655         56       $739         0        NAP          0        NAP         0        NAP
     86              104       $599         72       $645         0        NAP          0        NAP         0        NAP
     88               72       $645         36       $730         0        NAP          0        NAP         0        NAP
     93               92       $653         48       $823         0        NAP          0        NAP         0        NAP
     94               36       $880         25       $971         0        NAP          0        NAP         0        NAP
     98               72       $545         48       $599         0        NAP          0        NAP         0        NAP
     99               95       $925          0        NAP         0        NAP          0        NAP         0        NAP
     101              77       $572         28       $653         0        NAP          0        NAP         0        NAP
     102              48       $940          0        NAP         0        NAP          0        NAP         0        NAP
     105              60       $648         35       $725         0        NAP          0        NAP         0        NAP
     106              56       $653         36       $790         0        NAP          0        NAP         0        NAP
     112              80       $552         52      617.5         0        NAP          0        NAP         0        NAP
     113              40       $528         48       $610         0        NAP          0        NAP         0        NAP
     114              72       $605         36       $706         0        NAP          0        NAP         0        NAP
     115              88       $560         32       $620         0        NAP          0        NAP         0        NAP
     116              64       $580         32       $650         0        NAP          0        NAP         0        NAP
     117              48       $549         52        631         0        NAP          0        NAP         0        NAP
     128              14     $4,396         14     $8,750         9    $11,500          3    $15,417         1    $16,900
     131              68       $495         44       $570         0        NAP          0        NAP         0        NAP
     132              16       $579         92       $675         0        NAP          0        NAP         0        NAP
     137              24       $570         24       $670         0        NAP          0        NAP         0        NAP
     142              60       $660          0        NAP         0        NAP          0        NAP         0        NAP
     145               0        NAP         65       $750         4       $860          0        NAP         0        NAP
     146              28       $540          0        NAP         0        NAP          0        NAP         0        NAP
     154               2       $725          0        NAP         0        NAP          0        NAP         0        NAP
     155              84     $1,890         67     $2,310         0        NAP          0        NAP         0        NAP
     158              30       $950         45     $1,200        21     $1,500          0        NAP         0        NAP
     161              24       $515         32       $620         6       $550          0        NAP         0        NAP
     166              50       $573         30       $650         0        NAP          0        NAP         0        NAP
     167              24       $440         56       $480         0        NAP         10       $610         0        NAP
     168              14       $675          1       $825         0        NAP          0        NAP         0        NAP
     169              19     $1,243          0        NAP         0        NAP          0        NAP         0        NAP
     173              24     $1,160          0        NAP         0        NAP          0        NAP         0        NAP
     175              33       $625          6       $750         0        NAP          0        NAP         0        NAP
     176              44       $850         50     $1,000         0        NAP          0        NAP         0        NAP
     182               8       $824          0        NAP         0        NAP          0        NAP         0        NAP
     183              20     $1,008          0        NAP         0        NAP          0        NAP         0        NAP
     187               9     $2,475          0        NAP         0        NAP          0        NAP         0        NAP
     190               2       $514         22       $627        16       $690          0        NAP         0        NAP
     192              48       $545         24        599         0        NAP          0        NAP         0        NAP
     193              32       $660         24       $747         0        NAP          0        NAP         0        NAP
     194               0        NAP         69       $932         0        NAP          0        NAP         0        NAP
     199              31     $1,041          0        NAP         0        NAP          0        NAP         0        NAP
     201              13       $585         28       $655         0        NAP          0        NAP         0        NAP
     217              45     $1,040          0        NAP         0        NAP          0        NAP         0        NAP
     231               0        NAP          0        NAP         0        NAP          0        NAP         0        NAP
     238               6     $1,575          0        NAP         0        NAP          0        NAP         0        NAP
     247               8     $2,447          0        NAP         0        NAP          0        NAP         0        NAP

---------------------------------------------
                  OTHER UNITS
                  -----------
  MORTGAGE      NO. OF   AVG RENT     NO. OF
  LOAN NO.       UNITS    PER MO.  ELEVATORS
---------------------------------------------

     15              0        NAP          0
     18              0        NAP          0
     21              0        NAP          3
     23              0        NAP          0
     34              0        NAP          0
     35              0        NAP          0
     36              0        NAP          0
     39              0        NAP          0
     43              0        NAP          0
     51              0        NAP          0
     52              0        NAP          0
     53              0        NAP          3
     58              0        NAP          0
     59              0        NAP          0
     60              0        NAP          0
     64              0        NAP          0
     65              0        NAP          0
     67              0        NAP          3
     68              0        NAP          0
     70              0        NAP          0
     72              0        NAP          3
     76              0        NAP          2
     82              0        NAP          0
     83              0        NAP          0
     84              0        NAP          0
     85              0        NAP          0
     86              1        NAP          0
     88              0        NAP          0
     93              0        NAP          0
     94              0        NAP          2
     98              0        NAP          0
     99              0        NAP          0
     101             0        NAP          0
     102             0        NAP          2
     105            13       $775          0
     106             0        NAP          0
     112             0        NAP          0
     113             0        NAP          0
     114             0        NAP          0
     115             0        NAP          0
     116             0        NAP          0
     117             0        NAP          0
     128             0        NAP          4
     131             0        NAP          0
     132             0        NAP          0
     137             0        NAP          0
     142             1        NAP          2
     145             0        NAP          0
     146             0        NAP          0
     154             0        NAP          1
     155             0        NAP          3
     158             0        NAP          0
     161             0        NAP          0
     166             0        NAP          0
     167             0        NAP          0
     168             0        NAP          0
     169             0        NAP          0
     173             0        NAP          1
     175             0        NAP          0
     176             0        NAP          0
     182             0        NAP          2
     183             0        NAP          1
     187             0        NAP          0
     190             0        NAP          0
     192             0        NAP          0
     193             0        NAP          0
     194             0        NAP          0
     199             0        NAP          1
     201             4       $605          0
     217             0        NAP          1
     231             0        NAP          1
     238             0        NAP          1
     247             0        NAP          0

APPENDIX IV
SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - 125 PARK AVENUE
--------------------------------------------------------------------------------

                      [PICTURE OF 125 PARK AVENUE OMITTED]

                                      IV-1

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - 125 PARK AVENUE
--------------------------------------------------------------------------------

                        [MAP OF 125 PARK AVENUE OMITTED]

                                      IV-2

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 1 - 125 PARK AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:           $146,250,000

CUT-OFF DATE BALANCE:       $146,250,000

SHADOW RATING (S&P/FITCH):  NAP

FIRST PAYMENT DATE:         12/08/2004

INTEREST RATE:              5.748%

AMORTIZATION:               IO

ARD:                        NAP

HYPERAMORTIZATION:          NAP

MATURITY DATE:              10/08/2014

EXPECTED MATURITY BALANCE:  $146,250,000

SPONSOR:                    Shorenstein Realty Investors Six

INTEREST CALCULATION:       Actual/360

CALL PROTECTION:            Lockout until the earlier of 11/30/2007 and 24
                            months after the REMIC start-up date, with U.S.
                            Treasury defeasance thereafter. Prepayable without
                            premium from and after 10/08/2014.

LOAN PER SF:                $242.36

UP-FRONT RESERVES:          NAP

ONGOING RESERVES(1):        RE Taxes:                Springing
                            Insurance:               Springing
                            CapEx:                   Springing
                            TI/LC:                   Springing
LOCKBOX:                    Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:  Single Asset

PROPERTY TYPE:           Office

PROPERTY SUB-TYPE:       Urban

LOCATION:                New York, NY

YEAR BUILT/RENOVATED:    1923/1996-2003

OCCUPANCY(2):            95.5%

SQUARE FOOTAGE:          603,433

THE COLLATERAL:          25-story Class A office building

OWNERSHIP INTEREST:      Fee

MAJOR TENANTS             % NRSF    BASE RENT PSF   LEASE EXPIRATION
-------------             ------    -------------   ----------------
Meredith Corporation       25.1%       $30.07          12/31/2011
Reed Elsevier, Inc.        11.7%       $39.07          06/30/2009
FGIC Holdings, Inc.         9.7%       $33.75          07/31/2008

PROPERTY MANAGEMENT:     Shorenstein Realty Services East LLC

U/W NET OP. INCOME:      $13,175,431

U/W NET CASH FLOW:       $12,040,803

APPRAISED VALUE:         $230,000,000

CUT-OFF DATE LTV:        63.6%

MATURITY DATE LTV:       63.6%

DSCR(3):                 1.41x
--------------------------------------------------------------------------------

(1)  In the event that either (i) an event of default under the 125 Park Avenue
     Loan documents has occurred or (ii) the DSCR for the 125 Park Avenue Loan is less than 1.05x at the end of any calendar quarter, the 125 Park Avenue
     Borrower will be required to make the following monthly deposits into the ongoing reserve accounts: (i) 1/12 of annual taxes and insurance premiums,
     (ii) $9,587 for capital expenditures, and (iii) $71,900 for tenant improvements, leasing commissions and similar costs. In addition, in such circumstance the 125 Park Avenue Borrower will also be required to deposit with the lender any fee, payment or other compensation from any tenant relating to or in exchange for the termination of such tenant's lease. Such amounts will be utilized for tenant improvements and leasing commissions that may be incurred with respect to the space relating to such lease termination fee and, in the event that any replacement tenant pays a lower monthly rental payment than the previous tenant, in replacement of rent.
     The 125 Park Avenue Borrower may cease making such monthly deposits if such event of default has been cured, or if the DSCR is equal to or greater than
     1.10x for two consecutive quarters.

(2)  Occupancy as of 08/31/2004.

(3)  The DSCR is based on the interest payments during the term of loan with no amortization.

THE 125 PARK AVENUE LOAN

     THE LOAN. The largest loan (the "125 Park Avenue Loan"), as evidenced by five pari passu promissory notes (which are all included in the trust), is secured by a Consolidated, Amended and Restated Mortgage and Security Agreement
(the "125 Park Avenue Mortgage") encumbering a 603,433 SF office property known as 125 Park Avenue located in New York, New York (the "125 Park Avenue
Property"). The 125 Park Avenue Loan was originated on 11/01/2004 by Morgan
Stanley Mortgage Capital Inc.

     THE BORROWER. The borrower is SRI SIX 125 Park LLC, a Delaware limited liability company (the "125 Park Avenue Borrower"), that is a special purpose, bankruptcy remote entity, controlled by Shorenstein Company. Headquartered in
San Francisco, Shorenstein Company is privately owned and owns over 14 million
SF of office projects around the country.

     THE PROPERTY. The 125 Park Avenue Property is located in the midtown
Manhattan business district of New York, New York, at the corner of 42nd Street and Park Avenue, across the street from Grand Central Terminal. The 125 Park
Avenue Property is a 603,433 SF, 25-story Class A office building, which was originally constructed in 1923 and underwent a $25 million renovation from 1996 through 2003. The resulting property has a pre-war exterior with a newly renovated interior with upgraded mechanical systems. Property amenities include a full service bank, an ATM station, a Starbucks coffee shop and a 24-hour market/deli. Average year-end occupancy since 1999 is approximately 95.3%.

     LEASE EXPIRATION SUMMARY. The following table shows scheduled lease expirations at the 125 Park Avenue Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date:

                                      IV-3

                                         LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------
                                                                                               Cumulative %
                                                                                 % of Total      of Total
                      # of      Average Total                                      Rental         Rental
                     Leases      Rent per SF    % of Total   Cumulative % of      Revenues       Revenues
      Year           Rolling       Rolling      SF Rolling      SF Rolling        Rolling        Rolling
------------------ ------------ --------------- ------------ ----------------- -------------- --------------

     Vacant             5           $0.00           5%              5%              0%             0%
------------------ ------------ --------------- ------------ ----------------- -------------- --------------
       MTM              4           $24.24          4%              9%              3%             3%
------------------ ------------ --------------- ------------ ----------------- -------------- --------------
      2005              1           $26.94          1%              9%              0%             3%
------------------ ------------ --------------- ------------ ----------------- -------------- --------------
      2006              3           $30.27          10%            19%              7%             10%
------------------ ------------ --------------- ------------ ----------------- -------------- --------------
      2007              4           $35.64          12%            31%              11%            21%
------------------ ------------ --------------- ------------ ----------------- -------------- --------------
      2008              6           $41.28          11%            42%              12%            33%
------------------ ------------ --------------- ------------ ----------------- -------------- --------------
      2009              1           $46.12          12%            54%              14%            46%
------------------ ------------ --------------- ------------ ----------------- -------------- --------------
      2010              0           $0.00           0%             54%              0%             46%
------------------ ------------ --------------- ------------ ----------------- -------------- --------------
      2011              4           $41.45          30%            84%              31%            78%
------------------ ------------ --------------- ------------ ----------------- -------------- --------------
      2012              0           $0.00           0%             84%              0%             78%
------------------ ------------ --------------- ------------ ----------------- -------------- --------------
      2013              5          $140.07          1%             85%              5%             83%
------------------ ------------ --------------- ------------ ----------------- -------------- --------------
      2014              2           $43.33          14%            99%              15%            98%
------------------ ------------ --------------- ------------ ----------------- -------------- --------------
  2015 & Beyond         1           $90.00          1%             100%             2%            100%
------------------ ------------ --------------- ------------ ----------------- -------------- --------------

        PROPERTY MANAGEMENT. The 125 Park Avenue Property is managed by
Shorenstein Realty Services East LLC, an affiliate of SRI SIX Operating Company.
The management agreement is subject and subordinate to the 125 Park Avenue Loan.

        MEZZANINE DEBT. The related loan documents permit the sole member of the
125 Park Avenue Borrower to pledge its equity interest in the 125 Park Avenue
Borrower as security for a mezzanine loan, subject to the satisfaction of certain conditions, including, among other things, (i) no event of default is continuing under the 125 Park Avenue Loan, (ii) if such mezzanine debt bears interest at a floating rate, the related mezzanine loan documents require that an interest rate cap be maintained at a fixed strike price such that the weighted average debt service constant for the 125 Park Avenue Loan and the mezzanine loan (based upon the assumption that if the mezzanine debt bears interest at a floating rate, the interest rate for the mezzanine debt is calculated at the applicable interest rate cap strike price) is no greater than
7.5%, (iii) if such mezzanine debt bears interest at a fixed rate, the weighted average debt service constant for the 125 Park Avenue Loan and such mezzanine debt is no greater than 7.5%, (iv) the loan-to-value ratio immediately following the closing of such mezzanine debt, based on the aggregate principal balance of the 125 Park Avenue Loan and such mezzanine debt and on an appraisal acceptable to the lender, is no greater than 65% and (v) the debt service coverage ratio immediately following the closing of such mezzanine debt will not be less than
1.25x.

        ADDITIONAL INDEBTEDNESS. Not allowed, except for unsecured trade debt incurred in the ordinary course of business and for financing of equipment and personal property used on the 125 Park Avenue Property, which in the aggregate does not exceed $3,000,000 at any one time and is paid within 60 days of the date incurred.

        RELEASE OF PARCELS.  Not allowed.

Certain additional information regarding the 125 Park Avenue Loan and the 125
Park Avenue Property is set forth on Appendix II hereto.

                                      IV-4

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NOS. 2-4 - CENTRAL MALL PORTFOLIO
--------------------------------------------------------------------------------

                       [PICTURES OF CENTRAL MALL OMITTED]

                                      IV-5

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NOS. 2-4 - CENTRAL MALL PORTFOLIO
--------------------------------------------------------------------------------

                         [MAP OF CENTRAL MALL OMITTED]

                                      IV-6

                 MORTGAGE LOAN NOS. 2-4 - CENTRAL MALL PORTFOLIO
--------------------------------------------------------------------------------

                 LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:      $134,500,000
CUT-OFF DATE BALANCE:  $134,500,000

SHADOW RATING
(S&P/FITCH):           NAP
FIRST PAYMENT DATE:    01/05/2005

INTEREST RATE:         5.752%
AMORTIZATION(1):       IO/312 months

ARD:                   NAP

HYPERAMORTIZATION:     NAP
MATURITY DATE:         12/05/2014

EXPECTED MATURITY
BALANCE:               $119,468,571

SPONSORS:              Gregory Greenfield &
                       Assoc., Ltd.

INTEREST CALCULATION:  Actual/360
CALL PROTECTION:       Lockout until the earlier
                       of 11/22/2008 and 24 months
                       after the REMIC start-up
                       date, with U.S. Treasury
                       defeasance thereafter.
                       Prepayable without a
                       premium from and after
                       09/05/2014.

LOAN PER SF:           $76.74
UP-FRONT RESERVES:     RE Taxes:      $131,723
                       Insurance:     $288,653
                       TI/LC(2):      $2,000,000
ONGOING RESERVES:      RE Taxes:      $134,000/month
                       Insurance:     $33,600/month
                       CapEx:         $24,500/month
                       TI/LC(2):      $45,000/month
                                      until
                                      12/2007,
                                      $70,000
                                      thereafter

                       Anchor
                       Tenant
                       Reserve(3):    Springing
LOCKBOX:               Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE
ASSET/PORTFOLIO:        Portfolio
PROPERTY TYPE:          Retail

PROPERTY SUB-TYPE:      Anchored
LOCATION:               Texarkana, TX, Lawton, OK and
                        Port Arthur, TX
YEARS BUILT/RENOVATED:  Texarkana, TX: 1979/1998, 2002
                        Lawton, OK: 1980/2000
                        Port Arthur, TX: 1982/1996,
                        2000
OCCUPANCY (4):          95.6%
                        Texarkana, TX: 98.2%
                        Lawton, OK: 95.7%
                        Port Arthur, TX: 92.2%
SQUARE FOOTAGE:         1,752,673
                        Texarkana, TX: 686,823
                        Lawton, OK: 526,059
                        Port Arthur, TX: 539,791
THE COLLATERAL:         Three department
                        store-anchored shopping
                        centers together with a
                        leasehold interest in a
                        parking lot
OWNERSHIP INTEREST:     Fee and leasehold

MAJOR TENANTS           %NRSF  BASE RENT PSF   LEASE EXPIRATION
-------------           -----  -------------   ----------------
CENTRAL MALL -
TEXARKANA, TX
Sears, Roebuck & Co.    18.5%    $1.82     07/31/2008
Dillard's Department
Stores                  14.5%    $2.50     01/31/2007
J. C. Penney            14.0%    $3.03     08/31/2008
CENTRAL MALL -
LAWTON, OK
Sears, Roebuck & Co.    20.0%    $2.37     10/31/2049
J. C. Penney            19.4%    $2.95     10/31/2009
Dillard's Department    19.0%    $2.98     03/05/2010
Stores
CENTRAL MALL - PORT
ARTHUR, TX
Sears, Roebuck & Co.    18.8%    $2.01      09/30/2033
Dillard's Department
Stores                  18.1%    $4.42      09/30/2012
J. C. Penney            15.8%    $3.95      07/31/2008

PROPERTY MANAGEMENT:      Jones Lang LaSalle Americas, Inc.
U/W NET OP. INCOME:       $14,142,684
U/W NET CASH FLOW:        $13,146,391
APPRAISED VALUE:          $173,400,000
CUT-OFF DATE LTV:         77.6%
MATURITY DATE LTV:        68.9%
DSCR(5):                  1.68x
--------------------------------------------------------------------------------

 (1) The loan is interest only through the first 48 months with principal and interest payments commencing on 01/05/2009. The total $134,500,000 loan amortizes on 26-year schedule after the initial 48-month interest only period.

(2) The Central Mall Borrower has deposited $2,000,000 into an upfront reserve account for tenant improvements and leasing commissions. In addition, the
    Central Mall Borrower is required to deposit $45,000 into such reserve each month through and including December 2007, and $70,000 each month thereafter.

(3) In the event that an anchor tenant terminates its lease, the Central Mall
    Borrower will be required to deposit into a reserve each month all amounts which the Central Mall Borrower would otherwise be entitled to after making all payments under the Central Mall Loan documents. The Central Mall
    Borrower will be permitted to cease making such deposits (i) if only one anchor tenant has terminated its lease, when the balance of such reserve reaches $1,000,000, (ii) if only two anchor tenants have terminated their leases, when the balance of such reserve reaches $3,500,000 or (iii) if three or more anchor tenants have terminated their leases, when the Central
    Mall Borrower has entered into a lease with a replacement tenant with respect to each tenant that terminated its lease. Amounts in such reserve are required to be used for leasing expenses, and will be returned to the
    Central Mall Borrower when the Central Mall Borrower has entered into a lease with a replacement tenant with respect to each terminated lease.

(4) Occupancy as of 11/18/2004.

(5) The DSCR is based on the interest payments during the interest only period.
    The DSCR after the interest only period will be 1.32x and will be based on principal and interest payments commencing on 01/05/2009.

                                      IV-7

    THE CENTRAL MALL LOAN

         THE LOAN. The second largest loan (the "Central Mall Loan") as evidenced by a promissory note (the "Central Mall Note") is secured by a Deed of
Trust, Assignment of Leases and Rents and Security Agreement with respect to the properties located in Port Arthur, Texas and Texarkana, Texas and a Mortgage,
Assignment of Leases and Rents and Security Agreement with respect to the property located in Lawton, Oklahoma (collectively the "Central Mall Mortgage")
encumbering 1,752,673 SF in three retail properties known as the Central
Mall-Texarkana, TX, the Central Mall-Lawton, OK, and the Central Mall-Port
Arthur, TX (collectively the "Central Mall Property") subject to the terms and provisions of a loan agreement between the lender and the borrower (the "Central
Mall Loan Agreement"). The Central Mall Loan was originated on 11/22/2004 by
IXIS Real Estate Capital, Inc.

         THE BORROWER. The borrower is GG&A Central Mall Partners, L.P., a
Delaware limited partnership (the Central Mall Borrower) the Central Mall
Borrower is controlled by GG&A Central, LLC a Delaware limited liability company and a general partner of the Central Mall Borrower. GG&A Central, LLC is a special purpose entity.

         THE PROPERTIES. The Central Mall Loan is secured by three regional shopping centers, each known as Central Mall.

         CENTRAL MALL--TEXARKANA, TX. Originally constructed in 1979, Central
Mall-Texarkana, TX is a single-level enclosed regional shopping center located at the southeast intersection of Interstate 30 and Richmond Road in Texarkana,
Texas, approximately three miles northwest of downtown Texarkana and approximately three miles west of the Texas-Arkansas state line. The center underwent a renovation in 1998 and a $3.1 million renovation in 2002 that included installation of new skylights, replacement of floor and ceiling tiles, painting and repairs and improvements of the HVAC system, restrooms, planters and trash receptacles. The center has a combined GLA of 686,823 SF of which
347,774 SF is associated with anchor space (Dillard's, Dillard's Men's, J.C.
Penney and Sears), 187,716 SF is associated with in-line mall space, 25,806 SF is associated with major tenant space (Beall's) and 125,527 SF is associated with outparcels (Books A Million, Chili's, Michael's, Office Depot, Outback
Steakhouse, Pier 1 Imports, and Toys "R" Us).

         CENTRAL MALL--LAWTON, OK. Originally constructed in 1980, Central
Mall-Lawton, OK is an enclosed regional shopping center located at the southwest corner of SW 1st Street and Avenue C in Lawton, Oklahoma, approximately three miles southeast of downtown Lawton and approximately five miles northeast of
Lawton Municipal Airport. The center underwent an extensive renovation/expansion in 2000 with the completion of a $6.5 million restoration project that included general improvements made to the subject property's common areas and the construction of a 12-screen, 1,486 seat theater with stadium seating. The center has a combined GLA of 526,059 SF of which 307,116 SF is associated with anchor space (Dillard's, J.C. Penney and Sears), 31,399 SF is associated with a junior anchor tenant (Dickinson Theater) and approximately 187,544 SF is associated with in-line mall space. The Central Mall-Lawton is located in the Lawton MSA, which comprises a 1,076 square mile area and extends to a radius of approximately 40 miles. There are no competing enclosed malls in the Lawton MSA trade area.

         CENTRAL MALL--PORT ARTHUR, TX. Originally constructed in 1982, Central
Mall-Port Arthur, TX is an enclosed regional shopping center located at the intersection of Nome-Port Neches Road (US Highways 365) and Port Arthur Beaumont
Highway (US Highway 69) in Port Arthur, Texas, approximately 20 miles southeast of Beaumont, TX. The center underwent renovations in 1996 and in 2000. In April
2004, Target opened their newly constructed 124,000 SF department store at the center. The center has a combined GLA of 706,161 SF of which 408,375 SF is associated with anchor space (Dillard's, J.C. Penney, Sears and Target), 184,674
SF is associated with in-line mall space and 113,112 SF is associated with major tenants (Hobby Lobby, Beall's and Dickinson Theaters). The Central Mall-Port
Arthur is located in the center of the Golden Triangle, which is formed by the cities of Port Arthur, TX, Beaumont, TX and Orange, TX. Central Mall-Port Arthur
is the only regional mall in the area, with the nearest mall 20 miles to the northwest in Beaumont, TX.

         GROUND LEASE. The Central Mall Borrower's interest in the property known as Central Mall-Lawton, OK includes a leasehold interest created under a ground lease (the "Central Mall Ground Lease"), with respect to the parking structure at such property. The lessor under the Central Mall Ground Lease is the Lawton Parking Authority. The term of the Central Mall Ground Lease will expire on July 23, 2053, with an extension option of 25 years. During the current term of the Central Mall Ground Lease, the annual rent payable will equal $4,500 per year. In the event of a termination of the Central Mall Ground
Lease, the ground lessor is not required to enter into a new lease with the mortgagee. However, the mortgagee is entitled to redeem and reinstate the ground lease for the remaining term of the Central Mall Ground Lease within two years from the date of the default, provided that the mortgagee performs, acts or pays sums to undo the breach that caused the termination.

                                      IV-8

         LEASE EXPIRATION SUMMARY. The following table shows scheduled lease expirations at the Central Mall Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date.

------------------------------------------------------------------------------------------------------------
                             LEASE ROLLOVER SCHEDULE

                             CENTRAL MALL-PORTFOLIO

                                   AVERAGE                              % OF TOTAL
                                 TOTAL RENT                CUMULATIVE     RENTAL
                   # OF LEASES     PER SF     % OF TOTAL     % OF SF     REVENUES     CUMULATIVE % OF TOTAL
      YEAR           ROLLING       ROLLING    SF ROLLING     ROLLING      ROLLING    RENTAL REVENUES ROLLING
------------------ ------------- ------------ ------------ ------------ ------------ ------------------------

     Vacant              3          $0.00         4%           4%           0%                 0%
------------------ ------------- ------------ ------------ ------------ ------------ ------------------------
       MTM               5         $12.52         1%           5%           1%                 1%
------------------ ------------- ------------ ------------ ------------ ------------ ------------------------
      2005              14         $13.46         2%           8%           5%                 6%
------------------ ------------- ------------ ------------ ------------ ------------ ------------------------
      2006              30         $13.67         5%           13%          10%                15%
------------------ ------------- ------------ ------------ ------------ ------------ ------------------------
      2007              40          $8.16         13%          26%          15%                30%
------------------ ------------- ------------ ------------ ------------ ------------ ------------------------
      2008              20          $5.04         21%          47%          15%                45%
------------------ ------------- ------------ ------------ ------------ ------------ ------------------------
      2009              25          $7.85         10%          57%          11%                56%
------------------ ------------- ------------ ------------ ------------ ------------ ------------------------
      2010              17          $6.25         7%           64%          6%                 62%
------------------ ------------- ------------ ------------ ------------ ------------ ------------------------
      2011              13          $8.01         6%           69%          6%                 68%
------------------ ------------- ------------ ------------ ------------ ------------ ------------------------
      2012              15          $8.51         9%           78%          11%                79%
------------------ ------------- ------------ ------------ ------------ ------------ ------------------------
      2013              11         $10.95         4%           83%          6%                 85%
------------------ ------------- ------------ ------------ ------------ ------------ ------------------------
      2014              15         $16.08         4%           86%          8%                 93%
------------------ ------------- ------------ ------------ ------------ ------------ ------------------------
  2015 & Beyond          6          $3.51         14%         100%          7%                100%
------------------ ------------- ------------ ------------ ------------ ------------ ------------------------

         PROPERTY MANAGEMENT. The Central Mall Property is managed by Jones Lang
LaSalle Americas, Inc., a Maryland corporation, unaffiliated with the Central
Mall Borrower. Jones Long LaSalle Americas, Inc., is a real estate investment, development, leasing and management company specializing in retail and multifamily residential properties. Jones Long LaSalle Americas, Inc. currently manages over 700 million SF of commercial property. The management fees are subordinate to the Central Mall Loan.

         MEZZANINE DEBT. Not allowed.

         ADDITIONAL INDEBTEDNESS. Not allowed, except for unsecured trade payables incurred in the ordinary course of business in connection with owning, operating and maintaining the Central Mall Property, which in the aggregate do not exceed 1% of the original principal amount of the Central Mall Loan and are paid within 30 days from the date incurred.

         RELEASE OF PARCELS. The Central Mall Borrower has the right to release one or more of the three properties from the lien of the Central Mall Mortgage in connection with the bona fide sale of such property at any time after the earlier of (a) November 22, 2008 and (b) 2 years from the "start-up day" of the
REMIC and upon the satisfaction of certain conditions, including, among other things, (i) the Central Mall Borrower makes a partial defeasance of principal in an amount equal to the greater of (A) 100% of the net proceeds with respect to each such property, or (B) 125% of the original allocated loan amount for each such property, (ii) after giving effect to such release, the underwritten DSCR shall be not less than the greater of (A) with respect to any release occurring on or before the payment date in December 2008, 1.63x or, with respect to any release occurring after such payment date, 1.27x, and (B) the underwritten DSCR immediately prior to such release and (iii) immediately before such release and immediately thereafter, no event of default shall be continuing. In addition, the Central Mall Borrower is allowed to release certain unimproved parcels from the lien of the Central Mall Mortgage, without the payment of release price.

Certain additional information regarding the Central Mall Loan and the Central
Mall Property is set forth on Appendix II hereto.

                                      IV-9

--------------------------------------------------------------------------------
                        MORTGAGE LOAN NO. 5 - HULEN MALL
--------------------------------------------------------------------------------

                        [PICTURE OF HULEN MALL OMITTED]

                                     IV-10

                        MORTGAGE LOAN NO. 5 - HULEN MALL
--------------------------------------------------------------------------------

                          [MAP OF HULEN MALL OMITTED]

                                     IV-11

--------------------------------------------------------------------------------
                        MORTGAGE LOAN NO. 5 - HULEN MALL
--------------------------------------------------------------------------------

          LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:      $121,000,000
CUT-OFF DATE BALANCE:  $120,744,094
SHADOW RATING
(S&P/FITCH):           NAP
FIRST PAYMENT DATE:    01/07/2005
INTEREST RATE:         5.030%
AMORTIZATION:          360 months
ARD:                   NAP
HYPERAMORTIZATION:     NAP
MATURITY DATE:         12/07/2011
EXPECTED MATURITY
BALANCE:               $107,369,824
SPONSOR:               General Growth Properties,
                       Inc.

INTEREST CALCULATION:  Actual/360
CALL PROTECTION:       Lockout until the earlier of
                       11/30/2007 and 24 months
                       after the REMIC start-up
                       date, with U.S. Treasury
                       defeasance thereafter.
                       Prepayable without premium
                       from and after 09/07/2011.

LOAN PER SF:           $346.17
UP-FRONT RESERVES:     NAP
ONGOING RESERVES(1):   RE Taxes:        Springing
                       Insurance:       Springing
                       CapEx:           Springing
                       TI/LC:           Springing
LOCKBOX:               Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
      PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE
ASSET/PORTFOLIO:       Single Asset
PROPERTY TYPE:         Retail
PROPERTY SUB-TYPE:     Regional
                       Mall
LOCATION:              Fort Worth,
                       TX
YEAR BUILT/RENOVATED:  1977/1994
OCCUPANCY(2):          95.1%
SQUARE FOOTAGE:        348,796
THE COLLATERAL:        Retail shopping center
OWNERSHIP INTEREST:    Fee
                             BASE RENT     LEASE
MAJOR TENANTS         % NRSF    PSF      EXPIRATION
-------------         ------    ---      ----------
Gap, Inc.             4.9%     $33.50    01/31/2006
Abercrombie & Fitch   2.7%     $21.00    01/31/2006
                      1.3%     $25.00    01/31/2012
                      ----     ------
                      4.0%     $22.31
Express               3.8%     $22.86    01/31/2006

PROPERTY MANAGEMENT:  General Growth Properties, Inc.
U/W NET OP. INCOME:   $11,059,881
U/W NET CASH FLOW:     $10,681,533
APPRAISED VALUE:       $162,000,000
CUT-OFF DATE LTV:      74.5%
MATURITY DATE LTV:     66.3%
DSCR:                  1.37x
--------------------------------------------------------------------------------
(1) In the event that either (i) an event of default occurs under the Hulen Mall
    Loan documents or (ii) the DSCR falls below 1.25x, the Hulen Mall Borrower will be required to make the following monthly deposits into the ongoing reserves accounts: (i) 1/12 of annual taxes and insurance premiums, (ii)
    $29,066 for TI/LC (capped at $348,796) and (iii) $5,813 for replacements
    (capped at $69,759). The Hulen Mall Borrower may cease making such monthly deposits if such event of default is waived or cured, or the DSCR is equal to or greater than 1.25x for twelve consecutive months.

(2) Occupancy as of 08/31/2004.

THE HULEN MALL LOAN

         THE LOAN. The third largest loan (the "Hulen Mall Loan") as evidenced by a promissory note is secured by a Deed of Trust, Assignment of Leases and
Rents, Security Agreement and Fixture Filing (the "Hulen Mall Mortgage")
encumbering a 348,796 SF retail property known as the Hulen Mall located in Fort
Worth, Texas (the "Hulen Mall Property"). The Hulen Mall Loan was originated on
11/12/2004 by Morgan Stanley Mortgage Capital Inc.

         THE BORROWER. The borrower is Hulen Owner LP, a Delaware Limited partnership (the "Hulen Mall Borrower") that is a special purpose, bankruptcy remote entity. The Hulen Mall Borrower is owned by General Growth Properties,
Inc. ("GGP").

         THE PROPERTY. Hulen Mall is a 945,796 SF super regional mall, including
Dillard's (230,000 SF), Foley's (214,000 SF) and Sears (153,000), which are not part of the collateral. Hulen Mall is located approximately 8 miles southwest of downtown Fort Worth, TX. The property was originally constructed in 1977 by The
Rouse Company and underwent renovations in 1994.

         LEASE EXPIRATION SUMMARY. The following table shows scheduled lease expirations at the Hulen Mall Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date:

                                     IV-12

                         IN-LINE LEASE ROLLOVER SCHEDULE
-------------------------------------------------------------------------------------------------------------
                                                                                               CUMULATIVE %
                                                                                 % OF TOTAL      OF TOTAL
                       # OF      AVERAGE TOTAL                                     RENTAL         RENTAL
                      LEASES      RENT PER SF    % OF TOTAL   CUMULATIVE % OF     REVENUES       REVENUES
       YEAR           ROLLING       ROLLING      SF ROLLING      SF ROLLING        ROLLING        ROLLING
-------------------------------------------------------------------------------------------------------------

      Vacant             7           $0.00           5%              5%              0%             0%
------------------- ------------ --------------- ------------ ----------------- -------------- --------------
       MTM               9          $ 52.82          9%             13%              10%            10%
------------------- ------------ --------------- ------------ ----------------- -------------- --------------
       2005             15          $ 46.05          14%            27%              14%            24%
------------------- ------------ --------------- ------------ ----------------- -------------- --------------
       2006             16          $ 43.50          21%            48%              20%            43%
------------------- ------------ --------------- ------------ ----------------- -------------- --------------
       2007              7          $ 47.51          7%             56%              7%             51%
------------------- ------------ --------------- ------------ ----------------- -------------- --------------
       2008             11          $ 55.01          8%             64%              10%            60%
------------------- ------------ --------------- ------------ ----------------- -------------- --------------
       2009              5          $ 48.84          4%             68%              4%             64%
------------------- ------------ --------------- ------------ ----------------- -------------- --------------
       2010             12          $ 61.43          7%             75%              10%            74%
------------------- ------------ --------------- ------------ ----------------- -------------- --------------
       2011              8          $ 52.20          8%             83%              9%             83%
------------------- ------------ --------------- ------------ ----------------- -------------- --------------
       2012             13          $ 46.75          14%            97%              14%            97%
------------------- ------------ --------------- ------------ ----------------- -------------- --------------
       2013              2          $ 47.72          2%             100%             3%            100%
------------------- ------------ --------------- ------------ ----------------- -------------- --------------
       2014              1          $ 95.64          0%             100%             0%            100%
------------------- ------------ --------------- ------------ ----------------- -------------- --------------
  2015 & Beyond          0           $ 0.00          0%             100%             0%            100%
------------------- ------------ --------------- ------------ ----------------- -------------- --------------

     PROPERTY MANAGEMENT. The Hulen Mall Property is managed by the sponsor,
GGP.

        MEZZANINE DEBT. The related loan documents permit GGP to pledge its direct or indirect interest in the Hulen Mall Borrower as security for a mezzanine loan, subject to the satisfaction of certain conditions, including, among other things, (i) no event of default is continuing under the Hulen Mall
Loan, (ii) the mezzanine lender enters into an intercreditor agreement in form and substance acceptable to the Rating Agencies and reasonably acceptable to the lender under the Hulen Mall Loan, (iii) if such mezzanine debt bears interest at a floating rate, GGP shall require an interest rate cap at a strike price such that the strike price plus the applicable spread of such mezzanine debt results in a DSCR of no less than 1.20x, (iv) if such mezzanine debt bears interest at a fixed rate, the weighted average debt service constant for the Hulen Mall Loan and such mezzanine debt is no greater than 7.70%, (v) the loan to value ratio immediately following the closing of such mezzanine debt, based on the aggregate principal balance of the Hulen Mall Loan and such mezzanine debt and an appraisal acceptable to the lender under the Hulen Mall Loan, is no greater than
75% and (vi) the DSCR immediately following the closing of such mezzanine debt will not be less than 1.25x.

        ADDITIONAL INDEBTEDNESS. Not allowed, except for trade debt incurred in the ordinary course of business relating to the ownership and operation of the
Hulen Mall Property, which trade debt does not exceed $6,050,000 and is paid within 60 days of the date incurred.

        RELEASE OF PARCELS. The Hulen Mall Borrower has the right to release parcels that are vacant, non-income producing and unimproved (or improved only by landscaping or surface parking areas) that make up a portion of the Hulen
Mall Property from the lien of the Hulen Mall Mortgage provided that, among other things, (i) such parcel is not necessary for the Hulen Mall Borrower's operation or use of the Hulen Mall Property for its then current use and (ii)
such parcel may be readily separated from the applicable property without a material diminution in the value of the Hulen Mall Property.

Certain additional information regarding the Hulen Mall Loan and the Hulen Mall
Property is set forth on Appendix II hereto.

                                     IV-13

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 6 - 540 MADISON AVENUE
--------------------------------------------------------------------------------

                     [PICTURE OF 540 MADISON AVENUE OMITTED]

                                     IV-14

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 6 - 540 MADISON AVENUE
--------------------------------------------------------------------------------

                      [MAP OF 540 MADISON AVENUE OMITTED]

                                     IV-15

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 6 - 540 MADISON AVENUE
--------------------------------------------------------------------------------

                 LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:       $75,000,000
CUT-OFF DATE BALANCE:   $75,000,000
SHADOW RATING
(S&P/FITCH):            BBB-/BB-
FIRST PAYMENT DATE:     02/01/2005
INTEREST RATE:          5.280%
AMORTIZATION:           IO
ARD:                    NAP
HYPERAMORTIZATION:      NAP
MATURITY DATE:          07/11/2013
EXPECTED MATURITY
BALANCE:                $75,000,000
SPONSOR:                Harry Macklowe
INTEREST CALCULATION:   Actual/360
CALL PROTECTION:        Lockout until the earlier
                        of 02/01/2009 and
                        24 months after the REMIC
                        start-up date, with U.S.
                        Treasury defeasance
                        thereafter.  Prepayable
                        without premium from and
                        after 06/01/2013.

LOAN PER SF:            $267.07
UP-FRONT RESERVES:      RE Taxes:       $262,955
ONGOING RESERVES:       RE Taxes:       $262,955/month
                        Insurance:      $10,509/month
                        TI/LC (1):      Guarantee

LOCKBOX:                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE
ASSET/PORTFOLIO:       Single Asset
PROPERTY TYPE:         Office
PROPERTY SUB-TYPE:     Urban
LOCATION:              New York, NY
YEAR BUILT/RENOVATED:  1970/1997
OCCUPANCY(2):          97.8%
SQUARE FOOTAGE:        280,830
THE COLLATERAL:        39-story, multi-tenant office
                       building
OWNERSHIP INTEREST:    Leasehold

                                BASE RENT      LEASE
MAJOR TENANT            % NRSF     PSF       EXPIRATION
------------            ------     ---       ----------
Sac Capital
Management LLC          17.1%     $53.68     09/30/2007
Wachovia Bank           11.4%     $93.75     02/28/2014
Oracle Corporation      7.4%      $40.00     11/30/2007
PROPERTY MANAGEMENT:   Macklowe Management Co.
U/W NET OP. INCOME:    $9,331,509
U/W NET CASH FLOW:     $8,800,478
APPRAISED VALUE:       $130,000,000
CUT-OFF DATE LTV:      57.7%
MATURITY DATE LTV:     57.7%
DSCR(3):               2.19x
--------------------------------------------------------------------------------
(1)  Harry Macklowe, the sponsor, guarantees to the lender payment of any tenant costs and expenses for improvements and leasing commissions for which 540
     Madison Avenue Borrower is obligated under the leases.

(2)  Occupancy as of 12/15/2004.

(3)  The DSCR is based on the interest payments during the term of the loan with no amortization.

 THE 540 MADISON AVENUE LOAN

         THE LOAN. The fourth largest loan (the "540 Madison Avenue Loan") as evidenced by the Consolidated, Amended and Restated Secured Promissory Note is
secured by a Consolidated, Amended and Restated Leasehold Mortgage and Security
Agreement encumbering the 540 Madison Avenue Borrower's leasehold interest in the real property known as 540 Madison Avenue located in New York, New York (the
"540 Madison Avenue Property"). The 540 Madison Avenue Loan was originated on
12/15/2004, by or on behalf of Principal Commercial Funding, LLC, a Delaware limited liability company.

         THE BORROWER. The borrower is 540 Madison Avenue Lease LLC, a single-member Delaware limited liability company (the "540 Madison Avenue
Borrower"). The 540 Madison Avenue Borrower is a single purpose, bankruptcy remote entity, with an independent manager. The 540 Madison Avenue Borrower is indirectly controlled by Harry Macklowe.

         THE PROPERTY. The 540 Madison Avenue Property is a 280,830 SF office building located in New York, New York, comprised of a single, 39-story office building. The 540 Madison Avenue Property was originally constructed in 1970 and underwent a $23 million renovation in 1997. The 540 Madison Avenue Property is located at the southwest corner of Madison Avenue and East 55th Street in midtown Manhattan. The 540 Madison Avenue Property is approximately 97.8% leased to over 30 tenants, with no single tenant occupying in excess of 17.1% of the space.

                                     IV-16

         GROUND LEASE. The 540 Madison Avenue Borrower's interest in the 540
Madison Avenue Property consists of a leasehold and related interests created under a ground lease and certain other agreements (the "540 Madison Avenue
Ground Lease") with 540 Investment Land Company, LLC, an affiliate of the 540
Madison Avenue Borrower. The 540 Madison Avenue Ground Lease expires 12/31/2037 with an extension option for an additional 30 years to 12/31/2067. During the current term of the 540 Madison Avenue Ground Lease, the annual rent payable will equal the annual debt service payable by the 540 Madison Avenue Borrower's landlord under any mortgage secured by such landlord's fee interest in the 540
Madison Avenue Property. In any event, the annual rent payable is capped at
$3,250,000. According to a ground landlord estoppel and the 540 Madison Avenue
Borrower, (a) current annual rent under the 540 Madison Avenue Ground Lease during the period commencing on 12/11/2004 through 12/11/2005 is $2,650,450, and
(b) monthly payments during this period fluctuate from a high of $208,010 to a low of $187,880.

         LEASE EXPIRATION SUMMARY. The following table shows scheduled collateral lease expirations at the 540 Madison Avenue Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration:

----------------------------------------------------------------------------------------------------------
                             LEASE ROLLOVER SCHEDULE
                                                                                           CUMULATIVE %
                                                                           % OF TOTAL        OF TOTAL
                    # OF       AVERAGE BASE                 CUMULATIVE     BASE RENTAL        RENTAL
                   LEASES      RENT PER SF     % OF TOTAL     % OF SF       REVENUES         REVENUES
     YEAR          ROLLING       ROLLING       SF ROLLING     ROLLING        ROLLING          ROLLING
---------------- ------------ --------------- ------------- ------------ ---------------- ----------------

    Vacant            2           $0.00            2%           2%             0%               0%
---------------- ------------ --------------- ------------- ------------ ---------------- ----------------
      MTM             1           $73.00           1%           3%             1%               1%
---------------- ------------ --------------- ------------- ------------ ---------------- ----------------
     2005             2           $69.86           2%           6%             3%               4%
---------------- ------------ --------------- ------------- ------------ ---------------- ----------------
     2006             6           $62.65           9%           15%            10%              14%
---------------- ------------ --------------- ------------- ------------ ---------------- ----------------
     2007             8           $53.05          31%           46%            27%              41%
---------------- ------------ --------------- ------------- ------------ ---------------- ----------------
     2008             5           $54.22          11%           57%            10%              51%
---------------- ------------ --------------- ------------- ------------ ---------------- ----------------
     2009             6           $56.32          16%           73%            15%              66%
---------------- ------------ --------------- ------------- ------------ ---------------- ----------------
     2010             0           $0.00            0%           73%            0%               66%
---------------- ------------ --------------- ------------- ------------ ---------------- ----------------
     2011             2           $63.20           2%           75%            2%               68%
---------------- ------------ --------------- ------------- ------------ ---------------- ----------------
     2012             3           $62.71           7%           82%            7%               76%
---------------- ------------ --------------- ------------- ------------ ---------------- ----------------
     2013             3           $60.94           7%           89%            7%               82%
---------------- ------------ --------------- ------------- ------------ ---------------- ----------------
     2014             1           $93.75          11%          100%            18%             100%
---------------- ------------ --------------- ------------- ------------ ---------------- ----------------
 2015 & Beyond        0           $0.00            0%          100%            0%              100%
---------------- ------------ --------------- ------------- ------------ ---------------- ----------------

         PROPERTY MANAGEMENT. The 540 Madison Avenue Property is managed by
Macklowe Management Co., an affiliate of the 540 Madison Avenue Borrower.

         MEZZANINE DEBT. Not allowed.

         ADDITIONAL INDEBTEDNESS. Not allowed, except for unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the 540 Madison Avenue Property that do not exceed a maximum amount of 3% of the outstanding principal amount of the 540 Madison Avenue Loan.

         RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the 540 Madison Avenue Loan and the 540
Madison Avenue Property is set forth on Appendix II hereto.

                                     IV-17

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 7 - 225 WEST BROADWAY
--------------------------------------------------------------------------------

                     [PICTURES OF 225 WEST BROADWAY OMITTED]

                                     IV-18

                     MORTGAGE LOAN NO. 7 - 225 WEST BROADWAY
--------------------------------------------------------------------------------

                       [MAP OF 225 WEST BROADWAY OMITTED]

                                     IV-19

                     MORTGAGE LOAN NO. 7 - 225 WEST BROADWAY
--------------------------------------------------------------------------------
                 LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:       $67,000,000
CUT-OFF DATE BALANCE:   $67,000,000
SHADOW RATING
(S&P/FITCH):            NAP
FIRST PAYMENT DATE:     02/08/2005
INTEREST RATE:          5.115%
AMORTIZATION:           IO
ARD:                    01/08/2015
HYPERAMORTIZATION:      Yes
MATURITY DATE:          01/08/2035
EXPECTED MATURITY
BALANCE:                $67,000,000
SPONSOR:                American Assets, Inc.
INTEREST CALCULATION:   Actual/360
CALL PROTECTION:        Lockout until the earlier
                        of 01/08/2009 and 24 months
                        after the REMIC start-up
                        date, with U.S. Treasury
                        defeasance thereafter. Prepayable
                        without premium from and
                        after 11/08/2014.

LOAN PER SF:            $202.80
UP-FRONT RESERVES:      CapEx              $66,106
ONGOING RESERVES:       RE Taxes(1):       Springing
                        Insurance(1):      Springing
                        TI/LC(2):          Springing
                        CapEx(3):          Springing

LOCKBOX(4):             Soft
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE
ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:          Office

PROPERTY SUB-TYPE:      Urban
LOCATION:               San Diego, CA
YEARS BUILT/RENOVATED:  1976/1996-2001
OCCUPANCY(5):           98.0%
SQUARE FOOTAGE:         330,367
THE COLLATERAL:         22-story downtown office
                        building
OWNERSHIP INTEREST:     Fee

                               BASE RENT     LEASE
MAJOR TENANTS          % NRSF     PSF      EXPIRATION
-------------          ------     ---      ----------
County of San Diego
Federal Defenders of    20.1%    $26.78    05/31/2007
San Diego                8.1%    $24.00    07/31/2010
Station Venture Opera    7.3%    $28.30    07/31/2021

PROPERTY MANAGEMENT:    American Assets, Inc.
U/W NET OP. INCOME:     $6,416,974
U/W NET CASH FLOW:      $5,855,351
APPRAISED VALUE:        $96,000,000
CUT-OFF DATE LTV:       69.8%
MATURITY DATE OR ARD    69.8%
LTV:
DSCR(6):                1.69x
--------------------------------------------------------------------------------

(1)  In the event that either (i) an event of default under the 225 West
     Broadway West Loan documents has occurred and is continuing, (ii) the 225
     West Broadway Borrowers have failed to pay all taxes and insurance premiums by no later than ten business days prior to the delinquency of such payments or (iii) the 225 West Broadway Borrowers have failed to deliver to the lender evidence of payment of the taxes and insurance premiums by no later than one business day prior to the delinquency of such payments, the
     225 West Broadway Borrowers will be required to deposit into a tax and insurance reserve account on a monthly basis 1/12 of annual taxes and insurance premiums. The 225 West Broadway Borrowers may cease making such deposits if such event of default is no longer continuing or the applicable failure has been corrected.

(2)  In the event that either (i) an event of default under the 225 West
     Broadway Loan documents has occurred and is continuing, (ii) the 225 West
     Broadway Borrowers have become insolvent or a petition in bankruptcy is filed by or against the 225 West Broadway Borrowers, (iii) the DSCR for the
     225 West Broadway Loan is less than 1.10x (as tested on a quarterly basis)
     or (iv) the 225 West Broadway Loan was not repaid in full on the related anticipated repayment date, the 225 West Broadway Borrowers are required to deposit $1,118,000 into a TI/LC reserve account. In the event any such sums are disbursed to the 225 West Broadway Borrowers, the 225 West Broadway
     Borrowers are required to make monthly deposits of approximately $41,295 into the TI/LC reserve account until such amount is replenished. The 225
     West Broadway Borrowers may cease making such payments in the event that such event of default has been cured, or a DSCR of 1.10x on an aggregate basis for the preceding twelve consecutive months has been maintained for three consecutive months.

(3)  The 225 West Broadway Borrowers have deposited $66,106 into an up-front
     CapEx reserve account. In the event any such sums are disbursed to the 225
     West Broadway Borrowers, the 225 Broadway Borrowers will be required to make monthly deposits of $5,506 into the CapEx reserve account until such amount is replenished.

(4)  A hard lockbox will be put in place if either (i) an event of default under the 225 West Broadway Mortgage has occurred and is continuing, (ii) the 225
     West Broadway Borrowers have become insolvent or a petition in bankruptcy is filed by or against the 225 West Broadway Borrowers, (iii) the DSCR for the 225 West Broadway Loan is less than 1.10x (as tested on a quarterly basis) or (iv) the 225 West Broadway Loan is not repaid in full on the
     Anticipated Repayment Date. The hard lockbox will remain in place until (i)
     such event of default is cured, (ii) for three consecutive calendar months, the DSCR is above 1.10x on an aggregate basis for the preceding twelve consecutive months, or (iii) the subject proceeding shall have been dismissed within 90 days after filing with no adverse effect on the 225
     West Broadway Borrowers or the 225 West Broadway Property, as applicable. A hard lockbox put in place at the Anticipated Repayment Date will remain in place until the 225 West Broadway Loan is repaid in full.

(5)  Occupancy as of 10/31/2004.

(6)  The DSCR is based on the interest only payments during the term of the loan with no amortization.

 THE 225 WEST BROADWAY LOAN

         THE LOAN. The fifth largest loan (the "225 West Broadway Loan") as evidenced by two pari passu promissory notes (which are both included in the trust) is secured by a first priority Deed of Trust and Security Agreement (the
"225 West Broadway Deed of Trust") encumbering a 330,367 SF office property known as 225 West Broadway and a portion of an adjacent parking

                                     IV-20

garage, located in San Diego, California (the "225 West Broadway Property"). The
225 West Broadway Loan was originated on 12/09/2004 by Morgan Stanley Mortgage
Capital Inc.

         THE BORROWERS. The borrowers are Broadway 225 Sorrento Holdings, LLC and Broadway 225 Stonecrest Holdings, LLC, each a Delaware limited liability company (collectively, the "225 West Broadway Borrowers"). Each of the 225 West
Broadway Borrowers is a special purpose, bankruptcy remote entity. Each of the
225 West Broadway Borrowers holds title to the 225 West Broadway Property as tenants-in-common. Each 225 West Broadway is severally obligated for the portion of the debt evidenced by its respective promissory note and is jointly and severally obligated under each other loan document executed in connection with the 225 West Broadway Loan. The sponsor of the 225 West Broadway Loan is Ernest
Rady through the Ernest Rady Trust. Ernest Rady, through the Ernest Rady Trust and his operating company American Assets, Inc., controls a diverse group of entities doing business in the insurance, banking, real estate and broadcasting industries.

         THE PROPERTY. The 225 West Broadway Property is a 330,367 SF office building located in San Diego, California. The 225 West Broadway Property is
situated on the south side of West Broadway, adjacent to the historic Gas Lamp
District and Horton Plaza. The 225 West Broadway Property was originally constructed in 1976 above a two-level, subterranean, cast-in-place concrete parking structure with approximately 330 parking stalls. From 1996 through 2001, the building underwent a major refurbishment, at a cost of approximately $3.2 million.

         LEASE EXPIRATION SUMMARY. The following table shows scheduled lease expirations at the 225 West Broadway Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date:

----------------------------------------------------------------------------------------------------------
                                         LEASE ROLLOVER SCHEDULE
                                                                            % OF TOTAL
                       # OF       AVERAGE BASE                 CUMULATIVE   BASE RENTAL   CUMULATIVE % OF
                      LEASES      RENT PER SF     % OF TOTAL   % OF SF      REVENUES      TOTAL RENTAL
      YEAR            ROLLING       ROLLING       SF ROLLING   ROLLING      ROLLING       REVENUES ROLLING
-------------------- ---------- -------------- ------------- ----------- -------------- ------------------

      Vacant             5          $0.00            3%          3%           0%                 0%
-------------------- ---------- -------------- ------------- ----------- -------------- ------------------
        MTM              0          $0.00            0%          3%           0%                 0%
-------------------- ---------- -------------- ------------- ----------- -------------- ------------------
       2005              3         $27.13           11%         14%          12%                12%
-------------------- ---------- -------------- ------------- ----------- -------------- ------------------
       2006              4         $26.09           25%         39%          25%                36%
-------------------- ---------- -------------- ------------- ----------- -------------- ------------------
       2007              6         $26.65           10%         49%          10%                47%
-------------------- ---------- -------------- ------------- ----------- -------------- ------------------
       2008              4         $29.24            7%         56%           8%                54%
-------------------- ---------- -------------- ------------- ----------- -------------- ------------------
       2009             10         $28.14           26%         82%          28%                82%
-------------------- ---------- -------------- ------------- ----------- -------------- ------------------
       2010              3         $24.90           10%         92%           9%                91%
-------------------- ---------- -------------- ------------- ----------- -------------- ------------------
       2011              1         $30.00            1%         93%           1%                92%
-------------------- ---------- -------------- ------------- ----------- -------------- ------------------
       2012              0          $0.00            0%         93%           0%                92%
-------------------- ---------- -------------- ------------- ----------- -------------- ------------------
       2013              0          $0.00            0%         93%           0%                92%
-------------------- ---------- -------------- ------------- ----------- -------------- ------------------
       2014              0          $0.00            0%         93%           0%                92%
-------------------- ---------- -------------- ------------- ----------- -------------- ------------------
   2015 & Beyond         2         $28.30            7%        100%           8%               100%
-------------------- ---------- -------------- ------------- ----------- -------------- ------------------

         PROPERTY MANAGEMENT. The 225 West Broadway Property is managed by
American Assets Inc., an affiliate of the 225 West Broadway Borrower.

         MEZZANINE DEBT. Not allowed.

         ADDITIONAL INDEBTEDNESS. Not allowed, except for trade and operation debt incurred in the ordinary course of business, which debt may not exceed
(together with any financing leases and purchase money indebtedness) 3% of the outstanding principal amount of the 225 West Broadway Loan and is paid within 60 days of the date incurred

         PARKING SUBLEASE. Certain affiliates of the 225 West Broadway Borrowers
(collectively, "101 WB") are the lessees under a parking lease with the fee owner of a parking garage which is adjacent to the 225 West Broadway Property.
By virtue of a sublease between the 225 West Broadway Borrowers and 101 WB (the
"225 West Broadway Parking Sublease"), the 225 West Broadway Borrowers have the right to use certain parking areas within such garage. 101 WB is responsible for the management and maintenance of the garage. 101 WB collects revenues from the operation of the garage. Pursuant to the 225 West Broadway Parking Sublease, 101
WB is obligated to pay the 225 West Broadway Borrowers a revenue sharing payment approximately equal to 46% of the net revenues from the operation of the garage.
The 225 West Broadway Deed of Trust encumbers the 225 West Broadway Borrowers'
subleasehold interest in the 225 West Broadway Parking Sublease.

         RELEASE OF PARCELS. The 225 West Broadway Borrowers have the right to release three certain identified parcels at the 225 West Broadway Property
("Release Parcel 1", "Release Parcel 2" and "Release Parcel 3"), upon the satisfaction of certain

                                     IV-21

conditions, including, among other things, (i) no event of default shall have occurred and be continuing, (ii) the anticipated maturity date has not occurred,
(iii) the DSCR of the remaining property is at least 1.69x, (iv) the LTV of the remaining property does not exceed 70% (as determined based on an updated appraisal), and (v) with respect to two of such parcels, payment of a release price. In the case that the release occurs before the second anniversary of the
"startup date" or after the lockout period, with respect to Release Parcel 1 and/or Release Parcel 2, the 225 West Broadway Borrowers must pay to lender (i)
with respect to Release Parcel 1, the greater of (a) $1,653,750 and (b) the PV
Release Price allocable to Release Parcel 1, or (ii) with respect to Release
Parcel 2, the greater of (a) $1,223,750 and (b) the PV Release Price allocable to Release Parcel 2, plus (iii) any accrued and unpaid interest on the principal amount being prepaid and any applicable yield maintenance premium payable in connection therewith. To the extent that such release occurs during the partial defeasance period, the 225 West Broadway Borrowers will be required to deposit defeasance collateral in the amount equal to (i) with respect to Release Parcel
1, the greater of (a) $1,653,750 and (b) the PV Release Price, or (ii) with respect to Release Parcel 2, the greater of (a) $1,223,750 and (b) the PV
Release Price with respect to Release Parcel 2. With respect to a release of
Release Parcel 3, no partial prepayment or defeasance of the loan is required.
PV Release Price is defined as with respect to any applicable release parcel, an amount equal to (i) 1.25 multiplied by (ii) the Net Operating Income attributable to the applicable release parcel divided by 6.75% and multiplied by
(iii) 0.70.

Certain additional information regarding the 225 West Broadway Loan and the 225
West Broadway Property is set forth on Appendix II hereto.

                                     IV-22

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 8 - 400 MADISON AVENUE
--------------------------------------------------------------------------------

                    [PICTURES OF 400 MADISON AVENUE OMITTED]

                                     IV-23

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 8 - 400 MADISON AVENUE
--------------------------------------------------------------------------------

                       [MAP OF 400 MADISON AVENUE OMITTED]

                                     IV-24

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 8 - 400 MADISON AVENUE
--------------------------------------------------------------------------------
                 LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:       $65,500,000
CUT-OFF DATE BALANCE:   $65,500,000
SHADOW RATING
(S&P/FITCH):            NAP
FIRST PAYMENT DATE:     03/01/2005
INTEREST RATE:          5.050%
AMORTIZATION:           IO
ARD:                    NAP
HYPERAMORTIZATION:      NAP
MATURITY DATE:          02/01/2010
EXPECTED MATURITY
BALANCE:                $65,500,000
SPONSOR:                Harry Macklowe
INTEREST CALCULATION:   Actual/360
CALL PROTECTION:        Lockout until the earlier
                        of 03/01/2009 and
                        24 months after the REMIC
                        start-up date, with U.S.
                        Treasury defeasance
                        thereafter.  Prepayable
                        without premium from and
                        after 01/01/2010.

LOAN PER SF:            $354.32
UP-FRONT RESERVES:      RE Taxes:       $149,636
ONGOING RESERVES(1):    RE Taxes:       $149,636/month
                        Insurance:      $6,097/month
                        TI/LC:          Guarantee

LOCKBOX:                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE
ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:          Office
PROPERTY SUB-TYPE:      Urban
LOCATION:               New York, NY
YEARS BUILT/RENOVATED:  1929/1999-2000
OCCUPANCY(2):           97.6%
SQUARE FOOTAGE:         184,859
THE COLLATERAL:         22-story, multi-tenant office
                        building
OWNERSHIP INTEREST:     Fee

                                BASE RENT      LEASE
MAJOR TENANT             % NRSF    PSF       EXPIRATION
------------             ------    ---       ----------
Xroads Solutions
Group, LLC               5.7%     $64.22     02/28/2013
Goldin Associates, LLC   5.1%     $56.79     03/31/2008
Pokeman USA, Inc.        4.7%     $63.64     12/31/2006

PROPERTY MANAGEMENT:    Macklowe Management Co.
U/W NET OP. INCOME:     $7,497,913
U/W NET CASH FLOW:      $7,102,881
APPRAISED VALUE:        $100,000,000
CUT-OFF DATE LTV:       65.5%
MATURITY DATE LTV:      65.5%
DSCR(3):                2.12x
--------------------------------------------------------------------------------

(1)  Harry Macklowe, the Sponsor, guarantees to the lender payment of any tenant costs and expenses for improvements and leasing commissions for which the
     400 Madison Avenue Borrower is obligated under the leases.

(2)  Occupancy as of 01/07/2005.

(3)  The DSCR is based on the interest payments during the term of the loan with no amortization.

 THE 400 MADISON AVENUE LOAN

         THE LOAN. The sixth largest loan (the "400 Madison Avenue Loan") as evidenced by the Consolidated, Amended, and Restated Secured Promissory Note
(the "400 Madison Avenue Note") is secured by a Consolidated, Amended, and
Restated Mortgage and Security Agreement (the "400 Madison Avenue Mortgage")
encumbering a 184,859 SF office property known as 400 Madison Avenue located in
New York, New York (the "400 Madison Avenue Property"). The 400 Madison Avenue
Loan was originated on 01/07/2005, by or on behalf of Principal Commercial
Funding, LLC, a Delaware limited liability company.

         THE BORROWER. The borrower is 400 Madison Avenue Owner LLC, a Delaware limited liability company (the "400 Madison Avenue Borrower"). The 400 Madison
Avenue Borrower is a single purpose, bankruptcy remote entity indirectly controlled by Harry Macklowe.

         THE PROPERTY. The 400 Madison Avenue Property is a 184,859 SF office building located in New York, New York, and comprises of a single 22-story office building. The 400 Madison Avenue Property was originally constructed in
1929 and underwent a $22.5 million renovation from 1999 through 2000. The 400
Madison Avenue Property is located on the west side of Madison Avenue between
East 47th and East 48th Streets in midtown Manhattan. The property is approximately 97.6% leased to over 55 tenants, with no single tenant occupying more than 5.7% of the space.

                                     IV-25

         LEASE EXPIRATION SUMMARY. The following table shows scheduled collateral lease expirations at the 400 Madison Avenue Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration:

----------------------------------------------------------------------------------------------------------
                            LEASE ROLLOVER SCHEDULE
----------------- ----------- --------------- -------------- ----------- ---------------- ----------------
                                                                            % OF TOTAL
                    # OF       AVERAGE BASE                                 BASE RENTAL    CUMULATIVE % OF
                   LEASES       RENT PER       % OF TOTAL    CUMULATIVE %    REVENUES        TOTAL RENTAL
      YEAR         ROLLING     SF ROLLING        ROLLING    OF SF ROLLING    ROLLING       REVENUES ROLLING
----------------- ----------- --------------- -------------- ----------- ---------------- ----------------

     Vacant           2           $0.00            2%            2%            0%               0%
----------------- ----------- --------------- -------------- ----------- ---------------- ----------------
      MTM             0           $0.00            0%            2%            0%               0%
----------------- ----------- --------------- -------------- ----------- ---------------- ----------------
      2005            7           $48.06           8%           11%            7%               7%
----------------- ----------- --------------- -------------- ----------- ---------------- ----------------
      2006            18          $66.43           29%          40%            33%              40%
----------------- ----------- --------------- -------------- ----------- ---------------- ----------------
      2007            12          $49.45           19%          58%            16%              55%
----------------- ----------- --------------- -------------- ----------- ---------------- ----------------
      2008            11          $62.32           17%          76%            18%              73%
----------------- ----------- --------------- -------------- ----------- ---------------- ----------------
      2009            5           $50.10           7%           83%            6%               79%
----------------- ----------- --------------- -------------- ----------- ---------------- ----------------
      2010            2           $54.38           3%           86%            2%               82%
----------------- ----------- --------------- -------------- ----------- ---------------- ----------------
      2011            1           $42.00           2%           88%            1%               83%
----------------- ----------- --------------- -------------- ----------- ---------------- ----------------
      2012            1          $123.69           1%           89%            2%               86%
----------------- ----------- --------------- -------------- ----------- ---------------- ----------------
      2013            2           $60.71           7%           96%            8%               94%
----------------- ----------- --------------- -------------- ----------- ---------------- ----------------
      2014            1           $97.07           1%           97%            1%               95%
----------------- ----------- --------------- -------------- ----------- ---------------- ----------------
 2015 & Beyond        2          $101.54           3%           100%           5%              100%
----------------- ----------- --------------- -------------- ----------- ---------------- ----------------

         PROPERTY MANAGEMENT. The 400 Madison Avenue Property is managed by
Macklowe Management Co., an affiliate of the 400 Madison Avenue Borrower.

         MEZZANINE DEBT. Not allowed.

         .ADDITIONAL INDEBTEDNESS. Not allowed, except for unsecured trade payables incurred in the ordinary course of business relating to the ownership and operations of the 400 Madison Avenue Property that do not exceed a maximum amount of 3% of the outstanding principal amount of the 400 Madison Avenue Loan.

         RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the 400 Madison Avenue Loan and the 400
Madison Avenue Property is set forth on Appendix II hereto.

                                     IV-26

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 9 - FESTIVAL AT HYANNIS
--------------------------------------------------------------------------------

                    [PICTURES OF FESTIVAL AT HYANNIS OMITTED]

                                     IV-27

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 9 - FESTIVAL AT HYANNIS
--------------------------------------------------------------------------------

                      [MAP OF FESTIVAL AT HYANNIS OMITTED]

                                     IV-28

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 9 - FESTIVAL AT HYANNIS
--------------------------------------------------------------------------------
                  LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:        $24,050,000
CUT-OFF DATE BALANCE:    $24,050,000
SHADOW RATING
(S&P/FITCH):             NAP
FIRST PAYMENT DATE:      11/10/2004
INTEREST RATE:           5.400%
AMORTIZATION(1):         IO/360 Months
ARD:                     NAP
HYPERAMORTIZATION:       NAP
MATURITY DATE:           10/10/2014
EXPECTED MATURITY
BALANCE:                 $20,879,208
SPONSOR:                 Kimco Income Fund I, L.P.
INTEREST CALCULATION:    30/360
CALL PROTECTION:         Lockout until 10/10/2007
                         with U.S. Treasury
                         defeasance thereafter.
                         Prepayable without a
                         premium from and after
                         07/10/2014.

LOAN PER SF:             $106.59
UP-FRONT RESERVES:       RE Taxes:        $179,068
ONGOING RESERVES:        RE Taxes:        $20,696/month
                         Insurance (2) :  Springing
                         TI/LC (3) :      Springing
LOCKBOX(4):              Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE
ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:          Retail
PROPERTY SUB-TYPE:      Anchored
LOCATION:               Hyannis, MA
YEARS BUILT:            1989-1990, 2000
OCCUPANCY(5):           95.2%
SQUARE FOOTAGE:         225,629
THE COLLATERAL:         7 single-story buildings,
                        anchored retail
OWNERSHIP INTEREST:     Fee

                               BASE         LEASE
MAJOR TENANT            % NRSF RENT PSF   EXPIRATION
------------            ---------------   ----------
Shaw's Supermarket       24.2%  $15.18    09/30/2018

Toys 'R' Us              16.1%  $8.50    01/31/2019

Home Goods               11.0% $10.51    11/30/2010

PROPERTY MANAGEMENT:    Kimco Realty Corporation
U/W NET OP. INCOME:     $2,868,915
U/W NET CASH FLOW:      $2,760,755
APPRAISED VALUE:        $37,000,000
CUT-OFF DATE LTV:       65.0%
MATURITY DATE LTV:      56.4%
DSCR(6):                2.13x
--------------------------------------------------------------------------------

(1)  The loan is interest only for the first 24 months of the loan term, with principal and interest payments commencing on 11/10/2006. The total
     $24,050,000 loan amortizes on a 30-year schedule after the initial 24-month interest only period.

(2)  The Festival at Hyannis Borrower will not be required to make monthly deposits for insurance premiums so long as (i) there is no event of default under the loan documents, (ii) the DSCR is not below 1.15x, and (iii) the
     Festival at Hyannis Borrower holds fee title to the property.

(3)  In the event Shaw's vacates its space or other tenants occupying 15,000 SF or more vacate in the aggregate more than 25% of the total net rentable SF, net cash flow from the property will be held in a Rollover Reserve Account until such time as the property is re-tenanted under terms and conditions satisfactory to lender. In the event the cash management agreement is triggered by major tenants other than Shaw's vacating the property, the account will be capped at $1,620,578. In lieu of having to deposit net cash flow into the account on a monthly basis, the Festival at Hyannis Borrower has the option to deposit an amount sufficient to meet the targeted amount of $1,620,578.

(4)  A hard lockbox will be put into place upon an event of default or non-payment in full at maturity.

(5)  Occupancy as of 11/09/2004.

(6)  The DSCR is based on the interest payments during the interest only period.
     The DSCR after the interest only period will be 1.70x and will be based on principal and interest payments commencing 11/10/2006.

THE FESTIVAL AT HYANNIS LOAN

        THE LOAN. The seventh largest loan (the "Festival at Hyannis Loan") as evidenced by a promissory note is secured by a Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement ("the Festival at
Hyannis Mortgage") encumbering a 225,629 SF retail property known as the
Festival at Hyannis, located in Hyannis, Massachusetts (the "Festival at Hyannis
Property"). The Festival at Hyannis Loan was originated on 09/15/2004 by GMAC
Commercial Mortgage Corporation and subsequently assigned to Teachers Insurance and Annuity Association of America.

        THE BORROWER. The borrower is Festival of Hyannis, LLC, a Delaware limited liability company (the "Festival at Hyannis Borrower"), that is a special purpose, bankruptcy remote entity and whose sole member is Festival of
Hyannis Holdco, LLC. Kimco Income Fund I, L.P. ("KIF LP") is the sole member of
Festival of Hyannis Holdco, LLC. Kimco Income Fund I, GP ("KIF GP") is the sole general partner of KIF LP (0.97% equity interest), and KIF GP and Kimco Income
Fund I REIT (99.03%

                                     IV-29

equity interest) are the sole limited partners. Kimco Realty Corporation holds
100.0% of the ownership interest (directly or indirectly) in KIF GP.

         THE PROPERTY. The Festival at Hyannis Property consists of a 225,629
SF, anchored, community shopping center situated on 27 acres located in Hyannis,
Massachusetts. The Festival at Hyannis Property was originally constructed in
1989-1990 and consisted of six single-story buildings and the site improvements.
The 19,321 SF Petsmart building was constructed in 2000. Construction consists of steel framing and concrete masonry load-bearing walls with brick veneer and painted block exteriors, and ballasted single-ply, EPDM (rubber) flat roofs over rigid insulation and metal decking with slate and metal roof accents. With the exception of the 7,000 SF Blockbuster building, the center is fully fire protected by a sprinkler system. The site is further improved with open paved parking for 1,243 vehicles, or 5.5 spaces per 1,000 net rentable SF.

         LEASE EXPIRATION SUMMARY. The following table shows scheduled lease expirations at the Festival at Hyannis Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration date:

------------------------------------------------------------------------------------------------------------
                             LEASE ROLLOVER SCHEDULE
                                                                                              CUMULATIVE %
                                                                                % OF TOTAL      OF TOTAL
                      # OF      AVERAGE TOTAL                                     RENTAL         RENTAL
                     LEASES      RENT PER SF    % OF TOTAL   CUMULATIVE % OF     REVENUES       REVENUES
      YEAR           ROLLING     ROLLING (1)    SF ROLLING      SF ROLLING        ROLLING        ROLLING
------------------ ------------ --------------- ------------ ----------------- -------------- --------------

     Vacant             1           $0.00           1%              1%              0%              0%
------------------ ------------ --------------- ------------ ----------------- -------------- --------------
       MTM              0           $0.00           0%              1%              0%              0%
------------------ ------------ --------------- ------------ ----------------- -------------- --------------
      2005              3          $16.55           6%              7%              7%              7%
------------------ ------------ --------------- ------------ ----------------- -------------- --------------
      2006              2          $15.72           4%             11%              5%             12%
------------------ ------------ --------------- ------------ ----------------- -------------- --------------
      2007              2          $16.50           3%             15%              4%             16%
------------------ ------------ --------------- ------------ ----------------- -------------- --------------
      2008              4          $15.50           9%             23%             10%             26%
------------------ ------------ --------------- ------------ ----------------- -------------- --------------
      2009              4          $16.07          10%             33%             12%             38%
------------------ ------------ --------------- ------------ ----------------- -------------- --------------
      2010              3          $11.36          18%             51%             16%             53%
------------------ ------------ --------------- ------------ ----------------- -------------- --------------
      2011              0           $0.00           0%             51%              0%             53%
------------------ ------------ --------------- ------------ ----------------- -------------- --------------
      2012              0           $0.00           0%             51%              0%             53%
------------------ ------------ --------------- ------------ ----------------- -------------- --------------
      2013              0           $0.00           0%             51%              0%             53%
------------------ ------------ --------------- ------------ ----------------- -------------- --------------
      2014              0           $0.00           0%             51%              0%             53%
------------------ ------------ --------------- ------------ ----------------- -------------- --------------
  2015 & Beyond         3          $12.68          49%            100%             47%            100%
------------------ ------------ --------------- ------------ ----------------- -------------- --------------

         PROPERTY MANAGEMENT. The Festival at Hyannis Property is managed by
Kimco Realty Corporation, an affiliate of the Festival at Hyannis Borrower.

         MEZZANINE DEBT. Not allowed.

         ADDITIONAL INDEBTEDNESS. Not allowed, except for unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Festival at Hyannis Property, which in the aggregate does not exceed 5% of the original principal amount of the Festival at Hyannis Loan and are paid within 60 days of the date incurred.

         RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the Festival at Hyannis Loan and the
Festival at Hyannis Property is set forth on Appendix II hereto.

                                     IV-30

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 10 - ELLIOT CORPORATE CENTER
--------------------------------------------------------------------------------

                 [PICTURES OF ELLIOT CORPORATE CENTER OMITTED]

                                     IV-31

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 10 - ELLIOT CORPORATE CENTER
--------------------------------------------------------------------------------

                    [MAP OF ELLIOT CORPORATE CENTER OMITTED]

                                     IV-32

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 10 - ELLIOT CORPORATE CENTER
--------------------------------------------------------------------------------

                 LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:       $23,250,000
CUT-OFF DATE BALANCE:   $23,163,995
SHADOW RATING
(S&P/FITCH):            NAP
FIRST PAYMENT DATE:     12/01/2004
INTEREST RATE:          5.580%
AMORTIZATION:           324 months
ARD:                    11/01/2011
HYPERAMORTIZATION:      Yes
MATURITY DATE:          11/01/2031
EXPECTED MATURITY
BALANCE:                $20,270,262
SPONSORS:               Richard D.Gee; Maxwell
                        Drever; Argus Realty
                        Investors, L.P.
INTEREST CALCULATION:   Actual/360
CALL PROTECTION:        Lockout until the earlier
                        of 12/01/2009 and
                        24 months after the REMIC
                        start-up date, with U.S.
                        Treasury defeasance
                        thereafter.  Prepayable
                        without premium from and
                        after 11/01/2010.

LOAN PER SF:            $103.69
UP-FRONT RESERVES:      RE Taxes:       $45,644
                        TI/LC:          $500,000
ONGOING RESERVES:       RE Taxes:       $45,644/month
                        CapEx:          $3,723/month
                        TI/LC (1):      $9,308/month
LOCKBOX(2):             Soft
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE
ASSET/PORTFOLIO:       Single Asset
PROPERTY TYPE:         Office
PROPERTY SUB-TYPE:     Suburban
LOCATION:              Tempe, AZ
YEAR BUILT:            1998
OCCUPANCY(3):          100.0%
SQUARE FOOTAGE:        223,392
THE COLLATERAL:        Two-story suburban office
                       building
OWNERSHIP INTEREST:    Fee

                                BASE RENT      LEASE
MAJOR TENANT            % NRSF     PSF       EXPIRATION
------------            ------     ---       ----------
University of Phoenix   33.2%     $12.30     09/15/2009
Honeywell
International           29.0%     $12.60     08/14/2005
Remington College       20.8%     $13.00     07/31/2014

PROPERTY MANAGEMENT:   ARI-Commercial Properties, Inc
U/W NET OP. INCOME:    $2,491,151
U/W NET CASH FLOW:     $2,278,930
APPRAISED VALUE:       $32,300,000
CUT-OFF DATE LTV:      71.7%
MATURITY DATE OR ARD
LTV:                   62.8%
DSCR:                  1.37x
--------------------------------------------------------------------------------

(1) Beginning 03/01/2008 the Elliot Corporate Center Borrowers shall begin monthly escrow payments of $70,000 through 02/01/2009 to reimburse the
    Elliot Corporate Center Borrowers for the cost of the tenant improvements and leasing commissions associated with University of Phoenix and the Jacobs
    Engineering spaces. In the event Jacobs Engineering exercises its 5-year renewal option on or before 06/01/2008, the escrow shall cease as of
    06/01/2008, provided the space currently leased to Honeywell is, at that time, leased to a creditworthy lessee(s) (other than the Elliot Corporate
    Center Borrower or any person or entity affiliated with borrower) reasonably acceptable to lender under lease(s) which are otherwise in form and substance reasonably acceptable to lender and expires no earlier than
    10/01/2010. In the event Jacobs Engineering does not exercise its renewal option on or before 06/01/2008, but University of Phoenix exercises its
    5-year renewal on or before 04/01/2009, provided the space currently leased to Honeywell is, at that time, leased to a creditworthy lessee(s) (other than the Elliot Corporate Center Borrower or any person or entity affiliated with borrower) reasonably acceptable to lender under a lease(s) which are otherwise in form and substance reasonably acceptable to lender that expires no earlier than 10/01/2010, the escrow shall cease. Additionally, in the event that any extraordinary rentals are payable to the Elliot Corporate
    Center Borrower under any of the leases, such extraordinary rentals shall be paid directly to the lender to be used for tenant improvements and leasing commissions.

(2) All rents shall be directed to the collection account where the collection account bank will transfer on a daily basis into the borrower's operating account. Upon any event of default, lender will provide the collection account bank with written notice and the lockbox will become a hard lockbox.

(3) Occupancy as of 10/21/2004.

THE ELLIOT CORPORATE CENTER LOAN

         THE LOAN. The eighth largest loan (the "Elliot Corporate Center Loan"), as evidenced by a secured promissory note, is secured by a Deed of Trust,
Security Agreement, and Assignment of Rents encumbering a 223,392 SF suburban office building located in Tempe, Arizona. The Elliot Corporate Center Loan was
originated 10/25/2004, by or on behalf of Principal Commercial Funding, LLC, a
Delaware limited liability company.

         THE BORROWER. The borrowers, each a Delaware limited liability company and tenants-in-common (collectively, the "Elliot Corporate Center Borrowers")
and each a special purpose entity, are a total of 28 tenants-in-common. Argus
Realty Investors has a 1% tenancy-in-common interest and maintains management and control.

         THE PROPERTY. The Elliot Corporate Center Property is located in Tempe,
Arizona, and was originally constructed in 1998. The Elliot Corporate Center
Property consists of a 2-story steel frame office building. The net rentable area of the Elliot Corporate Center Property is 223,392 SF. Parking is provided for 1,223 automobiles.

                                     IV-33

         LEASE EXPIRATION SUMMARY. The following table shows scheduled collateral lease expirations at the Elliot Corporate Center Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration:

----------------------------------------------------------------------------------------------------------
                            LEASE ROLLOVER SCHEDULE
                                                                                           CUMULATIVE %
                                                                           % OF TOTAL        OF TOTAL
                   # OF        AVERAGE BASE                  CUMULATIVE    BASE RENTAL        RENTAL
                   LEASES      RENT PER SF     % OF TOTAL    % OF SF        REVENUES         REVENUES
      YEAR         ROLLING       ROLLING       SF ROLLING     ROLLING        ROLLING          ROLLING
----------------- ----------- --------------- -------------- ----------- ---------------- ----------------

     Vacant           0           $0.00            0%            0%            0%               0%
----------------- ----------- --------------- -------------- ----------- ---------------- ----------------
      MTM             0           $0.00            0%            0%            0%               0%
----------------- ----------- --------------- -------------- ----------- ---------------- ----------------
      2005            1           $12.60           29%          29%            29%              29%
----------------- ----------- --------------- -------------- ----------- ---------------- ----------------
      2006            0           $0.00            0%           29%            0%               29%
----------------- ----------- --------------- -------------- ----------- ---------------- ----------------
      2007            0           $0.00            0%           29%            0%               29%
----------------- ----------- --------------- -------------- ----------- ---------------- ----------------
      2008            0           $0.00            0%           29%            0%               29%
----------------- ----------- --------------- -------------- ----------- ---------------- ----------------
      2009            3           $12.40           50%          79%            50%              79%
----------------- ----------- --------------- -------------- ----------- ---------------- ----------------
      2010            0           $0.00            0%           79%            0%               79%
----------------- ----------- --------------- -------------- ----------- ---------------- ----------------
      2011            0           $0.00            0%           79%            0%               79%
----------------- ----------- --------------- -------------- ----------- ---------------- ----------------
      2012            0           $0.00            0%           79%            0%               79%
----------------- ----------- --------------- -------------- ----------- ---------------- ----------------
      2013            0           $0.00            0%           79%            0%               79%
----------------- ----------- --------------- -------------- ----------- ---------------- ----------------
      2014            1           $13.00           21%          100%           21%             100%
----------------- ----------- --------------- -------------- ----------- ---------------- ----------------
 2015 & Beyond        0           $0.00            0%           100%           0%              100%
----------------- ----------- --------------- -------------- ----------- ---------------- ----------------

         PROPERTY MANAGEMENT. The Elliot Corporate Center Property is managed by
ARI-Commercial Properties, Inc, an affiliate of the Elliot Corporate Center
Borrower.

         MEZZANINE DEBT. Not allowed.

         ADDITIONAL INDEBTEDNESS. Not allowed.

         RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the Elliot Corporate Center Loan and the Elliot Corporate Center Property is set forth on Appendix II hereto.

                                     IV-34

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 11 - CORAM PLAZA
--------------------------------------------------------------------------------

                       [PICTURES OF CORAM PLAZA OMITTED]

                                     IV-35

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 11 - CORAM PLAZA
--------------------------------------------------------------------------------

                          [MAP OF CORAM PLAZA OMITTED]

                                     IV-36

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 11 - CORAM PLAZA
--------------------------------------------------------------------------------

                  LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:        $20,755,300
CUT-OFF DATE BALANCE:    $20,755,300
SHADOW RATING
(S&P/FITCH):             NAP
FIRST PAYMENT DATE:      03/01/2005
INTEREST RATE:           4.550%
AMORTIZATION:            IO
ARD:                     NAP
HYPERAMORTIZATION:       NAP
MATURITY DATE:           02/01/2010
EXPECTED MATURITY
BALANCE:                 $20,755,300
SPONSOR:                 Inland Western Retail Real
                         Estate Trust, Inc.
INTEREST CALCULATION:    30/360
CALL PROTECTION:         Lockout until the earlier
                         of 03/01/2009 and 24 months
                         after the REMIC start-up
                         date.  In connection with
                         any voluntary prepayment,
                         the borrower must pay a
                         premium equal to the
                         greater of a yield
                         maintenance premium and 1%
                         of the principal balance
                         thereafter.  Prepayable
                         without premium from and
                         after 11/01/2009.

LOAN PER SF:             $143.94
UP-FRONT RESERVES:       NAP
ONGOING RESERVES:        NAP
LOCKBOX:                 NAP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:  Single Asset
PROPERTY TYPE:           Retail
PROPERTY SUB-TYPE:       Anchored
LOCATION:                Coram, NY
YEAR BUILT/RENOVATED:    1954, 2003/2004
OCCUPANCY(1):            91.9%
SQUARE FOOTAGE:          144,191
THE COLLATERAL:          Multi-tenant,
                         grocery-anchored retail
                         center
OWNERSHIP INTEREST:      Fee

                                  BASE RENT   LEASE
MAJOR TENANT              % NRSF     PSF      EXPIRATION
------------              ------     ---      ----------
Stop & Shop               45.9%     $23.91    11/01/2029
Family Dollar              5.5%     $10.00    12/31/2005
Joyce Leslie, Inc.         5.5%     $16.00    08/31/2010

PROPERTY MANAGEMENT:     Inland US Management, LLC
U/W NET OP. INCOME:      $2,517,538
U/W NET CASH FLOW:       $2,433,191
APPRAISED VALUE:         $38,800,000
CUT-OFF DATE LTV:        53.5%
MATURITY DATE LTV:       53.5%
DSCR(2):                 2.58x
--------------------------------------------------------------------------------

(1)  Occupancy as of 01/28/2005.

(2)  The DSCR is based on the interest payments during the term of loan with no amortization.

THE CORAM PLAZA LOAN

         THE LOAN. The ninth largest loan (the "Coram Plaza Loan") as evidenced by a promissory note is secured by a first priority Consolidated, Amended and
Restated Mortgage and Security Agreement encumbering a 144,191 SF retail property known as Coram Plaza located in Coram, New York (the "Coram Plaza
Property"). The Coram Plaza Loan was originated on 01/28/2005, by or on behalf of Principal Commercial Funding, LLC, a Delaware limited liability company.

         THE BORROWER. The borrower is Inland Western Coram Plaza, L.L.C., a
Delaware limited liability company (the "Coram Plaza Borrower"). The Coram Plaza
Borrower is a single purpose entity. The Coram Plaza Borrower is controlled by
Inland Western Retail Real Estate Trust, Inc.

         LEASE EXPIRATION SUMMARY. The following table shows scheduled collateral lease expirations at the Coram Plaza Property, assuming no tenant renews its lease, exercises renewal options or terminates its lease prior to the scheduled expiration:

                                     IV-37

-------------------------------------------------------------------------------------------
                                 LEASE ROLLOVER SCHEDULE

                                          % OF                                CUMULATIVE %
                            AVERAGE       TOTAL                % OF TOTAL       OF TOTAL
                  # OF     BASE RENT     SQUARE    CUMULATIVE  BASE RENTAL      RENTAL
                 LEASES     PER SF        FEET       % OF SF     REVENUES      REVENUES
    YEAR         ROLLING    ROLLING      ROLLING     ROLLING     ROLLING       ROLLING
-------------- ---------- ------------- ----------- ---------- ------------- --------------

   Vacant          1         $0.00          8%         8%           0%            0%
-------------- ---------- ------------- ----------- ---------- ------------- --------------
     MTM           0         $0.00          0%         8%           0%            0%
-------------- ---------- ------------- ----------- ---------- ------------- --------------
    2005           3         $13.06         9%         17%          7%            7%
-------------- ---------- ------------- ----------- ---------- ------------- --------------
    2006           2         $16.03         3%         21%          3%            10%
-------------- ---------- ------------- ----------- ---------- ------------- --------------
    2007           3         $14.17         9%         29%          7%            17%
-------------- ---------- ------------- ----------- ---------- ------------- --------------
    2008           1         $3.24          5%         34%          1%            17%
-------------- ---------- ------------- ----------- ---------- ------------- --------------
    2009           2         $24.56         1%         36%          2%            19%
-------------- ---------- ------------- ----------- ---------- ------------- --------------
    2010           3         $16.94         9%         44%          8%            27%
-------------- ---------- ------------- ----------- ---------- ------------- --------------
    2011           0         $0.00          0%         44%          0%            27%
-------------- ---------- ------------- ----------- ---------- ------------- --------------
    2012           3         $21.10         4%         48%          4%            32%
-------------- ---------- ------------- ----------- ---------- ------------- --------------
    2013           1         $28.00         1%         49%          2%            33%
-------------- ---------- ------------- ----------- ---------- ------------- --------------
    2014           2         $18.05         4%         53%          4%            38%
-------------- ---------- ------------- ----------- ---------- ------------- --------------
2015 & Beyond      2         $23.95        47%        100%         62%           100%
-------------- ---------- ------------- ----------- ---------- ------------- --------------

         THE PROPERTY. The Coram Plaza Property is a 144,191 SF
multi-tenant-grocery anchored retail facility in Coram, New York, comprised of 5 buildings, 3 of which are smaller outparcels, with parking for 779 cars.
Originally constructed in 1954 and 2003, the Coram Plaza Property underwent renovations in 2004. The Coram Plaza Property is shadowed anchored by a Home
Depot built in late 2000.

         The Coram Plaza Property is located at 264 Middle Country Road, Coram,
NY. The Coram Plaza Property is 45.9% leased to Stop & Shop, 5.5% leased to
Family Dollar and 5.5% leased to Joyce Leslie, Inc.

         PROPERTY MANAGEMENT. The Coram Plaza Property is managed by Inland US
Management LLC, an affiliate of the Coram Plaza Borrower.

         MEZZANINE DEBT. Not allowed

         .ADDITIONAL INDEBTEDNESS. Not allowed, except for trade debt incurred in the ordinary course of business relating to the ownership and operation of the Coram Plaza Property and is paid within 60 days of the date incurred.

         RELEASE OF PARCELS. Not allowed

Certain additional information regarding the Coram Plaza Loan and the Coram
Plaza Property is set forth on Appendix II hereto.

                                     IV-38

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 12 - PHOENIX APARTMENTS
--------------------------------------------------------------------------------

                    [PICTURES OF PHOENIX APARTMENTS OMITTED]

                                     IV-39

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 12 - PHOENIX APARTMENTS
--------------------------------------------------------------------------------

                      [MAP OF PHOENIX APARTMENTS OMITTED]

                                     IV-40

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 12 - PHOENIX APARTMENTS
--------------------------------------------------------------------------------
                  LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:        $16,500,000
CUT-OFF DATE BALANCE:    $16,434,304
SHADOW RATING
(S&P/FITCH):             NAP
FIRST PAYMENT DATE:      11/10/2004
INTEREST RATE:           6.040%
AMORTIZATION:            360 months
ARD:                     NAP
HYPERAMORTIZATION:       NAP
MATURITY DATE:           10/10/2014
EXPECTED MATURITY
BALANCE:                 $13,852,494
SPONSOR:                 David L. Berry, David and
                         Patricia Rea Berry Living
                         Trust, Firoz M. Husein
INTEREST CALCULATION:    30/360
CALL PROTECTION:         Lockout until 11/10/2009.
                         Thereafter, in connection
                         with any voluntary
                         prepayment, the borrower
                         must pay a premium equal to
                         the greater of a yield
                         maintenance premium and 1%
                         of the principal balance.
                         Prepayable without a
                         premium from and after
                         07/10/2014.
LOAN PER UNIT:           $66,267.35
UP-FRONT RESERVES:       RE Taxes:      $174,941
                         CapEx:         $5,167
ONGOING RESERVES:        RE Taxes:      $24,992/month
                         CapEx:         $5,167/month
                         Insurance(1):  Springing

LOCKBOX(2):              Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE
ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:          Multifamily
PROPERTY SUB-TYPE:      Garden Apartments
LOCATION:               Fresno, CA
YEAR BUILT:             2004
OCCUPANCY(3):           98.8%
UNITS                   248
THE COLLATERAL:         50 2-story buildings,
                        multifamily apartment
                        community
OWNERSHIP INTEREST:     Fee

PROPERTY MANAGEMENT:    Berry Construction Corp.
U/W NET OP. INCOME:     $1,628,679
U/W NET CASH FLOW:      $1,566,679
APPRAISED VALUE:        $24,000,000
CUT-OFF DATE LTV:       68.5%
MATURITY DATE LTV:      57.7%
DSCR:                   1.31x
--------------------------------------------------------------------------------

(1) The Phoenix Apartments Borrower will not be required to make monthly deposits for insurance premiums so long as (i) there is no event of default under the loan documents, (ii) the Phoenix Apartments Borrower keeps the property fully insured as required, (iii) the DSCR is not below 1.15x, and
    (iv) the Phoenix Apartments Borrower holds fee title to the Phoenix
    Apartments Property.

(2) A hard lockbox will be put into place upon an event of default.

(3) Occupancy as of 09/01/2004.

THE PHOENIX APARTMENTS LOAN

         THE LOAN. The tenth largest loan (the "Phoenix Apartments Loan") as evidenced by the Promissory Note (the "Phoenix Apartments Note") is secured by a first priority Deed of Trust, Assignment of Leases and Rents and Security
Agreement (the "Phoenix Apartments Mortgage") encumbering a 248-unit townhome-style apartment community known as Phoenix Apartments located in
Fresno, California. (the "Phoenix Apartments Property"). The Phoenix Apartments
Loan was originated on 09/28/2004 by GMAC Commercial Mortgage Corporation and
subsequently assigned to Teachers Insurance and Annuity Association of America.

         THE BORROWER. The borrower is Phoenix 248, LLC, a California limited liability company (the "Phoenix Apartments Borrower"). The Phoenix Apartments
Borrower is a single purpose, bankruptcy remote entity. The Phoenix Apartments
Borrower is controlled by (a) David L. Berry and Patricia Rea Berry, each as
Trustee, of the David and Patricia Berry Living Trust (collectively as a 50%
member), and (b) Firoz M. Husein and Diane Husein (collectively as a 50%
member).

         THE PROPERTY. The Phoenix Apartments Property is a 248-unit town home-style apartment community located at 5303 N. Valentine Avenue in Fresno,
California. The Phoenix Apartment Property was originally constructed in August
2004 and is

                                     IV-41

comprised of 50, two-story buildings totaling 345,440 SF, six detached garage buildings totaling 7,280 SF and a 3,200 SF leasing/recreation facility on an
18.8 acre tract of land.

The entire project contains approximately 320,240 net rentable SF in the 248 apartment units, each with an average unit size of 1,291 SF. The project has a total of 465 parking spaces, including 135 parking garage spaces, 120 carports and 210 open surface spaces, indicating an overall ratio of 1.9 spaces per unit.

         PROPERTY MANAGEMENT. The Phoenix Apartments Property is managed by
Berry Construction Corp., an affiliate of the Phoenix Apartments Borrower.

         MEZZANINE DEBT. Not allowed.

         ADDITIONAL INDEBTEDNESS. Not allowed, except for unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Phoenix Apartments Property, which in the aggregate does not exceed 5% of the original principal amount of the Phoenix Apartments Loan and are payable within 60 days of the date incurred.

         RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the Phoenix Apartments Loan and the
Phoenix Apartments Property is set forth on Appendix II hereto.

                                     IV-42

--------------------------------------------------------------------------------
Securitized Products
       Group                  [MORGAN STANLEY LOGO]         February 15, 2005
--------------------------------------------------------------------------------

                                 CMBS NEW ISSUE
                        PRELIMINARY COLLATERAL TERM SHEET

                   ------------------------------------------

                                 $1,426,446,000
                                  (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR

                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                          IXIS REAL ESTATE CAPITAL INC.
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                   MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
                                    NCB, FSB
                      UNION CENTRAL MORTGAGE FUNDING, INC.
              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
                           WASHINGTON MUTUAL BANK, FA

                            AS MORTGAGE LOAN SELLERS

                           ---------------------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-IQ9

                           ---------------------------

                                 MORGAN STANLEY

                          SOLE LEAD BOOKRUNNING MANAGER

         RBS GREENWICH CAPITAL                IXIS SECURITIES NORTH AMERICA INC.

              CO-MANAGER                                CO-MANAGER

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and IXIS Securities North America Inc. (collectively, the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $1,426,446,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-IQ9

TRANSACTION FEATURES
--------------------

o    Sellers:

---------------------------------------------------------------------------------------------------------------
                                                         NO. OF    NO. OF      CUT-OFF DATE         % OF
SELLERS                                                   LOANS     PROPS.      BALANCE ($)         POOL
---------------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage Capital Inc.                        6          6       359,126,924          23.4
IXIS Real Estate Capital Inc.                              21         23       278,820,858          18.2
Principal Commercial Funding, LLC                          12         12       240,328,366          15.7
Massachusetts Mutual Life Insurance Company                49         49       192,096,424          12.5
NCB, FSB                                                   73         73       186,306,078          12.2
Union Central Mortgage Funding, Inc.                       54         58       103,220,246           6.7
Teachers Insurance and Annuity Association of America       6          6        92,782,821           6.1
Washington Mutual Bank, FA                                 20         20        79,072,704           5.2
---------------------------------------------------------------------------------------------------------------
TOTAL:                                                    241        247    $1,531,754,421         100.0%
---------------------------------------------------------------------------------------------------------------

o    Loan Pool:

     o    Average Cut-off Date Balance: $6,355,827

     o    Largest Mortgage Loan by Cut-off Date Balance: $146,250,000

     o    Five largest and ten largest loans: 35.5% and 45.3% of pool, respectively

o    Credit Statistics:

     o    Weighted average debt service coverage ratio of 2.05x

     o    Weighted average current loan-to-value ratio of 59.4%; weighted average balloon loan-to-value ratio of 50.3%

o    Property Types:

                     Assisted Living Facility           1.0%
                     Self Storage                       0.4%
                     Mixed Use                          0.3%
                     Office                            34.3%
                     Multifamily                       28.4%
                     Retail                            27.1%
                     Industrial                         6.6%
                     Hospitality                        2.0%

o    Call Protection: Please refer to the prepayment tables on pages T-24 to
     T-26 and Appendix II of the Prospectus Supplement

o    Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Trustee in addition to detailed payment and delinquency information. Information provided by the Trustee is expected to be available at www.etrustee.net.
     Updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicer

o    Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and IXIS Securities North America Inc. (collectively, the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                       T-2

                          $1,426,446,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-IQ9

     OFFERED CERTIFICATES
     --------------------

------------------------------------------------------------------------------------------------------------------------------------
             APPROXIMATE                                                                                APPROXIMATE    CERTIFICATE
               INITIAL                                                                EXPECTED FINAL      INITIAL       PRINCIPAL
             CERTIFICATE    SUBORDINATION     RATINGS      AVERAGE      PRINCIPAL      DISTRIBUTION    PASS-THROUGH      TO VALUE
   CLASS     BALANCE(1)        LEVELS       (S&P/FITCH)   LIFE(2)(3)   WINDOW(2)(4)       DATE(2)         RATE(5)        RATIO(6)
------------------------------------------------------------------------------------------------------------------------------------

  A-1(7)      $62,100,000      20.000%        AAA/AAA        2.62          1-58         12/15/2009         3.99%          47.52%
------------------------------------------------------------------------------------------------------------------------------------
  A-2(7)     $112,600,000      20.000%        AAA/AAA        4.95         58-60         02/15/2010         4.30%          47.52%
------------------------------------------------------------------------------------------------------------------------------------
  A-3(7)     $194,700,000      20.000%        AAA/AAA        6.81         80-89         07/15/2012         4.54%          47.52%
------------------------------------------------------------------------------------------------------------------------------------
  A-4(7)      $94,400,000      20.000%        AAA/AAA        8.36         92-102        08/15/2013         4.66%          47.52%
------------------------------------------------------------------------------------------------------------------------------------
  A-AB(7)     $43,800,000      20.000%        AAA/AAA        6.70         60-109        03/15/2014         4.51%          47.52%
------------------------------------------------------------------------------------------------------------------------------------
  A-5(7)     $446,242,000      20.000%        AAA/AAA        9.62        109-118        12/15/2014         4.70%          47.52%
------------------------------------------------------------------------------------------------------------------------------------
  A-1A(7)    $271,561,000      20.000%        AAA/AAA        8.83         1-119         01/15/2015         4.66%          47.52%
------------------------------------------------------------------------------------------------------------------------------------
    A-J      $130,199,000      11.500%        AAA/AAA        9.93        119-128        10/15/2015         4.77%          52.57%
------------------------------------------------------------------------------------------------------------------------------------
     B        $32,550,000      9.375%          AA/AA        11.33        128-143        01/15/2017         4.86%          53.83%
------------------------------------------------------------------------------------------------------------------------------------
     C        $11,488,000      8.625%         AA-/AA-       11.97        143-145        03/15/2017         4.91%          54.28%
------------------------------------------------------------------------------------------------------------------------------------
     D        $26,806,000      6.875%           A/A         12.32        145-149        07/15/2017         5.00%          55.32%
------------------------------------------------------------------------------------------------------------------------------------

     PRIVATE CERTIFICATES (8)
     ------------------------

------------------------------------------------------------------------------------------------------------------------------------
            APPROXIMATE
              INITIAL                                                                    EXPECTED       APPROXIMATE     CERTIFICATE
            CERTIFICATE                                                                    FINAL          INITIAL        PRINCIPAL
             BALANCE OR      SUBORDINATION     RATINGS      AVERAGE     PRINCIPAL      DISTRIBUTION    PASS-THROUGH      TO VALUE
 CLASS   NOTIONAL AMOUNT(1)      LEVELS      (S&P/FITCH)   LIFE(2)(3)  WINDOW(2)(4)       DATE(2)         RATE(5)         RATIO(6)
------------------------------------------------------------------------------------------------------------------------------------

   E          $15,317,000        5.875%         A-/A-        12.50        149-152       10/15/2017         5.11%           55.91%
------------------------------------------------------------------------------------------------------------------------------------
   F          $15,318,000        4.875%       BBB+/BBB+      12.77        152-156       02/15/2018         5.34%           56.50%
------------------------------------------------------------------------------------------------------------------------------------
   G          $11,488,000        4.125%        BBB/BBB       13.26        156-161       07/15/2018         5.51%           56.95%
------------------------------------------------------------------------------------------------------------------------------------
   H          $17,232,000        3.000%       BBB-/BBB-      13.77        161-172       06/15/2019         5.44%           57.62%
------------------------------------------------------------------------------------------------------------------------------------
 J - P        $45,953,421         ----          ----         ----          ----            ----            4.61%           59.40%
------------------------------------------------------------------------------------------------------------------------------------
X-1(9)     $1,531,754,421         ----         AAA/AAA       ----          ----            ----        Variable Rate        ----
------------------------------------------------------------------------------------------------------------------------------------
X-2(9)     $1,491,944,000         ----         AAA/AAA       ----          ----            ----        Variable Rate        ----
------------------------------------------------------------------------------------------------------------------------------------
X-Y(9)       $168,257,608         ----         AAA/AAA       ----          ----            ----        Variable Rate        ----
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and IXIS Securities North America Inc. (collectively, the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                       T-3

                          $1,426,446,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-IQ9

Notes:    (1)  As of February 2005. In the case of each such Class, subject to a permitted variance of plus or minus 5%.

          (2)  Based on the Structuring Assumptions, assuming 0% CPR as described in the Prospectus Supplement.

          (3)  Average life is expressed in terms of years.

          (4)  Principal window is the period (expressed in terms of months and commencing with the month of March 2005) during which
               distributions of principal are expected to be made to the holders of each designated Class.

          (5)  The Class A-1, Class A-2 Class A-3, Class A-4, Class A-AB, Class
               A-5, Class A-1A, Class A-J, Class B, Class C and Class D will accrue interest at a fixed rate. The Class E, Class F, Class G,
               Class J, Class K, Class L, Class M, Class N, Class O and Class P
               Certificates will accrue interest at a fixed rate subject to a cap at the Weighted Average Net Mortgage Rate. Class H
               Certificates will accrue interest a rate equal to the Weighted
               Average Net Mortgage Rate less 0.08%.

               The "Weighted Average Net Mortgage Rate" for a particular
               distribution date is a weighted average of the interest rates on the mortgage loans (which interest rates, with respect to the residential cooperative mortgage loans, are reduced by the Class
               X-Y Strip Rate) minus a weighted average administrative cost rate. The relevant weighting is based upon the respective
               scheduled principal balances of the mortgage loans as in effect immediately prior to the relevant distribution date.

               The Class X-1, Class X-2 and Class X-Y Certificates will accrue interest at a variable rate. The Class A-1, Class A-2, Class A-3,
               Class A-4, Class A-AB, Class A-5 and Class A-1A will be
               collectively known as the "Senior Class A Certificates", the
               Class A-J will be known as the "Junior Class A Certificates" and together with the Senior Class A Certificates, the "Class A
               Certificates". The Class X-1, Class X-2 and Class X-Y
               Certificates will be collectively known as the "Class X
               Certificates."

          (6)  Certificate Principal to Value Ratio is calculated by dividing the Certificate Balance of each Class and all Classes (if any)
               that are senior to such Class by the quotient of the aggregate pool balance and the weighted average pool loan to value ratio.
               The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class
               A-5 and Class A-1A Certificate Principal to Value Ratio is
               calculated based upon the aggregate of the Class A-1, Class A-2,
               Class A-3, Class A-4, Class A-AB, Class A-5 and Class A-1A
               Certificate Balances.

          (7)  For purposes of making distributions to the Class A-1, Class A-2,
               Class A-3, Class A-4, Class A-AB, Class A-5 and Class A-1A
               Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group
               2. Loan group 1 will consist of 168 mortgage loans, representing approximately 82.3% of the initial outstanding pool balance. Loan group 2 will consist of 73 mortgage loans, representing
               approximately 17.7% of the initial outstanding pool balance.
               Generally, the Class A-1, Class A-2, Class A-3, Class A-4, Class
               A-AB and Class A-5 Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 and from loan group 2 after the certificate principal balance of the Class A-1A Certificates has been reduced to zero. The Class A-1A Certificates will generally only be entitled to receive distributions of principal collected or advanced in respect of the mortgage loans in loan group 2 and from loan group 1 after the certificate principal balance of the
               Class A-5 Certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class A-J through Class P Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class
               A-5 and Class A-1A Certificates, pro rata, up to the principal distribution amount for such distribution date. Interest will be paid concurrently, (i) on Class A-1, Class A-2, Class A-3, Class
               A-4, Class A-AB and Class A-5 pro rata, from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 1; (ii) on Class
               A-1A from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 2; and (iii) on Class X-1, Class X-2 and Class X-Y, pro rata, from the available distribution amount, in each case in accordance with their interest entitlements. However, if on any distribution date, the available distribution amount (or
               applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the Class A or
               Class X Certificates on such distribution date as described above, the available distribution amount will be allocated among all these classes, pro rata, in accordance with their interest entitlements for such distribution date, without regard to loan group.

          (8)  Certificates to be offered privately pursuant to Rule 144A.

          (9)  The Class X-1, X-2 and X-Y Notional Amounts are defined herein and in the Prospectus Supplement.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and IXIS Securities North America Inc. (collectively, the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                       T-4

                          $1,426,446,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-IQ9

I.  ISSUE CHARACTERISTICS
    ---------------------

ISSUE TYPE:                   Public: Classes A-1, A-2, A-3, A-4, A-AB, A-5,
                              A-1A, A-J, B, C and D (the "Offered Certificates")

                              Private (Rule 144A): Classes X-1, X-2, X-Y, E, F,
                              G, H, J, K, L, M, N, O and P

SECURITIES OFFERED:           $1,426,446,000 monthly pay, multi-class,
                              sequential pay commercial mortgage REMIC
                              Pass-Through Certificates, including eleven
                              principal and interest classes (Classes A-1, A-2,
                              A-3, A-4, A-AB, A-5, A-1A, A-J, B, C and D)

MORTGAGE POOL:                The mortgage pool consists of 241 mortgage loans
                              (which includes 168 mortgage loans in loan group 1
                              and 73 mortgage loans in loan group 2) with an
                              aggregate principal balance of all mortgage loans
                              as of the Cut-Off Date of approximately
                              $1,531,754,421 (which includes $1,260,193,084 in
                              loan group 1 and $271,561,337 in loan group 2),
                              which may vary by up to 5%. Loan group 1 will
                              consist of (i) all of the mortgage loans that are
                              secured by property types other than multifamily
                              and (ii) 55 mortgage loans that are secured by
                              multifamily properties and that are not included
                              in loan group 2. Loan group 2 will consist of 73
                              mortgage loans that are secured by mortgaged
                              properties that are multifamily properties.

SELLERS:                      Morgan Stanley Mortgage Capital Inc.; IXIS Real
                              Estate Capital Inc.; Principal Commercial Funding,
                              LLC; Massachusetts Mutual Life Insurance Company;
                              NCB, FSB; Union Central Mortgage Funding, Inc.;
                              Teachers Insurance and Annuity Association of
                              America; and Washington Mutual Bank, FA

LEAD BOOKRUNNING MANAGER:     Morgan Stanley & Co. Incorporated

CO-MANAGERS:                  Greenwich Capital Markets, Inc. and IXIS
                              Securities North America Inc.

MASTER SERVICER:              Wells Fargo Bank, National Association will act as
                              master servicer with respect to all of the
                              mortgage loans in the trust, other than the
                              mortgage loans sold to the trust by NCB, FSB. NCB,
                              FSB will act as master servicer with respect to
                              the mortgage loans sold to the trust by NCB, FSB

PRIMARY SERVICERS:            Principal Global Investors, LLC with respect to
                              those mortgage loans sold to the trust by
                              Principal Commercial Funding, LLC, Babson Capital
                              Management LLC with respect to those mortgage
                              loans sold to the trust by Massachusetts Mutual
                              Life Insurance Company, Union Central Mortgage
                              Funding, Inc. with respect to those mortgage loans
                              sold to the trust by Union Central Mortgage
                              Funding, Inc., and Washington Mutual Bank, FA with
                              respect to those mortgage loans sold to the trust
                              by Washington Mutual Bank, FA

SPECIAL SERVICER:             Midland Loan Services, Inc. will act as special
                              servicer with respect to all of the mortgage loans
                              in the trust, other than the residential
                              cooperative mortgage loans. National Consumer
                              Cooperative Bank will act as special servicer with
                              respect to the residential cooperative mortgage
                              loans

TRUSTEE, PAYING AGENT AND
CERTIFICATE REGISTRAR:        LaSalle Bank National Association

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and IXIS Securities North America Inc. (collectively, the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                       T-5

                          $1,426,446,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-IQ9

CUT-OFF DATE:                 February 1, 2005

PRICING DATE:                 February 15, 2005

CLOSING DATE:                 On or about February 24, 2005

DISTRIBUTION DATES:           The 15th day of each month, commencing in March
                              2005 (or if the 15th is not a business day, the
                              next succeeding business day)

MINIMUM DENOMINATIONS:        $25,000 for the Class A Certificates and $100,000
                              for all other Offered Certificates and in
                              multiples of $1 thereafter

SETTLEMENT TERMS:             DTC, Euroclear and Clearstream, same day funds,
                              with accrued interest

LEGAL/REGULATORY STATUS:      Classes A-1, A-2, A-3, A-4, A-AB, A-5, A-1A, A-J,
                              B, C and D are expected to be eligible for
                              exemptive relief under ERISA. No Class of
                              Certificates is SMMEA eligible

RISK FACTORS:                 THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT
                              BE SUITABLE FOR ALL INVESTORS. SEE THE "RISK
                              FACTORS" SECTION OF THE PROSPECTUS SUPPLEMENT AND
                              THE "RISK FACTORS" SECTION OF THE PROSPECTUS

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and IXIS Securities North America Inc. (collectively, the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                       T-6

                          $1,426,446,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-IQ9

II. STRUCTURE CHARACTERISTICS
    -------------------------

The Class A-1, Class A-2 Class A-3, Class A-4, Class A-AB, Class A-5, Class
A-1A, Class A-J, Class B, Class C and Class D will accrue interest at a fixed rate. The Class E, Class F, Class G, Class J, Class K, Class L, Class M, Class
N, Class O and Class P Certificates will each accrue interest at a fixed rate subject to a cap at the Weighted Average Net Mortgage Rate. The Class H
Certificates will accrue interest a rate equal to the Weighted Average Net
Mortgage Rate less 0.08%. The Class X-1, Class X-2 and Class X-Y Certificates
will accrue interest at a variable rate. The Class X-Y pass-through rate will be a variable rate equal to the weighted average from time to time of various Class
X-Y strip rates attributable to each of the residential cooperative mortgage loans. The Class X-Y Strip for each of the residential cooperative mortgage loans is approximately equal to 0.14% per annum. For certain information concerning the distribution of principal and interest to the Class A and Class X
Certificates, see "Offered Certificates" and "Private Certificates" herein and
"Description of the Offered Certificates - Distributions" in the Prospectus
Supplement.

IO STRUCTURE

                                     Month       0      24      36      48      60      72      84       Maturity
Class A-1    AAA/AAA        [%]                                                                                       $62.1MM
Class A-2    AAA/AAA        [%]                                                                                      $112.6MM
Class A-3    AAA/AAA        [%]                                                                                      $194.7MM
Class A-4    AAA/AAA        [%]                                                                                       $94.4MM
Class A-AB   AAA/AAA        [%]                                                                                       $43.8MM
Class A-5    AAA/AAA        [%]                                                                                      $446.2MM
Class A-1A   AAA/AAA        [%]                                                                                      $271.6MM
Class A-J    AAA/AAA        [%]                                                                                      $130.2MM
Class B      AA/AA          [%]                                                                                       $32.6MM
Class C      AA-/AA-        [%]                                                                                       $11.5MM
Class D      A/A            [%]                                                                                       $26.8MM
Class E      A-/A-          [%]                                                                                       $15.3MM
Class F      BBB+/BBB+      [%]                                                                                       $15.3MM
Class G      BBB/BBB        [%]                                                                                       $11.5MM
Class H      BBB-/BBB-      [%]                                                                                       $17.2MM
Class J      BB+/BB+        [%]                                                                                        $5.7MM
Class K      BB/BB          [%]                                                                                        $7.7MM
Class L      BB-/BB-        [%]                                                                                        $5.7MM
Class M-P    B+/B+ to NR/NR [%]                                                                                       $26.8MM

                    [      ] X-1 + X-2 IO Strip         [      ] X-1         [      ] X-2         NR = Not Rated

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and IXIS Securities North America Inc. (collectively, the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                       T-7

                          $1,426,446,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-IQ9

Class X-1, Class X-2 and      The Notional Amount of the Class X-1 Certificates
Class X-Y Notional Balances:  will be equal to the aggregate of the certificate balances of the classes of Principal Balance
                              Certificates outstanding from time to time. The
                              Notional Amount of the Class X-2 Certificates at
                              any time on or before the Distribution Date
                              occurring in February 2012 will be an amount equal
                              to the aggregate balances of the applicable
                              Components of the Class A-1, Class A-2, Class A-3,
                              Class A-4, Class A-AB, Class A-5, Class A-1A,
                              Class A-J, Class B, Class C, Class D, Class E,
                              Class F, Class G, Class H, Class J, Class K and
                              Class L Certificates. After the February 2012
                              Distribution Date, the Notional Amount of the
                              Class X-2 Certificates will be equal to zero. As
                              of any Distribution Date, the balances of the
                              Class A-1, Class A-2, Class A-3, Class A-4, Class
                              A-AB, Class A-5, Class A-1A, Class A-J, Class B,
                              Class C, Class D, Class E, Class F, Class G, Class
                              H, Class J, Class K and Class L Certificates used
                              to determine the Notional Amount of the Class X-2
                              Certificates will generally be equal to the lesser
                              of (i) the Certificate Balance of the
                              corresponding Class of Principal Balance
                              Certificates as of such date (taking into account
                              any distributions of principal made on, and any
                              Realized Losses and Expense Losses allocated to,
                              such Classes of Principal Balance Certificates)
                              and (ii) the amount specified for such Component
                              and such Distribution Date on Schedule I.

                              Accordingly, the Notional Amount of the Class X-1
                              Certificates will be reduced on each Distribution
                              Date by any distributions of principal actually
                              made on, and any Realized Losses and Expense
                              Losses of principal actually allocated to any
                              class of Principal Balance Certificates. The
                              Notional Amount of the Class X-2 Certificates will
                              be reduced on each Distribution Date by any
                              distributions of principal actually made on, and
                              any Realized Losses and Expense Losses of
                              principal actually allocated to any component and
                              any Class of Certificates included in the
                              calculation of the Notional Amount for the Class
                              X-2 Certificates on such Distribution Date, as
                              described above to the extent that such
                              distribution or allocation of Realized Losses and
                              Expense Losses reduces the principal balance of
                              the related Class of Certificates to a balance
                              that is lower than the amount shown on Schedule I.
                              Holders of the Class X-2 Certificates will not be
                              entitled to distributions of interest at any time
                              following the Distribution Date occurring in
                              February 2012.

                              The Notional Amount of the Class X-Y Certificates,
                              as of any date of determination, will be equal to
                              the total principal balance of the residential
                              cooperative mortgage loans in the trust. The
                              Notional Amount of the Class X-Y Certificates will
                              be reduced on each distribution date by
                              collections and advances of principal on the
                              residential cooperative mortgage loans previously
                              distributed, and losses on those mortgage loans
                              previously allocated, to the Series 2005-IQ9
                              certificateholders.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and IXIS Securities North America Inc. (collectively, the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                       T-8

                          $1,426,446,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-IQ9

                              Upon initial issuance, the aggregate Notional
                              Amount of the Class X-1 Certificates, Class X-2
                              and Class X-Y Certificates will be $1,531,754,421,
                              $1,491,944,000 and $168,257,608, respectively,
                              subject in each case to a permitted variance of
                              plus or minus 5%. The Notional Amount of each
                              Class X Certificate is used solely for the purpose
                              of determining the amount of interest to be
                              distributed on such Certificate and does not
                              represent the right to receive any distributions
                              of principal.

                              The Residual Certificates will not have
                              Certificate Balances or Notional Amounts.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and IXIS Securities North America Inc. (collectively, the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                       T-9

                          $1,426,446,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-IQ9

SCHEDULE I

COMPONENT NOTIONAL BALANCE

-------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTION DATES (INCLUSIVE)          CLASS A-1       CLASS A-2      CLASS A-3      CLASS A-4      CLASS A-AB     CLASS A-5
-------------------------------------------------------------------------------------------------------------------------------

March 2005 to February 2006           $52,517,000    $112,600,000   $194,700,000    $94,400,000     $43,800,000    $446,242,000
March 2006 to August 2006             $26,522,000    $112,600,000   $194,700,000    $94,400,000     $43,800,000    $446,242,000
September 2006 to February 2007                $0    $109,822,000   $194,700,000    $94,400,000     $43,800,000    $446,242,000
March 2007 to August 2007                      $0     $80,687,000   $194,700,000    $94,400,000     $43,800,000    $446,242,000
September 2007 to February 2008                $0     $52,590,000   $194,700,000    $94,400,000     $43,800,000    $446,242,000
March 2008 to August 2008                      $0     $25,180,000   $194,700,000    $94,400,000     $43,800,000    $446,242,000
September 2008 to February 2009                $0              $0   $193,244,000    $94,400,000     $43,800,000    $446,242,000
March 2009 to August 2009                      $0              $0   $166,431,000    $94,400,000     $43,800,000    $446,242,000
September 2009 to February 2010                $0              $0    $54,128,000    $94,400,000     $43,800,000    $446,242,000
March 2010 to August 2010                      $0              $0    $37,879,000    $94,400,000     $36,526,000    $446,242,000
September 2010 to February 2011                $0              $0     $9,561,000    $94,400,000     $27,948,000    $446,242,000
March 2011 to August 2011                      $0              $0             $0    $81,883,000     $18,865,000    $446,242,000
September 2011 to February 2012                $0              $0             $0             $0              $0    $424,350,000
March 2012                                     $0              $0             $0             $0              $0              $0
-------------------------------------------------------------------------------------------------------------------------------

COMPONENT NOTIONAL BALANCE (CONT'D)

-------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTION DATES (INCLUSIVE)         CLASS A-1A       CLASS A-J        CLASS B        CLASS C         CLASS D         CLASS E
-------------------------------------------------------------------------------------------------------------------------------

March 2005 to February 2006          $268,140,000    $130,199,000    $32,550,000    $11,488,000     $26,806,000     $15,317,000
March 2006 to August 2006            $261,809,000    $130,199,000    $32,550,000    $11,488,000     $26,806,000     $15,317,000
September 2006 to February 2007      $254,791,000    $130,199,000    $32,550,000    $11,488,000     $26,806,000     $15,317,000
March 2007 to August 2007            $247,942,000    $130,199,000    $32,550,000    $11,488,000     $26,806,000     $15,317,000
September 2007 to February 2008      $241,287,000    $130,199,000    $32,550,000    $11,488,000     $26,806,000     $15,317,000
March 2008 to August 2008            $234,795,000    $130,199,000    $32,550,000    $11,488,000     $26,806,000     $15,317,000
September 2008 to February 2009      $228,481,000    $130,199,000    $32,550,000    $11,488,000     $26,806,000     $15,317,000
March 2009 to August 2009            $222,315,000    $130,199,000    $32,550,000    $11,488,000     $26,806,000      $4,767,000
September 2009 to February 2010      $216,320,000    $130,199,000    $32,550,000    $11,488,000     $18,873,000              $0
March 2010 to August 2010            $210,464,000    $130,199,000    $32,550,000    $11,488,000      $7,418,000              $0
September 2010 to February 2011      $204,768,000    $130,199,000    $32,550,000     $8,016,000              $0              $0
March 2011 to August 2011            $199,202,000    $130,199,000    $30,103,000             $0              $0              $0
September 2011 to February 2012      $187,968,000    $130,199,000    $20,350,000             $0              $0              $0
March 2012                                     $0              $0             $0             $0              $0              $0
-------------------------------------------------------------------------------------------------------------------------------

COMPONENT NOTIONAL BALANCE (CONT'D)

-------------------------------------------------------------------------------------------------------------------------------
DISTRIBUTION DATES (INCLUSIVE)            CLASS F         CLASS G        CLASS H        CLASS J         CLASS K         CLASS L
-------------------------------------------------------------------------------------------------------------------------------

March 2005 to February 2006           $15,318,000     $11,488,000    $17,232,000     $5,744,000      $7,659,000      $5,744,000
March 2006 to August 2006             $15,318,000     $11,488,000    $17,232,000     $5,744,000      $7,659,000      $5,744,000
September 2006 to February 2007       $15,318,000     $11,488,000    $17,232,000     $5,744,000      $7,659,000      $3,102,000
March 2007 to August 2007             $15,318,000     $11,488,000    $17,232,000     $1,235,000              $0              $0
September 2007 to February 2008       $15,318,000     $11,488,000     $3,736,000             $0              $0              $0
March 2008 to August 2008             $15,318,000      $1,019,000             $0             $0              $0              $0
September 2008 to February 2009        $2,645,000              $0             $0             $0              $0              $0
March 2009 to August 2009                      $0              $0             $0             $0              $0              $0
September 2009 to February 2010                $0              $0             $0             $0              $0              $0
March 2010 to August 2010                      $0              $0             $0             $0              $0              $0
September 2010 to February 2011                $0              $0             $0             $0              $0              $0
March 2011 to August 2011                      $0              $0             $0             $0              $0              $0
September 2011 to February 2012                $0              $0             $0             $0              $0              $0
March 2012                                     $0              $0             $0             $0              $0              $0
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and IXIS Securities North America Inc. (collectively, the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-10

                          $1,426,446,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-IQ9

Class X-1, X-2, and X-Y       The Pass-Through Rate applicable to the Class X-1
Pass-Through Rates:           Certificates for the initial Distribution Date
                              will equal approximately 0.0565% per annum. The
                              Pass-Through Rate applicable to the Class X-1
                              Certificates for each Distribution Date subsequent
                              to the initial Distribution Date will equal the
                              weighted average of the respective strip rates
                              (the "Class X-1 Strip Rates") at which interest
                              accrues from time to time on the respective
                              components of the total Notional Amount of the
                              Class X-1 Certificates outstanding immediately
                              prior to the related Distribution Date (weighted
                              on the basis of the respective balances of such
                              components outstanding immediately prior to such
                              Distribution Date). Each of those components will
                              be comprised of all or a designated portion of the
                              Certificate Balance of one of the classes of the
                              Principal Balance Certificates. In general, the
                              Certificate Balance of each class of Principal
                              Balance Certificates will constitute a separate
                              component of the total Notional Amount of the
                              Class X-1 Certificates; provided that, if a
                              portion, but not all, of the Certificate Balance
                              of any particular class of Principal Balance
                              Certificates is identified in Schedule I as being
                              part of the total Notional Amount of the Class X-2
                              Certificates immediately prior to any Distribution
                              Date, then that identified portion of such
                              Certificate Balance will also represent one or
                              more separate components of the total Notional
                              Amount of the Class X-1 Certificates for purposes
                              of calculating the accrual of interest for the
                              related Distribution Date, and the remaining
                              portion of such Certificate Balance will represent
                              one or more other separate components of the Class
                              X-1 Certificates for purposes of calculating the
                              accrual of interest for the related Distribution
                              Date. For any Distribution Date occurring on or
                              before February 2012, on any particular component
                              of the total Notional Amount of the Class X-1
                              Certificates immediately prior to the related
                              Distribution Date, the applicable Class X-1 Strip
                              Rate will be calculated as follows:

                              o    if such particular component consists of the
                                   entire Certificate Balance of any class of
                                   Principal Balance Certificates, and if such
                                   Certificate Balance also constitutes, in its
                                   entirety, a component of the total Notional
                                   Amount of the Class X-2 Certificates
                                   immediately prior to the related Distribution
                                   Date, then the applicable Class X-1 Strip
                                   Rate will equal the excess, if any, of (a)
                                   the Weighted Average Net Mortgage Rate for
                                   such Distribution Date, over (b) the greater
                                   of (i) the rate per annum corresponding to
                                   such Distribution Date as set forth on
                                   Schedule A to the Prospectus Supplement and
                                   (ii) the Pass-Through Rate for such
                                   Distribution Date for such class of Principal
                                   Balance Certificates;

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and IXIS Securities North America Inc. (collectively, the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-11

                          $1,426,446,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-IQ9

                              o    if such particular component consists of a
                                   designated portion (but not all) of the
                                   Certificate Balance of any class of Principal
                                   Balance Certificates, and if such designated
                                   portion of such Certificate Balance also
                                   constitutes a component of the total Notional
                                   Amount of the Class X-2 Certificates
                                   immediately prior to the related Distribution
                                   Date, then the applicable Class X-1 Strip
                                   Rate will equal the excess, if any, of (a)
                                   the Weighted Average Net Mortgage Rate for
                                   such Distribution Date, over (b) the greater
                                   of (i) the rate per annum corresponding to
                                   such Distribution Date as set forth on
                                   Schedule A to the Prospectus and (ii) the
                                   Pass-Through Rate for such Distribution Date
                                   for such class of Principal Balance
                                   Certificates;

                              o    if such particular component consists of the
                                   entire Certificate Balance of any class of
                                   Principal Balance Certificates, and if such
                                   Certificate Balance does not, in whole or in
                                   part, also constitute a component of the
                                   total Notional Amount of the Class X-2
                                   Certificates immediately prior to the related
                                   Distribution Date, then the applicable Class
                                   X-1 Strip Rate will equal the excess, if any,
                                   of (a) the Weighted Average Net Mortgage Rate
                                   for such Distribution Date, over (b) the
                                   Pass-Through Rate for such Distribution Date
                                   for such class of Principal Balance
                                   Certificates; and

                              o    if such particular component consists of a
                                   designated portion (but not all) of the
                                   Certificate Balance of any class of Principal
                                   Balance Certificates, and if such designated
                                   portion of such Certificate Balance does not
                                   also constitute a component of the total
                                   Notional Amount of the Class X-2 Certificates
                                   immediately prior to the related Distribution
                                   Date, then the applicable Class X-1 Strip
                                   Rate will equal the excess, if any, of (a)
                                   the Weighted Average Net Mortgage Rate for
                                   such Distribution Date, over (b) the
                                   Pass-Through Rate for such Distribution Date
                                   for such class of Principal Balance
                                   Certificates.

                              For any Distribution Date occurring after February
                              2012, the Certificate Balance of each class of
                              Principal Balance Certificates will constitute a
                              single separate component of the total Notional
                              Amount of the Class X-1 Certificates, and the
                              applicable Class X-1 Strip Rate with respect to
                              each such component for each such Distribution
                              Date will equal the excess, if any, of (a) the
                              Weighted Average Net Mortgage Rate for such
                              Distribution Date, over (b) the Pass-Through Rate
                              for such Distribution Date for such class of
                              Principal Balance Certificates.

                              Under no circumstances will the Class X-1 Strip
                              Rate be less than zero.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and IXIS Securities North America Inc. (collectively, the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-12

                          $1,426,446,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-IQ9

                              The Pass-Through Rate applicable to the Class X-2
                              Certificates for the initial Distribution Date
                              will equal approximately 0.8417% per annum. The
                              Pass-Through Rate applicable to the Class X-2
                              Certificates for each Distribution Date subsequent
                              to the initial Distribution Date and on or before
                              the Distribution Date in February 2012 will equal
                              the weighted average of the respective strip rates
                              (the "Class X-2 Strip Rates") at which interest
                              accrues from time to time on the respective
                              components of the total Notional Amount of the
                              Class X-2 Certificates outstanding immediately
                              prior to the related Distribution Date (weighted
                              on the basis of the respective balances of such
                              components outstanding immediately prior to such
                              Distribution Date). Each of those components will
                              be comprised of all or a designated portion of the
                              Certificate Balance of a specified class of
                              Principal Balance Certificates. If all or a
                              designated portion of the Certificate Balance of
                              any class of Principal Balance Certificates is
                              identified in Schedule I as being part of the
                              total Notional Amount of the Class X-2
                              Certificates immediately prior to any Distribution
                              Date, then that Certificate Balance (or designated
                              portion thereof) will represent one or more
                              separate components of the total Notional Amount
                              of the Class X-2 Certificates for purposes of
                              calculating the accrual of interest for the
                              related Distribution Date. For any Distribution
                              Date occurring on or before February 2012, on any
                              particular component of the total Notional Amount
                              of the Class X-2 Certificates immediately prior to
                              the related Distribution Date, the applicable
                              Class X-2 Strip Rate will equal the excess, if
                              any, of:

                              o    the lesser of (a) the rate per annum
                                   corresponding to such Distribution Date as
                                   set forth on Schedule A to the Prospectus
                                   Supplement and (b) the Weighted Average Net
                                   Mortgage Rate for such Distribution Date,
                                   over

                              o    the Pass-Through Rate for such Distribution
                                   Date for the class of Principal Balance
                                   Certificates whose Certificate Balance, or a
                                   designated portion thereof, comprises such
                                   component.

                              Under no circumstances will the Class X-2 Strip
                              Rate be less than zero.

                              The pass through rate for the Class X-Y
                              Certificates for each distribution date will be a
                              variable rate equal to the weighted average from
                              time to time of various Class X-Y Strip Rates
                              attributable to each of the residential
                              cooperative mortgage loans. The Class X-Y Strip
                              Rate for each residential cooperative mortgage
                              loan is equal to 0.15% per annum; provided that,
                              if the subject residential cooperative mortgage
                              loan accrues interest on the basis of the actual
                              number of days elapsed during each 1-month
                              interest accrual period in a year assumed to
                              consist of 360 days, then the foregoing 0.15% will
                              be multiplied by a fraction, expressed as a
                              percentage, the numerator of which is the number
                              of days in the subject interest accrual period,
                              and the denominator of which is 30.

                              Under no circumstances will the Class X-Y Strip
                              Rate be less than zero.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and IXIS Securities North America Inc. (collectively, the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-13

                          $1,426,446,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-IQ9

Yield Maintenance/Prepayment  On any Distribution Date prior to and including
Premium Allocation:           the Distribution Date on which the Certificate
                              Balance of the Class A Certificates has been
                              reduced to zero, Prepayment Premiums or Yield
                              Maintenance Charges collected in respect of each
                              mortgage loan included in a particular Loan Group
                              during the related Collection Period will be
                              distributed to the holders of each of the Class
                              A-1, Class A-2, Class A-3, Class A-4, Class A-AB,
                              Class A-5, Class A-1A, Class A-J, Class B, Class
                              C, Class D, Class E, Class F, Class G and Class H
                              Certificates then entitled to distributions of
                              principal on such Distribution Date. Such holders
                              will receive an amount equal to the product of (a)
                              a fraction, the numerator of which is the amount
                              distributed as principal to the holders of that
                              class in respect of the mortgage loans in that
                              Loan Group on that Distribution Date, and the
                              denominator of which is the total amount
                              distributed as principal to the holders of all
                              classes of certificates representing principal
                              payments in respect of the mortgage loans included
                              in that Loan Group on that Distribution Date, (b)
                              a fraction not greater than one and not less than
                              zero, whose numerator is the difference between
                              (i) the Pass-Through Rate on that class of
                              certificates, and (ii) the Discount Rate (as
                              defined in the Prospectus Supplement) used in
                              calculating the Prepayment Premium or Yield
                              Maintenance Charge with respect to the principal
                              prepayment (or the current Discount Rate if not
                              used in such calculation) and whose denominator is
                              the difference between (i) the mortgage rate on
                              the related mortgage loan and (ii) the Discount
                              Rate used in calculating the Prepayment Premium or
                              Yield Maintenance Charge with respect to that
                              principal prepayment (or the current Discount Rate
                              if not used in such calculation) and (c) the
                              amount of the Prepayment Premium or Yield
                              Maintenance Charge collected in respect of such
                              principal prepayment during the related Collection
                              Period.

                              On any Distribution Date following the
                              Distribution Date on which the Certificate Balance
                              of the Senior Class A Certificates has been
                              reduced to zero, Prepayment Premiums or Yield
                              Maintenance Charges collected in respect of each
                              mortgage loan during the related Collection Period
                              will be distributed to the holders of each of the
                              Class A-J, Class B, Class C, Class D, Class E,
                              Class F, Class G and Class H Certificates then
                              entitled to distributions of principal on such
                              Distribution Date. Such holders will receive, an
                              amount equal to the product of (a) a fraction, the
                              numerator of which is the amount distributed as
                              principal to the holders of that class on that
                              Distribution Date, and the denominator of which is
                              the total amount distributed as principal to the
                              holders of all classes of certificates on that
                              Distribution Date, (b) a fraction not greater than
                              one and not less than zero, whose numerator is the
                              difference between (i) the Pass-Through Rate on
                              that class of certificates, and (ii) the Discount
                              Rate used in calculating the Prepayment Premium or
                              Yield Maintenance Charge with respect to the
                              principal prepayment (or the current Discount Rate
                              if not used in such calculation) and whose
                              denominator is the difference between (i) the
                              mortgage rate on the related mortgage loan and
                              (ii) the Discount Rate used in calculating the
                              Prepayment Premium or Yield Maintenance Charge
                              with respect to that principal prepayment (or the
                              current Discount Rate if not used in such
                              calculation) and (c) the amount of the Prepayment
                              Premium or Yield Maintenance Charge collected in
                              respect of such principal prepayment during the
                              related Collection Period.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and IXIS Securities North America Inc. (collectively, the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-14

                          $1,426,446,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-IQ9

                              The portion, if any, of the Prepayment
                              Premium/Yield Maintenance Charge remaining after
                              the distributions described above will be
                              distributed to the holders of the Class X-1
                              Certificates and Class X-2 Certificates based on a
                              65 and 35 ratio, respectively, through and
                              including the Distribution Date in February 2008.
                              After the Distribution Date in February 2008 all
                              Prepayment Premium/Yield Maintenance charges
                              remaining after the distribution described above
                              will be distributed to the holder of the Class X-1
                              Certificates.

                              Notwithstanding the foregoing, Yield Maintenance
                              Charges collected during any Collection Period
                              with respect to any residential cooperative
                              mortgage loan will be distributed pro rata as
                              follows: (a) the amount of such Yield Maintenance
                              Charges that would have been payable with respect
                              to such residential cooperative mortgage loan if
                              the related mortgage interest rate was equal to
                              the Net Mortgage Rate with respect to such
                              mortgage loan will be distributed as set forth
                              above, and (b) the amount of such Yield
                              Maintenance Charges actually payable during such
                              Collection Period in excess of the amount to be
                              distributed pursuant to clause (a) will be
                              distributed to the holders of the Class X-Y
                              Certificates. In addition, notwithstanding the
                              foregoing, Prepayment Premiums collected during
                              any Collection Period with respect to any
                              residential cooperative mortgage loan will be
                              distributed as follows: (i) 50% to the holders of
                              the Class A-1, Class A-2, Class A-3, Class A-4,
                              Class A-AB, Class A-5, Class A-1A, Class B, Class
                              C, Class D, Class E, Class F, Class G, Class H,
                              Class X-1 and Class X-2 Certificates, allocable
                              among such classes as set forth in the paragraphs
                              above, and (ii) 50% to the holders of the Class
                              X-Y Certificates.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and IXIS Securities North America Inc. (collectively, the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-15

                          $1,426,446,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-IQ9

                              The following is an example of the Prepayment
                              Premium Allocation for a loan that is not a
                              residential cooperative mortgage loan under (b)
                              above based on the information contained herein
                              and the following assumptions:

                              Two Classes of Certificates: Class A-2 and X

                              The characteristics of the Mortgage Loan being
                              prepaid are as follows:

                                   o   Loan Balance: $10,000,000

                                   o   Mortgage Rate: 5.30%

                                   o   Maturity Date: 5 years (February 1, 2010)

                              The Discount Rate is equal to 3.75%

                              The Class A-2 Pass-Through Rate is equal to 4.30%

                             CLASS A-2 CERTIFICATES

                                                                     YIELD
                                                                  MAINTENANCE
                    METHOD                          FRACTION       ALLOCATION
--------------------------------------------------------------------------------
(Class A-2 Pass Through Rate - Discount Rate)     (4.30%-3.75%)      35.5%
---------------------------------------------     -------------
       (Mortgage Rate - Discount Rate)            (5.30%-3.75%)

                              CLASS X CERTIFICATES

                                                                     YIELD
                                                                  MAINTENANCE
                    METHOD                          FRACTION       ALLOCATION
--------------------------------------------------------------------------------
         (1- Class A-2 YM Allocation)               (1-35.5%)         64.5%

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and IXIS Securities North America Inc. (collectively, the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-16

                          $1,426,446,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-IQ9

III. SELLERS
     -------

                Morgan Stanley Mortgage Capital Inc. ("MSMC")
                ---------------------------------------------

                The Mortgage Pool includes 6 Mortgage Loans, representing 23.4%
                of the Initial Pool Balance that were originated by or on behalf of MSMC or purchased from a third party.

                MSMC, a subsidiary of Morgan Stanley and an affiliate of Morgan
                Stanley & Co. Incorporated, one of the underwriters, was formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSMC mortgage loans was originated or purchased by MSMC, and all of the MSMC mortgage loans were underwritten by MSMC
                underwriters. The principal offices of MSMC are located at 1585
                Broadway, New York, New York 10036.

                IXIS Real Estate Capital Inc. ("IXIS")
                --------------------------------------

                The Mortgage Pool includes 21 Mortgage Loans, representing 18.2%
                of the Initial Pool Balance that were originated by or on behalf of IXIS or purchased from a third party.

                IXIS, an affiliate of IXIS Securities North America Inc., one of the underwriters, is a New York corporation that primarily engages in originating, lending against, purchasing and
                securitizing commercial and residential mortgage loans. IXIS is a subsidiary of IXIS Corporate and Investment Bank, a fully licensed bank under French laws.

                Principal Commercial Funding, LLC
                ---------------------------------

                The Mortgage Pool includes 12 Mortgage Loans, representing 15.7%
                of the Initial Pool Balance, that are being contributed by
                Principal Commercial Funding, LLC.

                Principal Commercial Funding, LLC is a wholly owned subsidiary of Principal Global Investors, LLC, which is a wholly owned subsidiary of Principal Life Insurance Company. Principal
                Commercial Funding, LLC was formed as a Delaware limited
                liability company to originate and acquire loans secured by commercial and multifamily real estate. Each of the Principal
                Commercial Funding, LLC loans was originated and underwritten by
                Principal Commercial Funding, LLC and/or its affiliates. The offices of Principal Commercial Funding, LLC are located at 801
                Grand Avenue, Des Moines, Iowa 50392.

                Massachusetts Mutual Life Insurance Company ("MassMutual")
                ----------------------------------------------------------

                The Mortgage Pool includes 49 Mortgage Loans, representing 12.5%
                of the Initial Pool Balance, that are being contributed by
                MassMutual.

                MassMutual, based in Springfield, Massachusetts, is a global diversified financial services organization with more than
                31,000 employees and sales representatives around the world.
                Babson Capital Management LLC, a MassMutual subsidiary, serves as the sole and exclusive real estate debt investment advisor to the MassMutual General Investment Account. Babson Capital
                Management LLC also manages and services real estate debt assets and funds for institutional clients worldwide.

                Each of the mortgage loans sold to the Trust by MassMutual was originated and underwritten by MassMutual or by Babson Capital
                Management LLC.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and IXIS Securities North America Inc. (collectively, the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-17

                          $1,426,446,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-IQ9

                NCB, FSB
                --------

                The Mortgage Pool includes 73 Mortgage Loans, representing 12.2%
                of the Initial Pool Balance, that are being contributed by NCB,
                FSB.

                NCB, FSB is a federal savings bank chartered by the Office of
                Thrift Supervision of the U.S. Department of the Treasury. It is
                one of the master servicers and is a wholly-owned subsidiary of
                National Consumer Cooperative Bank, one of the special
                servicers. NCB, FSB maintains an office at 1725 Eye Street,
                N.W., Washington, D.C. 20006.

                NCB, FSB, together with its affiliates and parent, National
                Consumer Cooperative Bank, have originated over $4.5 billion in commercial and multifamily loans and securitized over $3.6 billion of such originations in 31 public securitization
                transactions.

                Union Central Mortgage Funding, Inc. ("UCMFI")
                ----------------------------------------------

                The Mortgage Pool includes 54 Mortgage Loans, representing 6.7%
                of the Initial Pool Balance, that were originated by UCMFI.

                UCMFI is a corporation organized under the laws of the State of
                Ohio. UCMFI is a wholly owned subsidiary of The Union Central
                Life Insurance Company. UCMFI was formed to originate and
                acquire loans secured by commercial and multifamily real estate.
                UCMFI is also the Primary Servicer with respect to loans
                transferred by it to the trust. The principal offices of UCMFI are located at 312 Elm Street, Cincinnati, Ohio 45202. The mortgage loans for which UCMFI is the applicable mortgage loan seller were originated or acquired by UCMFI

                Teachers Insurance and Annuity Association of America ("TIAA")
                --------------------------------------------------------------

                The Mortgage Pool includes 6 Mortgage Loans, representing 6.1%
                of the Initial Pool Balance, that are being contributed by TIAA.

                TIAA is a non-profit legal reserve life insurance and annuity company organized under the laws of the State of New York and is regulated by the New York State Insurance Department. TIAA was
                established in 1918 by the Carnegie Foundation for the U.S.
                Advancement of Teaching. TIAA invests in a broad array of debt and equity investments, as well as commercial mortgages and real estate. TIAA's principal office is located at 730 Third Avenue,
                New York, New York 10017. TIAA currently holds top ratings from all four leading insurance company ratings agencies: A.M. Best
                Co., Fitch, Moody's and S&P (these ratings of TIAA as an
                insurance company do not apply to the TIAA Real Estate Account).

                The TIAA mortgage loans in this transaction were acquired by
                TIAA from GMAC Commercial Mortgage Corporation ("GMAC") pursuant to a program under which GMAC originated loans after performing underwriting and other services under predefined procedures approved by TIAA. Such procedures outlined the parameters as to property type, leverage and debt service coverage requirements and set forth requirements for preparation of third-party
                reports. For each of the mortgage loans, GMAC prepared an asset summary and credit file for TIAA's approval. At each closing, the loan was closed by GMAC under loan documents prepared by counsel retained by GMAC and simultaneously assigned to and purchased by TIAA.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and IXIS Securities North America Inc. (collectively, the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-18

                          $1,426,446,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-IQ9

                Washington Mutual Bank, FA ("WaMu")
                -----------------------------------

                The Mortgage Pool includes 20 Mortgage Loans, representing 5.2%
                of the Initial Pool Balance, that are being contributed by WaMu.

                With a history dating back to 1889, WaMu is a retailer of
                financial services that provides a diversified line of products and services to consumers and small businesses. At December 31,
                2004, Washington Mutual, Inc. and its subsidiaries, including
                WaMu, had consolidated assets of $307.92 billion. Washington
                Mutual, Inc. currently operates more than 2,400 consumer
                banking, mortgage lending, commercial banking and financial services offices throughout the nation. The commercial real estate division of WaMu provides construction, acquisition, rehabilitation and term financing for office, retail, industrial and apartment properties. On July 28, 2004, WaMu announced a series of steps designed to alter the focus of its commercial real estate division's lines of business. While WaMu's
                commercial real estate division continues to serve commercial customers through lending to commercial real estate owners and investors, it has discontinued its proprietary commercial
                mortgage-backed securitization platform, through which it
                originated commercial mortgage loans for securitization.

                WaMu originated all of the mortgage loans transferred to the trust for which it is the applicable mortgage loan seller and is also the Primary Servicer with respect to those mortgage loans.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and IXIS Securities North America Inc. (collectively, the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-19

                          $1,426,446,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-IQ9

IV. COLLATERAL DESCRIPTION
    ----------------------

TEN LARGEST LOANS
-----------------

------------------------------------------------------------------------------------------------------------------------------------
    MORTGAGE                                                                                                        CUT-OFF
    LOAN                                                     PROPERTY    CUT-OFF DATE  % OF   UNITS/ LOAN PER          DATE  BALLOON
NO. SELLER   PROPERTY NAME                 CITY        STATE TYPE             BALANCE  POOL       SF  UNIT/SF   DSCR    LTV      LTV
------------------------------------------------------------------------------------------------------------------------------------

1   MSMC     125 Park Avenue               New York     NY   Office      $146,250,000  9.5%  603,433     $242  1.41x  63.6%    63.6%
------------------------------------------------------------------------------------------------------------------------------------
2   IXIS     Central Mall-Texarkana, TX    Texarkana    TX   Retail       $54,900,000  3.6%  686,823      $77  1.68x  77.6%    68.9%
------------------------------------------------------------------------------------------------------------------------------------
3   IXIS     Central Mall-Lawton, OK       Lawton       OK   Retail       $43,200,000  2.8%  526,059      $77  1.68x  77.6%    68.9%
------------------------------------------------------------------------------------------------------------------------------------
4   IXIS     Central Mall-Port Arthur, TX  Port Arthur  TX   Retail       $36,400,000  2.4%  539,791      $77  1.68x  77.6%    68.9%
------------------------------------------------------------------------------------------------------------------------------------
5   MSMC     Hulen Mall                    Fort Worth   TX   Retail      $120,744,094  7.9%  348,796     $346  1.37x  74.5%    66.3%
------------------------------------------------------------------------------------------------------------------------------------
6   PCF      540 Madison Avenue            New York     NY   Office       $75,000,000  4.9%  280,830     $267  2.19x  57.7%    57.7%
------------------------------------------------------------------------------------------------------------------------------------
7   MSMC     225 West Broadway             San Diego    CA   Office       $67,000,000  4.4%  330,367     $203  1.69x  69.8%    69.8%
------------------------------------------------------------------------------------------------------------------------------------
8   PCF      400 Madison Avenue            New York     NY   Office       $65,500,000  4.3%  184,859     $354  2.12x  65.5%    65.5%
------------------------------------------------------------------------------------------------------------------------------------
9   TIAA     Festival at Hyannis           Hyannis      MA   Retail       $24,050,000  1.6%  225,629     $107  2.13x  65.0%    56.4%
------------------------------------------------------------------------------------------------------------------------------------
10  PCF      Elliot Corporate Center       Tempe        AZ   Office       $23,163,995  1.5%  223,392     $104  1.37x  71.7%    62.8%
------------------------------------------------------------------------------------------------------------------------------------
11  PCF      Coram Plaza                   Coram        NY   Retail       $20,755,300  1.4%  144,191     $144  2.58x  53.5%    53.5%
------------------------------------------------------------------------------------------------------------------------------------
12  TIAA     Phoenix Apartments            Fresno       CA   Multifamily  $16,434,304  1.1%      248  $66,267  1.31x  68.5%    57.7%
------------------------------------------------------------------------------------------------------------------------------------
             TOTALS/WEIGHTED AVERAGES                                    $693,397,693                          1.69X  68.5%    64.5%
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and IXIS Securities North America Inc. (collectively, the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-20

                          $1,426,446,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-IQ9

I. TOTAL POOL CHARACTERISTICS

CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------------------------
                               NO. OF      AGGREGATE
                              MORTGAGE   CUT-OFF DATE       % OF
                               LOANS      BALANCE ($)       POOL
--------------------------------------------------------------------------------
<= 2,500,000                    121        187,402,384      12.2
2,500,001 - 5,000,000            64        232,717,967      15.2
5,000,001 - 7,500,000            19        112,508,282       7.3
7,500,001 - 10,000,000           10         87,796,530       5.7
10,000,001 - 12,500,000           9        101,639,312       6.6
12,500,001 - 15,000,000           6         85,099,436       5.6
15,000,001 - 17,500,000           3         47,627,121       3.1
20,000,001 - 30,000,000           3         67,969,295       4.4
60,000,001 - 70,000,000           2        132,500,000       8.7
70,000,001 >=                     4        476,494,094      31.1
--------------------------------------------------------------------------------
TOTAL:                          241     $1,531,754,421     100.0%
--------------------------------------------------------------------------------
Min: $174,710       Max: $146,250,000      Average: $6,355,827
--------------------------------------------------------------------------------

STATE
--------------------------------------------------------------------------------
                       NO. OF      AGGREGATE
                      MORTGAGED   CUT-OFF DATE    % OF
                     PROPERTIES    BALANCE ($)    POOL
--------------------------------------------------------------------------------
New York                  70      454,235,611     29.7
Texas                     23      294,371,426     19.2
California                21      204,122,540     13.3
Florida                   17       80,524,871      5.3
Arizona                    7       51,904,329      3.4
Oklahoma                   3       47,561,169      3.1
Georgia                   12       46,680,399      3.0
Maryland                   6       31,810,155      2.1
Virginia                   9       30,273,187      2.0
Massachusetts              1       24,050,000      1.6
Other                     78      266,220,734     17.4
--------------------------------------------------------------------------------
TOTAL:                   247   $1,531,754,421    100.0%
--------------------------------------------------------------------------------

PROPERTY TYPE
--------------------------------------------------------------------------------
                       NO. OF      AGGREGATE
                      MORTGAGED   CUT-OFF DATE    % OF
                     PROPERTIES    BALANCE ($)    POOL
--------------------------------------------------------------------------------
Office                    36       524,709,669    34.3
Multifamily              128       435,203,868    28.4
Retail                    44       415,276,000    27.1
Industrial                29       101,371,811     6.6
Hospitality                4        30,425,159     2.0
Assisted Living Facility   1        14,742,372     1.0
Self Storage               2         5,674,506     0.4
Mixed Use                  3         4,351,037     0.3
--------------------------------------------------------------------------------
TOTAL:                   247    $1,531,754,421   100.0%
--------------------------------------------------------------------------------

SEASONING (MOS.)
--------------------------------------------------------------------------------
                       NO. OF      AGGREGATE
                      MORTGAGE    CUT-OFF DATE      % OF
                       LOANS       BALANCE ($)      POOL
--------------------------------------------------------------------------------
0                         9        124,539,908       8.1
1 - 5                   136      1,061,482,748      69.3
6 - 11                   45        149,826,884       9.8
12 - 23                   5         15,252,646       1.0
24 >=                    46        180,652,234      11.8
--------------------------------------------------------------------------------
TOTAL:                  241     $1,531,754,421     100.0%
--------------------------------------------------------------------------------
     Min: 0 mos.       Max: 109 mos.       Wtd Avg: 9 mos.
--------------------------------------------------------------------------------

MORTGAGE RATE (%)
--------------------------------------------------------------------------------
                       NO. OF      AGGREGATE
                      MORTGAGE    CUT-OFF DATE      % OF
                       LOANS       BALANCE ($)      POOL
--------------------------------------------------------------------------------
4.501 - 5.000             1         20,755,300      1.4
5.001 - 5.500            46        582,210,980     38.0
5.501 - 6.000            90        609,933,169     39.8
6.001 - 6.500            51        109,702,117      7.2
6.501 - 7.000             7         27,818,604      1.8
7.001 - 7.500            10         62,259,015      4.1
7.501 - 8.000             7         26,820,175      1.8
8.001 - 8.500            18         50,624,098      3.3
8.501 - 9.000             8         33,204,308      2.2
9.001 - 9.500             3          8,426,656      0.6
--------------------------------------------------------------------------------
TOTAL:                  241     $1,531,754,421    100.0%
--------------------------------------------------------------------------------
Min: 4.550%        Max: 9.390%          Wtd Avg: 5.848%
--------------------------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS.)
--------------------------------------------------------------------------------
                       NO. OF      AGGREGATE
                      MORTGAGE    CUT-OFF DATE      % OF
                       LOANS       BALANCE ($)      POOL
--------------------------------------------------------------------------------
  <= 60                    6        110,140,349      7.2
  61 - 120               139      1,131,969,444     73.9
  121 - 180               51        154,407,460     10.1
  181 - 240               43        129,283,210      8.4
  241 - 300                2          5,953,958      0.4
--------------------------------------------------------------------------------
  TOTAL:                 241     $1,531,754,421    100.0%
--------------------------------------------------------------------------------
  Min: 60 mos.      Max: 300 mos.       Wtd Avg: 125 mos.
--------------------------------------------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS.)
--------------------------------------------------------------------------------
                       NO. OF      AGGREGATE
                      MORTGAGE    CUT-OFF DATE      % OF
                       LOANS       BALANCE ($)      POOL
--------------------------------------------------------------------------------
< = 60                    6       110,140,349        7.2
61 - 120                152     1,173,474,692       76.6
121 - 180                63       200,275,097       13.1
181 - 240                19        45,676,371        3.0
241 >=                    1         2,187,912        0.1
--------------------------------------------------------------------------------
TOTAL:                  241    $1,531,754,421      100.0%
--------------------------------------------------------------------------------
Min: 58 mos.       Max: 296 mos.        Wtd Avg: 115 mos.
--------------------------------------------------------------------------------

REMAINING AMORTIZATION TERM (MOS.)
--------------------------------------------------------------------------------
                       NO. OF      AGGREGATE
                      MORTGAGE    CUT-OFF DATE      % OF
                       LOANS       BALANCE ($)      POOL
--------------------------------------------------------------------------------
IO                       14        408,605,300      26.7
61 - 120                  4          5,509,324       0.4
121 - 180                19         35,217,579       2.3
181 - 240                30         59,475,669       3.9
241 - 360               148        959,598,168      62.6
361 >=                   26         63,348,381       4.1
--------------------------------------------------------------------------------
TOTAL:                  241     $1,531,754,421     100.0%
--------------------------------------------------------------------------------
Min: 109 mos.      Max: 593 mos.        Wtd Avg: 329 mos.
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------------------
                       NO. OF      AGGREGATE
                      MORTGAGE    CUT-OFF DATE      % OF
                       LOANS       BALANCE ($)      POOL
--------------------------------------------------------------------------------
<= 10.0                 23         42,634,481        2.8
10.1 - 20.0             26         56,112,635        3.7
20.1 - 30.0             21         75,817,369        4.9
30.1 - 40.0             23         65,752,546        4.3
40.1 - 50.0             31        130,085,290        8.5
50.1 - 60.0             25        148,255,225        9.7
60.1 - 70.0             52        514,870,564        3.6
70.1 - 75.0             27        293,262,631        9.1
75.1 - 80.0             10        184,912,163        2.1
80.0 - 85.0              3         20,051,516        1.3
--------------------------------------------------------------------------------
TOTAL:                 241     $1,531,754,421      100.0%
--------------------------------------------------------------------------------
Min: 1.9%       Max: 82.9%         Wtd Avg: 59.4%
--------------------------------------------------------------------------------

BALLOON LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------------------
                       NO. OF      AGGREGATE
                      MORTGAGE    CUT-OFF DATE      % OF
                       LOANS       BALANCE ($)      POOL
--------------------------------------------------------------------------------
<= 10.0                  68        125,251,579       8.2
10.1 - 20.0              30         76,781,505       5.0
20.1 - 30.0              31        113,293,659       7.4
30.1 - 40.0              29        122,403,670       8.0
40.1 - 50.0              17        53,168,319        3.5
50.1 - 55.0              15        80,240,295        5.2
55.1 - 60.0              17       209,606,884       13.7
60.1 - 65.0              15       256,539,942       16.7
65.1 - 70.0              16       471,408,569       30.8
70.1 - 75.0              3         23,060,000        1.5
--------------------------------------------------------------------------------
TOTAL:                   241   $1,531,754,421      100.0%
--------------------------------------------------------------------------------
Min: 0.0%         Max: 74.1%          Wtd Avg: 50.3%
--------------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO (X)
--------------------------------------------------------------------------------
                       NO. OF      AGGREGATE
                      MORTGAGE    CUT-OFF DATE      % OF
                       LOANS       BALANCE ($)      POOL
--------------------------------------------------------------------------------
1.01 - 1.10              18        38,638,125        2.5
1.11 - 1.20              25        91,626,806        6.0
1.21 - 1.30              29       117,049,640        7.6
1.31 - 1.40              32       303,634,349       19.8
1.41 - 1.50              16       193,385,735       12.6
1.51 - 1.60              17        64,949,326        4.2
1.61 - 1.70              12       274,283,580       17.9
1.71 - 1.80               9        57,567,137        3.8
1.81 - 1.90               4        21,604,320        1.4
1.91 - 2.00               6        13,403,657        0.9
2.01 - 2.50              10       182,002,682       11.9
2.51 - 3.00               5        27,232,143        1.8
3.01 >=                  58       146,376,919        9.6
--------------------------------------------------------------------------------
TOTAL:                  241    $1,531,754,421      100.0%
--------------------------------------------------------------------------------
Min: 1.01x         Max: 46.75x         Wtd Avg: 2.05x
--------------------------------------------------------------------------------

All numerical information concerning the Mortgage Loan is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the
Cut-off Date.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and IXIS Securities North America Inc. (collectively, the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-21

                          $1,426,446,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-IQ9

CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------------------------
                         NO. OF      AGGREGATE
                        MORTGAGE    CUT-OFF DATE      % OF
                         LOANS       BALANCE ($)      POOL
--------------------------------------------------------------------------------
<= 2,500,000               89       133,016,596       10.6
2,500,001 - 5,000,000      36       130,338,832       10.3
5,000,001 - 7,500,000      14        84,500,759        6.7
7,500,001 - 10,000,000      6        54,262,304        4.3
10,000,001 - 12,500,000     7        77,561,125        6.2
12,500,001 - 15,000,000     4        55,922,958        4.4
15,000,001 - 17,500,000     3        47,627,121        3.8
20,000,001 - 30,000,000     3        67,969,295        5.4
60,000,001 - 70,000,000     2       132,500,000       10.5
70,000,001 >=               4       476,494,094       37.8
--------------------------------------------------------------------------------
TOTAL:                    168    $1,260,193,084      100.0%
--------------------------------------------------------------------------------
Min: $249,676       Max: $146,250,000       Average: $7,501,149
--------------------------------------------------------------------------------

STATE
--------------------------------------------------------------------------------
                       NO. OF      AGGREGATE
                      MORTGAGED   CUT-OFF DATE    % OF
                     PROPERTIES    BALANCE ($)    POOL
--------------------------------------------------------------------------------
New York                 56        424,310,130     33.7
Texas                    16        262,920,485     20.9
California               18        194,452,229     15.4
Arizona                   7         51,904,329      4.1
Oklahoma                  2         45,387,912      3.6
Florida                  13         43,411,356      3.4
Maryland                  6         31,810,155      2.5
Georgia                   9         31,334,889      2.5
Massachusetts             1         24,050,000      1.9
Virginia                  7         21,620,925      1.7
Pennsylvania              3         19,803,036      1.6
Other                    36        109,187,637      8.7
--------------------------------------------------------------------------------
TOTAL:                  174     $1,260,193,084    100.0%
--------------------------------------------------------------------------------

PROPERTY TYPE
--------------------------------------------------------------------------------
                       NO. OF      AGGREGATE
                      MORTGAGED   CUT-OFF DATE     % OF
                     PROPERTIES    BALANCE ($)     POOL
--------------------------------------------------------------------------------
Office                     36       524,709,669    41.6
Retail                     44       415,276,000    33.0
Multifamily                55       163,642,531    13.0
Industrial                 29       101,371,811     8.0
Hospitality                 4        30,425,159     2.4
Assisted Living Facility    1        14,742,372     1.2
Self Storage                2         5,674,506     0.5
Mixed Use                   3         4,351,037     0.3
--------------------------------------------------------------------------------
TOTAL:                    174    $1,260,193,084   100.0%
--------------------------------------------------------------------------------

SEASONING (MOS.)
--------------------------------------------------------------------------------
                         NO. OF      AGGREGATE
                        MORTGAGE    CUT-OFF DATE      % OF
                         LOANS       BALANCE ($)      POOL
--------------------------------------------------------------------------------
0                           9        124,539,908       9.9
1 - 5                     118      1,007,623,985      80.0
6 - 11                     38        120,793,403       9.6
12 - 23                     2          3,808,456       0.3
24 >=                       1          3,427,331       0.3
--------------------------------------------------------------------------------
TOTAL:                    168     $1,260,193,084     100.0%
--------------------------------------------------------------------------------
Min: 0 mos.       Max: 91 mos.        Wtd Avg: 3 mos.
--------------------------------------------------------------------------------

MORTGAGE RATE (%)
--------------------------------------------------------------------------------
                         NO. OF      AGGREGATE
                        MORTGAGE    CUT-OFF DATE      % OF
                         LOANS       BALANCE ($)      POOL
--------------------------------------------------------------------------------
4.501 - 5.000               1         20,755,300       1.6
5.001 - 5.500              42        562,844,847      44.7
5.501 - 6.000              77        560,307,010      44.5
6.001 - 6.500              44         97,786,718       7.8
6.501 - 7.000               3         15,071,879       1.2
8.501 - 9.000               1          3,427,331       0.3
--------------------------------------------------------------------------------
TOTAL:                    168     $1,260,193,084     100.0%
--------------------------------------------------------------------------------
Min: 4.550%        Max: 8.770%         Wtd Avg: 5.537%
--------------------------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS.)
--------------------------------------------------------------------------------
                         NO. OF      AGGREGATE
                        MORTGAGE    CUT-OFF DATE      % OF
                         LOANS       BALANCE ($)      POOL
--------------------------------------------------------------------------------
<= 60                       6        110,140,349       8.7
61 - 120                  118      1,055,613,613      83.8
121 - 180                  27         62,454,180       5.0
181 - 240                  16         29,797,030       2.4
241 - 300                   1          2,187,912       0.2
--------------------------------------------------------------------------------
TOTAL:                    168     $1,260,193,084     100.0%
--------------------------------------------------------------------------------
Min: 60 mos.       Max: 300 mos.       Wtd Avg: 113 mos.
--------------------------------------------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS.)
--------------------------------------------------------------------------------
                         NO. OF      AGGREGATE
                        MORTGAGE    CUT-OFF DATE      % OF
                         LOANS       BALANCE ($)      POOL
--------------------------------------------------------------------------------
<= 60                        6       110,140,349       8.7
61 - 120                   121     1,066,037,883      84.6
121 - 180                   25        54,018,818       4.3
181 - 240                   15        27,808,122       2.2
241 >=                       1         2,187,912       0.2
--------------------------------------------------------------------------------
TOTAL:                     168    $1,260,193,084     100.0%
--------------------------------------------------------------------------------
Min: 58 mos.       Max: 296 mos.        Wtd Avg: 111 mos.
--------------------------------------------------------------------------------

REMAINING AMORTIZATION TERM (MOS.)
--------------------------------------------------------------------------------
                         NO. OF      AGGREGATE
                        MORTGAGE    CUT-OFF DATE      % OF
                         LOANS       BALANCE ($)      POOL
--------------------------------------------------------------------------------
IO                         13        406,105,300      32.2
61-120                      3          3,736,365       0.3
121 - 180                  17         32,656,937       2.6
181 - 240                  27         51,937,669       4.1
241 - 360                  88        723,132,222      57.4
361 >=                     20         42,624,590       3.4
--------------------------------------------------------------------------------
TOTAL:                    168     $1,260,193,084     100.0%
--------------------------------------------------------------------------------
Min: 109 mos.      Max: 593 mos.       Wtd Avg: 332 mos.
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------------------
                         NO. OF      AGGREGATE
                        MORTGAGE    CUT-OFF DATE      % OF
                         LOANS       BALANCE ($)      POOL
--------------------------------------------------------------------------------
<= 10.0                    19        36,390,726        2.9
10.1 - 20.0                20        29,182,440        2.3
20.1 - 30.0                 7        39,231,682        3.1
30.1 - 40.0                 4         5,792,069        0.5
40.1 - 50.0                14        25,996,386        2.1
50.1 - 60.0                19       126,331,080       10.0
60.1 - 70.0                48       504,658,371       40.0
70.1 - 75.0                25       289,640,475       23.0
75.1 - 80.0                 9       182,918,340       14.5
80.1 - 85.0                 3        20,051,516        1.6
--------------------------------------------------------------------------------
TOTAL:                    168    $1,260,193,084      100.0%
--------------------------------------------------------------------------------
Min: 1.9%          Max: 82.9%           Wtd Avg: 63.8%
--------------------------------------------------------------------------------

BALLOON LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------------------
                         NO. OF      AGGREGATE
                        MORTGAGE    CUT-OFF DATE      % OF
                         LOANS       BALANCE ($)      POOL
--------------------------------------------------------------------------------
<= 10.0                   60         110,501,452       8.8
10.1 - 20.0               17          32,478,211       2.6
20.1 - 30.0                9          36,406,934       2.9
30.1 - 40.0                9          18,483,397       1.5
40.1 - 50.0               13          40,046,828       3.2
50.1 - 55.0               12          67,681,278       5.4
55.1 - 60.0               16         207,421,718      16.5
60.1 - 65.0               14         254,698,521      20.2
65.1 - 70.0               15         469,414,746      37.2
70.1 - 75.0                3          23,060,000       1.8
--------------------------------------------------------------------------------
TOTAL:                   168      $1,260,193,085     100.0%
--------------------------------------------------------------------------------
Min: 0.0%         Max: 74.1%          Wtd Avg: 54.9%
--------------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO (X)
--------------------------------------------------------------------------------
                         NO. OF      AGGREGATE
                        MORTGAGE    CUT-OFF DATE      % OF
                         LOANS       BALANCE ($)      POOL
--------------------------------------------------------------------------------
1.01 - 1.10                10        20,333,152       1.6
1.11 - 1.20                17        61,283,597       4.9
1.21 - 1.30                16        48,055,171       3.8
1.31 - 1.40                21       255,756,070      20.3
1.41 - 1.50                11       179,544,973      14.2
1.51 - 1.60                12        54,494,222       4.3
1.61 - 1.70                11       272,289,757      21.6
1.71 - 1.80                 8        42,735,432       3.4
1.81 - 1.90                 2        18,300,000       1.5
1.91 - 2.00                 5         9,637,611       0.8
2.01 - 2.50                 8       174,045,360      13.8
2.51 - 3.00                 3        24,243,919       1.9
3.01 >=                    44        99,473,819       7.9
--------------------------------------------------------------------------------
TOTAL:                    168    $1,260,193,084     100.0%
--------------------------------------------------------------------------------
Min: 1.03x         Max: 46.75x          Wtd Avg: 2.04x
--------------------------------------------------------------------------------

All numerical information concerning the Mortgage Loan is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the
Cut-off Date.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and IXIS Securities North America Inc. (collectively, the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-22

                          $1,426,446,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-IQ9

CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------------------------
                            NO. OF       AGGREGATE
                           MORTGAGE     CUT-OFF DATE      % OF
                             LOANS       BALANCE ($)      POOL
--------------------------------------------------------------------------------
<= 2,500,000                   32        54,385,787       20.0
2,500,001 - 5,000,000          28       102,379,135       37.7
5,000,001 - 7,500,000           5        28,007,523       10.3
7,500,001 - 10,000,000          4        33,534,226       12.3
10,000,001 - 12,500,000         2        24,078,187        8.9
12,500,001 - 15,000,000         2        29,176,478       10.7
--------------------------------------------------------------------------------
TOTAL:                         73      $271,561,337      100.0%
--------------------------------------------------------------------------------
Min: $174,710      Max: $14,831,705        Average: $3,720,018
--------------------------------------------------------------------------------

STATE
--------------------------------------------------------------------------------
                       NO. OF      AGGREGATE
                      MORTGAGED   CUT-OFF DATE     % OF
                     PROPERTIES    BALANCE ($)     POOL
--------------------------------------------------------------------------------
Florida                    4        37,113,516     13.7
Texas                      7        31,450,941     11.6
New York                  14        29,925,481     11.0
District of Columbia       2        16,409,533      6.0
Illinois                   2        15,990,777      5.9
Georgia                    3        15,345,510      5.7
North Carolina             4        13,982,839      5.1
Michigan                   3        12,384,149      4.6
Ohio                       3        11,269,064      4.1
Utah                       4        11,153,290      4.1
California                 3         9,670,311      3.6
Virginia                   2         8,652,263      3.2
Tennessee                  2         7,348,662      2.7
Other                     20        50,865,003     18.7
--------------------------------------------------------------------------------
TOTAL:                    73      $271,561,337    100.0%
--------------------------------------------------------------------------------

PROPERTY TYPE
--------------------------------------------------------------------------------
                       NO. OF      AGGREGATE
                      MORTGAGED   CUT-OFF DATE     % OF
                     PROPERTIES    BALANCE ($)     POOL
--------------------------------------------------------------------------------
Multifamily              73        271,561,337     100.0
--------------------------------------------------------------------------------
TOTAL:                   73       $271,561,337     100.0%
--------------------------------------------------------------------------------

SEASONING (MOS.)
--------------------------------------------------------------------------------
                            NO. OF       AGGREGATE
                           MORTGAGE     CUT-OFF DATE      % OF
                             LOANS       BALANCE ($)      POOL
--------------------------------------------------------------------------------
1 - 5                          18        53,858,763       19.8
6 - 11                          7        29,033,481       10.7
12 - 23                         3        11,444,190        4.2
24 >=                          45       177,224,903       65.3
--------------------------------------------------------------------------------
TOTAL:                         73      $271,561,337      100.0%
--------------------------------------------------------------------------------
Min: 2 mos.          Max: 109 mos.         Wtd Avg: 39 mos.
--------------------------------------------------------------------------------

MORTGAGE RATE (%)
--------------------------------------------------------------------------------
                            NO. OF       AGGREGATE
                           MORTGAGE     CUT-OFF DATE      % OF
                             LOANS       BALANCE ($)      POOL
--------------------------------------------------------------------------------
5.001 - 5.500                  4         19,366,133        7.1
5.501 - 6.000                 13         49,626,159       18.3
6.001 - 6.500                  7         11,915,399        4.4
6.501 - 7.000                  4         12,746,725        4.7
7.001 - 7.500                 10         62,259,015       22.9
7.501 - 8.000                  7         26,820,175        9.9
8.001 - 8.500                 18         50,624,098       18.6
8.501 - 9.000                  7         29,776,977       11.0
9.001 - 9.500                  3          8,426,656        3.1
--------------------------------------------------------------------------------
TOTAL:                        73       $271,561,337      100.0%
--------------------------------------------------------------------------------
Min: 5.180%        Max: 9.390%          Wtd Avg: 7.292%
--------------------------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS.)
--------------------------------------------------------------------------------
                            NO. OF       AGGREGATE
                           MORTGAGE     CUT-OFF DATE      % OF
                             LOANS       BALANCE ($)      POOL
--------------------------------------------------------------------------------
61 - 120                      21         76,355,831       28.1
121 - 180                     24         91,953,280       33.9
181 - 240                     27         99,486,180       36.6
241 - 300                      1          3,766,046        1.4
--------------------------------------------------------------------------------
TOTAL:                        73       $271,561,337      100.0%
--------------------------------------------------------------------------------
Min: 84 mos.        Max: 300 mos.        Wtd Avg: 178 mos.
--------------------------------------------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS.)
--------------------------------------------------------------------------------
                            NO. OF       AGGREGATE
                           MORTGAGE     CUT-OFF DATE      % OF
                             LOANS       BALANCE ($)      POOL
--------------------------------------------------------------------------------
61 - 120                       31       107,436,809       39.6
121 - 180                      38       146,256,279       53.9
181 - 240                       4        17,868,249        6.6
--------------------------------------------------------------------------------
TOTAL:                         73      $271,561,337      100.0%
--------------------------------------------------------------------------------
Min: 81 mos.        Max: 238 mos.         Wtd Avg: 138 mos.
--------------------------------------------------------------------------------

REMAINING AMORTIZATION TERM (MOS.)
--------------------------------------------------------------------------------
                            NO. OF       AGGREGATE
                           MORTGAGE     CUT-OFF DATE      % OF
                             LOANS       BALANCE ($)      POOL
--------------------------------------------------------------------------------
IO                             1         2,500,000         0.9
61-120                         1         1,772,959         0.7
121 - 180                      2         2,560,643         0.9
181 - 240                      3         7,538,000         2.8
241 - 360                     60       236,465,945        87.1
361 >=                         6        20,723,791         7.6
--------------------------------------------------------------------------------
TOTAL:                        73      $271,561,337       100.0%
--------------------------------------------------------------------------------
Min: 113 mos.       Max: 478 mos.         Wtd Avg: 320 mos.
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------------------
                            NO. OF       AGGREGATE
                           MORTGAGE     CUT-OFF DATE      % OF
                             LOANS       BALANCE ($)      POOL
--------------------------------------------------------------------------------
<= 10.0                         4         6,243,756        2.3
10.1 - 20.0                     6        26,930,195        9.9
20.1 - 30.0                    14        36,585,687       13.5
30.1 - 40.0                    19        59,960,476       22.1
40.1 - 50.0                    17       104,088,904       38.3
50.1 - 60.0                     6        21,924,145        8.1
60.1 - 70.0                     4        10,212,193        3.8
70.1 - 75.0                     2         3,622,157        1.3
75.1 - 80.0                     1         1,993,824        0.7
--------------------------------------------------------------------------------
TOTAL:                         73      $271,561,337      100.0%
--------------------------------------------------------------------------------
Min: 3.1%         Max: 79.8%          Wtd Avg: 38.6%
--------------------------------------------------------------------------------

BALLOON LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------------------
                            NO. OF       AGGREGATE
                           MORTGAGE     CUT-OFF DATE      % OF
                             LOANS       BALANCE ($)      POOL
--------------------------------------------------------------------------------
<= 10.0                         8        14,750,127       5.4
10.1 - 20.0                    13        44,303,294      16.3
20.1 - 30.0                    22        76,886,725      28.3
30.1 - 40.0                    20       103,920,272      38.3
40.1 - 50.0                     4        13,121,491       4.8
50.1 - 55.0                     3        12,559,017       4.6
55.1 - 60.0                     1         2,185,166       0.8
60.1 - 65.0                     1         1,841,421       0.7
65.1 - 70.0                     1         1,993,824       0.7
--------------------------------------------------------------------------------
TOTAL:                         73      $271,561,337     100.0%
--------------------------------------------------------------------------------
Min: 0.0%          Max: 66.7%           Wtd Avg: 29.2%
--------------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO (X)
--------------------------------------------------------------------------------
                            NO. OF       AGGREGATE
                           MORTGAGE     CUT-OFF DATE      % OF
                             LOANS       BALANCE ($)      POOL
--------------------------------------------------------------------------------
1.01 - 1.10                     8        18,304,973        6.7
1.11 - 1.20                     8        30,343,209       11.2
1.21 - 1.30                    13        68,994,469       25.4
1.31 - 1.40                    11        47,878,278       17.6
1.41 - 1.50                     5        13,840,762        5.1
1.51 - 1.60                     5        10,455,105        3.8
1.61 - 1.70                     1         1,993,824        0.7
1.71 - 1.80                     1        14,831,705        5.5
1.81 - 1.90                     2         3,304,320        1.2
1.91 - 2.00                     1         3,766,046        1.4
2.01 - 2.50                     2         7,957,322        2.9
2.51 - 3.00                     2         2,988,224        1.1
3.01 >=                        14        46,903,100       17.3
--------------------------------------------------------------------------------
TOTAL:                         73      $271,561,337      100.0%
--------------------------------------------------------------------------------
Min: 1.01x         Max: 20.44x         Wtd Avg: 2.10x
--------------------------------------------------------------------------------

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the
Cut-off Date.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and IXIS Securities North America Inc. (collectively, the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-23

                          $1,426,446,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-IQ9

PREPAYMENT RESTRICTION ANALYSIS: TOTAL POOL

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)(3)

-------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS              FEB-05             FEB-06            FEB-07              FEB-08
-------------------------------------------------------------------------------------------------------

Locked Out                           92.39%             92.30%            88.16%              87.67%
Yield Maintenance Total               7.61%              7.70%            11.84%              12.33%
Penalty Points Total                  0.00%              0.00%             0.00%               0.00%
Open                                  0.00%              0.00%             0.00%               0.00%
-------------------------------------------------------------------------------------------------------
TOTALS                              100.00%            100.00%           100.00%             100.00%
-------------------------------------------------------------------------------------------------------
Pool Balance Outstanding     $1,531,754,421     $1,517,577,738    $1,502,207,730      $1,484,661,384
% Initial Pool Balance              100.00%             99.07%            98.07%              96.93%
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS              FEB-09             FEB-10            FEB-11              FEB-12
-------------------------------------------------------------------------------------------------------

Locked Out                           86.15%             82.52%            80.45%              77.29%
Yield Maintenance Total              13.85%             17.32%            17.81%              22.52%
Penalty Points Total                  0.00%              0.17%             0.17%               0.19%
Open                                  0.00%              0.00%             1.57%               0.00%
-------------------------------------------------------------------------------------------------------
TOTALS                              100.00%            100.00%           100.00%             100.00%
-------------------------------------------------------------------------------------------------------
Pool Balance Outstanding     $1,465,771,047     $1,335,315,819    $1,312,696,695      $1,100,554,969
% Initial Pool Balance               95.69%             87.18%            85.70%              71.85%
-------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D)(%)(1)(2)(3)
-------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS              FEB-13             FEB-14            FEB-15              FEB-16
-------------------------------------------------------------------------------------------------------

Locked Out                           75.78%             69.38%            38.66%              38.89%
Yield Maintenance Total              22.16%             22.64%            60.37%              56.55%
Penalty Points Total                  2.06%              6.89%             0.00%               0.00%
Open                                  0.00%              1.09%             0.98%               4.56%
-------------------------------------------------------------------------------------------------------
TOTALS                              100.00%            100.00%           100.00%             100.00%
-------------------------------------------------------------------------------------------------------
Pool Balance Outstanding     $1,065,279,177       $964,248,270      $183,511,044        $172,590,022
% Initial Pool Balance               69.55%             62.95%            11.98%              11.27%
-------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS              FEB-17             FEB-18            FEB-19
-----------------------------------------------------------------------------------

Locked Out                           16.97%             25.00%            23.28%
Yield Maintenance Total              70.45%             71.09%            67.57%
Penalty Points Total                  2.15%              3.91%             5.56%
Open                                 10.42%              0.00%             3.60%
-----------------------------------------------------------------------------------
TOTALS                              100.00%            100.00%           100.00%
-----------------------------------------------------------------------------------
Pool Balance Outstanding       $136,327,375        $73,102,873       $49,860,777
% Initial Pool Balance                8.90%              4.77%             3.26%
-----------------------------------------------------------------------------------

Notes:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement

(2)  See Appendix II of the Prospectus Supplement for a description of the Yield
     Maintenance

(3)  DEF/YM1 loans have been modeled as Yield Maintenance

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and IXIS Securities North America Inc. (collectively, the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-24

                          $1,426,446,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-IQ9

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 1

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)(3)

-------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS              FEB-05             FEB-06            FEB-07              FEB-08
-------------------------------------------------------------------------------------------------------

Locked Out                           90.97%             91.16%            87.86%              87.80%
Yield Maintenance Total               9.03%              8.84%            12.14%              12.20%
Penalty Points Total                  0.00%              0.00%             0.00%               0.00%
Open                                  0.00%              0.00%             0.00%               0.00%
-------------------------------------------------------------------------------------------------------
TOTALS                              100.00%            100.00%           100.00%             100.00%
-------------------------------------------------------------------------------------------------------
Pool Balance Outstanding     $1,260,193,084     $1,249,755,839    $1,238,404,962      $1,225,178,903
% Initial Pool Balance              100.00%             99.17%            98.27%              97.22%
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS              FEB-09             FEB-10            FEB-11              FEB-12
-------------------------------------------------------------------------------------------------------

Locked Out                           88.03%             87.17%            85.54%              83.59%
Yield Maintenance Total              11.97%             12.62%            12.33%              16.16%
Penalty Points Total                  0.00%              0.21%             0.20%               0.24%
Open                                  0.00%              0.00%             1.93%               0.00%
-------------------------------------------------------------------------------------------------------
TOTALS                              100.00%            100.00%           100.00%             100.00%
-------------------------------------------------------------------------------------------------------
Pool Balance Outstanding     $1,210,927,155     $1,085,465,436    $1,068,216,015        $870,193,363
% Initial Pool Balance               96.09%             86.13%            84.77%              69.05%
-------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%)(1)(2)(3)

-------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS              FEB-13             FEB-14            FEB-15              FEB-16
-------------------------------------------------------------------------------------------------------

Locked Out                           83.37%             77.72%            29.24%              30.88%
Yield Maintenance Total              14.73%             15.37%            70.76%              69.12%
Penalty Points Total                  1.90%              5.74%             0.00%               0.00%
Open                                  0.00%              1.16%             0.00%               0.00%
-------------------------------------------------------------------------------------------------------
TOTALS                              100.00%            100.00%           100.00%             100.00%
-------------------------------------------------------------------------------------------------------
Pool Balance Outstanding       $844,693,514       $753,540,521       $50,645,904         $46,097,111
% Initial Pool Balance               67.03%             59.80%             4.02%               3.66%
-------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS              FEB-17             FEB-18            FEB-19
-----------------------------------------------------------------------------------

Locked Out                           25.84%             27.77%            31.18%
Yield Maintenance Total              67.07%             64.40%            59.75%
Penalty Points Total                  7.09%              7.83%             9.07%
Open                                  0.00%              0.00%             0.00%
-----------------------------------------------------------------------------------
TOTALS                              100.00%            100.00%           100.00%
-----------------------------------------------------------------------------------
Pool Balance Outstanding        $41,373,337        $36,464,171       $30,562,261
% Initial Pool Balance                3.28%              2.89%             2.43%
-----------------------------------------------------------------------------------

Notes:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement

(2)  See Appendix II of the Prospectus Supplement for a description of the Yield
     Maintenance

(3)  DEF/YM1 loans have been modeled as Yield Maintenance

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and IXIS Securities North America Inc. (collectively, the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-25

                          $1,426,446,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2005-IQ9

PREPAYMENT RESTRICTION ANALYSIS: LOAN GROUP 2

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)(3)

-------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS              FEB-05             FEB-06            FEB-07              FEB-08
-------------------------------------------------------------------------------------------------------

Locked Out                           98.98%             97.63%            89.56%              87.07%
Yield Maintenance Total               1.02%              2.37%            10.44%              12.93%
Penalty Points Total                  0.00%              0.00%             0.00%               0.00%
Open                                  0.00%              0.00%             0.00%               0.00%
-------------------------------------------------------------------------------------------------------
TOTALS                              100.00%            100.00%           100.00%             100.00%
-------------------------------------------------------------------------------------------------------
Pool Balance Outstanding       $271,561,337       $267,821,899      $263,802,768        $259,482,480
% Initial Pool Balance              100.00%             98.62%            97.14%              95.55%
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS              FEB-09             FEB-10       FEB-11      FEB-12
-------------------------------------------------------------------------------------------------------

Locked Out                           77.25%             62.30%            58.22%              53.47%
Yield Maintenance Total              22.75%             37.70%            41.78%              46.53%
Penalty Points Total                  0.00%              0.00%             0.00%               0.00%
Open                                  0.00%              0.00%             0.00%               0.00%
-------------------------------------------------------------------------------------------------------
TOTALS                              100.00%            100.00%           100.00%             100.00%
-------------------------------------------------------------------------------------------------------
Pool Balance Outstanding       $254,843,892       $249,850,383      $244,480,680        $230,361,606
% Initial Pool Balance               93.84%             92.01%            90.03%              84.83%
-------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (CONT'D) (%)(1)(2)(3)

-------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS              FEB-13             FEB-14            FEB-15              FEB-16
-----------------------------------------------------------------------------------------------------

Locked Out                           46.72%             39.55%            42.25%              41.81%
Yield Maintenance Total              50.61%             48.61%            56.40%              51.97%
Penalty Points Total                  2.66%             11.02%             0.00%               0.00%
Open                                  0.00%              0.83%             1.35%               6.22%
-------------------------------------------------------------------------------------------------------
TOTALS                              100.00%            100.00%           100.00%             100.00%
-------------------------------------------------------------------------------------------------------
Pool Balance Outstanding       $220,585,663       $210,707,749      $132,865,140        $126,492,911
% Initial Pool Balance               81.23%             77.59%            48.93%              46.58%
-------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS              FEB-17             FEB-18            FEB-19
-----------------------------------------------------------------------------------

Locked Out                           13.11%             22.25%            10.77%
Yield Maintenance Total              71.93%             77.75%            79.94%
Penalty Points Total                  0.00%              0.00%             0.00%
Open                                 14.96%              0.00%             9.29%
-----------------------------------------------------------------------------------
TOTALS                              100.00%            100.00%           100.00%
-----------------------------------------------------------------------------------
Pool Balance Outstanding        $94,954,039        $36,638,702       $19,298,516
% Initial Pool Balance               34.97%             13.49%             7.11%
-----------------------------------------------------------------------------------

Notes:

(1)  The above analysis is based on the Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement

(2)  See Appendix II of the Prospectus Supplement for a description of the Yield
     Maintenance

(3)  DEF/YM1 loans have been modeled as Yield Maintenance

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof.
Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private
Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum.
Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich
Capital Markets, Inc. and IXIS Securities North America Inc. (collectively, the
"Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information.
Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC")
and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan
Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley
International Limited, a member of The Securities and Futures Authority, and by
Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International
or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                                      T-26

ABN AMRO                                                  MORGAN STANLEY CAPITAL I INC.                 Statement Date:   3/15/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     3/15/2005
135 S. LaSalle Street   Suite 1625                               SERIES 2005-IQ9                        Prior Payment:          N/A
Chicago, IL   60603                                                                                     Next Payment:     4/15/2005
                                                                                                        Record Date:      2/28/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                          Analyst:
                                                       REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================

 ===========================================  =============================================   ======================================

                                                                                    Page(s)
 Issue Id:                      MOR05IQ9      REMIC Certificate Report                        Closing Date:               02/XX/2005
 Monthly Data File Name:                      Bond Interest Reconciliation                    First Payment Date:          3/15/2005
                 MOR05IQ9_YYYYMM_3.zip        Cash Reconciliation Summary                     Assumed Final Payment Date: XX/XX/XXXX
                                              15 Month Historical Loan Status
 ===========================================    Summary                                       ======================================
                                              15 Month Historical Payoff/Loss
                                                Summary
                                              Historical Collateral Level Prepayment
                                                Report
                                              Delinquent Loan Detail
                                              Mortgage Loan Characteristics
                                              Loan Level Detail
                                              Specially Serviced Report
                                              Modified Loan Detail
                                              Realized Loss Detail
                                              Appraisal Reduction Detail

                                              =============================================

===================================================================================================================================
                                                    PARTIES TO THE TRANSACTION
-----------------------------------------------------------------------------------------------------------------------------------
                                             DEPOSITOR: Morgan Stanley Capital I Inc.
                                          UNDERWRITER: Morgan Stanley & Co. Incorporated
                                MASTER SERVICER: Wells Fargo Bank, National Association, NCB, FSB,
                         SPECIAL SERVICER: Midland Loan Services, Inc., National Consumer Cooperative Bank
                                          RATING AGENCY: Standard & Poor's/Fitch Ratings

===================================================================================================================================

                               =====================================================================
                                INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                               ---------------------------------------------------------------------
                                 LaSalle Web Site                                 www.etrustee.net
                                 Servicer Website                                 www.ctslink.com
                                 LaSalle Factor Line                               (800) 246-5761

                               =====================================================================

====================================================================================================================================
02/03/2005 - 08:57 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                  MORGAN STANLEY CAPITAL I INC.                 Statement Date:   3/15/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     3/15/2005
                                                                 SERIES 2005-IQ9                        Prior Payment:          N/A
WAC:                                                                                                    Next Payment:     4/15/2005
WA Life Term:                                                                                           Record Date:      2/28/2005
WA Amort Term:                                             ABN AMRO ACCT: XX-XXXX-XX-X
Current Index:
Next Index:                                                  REMIC CERTIFICATE REPORT

====================================================================================================================================
           ORIGINAL       OPENING    PRINCIPAL      PRINCIPAL      NEGATIVE      CLOSING      INTEREST     INTEREST    PASS-THROUGH
CLASS   FACE VALUE (1)    BALANCE     PAYMENT     ADJ. OR LOSS   AMORTIZATION    BALANCE    PAYMENT (2)   ADJUSTMENT       RATE
CUSIP      PER 1,000     PER 1,000   PER 1,000      PER 1,000     PER 1,000     PER 1,000    PER 1,000    PER 1,000    NEXT RATE (3)
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------------------------------------------------------------------------------------------------------------------------------------
            0.00               0.00        0.00         0.00         0.00               0.00         0.00        0.00
====================================================================================================================================
                                                                                Total P&I Payment     0.00
                                                                                ==========================

Notes: (1) N denotes notional balance not included in total
       (2) Accrued Interest plus/minus Interest Adjustment minus Deferred
           Interest equals Interest Payment
       (3) Estimated

02/03/2005 - 08:57 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                  MORGAN STANLEY CAPITAL I INC.                 Statement Date:   3/15/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     3/15/2005
                                                                 SERIES 2005-IQ9                        Prior Payment:          N/A
                                                                                                        Next Payment:     4/15/2005
                                                                                                        Record Date:      2/28/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                           BOND INTEREST RECONCILIATION

====================================================================================================================================
                                                            Deductions                                    Additions
                                               -------------------------------------------------------------------------------------
            Accrual                 Accrued                 Deferred &               Prior      Int Accrual    Prepay-     Other
         ------------  Pass Thru  Certificate   Allocable   Accretion   Interest  Int. Short-     on prior      ment     Interest
 Class   Method  Days    Rate       Interest      PPIS       Interest   Loss/Exp   falls Due    Shortfall(3)  Penalties  Proceeds(1)
------------------------------------------------------------------------------------------------------------------------------------

                               -----------------------------------------------------------------------------------------------------
                                      0.00        0.00         0.00        0.00        0.00                        0.00       0.00
====================================================================================================================================

===========================================================    ========================
                                               Remaining
 Distributable   Interest   Current Period    Outstanding
  Certificate     Payment    (Shortfall)/       Interest            Credit Support
  Interest(2)     Amount       Recovery        Shortfalls       Original    Current(4)
-----------------------------------------------------------    ------------------------

-----------------------------------------------------------
         0.00      0.00                             0.00
===========================================================    ========================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Distributable Interest of the bonds.
(2) Accrued - Deductions + Additional Interest.
(3) Where applicable.
(4) Determined as follows: (A) the ending balance of all the classes less (B)
    the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

02/03/2005 - 08:57 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                  MORGAN STANLEY CAPITAL I INC.                 Statement Date:   3/15/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     3/15/2005
                                                                 SERIES 2005-IQ9                        Prior Payment:          N/A
                                                                                                        Next Payment:     4/15/2005
                                                                                                        Record Date:      2/28/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                           CASH RECONCILIATION SUMMARY

====================================================================================================================================

-----------------------------------------  ---------------------------------------------  ------------------------------------------
        INTEREST SUMMARY                    PRINCIPAL SUMMARY                                       SERVICING FEE SUMMARY
-----------------------------------------  ---------------------------------------------  ------------------------------------------

Current Scheduled Interest                 SCHEDULED PRINCIPAL:                           Current Servicing Fees
Less Deferred Interest                     Current Scheduled Principal                    Plus Fees Advanced for PPIS
Less PPIS Reducing Scheduled Int           Advanced Scheduled Principal                   Less Reduction for PPIS
Plus Gross Advance Interest                ---------------------------------------------  Plus Delinquent Servicing Fees
Less ASER Interest Adv Reduction           Scheduled Principal                            ------------------------------------------
Less Other Interest Not Advanced           ---------------------------------------------  Total Servicing Fees
Less Other Adjustment                      UNSCHEDULED PRINCIPAL:                         ------------------------------------------
-----------------------------------------  Curtailments
Total                                      Advanced Scheduled Principal
-----------------------------------------  Liquidation Proceeds
UNSCHEDULED INTEREST:                      Repurchase Proceeds
-----------------------------------------  Other Principal Proceeds
Prepayment Penalties                       ---------------------------------------------
Yield Maintenance Penalties                Total Unscheduled Principal
Other Interest Proceeds                    ---------------------------------------------
-----------------------------------------  Remittance Principal
Total                                      ---------------------------------------------
-----------------------------------------  Remittance P&I Due Trust
Less Fees Paid to Servicer                 ---------------------------------------------  ------------------------------------------
Less Fee Strips Paid by Servicer           Remittance P&I Due Certs                                      PPIS SUMMARY
-----------------------------------------  ---------------------------------------------  ------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
-----------------------------------------                                                 Gross PPIS
Special Servicing Fees                     ---------------------------------------------  Reduced by PPIE
Workout Fees                                              POOL BALANCE SUMMARY            Reduced by Shortfalls in Fees
Liquidation Fees                           ---------------------------------------------  Reduced by Other Amounts
Interest Due Serv on Advances                                     Balance       Count     ------------------------------------------
Non Recoverable Advances                   ---------------------------------------------  PPIS Reducing Scheduled Interest
Misc. Fees & Expenses                      Beginning Pool                                 ------------------------------------------
-----------------------------------------  Scheduled Principal                            PPIS Reducing Servicing Fee
Plus Trustee Fees Paid by Servicer         Unscheduled Principal                          ------------------------------------------
-----------------------------------------  Deferred Interest                              PPIS Due Certificate
Total Unscheduled Fees & Expenses          Liquidations                                   ------------------------------------------
-----------------------------------------  Repurchases
Total Interest Due Trust                   ---------------------------------------------  ------------------------------------------
-----------------------------------------  Ending Pool                                    ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
LESS FEES & EXPENSES PAID BY/TO TRUST      ---------------------------------------------  ------------------------------------------
-----------------------------------------                                                                     Principal    Interest
Trustee Fee                                                                               ------------------------------------------
Fee Strips                                                                                Prior Outstanding
Misc. Fees                                                                                Plus Current Period
Interest Reserve Withholding                                                              Less Recovered
Plus Interest Reserve Deposit                                                             Less Non Recovered
-----------------------------------------                                                 ------------------------------------------
Total                                                                                     Ending Outstanding
-----------------------------------------                                                 ------------------------------------------
Total Interest Due Certs
-----------------------------------------

====================================================================================================================================

02/03/2005 - 08:57 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                  MORGAN STANLEY CAPITAL I INC.                 Statement Date:   3/15/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     3/15/2005
                                                                 SERIES 2005-IQ9                        Prior Payment:          N/A
                                                                                                        Next Payment:     4/15/2005
                                                                                                        Record Date:      2/28/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                           ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

==============   ============================================================================================
                                                Delinquency Aging Categories
                 --------------------------------------------------------------------------------------------
                  Delinq 1 Month    Delinq 2 Months   Delinq 3+ Months       Foreclosure             REO
Distribution     --------------------------------------------------------------------------------------------
    Date          #      Balance    #       Balance   #        Balance    #        Balance      #     Balance
==============   ============================================================================================

  03/15/05

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

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--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

--------------   --------------------------------------------------------------------------------------------

==============   ============================================================================================

=========================================================
               Special Event Categories (1)
---------------------------------------------------------
   Modifications    Specially Serviced      Bankruptcy
---------------------------------------------------------
  #      Balance   #            Balance   #     Balance
=========================================================

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

=========================================================

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the
    Appropriate Delinquency Aging Category.

02/03/2005 - 08:57 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                  MORGAN STANLEY CAPITAL I INC.                 Statement Date:   3/15/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     3/15/2005
                                                                 SERIES 2005-IQ9                        Prior Payment:          N/A
                                                                                                        Next Payment:     4/15/2005
                                                                                                        Record Date:      2/28/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                           ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

==============   ===================================================================================================================
                  Ending Pool(1)       Payoffs(2)         Penalties     Appraisal Reduct.(2)    Liquidations(2)   Realized Losses(2)
Distribution     -------------------------------------------------------------------------------------------------------------------
    Date          #      Balance    #       Balance   #        Balance    #        Balance      #      Balance    #          Amount
==============   ===================================================================================================================

  03/15/05

--------------   -------------------------------------------------------------------------------------------------------------------

--------------   -------------------------------------------------------------------------------------------------------------------

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--------------   -------------------------------------------------------------------------------------------------------------------

==============   ===================================================================================================================

=========================================================
    Remaining Term                Curr Weighted Avg.
---------------------------------------------------------
 Life        Amort.             Coupon         Remit
=========================================================

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

=========================================================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

02/03/2005 - 08:57 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                  MORGAN STANLEY CAPITAL I INC.                 Statement Date:   3/15/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     3/15/2005
                                                                 SERIES 2005-IQ9                        Prior Payment:          N/A
                                                                                                        Next Payment:     4/15/2005
                                                                                                        Record Date:      2/28/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                  HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

=========================  ===============================================   ======================   ==============================
 Disclosure     Payoff       Initial                 Payoff      Penalty      Prepayment  Maturity     Property          Geographic
  Control #     Period       Balance      Type       Amount      Amount          Date       Date         Type             Location
-------------------------  ===============================================   ======================   ==============================

=========================  ===============================================   ======================   ==============================
                           CURRENT                          0           0
                           CUMULATIVE
                                                      ====================

02/03/2005 - 08:57 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                  MORGAN STANLEY CAPITAL I INC.                 Statement Date:   3/15/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     3/15/2005
                                                                 SERIES 2005-IQ9                        Prior Payment:          N/A
                                                                                                        Next Payment:     4/15/2005
                                                                                                        Record Date:      2/28/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                              DELINQUENT LOAN DETAIL

====================================================================================================================================
                    Paid                 Outstanding   Out. Property                      Special
Disclosure          Thru   Current P&I       P&I        Protection        Advance        Servicer     Foreclosure  Bankruptcy   REO
 Control #          Date     Advance      Advances**     Advances      Description(1)  Transfer Date      Date        Date      Date
====================================================================================================================================

================================================================================
A.  P&I Advance - Loan in Grace Period
B.  P&I Advance - Late Payment but < 1 month delinq
1.  P&I Advance - Loan delinquent 1 month
2.  P&I Advance - Loan delinquent 2 months
3.  P&I Advance - Loan delinquent 3 months or More
4.  Matured Balloon/Assumed Scheduled Payment
5.  Prepaid in Full
6.  Specially Serviced
7.  P&I Advance (Foreclosure)
8.  P&I Advance (REO)
9.  REO
10. DPO
11. Modification
================================================================================

**  Outstanding P&I Advances include the current period P&I Advance

02/03/2005 - 08:57 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                  MORGAN STANLEY CAPITAL I INC.                 Statement Date:   3/15/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     3/15/2005
                                                                 SERIES 2005-IQ9                        Prior Payment:          N/A
                                                                                                        Next Payment:     4/15/2005
                                                                                                        Record Date:      2/28/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                          MORTGAGE LOAN CHARACTERISTICS

                        DISTRIBUTION OF PRINCIPAL BALANCES

===================================================================================
                                                               Weighted Average
      Current Scheduled        # of    Scheduled    % of   ------------------------
           Balances            Loans   Balance     Balance  Term   Coupon   DSCR
===================================================================================

===================================================================================
                                  0            0     0.00%
===================================================================================

Average Scheduled Balance
Maximum Scheduled Balance
Minimum Scheduled Balance

                 DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

===================================================================================
                                                               Weighted Average
       Fully Amortizing        # of    Scheduled    % of   ------------------------
        Mortgage Loans         Loans   Balance     Balance  Term   Coupon   DSCR
===================================================================================

===================================================================================
                                  0            0     0.00%
===================================================================================

                                                   Minimum Remaining Term
                                                   Maximum Remaining Term

                    DISTRIBUTION OF MORTGAGE INTEREST RATES

=================================================================================
                                                            Weighted Average
      Current Mortgage      # of   Scheduled   % of   ---------------------------
       Interest Rate        Loans  Balance    Balance  Term   Coupon     DSCR
=================================================================================

=================================================================================
                              0          0      0.00%
=================================================================================

Minimum Mortgage Interest Rate       10.0000%
Maximum Mortgage Interest Rate       10.0000%

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

=================================================================================
                                                           Weighted Average
         Balloon            # of   Scheduled   % of   ---------------------------
      Mortgage Loans        Loans  Balance    Balance  Term   Coupon     DSCR
=================================================================================

    0       to      60
    61      to     120
   121      to     180
   181      to     240
   241      to     360

=================================================================================
                               0            0   0.00%
=================================================================================

Minimum Remaining Term      0
Maximum Remaining Term      0

02/03/2005 - 08:57 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                  MORGAN STANLEY CAPITAL I INC.                 Statement Date:   3/15/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     3/15/2005
                                                                 SERIES 2005-IQ9                        Prior Payment:          N/A
                                                                                                        Next Payment:     4/15/2005
                                                                                                        Record Date:      2/28/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                          MORTGAGE LOAN CHARACTERISTICS

                          DISTRIBUTION OF DSCR (CURRENT)

===================================================================================
         Debt Service          # of    Scheduled    % of
        Coverage Ratio         Loans   Balance     Balance  WAMM     WAC    DSCR
===================================================================================

===================================================================================
                                  0          0       0.00%
===================================================================================
Maximum  DSCR            0.000
Minimum  DSCR            0.000

                           DISTRIBUTION OF DSCR (CUTOFF)

===================================================================================
         Debt Service          # of    Scheduled    % of
        Coverage Ratio         Loans   Balance     Balance  WAMM     WAC    DSCR
===================================================================================

===================================================================================
                                  0              0   0.00%
===================================================================================
Maximum  DSCR             0.00
Minimum  DSCR             0.00

                             GEOGRAPHIC DISTRIBUTION

=================================================================================
                            # of   Scheduled   % of
  Geographic Locations      Loans  Balance    Balance  WAMM     WAC      DSCR
=================================================================================

=================================================================================
                               0                0.00%
=================================================================================

02/03/2005 - 08:57 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                  MORGAN STANLEY CAPITAL I INC.                 Statement Date:   3/15/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     3/15/2005
                                                                 SERIES 2005-IQ9                        Prior Payment:          N/A
                                                                                                        Next Payment:     4/15/2005
                                                                                                        Record Date:      2/28/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                          MORTGAGE LOAN CHARACTERISTICS

                            DISTRIBUTION OF PROPERTY TYPES

===================================================================================
                               # of    Scheduled    % of
        Property Types         Loans   Balance     Balance  WAMM     WAC    DSCR
===================================================================================

===================================================================================
                                  0            0      0.00%
===================================================================================

                        DISTRIBUTION OF AMORTIZATION TYPE

===================================================================================
                               # of    Scheduled    % of
      Amortization Type        Loans   Balance     Balance  WAMM     WAC    DSCR
===================================================================================

===================================================================================

===================================================================================

                         DISTRIBUTION OF LOAN SEASONING

===================================================================================
                             # of    Scheduled   % of
      Number of Years        Loans   Balance    Balance  WAMM     WAC      DSCR
===================================================================================

===================================================================================
                                 0         0      0.00%
===================================================================================

                       DISTRIBUTION OF YEAR LOANS MATURING

===================================================================================
                             # of    Scheduled   % of
            Year             Loans   Balance    Balance  WAMM     WAC      DSCR
===================================================================================

            2003
            2004
            2005
            2006
            2007
            2008
            2009
            2010
            2011
            2012
            2013
       2014 & Longer
===================================================================================
                                 0            0  0.00%
===================================================================================

02/03/2005 - 08:57 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                   MORGAN STANLEY CAPITAL I INC.                Statement Date:   3/15/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     3/15/2005
                                                                  SERIES 2005-IQ9                       Prior Payment:          N/A
                                                                                                        Next Payment:     4/15/2005
                                                                                                        Record Date:      2/28/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                                 LOAN LEVEL DETAIL

====================================================================================================================================
                                                      Operating              Ending                             Spec.        Loan
  Disclosure          Property                        Statement  Maturity   Principal   Note   Scheduled  Mod.  Serv.  ASER  Status
   Control #    Grp     Type     State  DSCR    NOI      Date      Date      Balance    Rate      P&I     Flag  Flag   Flag  Code(1)
====================================================================================================================================

====================================================================================================================================
                                 W/Avg  0.00       0                              0                   0
====================================================================================================================================

=================================
             Prepayment
   ------------------------------
     Amount    Penalty     Date
=================================

=================================
          0         0
=================================

*   NOI and DSCR, if available and reportable under the terms of the Pooling and
    Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
--------------------------------------------------------------------------------
(1)   Legend:  A.  P&I Adv - in Grace Period
               B.  P&I Adv - < one month delinq
               1.  P&I Adv - delinquent 1 month
               2.  P&I Adv - delinquent 2 months
               3.  P&I Adv - delinquent 3+ months
               4.  Mat. Balloon/Assumed P&I
               5.  Prepaid in Full
               6.  Specially Serviced
               7.  Foreclosure
               8.  Bankruptcy
               9.  REO
               10. DPO
               11. Modification
================================================================================
02/03/2005 - 08:57 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                   MORGAN STANLEY CAPITAL I INC.                Statement Date:   3/15/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     3/15/2005
                                                                  SERIES 2005-IQ9                       Prior Payment:          N/A
                                                                                                        Next Payment:     4/15/2005
                                                                                                        Record Date:      2/28/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                    SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

====================================================================================================================================
                                                 Balance                                   Remaining Term
 Disclosure   Transfer   Loan Status   -----------------------        Note     Maturity   ----------------       Property
  Control #     Date      Code (1)     Scheduled        Actual        Rate       Date      Life    Amort.          Type       State
====================================================================================================================================

=============================
                         NOI
     NOI      DSCR      Date
=============================

====================================================================================================================================

(1)   Legend: A.  P&I Adv -  in Grace Period        1. P&I Adv -  delinquent 1 month   3. P&I Adv -  delinquent 3+ months
              B.  P&I Adv -  < one month delinq     2. P&I Adv -  delinquent 2 months  4. Mat. Balloon/Assumed P&I

                                                    5. Prepaid in Full                 7. Foreclosure   9. REO      11. Modification
                                                    6. Specially Serviced              8. Bankruptcy    10. DPO
====================================================================================================================================

02/03/2005 - 08:57 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                   MORGAN STANLEY CAPITAL I INC.                Statement Date:   3/15/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     3/15/2005
                                                                  SERIES 2005-IQ9                       Prior Payment:          N/A
                                                                                                        Next Payment:     4/15/2005
                                                                                                        Record Date:      2/28/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                         SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
   Disclosure             Resolution
   Control #               Strategy                                                  Comments
====================================================================================================================================

====================================================================================================================================

02/03/2005 - 08:57 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                   MORGAN STANLEY CAPITAL I INC.                Statement Date:   3/15/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     3/15/2005
                                                                  SERIES 2005-IQ9                       Prior Payment:          N/A
                                                                                                        Next Payment:     4/15/2005
                                                                                                        Record Date:      2/28/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                                MODIFIED LOAN DETAIL

====================================================================================================================================
                              Cutoff      Modified
 Disclosure   Modification   Maturity     Maturity                                             Modification
  Control #       Date         Date         Date                                                Description
====================================================================================================================================

====================================================================================================================================

02/03/2005 - 08:57 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                   MORGAN STANLEY CAPITAL I INC.                Statement Date:   3/15/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     3/15/2005
                                                                  SERIES 2005-IQ9                       Prior Payment:          N/A
                                                                                                        Next Payment:     4/15/2005
                                                                                                        Record Date:      2/28/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                                REALIZED LOSS DETAIL

====================================================================================================================================
                                                               Beginning                    Gross Proceeds        Aggregate
                   Disclosure     Appraisal     Appraisal      Scheduled         Gross        as a % of          Liquidation
     Period        Control #        Date          Value         Balance        Proceeds     Sched Principal       Expenses*
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL                                                       0.00            0.00                             0.00
CUMULATIVE                                                          0.00            0.00                             0.00
====================================================================================================================================

===================================================
   Net              Net Proceeds
Liquidation          as a % of            Realized
 Proceeds           Sched. Balance          Loss
===================================================

===================================================
   0.00                                    0.00
   0.00                                    0.00
===================================================

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

02/03/2005 - 08:57 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                                   MORGAN STANLEY CAPITAL I INC.                Statement Date:   3/15/2005
LaSalle Bank N.A.                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Payment Date:     3/15/2005
                                                                  SERIES 2005-IQ9                       Prior Payment:          N/A
                                                                                                        Next Payment:     4/15/2005
                                                                                                        Record Date:      2/28/2005
                                                           ABN AMRO ACCT: XX-XXXX-XX-X

                                                            APPRAISAL REDUCTION DETAIL
====================================================================================================================================
                                                                                                   Remaining Term
 Disclosure     Appraisal    Scheduled      ARA      Current P&I              Note     Maturity    --------------        Property
  Control #     Red. Date     Balance      Amount      Advance      ASER      Rate       Date       Life   Amort.           Type
====================================================================================================================================

====================================================================================================================================

========================================
                          Appraisal
                      ------------------
    State   DSCR      Value        Date
========================================

========================================

02/03/2005 - 08:57 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                         MORGAN STANLEY CAPITAL I INC.,
                                    DEPOSITOR

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                     (ISSUABLE IN SERIES BY SEPARATE TRUSTS)

                                 ---------------

     Morgan Stanley Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

     EACH TRUST FUND WILL CONSIST PRIMARILY OF ONE OR MORE SEGREGATED POOLS OF:

     1)   multifamily or commercial mortgage loans;

     2)   mortgage participations, mortgage pass-through certificates or mortgage-backed securities;

     3)   direct obligations of the United States or other governmental agencies; or

     4)   any combination of the 1-3, above, as well as other property as described in the accompanying prospectus supplement.

     The certificates of any series may consist of one or more classes. A given class may:

     o    provide for the accrual of interest based on fixed, variable or adjustable rates;

     o    be senior or subordinate to one or more other classes in respect of distributions;

     o    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

     o    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

     o    provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes;

     o    provide for sequential distributions of principal;

     o    provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE 9 IN THIS PROSPECTUS AND ON PAGE S-34 OF THE RELATED
PROSPECTUS SUPPLEMENT.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

                 -----------------------------------------------
                                 MORGAN STANLEY
                 The date of this Prospectus is February 7, 2005

       IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND
                     THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

     o    the timing of interest and principal payments;

     o    applicable interest rates;

     o    information about the trust fund's assets;

     o    information about any credit support or cash flow agreement;

     o    the rating for each class of certificates;

     o    information regarding the nature of any subordination;

     o    any circumstance in which the trust fund may be subject to early termination;

     o    whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;

     o    the aggregate principal amount of each class of certificates;

     o    information regarding any master servicer, sub-servicer or special servicer; and

     o    whether the certificates will be initially issued in definitive or book entry form.

     IF THE TERMS OF THE CERTIFICATES OFFERED TO YOU VARY BETWEEN THIS
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE
INFORMATION IN THE PROSPECTUS SUPPLEMENT. Further, you should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different.

     Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of
Morgan Stanley Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

     This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

     Morgan Stanley Capital I Inc.'s principal executive office is located at
1585 Broadway, 37th Floor, New York, New York 10036, and the telephone number is
(212) 761-4000.

                        ---------------------------------

     Until 90 days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers'
obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Important Notice About Information Presented In This Prospectus And

  Distributions on the Certificates of Prepayment Premiums or

                                       -i-

                                      -ii-

                              SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ
THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                                WHAT YOU WILL OWN

TITLE OF CERTIFICATES..........  Mortgage Pass-Through Certificates, issuable in series.

MORTGAGE POOL..................  Each trust fund will consist primarily of one or more segregated pools of:

                                 (1)  multifamily or commercial mortgage loans;

                                 (2)  mortgage participations, mortgage
                                      pass-through certificates or
                                      mortgage-backed securities;

                                 (3)  direct obligations of the United States or
                                      other governmental agencies; or

                                 (4)  any combination of 1-3 above, as well as
                                      other property as described in the
                                      accompanying prospectus supplement.

                                 as to some or all of the mortgage loans,
                                 assignments of the leases of the related
                                 mortgaged properties or assignments of the
                                 rental payments due under those leases.

                                 Each trust fund for a series of certificates
                                 may also include:

                                 o    letters of credit, insurance policies,
                                      guarantees, reserve funds or other types
                                      of credit support; and

                                 o    currency or interest rate exchange
                                      agreements and other financial assets.

                           RELEVANT PARTIES AND DATES

ISSUER.........................  Morgan Stanley Capital I 200__-__ Trust.

DEPOSITOR......................  Morgan Stanley Capital I Inc., a wholly-owned subsidiary of Morgan Stanley.

MASTER SERVICER................  The master servicer, if any, for each series of certificates will be named in the related
                                 prospectus supplement. The master servicer may
                                 be an affiliate of Morgan Stanley Capital I
                                 Inc.

SPECIAL SERVICER...............  The special servicer, if any, for each series of certificates will be named, or the
                                 circumstances in accordance with which a
                                 special servicer will be appointed will be
                                 described, in the related prospectus
                                 supplement. The special servicer may be an
                                 affiliate of Morgan Stanley Capital I Inc.

TRUSTEE........................  The trustee for each series of certificates will be named in the related prospectus
                                 supplement.

ORIGINATOR.....................  The originator or originators of the mortgage loans will be named in the related prospectus
                                 supplement. An originator may be an affiliate
                                 of Morgan Stanley Capital I Inc. Morgan Stanley
                                 Capital I Inc. will purchase the

                                 mortgage loans or the mortgage backed
                                 securities or both, on or before the issuance
                                 of the related series of certificates.

                       INFORMATION ABOUT THE MORTGAGE POOL

THE TRUST FUND ASSETS..........  Each series of certificates will represent in the aggregate the entire beneficial ownership
                                 interest in a trust fund consisting primarily
                                 of:

    (A) MORTGAGE ASSETS........  The mortgage loans and the mortgage backed securities, or one or the other, with respect
                                 to each series of certificates will consist of
                                 a pool of:

                                 o    multifamily or commercial mortgage loans
                                      or both;

                                 o    mortgage participations, mortgage
                                      pass-through certificates or other
                                      mortgage-backed securities evidencing
                                      interests in or secured by mortgage loans;
                                      or

                                 o    a combination of mortgage loans and
                                      mortgage backed securities.

                                 The mortgage loans will not be guaranteed or
                                 insured by:

                                 o    Morgan Stanley Capital I Inc. or any of
                                      its affiliates; or

                                 o    unless the prospectus supplement so
                                      provides, any governmental agency or
                                      instrumentality or other person.

                                 The mortgage loans will be secured by first
                                 liens or junior liens on, or security interests
                                 in:

                                 o    residential properties consisting of five
                                      or more rental or cooperatively-owned
                                      dwelling units; or

                                 o    office buildings, shopping centers, retail
                                      stores, hotels or motels, nursing homes,
                                      hospitals or other health-care related
                                      facilities, mobile home parks, warehouse
                                      facilities, mini-warehouse facilities or
                                      self-storage facilities, industrial
                                      plants, congregate care facilities, mixed
                                      use commercial properties or other types
                                      of commercial properties.

                                 Unless otherwise provided in the prospectus
                                 supplement, the mortgage loans:

                                 o    will be secured by properties located in
                                      any of the fifty states, the District of
                                      Columbia or the Commonwealth of Puerto
                                      Rico;

                                 o    will have individual principal balances at
                                      origination of at least $25,000;

                                 o    will have original terms to maturity of
                                      not more than 40 years; and

                                 o    will be originated by persons other than
                                      Morgan Stanley Capital I Inc.

                                 Each mortgage loan may provide for the
                                 following payment terms:

                                 o    Each mortgage loan may provide for no
                                      accrual of interest or for accrual of
                                      interest at a fixed or adjustable rate or
                                      at a rate that may be converted from
                                      adjustable to fixed, or vice versa, from
                                      time to

                                      -2-

                                      time at the borrower's election.
                                      Adjustable mortgage rates may be based on
                                      one or more indices.

                                 o    Each mortgage loan may provide for
                                      scheduled payments to maturity or payments
                                      that adjust from time to time to
                                      accommodate changes in the interest rate
                                      or to reflect the occurrence of certain
                                      events.

                                 o    Each mortgage loan may provide for
                                      negative amortization or accelerated
                                      amortization.

                                 o    Each mortgage loan may be fully amortizing
                                      or require a balloon payment due on the
                                      loan's stated maturity date.

                                 o    Each mortgage loan may contain
                                      prohibitions on prepayment or require
                                      payment of a premium or a yield
                                      maintenance penalty in connection with a
                                      prepayment.

                                 o    Each mortgage loan may provide for
                                      payments of principal, interest or both,
                                      on due dates that occur monthly,
                                      quarterly, semi-annually or at another
                                      interval as specified in the related
                                      prospectus supplement.

    (B) GOVERNMENT SECURITIES..  If the related prospectus supplement so specifies, the trust fund may include direct
                                 obligations of the United States, agencies of
                                 the United States or agencies created by
                                 government entities which provide for payment
                                 of interest or principal or both.

    (C) COLLECTION ACCOUNTS....  Each trust fund will include one or more accounts established and maintained on behalf
                                 of the certificateholders. The person(s)
                                 designated in the related prospectus supplement
                                 will, to the extent described in this
                                 prospectus and the prospectus supplement,
                                 deposit into this account all payments and
                                 collections received or advanced with respect
                                 to the trust fund's assets. The collection
                                 account may be either interest bearing or
                                 non-interest bearing, and funds may be held in
                                 the account as cash or invested in short-term,
                                 investment grade obligations.

    (D) CREDIT SUPPORT.........  If the related prospectus supplement so specifies, one or more classes of certificates
                                 may be provided with partial or full protection
                                 against certain defaults and losses on a trust
                                 fund's mortgage loans and mortgage backed
                                 securities.

                                 This protection may be provided by one or more
                                 of the following means:

                                 o    subordination of one or more other classes
                                      of certificates,

                                 o    letter of credit,

                                 o    insurance policy,

                                 o    guarantee,

                                 o    reserve fund or

                                 o    another type of credit support, or a
                                      combination thereof.

                                 The related prospectus supplement will describe
                                 the amount and types of credit support, the
                                 entity providing the credit support, if
                                 applicable, and

                                      -3-

                                 related information. If a particular trust fund
                                 includes mortgage backed securities, the
                                 related prospectus supplement will describe any
                                 similar forms of credit support applicable to
                                 those mortgage backed securities.

    (E) CASH FLOW AGREEMENTS...  If the related prospectus supplement so provides, the trust fund may include guaranteed
                                 investment contracts pursuant to which moneys
                                 held in the collection accounts will be
                                 invested at a specified rate. The trust fund
                                 also may include agreements designed to reduce
                                 the effects of interest rate or currency
                                 exchange rate fluctuations on the trust fund's
                                 assets or on one or more classes of
                                 certificates.

                                 Agreements of this sort may include:

                                 o    interest rate exchange agreements,

                                 o    interest rate cap or floor agreements,

                                 o    currency exchange agreements or similar
                                      agreements. Currency exchange agreements
                                      might be included in a trust fund if some
                                      or all of the mortgage loans or mortgage
                                      backed securities, such as mortgage loans
                                      secured by mortgaged properties located
                                      outside the United States, are denominated
                                      in a non-United States currency.

                                 The related prospectus supplement will describe
                                 the principal terms of any guaranteed
                                 investment contract or other agreement and
                                 provide information with respect to the
                                 obligor. If a particular trust fund includes
                                 mortgage backed securities, the related
                                 prospectus supplement will describe any
                                 guaranteed investment contract or other
                                 agreements applicable to those mortgage backed
                                 securities.

DISTRIBUTIONS ON CERTIFICATES..  Each series of certificates will have the following characteristics:

                                 o    if the certificates evidence an interest
                                      in a trust fund that includes mortgage
                                      loans, the certificates will be issued
                                      pursuant to a pooling agreement;

                                 o    if the certificates evidence an interest
                                      in a trust fund that does not include
                                      mortgage loans, the certificates will be
                                      issued pursuant to a trust agreement;

                                 o    each series of certificates will include
                                      one or more classes of certificates;

                                 o    each series of certificates, including any
                                      class or classes not offered by this
                                      prospectus, will represent, in the
                                      aggregate, the entire beneficial ownership
                                      interest in the related trust fund;

                                 o    each class of certificates being offered
                                      to you, other than certain stripped
                                      interest certificates, will have a stated
                                      principal amount;

                                 o    each class of certificates being offered
                                      to you, other than certain stripped
                                      principal certificates, will accrue
                                      interest based on a fixed, variable or
                                      adjustable interest rate.

                                 The related prospectus supplement will specify
                                 the principal amount, if any, and the interest
                                 rate, if any, for each class of certificates.
                                 In the case of a variable or adjustable
                                 interest rate, the related prospectus
                                 supplement will specify the method for
                                 determining the rate.

                                      -4-

                                 The certificates will not be guaranteed or
                                 insured by Morgan Stanley Capital I Inc. or any
                                 of its affiliates. The certificates also will
                                 not be guaranteed or insured by any
                                 governmental agency or instrumentality or by
                                 any other person, unless the related prospectus
                                 supplement so provides.

    (A) INTEREST...............  Each class of certificates offered to you, other than stripped principal certificates and
                                 certain classes of stripped interest
                                 certificates, will accrue interest at the rate
                                 indicated in the prospectus supplement.
                                 Interest will be distributed to you as provided
                                 in the related prospectus supplement.

                                 Interest distributions:

                                 o    on stripped interest certificates may be
                                      made on the basis of the notional amount
                                      for that class, as described in the
                                      related prospectus supplement;

                                 o    may be reduced to the extent of certain
                                      delinquencies, losses, prepayment interest
                                      shortfalls, and other contingencies
                                      described in this prospectus and the
                                      related prospectus supplement.

    (B) PRINCIPAL..............  The certificates of each series initially will have an aggregate principal balance no greater
                                 than the outstanding principal balance of the
                                 trust fund's assets as of the close of business
                                 on the first day of the month during which the
                                 trust fund is formed, after application of
                                 scheduled payments due on or before that date,
                                 whether or not received. The related prospectus
                                 supplement may provide that the principal
                                 balance of the trust fund's assets will be
                                 determined as of a different date. The
                                 principal balance of a certificate at a given
                                 time represents the maximum amount that the
                                 holder is then entitled to receive of principal
                                 from future cash flow on the assets in the
                                 related trust fund.

                                 Unless the prospectus supplement provides
                                 otherwise, distributions of principal:

                                 o    will be made on each distribution date to
                                      the holders of the class or classes of
                                      certificates entitled to principal
                                      distributions, until the principal
                                      balances of those certificates have been
                                      reduced to zero; and

                                 o    will be made on a pro rata basis among all
                                      of the certificates of a given class or by
                                      random selection, as described in the
                                      prospectus supplement or otherwise
                                      established by the trustee.

                                 Stripped interest or interest-only certificates
                                 will not have a principal balance and will not
                                 receive distributions of principal.

ADVANCES.......................  Unless the related prospectus supplement otherwise provides, if a scheduled payment on a
                                 mortgage loan is delinquent and the master
                                 servicer determines that an advance would be
                                 recoverable, the master servicer will, in most
                                 cases, be required to advance the shortfall.
                                 Neither Morgan Stanley Capital I Inc. nor any
                                 of its affiliates will have any responsibility
                                 to make those advances.

                                      -5-

                                 The master servicer:

                                 o    will be reimbursed for advances from
                                      subsequent recoveries from the delinquent
                                      mortgage loan or from other sources, as
                                      described in this prospectus and the
                                      related prospectus supplement; and

                                 o    will be entitled to interest on advances,
                                      if specified in the related prospectus
                                      supplement.

                                 If a particular trust fund includes mortgage
                                 backed securities, the prospectus supplement
                                 will describe any advance obligations
                                 applicable to those mortgage backed securities.

TERMINATION....................  The related prospectus supplement may provide for the optional early termination of the
                                 series of certificates through repurchase of
                                 the trust fund's assets by a specified party,
                                 under specified circumstances.

                                 The related prospectus supplement may provide
                                 for the early termination of the series of
                                 certificates in various ways including:

                                 o    optional early termination where a party
                                      identified in the prospectus supplement
                                      could repurchase the trust fund assets
                                      pursuant to circumstances specified in the
                                      prospectus supplement;

                                 o    termination through the solicitation of
                                      bids for the sale of all or a portion of
                                      the trust fund assets in the event the
                                      principal amount of a specified class or
                                      classes declines by a specified percentage
                                      amount on or after a specified date.

REGISTRATION OF CERTIFICATES...  If the related prospectus supplement so provides, one or more classes of the
                                 certificates being offered to you will
                                 initially be represented by one or more
                                 certificates registered in the name of Cede &
                                 Co., as the nominee of Depository Trust
                                 Company. If the certificate you purchase is
                                 registered in the name of Cede & Co., you will
                                 not be entitled to receive a definitive
                                 certificate, except under the limited
                                 circumstances described in this prospectus.

TAX STATUS OF THE
  CERTIFICATES.................  The certificates of each series will constitute either:

                                 o    regular interests and residual interests
                                      in a trust treated as a real estate
                                      mortgage investment conduit--known as a
                                      REMIC--undeR Sections 860A through 860G of
                                      the Internal Revenue Code; or

                                 o    interests in a trust treated as a grantor
                                      trust under applicable provisions of the
                                      Internal Revenue Code.

    (A) REMIC..................  The regular certificates of the REMIC generally will be treated as debt obligations of the
                                 applicable REMIC for federal income tax
                                 purposes. Some of the regular certificates of
                                 the REMIC may be issued with original issue
                                 discount for federal income tax purposes.

                                 A portion or, in certain cases, all of the
                                 income from REMIC residual certificates:

                                 o    may not be offset by any losses from other
                                      activities of the holder of those
                                      certificates;

                                      -6-

                                 o    may be treated as unrelated business
                                      taxable income for holders of the residual
                                      certificates of the REMIC that are subject
                                      to tax on unrelated business taxable
                                      income, as defined in Section 511 of the
                                      Internal Revenue Code; and

                                 o    may be subject to U.S. withholding tax.

                                 To the extent described in this prospectus and
                                 the related prospectus supplement, the
                                 certificates offered to you will be treated as:

                                 o    assets described in section 7701(a)(19)(C)
                                      of the Internal Revenue Code; and

                                 o    "real estate assets" within the meaning of
                                      section 856(c)(5)(B) of the Internal
                                      Revenue Code.

    (B) GRANTOR TRUST..........  If no election is made to treat the trust fund relating to a series of certificates as a
                                 REMIC, the trust fund will be classified as a
                                 grantor trust and not as an association taxable
                                 as a corporation for federal income tax
                                 purposes. If the trust fund is a grantor trust,
                                 you will be treated as an owner of an undivided
                                 pro rata interest in the mortgage pool or pool
                                 of securities and any other assets held by the
                                 trust fund. In certain cases the certificates
                                 may represent interests in a portion of a trust
                                 fund as to which one or more REMIC elections,
                                 as described above, are also made.

                                 Investors are advised to consult their tax
                                 advisors and to review "Federal Income Tax
                                 Consequences" in this prospectus and the
                                 related prospectus supplement.

ERISA CONSIDERATIONS...........  If you are subject to Title I of the Employee
                                 Retirement Income Security Act of 1974, as
                                 amended--also known as ERISA, or Section 4975
                                 of the Internal Revenue Code, you should
                                 carefully review with your legal advisors
                                 whether the purchase or holding of certificates
                                 could give rise to a transaction that is
                                 prohibited or is not otherwise permissible
                                 under either statute.

                                 In general, the related prospectus supplement
                                 will specify that some of the classes of
                                 certificates may not be transferred unless the
                                 trustee and Morgan Stanley Capital I Inc.
                                 receive a letter of representations or an
                                 opinion of counsel to the effect that:

                                 o    the transfer will not result in a
                                      violation of the prohibited transaction
                                      provisions of ERISA or the Internal
                                      Revenue Code;

                                 o    the transfer will not cause the assets of
                                      the trust fund to be deemed "plan assets"
                                      for purposes of ERISA or the Internal
                                      Revenue Code; and

                                 o    the transfer will not subject any of the
                                      trustee, Morgan Stanley Capital I Inc. or
                                      any servicer to additional obligations.

LEGAL INVESTMENT...............  The related prospectus supplement will specify whether any classes of the offered certificates
                                 will constitute "mortgage related securities"
                                 for purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements, or review by regulatory

                                      -7-

                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership, and the sale of the
                                 offered certificates.

RATING.........................  At the date of issuance, each class of certificates of each series that are offered to
                                 you will be rated not lower than investment
                                 grade by one or more nationally recognized
                                 statistical rating agencies.

                                      -8-

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.

THE LACK OF A SECONDARY
MARKET MAY MAKE IT DIFFICULT
FOR YOU TO RESELL YOUR
CERTIFICATES                     Secondary market considerations may make your
                                 certificates difficult to resell or less
                                 valuable than you anticipated for a variety of
                                 reasons, including:

                                 o    there may not be a secondary market for
                                      the certificates;

                                 o    if a secondary market develops, we cannot
                                      assure you that it will continue or will
                                      provide you with the liquidity of
                                      investment you may have anticipated. Lack
                                      of liquidity could result in a substantial
                                      decrease in the market value of your
                                      certificates;

                                 o    the market value of your certificates will
                                      fluctuate with changes in interest rates;

                                 o    the secondary market for certificates
                                      backed by residential mortgages may be
                                      more liquid than the secondary market for
                                      certificates backed by multifamily and
                                      commercial mortgages so if your liquidity
                                      assumptions were based on the secondary
                                      market for certificates backed by
                                      residential mortgages, your assumptions
                                      may not be correct;

                                 o    certificateholders have no redemption
                                      rights; and

                                 o    secondary market purchasers are limited to
                                      this prospectus, the related prospectus
                                      supplement and to the reports delivered to
                                      certificateholders for information
                                      concerning the certificates.

                                 Morgan Stanley & Co. Incorporated currently
                                 expects to make a secondary market in your
                                 certificates, but it has no obligation to do
                                 so.

THE TRUST FUND'S ASSETS MAY BE
INSUFFICIENT TO ALLOW FOR
REPAYMENT IN FULL ON YOUR
CERTIFICATES                     Unless the related prospectus supplement so
                                 specifies, the sole source of payment on your
                                 certificates will be proceeds from the assets
                                 included in the trust fund for each series of
                                 certificates and any form of credit enhancement
                                 specified in the related prospectus supplement.
                                 You will not have any claim against, or
                                 security interest in, the trust fund for any
                                 other series. In addition, in general, there is
                                 no recourse to Morgan Stanley Capital I Inc. or
                                 any other entity, and neither the certificates
                                 nor the underlying mortgage loans are
                                 guaranteed or insured by any governmental
                                 agency or instrumentality or any other entity.
                                 Therefore, if the trust fund's assets are
                                 insufficient to pay you your

                                      -9-

                                 expected return, in most situations you will
                                 not receive payment from any other source.
                                 Exceptions include:

                                 o    loan repurchase obligations in connection
                                      with a breach of certain of the
                                      representations and warranties; and

                                 o    advances on delinquent loans, to the
                                      extent the master servicer deems the
                                      advance will be recoverable.

                                 Because some of the representations and
                                 warranties with respect to the mortgage loans
                                 or mortgage backed securities may have been
                                 made or assigned in connection with transfers
                                 of the mortgage loans or mortgage backed
                                 securities prior to the closing date, the
                                 rights of the trustee and the
                                 certificateholders with respect to those
                                 representations or warranties will be limited
                                 to their rights as assignees. Unless the
                                 related prospectus supplement so specifies,
                                 neither Morgan Stanley Capital I Inc., the
                                 master servicer nor any affiliate thereof will
                                 have any obligation with respect to
                                 representations or warranties made by any other
                                 entity.

                                 There may be accounts, as described in the
                                 related prospectus supplement, maintained as
                                 credit support. The amounts in these accounts
                                 may be withdrawn, under conditions described in
                                 the related prospectus supplement. Any
                                 withdrawn amounts will not be available for the
                                 future payment of principal or interest on the
                                 certificates.

                                 If a series of certificates consists of one or
                                 more classes of subordinate certificates, the
                                 amount of any losses or shortfalls in
                                 collections of assets on any distribution date
                                 will be borne first by one or more classes of
                                 the subordinate certificates, as described in
                                 the related prospectus supplement. Thereafter,
                                 those losses or shortfalls will be borne by the
                                 remaining classes of certificates, in the
                                 priority and manner and subject to the
                                 limitations specified in the related prospectus
                                 supplement.

PREPAYMENTS AND REPURCHASES MAY
REDUCE THE YIELD ON YOUR
CERTIFICATES                     The yield on your certificates may be reduced
                                 by prepayments on the mortgage loans or
                                 mortgage backed securities because prepayments
                                 affect the average life of the certificates.
                                 Prepayments can be voluntary, if permitted, and
                                 involuntary, such as prepayments resulting from
                                 casualty or condemnation, defaults and
                                 liquidations or repurchases upon breaches of
                                 representations and warranties. The investment
                                 performance of your certificates may vary
                                 materially and adversely from your expectation
                                 if the actual rate of prepayment is higher or
                                 lower than you anticipated.

                                 Voluntary prepayments may require the payment
                                 of a yield maintenance or prepayment premium.
                                 Nevertheless, we cannot assure you that the
                                 existence of the prepayment premium will cause
                                 a borrower to refrain from prepaying its
                                 mortgage loan nor can we assure you of the rate
                                 at which prepayments will occur. Morgan Stanley
                                 Mortgage Capital Inc., under certain
                                 circumstances, may be required to repurchase a
                                 mortgage loan from the trust fund if there has
                                 been a breach of a representation or warranty.
                                 The repurchase price paid will be passed
                                 through to you, as a certificateholder, with
                                 the same effect as if the mortgage loan had
                                 been prepaid in part or in full, except that no
                                 prepayment premium or yield maintenance charge
                                 would be payable.

                                      -10-

                                 Such a repurchase may therefore adversely
                                 affect the yield to maturity on your
                                 certificates.

                                 In a pool of mortgage loans, the rate of
                                 prepayment is unpredictable as it is influenced
                                 by a variety of factors including:

                                 o    the terms of the mortgage loans;

                                 o    the length of any prepayment lockout
                                      period;

                                 o    the prevailing interest rates;

                                 o    the availability of mortgage credit;

                                 o    the applicable yield maintenance charges
                                      or prepayment premiums;

                                 o    the servicer's ability to enforce those
                                      yield maintenance charges or prepayment
                                      premiums;

                                 o    the occurrence of casualties or natural
                                      disasters; and

                                 o    economic, demographic, tax, legal or other
                                      factors.

                                 There can be no assurance that the rate of
                                 prepayments will conform to any model described
                                 in this prospectus or in the related prospectus
                                 supplement.

                                 Some of the certificates may be more sensitive
                                 to prepayments than other certificates and in
                                 certain cases, the certificateholder holding
                                 these certificates may fail to recoup its
                                 original investment. You should carefully
                                 consider the specific characteristics of the
                                 certificates you purchase, as well as your
                                 investment approach and strategy. For instance,
                                 if you purchase a certificate at a premium, a
                                 prepayment may reduce the stream of interest
                                 payments you are entitled to receive on your
                                 certificate and your actual yield may be lower
                                 than your anticipated yield. Similarly, if you
                                 purchase a certificate which provides for the
                                 payment of interest only, or a certificate
                                 which provides for the payment of interest only
                                 after the occurrence of certain events, such as
                                 the retirement of one or more other classes of
                                 certificates of a series, you will probably be
                                 extremely sensitive to prepayments because a
                                 prepayment may reduce the stream of interest
                                 payments you are entitled to receive on your
                                 certificate.

IF PREPAYMENT PREMIUMS ARE NOT
ENFORCED, YOUR CERTIFICATES
MAY BE ADVERSELY AFFECTED        The yield on your certificates may be less than
                                 anticipated because the prepayment premium or
                                 yield maintenance required under certain
                                 prepayment scenarios may not be enforceable in
                                 some states or under federal bankruptcy laws.

                                 o    Some courts may consider the prepayment
                                      premium to be usurious.

                                 o    Even if the prepayment premium is
                                      enforceable, we cannot assure you that
                                      foreclosure proceeds will be sufficient to
                                      pay the prepayment premium.

                                      -11-

                                 o    Although the collateral substitution
                                      provisions related to defeasance are not
                                      suppose to be treated as a prepayment and
                                      should not affect your certificates, we
                                      cannot assure you that a court will not
                                      interpret the defeasance provisions as
                                      requiring a prepayment premium; nor can we
                                      assure you that if it is treated as a
                                      prepayment premium, the court will find
                                      the defeasance income stream enforceable.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES                     As principal payments or prepayments are made
                                 on a mortgage loan, the mortgage pool will be
                                 exposed to concentration risks with respect to
                                 the diversity of mortgaged properties, types of
                                 mortgaged properties and number of borrowers.
                                 Classes that have a later sequential
                                 designation or a lower payment priority are
                                 more likely to be exposed to these
                                 concentration risks than are classes with an
                                 earlier sequential designation or higher
                                 priority. This is so because principal on the
                                 certificates will be payable in sequential
                                 order, and no class entitled to a distribution
                                 of principal will receive its principal until
                                 the principal amount of the preceding class or
                                 classes entitled to receive principal have been
                                 reduced to zero.

RATINGS DO NOT GUARANTY PAYMENT  Any rating assigned by a rating agency to a class of certificates reflects the rating
                                 agency's assessment of the likelihood that
                                 holders of the class of certificates will
                                 receive the payments to which they are
                                 entitled.

                                 o    The ratings do not assess the likelihood
                                      that you will receive timely payments on
                                      your certificates.

                                 o    The ratings do not assess the likelihood
                                      of prepayments, including those caused by
                                      defaults.

                                 o    The ratings do not assess the likelihood
                                      of early optional termination of the
                                      certificates.

                                 Each rating agency rating classes of a
                                 particular series will determine the amount,
                                 type and nature of credit support required for
                                 that series. This determination may be based on
                                 an actuarial analysis of the behavior of
                                 mortgage loans in a larger group taking into
                                 account the appraised value of the real estate
                                 and the commercial and multifamily real estate
                                 market.

                                 o    We cannot assure you that the historical
                                      data supporting the actuarial analysis
                                      will accurately reflect or predict the
                                      rate of delinquency, foreclosure or loss
                                      that will be experienced by the mortgage
                                      loans in a particular series.

                                 o    We cannot assure you that the appraised
                                      value of any property securing a mortgage
                                      loan in a particular series will remain
                                      stable throughout the life of your
                                      certificate.

                                 o    We cannot assure you that the real estate
                                      market will not experience an overall
                                      decline in property values nor can we
                                      assure you that the outstanding balance of
                                      any mortgage loan in a

                                      -12-

                                      particular series will always be less than
                                      the market value of the property securing
                                      the mortgage loan.

RATINGS DO NOT GUARANTY VALUE    If one or more rating agencies downgrade
                                 certificates of a series, your certificate will
                                 decrease in value. Because none of Morgan
                                 Stanley Capital I Inc., the seller, the master
                                 servicer, the trustee or any affiliate has any
                                 obligation to maintain a rating of a class of
                                 certificates, you will have no recourse if your
                                 certificate decreases in value.

CASH FLOW FROM THE PROPERTIES
MAY BE VOLATILE AND
INSUFFICIENT TO ALLOW TIMELY
PAYMENT ON YOUR CERTIFICATES     Repayment of a commercial or multifamily
                                 mortgage loan is dependent on the income
                                 produced by the property. Therefore, the
                                 borrower's ability to repay a mortgage loan
                                 depends primarily on the successful operation
                                 of the property and the net operating income
                                 derived from the property. Net operating income
                                 can be volatile and may be adversely affected
                                 by factors such as:

                                 o    economic conditions causing plant closings
                                      or industry slowdowns;

                                 o    an oversupply of available retail space,
                                      office space or multifamily housing;

                                 o    changes in consumer tastes and
                                      preferences;

                                 o    decrease in consumer confidence;

                                 o    retroactive changes in building codes;

                                 o    the age, design and construction quality
                                      of the property, including perceptions
                                      regarding the attractiveness, convenience
                                      or safety of the property;

                                 o    the age, design, construction quality and
                                      proximity of competing properties;

                                 o    increases in operating expenses due to
                                      external factors such as increases in
                                      heating or electricity costs;

                                 o    increases in operating expenses due to
                                      maintenance or improvements required at
                                      the property;

                                 o    a decline in the financial condition of a
                                      major tenant;

                                 o    a decline in rental rates as leases are
                                      renewed or entered into with new tenants;

                                 o    the concentration of a particular business
                                      type in a building;

                                 o    the length of tenant leases;

                                 o    the creditworthiness of tenants; and

                                 o    the property's "operating leverage."

                                      -13-

                                 Operating leverage refers to the percentage of
                                 total property expenses in relation to revenue,
                                 the ratio of fixed operating expenses to those
                                 that vary with revenue and the level of capital
                                 expenditures required to maintain the property
                                 and retain or replace tenants.

                                 If a commercial property is designed for a
                                 specific tenant, net operating income may be
                                 adversely affected if that tenant defaults
                                 under its obligations because properties
                                 designed for a specific tenant often require
                                 substantial renovation before it is suitable
                                 for a new tenant. As a result, the proceeds
                                 from liquidating this type of property
                                 following foreclosure might be insufficient to
                                 cover the principal and interest due under the
                                 loan.

                                 It is anticipated that a substantial portion of
                                 the mortgage loans included in any trust fund
                                 will be nonrecourse loans or loans for which
                                 recourse may be restricted or unenforceable.
                                 Therefore, if a borrower defaults, recourse may
                                 be had only against the specific property and
                                 any other assets that have been pledged to
                                 secure the related mortgage loan.

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO
CHANGE IN CURRENT OPERATING
INCOME                           Various factors may adversely affect the value
                                 of the mortgaged properties without affecting
                                 the properties' current net operating income.
                                 These factors include among others:

                                 o    changes in governmental regulations,
                                      fiscal policy, zoning or tax laws;

                                 o    potential environmental legislation or
                                      liabilities or other legal liabilities;

                                 o    the availability of refinancing; and

                                 o    changes in interest rate levels or yields
                                      required by investors in income producing
                                      commercial properties.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT            The successful operation of a real estate
                                 project depends upon the property manager's
                                 performance and viability. The property manager
                                 is responsible for:

                                 o    responding to changes in the local market;

                                 o    planning and implementing the rental
                                      structure;

                                 o    operating the property and providing
                                      building services;

                                 o    managing operating expenses; and

                                 o    assuring that maintenance and capital
                                      improvements are carried out in a timely
                                      fashion.

                                 A good property manager, by controlling costs,
                                 providing appropriate service to tenants and
                                 seeing to the maintenance of improvements, can
                                 improve cash flow, reduce vacancy, leasing and
                                 repair costs and

                                      -14-

                                 preserve building value. On the other hand,
                                 management errors can, in some cases, impair
                                 short-term cash flow and the long term
                                 viability of an income producing property.
                                 Properties deriving revenues primarily from
                                 short-term sources are generally more
                                 management intensive than properties leased to
                                 creditworthy tenants under long-term leases.

                                 Morgan Stanley Capital I Inc. makes no
                                 representation or warranty as to the skills of
                                 any present or future managers. Additionally,
                                 Morgan Stanley Capital I Inc. cannot assure you
                                 that the property managers will be in a
                                 financial condition to fulfill their management
                                 responsibilities throughout the terms of their
                                 respective management agreements.

YOU SHOULD CONSIDER THE NUMBER
OF MORTGAGE LOANS IN THE POOL    Assuming pools of equal aggregate unpaid
                                 principal balances, the concentration of
                                 default, foreclosure and loss in a trust fund
                                 containing fewer mortgage loans will generally
                                 be higher than that in trust fund containing
                                 more mortgage loans.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED        Payments under the mortgage loans are generally
                                 not insured or guaranteed by any person or
                                 entity.

                                 In general, the borrowers under the mortgage
                                 loans will be entities created to own or
                                 purchase the related commercial property. The
                                 borrowers are set up this way, in significant
                                 part, to isolate the property from the debts
                                 and liabilities of the person creating the
                                 entity. Unless otherwise specified, the loan
                                 will represent a nonrecourse obligation of the
                                 related borrower secured by the lien of the
                                 related mortgage and the related lease
                                 assignments. Even if the loan is recourse, the
                                 borrower generally will not have any
                                 significant assets other than the property or
                                 properties and the related leases, which will
                                 be pledged to the trustee. Therefore, payments
                                 on the loans and, in turn, payments of
                                 principal and interest on your certificates,
                                 will depend primarily or solely on rental
                                 payments by the lessees. Those rental payments
                                 will, in turn, depend on continued occupancy
                                 by, or the creditworthiness of, those lessees.
                                 Both continued occupancy and creditworthiness
                                 may be adversely affected by a general economic
                                 downturn or an adverse change in the lessees'
                                 financial conditions.

BORROWER MAY BE UNABLE TO REPAY
THE REMAINING PRINCIPAL BALANCE
ON ITS MATURITY DATE WHICH
WOULD ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES     Some of the mortgage loans may not be fully
                                 amortizing over their terms to maturity and
                                 will require substantial principal
                                 payments--i.e., balloon payments--at their
                                 stated maturity. Mortgage loans with balloon
                                 payments involve a greater degree of risk
                                 because a borrower's ability to make a balloon
                                 payment typically will depend upon its ability
                                 either to timely refinance the loan or to
                                 timely sell the mortgaged property. However,
                                 refinancing a loan or selling the property will
                                 be affected by a number of factors, including:

                                 o    interest rates;

                                 o    the borrower's equity in the property;

                                      -15-

                                 o    the financial condition and operating
                                      history of the borrower and the property;

                                 o    tax laws;

                                 o    renewability of operating licenses;

                                 o    prevailing economic conditions and the
                                      availability of credit for commercial and
                                      multifamily properties;

                                 o    with respect to certain multifamily
                                      properties and mobile home parks, rent
                                      control laws; and

                                 o    with respect to hospitals, nursing homes
                                      and convalescent homes, reimbursement
                                      rates from private and public coverage
                                      providers.

YOUR CERTIFICATES WILL BEAR
LOSSES IF INSUFFICIENT FUNDS
ARE AVAILABLE TO SATISFY ANY
JUNIOR MORTGAGE LOANS            If the prospectus supplement so specifies, some
                                 of the mortgage loans may be secured primarily
                                 by junior mortgages. In the event of a
                                 liquidation, satisfaction of a mortgage loan
                                 secured by a junior mortgage will be
                                 subordinate to the satisfaction of the related
                                 senior mortgage loan. If the proceeds are
                                 insufficient to satisfy the junior mortgage and
                                 the related senior mortgage, the junior
                                 mortgage loan in the trust fund would suffer a
                                 loss and the class of certificate you own may
                                 bear that loss. Therefore, any risks of
                                 deficiencies associated with first mortgage
                                 loans will be even greater in the case of
                                 junior mortgage loans. See "--Risks Factors."

OBLIGOR DEFAULT MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES                     If the related prospectus supplement so
                                 specifies, a master servicer, a sub-servicer or
                                 a special servicer will be permitted, within
                                 prescribed parameters, to extend and modify
                                 whole loans that are in default or as to which
                                 a payment default is imminent. Any ability to
                                 extend or modify may apply, in particular, to
                                 whole loans with balloon payments. In addition,
                                 a master servicer, a sub-servicer or a special
                                 servicer may receive a workout fee based on
                                 receipts from, or proceeds of, those whole
                                 loans. While any entity granting this type of
                                 extension or modification generally will be
                                 required to determine that the extension or
                                 modification is reasonably likely to produce a
                                 greater recovery on a present value basis than
                                 liquidation, there is no assurance this will be
                                 the case. Additionally, if the related
                                 prospectus supplement so specifies, some of the
                                 mortgage loans included in the mortgage pool
                                 may have been subject to workouts or similar
                                 arrangements following prior periods of
                                 delinquency and default.

TENANT BANKRUPTCY MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES                     The bankruptcy or insolvency of a major tenant,
                                 or of a number of smaller tenants may adversely
                                 affect the income produced by a mortgaged
                                 property. Under the Bankruptcy Code, a tenant
                                 has the option of assuming or rejecting any
                                 unexpired lease. If the tenant rejects the
                                 lease, the landlord's claim would be a general
                                 unsecured claim against the tenant, absent
                                 collateral securing the claim. The claim would
                                 be limited to the unpaid rent reserved for the
                                 periods prior to the bankruptcy petition or the
                                 earlier surrender of the leased

                                      -16-

                                 premises, which are unrelated to the rejection,
                                 plus the greater of one year's rent or 15% of
                                 the remaining rent reserved under the lease,
                                 but not more than three years' rent to cover
                                 any rejection related claims.

BORROWER BANKRUPTCY MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES             Under the Bankruptcy Code, the filing of a
                                 petition in bankruptcy by or against a borrower
                                 will stay the sale of the real property owned
                                 by that borrower, as well as the commencement
                                 or continuation of a foreclosure action. In
                                 addition, if a court determines that the value
                                 of the mortgaged property is less than the
                                 principal balance of the mortgage loan it
                                 secures, the court may prevent a lender from
                                 foreclosing on the mortgaged property, subject
                                 to certain protections available to the lender.
                                 As part of a restructuring plan, a court also
                                 may reduce the amount of secured indebtedness
                                 to the then-value of the mortgaged property.
                                 Such an action would make the lender a general
                                 unsecured creditor for the difference between
                                 the then-value and the amount of its
                                 outstanding mortgage indebtedness. A bankruptcy
                                 court also may:

                                 o    grant a debtor a reasonable time to cure a
                                      payment default on a mortgage loan;

                                 o    reduce monthly payments due under a
                                      mortgage loan;

                                 o    change the rate of interest due on a
                                      mortgage loan; or

                                 o    otherwise alter the mortgage loan's
                                      repayment schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior
                                 lienholder may stay the senior lienholder from
                                 taking action to foreclose on the mortgaged
                                 property in a manner that would substantially
                                 diminish the position of the junior lien.
                                 Additionally, the borrower's trustee or the
                                 borrower, as debtor-in-possession, has certain
                                 special powers to avoid, subordinate or
                                 disallow debts. In certain circumstances, the
                                 claims of the trustee may be subordinated to
                                 financing obtained by a debtor-in-possession
                                 subsequent to its bankruptcy.

                                 Under the Bankruptcy Code, the lender will be
                                 stayed from enforcing a borrower's assignment
                                 of rents and leases. The Bankruptcy Code also
                                 may interfere with the lender's ability to
                                 enforce lockbox requirements. The legal
                                 proceedings necessary to resolve these issues
                                 can be time consuming and may significantly
                                 delay the receipt of rents. Rents also may
                                 escape an assignment to the extent they are
                                 used by the borrower to maintain the mortgaged
                                 property or for other court authorized
                                 expenses.

                                 As a result of the foregoing, the lender's
                                 recovery with respect to borrowers in
                                 bankruptcy proceedings may be significantly
                                 delayed, and the aggregate amount ultimately
                                 collected may be substantially less than the
                                 amount owed.

                                      -17-

SOPHISTICATION OF THE BORROWER
MAY ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES             In general, the mortgage loans will be made to
                                 partnerships, corporations or other entities
                                 rather than individuals. This may entail
                                 greater risks of loss from delinquency and
                                 foreclosure than do single family mortgage
                                 loans. In addition, the borrowers under
                                 commercial mortgage loans may be more
                                 sophisticated than the average single family
                                 home borrower. This may increase the likelihood
                                 of protracted litigation or the likelihood of
                                 bankruptcy in default situations.

CREDIT SUPPORT MAY NOT COVER
LOSSES OR RISKS WHICH COULD
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                Although the prospectus supplement for a series
                                 of certificates will describe the credit
                                 support for the related trust fund, the credit
                                 support will be limited in amount and coverage
                                 and may not cover all potential losses or
                                 risks. Use of credit support will be subject to
                                 the conditions and limitations described in the
                                 prospectus and in the related prospectus
                                 supplement. Moreover, any applicable credit
                                 support may not cover all potential losses or
                                 risks. For example, credit support may not
                                 cover fraud or negligence by a mortgage loan
                                 originator or other parties.

                                 A series of certificates may include one or
                                 more classes of subordinate certificates, which
                                 may include certificates being offered to you.
                                 Although subordination is intended to reduce
                                 the senior certificateholders' risk of
                                 delinquent distributions or ultimate losses,
                                 the amount of subordination will be limited and
                                 may decline under certain circumstances. In
                                 addition, if principal payments are made in a
                                 specified order of priority, and limits exist
                                 with respect to the aggregate amount of claims
                                 under any related credit support, the credit
                                 support may be exhausted before the principal
                                 of the certificate classes with lower priority
                                 has been repaid. Significant losses and
                                 shortfalls on the assets consequently may fall
                                 primarily upon classes of certificates having a
                                 lower payment priority. Moreover, if a form of
                                 credit support covers more than one series of
                                 certificates, holders of certificates
                                 evidencing an interest in a covered series will
                                 be subject to the risk that the credit support
                                 will be exhausted by the claims of other
                                 covered series.

                                 The amount of any credit support supporting one
                                 or more classes of certificates being offered
                                 to you, including the subordination of one or
                                 more classes will be determined on the basis of
                                 criteria established by each pertinent rating
                                 agency. Those criteria will be based on an
                                 assumed level of defaults, delinquencies, other
                                 losses or other factors. However, the loss
                                 experience on the related mortgage loans or
                                 mortgage backed securities may exceed the
                                 assumed levels. See "Description of Credit
                                 Support."

                                 Regardless of the form of any credit
                                 enhancement, the amount of coverage will be
                                 limited and, in most cases, will be subject to
                                 periodic reduction, in accordance with a
                                 schedule or formula. The master servicer
                                 generally will be permitted to reduce,
                                 terminate or substitute all or a portion of the
                                 credit enhancement for any series of
                                 certificates, if the applicable rating agency
                                 indicates that the then-current ratings will
                                 not be adversely affected. A rating agency may
                                 lower the ratings of any series of certificates
                                 if the obligations of any credit support

                                      -18-

                                 provider are downgraded. The ratings also may
                                 be lowered if losses on the related mortgage
                                 loans or MBS substantially exceed the level
                                 contemplated by the rating agency at the time
                                 of its initial rating analysis. Neither Morgan
                                 Stanley Capital I Inc., the master servicer nor
                                 any of their affiliates will have any
                                 obligation to replace or supplement any credit
                                 enhancement, or to take any other action to
                                 maintain any ratings of any series of
                                 certificates.

INVESTORS IN SUBORDINATE
CLASSES OF CERTIFICATES MAY BE
SUBJECT TO DELAYS IN PAYMENT
AND MAY NOT RECOVER THEIR
INITIAL INVESTMENTS              To the extent described in this prospectus, the
                                 subordinate certificateholders' rights to
                                 receive distributions with respect to the
                                 assets to which they would otherwise be
                                 entitled will be subordinate to the rights of
                                 the senior certificateholders and of the master
                                 servicer, if the master servicer is paid its
                                 servicing fee, including any unpaid servicing
                                 fees with respect to one or more prior periods,
                                 and is reimbursed for certain unreimbursed
                                 advances and unreimbursed liquidation expenses.
                                 As a result, investors in subordinate
                                 certificates must be prepared to bear the risk
                                 that they may be subject to delays in payment
                                 and may not recover their initial investments.

                                 The yields on the subordinate certificates may
                                 be extremely sensitive to the loss experience
                                 of the assets and the timing of any losses. If
                                 the actual rate and amount of losses
                                 experienced by the assets exceed the rate and
                                 amount assumed by an investor, the yields to
                                 maturity on the subordinate certificates may be
                                 lower than anticipated.

DIFFICULTIES IN ENFORCEMENT OF
LOAN PROVISIONS MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES                     The mortgage loans may contain due-on-sale
                                 clauses, which permit a lender to accelerate
                                 the maturity of the mortgage loan if the
                                 borrower sells, transfers or conveys the
                                 related mortgaged property or its interest in
                                 the mortgaged property and debt-acceleration
                                 clauses, which permit a lender to accelerate
                                 the loan upon a monetary or non-monetary
                                 default by the borrower. These clauses are
                                 generally enforceable. The courts of all states
                                 will enforce clauses providing for acceleration
                                 in the event of a material payment default. The
                                 equity courts, however, may refuse to enforce
                                 these clauses if acceleration of the
                                 indebtedness would be inequitable, unjust or
                                 unconscionable.

                                 If the related prospectus supplement so
                                 specifies, the mortgage loans will be secured
                                 by an assignment of leases and rents. Pursuant
                                 to those assignments, the borrower typically
                                 assigns its right, title and interest as
                                 landlord under the leases on the related
                                 mortgaged property and the income derived from
                                 the leases to the lender as further security
                                 for the related mortgage loan, while retaining
                                 a license to collect rents as long as there is
                                 no default. If the borrower defaults, the
                                 license terminates and the lender is entitled
                                 to collect rents. These assignments are
                                 typically not perfected as security interests
                                 prior to actual possession of the cash flows.
                                 Some state laws may require that the lender
                                 take possession of the mortgaged property and
                                 obtain judicial appointment of a receiver
                                 before becoming entitled to collect the rents.
                                 In addition, if bankruptcy or similar
                                 proceedings are commenced by or in respect of
                                 the borrower, the lender's ability to collect
                                 the rents may be adversely

                                      -19-

                                 affected. See "Legal Aspects of the Mortgage
                                 Loans and the Leases--Leases and Rents."

ENVIRONMENTAL ISSUES AT THE
MORTGAGED PROPERTIES MAY
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                Real property pledged as security for a
                                 mortgage loan may be subject to environmental
                                 risks. Under federal law and the laws of
                                 certain states, contamination of a property may
                                 give rise to a lien on the property to assure
                                 the costs of cleanup. In several states, this
                                 type of lien has priority over the lien of an
                                 existing mortgage against the property.
                                 Moreover, the presence of hazardous or toxic
                                 substances, or the failure to remediate the
                                 property, may adversely affect the owner or
                                 operator's ability to borrow using the property
                                 as collateral. In addition, under the laws of
                                 some states and under CERCLA and other federal
                                 law, a lender may become liable, as an "owner
                                 operator," for costs of addressing releases or
                                 threatened releases of hazardous substances
                                 that require remedy at a property, if agents or
                                 employees of the lender have become
                                 sufficiently involved in the management or
                                 operations of the borrower. Liability may be
                                 imposed even if the environmental damage or
                                 threat was caused by a prior owner.

                                 Under certain circumstances, a lender also
                                 risks this type of liability on foreclosure of
                                 the mortgage. Unless the related prospectus
                                 supplement specifies otherwise, neither the
                                 master servicer, the sub-servicer nor the
                                 special servicer may acquire title to a
                                 mortgaged property or take over its operation
                                 unless the master servicer has previously
                                 determined, based upon a report prepared by a
                                 person who regularly conducts environmental
                                 audits, that:

                                 o    the mortgaged property is in compliance
                                      with applicable environmental laws, and
                                      there are no circumstances present at the
                                      mortgaged property for which
                                      investigation, testing, monitoring,
                                      containment, clean-up or remediation could
                                      be required under any federal, state or
                                      local law or regulation; or

                                 o    if the mortgaged property is not in
                                      compliance with applicable environmental
                                      laws or circumstances requiring any of the
                                      foregoing actions are present, that it
                                      would be in the best economic interest of
                                      the trust fund to acquire title to the
                                      mortgaged property and take the actions as
                                      would be necessary and appropriate to
                                      effect compliance or respond to those
                                      circumstances.

                                 See "Legal Aspects of the Mortgage Loans and
                                 Leases--Environmental Legislation."

IF YOU ARE SUBJECT TO ERISA,
YOU MAY NOT BE ELIGIBLE TO
PURCHASE CERTIFICATES            Generally, ERISA applies to investments made by
                                 employee benefit plans and transactions
                                 involving the assets of those plans. Due to the
                                 complexity of regulations governing those
                                 plans, prospective investors that are subject
                                 to ERISA are urged to consult their own counsel
                                 regarding consequences under ERISA of
                                 acquisition, ownership and disposition of the
                                 offered certificates of any series.

                                      -20-

THE INCOME TAX CONSIDERATIONS
SHOULD IMPACT YOUR DECISION TO
PURCHASE A REMIC RESIDUAL
CERTIFICATE                      Except as provided in the prospectus
                                 supplement, REMIC residual certificates are
                                 anticipated to have "phantom income" associated
                                 with them. That is, taxable income is
                                 anticipated to be allocated to the REMIC
                                 residual certificates in the early years of the
                                 existence of the related REMIC--even if the
                                 REMIC residual certificates receive no
                                 distributions from the related REMIC--with a
                                 corresponding amount of losses allocated to the
                                 REMIC residual certificates in later years.
                                 Accordingly, the present value of the tax
                                 detriments associated with the REMIC residual
                                 certificates may significantly exceed the
                                 present value of the tax benefits related
                                 thereto, and the REMIC residual certificates
                                 may have a negative "value."

                                 Moreover, the REMIC residual certificates will,
                                 in effect, be allocated an amount of gross
                                 income equal to the non-interest expenses of
                                 the REMIC, but those expenses will be
                                 deductible only as itemized deductions, and
                                 will be subject to all the limitations
                                 applicable to itemized deductions, by holders
                                 of REMIC residual certificates that are
                                 individuals. Accordingly, investment in the
                                 REMIC residual certificates generally will not
                                 be suitable for individuals or for certain
                                 pass-through entities, such as partnerships or
                                 S corporations, that have individuals as
                                 partners or shareholders. In addition, REMIC
                                 residual certificates are subject to
                                 restrictions on transfer. Finally, prospective
                                 purchasers of a REMIC residual certificate
                                 should be aware that Treasury Department
                                 regulations do not permit certain REMIC
                                 residual interests to be marked to market.

REQUIRED CONSENT IN CONNECTION
WITH SERVICING THE PROPERTIES
MAY EFFECT THE TIMING OF
PAYMENTS ON YOUR CERTIFICATES    Under certain circumstances, the consent or
                                 approval of the holders of a specified
                                 percentage of the aggregate principal balance
                                 of all outstanding certificates of a series or
                                 a similar means of allocating decision-making
                                 will be required to direct certain actions. The
                                 actions may include directing the special
                                 servicer or the master servicer regarding
                                 measures to be taken with respect to some of
                                 the mortgage loans and real estate owned
                                 properties and amending the relevant pooling
                                 agreement or trust agreement. The consent or
                                 approval of these holders will be sufficient to
                                 bind all certificateholders of the relevant
                                 series. See "Description of the
                                 Agreements--Events of Default," "--Rights Upon
                                 Event of Default," and "--Amendment."

LITIGATION ARISING OUT OF
ORDINARY BUSINESS MAY ADVERSELY
AFFECT PAYMENT ON YOUR
CERTIFICATES                     There may be pending or threatened legal
                                 proceedings against the borrowers and managers
                                 of the mortgaged properties and their
                                 respective affiliates arising out of the
                                 ordinary business of the borrowers, managers
                                 and affiliates. This litigation could cause a
                                 delay in the payment on your certificates.
                                 Therefore, we cannot assure you that this type
                                 of litigation would not have a material adverse
                                 effect on your certificates.

                                      -21-

COMPLIANCE WITH THE AMERICANS
WITH DISABILITIES ACT OF 1990
MAY BE EXPENSIVE AND MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES             Under the Americans with Disabilities Act of
                                 1990, all public accommodations are required to
                                 meet federal requirements related to access and
                                 use by disabled persons. Borrowers may incur
                                 costs complying with the Americans with
                                 Disabilities Act of 1990. In addition,
                                 noncompliance could result in the imposition of
                                 fines by the federal government or an award of
                                 damages to private litigants. These costs of
                                 complying with the Americans with Disabilities
                                 Act of 1990 and the possible imposition of
                                 fines for noncompliance would result in
                                 additional expenses on the mortgaged
                                 properties, which could have an adverse effect
                                 on your certificates.

IF YOUR CERTIFICATE IS
BOOK-ENTRY, YOU WILL NOT BE
RECOGNIZED AS A
CERTIFICATEHOLDER BY THE
TRUSTEE                          If the prospectus supplement so provides, one
                                 or more classes of the certificates offered to
                                 you will be initially represented by one or
                                 more certificates for each class registered in
                                 the name of Cede & Co., the nominee for the
                                 Depository Trust Company. If you purchase this
                                 type of certificate:

                                 o    your certificate will not be registered in
                                      your name or the name of your nominee;

                                 o    you will not be recognized by the trustee
                                      as a certificateholder; and

                                 o    you will be able to exercise your right as
                                      a certificateholder only through the
                                      Depository Trust Company and its
                                      participating organizations.

                                 You will be recognized as a certificateholder
                                 only if and when definitive certificates are
                                 issued. See "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates."

                    ----------------------------------------

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                                      -22-

                         DESCRIPTION OF THE TRUST FUNDS

          Capitalized terms are defined in the "Glossary of Terms" beginning on page 112.

ASSETS

          Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

          o    multifamily mortgage loans, commercial mortgage loans or both;

          o    mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities;

          o    direct obligations of the United States, agencies of the United
               States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed; or

          o    a combination of mortgage loans, mortgage backed securities and government securities.

          Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any government agency or instrumentality or by any other person. Each asset will be selected by
Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

          Unless otherwise specified in the related prospectus supplement, the certificates of any series will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

     GENERAL

          The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

          o    Multifamily Properties which are residential properties
               consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings; or

          o    Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes,
               hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or
               self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the
District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property. Multifamily
Properties may include mixed commercial and residential structures and may include apartment

                                      -23-

buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the prospectus supplement, the term of any leasehold will exceed the term of the related mortgage note by at least five years. Each mortgage loan will have been originated by a person other than Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Capital I Inc., mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

     LEASES

          If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents". Alternatively, if
specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

          If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

          To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

     DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

          Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. Unless otherwise specified in the prospectus supplement, the mortgage loans will be non-recourse loans, which

                                      -24-

means that, absent special facts, the lender may look only to the Net Operating
Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating Income"
means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o    non-cash items such as depreciation and amortization;

          o    capital expenditures; and

          o    debt service on loans secured by the mortgaged property.

          The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

          As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant-stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating
Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

          Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses;
however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See
"--Leases" above.

          The duration of leases and the existence of any "net of expense"
provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties.
However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

          The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt
Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related
Debt Service Coverage Ratio may be high.

          The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value
Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

                                      -25-

          Appraised values for income-producing properties may be based on:

          o    the recent resale value of comparable properties at the date of the appraisal;

          o    the cost of replacing the property;

          o    a projection of value based upon the property's projected net cash flow; or

          o    a selection from or interpolation of the values derived from the methods listed here.

          Each of these appraisal methods presents analytical challenges for the following reasons:

          o    it is often difficult to find truly comparable properties that have recently been sold;

          o    the replacement cost of a property may have little to do with its current market value;

          o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate
               capitalization rate;

          o    more than one of the appraisal methods may be used and each may produce significantly different results; and

          o    if a high Loan-to-Value Ratio accompanies a high Debt Service
               Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

          While Morgan Stanley Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The
Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect
Payment On Your Certificates," "--Your Certificates Will Bear Losses If
Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and
"--Obligor Default May Adversely Affect Payment on Your Certificates."

     LOAN-TO-VALUE RATIO

          The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

          o    the appraised value determined in an appraisal obtained by the originator at origination of that loan and

          o    the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

          Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

          o    the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the
               mortgage loans, unless the related prospectus supplement provides

                                      -26-

               otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

          o    the type of property securing the mortgage loans, e.g.,
               multifamily property or commercial property and the type of property in each category;

          o    the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

          o    the earliest and latest origination date and maturity date of the mortgage loans;

          o    the weighted average, by principal balance, of the Loan-to-Value
               Ratios at origination of the mortgage loans;

          o    the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

          o    the state or states in which most of the mortgaged properties are located;

          o    information with respect to the prepayment provisions, if any, of the mortgage loans;

          o    the weighted average Retained Interest, if any;

          o    with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the
               adjustable rate loan and the frequency of monthly payment
               adjustments;

          o    the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

          o    information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain certain information available to Morgan Stanley Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss
Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Capital
I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current
Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS

          Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

          o    have individual principal balances at origination of not less than $25,000;

          o    have original terms to maturity of not more than 40 years; and

          o    provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

          Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated
maturity date, in each

                                      -27-

case as described in the related prospectus supplement. Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout
Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

          In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

MORTGAGE BACKED SECURITIES

          Any MBS will have been issued pursuant to an MBS Agreement. A seller, the MBS issuer, or the servicer of the underlying mortgage loans or Underlying
MBS, or a combination of those entities, will have entered into the MBS
Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

          Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer.
The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

          Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under
"Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

          The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

          o    the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

          o    the original and remaining term to stated maturity of the MBS, if applicable;

          o    whether the MBS is entitled only to interest payments, only to principal payments or to both;

          o    the pass-through or bond rate of the MBS or formula for
               determining the rates, if any;

          o    the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

          o    the MBS issuer, MBS servicer and MBS trustee, as applicable;

          o    characteristics of the credit support, if any, such as
               subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage
               Loans, the Underlying MBS or directly to the MBS;

          o    the terms on which the MBS or the related Underlying Mortgage
               Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

                                      -28-

          o    the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

          o    the servicing fees payable under the MBS Agreement;

          o    the type of information in respect of the Underlying Mortgage
               Loans described under "--Mortgage Loans--Mortgage Loan
               Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

          o    the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS, and

          o    whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the
               Participants Trust Company.

          If specified in the prospectus supplement for a series of
certificates, a trust fund may contain one or more MBS issued by Morgan Stanley
Capital I Inc. that each represent an interest in one or more Underlying
Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose the Underlying Mortgage Loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

GOVERNMENT SECURITIES

          The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

          o    the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

          o    the original and remaining terms to stated maturity of the government securities;

          o    whether the government securities are entitled only to interest payments, only to principal payments or to both;

          o    the interest rates of the government securities or the formula to determine the rates, if any;

          o    the applicable payment provisions for the government securities;
               and

          o    to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

ACCOUNTS

          Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the
Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

          If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series in the form of subordination of one or more other classes of certificates in the series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the

                                      -29-

prospectus supplement for a series of certificates. See "Risk Factors--Credit
Support May Not Cover Losses Or Risks Which Could Adversely Affect Payment On
Your Certificates."

CASH FLOW AGREEMENTS

          If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non-United States currency. The principal terms of any guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash Flow Agreement.

                                 USE OF PROCEEDS

          The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley
Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

          The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

PASS-THROUGH RATE

          Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

          o    the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

          o    the effect, if any, of the prepayment of any mortgage loan or MBS on the pass-through rate of one or more classes of certificates;
               and

          o    whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

          The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

                                      -30-

TIMING OF PAYMENT OF INTEREST

          Each payment of interest on the certificates will have a stated
principal amount in addition to the certificate Balance of a class of Accrual
Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the
Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-Through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the
Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a
Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The
Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

          The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

          o    will correspond to the rate of principal payments on the assets in the related trust fund;

          o    is likely to be affected by the existence of Lockout Periods and
               Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

          o    is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and
               Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

          If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

          When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment.
Unless otherwise specified in the related prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related prospectus supplement, a partial prepayment of

                                      -31-

principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

          The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

          The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

          If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled
Distribution Date, which is the date on or prior to which the certificate
Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

          Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or
MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

          In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

          Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

          Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover,
CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

          Morgan Stanley Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

          The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that

                                      -32-

prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

     TYPE OF MORTGAGE ASSET

          A number of mortgage loans may have balloon payments due at maturity.
Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

     FORECLOSURES AND PAYMENT PLANS

          The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

          Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "due-on-sale" clauses or
"due-on-encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole
Loan in a manner consistent with the Servicing Standard. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and
"Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

                                  THE DEPOSITOR

          Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its
telephone number is (212) 761-4000.

          Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.

                                      -33-

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

          The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

          o    provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

          o    be senior or subordinate to one or more other classes of
               certificates in respect of distributions on the certificates;

          o    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o    provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

          o    provide for payments of principal sequentially, based on
               specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

          o    provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal
               Certificate component and a Stripped Interest Certificate
               component; or

          o    do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

          Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of
Stripped Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You
Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate
Balance, Notional Amount or percentage interest but of different authorized denominations.

DISTRIBUTIONS

          Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

          Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the

                                      -34-

certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

          All distributions on the certificates of each series on each
Distribution Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. Unless provided otherwise in the related prospectus supplement, the Available Distribution Amount for each Distribution Date equals the sum of the following amounts:

          1.   the total amount of all cash on deposit in the related
               Certificate Account as of the corresponding Determination Date, exclusive of:

               o    all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

               o    unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the
                    interest thereon and related prepayment premiums,
                    Liquidation Proceeds, Insurance Proceeds and other
                    unscheduled recoveries received subsequent to the related
                    Due Period; and

               o    all amounts in the Certificate Account that are due or
                    reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the
                    master servicer or any other entity as specified in the
                    related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

          2.   if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate
               Account, including any net amounts paid under any Cash Flow
               Agreements;

          3.   all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

          4.   if and to the extent the related prospectus supplement so
               provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related
               Prepayment Period; and

          5.   unless the related prospectus supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the Distribution Date.

          The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each
Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

          Each class of certificates, other than classes of Stripped Principal
Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, variable or adjustable rate at which interest will accrue on the class or a component thereof. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate. Unless otherwise specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a
360-day year consisting of twelve 30-day months.

                                      -35-

          In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued
Certificate Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding Notional
Amount thereof immediately prior to each Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

          The method of determining the Notional Amount for any class of
Stripped Interest Certificates will be described in the related prospectus supplement. Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the
Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued
Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of Accrued Certificate
Interest that may be added to the Certificate Balance of a Class of Offered
Certificates may be reduced. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class.
See "Risk Factors--Prepayments And Repurchases May Reduce The Yield On Your
Certificates," and "--If Prepayment Premiums Are Not Enforced, Your Certificates
May Be Adversely Affected," and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

          The certificates of each series, other than certain classes of
Stripped Interest Certificates, will have a Certificate Balance. The Certificate
Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate
Balance may be increased in the case of Accrual Certificates, prior to the
Distribution Date on which distributions of interest are required to commence, by any related Accrued Certificate Interest. Unless otherwise provided in the related prospectus supplement, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off
Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero.
Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

          To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the
Certificates" and "--Distributions of Principal of the

                                      -36-

Certificates" above also relate to components of a class of certificates. In this case, references to Certificate Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY
PARTICIPATIONS

          If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each
Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

          If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

          With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each
Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date.
The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. The master servicer or other entity required to make advances will advance, subject to that entity's good faith determination that the advances will be reimbursable from Related
Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of
Subordinate Certificates. See "Description of Credit Support."

          Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates.
Advances do not guaranty or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the master servicer's or another entity's funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series.
However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the Certificate Account, the master servicer is required to replace the funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are
less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

          If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

                                      -37-

          The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

REPORTS TO CERTIFICATEHOLDERS

          Unless otherwise provided in the prospectus supplement, with each distribution to holders of any class of certificates of a series, the master servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I
Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

          (1)  the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

          (2)  the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

          (3)  the amount of the distribution allocable to

               o    prepayment premiums and

               o    payments on account of Equity Participations;

          (4)  the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other
               customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

          (5)  the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

          (6)  the aggregate principal balance of the assets at the close of business on that Distribution Date;

          (7)  the number and aggregate principal balance of Whole Loans in respect of which:

               o    one scheduled payment is delinquent,

               o    two scheduled payments are delinquent,

               o    three or more scheduled payments are delinquent and

               o    foreclosure proceedings have been commenced;

          (8)  with respect to each Whole Loan that is delinquent two or more months:

               o    the loan number thereof,

               o    the unpaid balance thereof,

               o    whether the delinquency is in respect of any balloon
                    payment,

               o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

               o    if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related
                    advances assuming the mortgage loan is subsequently
                    liquidated through foreclosure,

               o    whether a notice of acceleration has been sent to the
                    borrower and, if so, the date of the notice,

               o    whether foreclosure proceedings have been commenced and, if so, the date so commenced and

                                      -38-

               o    if the mortgage loan is more than three months delinquent
                    and foreclosure has not been commenced, the reason therefor;

          (9)  with respect to any Whole Loan liquidated during the related Due
               Period other than by payment in full:

               o    the loan number thereof,

               o    the manner in which it was liquidated and

               o    the aggregate amount of liquidation proceeds received;

          (10) with respect to any Whole Loan liquidated during the related Due
               Period,

               o    the portion of the liquidation proceeds payable or
                    reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

               o    the amount of any loss to certificateholders;

          (11) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due
               Period,

               o    the loan number of the related mortgage loan and

               o    the date of acquisition;

          (12) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due
               Period:

               o    the book value,

               o    the principal balance of the related mortgage loan
                    immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into
                    account certain limited modifications to the terms thereof specified in the Agreement,

               o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

               o    if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

          (13) with respect to any REO Property sold during the related Due
               Period

               o    the loan number of the related mortgage loan,

               o    the aggregate amount of sale proceeds,

               o    the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO
                    Property or the related mortgage loan and

               o    the amount of any loss to certificateholders in respect of the related mortgage loan;

          (14) the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the
               Distribution Date, separately identifying any reduction in the
               Certificate Balance due to the allocation of any loss and
               increase in the Certificate Balance of a class of Accrual
               Certificates in the event that Accrued Certificate Interest has been added to the balance;

          (15) the aggregate amount of principal prepayments made during the related Due Period;

          (16) the amount deposited in the reserve fund, if any, on the
               Distribution Date;

                                      -39-

          (17) the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

          (18) the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the
               Distribution Date;

          (19) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

          (20) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an
               adjustment date occurs, the adjustable pass-through rate
               applicable to the Distribution Date and the immediately
               succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

          (21) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the
               Series as of the close of business on the Distribution Date; and

          (22) the aggregate amount of payments by the borrowers of:

               o    default interest,

               o    late charges and

               o    assumption and modification fees collected during the
                    related Due Period.

          In the case of information furnished pursuant to subclauses (1)-(4)
above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to
Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of the certificates.

          Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the
Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

          The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

          o    the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon
               foreclosure of any Whole Loan subject thereto and

          o    the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

                                      -40-

          If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

          If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the
Depository Trust Company ("DTC").

          DTC is a limited-purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities
Exchange Act of 1934, as amended. DTC was created to hold securities for its
Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates.
Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect
Participants.

          Unless otherwise provided in the related prospectus supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect
Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants.
Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related prospectus supplement, the only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

          Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among
Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

          Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate
Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

          DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

          Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

          o    Morgan Stanley Capital I Inc. advises the trustee in writing that
               DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Capital I Inc. is unable to locate a qualified successor, or

                                      -41-

          o    Morgan Stanley Capital I Inc., at its option, elects to terminate the book-entry system through DTC.

          Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate
Owners. Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

          The certificates will be offered pursuant to a Pooling Agreement or a
Trust Agreement.

          o    A Pooling Agreement will be used where the trust fund includes
               Whole Loans. The parties to a Pooling Agreement will be Morgan
               Stanley Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling
               Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, unless otherwise specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of Whole Loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing Whole Loans
               directly.

          o    A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be
               Morgan Stanley Capital I Inc. and a trustee. A manager or
               administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

          The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the
Registration Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole
Loans. The following summaries describe some of the provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement.
Morgan Stanley Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley
Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th
Floor, New York, New York 10036, Attention: John E. Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

          At the time of issuance of any series of certificates, Morgan Stanley
Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related prospectus supplement, the schedule will include detailed information

          o    in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related
               mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the

                                      -42-

               original and remaining term to maturity, the original and
               outstanding principal balance and balloon payment, if any, the
               Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as
               of the date indicated and payment and prepayment provisions, if applicable, and

          o    in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and
               MBS trustee, the pass-through or bond rate or formula for
               determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

          With respect to each Whole Loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement, the related Agreement will require Morgan Stanley Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.
However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the
Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

          The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders.
Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan
Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole Loan from the trustee at the Purchase Price or substitute the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor
Morgan Stanley Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

          If so provided in the related prospectus supplement, Morgan Stanley
Capital I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

          With respect to each Government Security or MBS in certificated form,
Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the
Government Security or MBS, as applicable, to the trustee for the benefit of

                                      -43-

the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation"
within the meaning of the UCC, Morgan Stanley Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

          Unless otherwise provided in the related prospectus supplement Morgan
Stanley Capital I Inc. will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

          o    the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related
               Agreement;

          o    the existence of title insurance insuring the lien priority of the Whole Loan;

          o    the authority of the Warrantying Party to sell the Whole Loan;

          o    the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

          o    the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

          o    the existence of hazard and extended perils insurance coverage on the mortgaged property.

          Any Warrantying Party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to
Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

          Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected Whole Loan as described in the next paragraph. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting
Party would have no obligations if the relevant event that causes the breach occurs after that date.

          Unless otherwise provided in the related prospectus supplement, each
Agreement will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole
Loan of the certificateholders. If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

          o    the Warrantying Party will be obligated to repurchase the Whole
               Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the
               Purchase Price; or

          o    if so provided in the prospectus supplement for a series, the
               Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in
               accordance with the standards described in the related prospectus supplement; or

                                      -44-

          o    if so provided in the prospectus supplement for a series, the
               Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

Unless otherwise specified in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

          Neither Morgan Stanley Capital I Inc., except to the extent that it is the Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

          Unless otherwise provided in the related prospectus supplement the
Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or MBS, covering

          o    the accuracy of the information set forth therefor on the
               schedule of assets appearing as an exhibit to the related
               Agreement and

          o    the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

          A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Capital I Inc. will constitute an Event of Default under the Agreement. See "--Events of Default"
and "--Rights Upon Event of Default," below.

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

     GENERAL

          The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the
Certificate Account, which must be either

          o    an account or accounts the deposits in which are insured by the
               Bank Insurance Fund or the Savings Association Insurance Fund of
               the FDIC, to the limits established by the FDIC, and the
               uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the
               Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general
               creditors of the institution with which the Certificate Account is maintained or

          o    otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term Permitted
Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the Certificate Account will be paid to a master servicer or its designee as additional servicing compensation. The
Certificate Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating
Agency or Agencies and so specified in the related prospectus supplement, a
Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

                                      -45-

     DEPOSITS

          A master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained
Interest, all payments on account of principal, including principal prepayments, on the assets;

          (1)  all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained
               Interest;

          (2)  all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all
               Liquidation Proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

          (3)  any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";

          (4)  any advances made as described under "Description of the
               Certificates--Advances in Respect of Delinquencies";

          (5)  any amounts representing prepayment premiums;

          (6)  any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

          (7)  all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley
               Capital I Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and
               "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under
               "--Realization Upon Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the
               Certificates--Termination";

          (8)  any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the
               Agreements--Retained Interest; Servicing Compensation and Payment
               of Expenses";

          (9)  to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

          (10) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

          (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

          (12) any other amounts required to be deposited in the Certificate
               Account as provided in the related Agreement and described in the related prospectus supplement.

                                      -46-

     WITHDRAWALS

          A master servicer or the trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

          (1)  to make distributions to the certificateholders on each
               Distribution Date;

          (2)  to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the
               Certificates--Advances in Respect of Delinquencies," the
               reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and Retained Interest, on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole Loans;

          (3)  to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent
               Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

          (4)  to reimburse a master servicer for any advances described in clause (2) above and any servicing expenses described in clause
               (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2)
               and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of
               Subordinate Certificates, if any, remain outstanding, and
               otherwise any outstanding class of certificates, of the related series;

          (5)  if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while these amounts remain
               outstanding and unreimbursed;

          (6)  to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for
               containment, clean-up or remediation of hazardous wastes,
               substances and materials on, mortgaged properties securing defaulted Whole Loans as described below under "--Realization
               Upon Defaulted Whole Loans";

          (7)  to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding a Master Servicer and the
               Depositor";

          (8)  if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

          (9)  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

          (10) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

          (11) to pay the person entitled thereto any amounts deposited in the
               Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

                                      -47-

          (12) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

          (13) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal
               Income Tax Consequences--REMICs--Prohibited Transactions Tax and
               Other Taxes";

          (14) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole
               Loan or property;

          (15) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of
               certificateholders;

          (16) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not
               constitute a waiver with respect to the obligation of the
               Warrantying Party to remedy any breach of representation or warranty under the Agreement;

          (17) to pay the person entitled thereto any amounts deposited in the
               Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of
               Assets; Repurchase" and "--Representations and Warranties;
               Repurchases" or otherwise;

          (18) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

          (19) to clear and terminate the Certificate Account at the termination of the trust fund.

     OTHER COLLECTION ACCOUNTS

          Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate
Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

          The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the
Servicing Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

          Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

                                      -48-

          o    maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental
               interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

          o    maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

          o    processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies;

          o    supervising foreclosures;

          o    inspecting and managing mortgaged properties under certain circumstances; and

          o    maintaining accounting records relating to the Whole Loans.
               Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit
               Support."

          The master servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

          o    affect the amount or timing of any scheduled payments of
               principal or interest on the Whole Loan or

          o    in its judgment, materially impair the security for the Whole
               Loan or reduce the likelihood of timely payment of amounts due thereon.

The master servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related prospectus supplement,

          o    in its judgment, a material default on the Whole Loan has
               occurred or a payment default is imminent and

          o    in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

The master servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUBSERVICERS

          A master servicer may delegate its servicing obligations in respect of the Whole Loans to subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

          Unless otherwise provided in the related prospectus supplement, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees. However, a subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment
of Expenses" below.

                                      -49-

SPECIAL SERVICERS

          To the extent so specified in the related prospectus supplement, a special servicer may be appointed. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

          A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer is required to:

          o    monitor any Whole Loan which is in default,

          o    contact the borrower concerning the default,

          o    evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

          o    initiate corrective action in cooperation with the borrower if cure is likely,

          o    inspect the mortgaged property, and

          o    take any other actions as are consistent with the Servicing
               Standard.

A significant period of time may elapse before the master servicer is able to assess the success of the corrective action or the need for additional initiatives.

          The time within which the master servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the master servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a mortgaged property for a considerable period of time. See
"Legal Aspects of the Mortgage Loans and the Leases."

          Any Agreement relating to a trust fund that includes Whole Loans may grant to the master servicer or the holder or holders of certain classes of certificates, or both, a right of first refusal to purchase from the trust fund at a predetermined purchase price any Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the
Purchase Price described under "--Representations and Warranties; Repurchases."

          Unless otherwise specified in the related prospectus supplement, the master servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the master servicer determines, consistent with the Servicing Standard, that this sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any sale of this type be made in a commercially reasonable manner for a specified period and that the master servicer accept the highest cash bid received from any person including itself, an affiliate of the master servicer or any certificateholder that constitutes a fair price for the defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the master servicer shall proceed with respect to the defaulted mortgage loan as described in the paragraphs below. Any bid in an amount at least equal to the
Purchase Price described under "--Representations and Warranties; Repurchases"
will in all cases be deemed fair.

                                      -50-

          If a default on a Whole Loan has occurred or, in the master servicer's judgment is imminent, and the action is consistent with the servicing standard, the master servicer, on behalf of the trustee, may at any time:

          o    institute foreclosure proceedings,

          o    exercise any power of sale contained in any mortgage,

          o    obtain a deed in lieu of foreclosure, or

          o    otherwise acquire title to a mortgaged property securing the
               Whole Loan.

Unless otherwise specified in the related prospectus supplement, the master servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator"
of that mortgaged property within the meaning of federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

          o    the mortgaged property is in compliance with applicable
               environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or
               petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be
               required under any federal, state or local law or regulation; or

          o    if the mortgaged property is not so in compliance or such
               circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

          Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

          o    the Internal Revenue Service grants an extension of time to sell the property or

          o    the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund
               subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the master servicer will be required to

          o    solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

          o    accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

          If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the master servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

          The limitations imposed by the related Agreement and the REMIC
Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property

                                      -51-

acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

          If recovery on a defaulted Whole Loan under any related instrument of
Credit Support is not available, the master servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the
Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

          If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines

          o    that the restoration will increase the proceeds to
               certificateholders on liquidation of the Whole Loan after
               reimbursement of the master servicer for its expenses and

          o    that the expenses will be recoverable by it from related
               Insurance Proceeds or Liquidation Proceeds.

          As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

          If a master servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the
Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the
Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard Insurance Policies" and "Description of
Credit Support."

HAZARD INSURANCE POLICIES

          Unless otherwise specified in the related prospectus supplement, each
Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The
Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the
Whole Loans. If the blanket policy contains a deductible clause, the master

                                      -52-

servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

          In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

          The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

          o    the replacement cost of the improvements less physical
               depreciation and

          o    the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

          Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

          In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO
Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

          Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

RENTAL INTERRUPTION INSURANCE POLICY

          If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis.
If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage

                                      -53-

that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the
Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

          Unless otherwise specified in the related prospectus supplement, each
Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

          Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the
Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or due-on-encumbrance clauses entitling the lender to accelerate payment of the
Whole Loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal
Aspects of the Mortgage Loans and the Leases--Due-on-Sale and
Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

          The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.

          Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate
Account or any account established by a subservicer pursuant to the Agreement.

          The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole
Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

                                      -54-

EVIDENCE AS TO COMPLIANCE

          Each Agreement relating to assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced for the Federal
Home Loan Mortgage Corporation, the servicing by or on behalf of the master servicer of mortgage loans under pooling agreements substantially similar to each other, including the related Agreement, was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for
Mortgage Bankers, requires it to report. In rendering its statement that firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for
Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants with respect to the related subservicer.

          Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

          Unless otherwise provided in the related prospectus supplement, copies of annual accountants' statement and statements of officers will be obtainable by certificateholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

          The master servicer, if any, or a servicer for substantially all the
Whole Loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc. or Morgan Stanley Capital I
Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

          Unless otherwise specified in the related prospectus supplement, the related Agreement will provide that the master servicer may resign from its obligations and duties only upon a determination that its duties under the
Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

          Unless otherwise specified in the related prospectus supplement, each
Agreement will further provide that neither any master servicer, Morgan Stanley
Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I
Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that any master servicer, Morgan Stanley Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense:

                                      -55-

          o    specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer, the prosecution of an
               enforcement action in respect of any specific Whole Loan or Whole
               Loans, except as any loss, liability or expense shall be
               otherwise reimbursable pursuant to the Agreement;

          o    incurred in connection with any breach of a representation, warranty or covenant made in the Agreement; o incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties;

          o    incurred in connection with any violation of any state or federal securities law; or

          o    imposed by any taxing authority if the loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

In addition, each Agreement will provide that neither any master servicer nor
Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or Morgan Stanley Capital I Inc.
may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

          Any person into which the master servicer or Morgan Stanley Capital I
Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer or Morgan
Stanley Capital I Inc., will be the successor of the master servicer or Morgan
Stanley Capital I Inc., as the case may be, under the related Agreement.

EVENTS OF DEFAULT

          Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related
Agreement will include:

          (1)  any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

          (2)  any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than
               25% of the Voting Rights;

          (3)  any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan
               Stanley Capital I Inc., or to the master servicer, Morgan Stanley
               Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

          (4)  certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related

                                      -56-

prospectus supplement. Unless otherwise specified in the related prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

          So long as an Event of Default under an Agreement remains unremedied,
Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of appointment of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending appointment, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

          Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of
Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of
Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

          No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

          o    exercise any of the powers vested in it by any Agreement;

          o    make any investigation of matters arising under any Agreement; or

          o    institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

          Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

          (1)  to cure any ambiguity;

          (2)  to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the
               Agreement;

                                      -57-

          (3)  to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

          (4)  to comply with any requirements imposed by the Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

          Unless otherwise specified in the related prospectus supplement, each
Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% of the Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

          (1)  reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are
               required to be distributed on any certificate without the consent of the holder of that certificate;

          (2)  adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (1), without the consent of the holders of all certificates of that class; or

          (3)  modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

          The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

          The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

          Unless otherwise specified in the related prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee's:

          o    enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an Event of Default;

                                      -58-

          o    defending or prosecuting any legal action in respect of the related Agreement or series of certificates;

          o    being the lender of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any
               mortgaged property acquired in respect thereof for the benefit of certificateholders; or

          o    acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than 25% or a higher percentage as is specified in the related Agreement with respect to any particular matter of the
               Voting Rights for the series. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related
               Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of the obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

          The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Capital I
Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          If at any time the trustee shall cease to be eligible to continue as trustee under the related Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Morgan Stanley
Capital I Inc. may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the Voting Rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

          Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

          For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

          Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate
Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by
Credit Support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of certificates, holders of certificates evidencing interests in any of the trusts will be subject to the risk that the Credit Support will be exhausted by the claims of other trusts prior to the trust fund receiving any of its intended share of coverage.

                                      -59-

          If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

          (1)  the nature and amount of coverage under the Credit Support;

          (2)  any conditions to payment thereunder not otherwise described in this prospectus;

          (3)  the conditions, if any, under which the amount of coverage under the Credit Support may be reduced and under which the Credit
               Support may be terminated or replaced;

          (4)  the material provisions relating to the Credit Support; and

          (5)  information regarding the obligor under any instrument of Credit
               Support, including:

               o    a brief description of its principal business activities;

               o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

               o    if applicable, the identity of regulatory agencies that
                    exercise primary jurisdiction over the conduct of its
                    business; and

               o    its total assets, and its stockholders' or policyholders'
                    surplus, if applicable, as of the date specified in the
                    prospectus supplement.

See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could
Adversely Affect Payment On Your Certificates."

SUBORDINATE CERTIFICATES

          If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

          If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund.
The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE WHOLE LOANS

          If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

                                      -60-

LETTER OF CREDIT

          If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

          If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a
Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

          If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

          Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each
Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

          Moneys deposited in any Reserve Funds will be invested in Permitted
Investments, except as otherwise specified in the related prospectus supplement.
Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation.
The Reserve Fund, if any, for a series will not be a part of the trust fund to the extent set forth in the related prospectus supplement.

          Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the
Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the Reserve Fund, if any.

                                      -61-

CREDIT SUPPORT FOR MBS

          If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of Credit Support the information indicated above under "Description of
Credit Support--General," to the extent the information is material and available.

               LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

          The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries DO NOT:

          o    purport to be complete;

          o    purport to reflect the laws of any particular state; or

          o    purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the
Trust Funds--Assets."

GENERAL

          All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office.
However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

          A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--

          o    a borrower--the borrower and usually the owner of the subject property, and

          o    a mortgagee--the lender.

          In contrast, a deed of trust is a three-party instrument, among

          o    a trustor--the equivalent of a mortgagor or borrower,

          o    a trustee to whom the mortgaged property is conveyed, and

          o    a beneficiary--the lender--for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

          By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust

                                      -62-

agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of
1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

          The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.
However, the mortgage, or other instrument, may encumber other interests in real property such as:

          o    a tenant's interest in a lease of land or improvements, or both,
               and

          o    the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the prospectus supplement, Morgan
Stanley Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

LEASES AND RENTS

          Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

          o    the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

          o    the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan.
Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest.
Even if the lender's security interest in room revenues is perfected under the
UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

          Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

          Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation"
below.

                                      -63-

PERSONALTY

          Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage.
The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

FORECLOSURE

     GENERAL

          Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

          Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

     JUDICIAL FORECLOSURE

          A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.
The sales are made in accordance with procedures that vary from state to state.

     EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

          United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

          A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent,

                                      -64-

if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law -- of the filing of bankruptcy.

     NON-JUDICIAL FORECLOSURE/POWER OF SALE

          Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

     PUBLIC SALE

          A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale.
Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations.
The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental
Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

                                      -65-

          A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

          The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted.
Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

     REO PROPERTIES

          If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

          o    the Internal Revenue Service grants an REO Extension, or

          o    it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the
               Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any
REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

          In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO
Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" in
this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

                                      -66-

     RIGHTS OF REDEMPTION

          The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

          The equity of redemption is a common-law or non-statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

          Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the
Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue
Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

     ANTI-DEFICIENCY LEGISLATION

          Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

                                      -67-

     LEASEHOLD RISKS

          Mortgage loans may be secured by a mortgage on a ground lease.
Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph.
Protective ground lease provisions include:

          (1)  the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

          (2)  the right to cure those defaults, with adequate cure periods;

          (3)  if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

          (4)  the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities
               thereunder;

          (5)  the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

          (6)  a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor; and

          (7)  a leasehold mortgage that provides for the assignment of the debtor-ground lessee's right to reject a lease pursuant to
               Section 365 of the Bankruptcy Code.

          Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

          The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

          Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have

                                      -68-

approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

          Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the
Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and
Rents" above.

          In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court,

          o    assume the lease and retain it or assign it to a third party or

          o    reject the lease.

If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

          If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

                                      -69-

          In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

          A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

          To the extent described in the related prospectus supplement, some of the Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

          o    at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

          o    the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame
               -- often 60 days -- after such withdrawal to continue the
               business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

          In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor-in-possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

                                      -70-

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS OR BENEFICIARIES

          To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

          o    to receive rents, hazard insurance and condemnation proceeds, and

          o    to cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would
               extinguish the junior lender's or junior beneficiary's lien.
               However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.
Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

          The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

          The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or
"optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a
"credit limit" amount stated in the recorded mortgage.

          Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform

                                      -71-

the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower. All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

          The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

          Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

          o    a diminution in value of property securing any mortgage loan;

          o    limitation on the ability to foreclose against the property; or

          o    in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the
               mortgaged property.

          Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

          The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACM") when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

          Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

          Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA's definition of "owner or operator,"
however, is a person "who, without participating in the management of a . . .
facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA.
Similarly,

                                      -72-

when a lender forecloses and takes title to a contaminated facility or property
-- whether it holds the facility or property as an investment or leases it to a third party -- under some circumstances the lender may incur potential CERCLA liability.

          Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and
Deposit Insurance Protection Act of 1996 ("Asset Conservation Act"), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation
Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

          The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

          In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

          Beyond statute-based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

          If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

          Unless otherwise provided in the related prospectus supplement, the
Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter
5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

          o    the mortgaged property is in compliance with applicable
               environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or
               petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be
               required under any federal, state or local law or regulation; or

                                      -73-

          o    if the mortgaged property is not so in compliance or such
               circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for Environmental Hazard Conditions. See
"Description of the Agreements--Realization Upon Defaulted Whole Loans."

          Unless otherwise specified in the related prospectus supplement,
Morgan Stanley Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying
Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

          o    the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

          o    the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying
               Condition,

the Warrantying Party, at its option, will reimburse the trust fund, cure the
Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties;
Repurchases." No such person will however, be responsible for any Disqualifying
Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

          Some of the mortgage loans may contain due-on-sale and
due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn-St Germain Depository Institutions
Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

          In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

                                      -74-

SUBORDINATE FINANCING

          Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

          o    the borrower may have difficulty servicing and repaying multiple loans;

          o    if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

          o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

          o    if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

          o    the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT PREMIUMS AND PREPAYMENTS

          Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

ACCELERATION ON DEFAULT

          Unless otherwise specified in the related prospectus supplement, some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

APPLICABILITY OF USURY LAWS

          Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is

                                      -75-

authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

          Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption.
Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

          In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

          o    for the interest rate, discount points and charges as are
               permitted in that state, or

          o    that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

          Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

          The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

AMERICANS WITH DISABILITIES ACT

          Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

                                      -76-

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

          Under the terms of the Soldiers' and Sailors' Civil Relief Act of
1940, as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans.
Any shortfalls in interest collections resulting from the application of the
Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

FORFEITURES IN DRUG, RICO AND PATRIOT ACT PROCEEDINGS

          Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

          In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

          The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley, Austin, Brown & Wood LLP or Cadwalader,
Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw LLP or
Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc. This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

          The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more
REMIC elections will be made.

                                      -77-

GRANTOR TRUST FUNDS

          If a REMIC election is not made, Sidley, Austin, Brown & Wood LLP or
Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe
& Maw LLP or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

A.   SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

          Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

          Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund.
Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section
68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

          o    3% of the excess of adjusted gross income over the applicable amount and

          o    80% of the amount of itemized deductions otherwise allowable for such taxable year.

          However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

          In general, a grantor trust certificateholder using the CASH METHOD OF
ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The mortgage loans and MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

                                      -78-

          Unless otherwise specified in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan
Stanley Capital I Inc. that:

          o    a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19)
               representing principal and interest payments on mortgage loans or
               MBS will be considered to represent "loans...secured by an interest in real property which is . . . residential property"
               within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

          o    a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest income on the mortgage loans or MBS will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
               856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section; and

          o    a grantor trust certificate owned by a REMIC will represent
               "obligation[s]...which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

          Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each
Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government
Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

          Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan or
MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

          If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan.
If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

          The Internal Revenue Service has issued Amortizable Bond Premium
Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the

                                      -79-

yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

          Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID
Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of
Original Issue Discount" below.

          Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25%
of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

          The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

          The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

          o    the total remaining market discount and

          o    a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

          o    the total remaining market discount and

          o    a fraction, the numerator of which is the amount of stated
               interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID

                                      -80-

will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

          A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

          Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4,
1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

          Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

B.   MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

          1.   Stripped Bonds and Stripped Coupons

          Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and
"stripped coupons" with respect to interest payments. For purposes of Code
Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

          Excess Servicing will be Treated Under the Stripped Bond Rules. If the
Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and
"Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped
Coupons".

          Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See
"--Non-REMIC Certificates" and "--Single Class of Grantor Trust
Certificates--Original Issue Discount". However, a purchaser of a Stripped Bond
Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either

                                      -81-

          o    the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the
               certificate was stripped or

          o    no more than 100 basis points, including any Excess Servicing, is stripped off of the trust fund's mortgage loans or MBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of
Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

          The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated
redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

          It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond
Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

          In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Bond Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own
Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Bond Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Stripped Bond Certificate generally will be different than that reported to holders and the IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of
OID accruals and any possible tax consequences to you if you should fail to do
so.

          Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets"
within the meaning of Code Section 856(c)(5)(B) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment.
Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom.
Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A).

                                      -82-

          2.   Grantor Trust Certificates Representing Interests in Loans Other
               Than Adjustable Rate Loans

          The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans or
MBS as to which the conditions for the application of those sections are met.
Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1,
1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform
Act of 1986. The holder of a certificate should be aware, however, that the OID
Regulations do not adequately address certain issues relevant to prepayable securities.

          Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated
redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

          Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions,"
as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

          o    adding (1) the present value at the end of the accrual
               period--determined by using as a discount factor the original yield to maturity of the respective component under the
               Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and
               (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o    subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days

                                      -83-

in the period to determine the daily portion of OID for each day in the period.
With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

          Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder.
Other original issue discount on the mortgage loans or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

          3.   Grantor Trust Certificates Representing Interests in Adjustable
               Rate Loans

          The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than
Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred
Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

          Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

C.   SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

          Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

          It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

          o    the holder entered the contract to sell the grantor trust
               certificate substantially contemporaneously with acquiring the grantor trust certificate;

          o    the grantor trust certificate is part of a straddle;

          o    the grantor trust certificate is marketed or sold as producing capital gain; or

          o    other transactions to be specified in Treasury regulations that have not yet been issued.

                                      -84-

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

          Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D.   NON-U.S. PERSONS

          Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans or MBS that were issued on or before July
18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to

          o    an owner that is not a U.S. Person or

          o    a grantor trust certificateholder holding on behalf of an owner that is not a U.S. Person

will be subject to federal income tax, collected by withholding, at a rate of
30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

          Accrued OID recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans or MBS issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans or MBS, or the grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30%
withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty.
Additional restrictions apply to mortgage loans or MBS where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or MBS secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

E.   INFORMATION REPORTING AND BACKUP WITHHOLDING

          The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. On June 20, 2002, the IRS published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as any entity classified as a "trust" under Treasury regulation Section
301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and
(iii) a broker holding an interest for a customer in street name. These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

                                      -85-

          If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either

          o    the broker determines that the seller is a corporation or other exempt recipient, or

          o    the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

          o    the broker determines that the seller is an exempt recipient or

          o    the seller certifies its non-U.S. Person status and other
               conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

          Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding the New
Regulations.

REMICS

          The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual
Certificates" and "--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of
Owners of REMIC Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section.
While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or
Latham & Watkins LLP or Mayer, Brown, Rowe & Maw LLP or Dewey Ballantine LLP or
such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual
Certificates. The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

          A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

          In general, with respect to each series of certificates for which a
REMIC election is made,

                                      -86-

          o    certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);

          o    certificates held by a real estate investment trust will
               constitute "real estate assets" within the meaning of Code
               Section 856(c)(5)(B); and

          o    interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
               856(c)(3)(B).

If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

          Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley, Austin, Brown & Wood LLP or Cadwalader,
Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw LLP or
Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary
REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the
Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the
related REMIC within the meaning of the REMIC Provisions.

          Other than the residual interest in a Subsidiary REMIC, only REMIC
Certificates issued by the Master REMIC will be offered hereunder. The
Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

          o    "real estate assets" within the meaning of Code Section
               856(c)(5)(B);

          o    "loans secured by an interest in real property" under Code
               Section 7701(a)(19)(C); and

          o    whether the income on the certificates is interest described in
               Code Section 856(c)(3)(B).

A.   TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

          General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

          Original Issue Discount and Premium. The REMIC Regular Certificates
may be issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID
Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

          Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the
Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the
Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the
Prepayment Assumption to be used for the purpose of

                                      -87-

determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

          In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its
"stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of
REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a
REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."
Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the
REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

          Where the interval between the issue date and the first Distribution
Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. However, the trust fund will not take this position unless required by applicable regulations. Where the interval between the issue date and the first
Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution
Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular
Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

          Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC
Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment
Assumption. The Prepayment Assumption with respect to a series of REMIC Regular
Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

          The prospectus supplement with respect to a trust fund may provide for
Super-Premium Certificates. The income tax treatment of such REMIC Regular
Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC
Regular Certificates, is the sum of all payments to be made on such REMIC
Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or MBS exceed those estimated under the
Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11,

                                      -88-

1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by
Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest
Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular
Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under
"--Accrued Interest Certificates", so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a
Super-Premium Certificate. It is possible that a holder of a Super-Premium
Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

          Under the REMIC Regulations, if the issue price of a REMIC Regular
Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

          Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular
Certificate for each day a certificateholder holds the REMIC Regular
Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

          o    adding (1) the present value at the end of the accrual period --
               determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption -- of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment
               Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o    subtracting from that total the adjusted issue price of the REMIC
               Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC
Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the
Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

         A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in

                                      -89-

gross income the sum of the daily portions of OID on that REMIC Regular
Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

          (1)  the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original
               REMIC Regular Certificateholder, who purchased the REMIC Regular
               Certificate at its issue price, less

          (2)  any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days
               beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

          The IRS proposed regulations on August 24, 2004 that create a special rule for accruing OID on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the right of REMIC Regular
Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, REMIC Regular
Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular
Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal
Register.

          Variable Rate REMIC Regular Certificates. REMIC Regular Certificates
may provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

          o    the interest is unconditionally payable at least annually;

          o    the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

          o    interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more
               "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

          The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under
"--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

          Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the
REMIC Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how
OID would be determined for debt instruments subject to Code Section 1272(a)(6)
that provide for contingent interest. The treatment of REMIC Regular
Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

                                      -90-

          Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See
"--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

          Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278.
Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC
Regular Certificate from an original holder, over (2) the price for such REMIC
Regular Certificate paid by the purchaser. A certificateholder that purchases a
REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the
Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

          Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular
Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the
REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued;
therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

          The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

          The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For
REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

          (1)  the total remaining market discount and

          (2)  a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

          (1)  the total remaining market discount and

                                      -91-

          (2)  a fraction, the numerator of which is the amount of stated
               interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

          A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

          Premium. A purchaser of a REMIC Regular Certificate that purchases the
REMIC Regular Certificate at a cost, not including accrued qualified stated
interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have
OID, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

          Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such
Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated
interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion.
Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

          Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate.
Such adjusted basis generally will equal the cost of the REMIC Regular
Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium.
Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular
Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss.
Except as provided in the following paragraph and as provided under "--Market
Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC

                                      -92-

Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

          Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

          Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

          o    the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code
               Section 1274(d) determined as of the date of purchase of such
               REMIC Regular Certificate, over

          o    the amount actually includible in such holder's income.

          Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the
REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under
Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. A sale of a
REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and: the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate; the REMIC Regular Certificate is part of a straddle; the REMIC Regular Certificate is marketed or sold as producing capital gains; or other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

          The certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

          The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

          Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first
Distribution Date may or may not exceed the interval. Purchasers of Payment Lag
Certificates for which the period between the Closing Date and the first
Distribution Date does not exceed the interval could pay upon purchase of the
REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate.
However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag
Certificate, the trust fund intends to

                                      -93-

include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment
Lag Certificate during the first accrual period.

          Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

          Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are
"pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of
Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual
Certificates" below.

          Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinate Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

          Although not entirely clear, it appears that holders of REMIC Regular
Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

          Non-U.S. Persons. Generally, payments of interest on the REMIC Regular
Certificates, including any payment with respect to accrued OID, to a REMIC
Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

          o    the REMIC Regular Certificateholder does not actually or
               constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

          o    the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Code Section 957, related to the issuer; and

          o    the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the
               REMIC Regular Certificateholder under penalties of perjury, certifying that the REMIC Regular Certificateholder is a foreign person and providing the name and address of the REMIC Regular
               Certificateholder.

If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular
Certificateholder of a trade or business within the United States, then the
Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

                                      -94-

          Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC and will not be subject to United States estate taxes. Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

          REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and
REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Borrower is a "United States shareholder" within the meaning of
Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

          Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular
Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

          o    the broker determines that the seller is a corporation or other exempt recipient, or

          o    the seller provides, in the required manner, identifying
               information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

          A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

          o    the broker determines that the seller is an exempt recipient, or

          o    the seller certifies its non-U.S. Person status and other
               conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

          Final regulations have been issued by the Treasury Department which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

B.   TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

          Allocation of the Income of the REMIC to the REMIC Residual
Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions.
See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual
Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the
REMIC for each day will be based on the portion of the outstanding REMIC
Residual Certificates that the holder owns on that day. The

                                      -95-

taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of
"passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

          A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed.
For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions --that is, "phantom income". This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or
cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a
REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

          A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC
Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the
REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original
REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual
Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC
Regulations do not provide for any such adjustments.

          Taxable Income of the REMIC Attributable to Residual Interests. The
taxable income of the REMIC will reflect a netting of

          o    the income from the mortgage loans or MBS and the REMIC's other assets and

          o    the deductions allowed to the REMIC for interest and OID on the
               REMIC Regular Certificates and, except as described above under
               "--Taxation of Owners of REMIC Regular Certificates--Non-Interest
               Expenses of the REMIC," other expenses.

REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

          o    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

          o    all bad loans will be deductible as business bad debts; and

          o    the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual
Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC
Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC

                                      -96-

Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

          For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a
class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC
Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment
Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27,
1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

          The REMIC will be allowed a deduction for interest and OID on the
REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

          A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the
REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual
Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the
Income of the REMIC to the REMIC Residual Certificates" above.

          Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC
Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate.
Any net loss that is not currently deductible by reason of this limitation may only be used by the REMIC Residual Certificateholder to offset its share of the
REMIC's taxable income in future periods (but not otherwise). The ability of
REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

          Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

                                      -97-

          Mark-to-Market Rules. Prospective purchasers of a REMIC Residual
Certificate should be aware that the IRS has issued Mark-to-Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

          Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

          o    would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

          o    is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual
Certificates in their entirety and not to holders of the related REMIC Regular
Certificates.

          In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a
REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

          o    3% of the excess of the individual's adjusted gross income over the applicable amount or

          o    80% of the amount of itemized deductions otherwise allowable for the taxable year.

          However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

The amount of additional taxable income recognized by REMIC Residual
Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in
REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

          Excess Inclusions. A portion of the income on a REMIC Residual
Certificate, referred to in the Code as an "excess inclusion", for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

          o    may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual
               Certificateholder;

          o    will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual
               Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax-Exempt Investors" below; and

                                      -98-

          o    is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate
               Payments--Non-U.S. Persons" below.

          Except as discussed in the following paragraph, with respect to any
REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual
Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the REMIC Residual Certificateholder holds a REMIC Residual
Certificate. For this purpose, the daily accruals with respect to a REMIC
Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the
REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual
Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC
Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

          In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder.
Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

          The Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder.
First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

          Payments. Any distribution made on a REMIC Residual Certificate to a
REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the
REMIC Residual Certificate.

          Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual
Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC
Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased -- but not below zero -- by the net losses that have been allowed as deductions to the REMIC Residual
Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC
Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. However,
REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a
REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to

                                      -99-

different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual
Certificates--Noneconomic REMIC Residual Certificates" below.

          Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual
Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool", as defined in Code Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

          The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

          o    the disposition of a mortgage loan or MBS,

          o    the receipt of income from a source other than a mortgage loan or
               MBS or certain other permitted investments,

          o    the receipt of compensation for services, or

          o    gain from the disposition of an asset purchased with the payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

          In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

          In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

          Where any Prohibited Transactions Tax, Contributions Tax, tax on net
income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

          o    a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

          o    Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Capital I Inc.

          In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax,
Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

                                     -100-

LIQUIDATION AND TERMINATION

          If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

          The REMIC will terminate shortly following the retirement of the REMIC
Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such
REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

          Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual
Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing
REMIC Residual Certificateholders in connection with any IRS proceeding.
However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement. Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual
Certificate on any day in the previous calendar quarter.

          Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the
REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Internal Revenue Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual
Certificate as a nominee for another person may be required to furnish the
REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

          Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual
Certificate that is considered an excess inclusion. See "--Taxation of Owners of
REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

          Amounts paid to REMIC Residual Certificateholders who are not U.S.
Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S.
Persons" above) are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Amounts distributed to holders of REMIC
Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates"
above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a
REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of
REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual
Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the
Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of

                                     -101-

REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to
REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC
Residual Certificates, see "--Tax Related Restrictions on Transfers of REMIC
Residual Certificates" below.

          REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

          Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations". Further, a tax is imposed on the transfer of a residual interest in a REMIC to a
"disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means:

          (A)  the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing
               (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

          (B)  any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such
               organization is subject to the tax on "unrelated business taxable income"; and

          (C)  a rural electric or telephone cooperative.

          A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a
"pass-through entity" means:

          o    a regulated investment company, real estate investment trust or common trust fund;

          o    a partnership, trust or estate; and

          o    certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

                                     -102-

          In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

          o    an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC
               Residual Certificate as a nominee or agent for a disqualified organization, and

          o    a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual
               Certificate.

          Noneconomic REMIC Residual Certificates. The REMIC Regulations
disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC
Residual Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate,
including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

          o    the present value of the expected future distributions on the
               REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

          o    the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

          A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

          (1)  the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the
               transferee would not continue to pay its debts as they come due in the future;

          (2)  the transferee represents to the transferor that (i) it understands that, as the holder of the Noneconomic REMIC Residual
               Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual
               interest as they came due and (iii) that the transferee will not cause income with respect to the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

          (3)  the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either:

               (i)  the present value of the anticipated tax liabilities
                    associated with holding the Noneconomic REMIC Residual
                    Certificate does not exceed the sum of:

                    o    the present value of any consideration given to the
                         transferee to acquire the Noneconomic REMIC Residual
                         Certificate,

                    o    the present value of the expected future distributions
                         on the Noneconomic REMIC Residual Certificate and

                    o    the present value of the anticipated tax savings
                         associated with holding the Noneconomic REMIC Residual
                         Certificate as the REMIC generates losses. For purposes
                         of the computations under this "minimum transfer price"
                         alternative, the transferee is assumed to pay tax at
                         the highest rate of tax specified in section 11(b)(1)
                         of the Internal Revenue

                                     -103-

                         Code (currently 35%) or, in certain circumstances, the
                         alternative minimum tax rate. Further, present values
                         generally are computed using a discount rate equal to
                         the short-term Federal rate set forth in Section
                         1274(d) of the Internal Revenue Code for the month of
                         such transfer and the compounding period used by the
                         transferee; or

               (ii) (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of
                    transfer, the transferee's gross assets for financial
                    reporting purposes exceed $100 million and its net assets
                    for financial reporting purposes exceed $10 million, (b) the transferee is an eligible corporation (as defined in
                    Treasury regulation Section 1.860E-1(c)(6)(i)) that makes a written agreement that any subsequent transfer of the
                    interest will be to another eligible corporation in a
                    transaction which will also satisfy clauses (1) and (2)
                    above and this clause (3)(ii) and (c) the facts and
                    circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of clause (3)(ii)(c), if the amount of
                    consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a
                    reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then
                    the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual
                    interest.

          If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the
REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

          Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a
U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual
Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed IRS Form W-8ECI or applicable successor form adopted by the IRS for such purpose and the trustee consents to the transfer in writing.

          Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual
Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

          Reportable Transactions. Any holder of a certificate that reports any item or items of income, gain, expense, or loss in respect of a certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions."
Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the certificates.

                       STATE AND LOCAL TAX CONSIDERATIONS

          In addition to the federal income tax consequences described in
"Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

                                     -104-

Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

          Title I of ERISA and Section 4975 of the Code impose restrictions on
ERISA Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under
Section 410(d) of the Code), are not subject to the restrictions of ERISA.
However, such plans (collectively with ERISA Plans, "Plans") may be subject to other applicable federal, state or local law ("Similar Law") materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

          Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

     GENERAL

          Section 406 of ERISA prohibits parties in interest with respect to an
ERISA Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the
Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

          The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the
Plan unless exceptions apply.

          Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

          The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

                                     -105-

     AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

          DOL has granted to Morgan Stanley & Co. Incorporated Prohibited
Transaction Exemption ("PTE") 90-24, Exemption Application No. D-8019, 55 Fed.
Reg. 20548 (1990), as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246, 55 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption Application No.
D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No.
D-11077, 67 Fed. Reg. 54487 (2002) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to:

          o    the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan
               Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

          o    the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are
               satisfied.

          The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

          (1)  The acquisition of the certificates by an ERISA Plan is on terms
               -- including the price for such certificates--that are at least as favorable to the investing ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

          (2)  The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc.,
               Moody's Investors Service, Inc. and Standard & Poor's Ratings
               Services, a division of The McGraw-Hill Companies, Inc.;

          (3)  The trustee is not an affiliate of any member of the Restricted
               Group other than an underwriter;

          (4)  The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates
               represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans; the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith;
               and

          (5)  The ERISA Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
               Securities and Exchange Commission under the Securities Act of
               1933 as amended.

          The trust fund must also meet the following requirements:

          o    the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

          o    certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a
               Rating Agency for at least one year prior to the Plan's
               acquisition of the Securities; and

          o    certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the
               Securities.

          Moreover, the Exemption provides relief from certain
self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the

                                     -106-

investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

          o    the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

          o    the Plan is not a plan with respect to which any member of the
               Restricted Group is the "plan sponsor" as defined in Section
               3(16)(B) of ERISA;

          o    in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

          o    an ERISA Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

          o    immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group

          Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

          o    that the certificates constitute "certificates" for purposes of the Exemption and

          o    that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

          Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the
Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for certain transactions involving insurance company general accounts -- may be available.
The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.

                                LEGAL INVESTMENT

          The prospectus supplement for each series of offered certificates will identify those classes of offered certificates, if any, which constitute
"mortgage related securities" for purposes of the SMMEA. Generally, only those classes of offered certificates that

          o    are rated in one of the two highest rating categories by one or more Rating Agencies and

          o    are part of a series representing interests in a trust fund consisting of mortgage loans or MBS, provided that the mortgage loans or the mortgage loans underlying the MBS are secured by first liens on mortgaged property and were originated by certain types of originators as specified in SMMEA, will be the SMMEA
               Certificates.

          If specified in the related prospectus supplement, other classes of offered certificates offered pursuant to this prospectus will not constitute
"mortgage related securities" under SMMEA. The appropriate characterization of

                                     -107-

such offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties.

          As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including, but not limited to, depository institutions, insurance companies, trustees and pension funds created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut off for such enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not
SMMEA. Pursuant to Section 347 of the Riegle Community Development and
Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but representing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section
347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, investors affected by any state legislation overriding the preemptive effect of
SMMEA will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

          SMMEA also amended the legal investment authority of
federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in
"mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in
12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in
"mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss.
703.19 may be able to invest in those prohibited forms of securities, while
"RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss. 742.4(b)(2). The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate
Risk, Investment Securities, and Derivatives Activities" and Thrift Bulletin 73a
(December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

          All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and
the OTS effective May 26, 1998, and by the NCUA, effective October 1, 1998. The
1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all

                                     -108-

securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

          Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any offered certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in certain instances irrespective of SMMEA.

          The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

          Except as to the status of the classes of offered certificates identified in the prospectus supplement for a series as "mortgage related securities" under SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions. The uncertainties described in this section and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                              PLAN OF DISTRIBUTION

          The offered certificates offered hereby and by the Supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan
Stanley Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

          Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co.
Incorporated acts as agent in the sale of offered certificates, Morgan Stanley &
Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan
Stanley & Co. Incorporated elects to purchase offered certificates as principal,
Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

                                     -109-

          Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co.
Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments
Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

          In the ordinary course of business, Morgan Stanley & Co. Incorporated and Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of
Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

          Offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters"
within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

          If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley &
Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement.
The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

          All or part of any Class of certificates may be reacquired by Morgan
Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I
Inc. in a secondary market transaction or from an affiliate, including Morgan
Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

          As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby.
Any non-investment-grade class may be initially retained by Morgan Stanley
Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

                                  LEGAL MATTERS

          Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley
Capital I Inc. by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, or
Sidley, Austin, Brown & Wood LLP or Mayer, Brown, Rowe & Maw LLP or Dewey
Ballantine LLP or such other counsel as may be specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

          A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     -110-

                                     RATING

          It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

          Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

          A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                    INCORPORATION OF INFORMATION BY REFERENCE

          Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports and the Agreement with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

          All documents and reports filed, or caused to be filed, by Morgan
Stanley Capital I Inc. with respect to a trust fund pursuant to Section 13(a),
13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan
Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I
Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New
York, New York 10036, Attention: John E. Westerfield, or by telephone at (212)
761-4000. Morgan Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

          Morgan Stanley Capital I Inc. has filed with the Securities and
Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits and the periodic reports and the Agreement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its
Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549 or be
accessed at the internet site http://www.sec.gov maintained by the Commission.
Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330.

          If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                                     -111-

                                GLOSSARY OF TERMS

          The certificates will be issued pursuant to the Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement
(without exhibits and schedules).

          Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates.

          "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

          "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped
Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the
Distribution Date, at the applicable pass-through rate, as described in
"Distributions of Interest on the Certificates" in this prospectus.

          "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

          "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

          "Assets" means the primary assets included in a trust fund.

          "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended
(Title 11 of the United States Code).

          "Book-Entry Certificates" means Certificates which are in book-entry form.

          "Cash Flow Agreements" means guaranteed investment contracts or other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

          "Cede" means Cede & Company.

          "CERCLA" means Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

          "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

          "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

          "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

          "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

          "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Capital I Inc.

          "Closing Date" means the date the REMIC Regular Certificates were initially issued.

                                     -112-

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commercial Loans" means the loans relating to the Commercial
Properties.

          "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

          "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

          "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

          "Credit Support" means subordination of one or more other classes of certificates in a series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof.

          "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

          "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

          "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

          "Deferred Interest" means interest deferred by reason of negative amortization.

          "Definitive Certificate" means a fully registered physical certificate.

          "Depositor" means Morgan Stanley Capital I Inc.

          "Determination Date" means the close of business on the date specified in the related prospectus supplement.

          "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

          "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

          "DOL" means the United States Department of Department of Labor.

          "DTC" means the Depository Trust Company.

          "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

          "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

          "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

                                     -113-

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

          "ERISA Plans" means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

          "Events of Default" means, with respect to the master servicer under the Pooling Agreement, any one of the following events:

          o    any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

          o    any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than
               25% of the Voting Rights;

          o    any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and
               adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or
               Morgan Stanley Capital I Inc., or to the master servicer, Morgan
               Stanley Capital I Inc. and the trustee by the holders of
               certificates evidencing not less than 25% of the Voting Rights;
               and

          o    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

          "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

          "FDIC" means the Federal Deposit Insurance Corporation.

          "FHLMC" means the Federal Home Loan Mortgage Corporation.

          "FNMA" means the Federal National Mortgage Association.

          "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

          (a) interest-bearing securities;

          (b) non-interest-bearing securities;

          (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

          (d) interest-bearing securities from which the right to payment of principal has been removed.

          "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

          "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

          "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

          "IRS" means the Internal Revenue Service.

          "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

                                     -114-

          "Lockout Date" means the expiration of the Lockout Period.

          "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

          "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

          "Master Servicer" means an entity as named in the prospectus supplement.

          "MBS" means mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities.

          "MBS Agreement" means any participation and servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

          "Mortgage" means a mortgage, deed of trust or other similar security instrument.

          "Mortgage Loans" means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying MBS.

          "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

          "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

          "Multifamily Loans" means the loans relating to the Multifamily
Properties.

          "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

          "NCUA" means the National Credit Union Administration.

          "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o    non-cash items such as depreciation and amortization;

          o    capital expenditures; and

          o    debt service on loans secured by the mortgaged property.

          "Nonrecoverable Advance" means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

          "OCC" means the Office of the Comptroller of the Currency.

          "OID" means original issue discount.

          "OID Regulations" means the special rules of the Code relating to OID
(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued thereunder.

          "OTS" means the Office of Thrift Supervision.

          "Participants" means the participating organizations of DTC.

                                     -115-

          "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

          "Payment Lag Certificates" means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution
Date.

          "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

          "Plans" means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section
4975 of the Code.

          "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

          "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

          "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

          "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any,
received during the related Collection Period in connection with Principal
Prepayments.

          "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

          "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

          "Rating Agency" means any of Fitch Ratings, Moody's Investors Service,
Inc. and Standard & Poor's Ratings Services.

          "RCRA" means the Resource Conservation and Recovery Act.

          "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

          "Refinance Loans" means mortgage loans made to refinance existing loans.

          "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

          "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of
1940, as amended.

          "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

          "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section
860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of
1986, as amended from time to time, and related provisions, and regulations
(including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

          "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

          "REMIC Regular Certificateholders" means holders of REMIC Regular
Certificates.

                                     -116-

          "REMIC Regulations" means the REMIC regulations promulgated by the
Treasury Department.

          "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

          "REMIC Residual Certificateholders" means holders of REMIC Regular
Certificates.

          "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

          "REO Tax" means a tax on "net income from foreclosure property,"
within the meaning of Section 857(b)(4)(B) of the Code.

          "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

          "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

          "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

          "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

          "Servicing Standard" means:

          A.   the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related trust fund as described in this
               prospectus under "Description of Credit Support" and in the prospectus supplement;

          B.   applicable law; and

          C.   the general servicing standard specified in the related
               prospectus supplement or, if no such standard is so specified, its normal servicing practices.

          "Similar Law" means any federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

          "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

          "SMMEA Certificates" means "mortgage related securities" for purposes of SMMEA.

          "Special Servicer" means an entity as named in the prospectus supplement.

          "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans

          "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

          "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

          "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

                                     -117-

          "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

          "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

          "Subservicer" means third-party servicers.

          "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

          "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

          "Title V" means Title V of the depository Institutions Deregulation and Monetary Control Act of 1980.

          "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

          "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

          o    Mortgage Loans

          o    MBS

          o    direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a)
               interest-bearing securities, (b) non-interest-bearing securities,
               (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

          o    a combination of mortgage loans, MBS and government securities.

          "Underlying MBS" means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

          "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

          "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

          "Value" means,

          (a) with respect to any mortgaged property other than a mortgaged property securing a Refinance Loan, generally the lesser of

          o    the appraised value determined in an appraisal obtained by the originator at origination of that loan, and

          o    the sales price for that property; and

                                     -118-

          (b) with respect to any Refinance Loan, unless otherwise specified in the related prospectus supplement, the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan.

          "Warranting Party" means the person making representations and warranties.

          "Whole Loans" means the mortgage loans that are not Underlying
Mortgage Loans.

                                     -119-

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